   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997
                                                  REGISTRATION STATEMENT NO.
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------
        CALIFORNIA JOCKEY CLUB            BAY MEADOWS OPERATING COMPANY
     (EXACT NAME OF REGISTRANT AS          (EXACT NAME OF REGISTRANT AS
      SPECIFIED IN ITS CHARTER)             SPECIFIED IN ITS CHARTER)
                                                     DELAWARE
                                         (STATE OR OTHER JURISDICTION OF
               DELAWARE                   INCORPORATION OR ORGANIZATION)
   (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)                     7948
                                           (PRIMARY STANDARD INDUSTRIAL
                 6798                          CLASSIFICATION CODE)
     (PRIMARY STANDARD INDUSTRIAL
         CLASSIFICATION CODE)                       94-2878485
                                       (I.R.S. EMPLOYER IDENTIFICATION NO.)
              94-0358820
 (I.R.S. EMPLOYER IDENTIFICATION NO.)
                                       2600 SOUTH DELAWARE STREET P.O. BOX
 2600 SOUTH DELAWARE STREET P.O. BOX   5050 SAN MATEO, CA 94402 (415) 574-
 1117 SAN MATEO, CA 94403 (415) 573-                   7223
                 4514                    (ADDRESS, INCLUDING ZIP CODE AND
   (ADDRESS, INCLUDING ZIP CODE AND      TELEPHONE NUMBER, INCLUDING AREA
   TELEPHONE NUMBER, INCLUDING AREA      CODE, OF REGISTRANT'S PRINCIPAL
   CODE, OF REGISTRANT'S PRINCIPAL              EXECUTIVE OFFICER)
          EXECUTIVE OFFICER)

 KJELL H. QVALE CHAIRMAN OF THE BOARD   F. JACK LIEBAU PRESIDENT AND CHIEF
  CALIFORNIA JOCKEY CLUB 2600 SOUTH       EXECUTIVE OFFICER BAY MEADOWS
  DELAWARE STREET P.O. BOX 1117 SAN   OPERATING COMPANY 2600 SOUTH DELAWARE
    MATEO, CA 94403 (415) 573-4514      STREET P.O. BOX 5050 SAN MATEO, CA
  (NAME, ADDRESS, INCLUDING ZIP CODE           94402 (415) 574-7223
 AND TELEPHONE NUMBER, INCLUDING AREA   (NAME, ADDRESS, INCLUDING ZIP CODE
     CODE, OF AGENT FOR SERVICE)       AND TELEPHONE NUMBER, INCLUDING AREA
                                           CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
CHRISTOPHER KAUFMAN, ESQ.   WILLIAM J. NEWELL, ESQ.    GILBERT G. MENNA, P.C.

   LATHAM & WATKINS 75
  WILLOW ROAD SUITE 200
   MENLO PARK, CA 94025
   (415) 328-4600
  MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP ONE EMBARCADERO PLACE 2100 GENG ROAD
                      PALO ALTO, CA 94303 (415) 846-4000
                                                       JOSEPH L. JOHNSON III,
                                                      ESQ. GOODWIN, PROCTER &
                                                      HOAR LLP EXCHANGE PLACE
                                                       BOSTON, MA 02109-2881
                                                           (617) 570-1000
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger of Patriot American Hospitality, Inc. ("Patriot") with and into California Jockey Club ("Cal Jockey") pursuant to an Agreement and Plan of Merger dated as of February 24, 1997, as amended and restated as of May 28, 1997, described in the enclosed Joint Proxy Statement/Prospectus.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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                                             PROPOSED        PROPOSED
  TITLE OF EACH CLASS                        MAXIMUM          MAXIMUM
  OF SECURITIES TO BE         AMOUNT      OFFERING PRICE     AGGREGATE        AMOUNT OF
      REGISTERED         TO BE REGISTERED    PER UNIT     OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share of
 California Jockey Club
 Paired with Shares of
 Common Stock, par
 value $.01 per share,
 of Bay Meadows
 Operating
 Company(1)...........      30,500,000      $41.67(2)    $1,270,935,000(2)   $124,357(3)

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(1) Represents the estimated maximum number of shares of common stock of Cal Jockey and shares of common stock of Bay Meadows Operating Company ("Bay Meadows") to be issued to stockholders of Patriot in the merger of Patriot with and into Cal Jockey (the "Merger") and issuable to holders of limited partnership units of Patriot American Hospitality Partnership, L.P. and an operating partnership to be formed by Bay Meadows in connection with the Merger.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) and based on the average of the high and low sales price per share of common stock of Patriot on May 28, 1997, on the New York Stock Exchange. If the Merger described herein is consummated, a maximum of 0.51895 paired shares of common stock of Cal Jockey and common stock of Bay Meadows will be issued for every one share of common stock of Patriot.

(3) Representing the Registration Statement fee of $385,132, reduced by $260,775 which was previously paid by the Registrants with respect to the transaction described herein pursuant to Section 14(g) of the Securities Exchange Act of 1934.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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       CALIFORNIA JOCKEY CLUB              BAY MEADOWS OPERATING COMPANY
     2600 SOUTH DELAWARE STREET              2600 SOUTH DELAWARE STREET
            P.O. BOX 1117                          P.O. BOX 5050
         SAN MATEO, CA 94403                    SAN MATEO, CA 94402

                                                                   June 2, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of California Jockey Club ("Cal Jockey") to be held at 10:15 a.m., Pacific time, on July 1, 1997, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California (the "Cal Jockey Special Meeting") and a Special Meeting of Stockholders of Bay Meadows Operating Company ("Bay Meadows") to be held at 9:00 a.m. Pacific time, on July 1, 1997, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California (the "Bay Meadows Special Meeting") (collectively, the "Special Meetings").

  At the Special Meetings, you will be asked to consider and vote upon two related proposals (the "Proposals") including (i) a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), by and among Patriot American Hospitality, Inc. ("Patriot"), Patriot American Hospitality Partnership, L.P. (the "Patriot Partnership"), Cal Jockey and Bay Meadows and the other transactions contemplated therein, including, without limitation, the merger of Patriot with and into Cal Jockey (the "Merger"), the issuance of up to approximately 30,500,000 shares of Cal Jockey common stock and approximately 30,500,000 shares of Bay Meadows common stock, and the contribution of certain of the assets of Bay Meadows to its newly formed operating partnership and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership and (ii) a proposal to approve the amendment and restatement of the Certificate of Incorporation and Bylaws of each of Cal Jockey and Bay Meadows. Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company").

  Your paired shares will remain outstanding after the Merger and will represent, without any action on your part, the same number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock. Each share of Patriot common stock will be converted into 0.51895 paired shares in the Merger (the "Exchange Ratio"), resulting in a relative value ratio of existing paired shares to Patriot shares for purposes of the Merger of 1.92697 to 1. In the event, however, that the average closing price of a share of Patriot common stock over the 20 trading days immediately preceeding the third trading day prior to the Special Meetings (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot common stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. As a result, you would hold paired shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per paired share. On May 28, 1997, the closing price of Patriot common stock as reported on the New York Stock Exchange was $21 1/2. The closing price of a paired share of Cal Jockey common stock and Bay Meadows common stock as reported on the American Stock Exchange on the same date was $41 1/2. While you will own the same number of shares following the Merger, you will own a lesser percentage of the total number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock than you owned before the Merger because of the issuance of up to 30,500,000 paired shares to Patriot's stockholders in connection with the Merger. Assuming no options or limited partner units are exchanged for shares of Patriot common stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 20% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock upon consummation of the Merger.

  A condition to completion of the Merger is the satisfaction or waiver of all conditions in the Merger Agreement, including approval of the Proposals by the stockholders of Cal Jockey and Bay Meadows.

Accordingly, if the Merger Agreement is not approved and the amendment and restatement of the Certificates of Incorporation and Bylaws of Cal Jockey and Bay Meadows are not approved, the Merger of Patriot into Cal Jockey will not occur and the Merger Agreement will be terminated.

  To approve the Proposals, stockholders must vote for all such Proposals at the Special Meetings. ALL STOCKHOLDERS ARE THEREFORE URGED TO VOTE TO APPROVE THE PROPOSALS BY COMPLETING, SIGNING, DATING AND RETURNING BOTH PROXY CARDS FOR CAL JOCKEY (YELLOW) AND BAY MEADOWS (WHITE).

  Approval of the Proposals described above requires the affirmative vote of both the holders of a majority of the outstanding shares of Cal Jockey common stock and the holders of a majority of the outstanding shares of Bay Meadows common stock.

  THE BOARD OF DIRECTORS OF CAL JOCKEY AND THE BOARD OF DIRECTORS OF BAY MEADOWS EACH BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN ARE FAIR TO, AND IN THE BEST INTERESTS OF, CAL JOCKEY AND ITS STOCKHOLDERS AND BAY MEADOWS AND ITS STOCKHOLDERS. THE BOARDS' REASONS FOR THIS BELIEF ARE SET FORTH IN "THE MERGER AND SUBSCRIPTION--REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF CAL JOCKEY" AND "--REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BAY MEADOWS" IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. THE INVESTMENT BANKING FIRM OF MONTGOMERY SECURITIES HAS ISSUED ITS OPINION TO THE BOARDS OF DIRECTORS OF CAL JOCKEY AND BAY MEADOWS, A COPY OF WHICH IS ATTACHED AS ANNEX G TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, THAT, AS OF THE DATE OF SUCH OPINION, AND SUBJECT TO THE CONSIDERATIONS SET FORTH IN SUCH OPINION, THE FINANCIAL TERMS OF THE MERGER AND THE SUBSCRIPTION OF BAY MEADOWS SHARES BY THE PATRIOT PARTNERSHIP, TAKEN AS A WHOLE, ARE FAIR TO THE STOCKHOLDERS OF CAL JOCKEY AND BAY MEADOWS FROM A FINANCIAL POINT OF VIEW. THE BOARD OF DIRECTORS OF CAL JOCKEY AND THE BOARD OF DIRECTORS OF BAY MEADOWS HAVE EACH UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN AND UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETINGS.

  As more fully described in the accompanying Joint Proxy Statement/Prospectus, Patriot has entered into a merger agreement and a related stock purchase agreement pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into New Patriot REIT with New Patriot REIT being the surviving company. It is important to note that you are not being asked to vote on the Wyndham transaction at this time. The Wyndham transaction is subject to various conditions, including the consummation of the Merger and approval of the Wyndham transaction by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. Assuming the Merger is approved by the stockholders of Cal Jockey, Bay Meadows and Patriot, it is currently anticipated that proxy statements to approve the Wyndham transaction would be mailed, and the stockholder meetings to approve the Wyndham transaction would be held, in the fourth quarter of 1997. If the Wyndham transaction were approved at that time, it is anticipated that the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 13.4% and the current stockholders of Patriot would hold approximately 53.4% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock following consummation of the Wyndham transaction (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham transaction). There are no assurances, however, that the Wyndham transaction will be consummated.

  The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and the related transactions, the reasons for each Board of Directors' recommendation of the Merger Agreement and the transactions contemplated in the Merger Agreement and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, potential adverse effects to stockholders of Cal Jockey and Bay Meadows as a result of the Merger and the related transactions. We urge you to carefully consider all of the information in the Joint Proxy Statement/Prospectus. IT IS IMPORTANT THAT YOUR SHARES OF CAL JOCKEY COMMON STOCK AND YOUR SHARES OF BAY MEADOWS COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETINGS, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN BOTH THE CAL JOCKEY PROXY CARD AND THE BAY MEADOWS PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETINGS. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETINGS.



Sincerely,                                          Sincerely,

/s/ Kjell H. Qvale                                  /s/ F. Jack Liebau

Kjell H. Qvale                                      F. Jack Liebau
Chairman of the Board                               President and Chief
of California Jockey Club                           Executive Officer
                                                    of Bay Meadows Operating
                                                    Company

                         BAY MEADOWS OPERATING COMPANY

                          2600 SOUTH DELAWARE STREET
                                 P.O. BOX 5050
                              SAN MATEO, CA 94402

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 1, 1997

                               ----------------

To the Stockholders of Bay Meadows Operating Company:

  Notice is hereby given that the Special Meeting of Stockholders of Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), will be held on July 1, 1997, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, at 9:00 a.m. Pacific Time (the "Bay Meadows Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, (the "Merger Agreement") by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows and the transactions contemplated therein, including, without limitation, the issuance of up to approximately 30,500,000 shares of Bay Meadows common stock in connection with the merger of Patriot into Cal Jockey (the "Merger") and the contribution of certain of the assets of Bay Meadows to a newly formed operating partnership in exchange for limited partnership units of the operating partnership. Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company"). Each share of Patriot common stock will be converted into 0.51895 paired shares in the Merger (the "Exchange Ratio"); provided, that if the average closing price of a share of Patriot common stock over the 20 trading days immediately preceding the third trading day prior to the Bay Meadows Special Meeting (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot common stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. As a result you would hold paired shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per paired share. Each outstanding paired share of Cal Jockey common stock and Bay Meadows common stock held by you will remain outstanding after the Merger and will automatically, without any action on your part, represent the same number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock. On May 28, 1997, the closing price of Patriot common stock as reported on the New York Stock Exchange was $21 1/2. The closing price of a paired share of Cal Jockey common stock and Bay Meadows common stock as reported on the American Stock Exchange on the same date was $41 1/2. While you will own the same number of shares following the Merger, you will own a lesser percentage of the total number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock than you owned before the Merger because of the issuance of up to approximately 30,500,000 paired shares to Patriot's stockholders in connection with the Merger. Assuming no options or limited partner units are exchanged for shares of Patriot common stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 20% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock upon consummation of the Merger. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice;

    2. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation and Bylaws of Bay Meadows. Copies of the Proposed Amended and Restated Certificate of Incorporation and Proposed Amended and Restated Bylaws of Bay Meadows are attached as Annexes D and E, respectively, to the Joint Proxy Statement/Prospectus accompanying this Notice; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Holders of record of shares of Bay Meadows common stock at the close of business on May 16, 1997 are entitled to notice of, and to vote at, the Bay Meadows Special Meeting. A list of such stockholders will be available for inspection at the offices of Bay Meadows at least ten days prior to the Bay Meadows Special Meeting. The Merger Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto, which form a part of this Notice.

                                          By Order of the Board of Directors
                                          of Bay Meadows Operating Company

                                          /s/ Lee R. Tucker

                                          Lee R. Tucker
                                          Secretary

June 2, 1997

  Proxies are being separately solicited by the Boards of Directors of Bay Meadows and Cal Jockey. To ensure representation of your stock at the Bay Meadows Special Meeting, you must mark and return the WHITE (Bay Meadows) proxy card.

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                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE BAY MEADOWS SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE BAY MEADOWS SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                            CALIFORNIA JOCKEY CLUB

                          2600 SOUTH DELAWARE STREET
                                 P.O. BOX 1117
                              SAN MATEO, CA 94403

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 1, 1997

                               ----------------

  To the Stockholders of California Jockey Club:

  Notice is hereby given that the Special Meeting of Stockholders of California Jockey Club, a Delaware corporation ("Cal Jockey"), will be held on July 1, 1997, at 10:15 a.m., Pacific Time, at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California (the "Cal Jockey Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Patriot Partnership"), Cal Jockey and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), and the transactions contemplated therein, including, without limitation, the merger of Patriot with and into Cal Jockey (the "Merger"), the issuance of up to approximately 30,500,000 shares of Cal Jockey common stock in the Merger and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership in exchange for limited partnership units of the Patriot Partnership. Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT"), and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company"). Each share of Patriot common stock will be converted into 0.51895 paired shares in the Merger (the "Exchange Ratio"); provided, that if the average closing price of a share of Patriot common stock over the 20 trading days immediately preceding the third trading day prior to the Cal Jockey Special Meeting (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot common stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. As a result, you would hold paired shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per paired share. Each outstanding paired share of Cal Jockey common stock and Bay Meadows common stock held by you will remain outstanding after the Merger and will automatically, without any action on your part, represent the same number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock. On May 28, 1997, the closing price of Patriot common stock as reported on the New York Stock Exchange was $21 1/2. The closing price of a paired share of Cal Jockey common stock and Bay Meadows common stock as reported on the American Stock Exchange on the same date was $41 1/2. While you will own the same number of shares, you will own a lesser percentage of the total number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock than you owned before the Merger because of the issuance of up to approximately 30,500,000 paired shares to Patriot's stockholders in connection with the Merger. Assuming no options or limited partner units are exchanged for shares of Patriot common stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 20% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock upon consummation of the Merger. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice;

    2. To consider and vote upon a proposal to amend and restate the Certificate of Incorporation and Bylaws of Cal Jockey. Copies of the Proposed Amended and Restated Certificate of Incorporation and Proposed Amended and Restated Bylaws of Cal Jockey are attached as Annexes B and C, respectively, to the Joint Proxy Statement/Prospectus accompanying this Notice; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Holders of record of shares of Cal Jockey common stock at the close of business on May 16, 1997 are entitled to notice of, and to vote at, the Cal Jockey Special Meeting. A list of such stockholders will be available for inspection at the offices of Cal Jockey at least ten days prior to the Cal Jockey Special Meeting. The Merger Agreement and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto, which form a part of this Notice.

                                          By Order of the Board of Directors
                                           of
                                          California Jockey Club

                                          /s/ James M. Harris

                                          James M. Harris
                                          Secretary

June 2, 1997

  Proxies are being separately solicited by the Boards of Directors of Cal Jockey and Bay Meadows. To ensure representation of your stock at the Cal Jockey Special Meeting, you must mark and return the YELLOW (Cal Jockey) proxy card.

-------------------------------------------------------------------------------

                                   IMPORTANT

  WHETHER OR NOT YOU EXPECT TO ATTEND THE CAL JOCKEY SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED YELLOW PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE CAL JOCKEY SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                      PATRIOT AMERICAN HOSPITALITY, INC.
                         3030 LBJ FREEWAY, SUITE 1500
                              DALLAS, TEXAS 75234

                                                                   June 2, 1997

Dear Stockholder:

  You are cordially invited to attend a Special Meeting of Stockholders of Patriot American Hospitality, Inc. ("Patriot") to be held at 11:00 a.m., local time, on July 1, 1997, at the Holiday Inn Select, Dallas, Texas (the "Patriot Special Meeting").

  At the Patriot Special Meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), by and among Patriot, Patriot American Hospitality Partnership, L.P., California Jockey Club ("Cal Jockey") and Bay Meadows Operating Company ("Bay Meadows"). Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey (the "Merger"), with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company"). As a result of the Merger and the related transactions, you will be entitled to receive for each share of Patriot common stock held by you at the effective time of the Merger 0.51895 paired shares (the "Exchange Ratio") of common stock of New Patriot REIT and New Patriot Operating Company (subject to certain REIT qualification requirements); provided, that if the average closing price of a share of Patriot common stock over the 20 trading days immediately preceding the third trading day prior to the Patriot Special Meeting (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot common stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. On May 28, 1997, the closing price of Patriot common stock as reported on the New York Stock Exchange was $21 1/2. The shares of New Patriot REIT and New Patriot Operating Company you receive will be paired together and will be transferable only as a single unit. Each outstanding paired share of Cal Jockey common stock and Bay Meadows common stock will remain outstanding after the Merger and will automatically, without any action on the part of the stockholders of Cal Jockey and Bay Meadows, represent the same number of paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock. Assuming no options or limited partner units are exchanged for shares of Patriot common stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Patriot would hold in the aggregate approximately 80% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock upon consummation of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Patriot common stock.

  At the Patriot Special Meeting, you will also be asked to approve the amendment and restatement of the Patriot American Hospitality, Inc. 1995 Incentive Plan (the "Patriot Incentive Plan Proposal"). Approval of the Patriot Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of the shares of Patriot Common Stock present in person or by proxy and entitled to vote at the Patriot Special Meeting.

  YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN ARE FAIR TO, AND IN THE BEST INTERESTS OF, PATRIOT AND ITS STOCKHOLDERS. THE BOARD'S REASONS FOR THIS BELIEF ARE SET FORTH IN "THE MERGER AND SUBSCRIPTION--REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF PATRIOT" IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. THE INVESTMENT BANKING FIRM OF PAINEWEBBER INCORPORATED HAS ISSUED ITS OPINION TO THE BOARD OF DIRECTORS OF PATRIOT, A COPY OF WHICH IS ATTACHED AS ANNEX F TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, THAT, AS OF THE DATE THEREOF AND SUBJECT TO THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY PAINEWEBBER INCORPORATED IN SUCH OPINION, THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF PATRIOT

COMMON STOCK IN THE MERGER IS FAIR TO SUCH HOLDERS FROM A FINANCIAL POINT OF VIEW. THE BOARD OF DIRECTORS OF PATRIOT HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT. YOUR BOARD OF DIRECTORS BELIEVES THAT THE PATRIOT INCENTIVE PLAN PROPOSAL IS IN THE BEST INTERESTS OF PATRIOT AND ITS STOCKHOLDERS. THE PATRIOT BOARD OF DIRECTORS' REASONS FOR THIS BELIEF ARE SET FORTH IN "PROPOSAL TO APPROVE AMENDMENT AND RESTATEMENT OF THE PATRIOT INCENTIVE PLAN." THE BOARD OF DIRECTORS OF PATRIOT HAS UNANIMOUSLY APPROVED THE PATRIOT INCENTIVE PLAN PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PATRIOT INCENTIVE PLAN PROPOSAL.

  As more fully described in the accompanying Joint Proxy Statement/Prospectus, Patriot has entered into a merger agreement and a related stock purchase agreement pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into New Patriot REIT with New Patriot REIT being the surviving company. It is important to note that you are not being asked to vote on the Wyndham transaction at this time. The Wyndham transaction is subject to various conditions, including the consummation of the Merger and approval of the Wyndham transaction by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. Assuming the Merger is approved by the stockholders of Cal Jockey, Bay Meadows and Patriot, it is currently anticipated that proxy statements to approve the Wyndham transaction would be mailed, and the stockholder meetings to approve the Wyndham transaction would be held, in the fourth quarter of 1997. If the Wyndham transaction were approved at that time, it is anticipated that the current stockholders of Patriot would hold approximately 53.4% and the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 13.4% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock following consummation of the Wyndham transaction (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham transaction).

  The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger, the reasons for your Board of Directors' recommendation of the Merger Agreement and the transactions contemplated in the Merger Agreement and certain additional information, including, without limitation, the information set forth under the heading "Risk Factors," which describes, among other items, potential adverse effects to Patriot stockholders as a result of the Merger. We urge you to carefully consider all of the information in the Joint Proxy Statement/Prospectus. IT IS IMPORTANT THAT YOUR SHARES OF PATRIOT COMMON STOCK BE REPRESENTED AT THE PATRIOT SPECIAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR BLUE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE PATRIOT SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE PATRIOT SPECIAL MEETING.

                                          Sincerely,

                                          /s/ Paul A. Nussbaum

                                          Paul A. Nussbaum
                                          Chairman of the Board and Chief
                                           Executive Officer

                      PATRIOT AMERICAN HOSPITALITY, INC.
                         3030 LBJ FREEWAY, SUITE 1500
                              DALLAS, TEXAS 75234

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 1, 1997

                               ----------------

To the Stockholders of Patriot American Hospitality, Inc.:

  A Special Meeting of Stockholders of Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), will be held at 11:00 a.m., local time, on July 1, 1997, at the Holiday Inn Select, Dallas, Texas (the "Patriot Special Meeting") for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), by and among Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"). Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey (the "Merger"), with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company"). As a result of the Merger and the related transactions, Patriot stockholders will be entitled to receive for each share of Patriot common stock held by them at the effective time of the Merger 0.51895 shares of common stock of New Patriot REIT and 0.51895 shares of common stock of New Patriot Operating Company (subject to certain REIT qualification requirements) (the "Exchange Ratio"), which shares will be paired and transferable only as a single unit. In the event, however, that the average closing price of a share of Patriot common stock over the 20 trading days preceding the third trading day immediately prior to the Patriot Special Meeting (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot common stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. On May 28, 1997, the closing price of Patriot common stock as reported on the New York Stock Exchange was $21 1/2. Upon consummation of the Merger, assuming no options or limited partner units are exchanged for shares of Patriot common stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Patriot will hold in the aggregate approximately 80% of the outstanding paired shares of New Patriot REIT common stock and New Patriot Operating Company common stock. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice;

    2. To consider and vote upon a proposal to approve the amendment and restatement of the Patriot American Hospitality, Inc. 1995 Incentive Plan (the "Patriot Incentive Plan"); and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors of Patriot has fixed the close of business on May 16, 1997 as the record date for the determination of the holders of shares of Patriot common stock entitled to notice of, and to vote at, the Patriot Special Meeting. A list of such stockholders will be available for inspection at the offices of Patriot at least ten days prior to the Patriot Special Meeting. The Merger Agreement, the Patriot Incentive Plan and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the Annexes thereto, which form a part of this Notice.

                         BAY MEADOWS OPERATING COMPANY

                          CALIFORNIA JOCKEY CLUB
                                      AND
                      PATRIOT AMERICAN HOSPITALITY, INC.

                             JOINT PROXY STATEMENT

                               ----------------

                         BAY MEADOWS OPERATING COMPANY
                                      AND
                            CALIFORNIA JOCKEY CLUB

                                  PROSPECTUS

  On October 31, 1996, Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), entered into a binding acquisition agreement (the "October 31, 1996 Agreement") pursuant to which the parties agreed, subject to stockholder approval and other conditions, to engage in a business combination transaction. The parties, together with Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Patriot Partnership"), thereafter entered into an Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), which by its terms supersedes the October 31, 1996 Agreement and more fully details the transactions to be consummated by the parties. This Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") relates to the Merger Agreement and the transactions contemplated therein (the "Related Transactions").

  . Pursuant to the Merger Agreement, Patriot will merge with and into Cal
    Jockey (the "Merger"), with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company").

  . Pursuant to the Merger Agreement, and subject to adjustment as described below, Patriot stockholders will be entitled to receive for each share of common stock, no par value per share, of Patriot ("Patriot Common Stock") held by them at the effective time of the Merger, 0.51895 shares of common stock, par value $.01 per share, of New Patriot REIT ("New Patriot REIT Common Stock") and 0.51895 shares of common stock, par value $.01 per share, of New Patriot Operating Company ("New Patriot Operating Company Common Stock") (subject to certain REIT qualification requirements), which shares will be paired and transferable only as a single unit. In the event, however, that the average closing price of a share of Patriot common stock as reported on the New York Stock Exchange (the "NYSE") over the 20 trading days immediately preceding the third trading day prior to the special meetings of the stockholders of Patriot, Cal Jockey and Bay Meadows described below (the "Patriot Average Trading Price") is less than $17.125, then Patriot stockholders will be entitled to receive for each share of Patriot Common Stock held by them at the effective time of the Merger, the number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock equal to the Patriot Average Trading Price divided by $33.00. On May 28, 1997, the closing price of Patriot Common Stock on the NYSE was $21 1/2. Based on the closing price of the Paired Shares (as defined below) of $41 1/2 on May 28, 1997 on the American Stock Exchange (the "AMEX"), the market value of 0.51895 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock would be $21.54. Unless otherwise provided, the information in this Joint Proxy Statement/Prospectus assumes that the Patriot Average Trading Price will be $17.125 or greater.

  . In addition, each outstanding Paired Share of common stock, par value
    $.01 per share, of Cal Jockey ("Cal Jockey Common Stock") and common stock, par value $.01 per share, of Bay Meadows ("Bay Meadows Common Stock") will remain outstanding after the Merger and will, without any action on the part of the stockholders of Cal Jockey and Bay Meadows, represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Upon consummation of the Merger, assuming no options or limited partner units are exchanged for shares of Patriot Common Stock prior to the Merger, and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125, the current stockholders of Cal Jockey and Bay Meadows will hold in the aggregate approximately 20%, and the current Patriot stockholders will hold approximately 80%, of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  . In connection with the Merger, Bay Meadows will form an operating partnership (the "New Patriot Operating Partnership") into which Bay Meadows will contribute certain of its assets in exchange for limited partnership units ("OP Units") of the New Patriot Operating Partnership, and Cal Jockey will contribute certain of its assets to the Patriot Partnership in exchange for OP Units of the Patriot Partnership. Upon completion of the Merger and the Related Transactions, substantially all of the operations of New Patriot REIT and New Patriot Operating Company will be conducted through their respective operating partnerships.

  . As more fully described in this Joint Proxy Statement/Prospectus, Patriot has entered into a merger agreement and a related stock purchase agreement pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into New Patriot REIT with New Patriot REIT being the surviving company. The Merger Agreement does not relate to, and this Joint Proxy Statement/Prospectus does not seek approval of, the Wyndham transaction at this time. The Wyndham transaction is subject to various conditions, including the consummation of the Merger and approval of the Wyndham transaction by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. Assuming the Merger is approved by the stockholders of Cal Jockey, Bay Meadows and Patriot, it is currently anticipated that proxy statements to approve the Wyndham transaction would be mailed, and the stockholder meetings to approve the Wyndham transaction would be held, in the fourth quarter of 1997. If the Wyndham transaction is approved and consummated, it is anticipated that the current stockholders of Patriot would hold approximately 53.4% and the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 13.4% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock following consummation of the Wyndham transaction (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham transaction).

  This Joint Proxy Statement/Prospectus constitutes the Prospectus of Cal Jockey and Bay Meadows with respect to the issuance of up to approximately 30,500,000 paired shares of Cal Jockey Common Stock and Bay Meadows Common Stock, which shares are paired and trade together as a single unit (the "Paired Shares"), to be issued to stockholders of Patriot in connection with the transactions contemplated by the Merger Agreement and issuable to holders of OP Units of the New Patriot Operating Partnership and the Patriot Partnership upon redemption of their OP Units. On a pro forma basis, the 30,500,000 Paired Shares which may be issued pursuant to this Joint Proxy Statement/Prospectus would represent 84.1% of the total issued and outstanding Paired Shares, of which approximately 63.3% would be issued to the current stockholders of Patriot and approximately 20.8% would be issuable upon the exchange of OP Units of the Patriot Partnership or the exercise of options to purchase shares of Patriot Common Stock. The Paired Shares are traded as a single unit on the AMEX under the symbol "CJ". As a condition to consummating the transactions contemplated by the Merger Agreement, the Paired Shares will be authorized for trading on the NYSE under the symbol "PAH" immediately following the Merger.

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of Bay Meadows Common Stock in connection with the solicitation of proxies by the Board of Directors of Bay Meadows for use at a special meeting of stockholders of Bay Meadows to be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 9:00 a.m., Pacific time, and at any and all adjournments or postponements thereof (the "Bay Meadows Special Meeting").

                                     (ii)

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of Cal Jockey Common Stock in connection with the solicitation of proxies by the Board of Directors of Cal Jockey for use at a special meeting of stockholders of Cal Jockey to be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 10:15 a.m., Pacific time, and at any and all adjournments or postponements thereof (the "Cal Jockey Special Meeting").

  This Joint Proxy Statement/Prospectus is also being furnished to the holders of Patriot Common Stock in connection with the solicitation of proxies by the Board of Directors of Patriot for use at a special meeting of stockholders of Patriot to be held at the Holiday Inn Select, Dallas, Texas, on July 1, 1997, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Patriot Special Meeting").

  Consummation of the Merger is subject to various conditions (which must be satisfied or waived), including: (i) approval of a proposal to adopt the Merger Agreement and the Related Transactions, by the holders of two-thirds of the outstanding shares of Patriot Common Stock at the Patriot Special Meeting, by the holders of a majority of the outstanding shares of Cal Jockey Common Stock at the Cal Jockey Special Meeting and by the holders of a majority of the outstanding shares of Bay Meadows Common Stock at the Bay Meadows Special Meeting; (ii) approval of a proposal to amend and restate the Certificate of Incorporation of Cal Jockey and the Bylaws of Cal Jockey by the holders of a majority of the outstanding shares of Cal Jockey Common Stock at the Cal Jockey Special Meeting; and (iii) approval of a proposal to amend and restate the Certificate of Incorporation of Bay Meadows and the Bylaws of Bay Meadows by the holders of a majority of the outstanding shares of Bay Meadows Common Stock. Although each of the aforementioned proposals will be voted on separately, BECAUSE EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS ARE NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS.

  FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS" ON PAGE 42.

  Any Patriot, Cal Jockey or Bay Meadows stockholder who would like information with respect to the Exchange Ratio may call Patriot's proxy solicitor, McKenzie Partners, Inc., at 1-800-322-2885. McKenzie Partners, Inc. will provide to any requesting stockholder an estimate of the Exchange Ratio as of any date prior to the final determination of the Exchange Ratio. McKenzie Partners, Inc. also will provide instructions on how to submit proxies in a timely manner, including for any stockholder who wishes to wait until the Exchange Ratio is finally determined. In addition, any Patriot, Cal Jockey or Bay Meadows stockholder who wishes to change their vote relating to any proposal may do so by transmitting such request via facsimile to McKenzie Partners, Inc. at (212) 929-0308.

  All information contained in this Joint Proxy Statement/Prospectus with respect to Cal Jockey has been provided by Cal Jockey. All information contained in this Joint Proxy Statement/Prospectus with respect to Bay Meadows has been provided by Bay Meadows. All information contained in this Joint Proxy Statement/Prospectus with respect to Patriot has been provided by Patriot.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Cal Jockey, Bay Meadows and Patriot on or about June 2, 1997. A stockholder who has given a proxy may revoke it at any time prior to its exercise.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is May 30, 1997.

                                     (iii)

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

  Cal Jockey, Bay Meadows and Patriot are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by Cal Jockey, Bay Meadows and Patriot can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the
Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Cal Jockey, Bay Meadows and Patriot are also required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) system. The Commission maintains a world wide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy and information statements and other information concerning Cal Jockey and Bay Meadows can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881, on which the Paired Shares are currently listed. In addition, reports, proxy and information statements and other information concerning Patriot can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Patriot Common Stock is listed.

  This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, and which Cal Jockey and Bay Meadows has filed with the Commission under the Securities Act of 1933, as amended. Reference is made to such Registration Statement for further information with respect to Cal Jockey, Bay Meadows and the Paired Shares offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents and accurately describe the material provisions of each such referenced document. Each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an annex hereto.

                                     (iv)

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents previously filed with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus:

 Cal Jockey and Bay Meadows

  1. Annual Report on Form 10-K (Nos. 001-09319, 001-09320) for the fiscal year ended December 31, 1996;

  2. Current Report on Form 8-K dated February 24, 1997 (Nos. 001-09319, 001-09320 filed March 3, 1997) reporting the execution of the Merger Agreement;

  3. The description of the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock contained or incorporated by reference in Cal Jockey's and Bay Meadows' Registration Statement on Form 8-A (Nos. 001-09319, 001-09320) including any amendments thereto;

  4. Quarterly Report on Form 10-Q (Nos. 001-9319, 001-9320) for the fiscal quarter ended March 31, 1997; and

  5. Quarterly Report on Form 10-Q/A (Nos. 001-9319, 001-9320) for the fiscal quarter ended March 31, 1997 (filed May 16, 1997).

 Patriot

  1. Annual Report on Form 10-K (No. 001-13898) for the fiscal year ended December 31, 1996;

  2. Current Reports on Form 8-K dated (i) April 2, 1996, as amended (No. 001-13898 filed April 17, 1996 and June 14, 1996) reporting the acquisition of certain assets, (ii) December 5, 1996 (No. 001-13898 filed December 5, 1996) reporting the acquisition of certain assets, (iii) January 16, 1997, as amended (No. 001-13898 filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997 and May 19, 1997), reporting the consummation of the acquisition of Carefree Resorts Corporation and Resorts Limited Partnership and certain other assets, (iv) February 24, 1997 (No. 001-13898 filed March 3,
1997) reporting the execution of the Merger Agreement and (v) April 14, 1997, as amended (No. 001-13898 filed April 17, 1997 and April 18, 1997), reporting the execution of a merger agreement between Patriot and Wyndham and the related stock purchase agreement and the execution of agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels;

  3. The description of the Patriot Common Stock contained or incorporated by reference in Patriot's Registration Statement on Form 8-A (No. 001-13898) including any amendments thereto; and

  4. Quarterly Report on Form 10-Q (No. 001-13898) as of and for the fiscal quarter ended March 31, 1997.

 Wyndham Hotel Corporation

  1. Annual Report on Form 10-K (No. 001-11723) as of and for the period ended December 31, 1996; and

  2. Current Report on Form 8-K dated April 23, 1997 (No. 001-11723 filed April 23, 1997) reporting the execution of a merger agreement between Patriot and Wyndham.

  3. Quarterly Report on Form 10-Q (No. 001-11723) for the fiscal quarter ended March 31, 1997.

  In addition, all reports and other documents filed by each of Cal Jockey, Bay Meadows and Patriot pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Cal Jockey Special Meeting, the Bay Meadows Special Meeting and the Patriot Special Meeting shall be deemed to be

                                      (v)
incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/ PROSPECTUS IS DELIVERED TO, IN THE CASE OF DOCUMENTS RELATING TO CAL JOCKEY, 2600 SOUTH DELAWARE STREET, P.O. BOX 1117, SAN MATEO, CALIFORNIA 94403, ATTENTION: MAE DE VOL (TELEPHONE NO. (415) 573-
4514), OR, IN THE CASE OF DOCUMENTS RELATING TO BAY MEADOWS, 2600 SOUTH DELAWARE STREET, P.O. BOX 5050, SAN MATEO, CALIFORNIA 94402, ATTENTION: MIKE ZIEGLER (TELEPHONE NO. (415) 573-4512), OR, IN THE CASE OF DOCUMENTS RELATING TO PATRIOT, 3030 LBJ FREEWAY, SUITE 1500, DALLAS, TEXAS 75234, ATTENTION:
SHAREHOLDER RELATIONS (TELEPHONE NO. (972) 888-8000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 24, 1997.

                                     (vi)

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
  The Companies...........................................................   1
  The Meetings of Stockholders............................................   7
  The Merger and Subscription.............................................   9
  Risk Factors............................................................  14
  The Merger Agreement....................................................  18
  Comparison of Stockholder Rights........................................  21
  Interests of Certain Officers and Directors.............................  23
  Summary Financial Information...........................................  25
  Comparative Per Share Data..............................................  39
  Comparative Market Data.................................................  40
  Distribution and Dividend Policy........................................  41
RISK FACTORS..............................................................  42
  REIT Tax Risks..........................................................  42
  Failure to Manage Rapid Growth and Integrate Operations Following the
   Merger.................................................................  44
  Substantial Debt Obligations; No Limits on Indebtedness.................  45
  Lack of Experience in Hotel Management Business.........................  45
  Dilution to Earnings Caused by Acquisition of Cal Jockey and Bay Mead-
   ows....................................................................  45
  Stock Price Fluctuations................................................  46
  Potential Conflicts of Interest Between New Patriot REIT and New Patriot
   Operating Company......................................................  46
  Different Fairness Analyses of Cal Jockey and Bay Meadows by PaineWebber
   and Montgomery.........................................................  46
  Dependence on Lessees and Payments under the Participating Leases.......  47
  Certain Conflicts of Interest Relating to Patriot.......................  47
  Risk of Investment in Subsidiaries Controlled by Other Parties..........  48
  Benefits to Certain Directors and Officers of Cal Jockey and Bay Mead-
   ows....................................................................  48
  Risks Relating to Proposed Wyndham Transactions.........................  49
  Hotel Industry Risks....................................................  49
  Real Estate Investment Risks............................................  51
  Risks of Operating Hotels Under Franchise or Brand Affiliations.........  53
  Potential Risks Related to Entitlements for Franklin Agreement and
   Iacocca Agreement......................................................  53
  Horse Racing Industry Risks.............................................  54
  Lack of Experience in the Horse Racing Business; Reliance on Bay Meadows
   Management.............................................................  55
  Comparison of Stockholder Rights........................................  56
  Possible Adverse Effects on Market Price of Common Stock of New Patriot
   REIT and New Patriot Operating Company Arising from Shares Available for Future Sale........................................................  56
  Substantial Expenses and Payments if Merger Fails to Occur..............  57
  Adverse Effect of Increase in Market Interest Rates on Price of Common
   Stock of New Patriot REIT and New Patriot Operating Company............  57
  No Dissenters' Rights...................................................  57
THE COMPANIES.............................................................  58
  Patriot.................................................................  58
  Cal Jockey..............................................................  59
  Bay Meadows.............................................................  60
  Surviving Companies.....................................................  61
DESCRIPTION OF THE PARTNERSHIP AGREEMENTS.................................  71
  Patriot Partnership.....................................................  71
  New Patriot Operating Partnership.......................................  74


                                     (vii)

                                                                            PAGE
                                                                            ----
THE MEETINGS OF STOCKHOLDERS..............................................   75
  Cal Jockey Special Meeting..............................................   75
  Bay Meadows Special Meeting.............................................   76
  Patriot Special Meeting.................................................   77
THE MERGER AND SUBSCRIPTION...............................................   80
  Terms of the Merger and Subscription....................................   80
  Background of the Merger................................................   81
  Reasons for the Merger and the Related Transactions; Recommendation of
   the Board of Directors of Patriot......................................   91
  Opinion of Patriot's Financial Advisor..................................   93
  Reasons for the Merger and the Related Transactions; Recommendation of
   the Board of Directors of Cal Jockey...................................   98
  Reasons for the Merger and the Related Transactions; Recommendation of
   the Board of Directors of Bay Meadows..................................  101
  Opinion of Financial Advisor for Cal Jockey and Bay Meadows.............  104
  Interests of Certain Officers and Directors.............................  109
  Accounting Treatment....................................................  111
  Regulatory Approval.....................................................  111
  Certain Resale Restrictions.............................................  112
  New York Stock Exchange Listing.........................................  112
  Dissenters' Rights......................................................  112
THE MERGER AGREEMENT......................................................  113
  General.................................................................  113
  The Merger and Subscription.............................................  113
  Effective Time of the Merger............................................  114
  Exchange of Patriot Stock Certificates..................................  114
  Conditions to the Merger................................................  117
  Representations and Warranties..........................................  118
  Certain Covenants.......................................................  118
  Loan for Hudson Bay Termination Fee.....................................  120
  Termination.............................................................  121
  Termination Amount and Expenses.........................................  121
  Indemnification.........................................................  122
  Amendments..............................................................  122
PROPOSALS TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CAL JOCKEY AND
 BAY MEADOWS CHARTERS AND BYLAWS..........................................  123
  Proposed Amendment and Restatement of Cal Jockey's and Bay Meadows'
   Charters and Bylaws....................................................  123
PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PATRIOT INCENTIVE
 PLAN.....................................................................  124
  Reasons for the Patriot Incentive Plan Proposal.........................  124
  Summary of the Patriot Incentive Plan...................................  125
  Stockholders' Vote Required to Approve Proposal.........................  128
  New Plan Benefits Table.................................................  128
  Tax Aspects Under the U.S. Internal Revenue Code........................  128
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.................................  130

                                     (viii)

                                                                           PAGE
                                                                           ----
  Tax Consequences of the Merger.......................................... 130
  Pre-Merger Dividend..................................................... 132
  Sale of Land by New Patriot REIT........................................ 132
  REIT Qualification ..................................................... 133
  Taxation of New Patriot Operating Company............................... 135
  Effects of Compliance with REIT Requirements............................ 135
  Tax Aspects of New Patriot REIT's Investment in the Patriot Partnership
   and New Patriot Operating Company's Investment in the New Patriot
   Operating Partnership.................................................. 135
  PAH Ravinia, PAH WindWatch and PAH Boulders............................. 137
  State and Local Taxation................................................ 137
  Federal Income Taxation of Holders of Paired Shares..................... 137
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS......................... 140
MANAGEMENT OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY.......... 187
  New Patriot REIT........................................................ 187
  New Patriot Operating Company........................................... 189
  Overlap of Management of New Patriot REIT and New Patriot Operating
   Company................................................................ 190
DESCRIPTION OF CAPITAL STOCK.............................................. 191
  Common Stock............................................................ 191
  Preferred Stock......................................................... 191
  Excess Stock............................................................ 192
  The Pairing Agreement................................................... 192
  Certain Provisions of the Restated Charters and Restated Bylaws......... 192
COMPARISON OF STOCKHOLDER RIGHTS.......................................... 199
  Comparison of Rights of Patriot Stockholders to Stockholders of New
   Patriot REIT and New Patriot Operating Company......................... 199
  Comparison of Rights of Stockholders of Cal Jockey and Bay Meadows to
   Stockholders of New Patriot REIT and New Patriot Operating Company..... 207
STOCKHOLDERS' MEETINGS, LITIGATION AND DISAGREEMENTS...................... 211
OTHER MATTERS............................................................. 211
LEGAL MATTERS............................................................. 211
EXPERTS................................................................... 212
STOCKHOLDER PROPOSALS..................................................... 213
FINANCIAL STATEMENTS FOR CROW FAMILY HOTEL PARTNERSHIPS................... F-1
ANNEXES

    A. Agreement and Plan of Merger
    B. Proposed Form of Amended and Restated Certificate of Incorporation of
       New Patriot REIT
    C. Proposed Form of Amended and Restated Bylaws of New Patriot REIT
    D. Proposed Form of Amended and Restated Certificate of Incorporation of
       New Patriot Operating Company
    E. Proposed Form of Amended and Restated Bylaws of New Patriot Operating
       Company
    F. Opinion of Financial Advisor of Patriot: PaineWebber Incorporated
       Opinion of Financial Advisor for Cal Jockey and Bay Meadows: Montgomery
    G. Securities

                                      (ix)

                                    SUMMARY

  The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") and the Annexes hereto relating to the Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P., a Virginia limited partnership (the "Patriot Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), and the transactions contemplated therein (the "Related Transactions"). Pursuant to the Merger Agreement, Patriot will merge with and into Cal Jockey (the "Merger"), with Cal Jockey being the surviving company. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." ("New Patriot REIT") and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company" ("New Patriot Operating Company"). Unless the context indicates otherwise, all references to Patriot, Cal Jockey, Bay Meadows, New Patriot REIT and New Patriot Operating Company include their respective subsidiaries and affiliated partnerships. This summary does not purport to contain all material information relating to the Merger Agreement or the Related Transactions, including the Merger, and is qualified in its entirety by the more detailed information and financial statements contained or incorporated by reference in this Joint Proxy Statement/Prospectus. STOCKHOLDERS OF PATRIOT, CAL JOCKEY AND BAY MEADOWS SHOULD READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY.

                                 THE COMPANIES

PATRIOT

  Patriot is a self-administered real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), which owned interests in 56 hotels in 22 states, with an aggregate of 13,355 guest rooms as of May 28, 1997. Patriot's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona, The Lodge at Ventana Canyon in Tucson, Arizona, The Peaks Resort & Spa in Telluride, Colorado, and Carmel Valley Ranch Resort in Carmel, California (collectively, the "Carefree Resorts"), and prominent hotels in major tourist destinations, including Fort Lauderdale, New Orleans, San Antonio and San Diego. The hotels include 46 full service hotels, 5 resort hotels, 4 limited service hotels and an executive conference center. Fifty-two of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), Wyndham(TM), Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Registry(R), Carefree(R) and Grand Heritage(R). For the twelve months ended December 31, 1996, Patriot's hotel portfolio (excluding three hotels undergoing substantial renovation and the Carefree Resorts) had an average occupancy rate of 69.9% and an average daily room rate ("ADR") of $84.94. For the twelve months ended December 31, 1996, the Carefree Resorts had an average occupancy rate of 69.2% and an ADR of $258.98.

  Patriot was formed as a Virginia corporation in April 1995 for the purpose of acquiring equity interests in hotel properties. In October 1995, Patriot completed an initial public offering (the "Initial Offering") of common stock, no par value per share, of Patriot ("Patriot Common Stock") and commenced operations. The Patriot Common Stock has traded on the New York Stock Exchange (the "NYSE") since September 27, 1995. Through its wholly-owned subsidiaries, PAH LP, Inc. ("PAH LP") and PAH GP, Inc. ("PAH GP"), Patriot held an approximate 82.7% limited partnership interest and the sole 1% general partner interest in the Patriot Partnership as of May 28, 1997. The Patriot Partnership owns, directly or through subsidiaries, Patriot's interests in each of its hotels. A diagram outlining the corporate structure of Patriot prior to the Merger is set forth on page 62.

  Patriot has a line of credit (the "Line of Credit") from Paine Webber Real Estate Securities, Inc. ("PaineWebber Real Estate") which matures in October 1998 and bears interest at a rate per annum equal to 30-day LIBOR plus 1.90%. The maximum amount available under the Line of Credit was increased in January 1997 to $475 million. As of May 28, 1997, Patriot had $471.2 million outstanding under the Line of Credit. As of such date, Patriot also had outstanding approximately $64.0 million of other mortgage debt, resulting in total outstanding indebtedness of approximately $535.2 million. The Line of Credit is secured by 38 of Patriot's 56 hotels and Patriot has single asset mortgage loans which encumber three additional hotels. Patriot has entered into a commitment letter with PaineWebber Real Estate and The Chase Manhattan Bank ("Chase") regarding expanding and replacing the Line of Credit with a new credit facility of up to $1.2 billion. In connection with entering into this commitment letter, PaineWebber Real Estate also agreed to increase Patriot's availability under the Line of Credit to $625 million. See "--Surviving Companies." Patriot also may seek additional debt or equity financing prior to the consummation of the Merger.

  In March 1997, Patriot executed a 2-for-1 stock split in the form of a stock dividend. Unless otherwise indicated, all references hereafter to the Exchange Ratio (as defined below in "--The Merger and Subscription--Terms of the Merger and Subscription"), outstanding shares of Patriot Common Stock, per share amounts, market prices of Patriot Common Stock and options to purchase shares of Patriot Common Stock give effect to the 2-for-1 stock split. The number of outstanding limited partner units ("OP Units") of the Patriot Partnership did not change in connection with the 2-for-1 stock split. The OP Unit conversion factor, however, has been changed such that each OP Unit of the Patriot Partnership subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot Common Stock (or, at Patriot's election, Patriot may purchase each OP Unit of the Patriot Partnership offered for redemption for two shares of Patriot Common Stock).

  Patriot's principal executive office is located at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234 and its telephone number is (972) 888-8000.

CAL JOCKEY

  Cal Jockey operates as a REIT under the Code and is the owner of approximately 175 acres of land in San Mateo, California on which the Bay Meadows Racecourse (sometimes referred to herein as the "Racecourse") is situated. The principal Racecourse facilities, which are leased to Bay Meadows, include: (i) the main one-mile dirt horse race track with six furlongs and 1 1/4 mile chutes, inside of which is a seven furlong turf course; (ii) the track's infield area, on which a nine hole par three golf course is situated;
(iii) a main structure which contains a grandstand, a clubhouse and a premier seating and dining club (the "Turf Club"); (iv) a parking area; (v) a barn and stable area situated on approximately 38 acres and presently containing approximately 1,550 horse stalls (the "Stable Area"); and (vi) a 5/8 mile training track oval situated on approximately 40 acres adjacent to the Stable Area (the "Training Track Area"). Cal Jockey also owns approximately two acres in close proximity to the Racecourse on which an indoor tennis club is located (the "Tennis Club Parcel"). On May 31, 1995, Cal Jockey entered into an Agreement of Purchase and Sale with Property Resources, Inc. ("Property Resources"), a subsidiary of Franklin Resources, Inc. (as amended, the "Franklin Agreement"), providing for the sale of 32 acres of the Stable Area for approximately $21 million. In December 1995, Cal Jockey entered into an Agreement of Purchase and Sale (as amended, the "Iacocca Agreement") with Lee Iacocca & Associates, Inc. ("Iacocca") providing for the sale of the Training Track Area for approximately $31 million. In the third amendment to the Iacocca Agreement, effective June 28, 1996, Iacocca assigned its rights under the Iacocca Agreement to Airdial Company, L.L.C., a California limited liability company ("Airdial"), the members of which include some of the principals of Iacocca. In July 1996, Cal Jockey entered into an Agreement of Purchase and Sale with Public Storage, Inc. (the "Public Storage Agreement") to sell the Tennis Club Parcel for approximately $2.2 million. While Cal Jockey currently expects these transactions to close, there can be no assurance that any or all of the transactions will be consummated. In November 1996, Cal Jockey entered into a non-subordinated ground lease (the "Borders Lease") with Borders, Inc. ("Borders"). Effective January 10, 1997, Borders assigned its rights under the Borders Lease to DCI-Page One, L.L.C. ("DCI"), which company will develop the property and sublease the land with its improvements back to Borders. The Borders Lease covers 2.3 acres of land formerly used by Bay Meadows as a parking lot and land adjacent to the parking lot. The San Mateo Planning Commission voted to approve the development of a Borders bookstore on the site on October 14, 1996. DCI has a building permit and commenced construction in February 1997. The initial term of the Borders Lease is for 20 years with a fixed net annual rent of $278,500 for years 1 through 10, $362,050 for years 11 through 15 and $416,350 for years 16 through 20. The Borders Lease has eight five-year renewal options with an annual Consumer Price Index adjustment beginning in the fifth option term.

  Since 1983, Cal Jockey's shares of common stock, par value $.01 per share ("Cal Jockey Common Stock"), have been paired and trade together with the shares of common stock, par value $.01 per share ("Bay Meadows Common Stock"), of Bay Meadows (the "Paired Shares") as a single unit on the American Stock Exchange (the "AMEX") pursuant to a stock pairing arrangement. The terms of the pairing arrangement are set forth in the Pairing Agreement, dated as of February 17, 1983 and amended from time to time thereafter, by and between Cal Jockey and Bay Meadows (the "Pairing Agreement"). A diagram outlining the paired share structure of Cal Jockey and Bay Meadows is set forth on page 62.

  Cal Jockey's principal executive office is located at 2600 South Delaware Street, P.O. Box 1117, San Mateo, California 94403 and its telephone number is
(415) 573-4514.

BAY MEADOWS

  Bay Meadows is a gaming and entertainment company engaged primarily in the business of conducting and offering pari-mutuel wagering (meaning that individuals wager against each other and not against the operator of the facility) on Thoroughbred horse racing at the Racecourse. In addition to live horse racing at the Racecourse, Bay Meadows simulcasts its live horse races to as many as 31 sites in California and as many as 450 sites in the remainder of the world. Additionally, Bay Meadows acts as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. Bay Meadows generates revenues from commissions on pari-mutuel wagering, admissions, parking, program sales and the food and beverage concessions at the Racecourse. As described above, shares of Bay Meadows Common Stock are paired and trade together with the shares of Cal Jockey Common Stock as a single unit on the AMEX pursuant to the Pairing Agreement. A diagram outlining the paired share structure of Cal Jockey and Bay Meadows is set forth on page 62.

  Bay Meadows has a line of credit (the "Bay Meadows Line of Credit") from Bank of America National Trust and Savings Association ("Bank of America") which expires on February 1, 1998 and bears interest at a rate publicly announced by the Bank of America from time to time as its reference rate. The maximum amount available under the Bay Meadows Line of Credit is $2.5 million. The Bay Meadows Line of Credit is guaranteed by Cal Jockey and secured by a $2.5 million time deposit. As of May 28, 1997, Bay Meadows had no outstanding borrowings under the Bay Meadows Line of Credit.

  Bay Meadows' principal executive office is located at 2600 South Delaware Street, P.O. Box 5050, San Mateo, California 94402 and its telephone number is
(415) 574-7223.

SURVIVING COMPANIES

  Upon the Merger becoming effective, Patriot will merge with and into Cal Jockey with Cal Jockey being the surviving company. By operation of the Merger Agreement, the outstanding shares of Patriot Common Stock will be exchanged for Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock. As a result of the Merger, Cal Jockey will succeed to Patriot's partnership interests in the Patriot Partnership and Cal Jockey shall thereafter contribute certain of its assets to the Patriot Partnership. Concurrently with these transactions, Bay Meadows will form an operating partnership (the "New Patriot Operating Partnership" and, collectively with the Patriot Partnership, the "Operating Partnerships") which will issue OP Units of the New Patriot Operating Partnership to the independent limited partners of the Patriot Partnership and into which certain assets of Bay Meadows will be contributed. Upon completion of these transactions, Cal Jockey and Bay Meadows will be the surviving entities each with a limited partnership subsidiary that holds substantially all of its assets or conducts substantially all of its operations and the existing independent limited partners will hold an equal number of OP Units in the Patriot Partnership and the New Patriot Operating Partnership. The stockholders of Cal Jockey, Bay Meadows and Patriot will hold paired shares of the surviving entities. In connection with the consummation of the transactions, Cal Jockey will change its name to "Patriot American Hospitality, Inc." and Bay Meadows will change its name to "Patriot American Hospitality Operating Company." A diagram outlining the corporate structure of the surviving companies and their limited partnership subsidiaries following the Merger is set forth on page 63.

  Following completion of the Merger and the Related Transactions, New Patriot REIT and New Patriot Operating Company will continue the operations of Patriot, Cal Jockey and Bay Meadows within the paired share ownership structure. Immediately following the Merger, New Patriot REIT will own interests in 56 hotels in 22 states, with an aggregate of 13,355 guest rooms. Additionally, Patriot has entered into contracts or letters of intent to purchase fourteen hotels (the "Proposed Acquisitions"), aggregating 3,478 rooms for a combined purchase price (excluding closing costs and other acquisition-related expenses) of approximately $271.4 million. Patriot has also entered into an agreement to acquire Grand Heritage Hotels, a hotel management and marketing company, and other Grand Heritage subsidiaries including an investment in one hotel property (the "Grand Heritage Acquisition"). The total acquisition price for the Grand Heritage Acquisition is estimated to be approximately $25.25 million. The purchase of each of the Proposed Acquisitions and the Grand Heritage Acquisition is subject to satisfactory completion of various closing conditions and no assurances can be given that Patriot, New Patriot REIT or New Patriot Operating Company will acquire any or all of the Proposed Acquisitions or the Grand Heritage Acquisition. Assuming all of the Proposed Acquisitions are consummated, New Patriot REIT's hotel portfolio will include 70 hotels, aggregating 16,833 rooms, representing a 300% increase in the size of New Patriot REIT's room portfolio since Patriot's Initial Offering.

  Following the Merger, New Patriot REIT expects to terminate its leases with a limited liability company owned by certain executive officers of Patriot relating to eight of its existing hotels, and nine hotels which are the subject of Proposed Acquisitions and re-lease such hotels to New Patriot Operating Company. See "--Interests of Certain Officers and Directors." The existing hotels to be re-leased include the four Carefree Resorts acquired by Patriot in January 1997 (The Boulders, The Lodge at Ventana Canyon, The Peaks Resort & Spa and Carmel Valley Ranch Resort), the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota, the Sheraton Park Place Hotel in Minneapolis, Minnesota, and the Myrtle Beach Hilton Oceanfront Golf Resort in Myrtle Beach, South Carolina, and the hotels to be re-leased which are the subject of Proposed Acquisitions include the five Snavely Group hotels, four of which are located in Cleveland, Ohio and one of which is in Akron, Ohio, and four Doubletree Hotels which are located in Houston, Texas, Anaheim, California, Overland Park, Kansas and St. Louis, Missouri. Following the Merger, New Patriot REIT may also seek to restructure the two special purpose entities which own the Crowne Plaza Ravinia Hotel in Atlanta and the Marriott WindWatch Hotel on Long Island, New York so that these hotels may be leased to New Patriot Operating Company. See "Risk Factors--Risk of Investment in Subsidiaries Controlled by Other Parties." There are no binding agreements with respect to leasing any such hotels to New Patriot Operating Company and thus no assurances can be made that such hotels will be leased to New Patriot Operating Company. See "Risk Factors--Certain Conflicts of Interest Relating to Patriot" and "--Risk of Investment in Subsidiaries Controlled by Other Parties." With respect to Patriot's remaining hotels, there are no agreements concerning when or if such hotels will be leased to New Patriot Operating Company. Upon the expiration of the lease relating to each of these hotels, New Patriot REIT currently intends to evaluate the individual circumstances of such lease and decide whether to continue to lease such hotel to an independent lessee or, alternatively, to lease such hotel to New Patriot Operating Company.

  Patriot believes that market conditions remain favorable for the acquisition of additional hotels and hotel portfolios and it is expected that New Patriot REIT will continue Patriot's aggressive acquisition activities. Additionally, New Patriot Operating Company intends to explore opportunities to acquire hotel operators, owners of hotel franchises or brands and independent hotel management companies. Patriot's management believes that the paired share structure will enhance opportunities for New Patriot REIT and New Patriot Operating Company to consummate such acquisitions. No assurances can be given, however, that New Patriot REIT and New Patriot Operating Company will locate attractive acquisition opportunities or that they will consummate such acquisitions. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

  Patriot and PaineWebber Incorporated ("PaineWebber") have entered into an agreement pursuant to which, following the closing of the Merger, an affiliate of PaineWebber will purchase from New Patriot REIT substantially all of the land which is currently owned by Cal Jockey, including the land subject to the Franklin Agreement and the Iaccoca Agreement but excluding the land subject to the Borders Lease, for a purchase price of $78.05 million in cash (the "Proposed PaineWebber Land Sale"). In connection with the Proposed PaineWebber Land Sale, New Patriot REIT would assign all of its rights and benefits under existing leases, contracts, permits and entitlements relating to land owned by Cal Jockey prior to its consummation of the Merger and the Related Transactions, excluding the Borders Lease, to the PaineWebber affiliate. New Patriot REIT would retain ownership of the improvements located on the land. Simultaneously with the consummation of such purchase, the PaineWebber affiliate and New Patriot REIT would enter into a ground lease covering that portion of the land upon which the Racecourse is situated for a term of seven years at an annual rental rate of $3 million for the first year of the lease, $3.25 million for the second year, $3.5 million for the third year, $4 million for the fourth and fifth years and $5 million for each remaining year during the term of the lease. New Patriot REIT would then sublease the Racecourse land and the related improvements to New Patriot Operating Company in order to permit New Patriot Operating Company to continue horse racing operations at the Racecourse through the term of New Patriot REIT's lease. The parties may have the option to renew such leases upon their expiration under certain circumstances. There can be no assurance that the Proposed PaineWebber Land Sale will be consummated. See "The Companies--Surviving Companies."

  In connection with the consummation of the Merger, all of the current directors and officers of Cal Jockey and Bay Meadows will resign. Thereafter, the current directors of Patriot will become the directors of New Patriot REIT and the executive officers of New Patriot REIT will be Paul A. Nussbaum who will become Chairman of the Board of Directors, Chief Executive Officer and President, William W. Evans III who will serve in the Office of the Chairman, and Rex E. Stewart who will become Chief Financial Officer and Treasurer. The current executive officers of Patriot (including Messrs. Nussbaum and Stewart) will become the executive officers of New Patriot Operating Company and, together with the directors of New Patriot Operating Company, will manage the business and affairs of New Patriot Operating Company. For information concerning these persons, see "Management of New Patriot REIT and New Patriot Operating Company--New Patriot Operating Company." After consummation of the Merger, it is expected that the current officers and employees of Bay Meadows will continue to manage the horse racing operations through a subsidiary of New Patriot Operating Company. See "Risk Factors--Lack of Experience in the Horse Racing Business; Reliance on Bay Meadows Management."

  On April 14, 1997, Patriot entered into a merger agreement and a related stock purchase agreement (collectively, the "Wyndham Merger Agreement") pursuant to which Wyndham Hotel Corporation ("Wyndham") will merge with and into New Patriot REIT with New Patriot REIT being the surviving company (the "Wyndham Merger"). As a result of the Wyndham Merger, New Patriot REIT will acquire all of the assets and liabilities of Wyndham, including, as of April 9, 1997, Wyndham's portfolio of 23 owned and leased hotels, with an aggregate of 4,877 rooms, Wyndham's 64 managed and franchised properties throughout North America, management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand and the proprietary brand names Wyndham, Wyndham Garden and Wyndham Hotels & Resorts. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Merger, each issued and outstanding share of common stock of Wyndham ("Wyndham Common Stock") will be converted into the right to receive 0.712 paired shares (the "Wyndham Exchange Ratio"). The Wyndham Exchange Ratio is subject to adjustment in the event that the average of the closing prices of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock on the twenty trading days preceding the fifth business day prior to the stockholder meetings called to approve the Wyndham Merger (the "Average Trading Price") is less than $42.13 per paired share. If the Average Trading Price is between $40.21 and $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. If the Average Trading Price is less than $40.21 per paired share, the Wyndham Exchange Ratio will be fixed at 0.746; however, in such circumstances, Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. On May 28, 1997, the closing price of the Paired Shares as reported on the AMEX was $41 1/2. In lieu of receiving paired shares, Wyndham stockholders have the right to elect to receive cash in an amount per share equal to the Wyndham Exchange Ratio (as it may be adjusted) multiplied by the average closing price of the paired shares over the five trading days immediately preceding the closing date of the Wyndham Merger. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100 million elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the Wyndham Merger, New Patriot REIT will assume Wyndham's existing indebtedness, which is approximately $146 million as of May 28, 1997. In connection with the execution of the Wyndham Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels with 3,072 rooms, located throughout the United States, for approximately $331.7 million in cash, plus approximately $14 million in additional consideration if two hotels meet certain operational targets (the "Crow Acquisition" and, collectively with the Wyndham Merger, the "Proposed Wyndham Transactions"). The Wyndham Merger and the Crow Acquisition, which are expected to be consummated concurrently, are subject to various conditions including, without limitation, the consummation of the Merger and approval of the Proposed Wyndham Transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. It is currently anticipated that the stockholder meetings to approve the Proposed Wyndham Transactions will occur in the fourth quarter of 1997. If the Proposed Wyndham Transactions are approved and consummated, it is anticipated that the current stockholders of Patriot would hold approximately 53.4% and the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 13.4% of the outstanding shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock following consummation of the Proposed Wyndham Transactions (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham Merger). The pro forma combined assets of New Patriot REIT and New Patriot Operating Company at March 31, 1997 assuming consummation of the Proposed Wyndham Transactions would be approximately $2.6 billion of which approximately 8.2% would be attributable to Cal Jockey and Bay Meadows, approximately 46.0% would be attributable to Patriot and approximately 45.8% would be attributable to Wyndham and partnerships associated with members of the Trammel Crow family. In addition, the pro forma combined revenues of New Patriot REIT and New Patriot Operating Company for the year ended December 31, 1996 and the three months ended March 31, 1997 assuming consummation of the Proposed Wyndham Transactions would be approximately $581 million and $173 million, respectively, of which approximately 9.0% and 12.0%, respectively, would be attributable to Cal Jockey and Bay Meadows, approximately 35.3% and 33.5%, respectively, would be attributable to Patriot and approximately 55.7% and 54.5%, respectively, would be attributable to Wyndham and partnerships associated with members of the Trammel Crow family. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the Proposed Wyndham Transactions on New Patriot REIT and New Patriot Operating Company. See "Unaudited Pro Forma Combined Financial Statements." Certain material risks with respect to the Proposed Wyndham Transactions also are set forth under "Risk Factors--Risks Relating to Proposed Wyndham Transactions."

  Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase regarding expanding and replacing the Line of Credit with a new credit facility with availability of up to approximately $1.2 billion (the "New Credit Facility"). This credit facility will consist of a $700 million unsecured revolving line of credit and a term loan of $500 million. It is anticipated that the term loan will be secured by specific assets and properties of Patriot (following the Merger, the assets and properties of New Patriot REIT and New Patriot Operating Company) that will be transferred to a special purpose "bankruptcy remote" entity. The revolving line of credit will be used for the acquisition of additional properties, business and other assets, for capital expenditures and for general working capital purposes. The term loan will be used to finance payments to be made in connection with the Proposed Wyndham Transactions and the acquisition of certain other properties. While negotiations concerning the New Credit Facility are ongoing, there can be no assurance that such a credit facility will be obtained, or if obtained, when it will become effective or available or what the specific terms of such credit facility will be. See "The Companies--Surviving Companies--New Credit Facility."

                          THE MEETINGS OF STOCKHOLDERS

CAL JOCKEY SPECIAL MEETING

  The special meeting of stockholders of Cal Jockey will be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 10:15 a.m., Pacific time (including any and all adjournments and postponements thereof, the "Cal Jockey Special Meeting"). At the Cal Jockey Special Meeting, holders of shares of Cal Jockey Common Stock will consider and vote upon (i) approval of a proposal (the "Merger Proposal") to adopt the Merger Agreement and the Related Transactions, including, without limitation, the Merger, the issuance of up to approximately 30,500,000 shares of Cal Jockey Common Stock and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership in exchange for OP Units of the Patriot Partnership; and (ii) approval of a proposal (the "Cal Jockey Charter and Bylaw Amendment Proposal") to amend and restate the Certificate of Incorporation of Cal Jockey (the "Cal Jockey Charter") and the Bylaws of Cal Jockey (the "Cal Jockey Bylaws"). Each of the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Cal Jockey Common Stock. Holders of Cal Jockey Common Stock are entitled to one vote per share. Only holders of shares of Cal Jockey Common Stock at the closing of business on May 16, 1997 (the "Cal Jockey Record Date") will be entitled to notice of and to vote at the Cal Jockey Special Meeting. As of the Cal Jockey Record Date, directors and executive officers of Cal Jockey and their affiliates who own 162,022 shares (representing 2.8% of the outstanding shares) have indicated that they intend to vote all of their shares of Cal Jockey Common Stock for approval of the aforementioned proposals. See "The Meetings of Stockholders-- Cal Jockey Special Meeting."

  THE BOARD OF DIRECTORS OF CAL JOCKEY HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CAL JOCKEY VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER," AND "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF CAL JOCKEY."

BAY MEADOWS SPECIAL MEETING

  The special meeting of stockholders of Bay Meadows will be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 9:00 a.m., Pacific time (including any and all adjournments and postponements thereof, the "Bay Meadows Special Meeting"). At the Bay Meadows Special Meeting, holders of shares of Bay Meadows Common Stock will consider and vote upon

(i) approval of the Merger Proposal, including, without limitation, the issuance of up to approximately 30,500,000 shares of Bay Meadows Common Stock in connection with the Merger and the contribution of certain of the assets of Bay Meadows to the New Patriot Operating Partnership in exchange for OP Units of the New Patriot Operating Partnership; and (ii) approval of a proposal (the "Bay Meadows Charter and Bylaw Amendment Proposal") to amend and restate the Certificate of Incorporation of Bay Meadows (the "Bay Meadows Charter") and the Bylaws of Bay Meadows (the "Bay Meadows Bylaws"). Each of the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Bay Meadows Common Stock. Holders of Bay Meadows Common Stock are entitled to one vote per share. Only holders of shares of Bay Meadows Common Stock at the closing of business on May 16, 1997 (the "Bay Meadows Record Date") will be entitled to notice of and to vote at the Bay Meadows Special Meeting. As of the Bay Meadows Record Date, directors and executive officers of Bay Meadows and their affiliates who own 190,149 shares (representing 3.3% of the outstanding shares) have indicated that they intend to vote all of their shares of Bay Meadows Common Stock for approval of the aforementioned proposals. See "The Meetings of Stockholders--Bay Meadows Special Meeting."

  THE BOARD OF DIRECTORS OF BAY MEADOWS HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF BAY MEADOWS VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER," AND "-- REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BAY MEADOWS."

PATRIOT SPECIAL MEETING

  The special meeting of stockholders of Patriot will be held at the Holiday Inn Select, Dallas, Texas, on July 1, 1997, at 11:00 a.m., local time (including any and all adjournments and postponements thereof, the "Patriot Special Meeting" and, together with the Cal Jockey Special Meeting and the Bay Meadows Special Meeting, the "Special Meetings"). At the Patriot Special Meeting, holders of Patriot Common Stock will consider and vote upon (i) approval of the Merger Proposal and (ii) approval of a proposal (the "Patriot Incentive Plan Proposal") to amend and restate the Patriot American Hospitality, Inc. 1995 Incentive Plan (the "Patriot Incentive Plan"). The Merger Proposal must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Patriot Common Stock entitled to vote thereon. The Patriot Incentive Plan Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Patriot Common Stock present in person or by proxy and entitled to vote at the Patriot Special Meeting. Holders of Patriot Common Stock are entitled to one vote per share. Only holders of Patriot Common Stock at the close of business on May 16, 1997 (the "Patriot Record Date") will be entitled to notice of and to vote at the Patriot Special Meeting. As of the Patriot Record Date, directors and executive officers of Patriot and their affiliates who own 877,210 shares (representing 2.0% of the outstanding shares) have indicated that they intend to vote all of their shares of Patriot Common Stock for approval of the aforementioned proposals. See "The Meetings of Stockholders--Patriot Special Meeting."

  THE BOARD OF DIRECTORS OF PATRIOT HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE PATRIOT INCENTIVE PLAN PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT PATRIOT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND THE PATRIOT INCENTIVE PLAN PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER," "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF PATRIOT," AND "PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PATRIOT INCENTIVE PLAN."

CONDITIONAL NATURE OF THE PROPOSALS

  The Merger Proposal, the Cal Jockey Charter and Bylaw Amendment Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal are sometimes referred to herein collectively as the "Proposals." ALTHOUGH EACH OF THE PROPOSALS WILL BE VOTED ON SEPARATELY AT THE CAL JOCKEY SPECIAL MEETING, THE BAY MEADOWS SPECIAL MEETING AND THE PATRIOT SPECIAL MEETING, BECAUSE ADOPTION OF EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS IS NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. HOWEVER, APPROVAL OF THE PATRIOT INCENTIVE PLAN PROPOSAL IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER AND THE RELATED TRANSACTIONS. IN THE EVENT THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL ARE APPROVED BUT THE MERGER PROPOSAL IS NOT APPROVED, THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL WILL NOT TAKE EFFECT.

                          THE MERGER AND SUBSCRIPTION

TERMS OF THE MERGER AND SUBSCRIPTION

  On October 31, 1996, Patriot, Cal Jockey and Bay Meadows entered into a binding acquisition agreement (the "October 31, 1996 Agreement") pursuant to which the parties agreed to engage in a business combination transaction. The parties, together with the Patriot Partnership, thereafter entered into the Merger Agreement which by its terms supersedes the October 31, 1996 Agreement and more fully details the transactions to be consummated by the parties. The Board of Directors of each of Patriot, Cal Jockey and Bay Meadows has approved the October 31, 1996 Agreement, the Merger Agreement and the Related Transactions, including, without limitation, the Merger, the Subscription (as hereinafter defined), the issuance of up to approximately 30,500,000 Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock, the contribution of certain of the assets of Bay Meadows to the New Patriot Operating Partnership and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership. Pursuant to the Merger Agreement, a copy of which is attached hereto as Annex A, at the time the Merger becomes effective (the "Effective Time"), Patriot will be merged with and into Cal Jockey, with Cal Jockey being the surviving company in the Merger. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company." Presently, shares of Cal Jockey Common Stock and shares of Bay Meadows Common Stock are paired and are transferable only as a single unit pursuant to the Pairing Agreement. The Pairing Agreement will continue after the Merger and, accordingly, each share of common stock, par value $.01 per share, of New Patriot REIT ("New Patriot REIT Common Stock") and each share of common stock, par value $.01 per share, of New Patriot Operating Company ("New Patriot Operating Company Common Stock") will also be paired and transferable only as a single unit.

  In the Merger, each outstanding Paired Share of Cal Jockey Common Stock and Bay Meadows Common Stock will remain outstanding and will automatically, without any action on the part of the stockholders of Cal Jockey and Bay Meadows, represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  By operation of the Merger, each issued and outstanding share of Patriot Common Stock will be converted into the right to receive 0.51895 shares of New Patriot REIT Common Stock (the "Exchange Ratio"), subject to certain REIT qualification requirements described below. In the event, however, that the average closing price of a share of Patriot Common Stock as reported on the NYSE over the 20 trading days immediately preceding the third trading day prior to the Special Meetings (the "Patriot Average Trading Price") is less than $17.125, then each share of Patriot Common Stock will be converted into the number of paired shares equal to the Patriot

Average Trading Price divided by $33.00. The Patriot Partnership will, in connection with the Merger, subscribe (the "Subscription") for shares of Bay Meadows Common Stock (which in connection with the Merger will become New Patriot Operating Company Common Stock) (the "Subscribed Shares") in an amount equal to the number of shares of New Patriot REIT Common Stock that will be issued to Patriot stockholders in the Merger. Immediately prior to the Merger, the Patriot Partnership will fund the Subscription and Patriot and the Patriot Partnership will designate the Patriot stockholders as the recipients of the Subscribed Shares, in compliance with the Pairing Agreement, on the basis of
0.51895 Subscribed Shares for each share of Patriot Common Stock outstanding at the Effective Time, subject to certain REIT qualification requirements described below and to any adjustment to the Exchange Ratio. The result of the Merger and the Subscription will be that Patriot stockholders will have the right to receive 0.51895 shares of New Patriot REIT Common Stock and 0.51895 shares of New Patriot Operating Company Common Stock, subject to certain REIT qualification requirements described below and to any adjustment to the Exchange Ratio, for each share of Patriot Common Stock held by them at the Effective Time, which shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be paired and transferable only as a single unit.

  The Amended and Restated Certificates of Incorporation of New Patriot REIT and New Patriot Operating Company (the "Restated Charters") will provide that no person or entity may own, be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in excess of 9.8% (the "Ownership Limit") of the outstanding shares of any class or series of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or preferred stock of New Patriot REIT or New Patriot Operating Company (collectively, the "Equity Stock"). If any holder of Patriot Common Stock would receive in the Merger and the Subscription a number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock which would cause such holder or any other person or entity to own, or be deemed to own, paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock that would cause such holder or any other person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving those paired shares which would cause the Ownership Limit to be exceeded (the "Excess Paired Shares"), have the right to be paid by New Patriot REIT an amount in cash for such Excess Paired Shares equal to the product of the Fair Market Value (as hereinafter defined) per Excess Paired Share multiplied by the number of such Excess Paired Shares. "Fair Market Value" shall be equal to the greater of (i) the average closing price of the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock on the AMEX on the four (4) trading days immediately preceding the date the Merger is consummated, and (ii) the average closing price of the shares of Patriot Common Stock on the NYSE on the four (4) trading days immediately preceding the date the Merger is consummated multiplied by the inverse of the Exchange Ratio, 1.92697 as of May 28, 1997. Assuming the Merger had been consummated on May 28, 1997, the Fair Market Value of an Excess Paired Share would have been $41.91 per Excess Paired Share.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
 Patriot

  The Board of Directors of Patriot believes that the Merger and the Related Transactions are fair to and in the best interests of Patriot and its stockholders. THE PATRIOT BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT VOTE "FOR" THE MERGER PROPOSAL. The material factors that the Patriot Board of Directors considered in reaching the foregoing conclusions were its belief that: (i) the Merger will enable the stockholders of Patriot to realize the value inherent in the paired share structure which will allow Patriot in combination with its paired operating company to become a fully integrated owner and operator of hotels; (ii) following the Merger, New Patriot Operating Company will be able to lease and operate newly acquired hotels as well as any of Patriot's existing hotels that are re-leased to New Patriot Operating Company and thus stockholders will be able to retain the economic benefit of not only the lease payments received by New Patriot REIT, but also the operating profits of New Patriot Operating Company; (iii) with the paired share structure, New Patriot Operating Company will be able to directly control strategic business decisions with respect to the marketing and management of hotels acquired after the Merger or existing hotels that are re-leased to New Patriot Operating Company following the Merger; (iv) in structuring hotel acquisitions, New Patriot REIT will have increased flexibility because of its ability to acquire hotels and either lease them to New Patriot Operating Company or, alternatively, lease them to independent lessees; (v) following the Merger, the universe of Patriot's potential hotel acquisitions will significantly increase because, in addition to hotels, it will be able to acquire hotel operators, owners of hotel franchises or brands and independent hotel management companies through New Patriot Operating Company; and (vi) the Merger may have a favorable effect on the funds from operations ("FFO") multiple at which Patriot Common Stock is traded and may thereby reduce Patriot's cost of capital over time. In making its recommendation, the Board of Directors of Patriot considered, among other things, the opinion, analyses and presentations of PaineWebber, Patriot's financial advisor, including PaineWebber's opinion to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by holders of Patriot Common Stock in the Merger was fair, from a financial point of view, to holders of Patriot Common Stock. See "The Merger and Subscription--Reasons for the Merger; Recommendation of the Board of Directors of Patriot" and "--Opinion of Patriot's Financial Advisor."

 Cal Jockey

  The Board of Directors of Cal Jockey believes that the Merger and the Related Transactions are fair to and in the best interests of Cal Jockey and its stockholders. THE BOARD OF DIRECTORS OF CAL JOCKEY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF CAL JOCKEY VOTE "FOR" THE MERGER PROPOSAL. The material factors that the Cal Jockey Board of Directors considered in reaching the foregoing conclusions were: (i) the Cal Jockey stockholders would hold Paired Shares as of the time of the Merger that had a market value, as of a date shortly before the Merger, of not less than $33.00 per Paired Share, which represents a substantial premium over historical market prices of the Paired Shares; (ii) the Cal Jockey stockholders have the choice of selling their Paired Shares on the AMEX or continuing to hold an equity interest in New Patriot REIT and New Patriot Operating Company and thereby participating in any increase in value of the Paired Shares and in any growth of New Patriot REIT and New Patriot Operating Company; (iii) a combination with Patriot would allow Cal Jockey to enjoy significant growth opportunities in the lodging industry; (iv) the surviving company would enjoy increased market capitalization, increased liquidity and greater financial strength; and (v) the Patriot transaction is more economically favorable than transactions proposed by other parties, including the proposed transaction with Hudson Bay Partners, L.P. ("Hudson Bay"). In making its recommendation, the Board of Directors of Cal Jockey considered among other things, the analyses and presentations of Montgomery Securities ("Montgomery"), financial advisor for Cal Jockey and Bay Meadows, including its written opinion, dated October 30, 1996, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the stockholders of Cal Jockey and Bay Meadows pursuant to the Merger and the Offer was fair from a financial point of view to such stockholders. The Board of Directors of Cal Jockey also considered the updating opinion of Montgomery, rendered orally to the Board of Directors of Cal Jockey on May 28, 1997 (which Montgomery subsequently updated by a written opinion dated the date of this Joint Proxy Statement/Prospectus) to the effect that the financial terms of the Merger and the Subscription, taken as a whole, were fair from a financial point of view to the stockholders of Cal Jockey and Bay Meadows, as of the date of such opinion. See "The Merger and Subscription--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Cal Jockey" and "-- Opinion of the Financial Advisor for Cal Jockey and Bay Meadows."

 Bay Meadows

  The Board of Directors of Bay Meadows believes that the Merger and the Related Transactions are fair to and in the best interests of Bay Meadows and its stockholders. THE BOARD OF DIRECTORS OF BAY MEADOWS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF BAY MEADOWS

VOTE "FOR" THE MERGER PROPOSAL. The material factors that the Board of Directors of Bay Meadows considered in reaching the foregoing conclusions were:
(i) the Bay Meadow Meadows stockholders would hold Paired Shares as of the time of the Merger that had a market value, as of a date shortly before the Merger, of not less than $33.00 per Paired Share, which represents a substantial premium over historical market prices of the Paired Shares; (ii) the Bay Meadows stockholders have the choice of selling their Paired Shares on the AMEX or continuing to hold an equity interest in New Patriot REIT and New Patriot Operating Company and thereby participating in any increase in value of the Paired Shares and in any growth of New Patriot REIT and New Patriot Operating Company; (iii) a combination with Patriot would allow Bay Meadows to enjoy significant growth opportunities in the lodging industry; (iv) the surviving company would enjoy increased market capitalization, increased liquidity and greater financial strength; and (v) the Patriot transaction is more economically favorable than transactions proposed by other parties, including the proposed transaction with Hudson Bay. In making its recommendation, the Bay Meadows Board of Directors considered, among other things, the analyses and presentations of Montgomery, financial advisor for Cal Jockey and Bay Meadows, including its written opinion, dated October 30, 1996, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be received by the stockholders of Cal Jockey and Bay Meadows pursuant to the Merger and the Offer was fair from a financial point of view to such stockholders. The Board of Directors of Bay Meadows also considered the updating opinion of Montgomery, rendered orally to the Board of Directors of Bay Meadows on May 27, 1997 (which Montgomery subsequently updated by a written opinion dated the date of this Joint Proxy Statement/Prospectus) to the effect that the financial terms of the Merger and the Subscription, taken as a whole, were fair from a financial point of view to the stockholders of Cal Jockey and Bay Meadows, as of the date of such opinion. See "The Merger and Subscription--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Bay Meadows" and "-- Opinion of the Financial Advisor for Cal Jockey and Bay Meadows."

  For a discussion of the circumstances surrounding the Merger and the reasons for the recommendations of the Board of Directors of each of Patriot, Cal Jockey and Bay Meadows, see "The Merger and Subscription-- Background of the Merger," "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Patriot," "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Cal Jockey" and "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Bay Meadows."

OPINIONS OF FINANCIAL ADVISORS

 Patriot

  PaineWebber has rendered its opinion to the Patriot Board of Directors to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to certain limitations set forth therein, the consideration to be received by holders of Patriot Common Stock in the Merger was fair, from a financial point of view, to holders of Patriot Common Stock. A copy of the full text of this written opinion of PaineWebber, which sets forth the assumptions made, matters considered and limitations on the scope of its review, is attached as Annex F to this Joint Proxy Statement/Prospectus, and should be read in its entirety. See "The Merger and Subscription--Opinion of Patriot's Financial Advisor."

 Cal Jockey and Bay Meadows

  Montgomery has delivered its written opinion, dated as of October 30, 1996, to the Board of Directors of each of Cal Jockey and Bay Meadows to the effect that, based upon the facts and circumstances set forth therein, the consideration to be received by the stockholders of Cal Jockey and Bay Meadows pursuant to the Merger and the Offer was fair from a financial point of view to such stockholders. Montgomery also has rendered orally to the Board of Directors of each of Cal Jockey and Bay Meadows, at meetings of those Boards of Directors on May 28 and May 27, 1997, respectively, its updating opinions to the effect that, as of those respective dates, the financial terms of the Merger and the Subscription, taken as a whole, were fair to the stockholders of Cal Jockey and Bay Meadows from a financial point of view. In addition, Montgomery has delivered its written opinion, dated as of the date of this Joint Proxy Statement/Prospectus, to the Board of Directors of each of Cal Jockey and Bay Meadows to the effect that, based upon the facts and circumstances set forth therein, the financial terms of the Merger and the Subscription, taken as a whole, are fair from a financial point of view to the stockholders of Cal Jockey and Bay Meadows, as of the date of such opinion. A copy of the full text of the written opinion of Montgomery dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached as Annex G to this Joint Proxy Statement/Prospectus, and should be read in its entirety. See "The Merger and Subscription--Opinion of Financial Advisor for Cal Jockey and Bay Meadows."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

 The Merger and Subscription

  Goodwin, Procter & Hoar LLP, counsel for Patriot, has delivered its opinion to Patriot substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by Patriot as a result of the Merger. In general, stockholders of Patriot will recognize gain, but not loss, on the exchange of shares of Patriot Common Stock for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in an amount equal to the lesser of (a) the fair market value of the New Patriot Operating Company Common Stock received by the stockholder in exchange therefor or (b) the amount by which the fair market value of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received in the exchange exceeds the stockholder's adjusted tax basis in the Patriot Common Stock exchanged therefor. Stockholders of Patriot who receive cash in lieu of fractional paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or cash for Excess Paired Shares may recognize additional amounts of gain. No gain or loss will be recognized by Cal Jockey as a result of the Merger. See "Certain Federal Income Tax Considerations--Tax Consequences of the Merger."

 REIT Qualification

  If certain detailed conditions imposed by the REIT provisions of the Code are met, entities such as Patriot and Cal Jockey that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., taxation at both the corporate and stockholder levels) that generally results from the use of a corporate form. Prior to the consummation of the Merger, Patriot and Cal Jockey each has operated in a manner intended to allow it to qualify as a REIT. Following the Merger, New Patriot REIT intends to operate in a manner so that New Patriot REIT will continue to qualify as a REIT. If New Patriot REIT fails to qualify as a REIT in any taxable year, New Patriot REIT will be subject to federal income taxation as if it were a domestic corporation, and could be subject to potentially significant tax liabilities which could reduce or eliminate cash available to distribute to stockholders. Unless entitled to relief under certain Code provisions, New Patriot REIT also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Moreover, New Patriot REIT's qualification following the Merger generally depends on Cal Jockey's and Patriot's qualification as a REIT for periods prior to the Merger, and in any event, the liabilities of New Patriot REIT following the Merger will include Cal Jockey's or Patriot's liability for any unpaid taxes, including taxes resulting if Cal Jockey or Patriot fails to qualify as a REIT, for any period prior to the Merger.

  In connection with the mailing of this Joint Proxy Statement/Prospectus, Goodwin Procter & Hoar llp has rendered an opinion regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii) Cal Jockey's qualification as a REIT for periods prior to the Merger and (iii) New Patriot REIT's ability to qualify as a REIT following the Merger. The opinion of Goodwin, Procter & Hoar llp has been filed as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") of which this Joint Proxy Statement/Prospectus is a part. This opinion is based on certain assumptions and representations from Patriot and Cal Jockey regarding Patriot's, Cal Jockey's and New Patriot REIT's compliance with the requirements for qualification as a REIT, and is not binding on the Internal Revenue Service (the "IRS"). Accordingly, no assurance can be given that the IRS will not challenge the status of Patriot or Cal Jockey as a REIT prior to the Merger or the status of New Patriot REIT as a REIT following the Merger. See "Certain Federal Income Tax Considerations--REIT Qualification."

 Taxation of New Patriot Operating Company

  Bay Meadows has not qualified as a REIT prior to the Merger. New Patriot Operating Company will not qualify as a REIT after consummation of the Merger and the Related Transactions and will be subject to federal income tax on its taxable income at corporate rates.

ACCOUNTING TREATMENT

  Cal Jockey will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. See "The Merger and Subscription-- Accounting Treatment."

CERTAIN RESALE RESTRICTIONS

  All paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received by Patriot stockholders in the Merger and the Subscription will be freely transferable as paired shares, except that paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933, as amended (the "Securities Act")) of Patriot at the time of the Patriot Special Meeting may be resold by them only in certain permitted circumstances. See "The Merger and Subscription--Certain Resale Restrictions."

NEW YORK STOCK EXCHANGE LISTING

  It is a condition to the obligations of Patriot, Cal Jockey and Bay Meadows to consummate the Merger that, prior to the Effective Time, the parties obtain the approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock outstanding as of the Effective Time and issuable in the Merger and the Related Transactions on the NYSE, subject to official notice of issuance. See "The Merger and Subscription--New York Stock Exchange Listing" and "The Merger Agreement-- Conditions to the Merger."

DISSENTERS' RIGHTS

  Under the Delaware General Corporation Law (the "DGCL") and the Virginia Stock Corporation Act (the "VSCA"), stockholders of Cal Jockey, Bay Meadows and Patriot are not entitled to dissenters' rights in connection with the Merger or the Related Transactions. See "Risk Factors--No Dissenters' Rights," "The Meetings of Stockholders" and "The Merger and Subscription--Interests of Certain Officers and Directors."

                                  RISK FACTORS

  In considering whether to approve the Proposals, stockholders of Patriot, Cal Jockey and Bay Meadows should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters discussed under "Risk Factors." Such matters include:

 . Following the Merger, New Patriot REIT intends to operate in a manner so that New Patriot REIT will qualify as a REIT. New Patriot REIT's qualification as a REIT following the Merger generally depends on, among other things, Cal Jockey's and Patriot's qualifications as REITs for periods prior to the Merger. In connection with the mailing of the Joint Proxy Statement/Prospectus, Goodwin, Procter & Hoar llp has rendered an opinion regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii) Cal Jockey's qualification as a REIT for periods prior to the Merger and (iii) New Patriot REIT's ability to qualify as a

   REIT following the Merger. If New Patriot REIT fails to qualify as a REIT, New Patriot REIT will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. This treatment would reduce the net earnings of New Patriot REIT available for distribution to stockholders because of the additional tax liability to New Patriot REIT for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to stockholders had been made in anticipation of New Patriot REIT qualifying as a REIT, New Patriot REIT might be required to borrow funds or to liquidate investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under certain debt obligations of New Patriot REIT including the Line of Credit and the New Credit Facility. See "Risk Factors--REIT Tax Risks."

   . Risks associated with Patriot's rapid growth since the Initial Offering and its ability to manage its operations following the Merger and the Related Transactions. Assuming all of the Proposed Acquisitions are consummated, New Patriot REIT's hotel portfolio will include 70 hotels, aggregating 16,833 rooms, representing a 300% increase in the size of New Patriot REIT's room portfolio since Patriot's Initial Offering. In connection with the Merger and the Related Transactions, New Patriot Operating Company will be responsible for the horse racing operations of Bay Meadows and the hotel management operations of certain of New Patriot REIT's hotels. The integration of departments, systems and procedures of Patriot with those being acquired in connection with the Merger and the Related Transactions presents a significant management challenge, and the failure to integrate such companies and properties into Patriot's management and operating structures could have a material adverse effect on the results of operations and financial condition of New Patriot REIT and New Patriot Operating Company. See "Risk Factors--Failure to Manage Rapid Growth and Integrate Operations Following the Merger."

   . Possible adverse consequences to the stockholders of Cal Jockey and Bay Meadows who remain stockholders of New Patriot REIT and New Patriot Operating Company as a result of (i) the increase in the amount of pro forma combined debt payable by New Patriot REIT and New Patriot Operating Company to approximately $579.9 million as of March 31, 1997, as compared to no indebtedness of Bay Meadows and Cal Jockey (excluding the $2,900,000 Loan (as defined below in "--The Merger Agreement--Loan for Hudson Bay Termination Fee") payable to Patriot under certain circumstances) as of March 31, 1997, and (ii) the increase in the pro forma ratio of combined debt to total market capitalization of New Patriot REIT and New Patriot Operating Company to 29.6% (based on the $41 1/2 closing price of the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock on May 28, 1997). It also should be noted that (i) PaineWebber Real Estate has agreed to increase Patriot's availability under the Line of Credit from $475 million to $625 million (as of May 28, 1997, $471.2 million was outstanding under the Line of Credit) and (ii) Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase concerning replacing the Line of Credit with the New Credit Facility which will have availability of up to $1.2 billion. See "Risk Factors--Substantial Debt Obligations; No Limits on Indebtedness."

   . Risks associated with Patriot's lack of experience in hotel management operations. Following consummation of the Merger, New Patriot Operating Company will manage certain newly acquired hotels as well as certain of Patriot's existing hotels that are re-leased to New Patriot Operating Company. Although certain executives of Patriot have hotel management experience, since its inception, Patriot has neither operated nor managed any hotels. See "Risk Factors--Lack of Experience in Hotel Management Business."

   . The acquisition price being paid by Patriot for Cal Jockey and Bay Meadows has a dilutive effect on Patriot's net income per share on a pro forma basis for 1996 and for the three months ended March 31, 1997 and may have a dilutive effect on net income per share in future periods. The Unaudited Pro Forma Combined Financial Statements contained herein illustrate the effect of the Merger and the Related Transactions on the net income per share. On a pro forma basis (post-Merger) for New Patriot REIT and New Patriot Operating Company, net income per share is $1.29 for the year ended December 31, 1996 and $0.40 for the three months ended March 31, 1997, as compared to $1.78 and $0.44 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, on a pro forma basis for

   Patriot (pre-Merger) (or $0.89 and $0.22, respectively, as adjusted for the 2-for-1 stock split). See "Unaudited Pro Forma Combined Financial Statements." In addition, upon consummation of the Merger and the Related Transactions, the current stockholders of Patriot will hold in the aggregate approximately 80% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, assuming no options or OP Units are exchanged for shares of Patriot Common Stock prior to the Merger and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading price below $17.125. See "Risk Factors-- Dilution to Earnings Caused by Acquisition of Cal Jockey and Bay Meadows."

 . If the Merger and the Related Transactions are not consummated, Cal Jockey will be required to repay the $2,900,000 Loan made by Patriot relating to Cal Jockey's payment of a termination fee to Hudson Bay. If the Merger Agreement is terminated under certain circumstances, Cal Jockey and Bay Meadows will also be required to pay Patriot a termination fee of $5,000,000. The requirement to make such $7,900,000 payments could have the effect of deterring other potential acquirors from making competing offers for Cal Jockey and Bay Meadows, including certain offers that may be more favorable to the stockholders of Cal Jockey and Bay Meadows. Additionally, in the event the Merger and the Related Transactions are not consummated and no other acquiror has agreed to make payments totaling $7,900,000, the payments of such amounts could have a material adverse effect on the results of operations and financial condition of Cal Jockey and Bay Meadows. If the Merger Agreement is terminated under certain other circumstances, Patriot will be required to pay to Cal Jockey $2,900,000 (which amount Patriot may offset against the principal amount due on the $2,900,000 Loan) and reimburse Cal Jockey and Bay Meadows for their out-of-pocket expenses up to an aggregate of $1,000,000. In the event Cal Jockey and Bay Meadows stockholders approve the Merger Proposal but fail to approve either the Cal Jockey Charter and Bylaw Amendment Proposal or the Bay Meadows Charter and Bylaw Amendment Proposal and Patriot terminates the Merger Agreement because of such failure, Patriot shall promptly pay to Cal Jockey and Bay Meadows $5,000,000 or such lesser amount requested by Cal Jockey and Bay Meadows. In addition, pursuant to the terms of the Wyndham Merger Agreement, if the Merger is not consummated by September 1, 1997, then either Patriot or Wyndham could terminate the Wyndham Merger Agreement and Patriot would be required to pay Wyndham a $25 million termination fee. See "The Merger Agreement--Termination Amount and Expenses."

 .  Risks associated with the potential conflicts of interest between New
   Patriot REIT and New Patriot Operating Company. New Patriot REIT and New Patriot Operating Company are separate corporate entities with separate Boards of Directors. A majority of the directors of each of New Patriot REIT and New Patriot Operating Company will not serve as directors or officers of the other company. As a result, the interests of the Board of Directors of each company may conflict and such conflicts may rise to disputes between the companies like those which have been experienced by Cal Jockey and Bay Meadows in the recent past. New Patriot REIT and New Patriot Operating Company will have, immediately following the Merger, the same Chief Executive Officer and Chief Financial Officer as well as two of the same directors. Patriot believes this overlap in management will help decrease the possibility of disagreements between the two companies. No assurance can be given, however, that these individuals' interests as officers and/or directors of one company will not conflict with their interests as officers and/or directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. See "Risk Factors--Potential Conflicts of Interest Between New Patriot REIT and New Patriot Operating Company," "The Companies--Cal Jockey--Lease of Horse Racing Facility" and "Stockholders' Meetings, Litigation and Disagreements." This overlap in management will be reduced in connection with the consummation of the Proposed Wyndham Transactions. See "The Companies--Surviving Companies--The Proposed Wyndham Transactions."

 .  Risks associated with different fairness analyses of Cal Jockey and Bay
   Meadows by PaineWebber and Montgomery. In connection with rendering its fairness opinion, PaineWebber advised Patriot's Board of Directors that the individual valuations of the assets and business of Cal Jockey and Bay Meadows (including the paired share structure) produced a valuation range per Paired Share of between $33.48 and $39.50. See "The Merger and Subscription--Opinion of Patriot's Financial Advisor." In connection with rendering its fairness opinion, Montgomery advised Cal Jockey's and Bay Meadow's Boards of Directors that the analyses performed by Montgomery and described to the Cal Jockey and Bay Meadows Boards of Directors indicated a potential implied equity value range per Paired Share of between $15.00 and $18.50. See "The Merger and Subscription--Opinion of Financial Advisor for Cal Jockey and Bay Meadows." A significant reason for the two different ranges is that, in their respective fairness analyses, Montgomery attempted to determine the value of the paired share structure currently realized by Cal Jockey and Bay Meadows, while PaineWebber attempted to determine the value of the paired share structure that could be realized by Patriot. See "Risk Factors-- Different Fairness Analyses of Cal Jockey and Bay Meadows by PaineWebber and Montgomery."

 . Immediately following the Merger, New Patriot REIT's ability to make distributions to stockholders will primarily depend upon the ability of the independent lessees of certain of Patriot's hotels (the "Lessees") pursuant to separate participating leases (the "Participating Leases") to make rent payments under the Participating Leases which is dependent primarily on the Lessees' ability to generate sufficient revenues from the hotels leased to them by New Patriot REIT. The Merger and the Related Transactions could have a negative effect on Patriot's relationships with existing Lessees who could be concerned that operating control over leased hotels will be transferred to New Patriot Operating Company following expiration of the Participating Leases. Any failure or delay by Lessees in making lease payments may adversely affect New Patriot REIT's ability to make anticipated distributions to stockholders. See "Risk Factors--Dependence on Lessees and Payments under the Participating Leases."

 . Following the Merger, Patriot's ability to acquire additional hotels could be negatively impacted by the paired share structure because hotel management companies, franchisees and others who currently approach Patriot with acquisition opportunities in hopes of establishing lessee relationships may not do so in the future out of concern that Patriot will rely on New Patriot Operating Company to manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the property following the sale. This could have a negative impact on New Patriot REIT's acquisition activities in the future. See "Risk Factors--Hotel Industry Risks."

 .  Following the Merger, the primary businesses of New Patriot REIT and New
   Patriot Operating Company will be that of buying, selling, leasing and managing hotels which are subject to operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than New Patriot REIT, New Patriot Operating Company and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates,
   (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of Lessees and New Patriot Operating Company to generate revenues and to make lease payments and therefore New Patriot REIT's ability to make expected distributions to stockholders. See "Risk Factors-- Hotel Industry Risks."

 . New Patriot REIT's investments will be subject to varying degrees of risk generally incident to the ownership of real property, including economic and other conditions that may adversely affect real estate investments and the ability of the Lessees, hotel management entities (the "Operators") and New Patriot Operating Company to make rent payments from the operation of hotels, the relative illiquidity of real estate, increases in taxes caused by increased assessed values or property tax rates, and potential liabilities, including liabilities from known or future environmental problems, all of which could have a material adverse effect on the results of operations and financial condition of New Patriot REIT and New Patriot Operating Company. See "Risk Factors--Real Estate Investment Risks."

 . Risks associated with the Proposed Wyndham Transactions. These risks include, among others, (i) the Proposed Wyndham Transactions have a dilutive effect on net income per share on a pro forma basis for 1996 and the three months ended March 31, 1997, and may have a dilutive effect on net income per share in future periods; (ii) as a result of the Proposed Wyndham Transactions, the pro forma combined indebtedness for New Patriot REIT and New Patriot Operating Company will increase by $511.7 million from $579.9 million to $1,091.6 million (assuming no Wyndham stockholders exercise their cash election rights in the

   Proposed Wyndham Transactions); and (iii) the Proposed Wyndham Transactions will result in New Patriot REIT and New Patriot Operating Company having separate management teams including different Chief Executive Officers and Chief Financial Officers, and this may increase the possibility of disagreements arising between the two companies. See "Unaudited Pro Forma Combined Financial Statements," "Risk Factors--Risks Relating to Proposed Wyndham Transactions" and "Risk Factors--Potential Conflicts of Interest Between New Patriot REIT and New Patriot Operating Company."

                             THE MERGER AGREEMENT

EFFECTIVE TIME OF THE MERGER

  In accordance with the DGCL and the VSCA, the Effective Time of the Merger will occur upon the acceptance for recordation of the Certificate of Merger by the Secretary of State of the State of Delaware and the issuance of a Certificate of Merger by the State Corporation Commission of Virginia. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions, it is currently expected that the Merger will be consummated on the date on which the stockholders of Patriot, Cal Jockey and Bay Meadows approve the Proposals. See "The Merger Agreement--Effective Time of the Merger."

EXCHANGE OF PATRIOT STOCK CERTIFICATES

  Promptly after the Effective Time, a designated exchange agent (the "Exchange Agent") will mail a Letter of Transmittal (as defined below in "The Merger Agreement--Exchange of Patriot Stock Certificates") and instructions to each holder of record of a certificate representing shares of Patriot Common Stock (a "Certificate") as of the Effective Time for use in effecting the surrender of the Certificate. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of New Patriot REIT Common Stock to which such holder shall be entitled issued back-to-back with a certificate representing the number of whole shares of New Patriot Operating Company Common Stock to which such holder shall be entitled and (ii) a check representing the amount of cash in lieu of Excess Paired Shares, if any, or fractional paired shares, if any, due such holder plus the amount of any dividends or distributions, if any, as provided in the Merger Agreement, after giving effect to any required withholding tax, and the Certificate so surrendered will be canceled. PATRIOT STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Merger Agreement--Exchange of Patriot Stock Certificates."

CONDITIONS TO THE MERGER

  The obligations of Cal Jockey and Bay Meadows to effect the Merger and the Related Transactions are subject to the fulfillment or waiver of certain conditions at or prior to the Effective Time including, among others, that:
(i) all waivers, consents, authorizations, orders, approvals and expiration of waiting periods required under law, regulation or agreement to be obtained in order to consummate the Merger and the Related Transactions shall have been obtained except where the failure to obtain any such waiver, consent, authorization, order or approval would not have a Patriot Material Adverse Effect (as defined below in "The Merger Agreement--Conditions to the Merger"), a Cal Jockey Material Adverse Effect (as defined below in "The Merger Agreement--Conditions to the Merger"), or a Bay Meadows Material Adverse Effect (as defined below in "The Merger Agreement--Conditions to the Merger"), as the case may be; (ii) no injunction, restraining order or other order of any federal or state court shall be in effect which prevents the consummation of the Merger and the Related Transactions; (iii) approval of the Proposals by the requisite vote of stockholders of each of Patriot, Cal Jockey and Bay Meadows shall have been obtained; (iv) no statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent consummation of the Merger; (v) the Registration Statement and exhibits relating thereto, including any amendments, of which this Joint Proxy

Statement/Prospectus is a part, shall have been declared effective by the Securities and Exchange Commission (the "Commission") and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission; (vi) Cal Jockey and Bay Meadows shall have obtained approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock outstanding as of the Merger and issuable in the Merger on the NYSE, subject to official notice of issuance; and (vii) no Patriot Material Adverse Effect shall have occurred other than any developments that generally affect the industry in which Patriot operates. See "The Merger Agreement--Conditions to the Merger."

  The obligation of Patriot to effect the Merger and the Related Transactions is subject to the fulfillment or waiver of certain conditions at or prior to the Effective Time including, among others, that: (i) all waivers, consents, authorizations, orders, approvals and expiration of waiting periods required under law, regulation or agreement to be obtained in order to consummate the Merger and the Related Transactions shall have been obtained except where the failure to obtain any such waiver, consent, authorization, order or approval would not have a Patriot Material Adverse Effect, a Cal Jockey Material Adverse Effect, or a Bay Meadows Material Adverse Effect, as the case may be; (ii) no injunction, restraining order or other order of any federal or state court shall be in effect which prevents the consummation of the Merger and the Related Transactions; (iii) no substantial change in the principal business, principal assets or structure of Cal Jockey or Bay Meadows or in the "grandfathered" status of the paired share structure of Cal Jockey or Bay Meadows shall have occurred or be pending and no Cal Jockey Material Adverse Effect or Bay Meadows Material Adverse Effect shall have occurred other than any developments that generally affect the industry in which Cal Jockey or Bay Meadows operate; (iv) approval of the Proposals by the requisite vote of stockholders of each of Patriot, Cal Jockey and Bay Meadows shall have been obtained; (v) no statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent consummation of the Merger;
(vi) the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission; (vii) Cal Jockey and Bay Meadows shall have obtained approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock outstanding as of the Effective Time of the Merger and issuable in the Merger on the NYSE, subject to official notice of issuance;
(viii) Cal Jockey and Bay Meadows shall not be financially insolvent on a combined balance sheet basis immediately prior to consummation of the Merger and the Related Transactions; and (ix) each of the directors of Cal Jockey and each of the directors of Bay Meadows shall have resigned as of the Effective Time from their respective Boards of Directors and the persons designated by Patriot shall be appointed the directors of each of New Patriot REIT and New Patriot Operating Company. See "The Merger Agreement--Conditions to the Merger."

  Of the conditions described in the two preceding paragraphs, the following conditions are not waivable by the parties: (i) no injunction, restraining order or other order of any federal or state court preventing the consummation of the Merger; (ii) approval of the Proposals by the requisite vote of the stockholders of each of Patriot, Cal Jockey and Bay Meadows; (iii) no statute, rule or regulation being enacted preventing the consummation of the Merger;
(iv) the Registration Statement being declared effective by the Commission and no stop order or proceeding suspending the effectiveness thereof being issued; and (v) obtaining approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock on the NYSE.

LOAN FOR HUDSON BAY TERMINATION FEE

  In connection with the transactions contemplated by the Merger Agreement, on October 31, 1996, Patriot loaned to Cal Jockey $2,900,000 (the "$2,900,000 Loan"), which was used to pay the termination fee due to Hudson Bay under an agreement, dated as of August 18, 1996, between Cal Jockey and Hudson Bay (the "Hudson Bay Agreement"). Cal Jockey caused such amount to be paid to Hudson Bay in accordance with the

Hudson Bay Agreement. In accordance with the promissory note, as amended and restated, governing the $2,900,000 Loan, the $2,900,000 Loan is payable on July 14, 1997 and accrues interest at a rate of 5% per annum. In the event of the termination of the Merger Agreement for any reason, Cal Jockey has agreed to immediately repay to Patriot the $2,900,000 Loan. See "The Merger Agreement-- Loan for Hudson Bay Termination Fee." In addition, in the event of termination of the Merger Agreement for certain reasons, Patriot will be required to pay up to $2,900,000 to Cal Jockey, which amount Patriot may offset against the principal amount due on the $2,900,000 Loan. See "The Merger Agreement-- Termination Amount and Expenses."

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, in a number of circumstances including, among others: (i) such time as the parties shall mutually agree; (ii) at the option of Bay Meadows and Cal Jockey, acting jointly, but not individually, on or after July 14, 1997, if by that date all of the conditions to Bay Meadows' and Cal Jockey's obligations shall not have been satisfied or waived (see "The Merger Agreement--Conditions to the Merger"); (iii) at the option of Patriot, on or after July 14, 1997, if by that date all of the conditions to Patriot's obligations shall not have been satisfied or waived (see "The Merger Agreement--Conditions to the Merger");
(iv) at the option of Patriot, if at any time prior to the Effective Time the number of horse race days permitted to be held during 1997 at the premises currently operated by Bay Meadows is less than 80; (v) at the option of Bay Meadows or Cal Jockey if the Board of Directors of either determines in good faith after receiving advice of its respective outside counsel that such action is necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; (vi) at the option of Patriot, if the Board of Directors of either of Bay Meadows or Cal Jockey or any committee of either Board of Directors has (A) withdrawn or modified its approval or recommendation of the Proposals, (B) failed to recommend that the stockholders of Bay Meadows and Cal Jockey vote in favor of such transactions, (C) approved or recommended any Acquisition Proposal (as defined below in "The Merger Agreement--Certain Covenants") or (D) has resolved to do any of the foregoing; or (vii) at the option of any of the parties to the Merger Agreement if the stockholders of Patriot, Cal Jockey or Bay Meadows do not approve any of the Proposals. See "The Merger Agreement--Termination."

TERMINATION AMOUNT AND EXPENSES

  In the event the Merger Agreement is terminated (i) because of the failure to obtain Cal Jockey or Bay Meadows stockholder approval of any of the Proposals and during the 12-month period following such termination Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party or (ii) at the option of Cal Jockey or Bay Meadows because either of their respective Boards of Directors determines such action is necessary to comply with its fiduciary duties to stockholders under applicable laws, then Cal Jockey or Bay Meadows, as the case may be, shall pay to Patriot $5,000,000 in immediately available funds (in addition to Cal Jockey's obligation to repay the $2,900,000
Loan). In addition, in the event the Merger Agreement is terminated by Patriot because the Board of Directors or any committee of the Board of Directors of either Cal Jockey or Bay Meadows (i) withdraws or modifies its approval or recommendation of the Proposals, (ii) fails to recommend that the stockholders of Cal Jockey and Bay Meadows vote in favor of the Proposals, (iii) approves or recommends any Acquisition Proposal or (iv) resolves to do any of the foregoing, Cal Jockey and Bay Meadows shall pay to Patriot $5,000,000 in immediately available funds or with a note due within 90 days accruing interest at 7% per annum (in addition to Cal Jockey's obligation to repay the $2,900,000
Loan).

  In the event the Merger Agreement is terminated because of (i) a breach of Patriot's representations and warranties that would have a Patriot Material Adverse Effect, (ii) the failure by Patriot to comply with all covenants and agreements set forth in the Merger Agreement or (iii) the failure to obtain Cal Jockey, Bay Meadows or Patriot stockholder approval of any of the Proposals, Patriot shall pay to Cal Jockey $2,900,000 or such lesser amount requested by Cal Jockey (which amount Patriot may offset against the principal amount due on the $2,900,000 Loan); provided that such amount shall be immediately repaid by Cal Jockey to Patriot if during the 12-month period following any such termination on account of a failure to obtain Cal Jockey or Bay Meadows stockholder approval of any of the Proposals, Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party. In the event (a) the Patriot Board of Directors withdraws or modifies its approvals or recommendation of the Merger Proposal or
(b) Patriot's stockholders fail to approve the Merger Proposal, Patriot shall promptly reimburse Cal Jockey and Bay Meadows for their out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the Related Transactions (in an amount requested by Cal Jockey and Bay Meadows up to $1,000,000 in the aggregate). In the event Cal Jockey and Bay Meadows stockholders approve the Merger Proposal but fail to approve either the Cal Jockey Charter and Bylaw Amendment Proposal or the Bay Meadows Charter and Bylaw Amendment Proposal and Patriot terminates the Merger Agreement because of such failure, Patriot shall promptly pay to Cal Jockey and Bay Meadows $5,000,000, or such lesser amount requested by Cal Jockey and Bay Meadows. In addition, pursuant to the terms of the Wyndham Merger Agreement, if the Merger is not consummated by September 1, 1997, then either Patriot or Wyndham could terminate the Wyndham Merger Agreement and Patriot would be required to pay Wyndham a $25 million termination fee.

  Except as described above or otherwise provided in the Merger Agreement, Patriot, Cal Jockey and Bay Meadows have agreed that all costs and expenses incurred in connection with the Merger Agreement and the Related Transactions shall be paid by the party incurring such expenses, except that (i) the filing fee(s) in connection with the filing of the Registration Statement or the Joint Proxy Statement/Prospectus with the Commission, (ii) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, and (iii) the expenses incurred for printing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus shall be shared equally by Patriot on the one hand and Cal Jockey and Bay Meadows on the other hand. Patriot, Cal Jockey and Bay Meadows have also agreed that all costs and expenses for professional services rendered pursuant to the transactions contemplated by the Merger Agreement including, but not limited to, investment banking and legal services, will be paid by the party incurring such services. See "The Merger Agreement-- Termination Amount and Expenses."

                        COMPARISON OF STOCKHOLDER RIGHTS

  The rights of the stockholders of Patriot are presently governed by the VSCA, the Patriot Charter (as defined below) and the Patriot Bylaws (as defined below) and the rights of the stockholders of Cal Jockey and Bay Meadows are presently governed by the DGCL, the Cal Jockey Charter and Bay Meadows Charter and the Cal Jockey Bylaws and Bay Meadows Bylaws. Under the terms of the Merger Agreement, upon stockholder approval of the Proposals, the Cal Jockey Charter and the Bay Meadows Charter will be amended and restated and will become the Restated Charters of New Patriot REIT and New Patriot Operating Company and the Cal Jockey Bylaws and the Bay Meadows Bylaws will be amended and restated and will become the amended and restated bylaws of New Patriot REIT and New Patriot Operating Company (collectively, the "Restated Bylaws"). At the Effective Time, stockholders of Patriot, Cal Jockey and Bay Meadows will become stockholders of New Patriot REIT and New Patriot Operating Company, each a Delaware corporation, and their rights will be thereafter governed by the DGCL, the Restated Charters and the Restated Bylaws. In considering the recommendation of the Boards of Directors of Patriot, Cal Jockey and Bay Meadows to approve the Proposals, stockholders of Patriot, Cal Jockey and Bay Meadows should be aware that the rights of stockholders of New Patriot REIT and New Patriot Operating Company under the Restated Charters and the Restated Bylaws would differ significantly from the existing rights of the Patriot stockholders under the Amended and Restated Articles of Incorporation of Patriot (the "Patriot Charter") and the Bylaws of Patriot (the "Patriot Bylaws") as well as the existing rights of the stockholders of Cal Jockey and Bay Meadows under the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws. A summary of certain of the differences are set forth below. Stockholders of Patriot, Cal Jockey and Bay Meadows should read carefully the Restated Charters and the Restated Bylaws, copies of which are attached to this Joint Proxy Statement/Prospectus as Annexes B and D and Annexes C and E, respectively.

  Certain differences between the rights of stockholders of Patriot and the rights of stockholders of New Patriot REIT and New Patriot Operating Company include the following: (i) the Patriot Charter provides that all of its directors are elected each year at the annual meeting of stockholders, whereas the Restated Charters would provide for three classes of directors, with the term of office of one class expiring each year; (ii) directors of Patriot may be removed, with or without cause, by the vote of the holders of at least 75% of the outstanding shares of capital stock entitled to vote at the election of directors, whereas the directors of New Patriot REIT and New Patriot Operating Company would be removable only for cause by the vote of at least 75% of the outstanding shares of capital stock entitled to vote at the election of directors; (iii) a special meeting of the Patriot stockholders shall be called upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting, whereas the stockholders of New Patriot REIT and New Patriot Operating Company would not be entitled to call a special meeting of stockholders; (iv) the Patriot Charter, pursuant to an ownership limit provision, provides that no person or entity may own, or be deemed to own by virtue of certain attribution rules of the Code, in excess of 9.8% of the outstanding shares of any class or series of Patriot capital stock, subject to a look-through ownership provision, which allows certain entities to own up to 15% of the outstanding shares of any class or series of Patriot's capital stock, whereas the Restated Charters would contain an ownership limit provision whereby no individual or entity could own, or be deemed to own by virtue of certain attribution rules of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company, and would not provide for such a look-through ownership provision; and (v) unlike the shares of capital stock of Patriot, until such time as the limitation on transfer provided for in the Pairing Agreement was terminated, no shares of New Patriot REIT Common Stock, New Patriot Operating Company Common Stock or preferred stock that would be convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock would be transferable or transferred on the books of such company unless a simultaneous transfer was made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company, and neither New Patriot REIT nor New Patriot Operating Company would be able to issue shares of New Patriot REIT Common Stock, New Patriot Operating Company Common Stock or preferred stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock unless provision had been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. See "Comparison of Stockholder Rights."

  Certain differences between the rights of stockholders of Cal Jockey and Bay Meadows and the rights of stockholders of New Patriot REIT and New Patriot Operating Company include the following: (i) the Cal Jockey Bylaws and the Bay Meadows Bylaws provide that the directors of each of Cal Jockey and Bay Meadows are elected each year at the annual meeting of stockholders pursuant to cumulative voting if certain procedures are followed, whereas the Restated Charters would provide for three classes of directors, with the term of office of one class expiring each year, and would not provide for cumulative voting;
(ii) directors of Cal Jockey and Bay Meadows may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of stock entitled to vote, whereas the directors of New Patriot REIT and New Patriot Operating Company would be removable only for cause by the vote of at least 75% of the outstanding shares of capital stock entitled to vote at the election of directors; (iii) the Cal Jockey Bylaws and the Bay Meadows Bylaws provide that any action required or permitted to be taken at a stockholder meeting may be taken by written consent without a meeting if the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting consent in writing, whereas the Restated Charters would provide that stockholder action without a meeting requires the unanimous written consent of all stockholders entitled to vote on such action; and (iv) the Cal Jockey Bylaws and the Bay Meadows Bylaws, pursuant to an ownership limit provision, provide that their respective Board of Directors have the power to call for purchase from any stockholder such number of shares as is sufficient to maintain or bring the ownership of shares into conformity with the REIT requirements of the Code, whereas the Restated Charters would provide for the transfer of stock in excess of the ownership limit provision into a trust. See "Comparison of Stockholder Rights."

  Certain of the provisions described above could have a potential anti-takeover effect on New Patriot REIT and New Patriot Operating Company. The staggered board provision in the Restated Charters would prevent stockholders from voting on the election of more than one class of directors at each annual meeting and thus could have the effect of keeping the members of the Board of Directors of New Patriot REIT and New Patriot Operating Company in control for a longer period of time. The staggered board provision, the fact that directors of New Patriot REIT and New Patriot Operating Company would be removable only for cause, the fact that stockholders would not be permitted to call a special meeting of stockholders and the fact that the written consent of all stockholders entitled to vote on a matter would be required for stockholders to take action on such a matter without a meeting could have the effect of making it more difficult for a third party to acquire control of New Patriot REIT and New Patriot Operating Company, including certain acquisitions that stockholders may deem to be in their best interests. See "Comparison of Stockholder Rights."

                  INTERESTS OF CERTAIN OFFICERS AND DIRECTORS

  In considering the recommendation of the Boards of Directors of Patriot, Cal Jockey and Bay Meadows to approve the Proposals, stockholders should be aware that certain members of the management and the Board of Directors of these companies have certain interests in, and will receive benefits as a consequence of, the Merger and the Related Transactions that are separate from the interests of, and benefits to, the stockholders of these companies generally.

  On May 28, 1997, at the same meeting at which the Cal Jockey Board of Directors approved the Merger Agreement, the Cal Jockey Board agreed to pay its members, Kjell H. Qvale, James M. Harris, James P. Conn, David M. Gjerdrum and Ronald J. Volkman and the sole employee of Cal Jockey, Ray Kuratek, the aggregate sum of $600,000 to be allocated by the Cal Jockey Board of Directors at a subsequent Board meeting. The Cal Jockey Board of Directors agreed to pay such amount as compensation for services previously rendered to Cal Jockey by such individuals, particularly in recognition of their significant contributions to the Merger process. The compensation payments are conditioned upon consummation of the Merger and the Related Transactions. The fact that Cal Jockey has only one employee, combined with the complex structure of the Merger and Related Transactions, has resulted in significant efforts and time commitments from these individuals in connection with the Merger.

  Bay Meadows has entered into individual severance agreements (the "Severance Agreements") with six key members of management (the "Officers"), including Eugene F. Barsotti, Jr., F. Jack Liebau and Frank Trigeiro. Each of the Severance Agreements provides that, if following a change in control of Bay Meadows, the Officer's employment is terminated prior to January 1, 1998 or within 24 months following a change in control of Bay Meadows prior to January 1998, he or she will be entitled to receive (i) payments of full base salary, and accrued vacation and personal holidays from the date of notice of termination to the date of termination (not to be less than 30 days) at the highest rate in effect during the 12 months immediately preceding notice of termination, (ii) an amount equal to his or her annual base salary at the highest rate in effect during the 12 months immediately preceding notice of termination (or, with respect to Messrs. Liebau and Barsotti, two times such amount) and (iii) an amount equal to the amount of any bonus or other incentive compensation paid during the 12 months immediately preceding notice of termination or calendar year 1996, whichever is higher (or, with respect to Messrs. Liebau and Barsotti, two times such amount). As of May 28, 1997, the payments that would be made to the Officers pursuant to clauses (ii) and (iii) above would be $141,000, $695,000 and $120,000 for Messrs. Barsotti, Liebau and Trigeiro, respectively. In addition to the payments that would be made to the Officers pursuant to clauses (i) through (iii) above, each of the Officers would be entitled to receive under his or her respective Severance Agreement
(a) continued contribution by Bay Meadows into any pension or retirement plan in effect with regard to the Officer, as well as continued designation as an employee for this purpose, until January 1, 1998 at the highest rate in effect during the 12 months immediately preceding notice of termination or a lump sum payment of the actuarial equivalent of such continued contribution, (b) the right to purchase the

Bay Meadows automobile assigned to him or her for book value, (c) payment of all legal fees and expenses incurred as the result of termination and (d) two years of continued coverage under Bay Meadows' health care and welfare benefit plans. See "The Merger and Subscription--Interests of Certain Officers and Directors."

  As of May 28, 1997, Bay Meadows has granted to the Officers a total of 137,500 options to purchase Paired Shares, including 12,500, 95,000 and 7,500 to Messrs. Barsotti, Liebau and Trigeiro, respectively. A total of 126,668 of the options granted to the Officers were vested as of May 28, 1997, including 11,667, 86,667 and 7,500 options of Messrs. Barsotti, Liebau and Trigeiro, respectively. According to the terms of such options, all of the options listed above which are not currently vested will become fully vested and immediately exercisable in connection with the Merger and the Related Transactions. In the event the Officers exercise all of the 137,500 options then, based on the $41 1/2 closing price of a Paired Share as quoted on the AMEX on May 28, 1997, the aggregate value (net of the exercise price) for such options would be $3,761,875, including $343,125, $2,623,750 and $200,625 for the options of
Messrs. Barsotti, Liebau and Trigeiro, respectively. If the Officers choose not to exercise their options prior to the Merger and the Related Transactions, they will, as a result, hold fully vested options to purchase 137,500 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Presently there is a disagreement between Bay Meadows and Cal Jockey concerning the total number of outstanding options to purchase Cal Jockey Common Stock that have been granted to Bay Meadows in connection with its issuance of options to purchase Paired Shares to the Officers and certain employees of Bay Meadows. For a description of such disagreement, see "Stockholders' Meetings, Litigation and Disagreements."

  James P. Conn, currently a director of Cal Jockey, served as President and Chief Executive Officer of Bay Meadows from March 1988 to November 1992. In connection with such service, Mr. Conn holds a fully vested stock option for 20,000 Paired Shares. In the event Mr. Conn exercises such option then, based on the $41 1/2 closing price of a Paired Share as quoted on the AMEX on May 28, 1997, the aggregate value (net of the exercise price) for such option would be $585,000. If Mr. Conn chooses not to exercise his option prior to the Merger and the Related Transactions, he will hold a fully vested option to purchase 20,000 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  Certain executive officers of Patriot own all of the membership interests in PAH RSI, LLC, a limited liability company ("PAH RSI Lessee"). PAH RSI Lessee presently leases the Carefree Resorts and three additional hotels from Patriot and is currently expected by the Effective Time to lease from Patriot nine additional hotels which are the subject of Proposed Acquisitions. See "The Companies--Surviving Companies--Operations of New Patriot REIT and New Patriot Operating Company Following the Merger." PAH RSI Lessee also owns certain non-leasable assets relating to the Carefree Resorts. Following consummation of the Merger, New Patriot REIT expects to terminate such leases with PAH RSI Lessee by paying the fair market value of the leasehold interests to PAH RSI Lessee or otherwise seeking to have New Patriot Operating Company acquire such leaseholds. In addition, New Patriot Operating Company expects to offer to acquire the non-leasable assets from PAH RSI Lessee at the then fair market value of such assets. Based on current market conditions, Patriot presently believes that the fair market value of the leasehold interests and assets (net of liabilities) currently held by PAH RSI Lessee is approximately $225,000. No assurances can be made as to what the purchase price of the leasehold interests and assets will be or as to whether the owners will sell the assets. See "Risk Factors--Certain Conflicts of Interests Relating to Patriot."

                         SUMMARY FINANCIAL INFORMATION

                       PATRIOT AMERICAN HOSPITALITY, INC.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following tables set forth historical and pro forma financial information for Patriot and the Lessees (which include CHC Lease Partners, NorthCoast Hotels, L.L.C. ("NorthCoast Lessee"), DTR North Canton, Inc. ("Doubletree Lessee"), Crow Hotel Lessee, Inc. ("Wyndham Lessee"), Metro Hotel Leasing Corporation ("Metro Lease Partners"), Grand Heritage Leasing, L.L.C. ("Grand Heritage Lessee") and PAH RSI Lessee, and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, CHC Lease Partners, NorthCoast Lessee and PAH RSI Lessee incorporated by reference into this Joint Proxy Statement/Prospectus and the pro forma financial statements and notes thereto of Patriot located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if (i) the acquisition of 24 hotels in 1996, (ii) the consummation of the Recent Acquisitions (as defined in "Introduction to Pro Forma Financial Statements") and the acquisition of the Carefree Resorts, (iii) the May 1996 private placement (the "Private Placement") of Patriot Common Stock and Preferred OP Units (as defined in "Description of the Partnership Agreements--Patriot Partnership--Distribution and Allocations"), (iv) the July 1996 public offering (the "Follow-On Offering") of Patriot Common Stock, (v) the 2-for-1 stock split effected in the form of a stock dividend, and (vi) the funding of the mortgage notes to affiliates of CHC Lease Partners had each occurred on January 1, 1996. In addition, the pro forma balance sheet data of Patriot is presented as if the funding of the mortgage notes to affiliates of CHC Lease Partners had occurred on March 31, 1997. The summary pro forma financial information excludes the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997.

                       PATRIOT AMERICAN HOSPITALITY, INC.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                           PRO FORMA(1)
                          ----------------------------------------------- --------------------------
                                PERIOD
                            OCTOBER 2, 1995       YEAR                       YEAR
                             (INCEPTION OF       ENDED      THREE MONTHS     ENDED     THREE MONTHS
                          OPERATIONS) THROUGH DECEMBER 31,     ENDED       DECEMBER       ENDED
                           DECEMBER 31, 1995      1996     MARCH 31, 1997  31, 1996   MARCH 31, 1997
                          ------------------- ------------ -------------- ----------- --------------
                                                            (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
OPERATING DATA:
Participating lease
 revenue(2).............       $  10,582       $  75,893     $   35,013    $130,570     $   36,551
Income before minority
 interests and
 extraordinary item.....           7,064          44,813         13,780      47,973         12,168
Income before
 extraordinary item.....           6,096          37,991         11,348      39,406          9,930
Net income applicable to
 common shareholders....       $   5,359       $  37,991     $   11,348    $ 39,406     $    9,930
PER SHARE DATA(3):
Income before
 extraordinary item.....       $    0.21       $    1.06     $     0.25    $   0.89     $     0.22
Extraordinary item, net
 of minority interests..           (0.03)            --             --          --             --
                               ---------       ---------     ----------    --------     ----------
Net income per common
 share..................       $    0.18       $    1.06     $     0.25    $   0.89     $     0.22
                               =========       =========     ==========    ========     ==========
Dividends per common
 share..................       $    0.24       $  0.9825     $   0.2625
                               =========       =========     ==========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............          29,350          35,938         44,552      44,378         44,919
                               =========       =========     ==========    ========     ==========
CASH FLOW DATA:
Cash provided by
 operating
 activities(4)..........       $   7,618       $  61,196     $   11,489    $ 88,860     $   24,403
Cash used in investing
 activities(5)..........        (306,948)       (419,685)      (222,529)    (19,006)        (5,080)
Cash provided by (used
 in) financing
 activities(6)..........         304,099         360,324        210,707     (52,166)       (13,938)
                                            HISTORICAL                                 PRO FORMA(1)
                          -----------------------------------------------             --------------
                             DECEMBER 31,     DECEMBER 31,   MARCH 31,                  MARCH 31,
                                 1995             1996          1997                       1997
                          ------------------- ------------ --------------             --------------
                                                            (UNAUDITED)                (UNAUDITED)
BALANCE SHEET DATA:
Investment in hotel
 properties and land
 held for sale, at cost,
 net....................        $265,759        $641,825     $  947,722                 $  947,722
Total assets............         324,224         760,931      1,081,898                  1,195,048
Total debt..............           9,500         214,339        466,712                    579,862
Minority interest in
 Patriot Partnership....          41,522          68,562        127,262                    127,262
Minority interest in
 other partnerships.....             --           11,711         13,774                     13,774
Shareholders' equity....         261,778         437,039        440,616                    440,616

                                            HISTORICAL                           PRO FORMA(1)
                          ----------------------------------------------- --------------------------
                                PERIOD
                            OCTOBER 2, 1995      YEAR-                       YEAR
                             (INCEPTION OF       ENDED      THREE MONTHS     ENDED     THREE MONTHS
                          OPERATIONS) THROUGH DECEMBER 31,     ENDED       DECEMBER       ENDED
                           DECEMBER 31, 1995      1996     MARCH 31, 1997  31, 1996   MARCH 31, 1997
                          ------------------- ------------ -------------- ----------- --------------
                                                            (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
OTHER DATA:
Funds from
 operations(7)..........        $9,798          $64,463       $22,923       $85,396      $21,728
Cash available for
 distribution(8)........         8,603           55,132        19,050        72,569       19,078
Weighted average number
 of common shares and OP
 units
 outstanding(3)(9)......        34,001           42,200        53,043        53,340       53,881

(Notes on page 28)

                                    LESSEES

            SUMMARY COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

                                           HISTORICAL                           PRO FORMA(1)
                         ----------------------------------------------- ---------------------------
                               PERIOD
                           OCTOBER 2, 1995
                            (INCEPTION OF     YEAR ENDED   THREE MONTHS   YEAR ENDED   THREE MONTHS
                         OPERATIONS) THROUGH DECEMBER 31,     ENDED      DECEMBER 31,     ENDED
                          DECEMBER 31, 1995      1996     MARCH 31, 1997     1996     MARCH 31, 1997
                         ------------------- ------------ -------------- ------------ --------------
                                                           (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
FINANCIAL DATA:
Room revenue............       $21,508         $155,856      $67,481       $260,991      $69,862
Food and beverage
 revenue................         8,649           56,833       26,868        105,234       27,891
Conference center
 revenue................           576            2,354          748          2,354          748
Golf club revenue.......           --               --         6,867         22,135        7,789
Club membership.........           --               --           341          4,277          348
Shopping center
 revenue................           --               --           363          1,730          474
Spa revenue.............           --               --           806          2,575          917
Telephone and other.....         1,732           14,467        8,977         32,667        9,658
                               -------         --------      -------       --------      -------
Total revenue...........        32,465          229,510      112,451        431,963      117,687
Hotel operating
 expenses...............        20,801          150,037       71,346        302,249       77,211
Participating Lease
 payments(2)............        10,582           75,893       35,013        130,570       36,551
                               -------         --------      -------       --------      -------
Income (loss) before
 Lessee expenses........         1,082            3,580        6,092           (856)       3,925
Lessee expenses(10).....           573            4,588        2,573         10,765        2,747
                               -------         --------      -------       --------      -------
Net income (loss).......       $   509         $ (1,008)     $ 3,519       $(11,621)     $ 1,178
                               =======         ========      =======       ========      =======

(Notes on page 28)

NOTES TO PATRIOT AND LESSEES SUMMARY FINANCIAL INFORMATION

(1) The pro forma information does not purport to represent what Patriot's financial position or Patriot's or the Lessees' results of operations actually would have been if the acquisition of the 32 Patriot hotels and resorts acquired during 1996 and 1997 (excluding the Sheraton Park Place Hotel acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired in May 1997), the Private Placement, the Follow-On Offering, the 2-for-1 stock split in the form of a stock dividend and the funding of the mortgage notes to certain affiliates of CHC Lease Partners had in fact occurred on such date or at the beginning of the period indicated, or to project Patriot's or the Lessees' results of operations for any future periods.

(2) With respect to the pro forma information, participating lease payments from the Lessees to Patriot are calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease year.

(3) On January 30, 1997, the Patriot Board of Directors declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997. All references herein to the number of shares, per share amounts, and market prices of Patriot Common Stock and options to purchase Patriot Common Stock have been restated to reflect the impact of such stock split.

(4) Pro forma cash provided by operating activities represents income before income allocable to minority interests, plus depreciation and amortization (including amortization of unearned stock compensation) less the non-cash portion of Patriot's equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments from changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(5) On a pro forma basis, cash used in investing activities represents the approximate 4.0% of hotel revenue which is required to be reserved under the terms of the Participating Leases for capital improvements and the replacement and refurbishment of furniture, fixtures and equipment ("F, F & E").

(6) Pro forma cash used in financing activities represents estimated dividends and distributions to be paid based on Patriot's historical dividend rate of $0.9825 and $0.2625 per share for 1996 and the three months ended March 31, 1997, respectively, and an aggregate of 44,093 shares of Patriot Common Stock and 3,819 OP Units (with a distribution rate equal to twice the dividend rate), of the Patriot Partnership outstanding and approximately $2.02 and $0.54 per OP Unit, respectively, on the 662 Preferred OP Units outstanding.

(7) In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), funds from operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships, joint ventures and corporations. Patriot has also made certain adjustments to funds from operations for real estate related amortization expense. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Under the Participating Leases, Patriot is obligated to establish a reserve for capital improvements at its hotels (including the replacement or refurbishment of F, F & E) and to pay real estate and personal property taxes and casualty insurance. Management believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, investing activities and financing activities, it provides investors with an understanding of the ability of Patriot to incur and service debt and make capital expenditures.

(8) Cash available for distribution represents funds from operations, as adjusted for certain non-cash items (e.g. non-real estate related depreciation and amortization), less reserves for capital expenditures.

(9) The number of OP Units used in the calculation is based on the equivalent number of shares of Patriot Common Stock after giving effect to the change in the OP Unit conversion factor which coincides with the 2-for-1 stock split.

(10) Historical Lessee expenses represent management fees paid to the Operators and Lessee overhead expenses, net of dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes pro forma dividends on approximately 300,000 OP Units of the Patriot Partnership, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

            CALIFORNIA JOCKEY CLUB AND BAY MEADOWS OPERATING COMPANY

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following tables set forth historical financial information for Cal Jockey and Bay Meadows, which should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Cal Jockey and Bay Meadows incorporated by reference into this Joint Proxy Statement/Prospectus.

                           CALIFORNIA JOCKEY CLUB AND
                  BAY MEADOWS OPERATING COMPANY AND SUBSIDIARY

                        COMBINED SELECTED FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,                 THREE MONTHS
                         ---------------------------------------------      ENDED
                          1992       1993       1994    1995    1996    MARCH 31, 1997
                         -------    -------    ------- ------- -------  --------------
                                                                          (UNAUDITED)
Number of live racing
 days...................     111        104        113     108     115          44
Operating Data:
 Revenues............... $48,985    $44,993    $51,575 $50,709 $53,932     $20,591
 Net income (loss)......   2,150(1)   1,153(1)   4,212   4,200    (761)      2,134
 Net income (loss) per
  share.................    0.37(1)    0.20(1)    0.73    0.73   (0.13)       0.37
 Cash dividends per
  share.................    0.60       0.30       0.60    0.65    0.40         --
 Weighted average number
  of common
  shares outstanding....   5,763      5,756      5,753   5,760   5,763       5,763
Balance Sheet Data:
 Total assets........... $33,999    $32,414    $36,786 $37,935 $27,676     $34,346
 Stockholders' equity...  22,554     21,981     22,718  23,107  21,465      23,708

                             CALIFORNIA JOCKEY CLUB

                            SELECTED FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,                 THREE MONTHS
                         ---------------------------------------------      ENDED
                          1992       1993       1994    1995    1996    MARCH 31, 1997
                         -------    -------    ------- ------- -------  --------------
                                                                         (UNAUDITED)
Number of live racing
 days...................     111        104        113     108     115          44
Operating Data:
 Revenues............... $ 4,736    $ 3,984    $ 5,176 $ 5,241 $ 5,412     $ 1,774
 Net income (loss)......   2,854(1)     980(1)   3,620   3,723  (1,216)      1,019
 Net income (loss) per
  share.................    0.49(1)    0.17(1)    0.63    0.65   (0.21)       0.18
 Cash dividends per
  share.................    0.60       0.30       0.60    0.65    0.40         --
 Weighted average number
  of common
  shares outstanding....   5,773      5,758      5,753   5,760   5,763       5,763
Balance Sheet Data:
 Total assets........... $23,950    $21,914    $22,129 $22,147 $23,374     $24,754
 Stockholders' equity...  22,906     21,825     21,970  21,878  19,781      20,909

(Note on page 30)

                  BAY MEADOWS OPERATING COMPANY AND SUBSIDIARY

                      CONSOLIDATED SELECTED FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE DATA AND RACING DAYS)

                                YEARS ENDED DECEMBER 31,           THREE MONTHS
                         ----------------------------------------     ENDED
                          1992     1993    1994    1995    1996   MARCH 31, 1997
                         -------  ------- ------- ------- ------- --------------
                                                                   (UNAUDITED)
Number of live racing
 days...................     111      104     113     108     115         44
Operating Data:
 Revenues............... $48,537  $44,642 $51,187 $50,256 $53,472    $20,501
 Net income (loss)......    (692)     173     592     477     455      1,115
 Net income per share...   (0.12)    0.03    0.10    0.08    0.08       0.19
 Cash dividends per
  share.................     --       --      --      --      --         --
 Weighted average number
  of common
  shares outstanding....   5,753    5,753   5,753   5,760   5,763      5,763
Balance Sheet Data:
 Total assets........... $11,263  $10,821 $16,648 $16,357 $ 6,634    $11,050
 Stockholders' equity
  (deficit).............     (17)     156     748   1,229   1,684      2,799

--------
(1) Includes a charge recorded as a result of a litigation settlement of $1,400 ($.24 per share) in 1993 and $350 ($.06 per share) in 1992.

               NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for New Patriot REIT and New Patriot Operating Company and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, Cal Jockey and Bay Meadows incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the Merger and the Related Transactions, which include (i) the lease of the Carefree Resorts and two hotels to New Patriot Operating Company; (ii) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber;
(iii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to New Patriot REIT; (iv) the sublease of the Racecourse land and related improvements from New Patriot REIT to New Patriot Operating Company; and (v) the leasing of certain land from New Patriot REIT to Borders had occurred on January 1, 1996. The pro forma combined balance sheet data of New Patriot REIT and New Patriot Operating Company is presented as if the Merger and the Related Transactions, as described above, had occurred as of March 31, 1997. The pro forma financial statements which are adjusted to account for the Proposed Wyndham Transactions begin on page 35.

               NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          PRO FORMA(1)
                                                 ------------------------------
                                                                   THREE MONTHS
                                                                      ENDED
                                                    YEAR ENDED      MARCH 31,
                                                 DECEMBER 31, 1996     1997
                                                 ----------------- ------------
                                                    (UNAUDITED)    (UNAUDITED)
OPERATING DATA:
 Total revenue.................................      $268,120       $  82,882
 Income before income tax provision and
  minority interests...........................        43,823          15,200
 Net income applicable to common shareholders..      $ 37,159       $  11,847
PER SHARE DATA:
 Net income per common share...................      $   1.29       $    0.40
                                                     ========       =========
 Weighted average number of common shares and
  common share equivalents outstanding.........        28,793          29,074
                                                     ========       =========
CASH FLOW DATA:
 Cash provided by operating activities(2)......      $ 89,903       $  27,524
 Cash used in investing activities(3)..........       (21,084)         (5,891)
 Cash used in financing activities(4)..........       (65,468)        (17,492)
                                                                    MARCH 31,
                                                                       1997
                                                                   ------------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:
 Investment in hotel properties and land held
  for sale, at cost, net.......................                     $ 947,722
 Investment in racecourse facility and related
  improvements, net............................                        24,265
 Total assets..................................                     1,407,225
 Total debt....................................                       579,862
 Minority interest in Patriot Partnership and
  Patriot Operating Partnership................                       127,262
 Shareholders' equity..........................                       630,803
                                                                   THREE MONTHS
                                                                      ENDED
                                                    YEAR ENDED      MARCH 31,
                                                 DECEMBER 31, 1996     1997
                                                 ----------------- ------------
                                                    (UNAUDITED)    (UNAUDITED)
OTHER DATA:
 Funds from operations(5)......................      $ 86,376       $  24,849
 Cash available for distribution(6)............        71,471          21,388
 Weighted average number of common shares and
  OP units outstanding.........................        33,444          33,725

(Notes on page 34)

                                NEW PATRIOT REIT

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA(1)
                                               --------------------------------
                                                                  THREE MONTHS
                                                  YEAR ENDED         ENDED
                                               DECEMBER 31, 1996 MARCH 31, 1997
                                               ----------------- --------------
                                                  (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue...............................     $148,017         $40,980
  Income before minority interests............       47,323          12,188
  Net income applicable to common
   shareholders...............................     $ 40,222         $10,293
PER SHARE DATA:
  Net income per common share.................     $   1.40         $  0.35
                                                   ========         =======
  Weighted average number of common shares and
   common share equivalents outstanding.......       28,793          29,074
                                                   ========         =======

                         NEW PATRIOT OPERATING COMPANY

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA(1)
                                               --------------------------------
                                                                  THREE MONTHS
                                                  YEAR ENDED         ENDED
                                               DECEMBER 31, 1996 MARCH 31, 1997
                                               ----------------- --------------
                                                  (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue...............................     $153,622         $53,324
  Income (loss) before income tax provision
   and minority interests.....................       (3,500)          3,012
  Net income (loss) applicable to common
   shareholders...............................     $ (3,063)        $ 1,554
PER SHARE DATA:
  Net income (loss) per common share..........     $  (0.11)        $  0.05
                                                   ========         =======
  Weighted average number of common shares and
   common share equivalents outstanding.......       28,793          29,074
                                                   ========         =======

(Notes on page 34)

                                COMBINED LESSEES

                   SUMMARY COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except PAH RSI Lessee) and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, CHC Lease Partners and NorthCoast Lessee incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statement and notes thereto of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the 46 Patriot hotels that Patriot currently leases to the Lessees pursuant to Participating Leases had been leased as of January 1, 1996. Additionally, the Combined Lessees' pro forma financial data does not include the operations of the Sheraton Park Place Hotel which was acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort which was acquired by Patriot in May 1997.

                                                          PRO FORMA(7)
                                                --------------------------------
                                                                   THREE MONTHS
                                                   YEAR ENDED         ENDED
                                                DECEMBER 31, 1996 MARCH 31, 1997
                                                ----------------- --------------
                                                   (UNAUDITED)     (UNAUDITED)
FINANCIAL DATA:
  Room revenue.................................     $222,051         $56,685
  Food and beverage............................       85,489          22,000
  Conference center revenue....................        2,354             748
  Telephone and other hotel revenue............       21,919           5,431
                                                    --------         -------
  Total revenue................................      331,813          84,864
  Hotel operating expenses.....................      227,863          56,432
  Participating Lease payments(8)..............      104,603          27,123
                                                    --------         -------
  Income (loss) before Lessee expenses.........         (653)          1,309
  Lessee expenses(9)...........................        7,203           1,145
                                                    --------         -------
  Net income (loss)............................     $ (7,856)        $   164
                                                    ========         =======

(Notes on page 34)

NOTES TO NEW PATRIOT REIT, NEW PATRIOT OPERATING COMPANY AND COMBINED LESSEES SUMMARY FINANCIAL INFORMATION

(1) The pro forma information does not purport to represent what New Patriot REIT's and New Patriot Operating Company's combined financial position or New Patriot REIT's, New Patriot Operating Company's or the Lessees' results of operations actually would have been if the Merger and the Related Transactions, including the lease of six hotel properties to New Patriot Operating Company, the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber, the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to New Patriot REIT, the sublease of the Racecourse land and related improvements from New Patriot REIT to New Patriot Operating Company, and the leasing of certain land from New Patriot REIT to Borders had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of New Patriot REIT or New Patriot Operating Company for any future periods.

    Additionally, if the interest rate increases by 0.25%, the resulting pro forma net income would be $36,244 and $11,590, or $1.26 and $0.40 per common paired share for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(2) Pro forma cash provided by operating activities represents income before income allocable to minority interests, plus depreciation and amortization (including amortization of unearned stock compensation) less the non-cash portion of equity in earnings of unconsolidated subsidiaries. The pro forma amounts do not include adjustments from changes in working capital resulting from changes in current assets and current liabilities as there is no historical data available as of both the beginning and end of each period presented.

(3) Pro forma cash used in investing activities represents the approximate 4.0% of the hotel and racecourse facility revenue which is required to be reserved under the terms of the Participating Leases for capital improvements and the replacement and refurbishment of F, F & E.

(4) Pro forma cash used in financing activities represents estimated dividends and distributions to be paid based on Patriot's historical dividend rate of $1.965 and $0.525 per share for 1996 and the three months ended March 31, 1997, respectively, and an aggregate of 28,646 paired shares, of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and 3,964 OP Units, of the Patriot Partnership and the Patriot Operating Partnership outstanding and approximately $2.02 and $0.54, respectively, per share on the 687 Preferred OP Units outstanding.

(5) In accordance with the resolution adopted by the Board of Governors of the NAREIT, funds from operations represents net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains or losses from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships, joint ventures and corporations. Patriot has also made certain adjustments to funds from operations for real estate related amortization expense. Funds from operations should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Funds from operations does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Under the Participating Leases, Patriot is obligated to establish a reserve for capital improvements at its hotels (including the replacement or refurbishment of F, F & E) and to pay real estate and personal property taxes and casualty insurance (and as a result of the Merger, New Patriot REIT and New Patriot Operating Company will be similarly obligated). Management believes that funds from operations is helpful to investors as a measure of the performance of an equity REIT, because, along with cash flows from operating activities, investing activities and financing activities, it provides investors with an understanding of the ability of New Patriot REIT and New Patriot Operating Company to incur and service debt and make capital expenditures.

(6) Cash available for distribution represents funds from operations, as adjusted for certain non-cash items (e.g. non-real estate related depreciation and amortization), less reserves for capital expenditures.

(7) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Merger and Related Transactions had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of PAH RSI Lessee, which currently leases the four Carefree Resorts, the Radisson Hotel in Northbrook, Illinois and the Luxeford Suites Hotel. Additionally, the Lessees' pro forma financial data does not include the operations of Sheraton Park Place Hotel which was acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort which was acquired by Patriot in May 1997. The pro forma financial data assumes these hotel properties will be leased to, and the assets of PAH RSI Lessee will be acquired by, New Patriot Operating Company following the Merger and the Related Transactions.

(8) Participating lease payments from the Lessees to New Patriot REIT have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease year.

(9) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 300,000 OP Units of the Patriot Partnership, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

               NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY
                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth pro forma financial information for New Patriot REIT and New Patriot Operating Company and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, Cal Jockey, Bay Meadows and Wyndham incorporated by reference into this Joint Proxy Statement/Prospectus and by the combined historical financial statements of the Crow Family Hotel Partnerships included elsewhere in this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statements and notes thereto located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if the Proposed Wyndham Transactions and the Merger and the Related Transactions (which include (i) the lease of the Carefree Resorts and two hotels to New Patriot Operating Company; (ii) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber; (iii) the leaseback of the land on which the Racecourse is situated from the PaineWebber affiliate to New Patriot REIT;
(iv) the sublease of the Racecourse land and related improvements from New Patriot REIT to New Patriot Operating Company; and (v) the leasing of certain land from New Patriot REIT to Borders) had occurred on January 1, 1996. The pro forma combined balance sheet data of New Patriot REIT and New Patriot Operating Company is presented as if the Proposed Wyndham Transactions and the Merger and the Related Transactions, as described above, had occurred as of March 31, 1997. The following summary unaudited pro forma combined financial data does not include financial data for the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997.

               NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY
                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                   SELECTED COMBINED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       PRO FORMA(1)
                                           ------------------------------------
                                              YEAR ENDED     THREE MONTHS ENDED
                                           DECEMBER 31, 1996   MARCH 31, 1997
                                           ----------------- ------------------
                                              (UNAUDITED)       (UNAUDITED)
OPERATING DATA:
  Total revenue...........................     $580,974           $172,776
  Income before income tax provision and
   minority interests.....................       30,924             17,513
  Net income applicable to common share-
   holders................................     $ 25,259           $ 11,923
PER SHARE DATA:
  Net income per common paired share......     $   0.58           $   0.27
                                               ========           ========
  Weighted average number of common shares
   and common share equivalents
   outstanding............................       43,721             44,214
                                               ========           ========

                                                                  PRO FORMA(1)
                                                                 --------------
                                                                 MARCH 31, 1997
                                                                 --------------
                                                                  (UNAUDITED)
BALANCE SHEET DATA:
  Investment in hotel properties and land held for sale.........   $1,606,995
  Investment in Racecourse facility and related improvements....       24,265
  Total assets..................................................    2,594,701
  Total debt....................................................    1,091,607
  Minority interest in Patriot Partnership and Patriot Operating
   Partnership..................................................      127,262
  Shareholders' equity..........................................    1,221,706

(Notes on page 38)

                                NEW PATRIOT REIT
                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA(1)
                                               --------------------------------
                                                                  THREE MONTHS
                                                  YEAR ENDED         ENDED
                                               DECEMBER 31, 1996 MARCH 31, 1997
                                               ----------------- --------------
                                                  (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue...............................     $217,507         $62,523
  Income before income tax provision and mi-
   nority interests...........................       29,724           9,911
  Net income applicable to common
   shareholders...............................     $ 26,154         $ 8,702
PER SHARE DATA:
  Net income per common share.................     $   0.60         $  0.20
                                                   ========         =======
  Weighted average number of common shares and
   common share equivalents outstanding.......       43,721          44,214
                                                   ========         =======

                         NEW PATRIOT OPERATING COMPANY
                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                 SELECTED CONSOLIDATED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA(1)
                                               --------------------------------
                                                                  THREE MONTHS
                                                  YEAR ENDED         ENDED
                                               DECEMBER 31, 1996 MARCH 31, 1997
                                               ----------------- --------------
                                                  (UNAUDITED)     (UNAUDITED)
OPERATING DATA:
  Total revenue...............................     $474,995         $145,783
  Income (loss) before income tax provision
   and minority interest......................       (1,373)           8,565
  Net income (loss) applicable to common
   shareholders...............................     $   (895)        $  3,221
PER SHARE DATA:
  Net income (loss) per common share..........     $  (0.02)        $   0.07
                                                   ========         ========
  Weighted average number of common shares and
   common share equivalents outstanding.......       43,721           44,214
                                                   ========         ========

(Notes on page 38)

                                COMBINED LESSEES
                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                   SUMMARY COMBINED PRO FORMA FINANCIAL DATA
                                 (IN THOUSANDS)

  The following table sets forth combined pro forma operating information for the Combined Lessees (which includes all of the Lessees except PAH RSI Lessee and Wyndham Lessee) and should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of Patriot, CHC Lease Partners and NorthCoast Lessee incorporated by reference into this Joint Proxy Statement/Prospectus. This information should also be read in conjunction with the pro forma financial statement and notes thereto of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. The pro forma operating information is presented as if 44 Patriot hotels leased to the Lessees (excluding PAH RSI Lessee, Wyndham Lessee, the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997) pursuant to Participating Leases had been leased as of January 1, 1996.

                                                           PRO FORMA(2)
                                                  ------------------------------
                                                                    THREE MONTHS
                                                                       ENDED
                                                     YEAR ENDED      MARCH 31,
                                                  DECEMBER 31, 1996     1997
                                                  ----------------- ------------
                                                     (UNAUDITED)    (UNAUDITED)
FINANCIAL DATA:
  Room revenue...................................     $205,823        $52,189
  Food and beverage..............................       77,110         19,663
  Conference center revenue......................        2,354            748
  Telephone and other hotel revenue..............       19,988          4,941
                                                      --------        -------
  Total revenue..................................      305,275         77,541
  Hotel operating expenses.......................      210,771         52,071
  Participating Lease payments(3)................       95,584         24,558
                                                      --------        -------
  Loss before Lessee expenses....................       (1,080)           912
  Lessee expenses(4).............................        6,178            852
                                                      --------        -------
  Net loss.......................................     $ (7,258)       $    60
                                                      ========        =======

(Notes on page 38)

NOTES TO NEW PATRIOT REIT, NEW PATRIOT OPERATING COMPANY AND COMBINED LESSEES SUMMARY FINANCIAL INFORMATION AS ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) The pro forma information does not purport to represent what New Patriot REIT's and New Patriot Operating Company's combined financial position or New Patriot REIT's, New Patriot Operating Company's or the Combined Lessees' results of operations actually would have been if the Proposed Wyndham Transactions and the Merger and the Related Transactions had in fact occurred on such date or at the beginning of the period presented, or to project the results of operations of New Patriot REIT, New Patriot Operating Company or the Combined Lessees for any future periods.

    The pro forma combined financial data assumes all outstanding Wyndham Common Stock is exchanged for paired shares. If stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, the resulting combined pro forma net income of New Patriot REIT and New Patriot Operating Company would be $18,572 and $10,231 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively. The resulting pro forma net income per paired share would be $0.45 and $0.24 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

  Additionally, if the interest rate increases by 0.25%, the resulting combined pro forma net income of New Patriot REIT and New Patriot Operating Company, assuming all outstanding Wyndham Common Stock is exchanged for paired shares, would be $22,981 and $11,325, or $0.53 and $0.26 per common paired share for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively. If stockholders holding shares of Wyndham Common Stock with an aggregate value of $100,000 elect to receive cash, the resulting pro forma net income would be $16,081 and $9,581, or $0.39 and $0.23 per common paired share for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

(2) The pro forma information does not purport to represent what the Lessees' combined results of operations actually would have been if the Proposed Wyndham Transactions and the Merger and the Related Transactions had in fact occurred at the beginning of the period indicated, or to project the results of operations of the Lessees for any future periods. The Lessees' pro forma financial data presented does not include the operations of PAH RSI Lessee, which currently leases the four Carefree Resorts, the Radisson Hotel in Northbrook, Illinois and the Luxeford Suites Hotel, and Wyndham Lessee, which currently leases the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel. The pro forma financial data assumes six of the hotels leased to PAH RSI Lessee (excluding the Sheraton Park Place Hotel and the Myrtle Beach Hilton Oceanfront Golf Resort), will be leased to, and the assets of PAH RSI Lessee will be acquired by, New Patriot Operating Company following the Merger and the Related Transactions. The pro forma financial data also assumes that the leases with Wyndham Lessee related to the Wyndham Garden Hotel--Midtown and the Wyndham Greenspoint Hotel will be terminated and New Patriot REIT will lease these hotel properties to New Patriot Operating Company.

(3) Participating lease payments from the Lessees to New Patriot REIT have been calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels as if January 1, 1996 were the beginning of the lease years.

(4) Lessee expenses include management fees paid to the Operators and Lessee overhead expenses, net of historical dividend and interest income earned by the Lessees. Pro forma Lessee net income excludes dividends on approximately 300,000 OP Units of the Patriot Partnership, which form a portion of the required capitalization for certain of the Lessees and pro forma interest income associated with the Lessees' working capital balances.

                           COMPARATIVE PER SHARE DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth the (combined) historical per share data, unaudited pro forma per share data giving effect to the Merger using the purchase method of accounting and the equivalent unaudited pro forma combined per share amounts for each of Patriot, Cal Jockey and Bay Meadows. The pro forma combined data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Merger.

  The information shown below should be read in conjunction with (i) the consolidated financial statements and notes thereto of Patriot incorporated herein by reference, (ii) the consolidated financial statements and notes thereto of Cal Jockey and Bay Meadows incorporated herein by reference and
(iii) the pro forma condensed combined financial statements, including the notes thereto, which are contained in this Joint Proxy Statement/Prospectus.

                                       YEAR ENDED                     THREE MONTHS ENDED
                                  DECEMBER 31, 1996(1)            MARCH 31, 1997 (UNAUDITED)
                          ------------------------------------ ---------------------------------
                                         PRO        PATRIOT                 PRO       PATRIOT
                          HISTORICAL  FORMA(2)   EQUIVALENT(3) HISTORICAL FORMA(2) EQUIVALENT(3)
                          ---------- ----------- ------------- ---------- -------- -------------
                                     (UNAUDITED)  (UNAUDITED)
Net Income (loss)
 Patriot................   $  1.06     $ 1.29                   $  0.25    $ 0.40
 Cal Jockey/Bay Mead-
  ows...................     (0.13)                 $ 1.24         0.37               $ 0.39
Cash
 Distributions/Dividends
 Patriot................   $0.9825        N/A                   $0.2625       N/A
 Cal Jockey/Bay Mead-
  ows...................      0.40                     N/A                               N/A
Book Value per Common
 Share(4)
 Patriot................   $ 10.02     $21.90                   $  9.99    $22.02
 Cal Jockey/Bay Mead-
  ows...................      3.72                  $21.10         4.11               $21.22

--------
(1) On January 30, 1997, the Patriot Board of Directors declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997. All references herein to the number of shares, per share amounts and market prices of Patriot Common Stock have been restated to reflect the impact of the recent stock split.
(2) The pro forma combined per share data for Patriot and Cal Jockey/Bay Meadows for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared as if the Patriot capital transactions occurring between January 1, 1996 and March 31, 1997 and the Merger and the Related Transactions had occurred on January 1, 1996, resulting in weighted average shares outstanding of 28,793 and 29,074 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively. The pro forma combined book value per share for Patriot and Cal Jockey/Bay Meadows has been prepared assuming that, in the Merger, each share of Patriot Common Stock is converted into 0.51895 Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock, resulting in total outstanding Paired Shares of 28,646 at December 31, 1996 and March 31, 1997.
(3) The equivalent pro forma combined per share amounts of Cal Jockey/Bay Meadows are calculated by multiplying pro forma Net Income per share of Patriot Common Stock, pro forma Cash Distributions/ Dividends per share of Patriot Common Stock and pro forma Book Value per share of Patriot Common Stock by a relative value ratio of existing Paired Shares to Patriot shares of 0.9635 to 1.
(4) Book value per common share was calculated using stockholders' equity as reflected in the historical and pro forma financial statements divided by the number of shares of common stock outstanding.

                            COMPARATIVE MARKET DATA

  The Patriot Common Stock has traded on the NYSE (symbol "PAH") since September 27, 1995. The Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock have traded on the AMEX (symbol "CJ") since November 14, 1986. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported by the NYSE Composite Tape or on the AMEX, as the case may be, and dividends paid for the Patriot Common Stock and the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock.

                                                                PAIRED SHARES OF
                                                               CAL JOCKEY COMMON
                                                             STOCK AND BAY MEADOWS
                          PATRIOT COMMON STOCK(1)                 COMMON STOCK
                         -------------------------------- ----------------------------
                                                PER SHARE                  PER SHARE
                          HIGH        LOW       DIVIDENDS  HIGH     LOW   DIVIDENDS(2)
                         -------    --------    --------- ------- ------- ------------
1995:
 First Quarter.......... N/A    (3) N/A     (3)      N/A  $17 1/4 $13 3/4      N/A
 Second Quarter......... N/A    (3) N/A     (3)      N/A  $16 3/4 $14 1/2    $0.25
 Third Quarter.......... $12 7/8(4) $12 3/8 (4)      N/A  $16 1/2 $15 1/2      N/A
 Fourth Quarter......... $12 7/8    $11 5/8      $  0.24  $16 3/8 $14        $0.40
1996:
 First Quarter.......... $14 1/2    $12 7/8      $  0.24  $14 7/8 $13 3/4      N/A
 Second Quarter......... $14 7/8    $13 1/4      $  0.24  $18 1/4 $14 5/8    $0.40
 Third Quarter.......... $16 7/8    $14          $  0.24  $20 1/8 $16          N/A
 Fourth Quarter......... $22        $16 1/4      $0.2625  $40 7/8 $19 3/4    $0.00
1997:
 First Quarter ......... $26 3/8    $20 5/8      $0.2625  $49 1/2 $38 3/4      N/A
 Second Quarter (through
  May 28, 1997)......... $24        $20 1/8          --   $45 1/2 $38 1/4      --

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(1) The market prices and dividends for Patriot Common Stock have been restated (rounded to the nearest 1/8th) to reflect the increase in the number of shares of Patriot Common Stock outstanding as a result of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to Patriot stockholders of record on March 7, 1997.

(2) No dividends were paid by Bay Meadows during such periods. All dividend amounts shown were paid by Cal Jockey on the shares of Cal Jockey Common Stock.

(3) Patriot Common Stock was not traded prior to September 27, 1995.

(4) For the period from September 27, 1995 through September 30, 1995.

  The following table sets forth the last reported sales prices per share of Patriot Common Stock and per Paired Share of Cal Jockey Common Stock and Bay Meadows Common Stock (i) on October 30, 1996, the last trading day preceding public announcement that Patriot, Cal Jockey and Bay Meadows entered into a definitive agreement pursuant to which Patriot would acquire Cal Jockey and Bay Meadows and (ii) on May 28, 1997.

                                                           PAIRED SHARES OF
                                         PATRIOT       CAL JOCKEY COMMON STOCK
                                       COMMON STOCK  AND BAY MEADOWS COMMON STOCK
                                       ------------  ----------------------------
October 30, 1996......................   $17 1/8(1)              $24 7/8
May 28, 1997..........................   $21 1/2                 $41 1/2

--------
(1) The market price for Patriot Common Stock has been restated to reflect the increase in the number of shares of Patriot Common Stock outstanding as a result of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to Patriot stockholders of record on March 7, 1997.

  BECAUSE THE MARKET PRICE OF PATRIOT COMMON STOCK AND THE MARKET PRICE OF THE PAIRED SHARES OF CAL JOCKEY COMMON STOCK AND BAY MEADOWS COMMON STOCK ARE SUBJECT TO FLUCTUATION, STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK.

                        DISTRIBUTION AND DIVIDEND POLICY

PATRIOT

  Patriot paid a regular quarterly dividend (as adjusted for the 2-for-1 stock split) of $0.24 per share of Patriot Common Stock for each of the first three quarters of 1996 and a quarterly dividend of $0.2625 per share of Patriot Common Stock for the fourth quarter of 1996 and the first quarter of 1997, representing dividends of $0.9825 per share for the full year of 1996. Patriot's current quarterly dividend of $0.2625 represents an annualized dividend of $1.05 per share.

  To maintain its qualification as a REIT prior to the consummation of the Merger, Patriot will be required to distribute to its stockholders immediately prior to the Merger any undistributed "real estate investment trust taxable income" of Patriot for Patriot's short taxable year ending with the consummation of the Merger. See "Certain Federal Income Tax Considerations-- Pre-Merger Dividend."

  Distributions by Patriot to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of the stockholder's basis in its shares of Patriot Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Patriot Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. Patriot has determined that, for federal income tax purposes, none of the $0.9825 and $0.2625 per share distributions paid for 1996 and for the first quarter of 1997, respectively, represented a return of capital to the stockholders. Given the dynamic nature of Patriot's acquisition strategy and the extent to which any future acquisitions would alter this calculation, no assurances can be given regarding what percent of future distributions will constitute return of capital for federal income tax purposes.

  Further distributions by New Patriot REIT will be at the discretion of its Board of Directors and will depend on the actual cash flow of New Patriot REIT, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant. However, New Patriot REIT currently intends to maintain Patriot's quarterly distribution of $0.2625 per share.

CAL JOCKEY AND BAY MEADOWS

  Historically, Cal Jockey has paid semiannual dividends based on management's estimate of earnings for the entire calendar year. Cal Jockey paid a dividend of $0.40 per share of Cal Jockey Common Stock in July 1996 and did not pay a dividend in December 1996. Historically, Bay Meadows has not paid dividends.

  Distributions by Cal Jockey to the extent of its current and accumulated earnings and profits for federal income tax purposes generally are taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated as a non-taxable reduction of the stockholder's basis in its shares of Cal Jockey Common Stock to the extent thereof, and thereafter as taxable gain. Distributions that are treated as a reduction of the stockholder's basis in its shares of Cal Jockey Common Stock will have the effect of deferring taxation until the sale of the stockholder's shares. Cal Jockey has determined that, for federal income tax purposes, none of the $0.33 per share dividend paid out of 1996 earnings represented a return of capital to the stockholders (and the remaining $0.07 per share dividend paid in 1996 related to 1995 earnings).

  Immediately prior to the consummation of the Merger, Cal Jockey will pay a dividend to the holders of Paired Shares equal to the aggregate of (i) $0.10 per Paired Share plus (ii) the amount per Paired Share equal to the Santa Anita Net Proceeds (as defined below) divided by the number of Paired Shares outstanding. Santa Anita Net Proceeds means the proceeds from the sale by Cal Jockey of 100,000 paired shares of common stock of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company (the "Santa Anita Paired Shares") less the original purchase price for the Santa Anita Paired Shares. In 1994, Cal Jockey purchased 100,000 Santa Anita Paired Shares at an average purchase price of approximately $14.00 per Santa Anita Paired Share. The closing price for a Santa Anita Paired Share on the NYSE on May 28, 1997 was $29 accordingly, based on this closing price, the Santa Anita Net Proceeds would be equal to approximately $1,500,000, or an additional $0.26 per Paired Share (based on 5,763,257 outstanding Paired Shares as of May 28, 1997).

                                 RISK FACTORS

  In considering whether to approve the Proposals, stockholders of Patriot, Cal Jockey and Bay Meadows should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters discussed in this section.

  This Joint Proxy Statement/Prospectus contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Joint Proxy Statement/Prospectus and include statements regarding the intent, belief or current expectations of Patriot, Cal Jockey and Bay Meadows and their directors and officers with respect to (i) the declaration or payments of distributions by New Patriot REIT and New Patriot Operating Company, (ii) the consummation of the Merger and the Related Transactions,
(iii) the ownership, management and operation of hotels, (iv) potential acquisitions or dispositions by the New Patriot REIT and New Patriot Operating Company, including the Proposed Acquisitions, the Grand Heritage Acquisition, the Proposed Wyndham Transactions and the Proposed PaineWebber Land Sale, (v) the policies of New Patriot REIT and New Patriot Operating Company regarding investments, acquisitions, dispositions, financings, conflicts of interest and other matters, (vi) New Patriot REIT's qualification as a REIT under the Code,
(vii) risks associated with the hotel industry and real estate markets in general, (viii) the availability of debt and equity financing, including the New Credit Facility, (ix) interest rates, (x) general economic conditions and
(xi) trends affecting New Patriot REIT's or New Patriot Operating Company's financial condition or results of operations. Stockholders are cautioned that any such forward looking statements are not guarantees of future performance and involve risks of uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. The accompanying information contained in this Joint Proxy Statement/Prospectus, including, without limitation, the information set forth below and the information under the heading "The Companies--Surviving Companies," identify important factors that could cause such differences.

REIT TAX RISKS

 Dependence on Qualification as a REIT

  New Patriot REIT will operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, but no assurance can be given that New Patriot REIT will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. Qualification as a REIT also involves the determination of various factual matters and circumstances not entirely within New Patriot REIT's control. In addition, New Patriot REIT's ability to qualify as a REIT is dependent upon its continued exemption from the anti-pairing rules of Section 269B(a)(3) of the Code. Section 269B(a)(3) of the Code would ordinarily prevent a corporation from qualifying as a REIT if its stock is paired with the stock of a corporation whose activities are inconsistent with REIT status, such as New Patriot Operating Company. The "grandfathering" rules governing Section 269B generally provide, however, that Section 269B(a)(3) does not apply to a paired REIT if the REIT and its paired operating company were paired on June 30, 1983. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise. Moreover, if for any reason Cal Jockey failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Cal Jockey or New Patriot REIT, in which case neither Cal Jockey nor New Patriot REIT would qualify as a REIT for any taxable year. In addition, no assurance can be given that new legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT (including the "grandfathering" rules of Section 269B) or the federal income tax consequences of such qualification.

  If New Patriot REIT fails to qualify as a REIT, New Patriot REIT will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions and subject to the discussion above regarding the impact if Cal Jockey failed to qualify as a REIT in 1983, New Patriot REIT also will be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of New Patriot REIT available for distribution to stockholders because of the additional tax liability to New Patriot REIT for the year or years involved. In addition, distributions would no longer be required to be made. To the extent that distributions to stockholders would have been made in anticipation of New Patriot REIT's qualifying as a REIT, New Patriot REIT might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under certain debt obligations of New Patriot REIT.

  Qualification of New Patriot REIT as a REIT for periods following the Merger also generally depends on the REIT qualification of each of Cal Jockey and Patriot for periods prior to the Merger. Moreover, if either of Cal Jockey or Patriot has failed to qualify as a REIT in any year in which it elected to qualify and consequently becomes liable to pay taxes as a regular non-REIT corporation, the liabilities of New Patriot REIT will include any such tax liability. Each of Cal Jockey and Patriot believes that it has operated and will operate through the Merger in a manner that permits it to qualify as a REIT under the Code for each taxable year since its formation. In connection with the mailing of this Joint Proxy Statement/Prospectus, Goodwin, Procter & Hoar llp has rendered an opinion regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii) Cal Jockey's qualification as a REIT for periods prior to the Merger and (iii) New Patriot REIT's qualification as a REIT following the Merger.

  Cal Jockey's acquisition of Patriot's general and limited partner interests in the Patriot Partnership and Patriot's indirect interests in the subsidiary partnerships of the Patriot Partnership involves special tax considerations which may adversely impact New Patriot REIT's ability to qualify as a REIT following the Merger. See "Certain Federal Income Tax Considerations--Tax Aspects of New Patriot REIT's Investment in the Patriot Partnership and New Patriot Operating Company's Investment in the New Patriot Operating Partnership."

  In order for New Patriot REIT to maintain its qualification as a REIT, not more than 50% in value of its outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code). In addition, rents paid by New Patriot Operating Company to New Patriot REIT will not constitute qualifying income for purposes of the REIT income tests if any person actually or constructively owns 10% or more of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. See "Certain Federal Income Tax Considerations." For the purpose of preserving New Patriot REIT's qualification as a REIT, the Restated Charters will prohibit actual or constructive ownership of more than 9.8% of each company's outstanding common stock by any person. The constructive ownership rules are complex and may cause common stock owned, actually or constructively, by a group of related or unrelated individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock (or the acquisition of an interest in an entity which owns paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, and thus subject such common stock to the Ownership Limit. Actual or constructive ownership of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in excess of the ownership limit would cause the violative transfer or ownership to be void or cause such shares to be transferred to a charitable trust and then sold to a person or entity who can own such shares without violating the ownership limit. In addition, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of shares, no absolute assurance can be given that the foregoing provisions will be effective to prevent a violation of the Ownership Limit and the consequent failure of New Patriot REIT to qualify as a REIT.

 Potential Adverse Effect of Proposed PaineWebber Land Sale by New Patriot
REIT

  In the event that any of the property proposed to be sold by New Patriot REIT to PaineWebber constitutes property held "primarily for sale to customers in the ordinary course of a trade or business" ("dealer property"), then New Patriot REIT will not be able to defer its gain by structuring the sale as a like-kind exchange and, unless the sale qualifies for a certain statutory safe harbor, the gain from such sales would be subject to a 100% tax and would constitute nonqualifying income that likely would disqualify New Patriot REIT as a REIT. While Cal Jockey believes that the Stable Area and the Training Track Area do not constitute dealer property, and Patriot believes that the Proposed PaineWebber Land Sale will not constitute a sale of dealer property, whether such sales constitute sales of dealer property are factual determinations. Accordingly, the companies will not receive legal opinions from their counsel on such determinations. In addition, the sales may not qualify for the statutory safe harbor. As a result, the opinion rendered by Goodwin, Procter & Hoar llp regarding New Patriot REIT's qualification as a REIT for periods following the Merger necessarily relies on representations from Patriot to the effect that the proposed PaineWebber Land Sale will not constitute sales of dealer property. See "Certain Federal Income Tax Consequences--Sale of Land by New Patriot REIT."

 Adverse Effects of REIT Minimum Distribution Requirements

  In order to qualify as a REIT, New Patriot REIT will be generally required each year to distribute to its stockholders at least 95% of its taxable income (excluding any net capital gain). In addition, New Patriot REIT will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed income from prior years.

  New Patriot REIT intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. New Patriot REIT's income will consist primarily of its share of the income of the Patriot Partnership, and New Patriot REIT's cash available for distribution will consist primarily of its share of cash distributions from the Patriot Partnership. Differences in timing between the recognition of taxable income and the receipt of cash available for distribution and the seasonality of the hotel industry could require New Patriot REIT to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

  Distributions by New Patriot REIT and New Patriot Operating Company will be determined by their respective Boards of Directors and depend on a number of factors, including the amount of cash available for distribution, financial condition, any decision by either Board of Directors to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code (in the case of New Patriot
REIT) and such other factors as either Board of Directors deems relevant. For federal income tax purposes, distributions paid to stockholders may consist of ordinary income, capital gains (in the case of New Patriot REIT), nontaxable return of capital, or a combination thereof. New Patriot REIT and New Patriot Operating Company will provide stockholders with annual statements as to the taxability of distributions.

FAILURE TO MANAGE RAPID GROWTH AND INTEGRATE OPERATIONS FOLLOWING THE MERGER

  Patriot is currently experiencing a period of rapid growth. Assuming all of the Proposed Acquisitions are consummated, New Patriot REIT's hotel portfolio will include 70 hotels, aggregating 16,833 rooms, representing a 300% increase in the size of New Patriot REIT's room portfolio since Patriot's Initial Offering. In connection with the Merger and the Related Transactions, New Patriot Operating Company will be responsible for the horse racing operations of Bay Meadows and the hotel management operations of certain of New Patriot REIT's hotels. If the Proposed Wyndham Transactions are consummated, New Patriot REIT will acquire an additional 34 owned and leased hotels with an aggregate of 7,949 rooms as well as Wyndham's 64 managed and franchised properties throughout North America and management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand. The integration of departments, systems and procedures of Patriot with those being acquired in connection with the Merger and the Related Transactions and the Proposed Wyndham Transactions presents a significant management challenge, and the failure to integrate such companies and properties into Patriot's management and operating structures could have a material adverse effect on the results of operations and financial condition of New Patriot REIT and New Patriot Operating Company.

SUBSTANTIAL DEBT OBLIGATIONS; NO LIMITS ON INDEBTEDNESS

  Subsequent to the consummation of the Merger and the Related Transactions, the amount of pro forma combined debt New Patriot REIT and New Patriot Operating Company will assume is approximately $579.9 million as compared to no indebtedness of Bay Meadows and Cal Jockey (excluding the $2,900,000 Loan payable to Patriot under certain circumstances). The pro forma ratio of combined debt to total market capitalization of New Patriot REIT and New Patriot Operating Company assuming an aggregate indebtedness of approximately $579.9 million will be approximately 29.6%. The calculation of the pro forma ratio of combined debt to total market capitalization is based on a $41 1/2 closing price of the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock on May 28, 1997. New Patriot REIT and New Patriot Operating Company also may borrow additional amounts from the same or other lenders in the future, or may issue corporate debt securities in public or private offerings. In this regard, (i) PaineWebber Real Estate has agreed to increase Patriot's availability under the Line of Credit from $475 million to $625 million (as of May 28, 1997, $471.2 million was outstanding under the Line of Credit) and (ii) Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase concerning replacing the Line of Credit with the New Credit Facility which will have availability of up to $1.2 billion. Neither the Restated Charters nor the Restated Bylaws limit the amount of indebtedness New Patriot REIT or New Patriot Operating Company may incur. See "The Companies--Surviving Companies."

  There can be no assurance that New Patriot REIT and New Patriot Operating Company, following consummation of the Merger and the Proposed Acquisitions, will be able to meet their debt service obligations and, to the extent that they cannot, New Patriot REIT and New Patriot Operating Company risk the loss of some or all of their assets, including their hotels, to foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if New Patriot REIT or New Patriot Operating Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in properties at times which may not permit realization of the maximum return on such investments.

  The foregoing risks associated with debt obligations of New Patriot REIT and New Patriot Operating Company may adversely affect the market price of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock following the Merger and may inhibit the ability of New Patriot REIT and New Patriot Operating Company to raise capital in both the public and private markets following the consummation of the Merger and the Related Transactions.

LACK OF EXPERIENCE IN HOTEL MANAGEMENT BUSINESS

  Following consummation of the Merger, New Patriot Operating Company will manage certain newly acquired hotels as well as certain of Patriot's existing hotels that will be re-leased to New Patriot Operating Company. Although certain executives of Patriot have hotel management experience, neither New Patriot Operating Company nor Bay Meadows has any prior experience in the hotel management business. The future success of New Patriot Operating Company and its ability to operate hotels as well as manage future growth depend in large part on its ability to attract and retain key executive officers and other highly qualified personnel, especially in the area of hotel operations. There can be no assurance that New Patriot Operating Company will be able to attract and retain qualified personnel and the inability to do so could have a material adverse effect on the results of operations and financial condition of New Patriot Operating Company and New Patriot REIT.

DILUTION TO EARNINGS CAUSED BY ACQUISITION OF CAL JOCKEY AND BAY MEADOWS

  As a result of the amount being paid to acquire Cal Jockey and Bay Meadows, the Merger has a dilutive effect on Patriot's net income per share on a pro forma basis for 1996 and the three months ended March 31, 1997 and may have a dilutive effect on net income per share in future periods. The Unaudited Pro Forma Combined Financial Statements contained herein illustrate the effect of the Merger and the Related Transactions on the net income per share for the year ended December 31, 1996 and the three months ended March 31, 1997. On a pro forma basis (post-Merger) for New Patriot REIT and New Patriot Operating Company, net income per share is $1.29 for the year ended December 31, 1996 and net income per share is $0.40 for the three months ended March 31, 1997, as compared to $1.78 and $0.44 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, on a pro forma basis for Patriot (pre-Merger) (or $0.89 and $0.22, respectively, as adjusted for the 2-for-1 stock split). See "Unaudited Pro Forma Combined Financial Statements." While Patriot's management and its Board of Directors believe the benefits of the paired share structure will provide long term benefits to its stockholders, no assurance can be given that such benefits will be realized. In addition, upon consummation of the Merger and the Related Transactions, the current stockholders of Patriot will hold in the aggregate approximately 80% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, assuming no options or OP Units are exchanged for shares of Patriot Common Stock prior to the Merger and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading price below $17.125.

STOCK PRICE FLUCTUATIONS

  The relative stock prices of shares of Patriot Common Stock and the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the October 31, 1996 Agreement, the date hereof or the date on which stockholders vote on the Proposals, due to changes in the business, operations and prospects of Patriot, Cal Jockey or Bay Meadows, market assessments of the likelihood that the Merger or the Proposed Wyndham Transactions will be consummated and the timing thereof, general market and economic conditions and other factors such as market perception of paired share stocks, REIT stocks, hotel stocks and REIT hotel stocks generally. There can be no assurance that the price of shares of Patriot Common Stock and/or the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock will not decline between the date of this Joint Proxy Statement/Prospectus and the Effective Time.

POTENTIAL CONFLICTS OF INTEREST BETWEEN NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

  New Patriot REIT and New Patriot Operating Company are separate corporate entities with separate Boards of Directors. A majority of the directors of each of New Patriot REIT and New Patriot Operating Company will not serve as directors or officers of the other company. In addition, New Patriot REIT and New Patriot Operating Company generally will have different employees, separate creditors and will be subject to different state law licensing and regulatory requirements. As a result, the interests of the Board of Directors of each company may conflict and such conflicts may possibly rise to disputes between the companies like those which have been experienced by Cal Jockey and Bay Meadows in the recent past. See "The Merger and Subscription--Background of the Merger" and "Stockholders' Meetings, Litigation and Disagreements." No assurance can be given that conflicts will not arise between the companies or that such conflicts will not have a material adverse effect on the results of operations and financial condition of New Patriot REIT and New Patriot Operating Company. New Patriot REIT and New Patriot Operating Company will have, immediately following the Merger, the same Chief Executive Officer and Chief Financial Officer as well as two of the same directors. Patriot believes this overlap in management will help decrease the possibility of disagreements between the two companies. No assurance can be given, however, that these individuals' interests as officers and/or directors of one company will not conflict with their interests as officers and/or directors of the other company or that their actions as officers and/or directors of one company will not adversely affect the interests of the other company. This overlap in management will be reduced in connection with the consummation of the Proposed Wyndham Transactions. See "The Companies--Surviving Companies--The Proposed Wyndham Transactions."

DIFFERENT FAIRNESS ANALYSES OF CAL JOCKEY AND BAY MEADOWS BY PAINEWEBBER AND MONTGOMERY

  In connection with rendering its fairness opinion, PaineWebber advised Patriot's Board of Directors that the individual valuations of the assets and business of Cal Jockey and Bay Meadows (including the paired share structure) produced a valuation range per Paired Share of between $33.48 and $39.50. See "The Merger and Subscription--Opinion of Patriot's Financial Advisor." In connection with rendering its fairness opinion, Montgomery advised Cal Jockey's and Bay Meadows' Boards of Directors that the analyses performed by Montgomery and described to the Cal Jockey and Bay Meadows Boards of Directors indicated a potential implied equity value range per Paired Share of between $15.00 and $18.50. See "The Merger and Subscription--Opinion of Financial Advisor for Cal Jockey and Bay Meadows." A significant reason for the two different ranges is that, in their respective fairness analyses, Montgomery attempted to determine the value of the paired share structure currently realized by Cal Jockey and Bay Meadows, while PaineWebber attempted to determine the value of the paired share structure that could be realized by Patriot.

DEPENDENCE ON LESSEES AND PAYMENTS UNDER THE PARTICIPATING LEASES

  Following the Merger, New Patriot REIT's ability to make distributions to stockholders will depend primarily upon the ability of the Lessees to make rent payments under the Participating Leases (which is dependent primarily on the Lessees' ability to generate sufficient revenues from those Patriot hotels which are leased to them). A failure or delay to make such payments may be caused by reductions in revenue from such hotels or in the net operating income of the Lessees or otherwise. In addition, the Merger and the Related Transactions also could have a negative effect on New Patriot REIT's relationship with its Lessees who could be concerned that, upon expiration of the current lease term, operating control over leased hotels will be transferred to New Patriot Operating Company. Any failure or delay by the Lessees in making rent payments may adversely affect New Patriot REIT's ability to make anticipated distributions to stockholders.

CERTAIN CONFLICTS OF INTEREST RELATING TO PATRIOT

  Patriot has leased for one-year terms the Carefree Resorts, the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota, the Sheraton Park Place Hotel in Minneapolis, Minnesota, and the Myrtle Beach Hilton Oceanfront Golf Resort in Myrtle Beach, South Carolina and sold certain assets relating to the Carefree Resorts, including the Carefree(R), Boulders(R) and certain other trademarks, to PAH RSI Lessee, a limited liability company owned by certain executive officers of Patriot. It is currently anticipated that, by the Effective Time, Patriot also will lease to PAH RSI Lessee nine additional hotels which are the subject of Proposed Acquisitions, including the five Snavely Group hotels, four of which are located in Cleveland, Ohio and one of which is in Akron, Ohio, and four Doubletree Hotels which are located in Houston, Texas, Anaheim, California, Overland Park, Kansas and St. Louis, Missouri. The executive officers who own PAH RSI Lessee also acquired substantially all of the economic interests in Resort Services, Inc. ("RSI") which manages the Carefree Resorts pursuant to a management contract with PAH RSI Lessee. Patriot has no direct or indirect equity interest in PAH RSI Lessee or RSI. Following the Merger, in order for New Patriot REIT to re-lease the hotels referred to above to New Patriot Operating Company, New Patriot REIT will exercise its right to terminate the one-year leases with PAH RSI Lessee by paying to PAH RSI Lessee the fair market value of the leasehold interests or otherwise seek to have New Patriot Operating Company acquire such leaseholds. In addition, New Patriot Operating Company will offer to acquire the assets, including the inventory, trademarks and right to receive certain royalty fees, of PAH RSI Lessee at the then fair market value for such assets. Determination of the fair market value of such amounts for the leasehold interests and assets of PAH RSI Lessee will be negotiated with the owners of PAH RSI Lessee and the payment of any such amounts will go to such owners personally. Based on current market conditions, Patriot presently believes that the aggregate fair market value of the leasehold interests and assets (net of liabilities) currently held by PAH RSI Lessee is approximately $225,000. Patriot believes that the owners of PAH RSI Lessee will cooperate with the sale of such assets; however, the owners are not obligated to sell such assets and thus no assurances can be made as to whether the owners will in fact agree to sell such assets following the Merger or as to what the purchase price for the leasehold interests and assets will be. Failure to acquire the trademarks, including the Carefree(R) and Boulders(R) trademarks, could materially impair the value of the Carefree Resorts and could have a material adverse effect on the results of operations and financial condition of New Patriot Operating Company and New Patriot REIT.

  Certain directors and officers of Patriot (who will continue as directors of New Patriot REIT and officers of New Patriot REIT and/or New Patriot Operating Company) or their affiliates may have had unrealized gain in their interests in certain of Patriot's hotels transferred to Patriot in connection with the Initial Offering. The sale of such hotels by New Patriot REIT may cause adverse tax consequences to such officers, directors or their affiliates. Therefore, the interests of New Patriot REIT, such officers, directors and their affiliates could be different in connection with the disposition of such hotels.

  Affiliates of the Lessees may acquire, develop or manage hotels that compete with New Patriot REIT's hotels. Accordingly, the Lessees' decisions relating to the operation of New Patriot REIT's hotels that are in competition with other hotels owned or managed by them may not reflect the interests of New Patriot REIT.

RISK OF INVESTMENT IN SUBSIDIARIES CONTROLLED BY OTHER PARTIES

  The Crowne Plaza Ravinia Hotel, the Marriott WindWatch Hotel and certain non-leaseable assets related to the Carefree Resorts are each owned through a special purpose entity, specifically PAH Ravinia, Inc., PAH WindWatch, LLC and PAH Boulders, Inc., respectively (the "Non-Controlled Subsidiaries"). The equity securities of each of the Non-Controlled Subsidiaries are divided into two classes: voting securities and nonvoting securities. The Patriot Partnership owns all of the non-voting securities in each of the Non-Controlled Subsidiaries. With respect to PAH Ravinia, Inc. ("PAH Ravinia") and PAH WindWatch, LLC ("PAH WindWatch"), the Patriot Partnership also owns, indirectly, 4% of the voting securities. Certain executive officers and/or directors of Patriot own, directly or indirectly, all of the voting securities of PAH Boulders, Inc. ("PAH Boulders") and the remaining 96% of the voting securities of PAH Ravinia and PAH WindWatch. Although the ownership interests of the Patriot Partnership represent an approximately 99% economic interest in each of the Non-Controlled Subsidiaries, the Patriot Partnership is not able to elect directors or managers. As a result, the voting securities holders of the Non-Controlled Subsidiaries may implement business policy decisions that would not have been implemented by New Patriot REIT and that are adverse to the interests of New Patriot REIT or that lead to adverse financial results. Additionally, following the Merger New Patriot REIT may seek to restructure the Non-Controlled Subsidiaries so that the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel may be leased to New Patriot Operating Company and certain non-leaseable assets relating to the Carefree Resorts may be sold to New Patriot Operating Company. To effect such restructurings and asset sales, New Patriot REIT will be required to obtain the approval of those executive officers of Patriot who have voting control over such Non-Controlled Subsidiaries. No assurances can be made that the executive officers will consent to such restructurings.

BENEFITS TO CERTAIN DIRECTORS AND OFFICERS OF CAL JOCKEY AND BAY MEADOWS

  In considering the recommendation of the Board of Directors of Cal Jockey and Bay Meadows to approve the Merger Agreement and the Related Transactions, stockholders of Cal Jockey and Bay Meadows should be aware that certain members of the management and the Board of Directors of Cal Jockey and Bay Meadows and have certain interests in, and will receive benefits as a consequence of, the Merger and the Related Transactions that are separate from the interests of, and benefits to, stockholders of Cal Jockey and Bay Meadows and generally, and which may result in conflicts of interest with respect to their obligations to Cal Jockey and Bay Meadows in determining whether it should consummate the Merger and the Related Transactions.

  On May 28, 1997, at the same meeting at which the Cal Jockey Board of Directors approved the Merger Agreement, the Cal Jockey Board agreed to pay its members, Kjell H. Qvale, James M. Harris, James P. Conn, David M. Gjerdrum and Ronald J. Volkman and the sole employee of Cal Jockey, Ray Kuratek the aggregate sum of $600,000 to be allocated by the Cal Jockey Board of Directors at a subsequent Board meeting. The Cal Jockey Board of Directors agreed to pay such amount as compensation for services previously rendered to Cal Jockey by such individuals, particularly in recognition of their significant contributions to the Merger process. The compensation payments are conditioned upon consummation of the Merger and the Related Transactions. The fact that Cal Jockey has only one employee, combined with the complex structure of the Merger and Related Transactions, has resulted in significant efforts and time commitments from these individuals in connection with the Merger.

  Bay Meadows has entered into Severance Agreements with six Officers that,
under certain circums     tances, entitle each Officer to receive payments and
other benefits if the Officer's employment is terminated following a change in control of Bay Meadows. As of May 28, 1997, the aggregate amount of the payments that would be made to the Officers under the Severance Agreements would be $1,151,000. In addition, as of May 28, 1997, Bay Meadows has granted to the Officers a total of 137,500 options to purchase Paired Shares of which a total of 124,166 were vested. According to the terms of such options, all options which are not currently vested will become fully vested and immediately exercisable in connection with the Merger and the Related Transactions. In the event the Officers exercise such options then, based on the $41 1/2 closing price of a Paired Share as quoted on the AMEX as of the close of business on May 28, 1997, the aggregate value (net of exercise prices) for such options would be $3,761,875. If the Officers choose not to exercise their options prior to the Merger and the Related Transactions, they will, as a result, hold fully vested options to purchase 137,500 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. See "The Merger and Subscription--Interests of Certain Officers and Directors." Presently there is a disagreement between Bay Meadows and Cal Jockey concerning the total number of outstanding options to purchase Cal Jockey Common Stock that have been granted to Bay Meadows in connection with its issuance of options to purchase Paired Shares to the Officers and certain employees of Bay Meadows. For a description of such disagreement, see "Stockholders' Meetings, Litigation and Disagreements."

RISKS RELATING TO PROPOSED WYNDHAM TRANSACTIONS

  There may be certain additional risks to stockholders of New Patriot REIT and New Patriot Operating Company as a result of the Proposed Wyndham Transactions. These risks include, among others:

  (i) the aggregate acquisition price to be paid by New Patriot REIT and New Patriot Operating Company in the Proposed Wyndham Transactions has a dilutive effect on Patriot's net income per share on a pro forma basis for 1996 and the three months ended March 31, 1997 and may have a dilutive effect on net income per share in future periods. The Unaudited Pro Forma Combined Financial Statements contained herein illustrate the effect of the Proposed Wyndham Transactions on the net income per share. On a combined pro forma basis for New Patriot REIT and New Patriot Operating Company, net income per share is $0.58 for the year ended December 31, 1996 and $0.27 for the three months ended March 31, 1997 (following consummation of the Proposed Wyndham Transactions), as compared to $1.29 and $0.40 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, for New Patriot REIT and New Patriot Operating Company (post-Merger), and $1.78 and $0.44 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, on a pro forma basis for Patriot (pre-Merger) (or $0.89 and $0.22, respectively, as adjusted for the 2-for-1 stock split). See "Unaudited Pro Forma Combined Financial Statements." In addition, upon consummation of the Proposed Wyndham Transactions, the current stockholders of Patriot and the current stockholders of Cal Jockey and Bay Meadows will hold in the aggregate approximately 53.4% and 13.4%, respectively, of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, assuming no Wyndham stockholders exercise their cash election rights;

  (ii) as a result of the Proposed Wyndham Transactions, the pro forma combined indebtedness for New Patriot REIT and New Patriot Operating Company will increase by $511.7 million from $579.9 million to $1,091.6 million (assuming no Wyndham stockholders exercise their cash election rights in the Proposed Wyndham Transactions). See "Unaudited Pro Forma Combined Financial Statements"; and

  (iii) following the Proposed Wyndham Transactions, New Patriot REIT and New Patriot Operating Company will have separate management teams, including different Chief Executive Officers and Chief Financial Officers. This could increase the possibility of disagreements arising between the two companies. See""-- Potential Conflicts of Interest Between New Patriot REIT and New Patriot Operating Company."

HOTEL INDUSTRY RISKS

 Operating Risks

  Following the Merger, the primary businesses of New Patriot REIT and New Patriot Operating Company will be that of buying, selling, leasing and managing hotels which are subject to operating risks common to the hotel industry. These risks include, among other things, (i) competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than New Patriot REIT, New Patriot Operating Company and the Lessees, (ii) increases in operating costs due to inflation and other factors, which increases may not have been offset in recent years, and may not be offset in the future by increased room rates,
(iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal, (iv) increases in energy costs and other expenses of travel, which may deter travelers and (v) adverse effects of general and local economic conditions. These factors could adversely affect the ability of the Lessees and New Patriot Operating Company to generate revenues and to make lease payments and therefore New Patriot REIT's ability to make expected distributions to stockholders.

  New Patriot REIT and New Patriot Operating Company are also subject to the risk that in connection with the acquisition of hotels and hotel operation companies it may not be possible to transfer certain operating licenses, such as food and beverage licenses, to the Lessees, the Operators or New Patriot Operating Company, or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. Although hotels can provide alcoholic beverages under interim licenses or licenses obtained prior to the acquisition of these hotels, there can be no assurance that these licenses will remain in effect until New Patriot REIT or New Patriot Operating Company obtains new licenses or that new licenses will be obtained. The failure to have alcoholic beverages licenses or other operating licenses could adversely affect the ability of the affected Lessees, Operators or New Patriot Operating Company to generate revenues and make lease payments to New Patriot REIT.

 Operating Costs and Capital Expenditures; Hotel Renovation

  Hotels, in general, have an ongoing need for renovations and other capital improvements, particularly in older structures, including periodic replacement or refurbishment of F, F & E. Under the terms of the Participating Leases, Patriot is obligated to establish a reserve to pay the cost of certain capital expenditures at its hotels and pay for periodic replacement or refurbishment of F, F & E. The F, F & E obligations of Patriot will be assumed by New Patriot REIT in the Merger; however, if capital expenditures exceed New Patriot REIT's expectations, the additional cost could have an adverse effect on New Patriot REIT's cash available for distribution. In addition, New Patriot REIT may acquire hotels where significant renovation is either required or desirable. Renovation of hotels involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from other hotels.

 Competition for Hotel Acquisition Opportunities

  Following the Merger, New Patriot REIT and New Patriot Operating Company may be competing for investment opportunities with entities that have substantially greater financial resources than New Patriot REIT and New Patriot Operating Company. These entities may generally be able to accept more risk than New Patriot REIT and New Patriot Operating Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator or the geographic proximity of its investments. Competition may generally reduce the number of suitable investment opportunities offered to New Patriot REIT and New Patriot Operating Company and increase the bargaining power of property owners seeking to sell.

  Additionally, Patriot's ability to acquire additional hotels could be negatively impacted by the paired share structure because hotel management companies, franchisees and others who currently approach Patriot with acquisition opportunities in hopes of establishing lessee or management relationships may not do so in the future out of concern that Patriot will rely on New Patriot Operating Company to lease and/or manage the acquired properties. Such persons may instead provide such acquisition opportunities to hotel companies that will allow them to manage the property following the sale. This could have a negative impact on New Patriot REIT's acquisition activities in the future.

 Seasonality

  The hotel industry is seasonal in nature. Revenues at certain hotels are greater in the first and second quarters of a calendar year and at other hotels in the second and third quarters of a calendar year. Seasonal variations in revenue at hotels may cause quarterly fluctuations in the operating revenues of New Patriot Operating Company and the lease revenues of New Patriot REIT.

REAL ESTATE INVESTMENT RISKS

 General Risks

  New Patriot REIT's investments will be subject to varying degrees of risk generally incident to the ownership of real property. The underlying value of New Patriot REIT's real estate investments and New Patriot REIT's income and ability to make distributions to its stockholders will be dependent upon the ability of the Lessees, the Operators and New Patriot Operating Company to operate Patriot's hotels in a manner sufficient to maintain or increase revenues and to generate sufficient income in excess of operating expenses to make rent payments under their leases with New Patriot REIT. Income from New Patriot REIT's hotels may be adversely affected by changes in national economic conditions, changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements, particularly in older structures, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war and other factors which are beyond the control of New Patriot REIT and New Patriot Operating Company.

 Value and Illiquidity of Real Estate

  Real estate investments are relatively illiquid. The ability of New Patriot REIT to vary its portfolio in response to changes in economic and other conditions will therefore be limited. If New Patriot REIT must sell an investment, there can be no assurance that New Patriot REIT will be able to dispose of it in the time period it desires or that the sales price of any investment will recoup or exceed the amount of New Patriot REIT's investment.

 Property Taxes

  Patriot's hotels and Cal Jockey's and Bay Meadows' racing facilities are subject to real property taxes. The real property taxes on hotel properties as well as the racing facilities in which New Patriot REIT invests may increase or decrease as property tax rates change and as the value of the properties are assessed or reassessed by taxing authorities. Additionally, as a result of the Merger, certain of Patriot's properties may be subject to reappraisal or reassessment. If property taxes increase as a result of such reappraisals or reassessments, New Patriot REIT's ability to make expected distributions to its stockholders could be adversely affected.

 Consents of Ground Lessor Required for Sale of Certain Hotels

  The Fairmount Hotel, the Holiday Inn Lenox, the Hyatt Newporter Hotel, the WestCoast Long Beach Hotel and Marina and the Hyatt Regency, Lexington currently owned by the Patriot Partnership are subject to ground leases with third party lessors. In addition, New Patriot REIT may acquire hotels in the future that are subject to ground leases. Any proposed sale of a hotel that is subject to a ground lease by the Patriot Partnership or any proposed assignment of the Patriot Partnership's leasehold interest in the ground lease may require the consent of third party lessors. As a result, New Patriot REIT and the Patriot Partnership may not be able to sell, assign, transfer or convey the Patriot Partnership's interest in any such hotel in the future absent the consent of such third parties, even if such transaction may be in the best interests of the stockholders of New Patriot REIT.

 Environmental Matters

  The operating costs of New Patriot REIT and New Patriot Operating Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of any of Patriot's hotels, New Patriot REIT, New Patriot Operating Company, the Lessees or the Operators may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect New Patriot REIT's results of operations and financial condition. Phase I environmental site assessments ("ESAs") have been conducted at all of Patriot's hotels by qualified independent environmental engineers. The purpose of Phase I ESAs is to identify potential sources of contamination for which any of Patriot's hotels may be responsible and to assess the status of environmental regulatory compliance. The ESAs have not revealed any environmental liability or compliance concerns that Patriot believes would have a material adverse effect on New Patriot REIT's business, assets, results of operations or liquidity, nor is Patriot aware of any such liability or concerns. Nevertheless, it is possible that these ESAs did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which Patriot is currently unaware. Patriot has not been notified by any governmental authority, and has no other knowledge of, any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its hotels.

 Compliance with Americans with Disabilities Act

  Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that New Patriot REIT or New Patriot Operating Company is not in compliance with the ADA could result in the imposition of fines or an award of damages to private litigants. If New Patriot REIT were required to make modifications to comply with the ADA, the ability of New Patriot REIT and New Patriot Operating Company to make expected distributions to their stockholders could be adversely affected.

 Uninsured and Underinsured Losses

  Each of Patriot's Participating Leases specifies comprehensive insurance to be maintained on each of the applicable leased hotels, including liability, fire and extended coverage. Patriot believes such specified coverage is of the type and amount customarily obtained for or by an owner of hotels. Leases for subsequently acquired hotels (including those leased to New Patriot Operating Company) will contain similar provisions. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods, that may be uninsurable or not economically insurable. The Boards of Directors and management of each of New Patriot REIT and New Patriot Operating Company will use their discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on the investments of New Patriot REIT or New Patriot Operating Company, as the case may be, at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment of New Patriot REIT or New Patriot Operating Company, as the case may be. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds received by New Patriot REIT or New Patriot Operating Company might not be adequate to restore its economic position with respect to such property.

 Acquisition and Development Risks

  New Patriot REIT and New Patriot Operating Company currently intend to pursue acquisitions of additional hotels and hotel operating companies and, under appropriate circumstances, may pursue development opportunities. Acquisitions entail risks that such acquired hotels or hotel operating companies will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to market, acquire and operate properties will prove inaccurate as well as general risks associated with any new real estate or operating company acquisition. In addition, new project development is subject to numerous risks, including risks of construction delays or cost overruns that may increase project costs, new project commencement risks such as receipt of zoning, occupancy and other required governmental approvals and permits and the incurrence of development costs in connection with projects that are not pursued to completion. The fact that New Patriot REIT generally must distribute 95% of its ordinary taxable income in order to maintain its qualification as a REIT may limit New Patriot REIT's ability to rely upon lease income from its hotels or subsequently acquired properties to finance acquisitions or new developments. As a result, if debt or equity financing were not available on acceptable terms, further acquisitions or development activities might be curtailed or New Patriot REIT's cash available for distribution might be adversely affected.

RISKS OF OPERATING HOTELS UNDER FRANCHISE OR BRAND AFFILIATIONS

  As of May 28, 1997, 52 of Patriot's hotels were operated under franchise or brand affiliations. In addition, hotels in which New Patriot REIT subsequently invests may be operated pursuant to franchise or brand affiliations. The continuation of the franchise licenses relating to the franchised hotels (the "Franchise Licenses") is subject to specified operating standards and other terms and conditions. The continued use of a brand is generally contingent upon the continuation of the management agreement related to that hotel with the branded Operator. Franchisors typically inspect licensed properties periodically to confirm adherence to operating standards. Action on the part of any of New Patriot REIT, New Patriot Operating Company, the Operating Partnerships, the Lessees or the Operators could result in a breach of such standards or other terms and conditions of the Franchise Licenses and could result in the loss or cancellation of a Franchise License. It is possible that a franchisor could condition the continuation of a Franchise License on the completion of capital improvements which New Patriot REIT's Board of Directors determines are too expensive or otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, New Patriot REIT's Board of Directors may elect to allow the Franchise License to lapse which could under certain circumstance result in New Patriot REIT incurring significant costs for terminating such Franchise License. In any case, if a franchise or brand affiliation is terminated, New Patriot REIT and the Lessee may seek to obtain a suitable replacement franchise or brand affiliation, or to operate the hotel independent of a franchise or brand affiliation. The loss of a franchise or brand affiliation could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise or brand affiliation because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor or brand owner.

POTENTIAL RISKS RELATED TO ENTITLEMENTS FOR FRANKLIN AGREEMENT AND IACOCCA AGREEMENT

  Pursuant to the Franklin Agreement and the Iacocca Agreement, Cal Jockey has agreed to sell approximately 33 acres of the Stable Area and the entire approximately 40 acre Training Track Area for purchase prices of approximately $21 million and $31 million, respectively. In addition, Cal Jockey and the buyers are responsible for a portion of various off-site improvements. See "The Companies--Cal Jockey." As a condition to consummation of the land sale transactions contemplated by the Franklin Agreement and the Iacocca Agreement, Cal Jockey is required to secure certain planning, land use and zoning entitlements from the City of San Mateo in connection with the development of the subject properties (the "Entitlements"). Cal Jockey also is required to obtain final certification of an Environmental Impact Report analyzing the environmental effects (such as impacts on traffic flow, air quality and growth inducement) of the contemplated developments (the "EIR"). On April 22, 1997, the City of San Mateo City Council approved the Entitlements and certified the EIR. Such approval and certification are subject to possible appeal by citizens and neighborhood or other groups. If any such appeal is commenced, significant delays in the development process could occur. Any such delay could affect the obligations of Property

Resources and Airdial to consummate the purchase of the Stable Area and the Training Track Area. In addition, both the Franklin Agreement and the Iacocca Agreement require as a condition to the buyers' obligations to consummate the sale transactions, that Cal Jockey secure a development agreement vesting the rights of Property Resources and Airdial to develop the property subject to the conditions of approval. While a draft of such agreement has been submitted to the City of San Mateo, city officials have not yet indicated whether the City of San Mateo will agree to execute such a development agreement. A failure of the City of San Mateo to agree to such a development agreement could give rise to rights of termination of the Franklin Agreement and the Iacocca Agreement by Property Resources and Airdial, respectively. The Proposed PaineWebber Land Sale will not affect the land sale transactions contemplated by the Franklin Agreement and the Iacocca Agreement. In connection with the Proposed PaineWebber Land Sale, New Patriot REIT generally will assign all of its rights and benefits under the Franklin Agreement and the Iacocca Agreement to an affiliate of PaineWebber (e.g., the proceeds to be received in connection with such transaction) and the PaineWebber affiliate generally will assume all of New Patriot REIT's development obligations under the Franklin Agreement and the Iacocca Agreement. Pursuant to the Proposed PaineWebber Land Sale, New Patriot REIT will be responsible for certain of the development costs which relate to using the land as a racing facility, including the building of new stabling facilities. See "--Horse Racing Industry Risks--Stable Area" and "The Companies--Surviving Companies--Proposed PaineWebber Land Sale."

HORSE RACING INDUSTRY RISKS

 Regulation of Gaming Operations

  Bay Meadows' pari-mutuel wagering operations are contingent upon the continued governmental acceptance of such operations as forms of legalized gambling. As a form of gambling, pari-mutuel wagering is subject to extensive licensing and regulatory control by the California Horse Racing Board (the "CHRB") and other California authorities. These regulatory authorities have broad powers with respect to the licensing of gaming operations, and may revoke, suspend, condition or limit the gaming operations of Bay Meadows prior to the Merger and the Related Transactions and New Patriot Operating Company after the Merger and the Related Transactions. Any such change in regulations may have a material adverse effect on New Patriot Operating Company's financial condition and results of operations.

  Bay Meadows has received a license from the CHRB for its 1997 horse racing season under which it is authorized to hold a split Thoroughbred horse racing meet at the Racecourse and to accept pari-mutuel wagers. This license must be renewed on an annual basis and the CHRB has broad discretion to reject any application for a license. Following the Merger and the Related Transactions, New Patriot Operating Company or a company wholly-owned by it will be required to file an amendment to Bay Meadow's CHRB application for its 1997 license reflecting that New Patriot Operating Company or a company wholly-owned by it will be conducting Bay Meadows' horse racing operations during the remainder of its 1997 horse racing meet. In informal discussions, representatives of the CHRB have indicated to Bay Meadows' management that the CHRB would not object to such an amendment to Bay Meadows' application. No assurances can be given, however, that the CHRB will not object to such an amendment when it is filed. Failure to receive timely approval of such an amendment to its application could have a material adverse effect on New Patriot Operating Company. In addition, California law requires that each of the directors and certain employees of New Patriot Operating Company must be licensed with the CHRB. No assurances can be given that the CHRB will grant licenses to each of the proposed directors and each of such employees of New Patriot Operating Company. If a director or employee required to be licensed were denied a license by the CHRB, New Patriot Operating Company would have to replace such director or employee with a director or employee who was so licensed.

  The CHRB also has the discretion to limit the number of days and dates on which New Patriot Operating Company may conduct live horse racing. No assurance can be given as to how many, or which, horse racing days the CHRB will allocate to New Patriot Operating Company in the future, nor can there be any assurance that an issued license will not be modified or revoked. Patriot has the right to terminate the Merger Agreement if prior to the Effective Time the number of horse racing days allocated to Bay Meadows for 1997 at the Racecourse is less than 80 days.

 Stable Area

  Bay Meadows' operations are conducted at the Racecourse, a single facility in San Mateo, California. Cal Jockey has agreed to sell the Stable Area of the Racecourse pursuant to the Franklin Agreement. See "The Companies--Cal Jockey." The purchaser of the Stable Area has indicated its intention to tear down the existing stables. Bay Meadows has publicly proposed a plan for the construction of 900 on-site stalls replacing the stalls to be torn down and Patriot has indicated its support for this plan. In addition, the City of San Mateo has conceptually approved the stables plan as part of the Entitlements, and also has made it a condition of development under the Entitlements that there be a minimum of 900 stalls available to support live racing (including any combination of existing and new stalls). The cost for the construction of such stalls together with various other improvements is estimated to be between approximately $11 million and $13 million. There can be no assurances that Bay Meadows or New Patriot Operating Company will obtain in a timely fashion the necessary final governmental approvals to construct such stalls. As part of the Proposed PaineWebber Land Sale, Patriot has agreed to pay the costs associated with the construction of these stalls. Any prolonged suspension of operations at the facility due to failure to construct the stalls in a timely fashion, destruction of or material damage to the facility or for other reasons could have a material adverse effect on New Patriot Operating Company's financial condition and results of operations. New Patriot Operating Company intends to maintain property and business interruption insurance to protect against such types of disruption, but there can be no assurance that the proceeds of such insurance would be adequate to repair or rebuild its facilities in such event or to compensate New Patriot Operating Company for losses incurred during the period of any such disruption.

 Dependence on Relationship with Owners and Trainers Associations

  Bay Meadows' Thoroughbred horse racing operations requires it to maintain good working relationships with the Thoroughbred Owners of California (the "Owners Association"), the organization recognized by the CHRB as representing owners of Thoroughbreds participating in horse racing meets at the Racecourse, and the California Horsemen's Benevolent and Protective Association (the "Trainers Association"), the organization recognized by the CHRB as representing trainers. If New Patriot Operating Company is unable to continue Bay Meadows' present relationships with the Owners Association or the Trainers Association or find itself unable to attract a sufficient number of horses to its live horse race meets, such events could have a material adverse effect on New Patriot Operating Company's financial condition and results of operations.

 Competition

  Thoroughbred horse racing, and gaming generally, are competitive industries. New Patriot Operating Company will compete in regional markets with other horse race courses, off-track betting, state-run lotteries and Indian reservation gaming. Many of these competitors have resources that exceed those of New Patriot Operating Company. New Patriot Operating Company will also compete locally with other sporting and entertainment businesses. Approval of legislation legalizing casinos and other forms of gaming or expansion of gaming at Indian reservations could increase competition for New Patriot Operating Company in the future and could have a material adverse effect on New Patriot Operating Company's financial condition and results of operations. Also, New Patriot Operating Company may face increasing competition from businesses accepting wagers by telephone and via the Internet.

 Declines in On-Track Attendance

  Many race tracks across the nation, including the Racecourse, are experiencing declines in on-track attendance. There can be no assurance that New Patriot Operating Company will not experience further declines in on-track attendance, which declines could have a material adverse effect on its results of operations.

LACK OF EXPERIENCE IN THE HORSE RACING BUSINESS; RELIANCE ON BAY MEADOWS MANAGEMENT

  Following the Merger and the Related Transactions, New Patriot Operating Company will manage Bay Meadows' existing horse racing operations, an area in which Patriot has no prior experience. Although New Patriot

Operating Company expects to retain Bay Meadows' existing management and personnel to continue to manage these horse racing operations, there can be no assurance that New Patriot Operating Company will be able to retain said existing management and personnel. Failure to retain such management and personnel could have a material adverse effect on the results of operations and financial condition of New Patriot Operating Company.

COMPARISON OF STOCKHOLDER RIGHTS

  The rights of Patriot stockholders are currently governed by the VSCA, the Patriot Charter and the Patriot Bylaws and the rights of the stockholders of Cal Jockey and Bay Meadows currently are governed by the DGCL, the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws. Under the terms of the Merger Agreement, upon stockholder approval of the Proposals, the Cal Jockey Charter and the Bay Meadows Charter and the Cal Jockey Bylaws and the Bay Meadows Bylaws will be amended and restated and will become the Restated Charters and the Restated Bylaws of New Patriot REIT and New Patriot Operating Company. At the Effective Time, stockholders of Patriot, Cal Jockey and Bay Meadows will become stockholders of New Patriot REIT and New Patriot Operating Company, each a Delaware corporation, and their rights as stockholders of New Patriot REIT and New Patriot Operating Company will thereafter be governed by the DGCL and the provisions of the Restated Charters and the Restated Bylaws. In considering the recommendation of the Boards of Directors of Patriot, Cal Jockey and Bay Meadows to approve the Proposals, stockholders of Patriot, Cal Jockey and Bay Meadows should be aware that the rights of stockholders of New Patriot REIT and New Patriot Operating Company under the provisions of the Restated Charters and the Restated Bylaws will differ significantly from the existing rights of the Patriot stockholders under the Patriot Charter and Patriot Bylaws as well as the existing rights of the stockholders of Cal Jockey and Bay Meadows under the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws. Stockholders of Patriot, Cal Jockey and Bay Meadows should carefully read the Restated Charters and the Restated Bylaws, which are attached to this Joint Proxy Statement/Prospectus as Annexes B and D and Annexes C and E, respectively.

  Certain provisions of the Restated Charters and the Restated Bylaws could have a potential anti-takeover effect on New Patriot REIT and New Patriot Operating Company. The staggered board provision, the fact that directors of New Patriot REIT and New Patriot Operating Company would be removable only for cause, the fact that the Restated Charters and the Restated Bylaws would not permit stockholders to call a special meeting of stockholders, the fact that the Restated Charters would require the written consent of all stockholders entitled to vote on a matter for stockholders to take action on such a matter without a meeting, and the presence of advance-notice bylaw provisions with respect to stockholder proposals and director nominations could have the effect of making it more difficult for a third party to acquire control of New Patriot REIT and New Patriot Operating Company, including certain acquisitions that stockholders may deem to be in their best interests. See "Comparison of Stockholder Rights."

POSSIBLE ADVERSE EFFECTS ON MARKET PRICE OF COMMON STOCK OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY ARISING FROM SHARES AVAILABLE FOR FUTURE SALE

  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock of New Patriot REIT and New Patriot Operating Company. Sales of substantial amounts of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock (including paired shares issued in connection with outstanding stock options or the exchange or sale of OP Units of the Operating Partnerships) or the perception that such sales could occur, could adversely affect the prevailing market price for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. With the exception of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued to affiliates of Patriot in connection with the Merger, all of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock to be issued to Patriot stockholders in connection with the Merger and Subscription (approximately 22,960,162 paired shares) will be freely transferable. In addition, following the Merger options to purchase an aggregate of 2,972,425 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be outstanding. These options will be held by certain current and former officers, employees and directors of Patriot, Cal Jockey and Bay Meadows pursuant to certain option plans. Also, upon consummation of the Merger, in addition to the OP Units issued to New Patriot REIT and New Patriot Operating Company, each of the Operating Partnerships will have outstanding an aggregate of 4,486,530 OP Units (based upon the outstanding OP Units of the Patriot Partnership of 4,322,700 as of May 28, 1997). In general, each of these OP Units may be redeemed for cash or, at the election of New Patriot REIT and New Patriot Operating Company, an equal number of OP Units from each Operating Partnership may be exchanged for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

SUBSTANTIAL EXPENSES AND PAYMENTS IF MERGER FAILS TO OCCUR

  No assurance can be given that the Merger and the Related Transactions will be consummated. If the Merger and the Related Transactions are not consummated, Patriot, Cal Jockey and Bay Meadows will have incurred substantial expenses in connection with the transactions and Cal Jockey shall be required to repay the $2,900,000 Loan made by Patriot to enable Cal Jockey to pay the termination fee owed to Hudson Bay. If the Merger Agreement is terminated under certain circumstances and/or Cal Jockey and Bay Meadows enter into an acquisition agreement with a third party under certain circumstances, Cal Jockey and Bay Meadows shall also be required to pay to Patriot $5,000,000. The requirement to make such $7,900,000 payments could have the effect of deterring other potential acquirors from making competing offers for Cal Jockey and Bay Meadows, including certain offers that may be more favorable to the stockholders of Cal Jockey and Bay Meadows. Additionally, in the event the Merger and the Related Transactions are not consummated and no other acquiror has agreed to make such $7,900,000 payments, the payments of such amounts could have a material adverse effect on the results of operations and financial condition of Cal Jockey and Bay Meadows. If the Merger Agreement is terminated in certain other circumstances, Patriot will be required to pay Cal Jockey $2,900,000 (which amount Patriot may offset against the principal amount due on the $2,900,000 Loan) and reimburse Cal Jockey and Bay Meadows for their expenses up to an aggregate $1,000,000. In the event that the Cal Jockey and Bay Meadows stockholders approve the Merger Proposal but fail to approve either the Cal Jockey Charter and Bylaw Amendment Proposal or the Bay Meadows Charter and Bylaw Amendment Proposal and Patriot terminates the Merger Agreement because of such failure, Patriot shall pay in the aggregate up to $5,000,000 to Cal Jockey and Bay Meadows. In addition, pursuant to the terms of the Wyndham Merger Agreement, if the Merger is not consummated by September 1, 1997, then either Patriot or Wyndham could terminate the Wyndham Merger Agreement and Patriot would be required to pay Wyndham a $25 million termination fee. See "The Merger Agreement--Termination Amount and Expenses."

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES ON PRICE OF COMMON STOCK OF NEW PATRIOT REITAND NEW PATRIOT OPERATING COMPANY

  One of the factors that may influence the price of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in public trading markets will be the annual yield from distributions by New Patriot REIT and New Patriot Operating Company on the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock as compared to yields on certain financial instruments. An increase in market interest rates will result in higher yields on certain financial instruments, which could adversely affect the market price of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

NO DISSENTERS' RIGHTS

  As provided under the DGCL and VSCA, stockholders of Cal Jockey, Bay Meadows and Patriot do not have dissenters' rights in connection with the Merger and the Related Transactions.

                                 THE COMPANIES

PATRIOT

  Patriot is a self-administered REIT which owns interests in 56 hotels in 22 states, with an aggregate of 13,355 guest rooms as of May 28, 1997. Patriot's hotels are diversified by franchise or brand affiliation and serve primarily major U.S. business centers, including Atlanta, Boston, Chicago, Cleveland, Dallas, Denver, Houston, Miami, San Francisco and Seattle. In addition to hotels catering primarily to business travelers, Patriot's portfolio includes world-class resort hotels, including The Boulders, near Scottsdale, Arizona, The Lodge at Ventana Canyon in Tucson, Arizona, The Peaks Resort & Spa in Telluride, Colorado, and Carmel Valley Ranch Resort in Carmel, California, as well as prominent hotels in major tourist destinations, including Fort Lauderdale, New Orleans, San Antonio and San Diego. Patriot's portfolio includes 46 full service hotels, 5 resort hotels, 4 limited service hotels, and an executive conference center. Fifty-two of the hotels are operated under franchise or brand affiliations with nationally recognized hotel companies, including Marriott(R), Crowne Plaza(R), Radisson(R), Hilton(R), Hyatt(R), Four Points by Sheraton(R), Holiday Inn(R), Wyndham(TM), Wyndham Garden(R), WestCoast(R), Doubletree(R), Embassy Suites(R), Hampton Inn(R), Registry(R), Carefree(R), and Grand Heritage(R). Pursuant to its alliance with Doubletree Hotels Corporation, Patriot owns six of its hotels through joint venture arrangements with Doubletree Hotels Corporation, under which Patriot holds a 90% ownership interest with regard to four of such hotels and an 85% ownership interest with regard to two of such hotels. For the twelve months ended December 31, 1996, Patriot's hotel portfolio (excluding three hotels undergoing substantial renovation and the Carefree Resorts) had an average occupancy rate of 69.9% and an ADR of $84.94. For the twelve months ended December 31, 1996, the Carefree Resorts had an average occupancy rate of 69.2% and an ADR of $258.98.

  Patriot was formed as a Virginia corporation in April 1995 for the purpose of acquiring equity interests in hotel properties. In October 1995, Patriot completed its Initial Offering and commenced operations. Through its wholly-owned subsidiaries, PAH LP and PAH GP, Patriot held an approximate 82.7% limited partnership interest and the sole 1% general partner interest in the Patriot Partnership as of May 28, 1997. The Patriot Partnership owns, directly or through subsidiaries, Patriot's interests in each of its hotels. A diagram outlining the corporate structure of Patriot prior to the Merger is set forth on page 62.

  In connection with its Initial Offering, Patriot obtained the Line of Credit for up to $165 million from PaineWebber Real Estate to fund the acquisition of additional hotels and renovations and improvements to hotels and for general working capital purposes. The Line of Credit matures in October 1998 and bears interest at a rate per annum equal to 30-day LIBOR plus 1.90%. The maximum amount available under the Line of Credit was increased in January 1997 to $475 million. As of May 28, 1997, Patriot had approximately $471.2 million outstanding under the Line of Credit. As of such date, Patriot also had outstanding approximately $64.0 million of other mortgage loans, resulting in total outstanding indebtedness of approximately $535.2 million. The Line of Credit is secured by 38 of Patriot's 56 hotels and Patriot's remaining indebtedness encumbers three additional hotels. No prepayment penalties are required under the Line of Credit. Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase regarding expanding and replacing the Line of Credit with the New Credit Facility with up to $1.2 billion in availability. In connection will entering into this commitment letter, PaineWebber Real Estate agreed to increase Patriot's availability under the Line of Credit to $625 million. See "--Surviving Companies." Patriot also may seek additional debt or equity financing prior to the consummation of the Merger.

  On January 30, 1997, the Board of Directors of Patriot declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to Patriot stockholders of record on March 7, 1997. Unless otherwise indicated, all references hereafter to the Exchange Ratio, outstanding shares of Patriot Common Stock, per share amounts, market prices of Patriot Common Stock and options to purchase shares of Patriot Common Stock give effect to the 2-for-1 stock split. The number of outstanding OP Units of the Patriot Partnership did not change in connection with the 2-for-1 stock split. The OP Unit conversion factor, however, has been changed such that each OP Unit of the Patriot Partnership subject to redemption will now be redeemed for cash equal to the value of two shares of Patriot Common Stock (or, at Patriot's election, Patriot may purchase each OP Unit of the Patriot Partnership offered for redemption for two shares of Patriot Common Stock).

  Patriot's principal executive office is located at 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234 and its telephone number is (972) 888-8000.

CAL JOCKEY

  Cal Jockey operates as a REIT and is the owner of the Racecourse. The Racecourse abuts the 101 Freeway which is the main thoroughfare between the cities of San Jose and San Francisco. The principal Racecourse facilities, which are leased to Bay Meadows, include: (i) the main one-mile dirt horse race track with six furlongs and 1 1/4 mile chutes, inside of which is a seven furlong turf course; (ii) the track's infield area, on which is situated a nine hole par three golf course; (iii) a main structure which contains a grandstand, a clubhouse and the Turf Club; (iv) a parking area; (v) the Stable Area situated on approximately 38 acres and presently containing approximately 1,550 horse stalls; and (vi) the Training Track Area situated on approximately 40 acres adjacent to the Stable Area. In addition, Cal Jockey owns the Tennis Club Parcel and an approximately 1 1/2 acre parcel that abuts a street known as El Camino Real and is separated from the 175 acre site by railroad tracks.

  Since 1983, shares of Cal Jockey Common Stock have been paired and trade together with shares of Bay Meadows Common Stock as a single unit on the AMEX pursuant to the Pairing Agreement. A diagram outlining the paired share structure of Cal Jockey and Bay Meadows is set forth on page 62.

 Pending Sales and Negotiations

  In May 1995 and December 1995 Cal Jockey entered into agreements to sell the Stable Area and the Training Track Area, respectively.

  The Franklin Agreement contemplates the sale of the Stable Area for a purchase price of approximately $21 million to Property Resources. In addition, Property Resources is obligated to fund 44% of the cost of various off-site improvements required by the City of San Mateo and the State of California in connection with the Entitlements. Assuming all other conditions precedent are satisfied or waived, it is contemplated that the sale would close in the second quarter of 1998.

  The Iaccoca Agreement contemplates the sale of the Training Track Area to Airdial for a purchase price of approximately $31 million. In addition, Airdial is obligated to fund 53% of the off-site improvements required by the City of San Mateo and the State of California in connection with the Entitlements for the development of the property. Closing of the transaction is subject to a number of conditions precedent including Cal Jockey obtaining from the City of San Mateo the necessary Entitlements to proceed with development plans, together with a development agreement with the City of San Mateo. If the conditions are satisfied or waived, it is contemplated that the sale would close in Fall 1998.

  The Proposed PaineWebber Land Sale will not affect the land sale transactions contemplated by the Franklin Agreement and the Iacocca Agreement. In connection with the Proposed PaineWebber Land Sale, New Patriot REIT generally will assign all of its rights and benefits under the Franklin Agreement and the Iacocca Agreement to an affiliate of PaineWebber (e.g., the proceeds to be received in connection with such transaction) and the PaineWebber affiliate generally will assume all of New Patriot REIT's development obligations under the Franklin Agreement and the Iacocca Agreement. See "--Surviving Companies--Proposed PaineWebber Land Sale."

  The Public Storage Agreement contemplates the sale of the Tennis Club Parcel to Public Storage, Inc. for $2.2 million. Public Storage, Inc. intends to convert the property into mini-storage units. The sale of the Tennis Club Parcel is subject to the various contingencies including approval by the City of San Mateo of a rezoning of the property and, therefore, no assurance can be given that such sale will be consummated.

  In November 1996, Cal Jockey entered into the Borders Lease. Effective January 10, 1997, Borders assigned its rights under the Borders Lease to DCI, which company will develop the property and sublease the land with its improvements back to Borders. The Borders Lease covers 2.3 acres of land formerly used by Bay Meadows as a parking lot and land adjacent to the parking lot. The San Mateo Planning Commission voted to approve the development of a Borders bookstore on the site on October 14, 1996. DCI has a building permit and commenced construction in February 1997. The initial term of the Borders Lease is 20 years with a fixed net annual rent of $278,500 for years 1 through 10, $362,050 for years 11 through 15 and $416,350 for years 16 through 20. The Borders Lease has eight five-year renewal options with an annual Consumer Price Index adjustment beginning in the fifth option term.

 Lease of Horse Racing Facility

  Cal Jockey leased substantially all of its real property assets to Bay Meadows under the terms of a Master Lease Agreement, which expired on March 31, 1996 (the "Master Lease Agreement"). Under the terms of the expired Master Lease Agreement, the annual rental was agreed to be the greater of $3 million or an aggregate amount equal to specified components of pari-mutuel handle, the net commissions received for exported horse races and imported horse races and certain sublease income. Prior to the expiration of the Master Lease Agreement, Cal Jockey and Bay Meadows had discussions regarding the extension of the Master Lease Agreement. Cal Jockey and Bay Meadows have conflicting views concerning the status of the Master Lease Agreement's extension. Cal Jockey believes that no lease exists and that Bay Meadows is a tenant at will. Bay Meadows believes that a new master lease agreement has been entered into for the period ending March 31, 1999. These conflicting views regarding the status of the Master Lease Agreement are not expected to have any impact on the Merger and the Related Transactions because, following the closing of the Merger, New Patriot REIT and New Patriot Operating Company are expected to enter into a new sublease arrangement in connection with the Proposed PaineWebber Land Sale. See "--Surviving Companies--Proposed PaineWebber Land Sale."

  Cal Jockey's principal executive offices are located at 2600 South Delaware Street, P.O. Box 1117, San Mateo, California, 94403.

BAY MEADOWS

  Bay Meadows is a gaming and entertainment company engaged primarily in the business of conducting and offering pari-mutuel wagering on Thoroughbred horse racing at the Racecourse. Additionally, Bay Meadows generates revenue by acting as an off-track wagering facility, allowing patrons to wager on horse races at other tracks even when live horse racing is not being conducted at the Racecourse, by accepting simulcasts of horse races conducted throughout the United States, Canada, Mexico, Australia and Hong Kong. In addition to live horse racing at the Racecourse, Bay Meadows receives fees from simulcasting its live horse races to as many as 31 sites in California and 450 sites in the remainder of the world. Bay Meadows also generates revenues from admissions, parking, program sales and the food and beverage concessions at the Racecourse, the operation of a nine-hole golf course on the infield of the Racecourse and the operation of an indoor tennis facility near the Racecourse. Bay Meadows faces significant competition for the sports and entertainment dollar in the San Francisco bay area (the "Bay Area") because of the numerous professional and amateur sporting events and other entertainment attractions located in the Bay Area. Bay Meadows' revenues are subject to seasonal variations depending on the scheduling of its live race meet.

  Horse racing is highly regulated in California and Bay Meadows faces an increasing number of limitations on how it conducts its Thoroughbred horse racing operations. The scheduling, length and conduct of meets and the distribution of the pari-mutuel purse is determined by California law and the CHRB. To conduct a Thoroughbred horse racing meet and to act as a satellite facility, Bay Meadows is required to secure, on an annual basis, a license from the CHRB. California law permits a racing association in the Northern California

Racing Zone (such as Bay Meadows) to conduct no more than 22 weeks of live horse racing each year. Bay Meadows or its predecessor has been granted an annual license each year since 1934. The CHRB has granted Bay Meadows 104 horse racing days for the calendar year 1997 horse racing season. However, no assurance can be given that New Patriot Operating Company will continue to receive this annual license. See "Risk Factors--Horse Racing Industry Risks-- Regulation of Gaming Operations."

  Since the sales of the Stable Area and the Training Track Area were announced, Bay Meadows and Cal Jockey have been investigating and considering various alternative stabling arrangements. Bay Meadows has publicly proposed a plan for the construction of 900 stalls on the property being retained by Cal Jockey. Any approval by Cal Jockey of the plan is contingent on the results of the economic, environmental and other feasibility studies. Patriot has also indicated its support for such plan. Finally, Property Resources, the purchaser of the Stable Area and a prior opponent of on-site stabling, has indicated its support for such plan. Implementation of the plan is subject to a number of conditions including the arrangement of financing acceptable to Patriot and the receipt of the requisite governmental approvals. Failure to receive approval of the plan could have a material adverse effect on Bay Meadows' racing operations. See "Risk Factors--Horse Racing Industry Risks-- Stable Area." Bay Meadows operates a nine-hole golf course which would be eliminated if new stables are constructed as planned.

  As described above, shares of Bay Meadows Common Stock are paired and trade together with the shares of Cal Jockey Common Stock as a single unit on the AMEX pursuant to the Pairing Agreement. A diagram outlining the paired share structure of Cal Jockey and Bay Meadows is set forth on page 62.

  The Bay Meadows Line of Credit from Bank of America expires on February 1, 1998 and bears interest at a rate publicly announced by the Bank of America from time to time as its reference rate. The maximum amount available under the Bay Meadows Line of Credit is $2.5 million. The Bay Meadows Line of Credit is guaranteed by Cal Jockey and secured by a $2.5 million time deposit. As of May 28, 1997, Bay Meadows had no outstanding borrowings under the Bay Meadows Line of Credit.

  Bay Meadows' principal executive office is located at 2600 South Delaware Street, P.O. Box 5050, San Mateo, California 94402 and its phone number is
(415) 574-7223.

SURVIVING COMPANIES

 General

  Pursuant to the Merger, at the Effective Time, Patriot will merge with and into Cal Jockey with Cal Jockey being the surviving company. By operation of the Merger Agreement and the Subscription, the outstanding shares of Patriot Common Stock will be exchanged for Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock. As a result of the Merger, Cal Jockey will succeed to Patriot's partnership interests in the Patriot Partnership and Cal Jockey will thereafter contribute certain of its assets to the Patriot Partnership. Concurrently with these transactions, Bay Meadows will form the New Patriot Operating Partnership into which assets of Bay Meadows will be contributed. Upon completion of these transactions, Cal Jockey and Bay Meadows will be the surviving entities each with a limited partnership subsidiary that holds substantially all of its assets or conducts substantially all of its operations and the existing independent limited partners will hold an equal number of partnership units in the Patriot Partnership and the New Patriot Operating Partnership. The stockholders of Cal Jockey, Bay Meadows and Patriot will hold paired shares of the surviving entities. In connection with the Merger and the Related Transactions, Cal Jockey will change its name to "Patriot American Hospitality, Inc." and Bay Meadows will change its name to "Patriot American Hospitality Operating Company."

  Set forth below are the current corporate structures of Patriot, Cal Jockey and Bay Meadows:

          [A GRAPHIC DEPICTION OF THE CURRENT CORPORATE STRUCTURE OF
                  PATRIOT AND ITS SUBSIDIARIES APPEARS HERE]





          [A GRAPHIC DEPICTION OF THE CURRENT CORPORATE STRUCTURE OF
                   CAL JOCKEY AND BAY MEADOWS APPEARS HERE]

  Set forth below is the anticipated corporate structure of the surviving companies and their limited partnership subsidiaries immediately following the
Merger:


    [A GRAPHIC DEPICTION OF THE ANTICIPATED CORPORATE STRUCTURE OF THE SURVIVING COMPANIES AND THEIR LIMITED PARTNERSHIP SUBSIDIARIES IMMEDIATELY FOLLOWING THE MERGER APPEARS HERE]


 Operations of New Patriot REIT and New Patriot Operating Company Following the Merger

  Following completion of the Merger and the Related Transactions, New Patriot REIT and New Patriot Operating Company will continue the operations of Patriot, Cal Jockey and Bay Meadows within the paired share ownership structure. New Patriot REIT will own interests in 56 hotels in 22 states, with an aggregate of 13,355 guest rooms. Additionally, Patriot has announced that it has entered into contracts or letters of intent to purchase the Proposed Acquisitions, comprised of fourteen hotels with an aggregate of 3,478 rooms for a combined purchase price (excluding closing costs and other acquisition-related expenses) of approximately $271.4 million. Additionally, Patriot has entered into an agreement to acquire Grand Heritage Hotels, a hotel management and marketing company, and other Grand Heritage subsidiaries including an investment in one hotel property. The total acquisition price for the Grand Heritage Acquisition (including the hotel management and marketing company) is estimated to be approximately $25.25 million. The purchase of each of the Proposed Acquisitions and the Grand Heritage Acquisition is subject to satisfactory completion of various closing conditions, and no assurances can be given that Patriot, New Patriot REIT or New Patriot Operating Company will acquire any or all of the Proposed Acquisitions or the Grand Heritage Acquisition. Assuming all of the Proposed Acquisitions are consummated, New Patriot REIT's hotel portfolio will include 70 hotels, aggregating 16,833 rooms, representing a 300% increase in the size of New Patriot REIT's room portfolio from Patriot's Initial Offering.

  Following the Merger, New Patriot REIT expects to terminate its current leases with PAH RSI Lessee, a limited liability company owned by certain executive officers of Patriot, relating to eight of its existing hotels and nine hotels which are the subject of Proposed Acquisitions, and re-lease such hotels to New Patriot Operating Company. The existing hotels to be re-leased include the four Carefree Resorts acquired by Patriot in January 1997 (including The Boulders, The Lodge at Ventana Canyon, The Peaks Resort & Spa and Carmel Valley Ranch Resort), the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota, the Sheraton Park Place Hotel in Minneapolis, Minnesota, and the Myrtle Beach Hilton Oceanfront Golf Resort in Myrtle Beach, South Carolina, and the hotels to be re-leased which are the subject of Proposed Acquisitions include the five Snavely Group hotels, four of which are located in Cleveland, Ohio and one of which is located in Akron, Ohio, and four Doubletree Hotels which are located in Houston, Texas, Anaheim, California, Overland Park, Kansas and St. Louis, Missouri. To re-lease the hotels leased to PAH RSI Lessee following the Merger, New Patriot REIT anticipates that it will exercise its termination rights under its leases with PAH RSI Lessee or otherwise seek to have New Patriot Operating Company acquire such leaseholds, and New Patriot Operating Company will offer to acquire the assets of PAH RSI Lessee, including the inventory, trademarks and right to receive certain royalty fees, at the then fair market value for such assets. The owners of PAH RSI Lessee will not, however, be obligated to sell such assets. See "Risk Factors--Certain Conflicts of Interest Relating to Patriot."

  Following the Merger, New Patriot REIT may seek to restructure the Non-Controlled Subsidiaries so that the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel may be leased to New Patriot Operating Company and certain non-leaseable assets relating to the Carefree Resorts may be sold to New Patriot Operating Company. To effect such restructurings and asset sales, New Patriot REIT will be required to obtain, along with any other third party consents that may be required, the approval of those executive officers of Patriot who have voting control over such Non-Controlled Subsidiaries. See "Risk Factors--Risk of Investment in Subsidiaries Controlled by Other Parties."

  In connection with the Wyndham Transactions, the leases of two hotels (the Wyndham Garden Hotel-Midtown and Wyndham Greenspoint Hotel) which are currently leased to Crow Hotel Lessee, Inc. are expected to be terminated, and such hotels are expected to be leased to New Patriot Operating Company following consummation of the Proposed Wyndham Transactions.

  With respect to Patriot's remaining hotels, there are no agreements concerning when or if such hotels will be leased to New Patriot Operating Company. Upon the expiration of the lease relating to each of these hotels, New Patriot REIT currently intends to evaluate the individual circumstances of such lease and decide whether to continue to lease such hotel to a Lessee or, alternatively, to lease such hotel to New Patriot Operating Company.

  Patriot believes that market conditions remain favorable for the acquisition of additional hotels and hotel portfolios and it is expected that New Patriot REIT will continue Patriot's aggressive acquisition activities. Additionally, New Patriot Operating Company intend to explore opportunities to acquire hotel operators, owners of hotel franchises or brands and independent hotel management companies. Patriot's management believes that the paired share structure will enhance opportunities for New Patriot REIT and New Patriot Operating Company to consummate such acquisitions. No assurances can be given, however, that New Patriot REIT will locate attractive acquisition opportunities or that they will consummate such acquisitions. See "Risk Factors--Hotel Industry Risks--Competition for Hotel Acquisition Opportunities."

 Proposed PaineWebber Land Sale

  Patriot and PaineWebber have entered into an agreement pursuant to which an affiliate of PaineWebber will purchase from New Patriot REIT following the closing of the Merger substantially all of the land which is currently owned by Cal Jockey, including the land subject to the Franklin Agreement and the Iaccoca Agreement (but excluding the land subject to the Borders Lease), for a purchase price of $78.05 million in cash. New Patriot REIT would retain ownership of the improvements located on the land. Simultaneously with the consummation of such purchase, the PaineWebber affiliate and New Patriot REIT would enter into a ground lease covering that portion of the land on which the Racecourse is situated for a term of seven years at an annual rental rate of $3 million for the first year of the lease, $3.25 million for the second year, $3.5 million for the third year, $4 million for the fourth and fifth years and $5 million for each remaining year during the term of the lease. New Patriot REIT would then sublease the Racecourse land and the related improvements to New Patriot Operating Company in order to permit New Patriot Operating Company to continue horseracing operations at the Racecourse through the term of New Patriot REIT's lease. In connection with the Proposed PaineWebber Land Sale, New Patriot REIT would assign all of its rights and benefits under existing leases (excluding the Borders Lease), contracts (including, but not limited to, the Franklin Agreement, the Iacocca Agreement and the Public Storage Agreement), permits and entitlements relating to the land owned by Cal Jockey to the PaineWebber affiliate, and the PaineWebber affiliate would assume all of New Patriot REIT's development obligations, including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. Under the ground lease, New Patriot REIT would be responsible for certain of the development obligations which relate to the leased land as a racing facility, including the building of new stabling facilities, which are currently estimated to cost between approximately $11 million and $13 million. The parties may have the option to renew such leases upon their expiration under certain circumstances. There can be no assurance that the Proposed PaineWebber Land Sale will be consummated.

 Executive Officers and Directors

  In connection with the consummation of the Merger, all of the current directors and officers of Cal Jockey and Bay Meadows will resign. Thereafter, the current directors of Patriot will become the directors of New Patriot REIT and the executive officers of New Patriot REIT will be Paul A. Nussbaum who will become Chairman of the Board of Directors, Chief Executive Officer and President, William W. Evans III who will serve in the Office of the Chairman, and Rex E. Stewart who will become Chief Financial Officer and Treasurer. The current executive officers of Patriot (including Messrs. Nussbaum and Stewart) will become the executive officers of New Patriot Operating Company and, together with the directors of New Patriot Operating Company, will manage the business and affairs of New Patriot Operating Company. For information concerning these persons, see "Management of New Patriot REIT and New Patriot Operating Company--New Patriot Operating Company." After consummation of the Merger, it is expected that the current officers and employees of Bay Meadows will continue to manage the company's horse racing operations through a subsidiary of New Patriot Operating Company.

 The Proposed Wyndham Transactions

  On April 14, 1997, Patriot entered into the Wyndham Merger Agreement pursuant to which Wyndham will merge with and into New Patriot REIT with New Patriot REIT being the surviving company. As a result of the Wyndham Merger, New Patriot REIT will acquire all of the assets and liabilities of Wyndham, including Wyndham's portfolio of 23 owned and leased hotels with an aggregate of 4,877 rooms, Wyndham's 64 managed and franchised properties throughout North America, management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand and the proprietary brand names Wyndham, Wyndham Garden and Wyndham Hotels & Resorts. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Merger each issued and outstanding share of Wyndham Common Stock will be converted into the right to receive 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Companies Common Stock. The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price is less than $42.13 per paired share. If the Average Trading Price is between $40.21 and $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. If the Average Trading Price is less than $40.21 per paired share, the Wyndham Exchange Ratio will be fixed at 0.746; however, in such circumstances, Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. On May 28, 1997, the closing price of the Paired Shares as reported on the AMEX was $41 1/2. In lieu of receiving paired shares, Wyndham stockholders have the right to elect to receive cash in an amount per share equal to the Wyndham Exchange Ratio (as it may be adjusted) multiplied by the average closing price of the paired shares over the five trading days immediately preceding the closing of the Wyndham Merger. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100 million elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders. In connection with the

Wyndham Merger, New Patriot REIT also will assume Wyndham's existing indebtedness which is approximately $146 million as of May 28, 1997.

  In connection with the execution of the Wyndham Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels with 3,072 rooms, located throughout the United States, for approximately $331.7 million in cash, plus approximately $14 million in additional consideration, if two hotels meet certain operational targets. The Wyndham Merger and the Crow Acquisition, which are expected to be consummated concurrently, are subject to various conditions including, without limitation, consummation of the Merger and approval of the Proposed Wyndham Transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. It is currently anticipated that the stockholder meetings to approve the Proposed Wyndham Transactions will occur in the fourth quarter of 1997. If the Proposed Wyndham Transactions are approved and consummated, it is anticipated that the current stockholders of Patriot would hold approximately 53.4% and the current stockholders of Cal Jockey and Bay Meadows would hold in the aggregate approximately 13.4% of the outstanding shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock following consummation of the Proposed Wyndham Transactions (assuming no Wyndham stockholders exercise their cash election rights in the Wyndham Merger). The pro forma combined assets of New Patriot REIT and New Patriot Operating Company at March 31, 1997 assuming consummation of the Proposed Wyndham Transactions would be approximately $2.6 billion of which approximately 8.2% would be attributable to Cal Jockey and Bay Meadows, approximately 46.0% would be attributable to Patriot and approximately 45.8% would be attributable to Wyndham and partnerships associated with members of the Trammell Crow family. In addition, the pro forma combined revenues of New Patriot REIT and New Patriot Operating Company for the year ended December 31, 1996 and the three months ended March 31, 1997 assuming consummation of the Proposed Wyndham Transactions would be approximately $583 million and $173 million, respectively, of which approximately 9.0% and 12.0%, respectively, would be attributable to Cal Jockey and Bay Meadows, approximately 35.3% and 33.5%, respectively, would be attributable to Patriot and approximately 55.7% and 54.5%, respectively, would be attributable to Wyndham and partnerships associated with members of the Trammell Crow family. The Unaudited Pro Forma Financial Statements set forth in this Joint Proxy Statement/Prospectus show the effects of the Proposed Wyndham Transactions on New Patriot REIT and New Patriot Operating Company. See "Unaudited Pro Forma Combined Financial Statements." Certain material risks with respect to the Proposed Wyndham Transactions also are set forth under "Risk Factors--Risks Relating to Proposed Wyndham Transactions."

  In connection with the consummation of the Proposed Wyndham Transactions, certain changes will be made with respect to the officers and members of the Boards of Directors of New Patriot REIT and New Patriot Operating Company. Paul A. Nussbaum will remain Chairman and Chief Executive Officer of New Patriot REIT and William W. Evans III, who currently serves in Patriot's Office of the Chairman, will become President of New Patriot REIT replacing Thomas W. Lattin who will become Executive Vice President--Property Management for New Patriot Operating Company. James D. Carreker, Wyndham's Chairman and Chief Executive Officer, will serve as Chairman and Chief Executive Officer of New Patriot Operating Company, Rex E. Stewart, who currently serves as Patriot's Chief Financial Officer and who will serve as Chief Financial Officer of New Patriot REIT and New Patriot Operating Company following the Merger, will remain as Chief Financial Officer of New Patriot Operating Company and Anne L. Raymond, currently the Chief Financial Officer of Wyndham, will serve as Chief Financial Officer of New Patriot REIT. It is also anticipated that the Boards of Directors of New Patriot REIT and New Patriot Operating Company will be reconstituted in connection with the consummation of the Proposed Wyndham Transactions so that each Board of Directors will consist of 11 members, including (i) two designees of Wyndham and one designee of the Trammell Crow family to the New Patriot REIT Board of Directors and (ii) three designees of Wyndham and one designee of the Trammell Crow family to the New Patriot Operating Company Board of Directors. It is currently anticipated that Harlan R. Crow will serve as the Trammell Crow family's representative on the New Patriot REIT Board of Directors. The remaining members for each Board of Directors will be selected by New Patriot REIT and will include members of Patriot's existing Board of Directors as well as additional persons to be selected prior to the

Wyndham Merger. Paul A. Nussbaum and James D. Carreker (who will be one of the Wyndham designees) will serve as directors of both New Patriot REIT and New Patriot Operating Company and a majority of the directors of each company will not serve as directors of the other company.

 Other Recent Developments

  As described above, Patriot has entered into contracts or letters of intent to purchase the properties comprising the Proposed Acquisitions for an aggregate purchase price (excluding closing costs and other acquisition-related expenses) of approximately $271.4 million. The consummation of each of the Proposed Acquisitions is subject to satisfactory completion of a number of contingencies including, among other things, the satisfactory completion of Patriot's due diligence investigation of the transactions and the negotiation of definitive acquisition agreements. No assurances can be given that Patriot, New Patriot REIT or New Patriot Operating Company will acquire any or all of the Proposed Acquisitions. The Proposed Acquisitions include:

    . Union Station Hotel. The 124-room Union Station Hotel in Nashville, Tennessee for a purchase price in cash and OP Units of the Patriot Partnership of approximately $9.6 million.

    . Doubletree Hotels. Four Doubletree Hotels in Houston, Texas, Anaheim, California, St. Louis, Missouri and Overland Park, Kansas, with an aggregate of 1,483 rooms, for an aggregate purchase price of approximately $147.2 million in cash and OP Units of the Patriot Partnership. These hotels will be acquired by a partnership owned 85% by Patriot and 15% by an affiliate of Doubletree.

    . Snavely Joint Venture. Four hotels to be purchased by Patriot through joint ventures with the Snavely Group, a Cleveland developer, including the Holiday Inn Westlake, the Radisson Beachwood and the Courtyard by Marriott Beachwood, all of which are located in Cleveland, Ohio, and the Radisson Hotel in Akron, Ohio, and one hotel, the Holiday Inn Beachwood in Cleveland, Ohio, to be purchased by Patriot directly, with an aggregate of 878 rooms, for an aggregate purchase price of approximately $65.5 million in cash.

    . Holiday Inn and Ramada Inn. The Holiday Inn and the Ramada Inn at the San Francisco International Airport with an aggregate of 547 rooms, for an aggregate purchase price of approximately $36.5 million in cash, and a leasehold interest, in the case of the Ramada Inn only, and the assumption of indebtedness.

    . Ambassador West Hotel. The 219-room Ambassador West Hotel in Chicago, Illinois for a purchase price of approximately $15.75 million in cash.

    . Park Shore Hotel. The 227-room Park Shore Hotel in Honolulu, Hawaii for a purchase price of approximately $24 million in cash.

  Additionally, Patriot has entered into an agreement to acquire Grand Heritage Hotels, a hotel management and marketing company, and other Grand Heritage subsidiaries including an investment in the Broadview Hotel in Wichita, Kansas. The total acquisition price for the Grand Heritage Acquisition (including the hotel management and marketing company) is estimated to be approximately $25.25 million. The consummation of the Grand Heritage Acquisition is subject to satisfactory completion of a number of contingencies including, among other things, the satisfactory completion of Patriot's due diligence investigation of the transactions, the consummation of the Merger, the completion of the acquisition of, or financing for, the Ambassador West Hotel, the Union Station Hotel, the Broadview Hotel and the Holiday Inn Redmont Hotel and the negotiation of a definitive acquisition agreement. No assurances can be given that Patriot, New Patriot or New Patriot Operating Company will consummate the Grand Heritage Acquisitions.

  Patriot has agreed in principle to loan an aggregate of $103 million to partnerships affiliated with the members of CHC Lease Partners to enable such partnerships to refinance existing indebtedness relating to four hotels, the Sheraton Grand Hotel in Tampa, the Sheraton Gateway Hotel in Miami (also known as the River House Hotel), the Grand Bay Hotel in Miami, and the Doubletree Hotel in Glenview, Illinois. The loans would mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and would be secured by first priority liens on the assets of the respective partnerships, including first mortgages on the hotels. There can be no assurance as to whether this agreement in principle to make such loans will lead to definitive loan documents or on what terms said loans will be made.

  Set forth below is a property chart which contains certain information concerning the hotels in which New Patriot REIT will hold interests following the consummation of the Merger:

                                                       NUMBER OF
                                                         GUEST   YEAR BUILT/
      OWNED HOTELS                LOCATION               ROOMS    RENOVATED
      ------------       --------------------------    --------- -----------
Full Service Hotels:
 Bourbon Orleans Hotel..    New Orleans,            LA    216    1800s/1995
 Crowne Plaza Ravinia...    Atlanta,                GA    495     1986/1997
 Del Mar Hilton.........    Del Mar (San Diego),    CA    245       1989
 Doubletree Allen
 Center.................    Houston,                TX    341     1978/1984
 Doubletree Hotel.......    Westminster (Denver),   CO    180     1980/1992
 Doubletree Hotel.......    Tallahassee,            FL    244      1977/*
 Doubletree Hotel.......    Tulsa,                  OK    417       1982
 Embassy Suites.........    Hunt Valley,            MD    223     1985/1995
 Fairmount Hotel........    San Antonio,            TX    37      1906/1994
 Four Points by
 Sheraton...............    Saginaw,                MI    156       1984
 Hilton Cleveland
 South..................    Independence,           OH    191     1980/1994
 Hilton Inn Myrtle
 Beach..................    Myrtle Beach,           SC    385       1974
 Holiday Inn............    Des Plaines (Chicago),  IL    242      1969/*
 Holiday Inn
 Aristocrat.............    Dallas,                 TX    172     1925/1994
 Holiday Inn Crockett...    San Antonio,            TX    206     1909/1996
 Holiday Inn Miami
 Airport Lakes..........    Miami,                  FL    264      1975/*
 Holiday Inn Northwest
 Plaza..................    Austin,                 TX    193     1984/1994
 Holiday Inn Northwest..    Houston,                TX    193     1982/1994
 Holiday Inn............    San Angelo,             TX    148     1984/1994
 Holiday Inn Lenox......    Atlanta,                GA    297     1987/1995
 Holiday Inn Select.....    Farmers Branch (Dallas),TX    374     1979/1994
 Holiday Inn............    Sebring,                FL    148     1983/1995
 Holiday Inn Redmont
 Hotel..................    Birmingham,             AL    112     1925/1991
 Hyatt Newporter........    Newport Beach,          CA    410       1962
 Hyatt Regency..........    Lexington,              KY    365     1977/1992
 Luxeford Suites Hotel..    Minneapolis,            MN    230       1986
 Marriott Hotel.........    Troy,                   MI    350       1990
 Marriott WindWatch
 Hotel..................    Long Island,            NY    360       1989
 The Mayfair Hotel......    St. Louis,              MO    182     1925/1990
 Radisson Suites Town &
 Country................    Houston,                TX    173     1986/1992
                              TWELVE MONTHS ENDED DECEMBER 31, 1996
                         --------------------------------------------------------
                          (DOLLARS IN THOUSANDS, EXCEPT ADR AND REVPAR)
                                                                    REVENUE PER
                                                      AVERAGE        AVAILABLE
                           TOTAL        AVERAGE      DAILY RATE        ROOM
      OWNED HOTELS        REVENUE      OCCUPANCY       (ADR)         (REVPAR)
      ------------       ------------ ------------- -------------- --------------
Full Service Hotels:
 Bourbon Orleans Hotel.. $      8,248        83.3%   $     120.17    $     100.16
 Crowne Plaza Ravinia...       24,230        71.0          119.74           85.05
 Del Mar Hilton.........        8,204        69.8           84.50           58.99
 Doubletree Allen
 Center.................       13,207        66.6           91.82           61.13
 Doubletree Hotel.......        5,566        73.4           73.99           54.28
 Doubletree Hotel.......        3,816        59.4           47.73           28.37
 Doubletree Hotel.......       10,699        68.7           63.03           43.29
 Embassy Suites.........        6,358        71.8           84.07           60.38
 Fairmount Hotel........        2,838        77.6          144.71          112.32
 Four Points by
 Sheraton...............        3,980        70.5           62.95           44.38
 Hilton Cleveland
 South..................        8,117        69.2           86.34           59.74
 Hilton Inn Myrtle
 Beach..................       14,722        69.2           88.62           61.33
 Holiday Inn............        5,144        81.4           56.67           46.10
 Holiday Inn
 Aristocrat.............        4,881        69.7           88.10           61.45
 Holiday Inn Crockett...        5,090        65.1           85.43           55.64
 Holiday Inn Miami
 Airport Lakes..........        4,393        54.5           71.43           38.91
 Holiday Inn Northwest
 Plaza..................        6,222        79.6           83.75           66.55
 Holiday Inn Northwest..        3,046        62.7           54.69           34.31
 Holiday Inn............        3,124        71.3           60.54           43.15
 Holiday Inn Lenox......        7,891        68.2           88.95           60.63
 Holiday Inn Select.....       10,271        69.4           75.06           52.08
 Holiday Inn............        2,510        55.2           57.78           31.91
 Holiday Inn Redmont
 Hotel..................        1,735        53.2           58.45           31.07
 Hyatt Newporter........       19,931        74.6           98.54           73.50
 Hyatt Regency..........       12,457        63.2           84.12           53.17
 Luxeford Suites Hotel..        6,084        68.7           77.31           53.12
 Marriott Hotel.........       18,815        78.2          109.41           85.61
 Marriott WindWatch
 Hotel..................       18,939        75.5          104.00           78.49
 The Mayfair Hotel......        4,318        57.7           89.53           51.64
 Radisson Suites Town &
 Country................        4,422        70.1           83.08           58.27

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                                   -------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT ADR AND REVPAR)
                                                                                                              REVENUE PER
                                             NUMBER OF                                          AVERAGE        AVAILABLE
                                               GUEST   YEAR BUILT/   TOTAL        AVERAGE      DAILY RATE        ROOM
      OWNED HOTELS            LOCATION         ROOMS    RENOVATED   REVENUE      OCCUPANCY       (ADR)         (REVPAR)
      ------------       ------------------- --------- ----------- ------------ -----------   ------------   -------------
 Radisson Hotel &
  Suites................ Dallas,          TX    198     1986/1994  $      5,278        72.4%   $      76.53    $      55.43
 Radisson Northbrook.... Northbrook,      IL    313     1976/1994         6,783        67.6           67.87           45.89
 Radisson New Orleans
  Hotel................. New Orleans,     LA    759     1924/1995        20,720        68.1           81.08           55.17
 Radisson Overland
  Park.................. Overland Park,   KS    190       1974            4,507        67.0           67.62           45.29
 Sheraton Park Place.... Minneapolis,     MN    298       1981           10,868        76.0           69.20           52.59
 Tremont House.......... Boston,          MA    288      1925/*          10,318        75.2          102.36           76.96
 The Tutwiler........... Birmingham,      AL    147     1913/1986         4,084        67.8          101.43           68.77
 WestCoast Valley River
  Inn................... Eugene,          OR    257       1973            9,963        67.9           88.76           60.24
 WestCoast Wenatchee
  Center Hotel.......... Wenatchee,       WA    147     1988/1994         4,229        64.1           59.19           37.94
 WestCoast Gateway...... Seattle,         WA    145       1990            2,726        83.4           55.55           46.31
 WestCoast Hotel &
  Marina................ Long Beach,      CA    192      1978/*           2,934        44.7           58.17           25.98
 West Coast Pickwick
  Hotel................. San Francisco,   CA    189      1928/*           3,411        60.8           71.51           43.50
 WestCoast Plaza Park
  Suites................ Seattle,         WA    193       1990            6,479        73.3          114.38           83.83
 WestCoast Roosevelt
  Hotel................. Seattle,         WA    152     1929/1987         4,102        73.8           92.38           68.19
 Wyndham Garden Hotel--
  Midtown............... Atlanta,         GA    191     1987/1994         7,475        72.8           93.67           68.20
 Wyndham Greenspoint
  Hotel................. Houston,         TX    472     1985/1995        19,063        72.6           85.60           62.13
Limited Service Hotels:
 Hampton Inn
  Jacksonville Airport.. Jacksonville,    FL    113       1985            2,165        85.9           58.53           50.26
 Hampton Inn............ Rochester,       NY    113       1986            2,202        76.9           67.13           51.64
 Hampton Inn Cleveland
  Airport............... North Olmsted,   OH    113       1986            1,968        73.5           62.85           46.18
 Hampton Inn............ Canton,          OH    108       1985            1,535        68.5           54.19           37.14
Conference Center:
 Peachtree Conference    Peachtree City
  Center................ (Atlanta),       GA    250      1984/*          15,086        59.3          117.28           69.52
Resorts:
 Carmel Valley Ranch+... Carmel,          CA    100       1987           15,971        76.2          235.80          179.63
 The Boulders+.......... Scottsdale,      AZ    160       1985           54,390        78.7          333.14          262.33
 The Lodge at Ventana
  Canyon+............... Tucson,          AZ    49      1985/1995        12,698        68.0          184.85          125.67
 The Peaks Resort and
  Spa+.................. Telluride,       CO    177     1992/1993        19,774        57.6          221.26          127.36
 The Registry Resort &
  Spa................... Ft. Lauderdale,  FL    492      1981/*          18,273        51.2           92.50           47.33

------
* This hotel is currently undergoing renovations.
+ Each of these resorts is branded as a Carefree Resort.

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                                   -------------------------------------------------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT ADR AND REVPAR)
                                                                                                              REVENUE PER
                                             NUMBER OF                                          AVERAGE        AVAILABLE
                                               GUEST   YEAR BUILT/   TOTAL        AVERAGE      DAILY RATE        ROOM
 PROPOSED ACQUISITIONS        LOCATION         ROOMS    RENOVATED   REVENUE      OCCUPANCY       (ADR)         (REVPAR)
 ---------------------   ------------------- --------- ----------- ------------ -----------   ------------   -------------
 Union Station.......... Nashville,       TN    124       1986     $      3,571        56.1%   $      94.44    $      52.99
 Park Shore Honolulu.... Honolulu,        HI    227       1968            7,419        82.8           74.54           61.70
 Holiday Inn............ San Francisco,   CA    224       1964            7,636        87.3           72.95           63.72
 Ramada................. San Francisco,   CA    323       1962            7,419        82.8           74.54           61.70
 Snavely Holiday Inn
 Westlake............... Beachwood,       OH    266       1980            8,052        75.0           72.01           54.04
 Snavely Marriott
 Courtyard.............. Beachwood,       OH    113       1986            3,159        83.8           80.44           67.44
 Snavely Radisson....... Beachwood,       OH    196       1968            5,634        80.6           69.73           56.19
 Snavely Holiday Inn.... Beachwood,       OH    173       1974            2,809        73.7           80.96           59.68
 Snavely Radisson....... Akron,           OH    130       1989            2,982        68.8           72.79           50.11
 Ambassador West........ Chicago,         IL    219       1924            8,146        66.2          106.11           70.28
 Doubletree--St. Louis.. Chesterfield,    MO    223       1984           12,341        74.3           90.76           67.45
 Doubletree--Post Oak... Houston,         TX    449       1982           19,942        72.2           94.17           67.98
 Doubletree--Anaheim.... Orange,          CA    454       1984           13,473        70.3           69.54           48.88
 Doubletree--Overland
 Park................... Overland Park,   KS    357     1982/1992        14,572        75.1           88.10           66.18
 Broadview Hotel........ Wichita,         KS    235     1922/1985         2,465        28.9           62.34           18.03
 Wyndham Hotel
 Corporation Hotels:
 Wyndham Garden Hotel... Brookfield,      WI    178       1990            4,605        65.9           75.18           49.52
 Wyndham Garden Hotel... Charlotte,       NC    173       1989            4,854        71.1           77.13           54.85
 Wyndham Garden Hotel... Commerce,        CA    201       1991            6,391        62.1           84.83           52.66
 Wyndham Garden Hotel... Indianapolis,    IN    171       1990            4,779        71.3           74.37           53.01
 Wyndham Garden Hotel... Schaumburg,      IL    188       1986            4,983        70.0           79.66           55.74
 Wyndham Garden Hotel... Overland Park,   KS    181       1972            3,663        72.6           52.53           38.12
 Wyndham Garden
 Vinings................ Atlanta,         GA    159       1986            5,581        67.2           97.47           65.51
                         Toronto,
 Wyndham Bristol Place.. Ontario,     Canada    287       1974           10,480        70.2           76.15           53.42
 Rose Hall Resort....... Montego Bay,Jamaica    489       1968           16,508        55.8           86.86           48.46
 Market Center Dallas
 Quality Inn............ Dallas,          TX    230       1970            2,479        35.2           55.50           19.52
 Crow Family Hotels++:
 Wyndham Bel Age........ Los Angeles,     CA    199       1984           14,818        77.3          140.17          108.29
 Wyndham Franklin
 Plaza.................. Philadelphia,    PA    758       1979           33,368        74.0           96.28           71.28
 Wyndham Milwaukee
 Center................. Milwaukee,       WI    221       1988           10,860        75.4           99.88           75.26
 Wyndham Northwest
 Chicago................ Chicago,         IL    408       1983           23,252        67.8          102.85           69.74
 Wyndham Hotel.......... Palm Springs,    CA    410       1987           13,103        56.7           95.07           53.89
 Wyndham Riverfront
 Hotel.................. New Orleans,     LA    202       1996            4,133        54.4          124.92           67.90
 Wyndham Las Colinas.... Dallas,          TX    168       1986            5,740        72.6          100.47           72.95
 Wyndham Novi........... Detroit,         MI    148       1988            4,308        75.9           74.83           56.77
 Wyndham Garden Hotel... Pleasanton,      CA    171       1985            4,659        73.5           82.62           60.71
 Wyndham Wood Dale...... Chicago,         IL    162       1986            5,282        71.4           86.76           61.97

----
++ During 1996 the LaGuardia Airport Hotel was closed for renovation and as a result the hotel reported no historical results of operations for 1996 and therefore has been excluded from this chart.

 New Credit Facility

  Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase regarding expanding and replacing the Line of Credit with the New Credit Facility which Patriot expects will have availability of up to approximately $1.2 billion. The New Credit Facility will consist of a three-year $700 million unsecured revolving line of credit and a 60-month $500 million term loan. It is anticipated that the term loan portion of the New Credit Facility will be secured by specific assets and properties of Patriot (and following the Merger, the assets and properties of New Patriot REIT and New Patriot Operating Company) that will be transferred to a special purpose "bankruptcy remote" entity. The revolving line of credit will be used for the acquisition of additional properties, business and other assets, for capital expenditures and for general working capital purposes. The term loan will be used to finance payments to be made in connection with the Proposed Wyndham Transactions and the acquisition of certain other properties. The interest rates for the New Credit Facility are proposed to be as follows: (i) the revolving line of credit will have an interest rate per annum ranging from LIBOR plus 1.50% to 2.00% (depending on Patriot's leverage ratio) or the customary alternate base rate announced from time to time (the "Alternate Base Rate") plus 0.0% to 0.50% (depending on Patriot's leverage ratio), at the election of the borrower, and (ii) the term loan will have an interest rate per annum equal to LIBOR plus 1.75%. While negotiations concerning the New Credit Facility are ongoing, there can be no assurance that such a credit facility will be obtained, or if obtained, when it will become effective or available or what the specific terms of such credit facility will be.

                   DESCRIPTION OF THE PARTNERSHIP AGREEMENTS

PATRIOT PARTNERSHIP

  Patriot owned an approximate 83.7% interest in the Patriot Partnership as of May 28, 1997. The Patriot Partnership owns, directly or through subsidiaries, all of Patriot's interests in its hotels and leases all but two of such hotels to the Lessees. Patriot holds its interest in the Patriot Partnership through two wholly-owned subsidiaries, PAH GP and PAH LP. PAH GP is the sole general partner of the Patriot Partnership and owns a 1.0% general partnership interest in the Patriot Partnership. Through PAH GP, Patriot controls the Patriot Partnership and its assets. PAH LP is one of the Patriot Partnership's limited partners (the "Patriot Limited Partners") and owns an approximate 82.7% limited partnership interest in the Patriot Partnership. In their capacity as such, the Patriot Limited Partners have no authority to transact business for, or participate in the management, activities or decisions of, the Patriot Partnership. To satisfy certain REIT requirements in connection with the Merger, Patriot will liquidate PAH GP and PAH LP and New Patriot REIT will form two new qualified REIT subsidiaries to hold Patriot's general partnership interest and limited partnership interests in the Patriot Partnership. The following is a summary of the material terms of the partnership agreement of the Patriot Partnership (the "Patriot Partnership Agreement").

 Voting Rights

  Under the Patriot Partnership Agreement, the Patriot Limited Partners do not have voting rights relating to the operation and management of the Patriot Partnership except in connection with certain amendments to the Patriot Partnership Agreement. Amendments to the Patriot Partnership Agreement may be made by the Patriot Partnership's general partner (the "Patriot General Partner").

 Transferability of Interests

  PAH GP and PAH LP may not voluntarily withdraw from the Patriot Partnership or transfer or assign their interests in the Patriot Partnership unless the transaction in which such withdrawal or transfer occurs results in receipt of Redemption Rights (as hereinafter defined) by the Patriot Limited Partners' (other than PAH LP) immediately prior to such transaction, or unless the successors to PAH GP and PAH LP contribute substantially all of their assets to the Patriot Partnership in return for an interest in the Patriot Partnership. Except in limited circumstances (including a merger involving Patriot), a person may not be admitted as a substitute or successor general partner unless a majority-in-interest of the Patriot Limited Partners (other than PAH LP) consent in writing to the admission of such substitute or successor general partner, which consent may be withheld at the sole discretion of such Patriot Limited Partners.

  Following the consummation of the Merger and the Related Transactions, the Patriot Partnership Agreement will be amended to prohibit the transfer of OP Units other than in certain specified transactions in order to enable the Patriot Partnership to quality for a safe harbor from treatment as a "publicly traded partnership." A person to whom an OP Unit has been assigned or transferred shall not be admitted as a Patriot Limited Partner without the written consent of the Patriot General Partner, which consent may be withheld at the sole discretion of the Patriot General Partner.

 Issuance of Additional Units

  The Patriot Partnership is authorized to issue limited partnership units and other partnership interests to its partners or to other persons for such consideration and on such terms and conditions as the Patriot General Partner, at its sole discretion, may deem appropriate.

 Redemption Rights

  Pursuant to the Patriot Partnership Agreement, the Patriot Limited Partners, other than PAH LP, have redemption rights which, subject to certain limitations, enable them to cause the Patriot Partnership to redeem each Patriot OP Unit for cash equal to the value of two shares of Patriot Common Stock or, at Patriot's election, Patriot may purchase each Patriot OP Unit offered for redemption for two shares of Patriot Common Stock (the "Redemption Rights").

  Following the consummation of the Merger and the Related Transactions, the Patriot Partnership Agreement will be amended to provide that for Patriot Limited Partners to redeem their OP Units of the Patriot Partnership, they must also redeem an equivalent number of OP Units of the New Patriot Operating Partnership. In addition, to enable the Patriot Partnership to quality for a safe harbor from treatment as a "publicly traded partnership," the existing redemption rights of the Patriot Limited Partners will be limited.

  Upon the redemption of each OP Unit of the Patriot Partnership and OP Unit of the New Patriot Operating Partnership, the redeeming Patriot Limited Partner shall receive cash equal to the value of a paired share of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock; provided that New Patriot REIT and New Patriot Operating Company may elect to purchase each tendered OP Unit of the Patriot Partnership and OP Unit of the New Patriot Operating Partnership in exchange for a paired share of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

 Management Liability and Indemnification

  The Patriot Partnership Agreement generally provides that the Patriot General Partner will incur no liability to the Patriot Partnership or any Patriot Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Patriot General Partner acted in good faith. In addition, the Patriot General Partner is not responsible for any misconduct or negligence on the part of its agents provided the Patriot General Partner appointed such agents in good faith. The Patriot Partnership Agreement also provides for indemnification of the Patriot General Partner, PAH LP, Patriot, their respective directors and officers, and such other persons as the Patriot General Partner may from time to time designate, against any and all losses, claims, damages, liabilities, joint or several expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Patriot Partnership in which such person may be involved.

 Amendment

  The Patriot General Partner may amend the Patriot Partnership Agreement without the consent of the Patriot Limited Partners, except to the extent that certain amendments that would, among other things, adversely affect the rights of any Patriot Limited Partner to receive distributions, alter the allocation of profits or losses to the Patriot Limited Partners, affect the Redemption Rights (except as permitted in connection with a merger or similar transaction or to prevent the Patriot Partnership from being treated as a publicly traded partnership) in a manner adverse to the Patriot Limited Partners, or impose on the Patriot Limited Partners any obligation to make additional capital contributions, require the consent of Patriot Limited Partners (other than PAH
LP) holding more than 50% of the interests of Patriot Limited Partners (other than PAH LP). In connection with the consummation of the Merger, the Patriot Partnership Agreement will be amended to, among other things, substitute the Patriot General Partner, permit disproportionate like-kind distributions, restrict the transfer of OP Units and modify the Redemption Rights in the manner described above. Because none of these amendments fall within the matters requiring approval of Patriot Limited Partners which are set forth in the first sentence of this paragraph, the Patriot General Partner may adopt such amendments without the approval or consent of the Patriot Limited Partners.

 Management Fees and Expenses

  In addition to the administrative and operating costs and expenses incurred by the Patriot Partnership, the Patriot Partnership will pay all administrative costs and expenses of Patriot, PAH GP and PAH LP (the "Patriot Expenses") and the Patriot Expenses will be treated as expenses of the Patriot Partnership. Patriot Expenses generally will include (i) all expenses relating to the formation and continuity of existence of Patriot, PAH GP and PAH LP,
(ii) all expenses relating to the public offering and registration of securities by Patriot, (iii) all expenses associated with the preparation and filing of any periodic reports by Patriot under federal, state or local laws or regulations, (iv) all expenses associated with compliance by Patriot, PAH GP and PAH LP with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of PAH GP incurred in the ordinary course of its business on behalf of the Patriot Partnership. Patriot Expenses, however, will not include any administrative and operating costs and expenses incurred by Patriot that are attributable to hotel properties or partnership interests in a subsidiary partnership that are owned by Patriot directly.

 Distributions and Allocations

  The Patriot Partnership Agreement provides that the Patriot Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Patriot Partnership's property in connection with the liquidation of the Patriot Partnership) on a quarterly (or, at the election of the Patriot General Partner, more frequently) basis, in amounts determined by the Patriot General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Patriot Partnership, subject to the terms of the preferred OP Units (the "Preferred OP Units"). Upon liquidation of the Patriot Partnership, after payment of, or adequate provision for, debts and obligations of the Patriot Partnership, including any partner loans, any remaining assets of the Patriot Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Patriot Partnership, it will be obligated to contribute cash to the Patriot Partnership equal to the negative balance in its capital account.

  Profit and loss of the Patriot Partnership for each fiscal year of the Patriot Partnership generally will be allocated among the partners in accordance with their respective interests in the Patriot Partnership. Taxable income and loss will be allocated in the same manner, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

 Term

  The Patriot Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the Patriot General Partner (unless the Patriot Limited Partners elect to continue the Patriot Partnership), (ii) the sale or other disposition of all or substantially all of the assets of the Patriot Partnership, (iii) the redemption of all limited partnership interests in the Patriot Partnership (other than those held by PAH LP), or (iv) the election by the Patriot General Partner.

 Tax Matters

  Pursuant to the Patriot Partnership Agreement, the Patriot General Partner will be the tax matters partner of the Patriot Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of the Patriot Partnership.

 Preferred OP Units

  As of May 28, 1997 the Patriot Partnership had issued 662,391 Preferred OP Units. The Preferred OP Units pay distributions equal to 103% of the current annual dividend paid on the outstanding Patriot Common Stock, subject to increase or decrease by the dollar amount of any increase or decrease in the dividend paid on the Patriot Common Stock. In addition, if, for any taxable year of the Patriot Partnership ending on or before December 31, 1998, that portion of the Preferred OP Units holder's distributive share of Patriot Partnership taxable income which consists of "unrelated business taxable income" as defined in section 512(a)(1) of the Code ("UBTI") exceeds 20% (any such excess, the "Excess UBTI"), then the Preferred OP Unit holder will be entitled to an additional distribution (the "UBTI Adjuster") from the Patriot Partnership with respect to such taxable year equal to the product of (i) the Excess UBTI multiplied by (ii) the federal tax rate applicable to the Excess UBTI. Prior to the third anniversary of issuance, the Preferred OP Units generally will not be convertible into Patriot Common Stock, except under certain limited circumstances. On or after the third anniversary of issuance, the holders may exchange one Preferred OP Unit for two shares of Patriot Common Stock (after consummation of the Merger, one Preferred OP Unit may be exchanged for one share of New Patriot REIT Common Stock and one share of New Patriot Operating Company Common Stock), subject to adjustment and to an ownership limitation of 4.9% of all outstanding Patriot Common Stock. After the tenth anniversary of issuance, Patriot may exchange the Preferred OP Units for shares of Patriot Common Stock. The foregoing exchange rights are in lieu of the conversion rights in the Patriot Partnership Agreement, which are not applicable to the Preferred OP Units, with the exception of the anti-dilution provisions.

NEW PATRIOT OPERATING PARTNERSHIP

  The partnership agreement of the New Patriot Operating Partnership will not contain any terms which are materially different from the terms of the Patriot Partnership Agreement, although preferred partnership units will not carry a UBTI Adjuster.

                         THE MEETINGS OF STOCKHOLDERS

CAL JOCKEY SPECIAL MEETING

  The Cal Jockey Special Meeting will be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 10:15 a.m., Pacific time. At the Cal Jockey Special Meeting, holders of shares of Cal Jockey Common Stock will consider and vote upon the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal. Each of the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal must be approved by the holders of a majority of the outstanding shares of Cal Jockey Common Stock. Holders of Cal Jockey Common Stock are entitled to one vote per share. At the present time, it is not anticipated that any other matters will be brought before the Cal Jockey Special Meeting for consideration and vote by holders of shares of Cal Jockey Common Stock, including, without limitation, any motion to adjourn such meeting. In the event of any vote to adjourn the Cal Jockey Special Meeting in order to allow Cal Jockey to solicit votes in favor of the Merger Proposal, proxies voting AGAINST the Merger Proposal will be voted AGAINST the motion to adjourn the Cal Jockey Special Meeting.

  Cal Jockey has fixed the close of business on May 16, 1997 as the Cal Jockey Record Date for determining holders entitled to notice of and to vote at the Cal Jockey Special Meeting. Only holders of shares of Cal Jockey Common Stock at the close of business on the Cal Jockey Record Date will be entitled to notice of and to vote at the Cal Jockey Special Meeting. As of the Cal Jockey Record Date, there were outstanding and entitled to vote 5,763,257 shares of Cal Jockey Common Stock. As of the Cal Jockey Record Date, directors and executive officers of Cal Jockey and their affiliates who own collectively 162,022 shares (representing 2.8% of the outstanding shares) have indicated that they intend to vote all of their shares of Cal Jockey Common Stock to approve the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal.

  All shares of Cal Jockey Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF CAL JOCKEY COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL AND THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Cal Jockey, by signing and returning a later-dated proxy or by voting in person at the Cal Jockey Special Meeting; however, mere attendance at the Cal Jockey Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Cal Jockey Special Meeting will be tabulated by the inspector(s) of election appointed for the meeting and will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Cal Jockey Common Stock entitled to vote at the Cal Jockey Special Meeting is necessary to constitute a quorum at the Cal Jockey Special Meeting. Abstentions and broker non-votes will be treated as shares that are present at the Cal Jockey Special Meeting for purposes of determining whether a quorum exists. To be approved, the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal must receive the affirmative vote of the holders of a majority of the issued and outstanding shares of Cal Jockey Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of votes against the approval of the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal.

  Although each of the Proposals will be voted on and tabulated separately, under the Merger Agreement it is a condition to the obligation of each of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions that each of the Proposals be approved. BECAUSE EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS ARE NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. IN THE EVENT THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE

BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL ARE APPROVED BUT THE MERGER PROPOSAL IS NOT APPROVED, THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL WILL NOT TAKE EFFECT.

  Cal Jockey will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Cal Jockey Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Cal Jockey, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. D.F. King & Co., Inc. has been engaged by Cal Jockey to act as proxy solicitors and will receive a fee of $5,000 plus expenses. In addition, ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon") has been engaged by Cal Jockey to mail proxies to the holders of Cal Jockey Common Stock on the Cal Jockey Record Date and will receive a fee of approximately $3,000.

  THE BOARD OF DIRECTORS OF CAL JOCKEY HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF CAL JOCKEY VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND FOR THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER" AND "-- REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF CAL JOCKEY."

BAY MEADOWS SPECIAL MEETING

  The Bay Meadows Special Meeting will be held at the Clubhouse of Bay Meadows Racecourse, 2600 South Delaware Street, San Mateo, California, on July 1, 1997, at 9:00 a.m., Pacific time. At the Bay Meadows Special Meeting, holders of shares of Bay Meadows Common Stock will consider and vote upon the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal. Each of the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal must be approved by the holders of a majority of the outstanding shares of Bay Meadows Common Stock. Holders of Bay Meadows Common Stock are entitled to one vote per share. At the present time, it is not anticipated that any other matters will be brought before the Bay Meadows Special Meeting for consideration and vote by holders of shares of Bay Meadows Common Stock including without limitation any motion to adjourn such meeting. In the event of any vote to adjourn the Bay Meadows Special Meeting in order to allow Bay Meadows to solicit votes in favor of the Merger Proposal, proxies voting AGAINST the Merger Proposal will be voted AGAINST the motion to adjourn the Bay Meadows Special Meeting.

  Bay Meadows has fixed the close of business on May 16, 1997 as the Bay Meadows Record Date for determining holders entitled to notice of and to vote at the Bay Meadows Special Meeting. Only holders of shares of Bay Meadows Common Stock at the close of business on the Bay Meadows Record Date will be entitled to notice of and to vote at the Bay Meadows Special Meeting. As of the Bay Meadows Record Date, there were outstanding and entitled to vote 5,763,257 shares of Bay Meadows Common Stock. As of the Bay Meadows Record Date, directors and executive officers of Bay Meadows and their affiliates who own collectively 190,149 shares (representing 3.3% of the outstanding shares) have indicated that they intend to vote all of their shares of Bay Meadows Common Stock to approve the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal.

  All shares of Bay Meadows Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF BAY MEADOWS COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Bay Meadows, by signing and returning a later-dated proxy or by voting in person at the Bay Meadows Special Meeting; however, mere attendance at the Bay Meadows Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Bay Meadows Special Meeting will be tabulated by the inspector(s) of election appointed for the meeting and will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Bay Meadows Common Stock entitled to vote at the Bay Meadows Special Meeting is necessary to constitute a quorum at the Bay Meadows Special Meeting. Abstentions and broker non-votes will be treated as shares that are present at the Bay Meadows Special Meeting for purposes of determining whether a quorum exists. To be approved, the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal must receive the affirmative vote of the holders of a majority of the issued and outstanding shares of Bay Meadows Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of votes against the approval of the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal.

  Although each of the Proposals will be voted on and tabulated separately, under the Merger Agreement it is a condition to the obligation of each of Patriot, Bay Meadows and Cal Jockey to consummate the Merger and the Related Transactions that each of the Proposals be approved. BECAUSE EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS ARE NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. IN THE EVENT THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL ARE APPROVED BUT THE MERGER PROPOSAL IS NOT APPROVED, THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL WILL NOT TAKE EFFECT.

  Bay Meadows will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Bay Meadows Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Bay Meadows, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. D.F. King & Co., Inc. has been engaged by Bay Meadows to act as proxy solicitors and will receive a fee of $5,000 plus expenses. In addition, ChaseMellon has been engaged by Bay Meadows to mail proxies to the holders of Bay Meadows Common Stock on the Bay Meadows Record Date and will receive a fee of approximately $3,000.

  THE BOARD OF DIRECTORS OF BAY MEADOWS HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF BAY MEADOWS VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND FOR THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER" AND "-- REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BAY MEADOWS."

PATRIOT SPECIAL MEETING

  The Patriot Special Meeting will be held at the Holiday Inn Select, Dallas, Texas, on July 1, 1997, at 11:00 a.m., local time. At the Patriot Special Meeting, holders of Patriot Common Stock will consider and vote upon the Merger Proposal and the Patriot Incentive Plan Proposal. The Merger Proposal must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Patriot Common Stock entitled to vote thereon. The Patriot Incentive Plan Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Patriot Common Stock present in person or by proxy and entitled to vote at the Patriot Special Meeting. Holders of Patriot Common Stock are entitled to one vote per share. At the present time, it is not anticipated that any other matters will be brought before the Patriot Special Meeting for consideration and vote by holders of shares of Patriot Common Stock including without limitation any motion to adjourn such meeting.

In the event of any vote to adjourn the Patriot Special Meeting in order to allow Patriot to solicit votes in favor of the Merger Proposal, proxies voting AGAINST the Merger Proposal will be voted AGAINST the motion to adjourn the Patriot Special Meeting pursuant to its discretionary authority.

  The Patriot Board of Directors has fixed the close of business on May 16, 1997 as the Patriot Record Date for determining holders entitled to notice of and to vote at the Patriot Special Meeting. Only holders of Patriot Common Stock at the close of business on the Patriot Record Date will be entitled to notice of and to vote at the Patriot Special Meeting. As of the Patriot Record Date, there were outstanding and entitled to vote 44,243,496 shares of Patriot Common Stock. As of the Patriot Record Date, directors and executive officers of Patriot and their affiliates who own collectively 877,210 shares (representing 2.0% of the outstanding shares) have indicated that they intend to vote all of their shares of Patriot Common Stock to approve the Merger Proposal and the Patriot Stock Incentive Plan Proposal.

  All shares of Patriot Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF PATRIOT COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL AND THE PATRIOT INCENTIVE PLAN PROPOSAL. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Patriot, by signing and returning a later-dated proxy or by voting in person at the Patriot Special Meeting; however, mere attendance at the Patriot Special Meeting will not in and of itself have the effect of revoking the proxy.

  Votes cast by proxy or in person at the Patriot Special Meeting will be tabulated by the inspector(s) of election appointed for the meeting and will determine whether or not a quorum is present. The presence in person or by properly executed proxy of the holders of a majority of the issued and outstanding shares of Patriot Common Stock at the Patriot Special Meeting is necessary to constitute a quorum at the Patriot Special Meeting. Abstentions and broker non-votes will be treated as shares that are present at the Patriot Special Meeting for purposes of determining whether a quorum exists. To be approved, the Merger Proposal must receive the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Patriot Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of votes against the approval of the Merger Proposal. To be approved, the Patriot Incentive Plan Proposal must be approved by the affirmative vote of the holders of a majority of the shares of Patriot Common Stock present in person or by proxy and entitled to vote at the Patriot Special Meeting. Abstentions will have the effect of votes against the Patriot Incentive Plan Proposal. Broker non-votes will have no effect on the Patriot Incentive Plan Proposal because, for purposes of Virginia law and other applicable statutes and regulations, broker non-votes are considered not to be entitled to vote on the Patriot Incentive Plan Proposal.

  Although each of the Proposals will be voted on and tabulated separately, under the Merger Agreement it is a condition to the obligation of each of Patriot, Bay Meadows and Cal Jockey to consummate the Merger and the Related Transactions that each of the Proposals be approved. BECAUSE EACH OF THE PROPOSALS IS A CONDITION TO CLOSING, IF ANY OF THE PROPOSALS ARE NOT ADOPTED, THE PARTIES WILL NOT BE REQUIRED TO CONSUMMATE THE MERGER OR ANY OF THE RELATED TRANSACTIONS. HOWEVER, APPROVAL OF THE PATRIOT INCENTIVE PLAN PROPOSAL IS NOT A CONDITION TO THE CONSUMMATION OF THE MERGER AND THE RELATED TRANSACTIONS.

  Patriot will bear its own cost of solicitation of proxies. Brokerage firms, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of Patriot Common Stock held in their names. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Patriot, who will not be specifically compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their representatives. In addition, McKenzie Partners, Inc. has been engaged by Patriot to act as proxy solicitors and will receive a fee of approximately $10,000 plus expenses.

  THE BOARD OF DIRECTORS OF PATRIOT HAS UNANIMOUSLY APPROVED THE MERGER PROPOSAL AND THE PATRIOT INCENTIVE PLAN PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF PATRIOT VOTE FOR APPROVAL OF THE MERGER PROPOSAL AND THE PATRIOT INCENTIVE PLAN PROPOSAL. SEE "THE MERGER AND SUBSCRIPTION--BACKGROUND OF THE MERGER," "--REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF PATRIOT" AND "PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE PATRIOT INCENTIVE PLAN."

                          THE MERGER AND SUBSCRIPTION

TERMS OF THE MERGER AND SUBSCRIPTION

  On October 31, 1996, Patriot, Cal Jockey and Bay Meadows entered into the October 31, 1996 Agreement pursuant to which the parties agreed to engage in a business combination transaction. The parties, together with the Patriot Partnership, thereafter entered into the Merger Agreement which by its terms supersedes the October 31, 1996 Agreement and more fully details the transactions to be consummated by the parties. The Board of Directors of each of Patriot, Cal Jockey and Bay Meadows has approved the October 31, 1996 Agreement, the Merger Agreement and the Related Transactions, including, without limitation, the Merger, the Subscription, the issuance of up to approximately 30,500,000 shares of Cal Jockey Common Stock and 30,500,000 shares of Bay Meadows Common Stock, the contribution of certain of the assets of Bay Meadows to the New Patriot Operating Partnership in exchange for OP Units of the New Patriot Operating Partnership and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership in exchange for OP Units of the Patriot Partnership. Pursuant to the Merger Agreement, at the Effective Time of the Merger, Patriot will be merged with and into Cal Jockey, with Cal Jockey being the surviving company in the Merger. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company." Presently, shares of Cal Jockey Common Stock and shares of Bay Meadows Common Stock are paired and are transferable only as a single unit pursuant to the Pairing Agreement. The Pairing Agreement will continue after the Merger and, accordingly, each share of New Patriot REIT Common Stock and each share of New Patriot Operating Company Common Stock will also be paired and transferable only as a single unit.

  Pursuant to the Merger, each outstanding Paired Share of Cal Jockey Common Stock and Bay Meadows Common Stock will remain outstanding after the Merger and will automatically, without any action on the part of the stockholders of Cal Jockey and Bay Meadows, represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  By operation of the Merger, each issued and outstanding share of Patriot Common Stock will be converted into the right to receive 0.51895 shares of New Patriot REIT Common Stock, subject to certain REIT qualification requirements. If the Patriot Average Trading Price is less than $17.125, then each share of Patriot Common Stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. The Patriot Partnership will, in connection with the Merger, subscribe for the Subscribed Shares in an amount equal to the number of shares of New Patriot REIT Common Stock that will be issued to Patriot stockholders in the Merger. Immediately prior to the Merger, the Patriot Partnership will fund the Subscription and Patriot and the Patriot Partnership will designate the Patriot stockholders as the recipients of the Subscribed Shares, in compliance with the Pairing Agreement, on the basis of 0.51895 Subscribed Shares for each share of Patriot Common Stock outstanding at the Effective Time, subject to certain REIT qualification requirements and to any adjustments to the Exchange Ratio. The result of the Merger and Subscription will be that Patriot stockholders will have the right to receive 0.51895 shares of New Patriot REIT Common Stock and
0.51895 shares of New Patriot Operating Company Common Stock, subject to certain REIT qualification requirements and to any adjustments to the Exchange Ratio, for each share of Patriot Common Stock held by them at the Effective Time of the Merger, which shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be paired and transferable only as a single unit.

  The Restated Charters will provide that no person or entity may own, be deemed to own by virtue of the applicable attribution provisions of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company at or after the Merger in excess of the Ownership Limit. If any holder of Patriot Common Stock would receive in the Merger and the Subscription a number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock which would cause such holder or any other person or entity to own, or be deemed to own, paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock that would cause the Ownership Limit to be exceeded, but such holder shall, in lieu of receiving the Excess Paired Shares, have the right to be paid by New Patriot REIT as the surviving company an amount in cash for such Excess Paired Shares equal to product of the Fair Market Value per Excess Paired Share multiplied by the number of such Excess Paired Shares. Assuming the Merger had been consummated on May 28, 1997, the Fair Market Value of an Excess Paired Share would have been $41.91 per Excess Paired Share.

  No fractional shares of New Patriot REIT Common Stock will be issued in connection with the Merger and no fractional shares of the Subscribed Shares will be issued in connection with the Subscription. In lieu thereof, a holder of Patriot Common Stock otherwise entitled to fractional paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in the Merger and Subscription will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the Fair Market Value by the fractional amount of the paired shares of New Patriot REIT and New Patriot Operating Company to which such holder would otherwise be entitled in the Merger and Subscription.

  Based upon the number of Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock outstanding at May 28, 1997, the number of shares of Patriot Common Stock outstanding at May 28, 1997 and assuming that no options or OP Units are exchanged for shares of Patriot Common Stock immediately prior to the Merger and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading price below $17.125, the former Patriot stockholders will hold, immediately after the Merger, approximately 23 million paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, representing approximately 80% of the aggregate number of outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all shares of Patriot Common Stock will cease to be outstanding, will be canceled and retired and will cease to exist. Each holder of a Certificate will thereafter cease to have any rights with respect to such shares of Patriot Common Stock, except the right to receive paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and cash in lieu of Excess Paired Shares, if any, and fractional paired shares, if any, of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock upon the surrender of such Certificate. Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal and instructions to each holder of a Certificate as of the Effective Time for use in effecting the surrender of the Certificate in exchange for certificates representing paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and cash in lieu of Excess Paired Shares and fractional Paired Shares, if any. See "The Merger Agreement--Exchange of Patriot Stock Certificates."

BACKGROUND OF THE MERGER

  On August 4, 1995, the principal of Hudson Bay acquired his first Paired Shares in Cal Jockey and Bay Meadows, and in September and October 1995 met several times with a director of Cal Jockey to discuss the history of the companies, the status of operations, use of the paired share structure and possible opportunities with respect to developing Cal Jockey's real property. Several preliminary meetings between Hudson Bay and Cal Jockey took place in February, March and April 1996. On April 8, 1996, the Board of Directors of Cal Jockey agreed to explore and discuss possible transactions between Cal Jockey and interested parties, and further authorized the retention of investment bankers to assist in such process.

  In mid-April 1996, Bay Meadows received a telephone call from another interested party ("Company A") regarding a possible acquisition of Cal Jockey and Bay Meadows. On or about April 18, 1996, Company A delivered to Bay Meadows a written outline of a proposed transaction with the companies. On April 24, 1996, the Board of Directors of Bay Meadows decided to continue the discussions that had involved Bay Meadows' management about a possible transaction with Company A and to consider the engagement of Montgomery as Bay Meadows' investment banker. Management of each of Cal Jockey and Bay Meadows had several exploratory discussions and meetings with representatives of Company A during April 1996. In late April 1996, Hudson Bay presented separately to the management of Cal Jockey and Bay Meadows its ideas related to a business combination with the two companies.

  On May 15, 1996, the Boards of Directors of Cal Jockey and Bay Meadows each retained Montgomery as its investment banker. On May 20, 1996, Company A submitted a revised proposal at a valuation of $20.00 per Paired Share. During May and June 1996, Cal Jockey's and Bay Meadows' management and financial advisors continued discussions with Hudson Bay and Company A, and Montgomery solicited indications of interest from a number of other potential parties. During this same period, the Board of Directors of each of Cal Jockey and Bay Meadows held several meetings at which the status of discussions with Hudson Bay, Company A and any other interested parties were discussed.

  On July 1 and 2, 1996, the principal of Hudson Bay met with representatives of the Boards of Directors of Cal Jockey and Bay Meadows, respectively, to formally outline a transaction with the companies at a valuation of $20.00 per Paired Share. During July 1996, the companies engaged in further discussions and negotiations with Hudson Bay and Company A regarding a possible transaction. However, Cal Jockey, Bay Meadows and Company A reached an impasse concerning valuation of Cal Jockey and Bay Meadows and control over leasing and management of properties in the surviving entity, and discussions and negotiations with Company A ceased by the end of July. By letter dated July 12, 1996, Hudson Bay expressed its intent to pursue a transaction with both Cal Jockey and Bay Meadows.

  While the foregoing activities and discussions were occurring, a committee of dissident stockholders sued Cal Jockey over the timing of its 1996 annual meeting of stockholders, and then in August Cal Jockey sued this group, Bay Meadows and Bay Meadows' Chairman and President in connection with the Cal Jockey annual meeting and a Bay Meadows special meeting. See "Stockholders' Meetings, Litigation and Disagreements."

  During the first two weeks of August 1996, Cal Jockey and Hudson Bay engaged in further discussions and negotiations regarding the terms of a proposed transaction with Hudson Bay. Cal Jockey also engaged in a review and due diligence investigation of Hudson Bay's investment strategy and the types of real estate assets proposed to be acquired, among other things. During the first week of August 1996, Bay Meadows received and reviewed certain materials relating to a potential transaction with Hudson Bay and informed Cal Jockey of key questions and objections it had with respect to such a transaction. On August 7, 1996, Bay Meadows indicated that it would postpone further discussions with respect to a transaction with Hudson Bay until after the Cal Jockey annual meeting scheduled for August 30, 1996.

  On August 12, 14 and 18, 1996, the Cal Jockey Board of Directors met at length with its legal and financial advisors to consider the terms of the proposed transaction with Hudson Bay, the governing agreement (the "Formation Agreement") and the additional agreements contemplated thereby. On August 18, 1996, after reviewing the terms of the Hudson Bay transaction and considering, among other things, the oral presentations by its legal and financial advisors and Montgomery's opinion addressed to the Cal Jockey Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of Cal Jockey and Bay Meadows in the proposed transaction, the Cal Jockey Board of Directors approved the Hudson Bay transaction by a vote of four to one with one abstention and authorized Cal Jockey to enter into the Formation Agreement and related agreements. Ms. Marylin Gunderson voted against the Hudson Bay transaction but did not state her reasons for doing so, and Mr. Richard Perazzo abstained on the grounds that he needed more time to consider the proposed transaction. Legal counsel for Cal Jockey inquired about Ms. Gunderson's and Mr. Perazzo's reasons for voting in such manner. Ms. Gunderson declined to explain her reason for voting against the proposal and Mr. Perazzo noted no particular term or provision of the proposal giving rise to his concerns or causing him to abstain from voting. The Cal Jockey Board of Directors also approved the adoption of indemnification agreements between Cal Jockey and each of its directors. See "--Interests of Certain Officers and Directors."

  On August 19, 1996, Cal Jockey publicly announced that it had entered into the Formation Agreement. Later that same day, Bay Meadows publicly announced that it expected to continue negotiations with Hudson Bay non-exclusively, thereby remaining open for discussions with other interested parties. The Formation Agreement as signed by Cal Jockey contemplated that, among other things, (a) Cal Jockey and Bay Meadows would each become the sole general partner of a limited partnership (the "Realty Partnership" and the "Hudson Bay Operating Partnership," respectively) to which Cal Jockey and Bay Meadows would each contribute all of its assets (subject to substantially all of its liabilities) in exchange for an approximate 27.8% interest in such Realty Partnership and the Hudson Bay Operating Partnership, respectively, and (b) Hudson Bay would be obligated to contribute $291 million and $9 million over a period of up to three years to the Realty Partnership and the Hudson Bay Operating Partnership, respectively, in exchange for an approximate 72.2% limited partnership interest in each of the Realty Partnership and the Hudson Bay Operating Partnership. The limited partnership interests in the Realty Partnership and the Hudson Bay Operating Partnership held by Hudson Bay were exchangeable for up to approximately 72.2% of the issued and outstanding Paired Shares, subject to certain adjustments. The foregoing transaction was valued effectively at $20.00 per Paired Share. The Formation Agreement also provided that Cal Jockey and Bay Meadows would grant to Hudson Bay a warrant to purchase up to 5 million units in each of the Realty Partnership and the Hudson Bay Operating Partnership, at a combined exercise price of $25.69 per pair of units, which would later be exchangeable for Paired Shares. In addition, Cal Jockey and Bay Meadows would adopt an option agreement pursuant to which up to 576,300 Paired Shares would be granted to persons who might become managers or employees of Cal Jockey or Bay Meadows, including the principal of Hudson Bay. Further, the Formation Agreement provided that Cal Jockey and Bay Meadows could use up to $10 million to repurchase outstanding Paired Shares for cash from the stockholders of Cal Jockey and Bay Meadows at a price not to exceed $20.00 per Paired Share. Hudson Bay's obligations under the Formation Agreement were conditioned upon Hudson Bay securing adequate financing, and consummation of the transactions provided for in the Formation Agreement was conditioned upon Bay Meadows' approval of the Formation Agreement. Under the terms of the Formation Agreement, in the event that, prior to the consummation of the Hudson Bay transaction, the Cal Jockey Board of Directors accepted another offer from a third party, Hudson Bay would be entitled to receive a $2.9 million termination fee. Cal Jockey was generally prohibited from initiating discussions with regard to alternative transactions by the terms of the Formation Agreement. However, Cal Jockey expressly reserved the right, to the extent required by its fiduciary obligations, to furnish non-public information with respect to Cal Jockey in response to an unsolicited request and discuss that information and, upon receipt of any bona fide proposal related to the acquisition of Cal Jockey that the directors determined could result in a more favorable transaction to the Cal Jockey stockholders than the Hudson Bay transaction (an "Overbid"), participate in discussions and negotiations regarding that proposal.

  After the announcement of the Hudson Bay transaction, a number of parties indicated to Montgomery or Bay Meadows an interest in engaging Cal Jockey and Bay Meadows in a possible transaction. On August 21, 1996, Company A reinitiated discussions with Bay Meadows regarding a possible transaction with Cal Jockey and Bay Meadows. On August 23, 1996, Bay Meadows met with Company A to discuss a possible acquisition. The following day, Bay Meadows met with another party (later disclosed to be Starwood Capital Group, L.L.C. ("Company B")) which was interested in pursuing a transaction with the companies. On August 24, 1996, Bay Meadows was also contacted by another interested party, with whom Bay Meadows met on August 27, 1996.

  The Bay Meadows Board of Directors met on August 28, 1996 to, among other things, consider the proposed Hudson Bay transaction. Hudson Bay made a presentation at the meeting and responded to questions of directors concerning its formation, its investment strategy, the business background and experience of its principal, its ability to raise the necessary capital, a possible distribution of real estate sale proceeds to existing holders of Paired Shares rather than the Realty Partnership and the Hudson Bay Operating Partnership, the remedies available for Hudson Bay's failure to make promised cash contributions to the Realty Partnership and the Hudson Bay Operating Partnership and the prospects for continued horse racing at Bay Meadows. Following the presentation, the Bay Meadows Board of Directors determined to continue considering other unsolicited proposals, as well as to continue considering the Hudson Bay transaction. Concerns expressed by directors of Bay Meadows relating to the Hudson Bay transaction included Hudson Bay's relative lack of experience in directly purchasing and operating real properties, the limited $10 million in cash available to the holders of Paired Shares as an alternative to remaining stockholders in the surviving entity, the nonproportionate sharing of "upside" results due to the warrants and options included in the Hudson Bay transaction and Hudson Bay's unproven ability to raise and advantageously invest its $300 million commitment to the Realty Partnership and the Hudson Bay Operating Partnership. At the same meeting, the Bay Meadows Board of Directors authorized (i) indemnification agreements for directors and officers and (ii) severance agreements with specified officers with potential severance benefits, following a change of control as defined in the agreements, of from one to two years' compensation. See "--Interests of Certain Officers and Directors."

  On or about August 30, 1996, the companies received a written indication of interest from Company B. Between August 30, 1996 and September 24, 1996, a number of additional interested parties contacted Montgomery and in some instances, either Cal Jockey or Bay Meadows, to request information and to discuss, with varying levels of specificity, the possibility of an alternative transaction to the Hudson Bay transaction. In each case, Cal Jockey and its legal counsel reviewed its obligations under the Formation Agreement to ensure compliance with the "no solicitation" provisions of that agreement. On September 19, 1996, Bay Meadows requested Montgomery to advise all appropriate parties of the "opportunity that exists with respect to Bay Meadows." Cal Jockey did not join in such request. During this period, Cal Jockey signed confidentiality agreements with a number of interested parties. Representatives of Cal Jockey and Bay Meadows, including their financial advisors, had various exploratory meetings with several of these parties during this same period of time.

  Beginning in late August 1996, Patriot began to consider the possibility of acquiring Bay Meadows and Cal Jockey, primarily because of the perceived advantages which the paired share structure would provide Patriot and its stockholders. For a description of these advantages, see "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Patriot." In these initial discussions, it was anticipated that both Patriot and PaineWebber would be involved in the acquisition. Under this proposed acquisition structure, following consummation of the transaction, Patriot's stockholders would control 99% of the outstanding Paired Shares, Bay Meadows' horse racing operations and liabilities would be spun off to Bay Meadows' existing stockholders, and substantially all of Cal Jockey's real properties would be transferred to a Patriot/PaineWebber-sponsored realty partnership. In light of Cal Jockey's agreement with Hudson Bay, Patriot and PaineWebber decided that no contact would be made with Cal Jockey, but that instead PaineWebber would approach Bay Meadows concerning a possible transaction.

  On September 24, 1996, Bay Meadows' President met with PaineWebber, which represented an interested party later disclosed to be Patriot, to discuss a possible transaction with Cal Jockey and Bay Meadows. On September 29, 1996, PaineWebber forwarded to Bay Meadows a draft of a legally-binding letter agreement among a PaineWebber affiliate, Bay Meadows and an undesignated party, disclosed two days later to be Patriot. The letter agreement contemplated a transaction in which the following would occur: (i) cash distributions aggregating $20.00 on the Paired Shares would be made by the companies; (ii) Bay Meadows would distribute to its stockholders stock in a newly-formed subsidiary to which all of Bay Meadows' horse racing properties, operations and liabilities, and $1.5 million of operating cash, would be transferred; (iii) the spun-off horse racing company would enter into a 10-year lease with a Patriot/PaineWebber-sponsored realty partnership with the realty partnership making $8-10 million available for stable improvements;
(iv) Cal Jockey would merge with Patriot, with Cal Jockey as the surviving entity; and (v) in the proposed merger, the existing Cal Jockey and Bay Meadows shares would remain outstanding, but Patriot stockholders would receive Paired Shares constituting 99% of the outstanding Paired Shares. Simultaneously with the closing of this proposed transaction, the existing members of Cal Jockey's and Bay Meadows' Boards of Directors would be replaced by persons designated by Patriot. The letter agreement was not subject to any financing contingency. The letter agreement required Bay Meadows to terminate other pending discussions, and not to solicit other proposals, while the agreement remained in effect. Bay Meadows was, however, permitted to negotiate unsolicited proposals to the extent required by the fiduciary duties of its Board of Directors and to terminate the agreement in order to accept a superior proposal (and in certain other circumstances) upon payment to Patriot of a $4.5 million termination fee. The letter agreement called for the transaction to be submitted to the stockholders of Cal Jockey, Bay Meadows and Patriot for approval.

  On October 1, 1996, Bay Meadows informed Montgomery, without revealing Patriot's name, that it was engaged in discussions with an interested third party. On October 1, 1996 and October 2, 1996, representatives of Bay Meadows, Patriot and PaineWebber met to discuss the draft letter agreement from Patriot. The discussions were conducted under confidentiality restrictions insisted upon by Patriot and PaineWebber that, at that time, precluded disclosure of the proposal or Patriot's identity to Cal Jockey. Under Montgomery's joint engagement by Cal Jockey and Bay Meadows, participation by Montgomery in the Bay Meadows-Patriot discussions without disclosing the identity of the parties and the substance of the discussions to Cal Jockey was precluded.

  On October 4, 1996, Montgomery notified the Boards of Directors of Bay Meadows and Cal Jockey that several other interested parties were likely to submit proposals in the near future. By letter dated October 5, 1996, Company B presented a proposal to the companies for a possible transaction with the Company based on a value of $21.00 in cash per Paired Share.

  On October 5, 1996, the Board of Directors of Patriot met to consider the proposed transaction with Cal Jockey and Bay Meadows. At this meeting, Patriot's senior management, together with its legal and financial advisors, reviewed with its Board of Directors the current operations and properties of Cal Jockey and Bay Meadows, the paired share structure of Cal Jockey and Bay Meadows and its utility, the background of the proposed merger, and certain financial and valuation analyses of the transaction. Patriot's senior management also discussed with the Board of Directors the strategic rationale for the transaction and the potential benefits and negative consequences of the proposed merger and the related transactions to Patriot and its stockholders. For a discussion of these benefits and negative consequences, see "--Reasons for the Merger and the Related Transactions; Recommendation of the Board of Directors of Patriot." Patriot's legal counsel also discussed with the Patriot Board of Directors, among other things, the terms of the legal documentation relating to the proposed merger, the timetable for signing such definitive documentation and its fiduciary duties to its stockholders. Following these presentations, the directors asked numerous questions of management and its legal and financial advisors and discussed at length the issues raised by these presentations. At the conclusion of these discussions, the Patriot Board of Directors decided that PaineWebber would not be a party to the transaction and thus following the transaction Cal Jockey's real estate assets would be owned and controlled exclusively by Patriot. The Patriot Board of Directors authorized management to proceed with the submission of a revised bid concerning the acquisition of Bay Meadows and Cal Jockey and the negotiation of definitive documentation for the transaction with Bay Meadows.

  On October 5, 1996, the Bay Meadows Board of Directors met for a presentation by Montgomery regarding the Hudson Bay transaction and related topics. Montgomery reviewed the terms of the Hudson Bay transaction and the status of Hudson Bay's efforts to seek the necessary investment commitments, and discussed other potential transactions. Montgomery reported that, in response to Bay Meadows' September 19, 1996 letter, it had requested a waiver from Hudson Bay of the limitations contained in the Formation Agreement against Cal Jockey's solicitation of other proposals, and that Hudson Bay had declined to grant the requested waiver. Montgomery stated, however, that it had received a number of unsolicited indications of interest to make proposals of alternatives to the Hudson Bay transaction, and reviewed such indications of interest with the Board of Directors of Bay Meadows.

  On October 7, 1996, Company B announced publicly a proposal for a possible business transaction with Cal Jockey and Bay Meadows with a value of $22.00 per Paired Share, a $1.00 increase over its October 5, 1996 proposal. On October 8, 1996, the Companies also received a written preliminary proposal from another party ("Company C") in the range of $20.00 to $24.00 per Paired Share. On October 9, 1996, Bay Meadows publicly announced that it would consult with Cal Jockey regarding Company B's offer and would continue to consider and have discussions with Company B and other interested parties.

  Between October 5, 1996 and October 9, 1996, negotiations between Bay Meadows and Patriot continued. On October 9, 1996, Patriot submitted a proposal to Bay Meadows, which revised its previous proposal, among other ways, to: (i) change the structure to eliminate the cash distribution on the Paired Shares and substitute a merger of Patriot into Cal Jockey in which the stockholders could elect to receive cash consideration; (ii) increase the cash consideration available at the election of the stockholders of Cal Jockey and Bay Meadows from $20.00 to $22.00 per Paired Share; (iii) permit the stockholders of Cal Jockey and Bay Meadows to elect to either retain their stock interest, valued at $22.00 in cash per Paired Share, or to receive $22.00 cash per Paired Share; (iv) limit the amount available for improvements to the spun-off horse racing company's stables to $8 million; (v) shorten the term of the lease between the spun-off horse racing company and the post-merger realty partnership to seven years or less (depending on the cost of the stables) and revise the annual rent; (vi) add a dividend of Bay Meadows preferred stock with an approximate value of $0.60 for each Paired Share, and (vii) reduce the fee owed to Patriot upon a termination of the transaction by the companies to $2.9 million. The Patriot proposal assumed that Cal Jockey would be required to pay a $2.9 million termination fee to Hudson Bay.

  On October 9, 1996, Patriot and PaineWebber consented to the disclosure of the Patriot proposal to Cal Jockey (subject to Cal Jockey's entry into a confidentiality agreement similar to the one previously signed by Bay Meadows). That day, Bay Meadows disclosed to Montgomery that Patriot was the previously undisclosed third party, and described the terms of Patriot's proposal. After signing a confidentiality agreement, Cal Jockey was provided with a draft letter agreement among Patriot, a PaineWebber affiliate, Bay Meadows and Cal Jockey in the form that was then under discussion between Patriot, PaineWebber and Bay Meadows.

  On the evening of October 9, 1996, the Bay Meadows Board of Directors met, with Montgomery and Bay Meadows' counsel present, to consider the Patriot proposal. The terms of the Patriot proposal were reviewed by Bay Meadows' legal counsel, including changes that had been proposed by Bay Meadows but not accepted by Patriot. During the meeting of the Bay Meadows Board of Directors, Cal Jockey faxed a letter to the Bay Meadows Board of Directors asking it to not make a definitive decision regarding the Patriot transaction in light of the other offers recently received and the fact that Cal Jockey had just that day learned of the terms of the Patriot proposal. The Bay Meadows Board of Directors did not consider this letter to have any material effect on its discussions and continued its deliberations. After discussion, the Bay Meadows Board of Directors resolved, based in part on Montgomery's recommendation, to continue to negotiate for improvements and clarification in Patriot's proposal and to invite Cal Jockey to join the negotiations.

  On October 10, 1996, the Bay Meadows Board of Directors reconvened, with Bay Meadows' counsel present. Hudson Bay made a second presentation to the Board of Directors on the Formation Agreement and addressed concerns expressed by directors following its initial presentation. Hudson Bay indicated a possible willingness to increase the valuation of the Paired Shares in the Hudson Bay transaction to $21.00 or $22.00 per Paired Share. At the conclusion of Hudson Bay's presentation, a Bay Meadows director expressed the earlier reservations but said he might reconsider his position if Hudson Bay increased the valuation of the proposed transaction to $25.00-$26.00 per Paired Share. Hudson Bay said it would not be productive to pursue such discussions.

  Following Hudson Bay's presentation, three of Cal Jockey's directors, together with Cal Jockey's counsel and Montgomery, joined the Bay Meadows Board of Directors meeting for a joint review and discussion of the Patriot proposal and other proposals. Montgomery reviewed the Patriot proposal and the status of the proposals by Hudson Bay, Company B and Company C. Bay Meadows' counsel reviewed the terms of the Patriot proposal and the issues that Bay Meadows regarded as unresolved. At the conclusion of the meeting, the Bay Meadows Board of Directors and the Cal Jockey Board of Directors representatives, based in part on Montgomery's recommendation, agreed to jointly continue negotiations with Patriot for improvements and clarification in Patriot's proposal and to continue discussions with other parties that had submitted Overbids. A negotiation meeting of Patriot, Bay Meadows and Cal Jockey, and their respective financial and legal representatives, was scheduled for October 14, 1996, and Montgomery was directed to contact all parties that had submitted Overbids.

  On October 11, 1996, after learning that Montgomery was contacting those parties that had submitted Overbids, Patriot requested both Bay Meadows and Cal Jockey to enter into an exclusive negotiations agreement. Following discussions, the requested agreement called for both companies not to negotiate with parties other than Patriot, or encourage other parties to make proposals, for a 10-day period, which would be subject to termination at any time by either company in order to pursue negotiation of a binding agreement for a transaction with another party which its Board of Directors deemed superior. Bay Meadows indicated it would be willing to sign such an agreement as it was a condition for continuation of negotiations by Patriot. Cal Jockey indicated that, although it wished to continue negotiations with Patriot, it was not willing to sign the exclusivity agreement in light of the other unsolicited offers on the table, its obligations under the Formation Agreement and the fact that Cal Jockey had only recently learned of the Patriot proposal and had not had sufficient time to evaluate the proposal.

  Over the weekend of October 11, 1996 to October 13, 1996, Cal Jockey and its legal advisors continued to evaluate all offers and commenced a more specific evaluation and analysis of the Patriot proposal, including a limited legal and financial due diligence review in order to determine the viability of consummating a business combination transaction with Patriot.

  On October 14, 1996, representatives of Bay Meadows, Cal Jockey and Patriot, including their respective legal and financial advisors, met. Cal Jockey stated that, although it was interested in commencing discussions regarding a possible transaction with Patriot, in light of the other unsolicited offers on the table and its commitments under the Formation Agreement, it was not willing to execute a binding letter agreement on the time schedule contemplated by Patriot. Because of Cal Jockey's position on this issue, Patriot withdrew its offer at the conclusion of the meeting. Later that day, Montgomery was contacted by Company B and Company C regarding the status of their respective offers.

  On October 15, 1996, Cal Jockey held a meeting of its Board of Directors at which Montgomery presented details regarding the proposals from Company B and Company C as well as the unsolicited indications of interest received from other parties. The Cal Jockey Board of Directors set a deadline of Monday, October 21, 1996 at 5:00 p.m. (which was subsequently extended to October 25,
1996), after which it would move to sign a commitment with the highest bidder. Montgomery was instructed to contact all parties that had previously submitted Overbids and inform them of this deadline.

  During the period from October 16, 1996 to October 24, 1996, there were daily telephone conversations between Montgomery and various parties, including Hudson Bay, Patriot, Company A, Company B and Company C and two additional parties ("Company D" and "Company E"), both of whom had contacted Montgomery and requested information and meetings with the management of Cal Jockey and Bay Meadows. During this period, there also were discussions between Company D and Patriot concerning the submission of a joint bid for Cal Jockey and Bay Meadows. The parties also discussed the possible acquisition of Company D by Patriot concurrently with Patriot's acquisition of Cal Jockey and Bay Meadows. The discussions between the parties with respect to the submission of a joint bid broke off on October 25, 1996.

  On October 24, 1996, Cal Jockey held a meeting of its Board of Directors to consider and discuss outstanding proposals. The Cal Jockey Board of Directors invited the Bay Meadows Board of Directors to attend a joint meeting on October 25, 1996 to discuss all offers received by the deadline.

  On October 25, 1996, the Patriot Board of Directors held a meeting at which, among other things, management, together with the company's legal counsel and financial advisors, updated the Patriot Board of Directors on the status of the negotiations with Bay Meadows and Cal Jockey including the deadline set for submission of bids. The directors then asked numerous questions concerning the transaction, the identity of other bidders, and the likely range of bids which could be submitted by such parties. After reviewing the potential benefits of the transaction to Patriot and its stockholders, the Patriot Board of Directors approved the submission of a bid pursuant to which stockholders of Cal Jockey and Bay Meadows would receive (a) the entire equity interest in a new company to be spun-off from Bay Meadows, (b) shares of preferred stock of Bay Meadows with an aggregate face amount of $3.5 million and an annual coupon of 5% and (c) an amount per Paired Share (in either cash or in the form of a continuing interest in the surviving companies) which would bring the aggregate consideration (including consideration described in clauses (a) and (b)) to $27.50, provided that the consideration referred to in this clause (c) would in no event be less than $24.00 per Paired Share. Such bid also contemplated an up-front payment by Patriot to Cal Jockey of $2.9 million to cover Cal Jockey's obligations with respect to the Hudson Bay termination fee as well as a $4.5 million break-up fee.

  On October 25, 1996, the Boards of Directors of Cal Jockey and Bay Meadows held a joint meeting which was also attended by Montgomery and the respective legal counsel of Cal Jockey and Bay Meadows to discuss all offers received by the deadline. At the meeting, Montgomery distributed Overbids received from Patriot, Company B, Company D, Company E and Hudson Bay, and reviewed the details of each offer. The directors of both companies asked questions and discussed at length each bid. The Boards of Directors each decided to pursue a possible transaction with Company D exclusively, in which Paired Shares were valued at $30.00 per Paired Share. Accordingly, the Boards of Directors directed Montgomery to contact Company D to clarify issues related to its proposal and to contact all other parties, including Hudson Bay, to inform them that the companies were pursuing negotiations with another party.

  Cal Jockey's legal counsel, with input from Bay Meadows' legal counsel, began drafting documentation for a potential transaction with Company D and commenced legal due diligence, with Bay Meadows intending to commence its own legal due diligence shortly thereafter. Montgomery also commenced financial due diligence with respect to Company D.

  On October 29, 1996, the Patriot Board of Directors met to discuss the status of the negotiations with Cal Jockey and Bay Meadows and to decide whether or not to submit another bid with respect to the transaction. Management, along with Patriot's legal and financial advisors, updated the Board of Directors on the events that had occurred since its last meeting, including that the companies had informed Patriot that they were pursuing a transaction with another company. Patriot's management then reviewed with the Board of Directors the strategic rationale for the transaction and its potential benefits and consequences to the Patriot stockholders. The Board of Directors then had a lengthy discussion concerning the transaction and whether Patriot should submit another bid or alternatively to allow Cal Jockey and Bay Meadows to proceed with a transaction with Company D. Following this discussion, the Board of Directors directed management to submit a bid pursuant to which Patriot would acquire all of the outstanding shares of Bay Meadows Common Stock and Cal Jockey Common Stock at $33.00 per share (either in cash or in the form of a continuing interest in the surviving company). PaineWebber then made a presentation to the Board of Directors concerning its financial analysis of the proposed transaction and provided an oral opinion as to the fairness, from a financial point of view, of the consideration to be received by holders of Patriot Common Stock in the proposed merger. The Board of Directors then authorized management to send a letter to Bay Meadows and Cal Jockey outlining their bid and to begin immediately negotiating a definitive agreement relating to the transaction.

  On October 29, 1996, the companies received an unsolicited proposal from Patriot valued at $33.00 per Paired Share. Under the terms of the proposal, stockholders of Cal Jockey and Bay Meadows would be given the opportunity to receive either $33.00 cash per Paired Share or paired shares in the surviving companies valued at $33.00. Patriot would merge with and into Cal Jockey, with Cal Jockey being the surviving company. The proposal did not contain any financing contingency and did not require a due diligence period. The proposal also provided for preservation of the paired structure between Cal Jockey and Bay Meadows. Montgomery informed Company D that another proposal had been submitted which the Boards of Directors of Cal Jockey and Bay Meadows would be considering.

  On the advice of legal counsel, Cal Jockey called a meeting of its Board of Directors for the morning of October 30, 1996 to discuss and evaluate the Patriot proposal. Cal Jockey directed Montgomery and Cal Jockey's legal counsel to pursue discussions and negotiations with Patriot. Later that same day, Company D submitted a revised bid that valued the Paired Shares at $33.00 per Paired Share.

  On the evening of October 30, 1996, the Board of Directors of Cal Jockey and Bay Meadows held a joint meeting to consider and evaluate the proposals from Patriot and Company D. The directors reviewed both proposals and asked questions of their respective financial advisors and legal counsel. Among other things, the Boards of Directors of Cal Jockey and Bay Meadows considered that (i) Company D's proposal did not include a mechanism for the Cal Jockey and Bay Meadows stockholders to receive cash for all of their Paired Shares where Patriot's proposal allowed substantially all of the stockholders to be cashed out, (ii) consummation of a transaction with Company D was conditioned on the receipt of certain third party consents by Company D which there was no assurance could be obtained immediately, if at all, where Patriot's proposal included no such condition and (iii) Company D's proposal was conditioned on a satisfactory due diligence review period where Patriot's proposal included no diligence review period. Based on these factors, the Boards of Directors of each of Cal Jockey and Bay Meadows decided to pursue a transaction with Patriot. The Boards of Directors also agreed to seek inclusion of the following additional terms in the Patriot transaction: (a) a fixed exchange ratio for the Paired Shares to be issued to Patriot stockholders in the merger which would be based on the value of Patriot's stock on October 30, 1996 (which was $34.25 (prior to Patriot's 2-for-1 stock split)) to allow Cal Jockey and Bay Meadows stockholders to benefit from any increase in Patriot's stock price, and a floor of $33.00 per Paired Share in cash to be received by holders of Paired Shares who might elect to receive cash rather than stock in the surviving company; and (b) Patriot's agreement to fund the $2.9 million termination fee owed to Hudson Bay as a result of entering into the Patriot transaction. The directors of the companies did not direct their advisors to present Company D with an opportunity to meet these additional terms because the directors found Patriot's bid (without these additional terms) to be preferable to Company D's bid because of factors (i) through (iii) described above, one of which could not be changed by Company D (i.e., Company D's requirement to obtain third party consents). The directors directed their respective legal counsel and Montgomery to discuss these and other points with Patriot. Patriot responded by agreeing to include such terms in the October 31, 1996 Agreement. After further joint discussions, the Boards of Directors of Cal Jockey and Bay Meadows met separately to consider and evaluate the proposals. Both Boards of Directors voted unanimously to enter into an agreement with Patriot.

  Throughout the evening of October 30, 1996, legal counsel for Patriot, Cal Jockey and Bay Meadows negotiated the balance of the terms of the October 31, 1996 Agreement which included setting out the details surrounding the Subscription, the Offer and the structure of the proposed merger of Patriot into Cal Jockey, with attention paid to preserving the paired structure of Cal Jockey and Bay Meadows following consummation of the transaction. The parties also agreed that Patriot's payment of the Hudson Bay termination fee would be in the form of a $2.9 million loan to Cal Jockey to be repaid by Cal Jockey in the event of termination of the October 31, 1996 Agreement.

  On the morning of October 31, 1996, Cal Jockey and Bay Meadows entered into the October 31, 1996 Agreement with Patriot. That day, Cal Jockey notified Hudson Bay that it was terminating the Formation Agreement and subsequently wired to Hudson Bay its $2.9 million termination fee.

  Following the signing of the October 31, 1996 Agreement through February 24, 1997, legal counsel for Patriot, Cal Jockey and Bay Meadows drafted and negotiated the terms of the Merger Agreement. The purpose of the Merger Agreement was to provide further details of the steps required to consummate the transactions contemplated in the October 31, 1996 Agreement while maintaining the terms and provisions negotiated in the October 31, 1996 Agreement. The negotiations pertaining to the Merger Agreement centered primarily on certain terms of the Restated Charters, specifically the staggered board provisions, the conditional nature of the Proposals, the rights of Patriot and Cal Jockey to make distributions to their respective stockholders prior to consummation of the Merger and the process by which the relative value of the Cal Jockey Common Stock and the Bay Meadows Common Stock would be determined for purposes of the Offer.

  The Patriot Board of Directors unanimously approved the form of the merger agreement at a meeting on January 30, 1997. During such meeting, the Patriot Board of Directors reviewed the terms of the merger agreement and thereafter authorized management to complete negotiations of, and execute, the merger agreement.

  The Cal Jockey Board of Directors unanimously approved the form of the merger agreement at a meeting on February 21, 1997. During such meeting, the Cal Jockey Board of Directors reviewed the terms of the Merger Agreement and thereafter authorized management to complete negotiations of, and execute, the Merger Agreement.

  The Bay Meadows Board of Directors unanimously approved the form of the merger agreement at a meeting on February 26, 1997. At the meeting, the Bay Meadows Board of Directors and Bay Meadows' legal counsel discussed the features of the merger agreement and the differences between the merger agreement and the October 31, 1996 Agreement. The Bay Meadows Board of Directors also consulted with its financial advisor, Montgomery.

  Subsequently, in the course of making the required securities filings in connection with the Merger, certain timing issues relating to the Offer and the Merger arose. In light of the fact that the Cal Jockey and Bay Meadows stockholders had for over six months enjoyed the ability to realize more than the $33.00 cash per Paired Share price provided for in the Offer by selling their Paired Shares on the AMEX, the parties agreed to amend and restate the Merger Agreement to, among other things, (i) eliminate the Offer, (ii) provide a mechanism to adjust the Exchange Ratio (but only in the event that the Patriot Average Trading Price were to fall below $17.125 per share so that the stockholders of Cal Jockey and Bay Meadows as of the time of the Merger would hold paired shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per Paired Share,
(iii) extend from June 30, 1997 to July 14, 1997 the date on or after which the parties could terminate the Merger Agreement if the conditions to their respective obligations under the Merger Agreement were not satisfied or waived, and (iv) provide that stockholders of Patriot would not receive any dividend payments prior to the Effective Time for Patriot earnings during the period between June 30, 1997 and the date of the closing of the Merger.

  The Cal Jockey Board of Directors unanimously approved the Merger Agreement at a meeting on May 28, 1997. At the meeting, the Cal Jockey Board of Directors considered and discussed with its legal counsel and its financial advisor, among other things, the features of the Merger Agreement, the differences between the Merger Agreement and the Agreement and Plan of Merger dated as of February 24, 1997 (the "February 24, 1997 Agreement"), the opportunities that Cal Jockey stockholders desiring to receive cash for their Paired Shares had enjoyed for over six months to realize more than the $33.00 cash per Paired Share price provided for in the Offer by selling their Paired Shares on the AMEX, the effects of the proposed mechanism to adjust the Exchange Ratio (if necessary) so that Cal Jockey stockholders would hold paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock as of the time of the Merger equal in value, as of a date shortly before the Merger, to $33.00 per Paired Share, the timing issues relating to the Offer and the Merger, the considerations involved in delaying the Merger, and Montgomery's updating opinion, rendered orally to the Board of Directors of Cal Jockey, to the effect that, as of that date, the financial terms of the Merger and the Subscription, taken as a whole, were fair to the stockholders of Cal Jockey and Bay Meadows from a financial point of view. At the meeting the Cal Jockey Board of Directors also approved the payment of an aggregate of $600,000 to the Directors and the sole employee of Cal Jockey as compensation for services previously rendered to Cal Jockey by such individuals. See "--Interests of Certain Officers and Directors."

  The Bay Meadows Board of Directors unanimously approved the Merger Agreement at a meeting on May 27, 1997. At the meeting, the Bay Meadows Board of Directors considered and discussed with its legal counsel and its financial advisor, among other things, the features of the Merger Agreement, the differences between the Merger Agreement and the February 24, 1997 Agreement, the opportunities that Bay Meadows stockholders desiring to receive cash for their Paired Shares had enjoyed for over six months to realize more than the $33.00 cash per Paired Share price provided for in the Offer by selling their Paired Shares on the AMEX, the effects of the proposed mechanism to adjust the Exchange Ratio (if necessary) so that Bay Meadows stockholders would hold paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock as of the time of the Merger equal in value, as of a date shortly before the Merger, to $33.00 per Paired Share, the timing issues relating to the Offer and the Merger, the considerations involved in delaying the

Merger and Montgomery's updating opinion, rendered orally to the Board of Directors of Bay Meadows, to the effect that, as of that date, the financial terms of the Merger and the Subscription, taken as a whole, were fair to the stockholders of Cal Jockey and Bay Meadows from a financial point of view.

  On May 27, 1997 the Patriot Board of Directors unanimously approved the Merger Agreement. The Patriot Board of Directors unanimously concluded that the proposed amendments (including the elimination of the Offer and the addition of a provision in the Merger Agreement providing for adjustment of the Exchange Ratio if the Patriot Average Trading Price is less than $17.125) were in the best interests of Patriot and its stockholders.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF PATRIOT

  The Board of Directors of Patriot unanimously approved the October 31, 1996 Agreement at a meeting of the Patriot Board on October 29, 1996, thereafter unanimously approved the February 24, 1997 Agreement on January 30, 1997 and thereafter unanimously approved the Merger Agreement on May 27, 1997. THE BOARD OF DIRECTORS OF PATRIOT BELIEVES THAT THE MERGER AND THE RELATED TRANSACTIONS ARE FAIR TO AND IN THE BEST INTERESTS OF PATRIOT AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE "FOR" THE MERGER PROPOSAL. In reaching this determination, the Board of Directors of Patriot consulted with Patriot management, as well as its financial advisors, legal counsel and accountants, and considered a number of factors. The material factors considered by the Patriot Board of Directors in reaching the foregoing conclusions are described below.

  In making its determination with respect to the Merger and the Related Transactions, the Patriot Board considered the following factors, all of which the Patriot Board of Directors deemed favorable, in approving the October 31, 1996 Agreement, the February 24, 1997 Agreement and thereafter the Merger Agreement and the Related Transactions:

    (i) Through the Merger, Patriot's stockholders will be able to realize the value inherent in the paired share REIT structure of Cal Jockey and Bay Meadows. Under this paired share structure, shares of a REIT and an operating company are paired together and are traded as a single unit. The Patriot Board of Directors believes that this structure will allow Patriot, in combination with its paired operating company, to become a fully integrated owner and operator of hotels. Because the Code was amended in 1983 to prohibit the pairing of shares between a REIT and an operating company, Cal Jockey and Bay Meadows is one of only four publicly-traded paired share REITs remaining in existence.

    (ii) With the paired share structure, Patriot would have a competitive advantage over most other hotel REITs. Currently, like most other hotel REITs, Patriot is prohibited from operating its hotels and must lease its hotels to third party operators. These leases must be structured so that the third party operator captures a portion of each hotel's current cash flow and current growth. With the paired share structure, New Patriot Operating Company will be able to lease and operate newly acquired hotels as well as any of Patriot's existing hotels that are re-leased to New Patriot Operating Company and thus stockholders will be able to retain the economic benefit of both the lease payments received by New Patriot REIT and the operating profits of New Patriot Operating Company. Only one other publicly-traded hotel REIT, Starwood Lodging Trust ("Starwood"), has a paired share structure.

    (iii) The paired share structure will permit New Patriot Operating Company to assume direct operational control over hotels owned by New Patriot REIT that are leased to and managed by New Patriot Operating Company. Thus, New Patriot Operating Company will be able to directly control strategic business decisions with respect to the marketing and management of hotels acquired following the Merger or existing hotels that are re-leased to New Patriot Operating Company following the Merger.

    (iv) Following the Merger, Patriot will have increased flexibility in potential hotel acquisitions. To date, Patriot has acquired hotels principally through an innovative multiple lessee structure. Following the Merger, New Patriot REIT will have the ability to lease its hotels to New Patriot Operating Company or, as appropriate, to independent lessees. The Patriot Board of Directors also believes that the Merger will significantly increase the universe of Patriot's potential hotel acquisitions because, in addition to hotels, it will be able to acquire hotel operators, independent hotel management companies and owners of hotel franchises or brands through New Patriot Operating Company.

    (v) The Patriot Board of Directors believes the Merger may have a favorable effect on the FFO multiple at which Patriot's stock is traded. Since its Initial Offering, Patriot has traded at an FFO multiple discount to Starwood. Based in part on discussions with PaineWebber and other investment banking firms, the Patriot Board of Directors believes that the paired share structure is an important reason why Starwood trades at a significant multiple premium to all other hotel REITs, including Patriot. The Board of Directors believes that the acquisition of this paired share structure may help to narrow or eliminate this multiple differential, and thus reduce Patriot's cost of capital over time.

    (vi) The opinion, analyses and presentations of PaineWebber described below under "--Opinion of Patriot's Financial Advisor," including the opinion of PaineWebber that the consideration to be received by holders of Patriot Common Stock in connection with the Merger is fair, from a financial point of view, to holders of Patriot Common Stock. The Patriot Board of Directors did not perform its own financial analysis in evaluating the Merger and the Related Transactions, but rather relied on PaineWebber's financial analyses in its overall evaluation of the Merger and viewed such analyses as favorable to its determination. The Patriot Board of Directors viewed PaineWebber's opinion as favorable to its determination because PaineWebber is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions and in providing advisory services and raising capital for companies in the real estate industry.

  The Patriot Board of Directors also considered the following factors, all of which the Patriot Board of Directors considered negative, in its deliberations concerning the Merger:

    (i) The amount of the premium which Patriot is paying to acquire Cal Jockey and Bay Meadows and the significant transaction costs involved in connection with consummating the Merger and the Related Transactions (estimated at approximately $14.3 million), the loan to Cal Jockey to pay the $2.9 million break-up fee to Hudson Bay, and the substantial management time and effort required to effectuate the Merger and the Related Transactions and to integrate the structures of Patriot, Cal Jockey and Bay Meadows. As a result of the acquisition price being paid by Patriot for Cal Jockey and Bay Meadows, the Merger has a dilutive effect on Patriot's net income per share, FFO per share and Cash Available for Distribution per share on a pro forma basis for 1996 and may have a dilutive effect on net income per share, FFO per share and Cash Available for Distribution per share in future years. See "Unaudited Pro Forma Combined Financial Statements."

    (ii) Although the paired share structure will permit Patriot to maintain flexibility with respect to hotel acquisitions in the future, the Patriot Board of Directors believes that stockholders would expect New Patriot Operating Company to lease and manage as many of Patriot's hotel properties as possible in order to maximize the stockholders' cash flow returns. As a result, hotel management companies, franchises and others who currently approach Patriot with acquisition opportunities in hopes of establishing lessee relationships with Patriot may be reluctant to do so in the future out of concern that Patriot will rely on New Patriot Operating Company to lease and manage the acquired property. This could have a negative effect on Patriot's acquisition activities in the future. See "Risk Factors--Hotel Industry Risks."

    (iii) The Merger could have a negative effect on Patriot's relationship with its existing Lessees who could be concerned that they will lose operating control over leased hotels upon expiration of the current lease term. Because Patriot is dependent upon lease payments from Lessees for substantially all of its income, this could have an adverse effect on Patriot's results of operations in the future. See "Risk Factors-- Dependence on Lessees and Payments under the Participating Leases."

    (iv) Patriot will acquire the horse racing operations of Bay Meadows, a business which has been experiencing a trend of declining track attendance and in which Patriot has no prior experience. See "Risk Factors--Horse Racing Industry Risks."

    (v) The risk that the anticipated benefits of the Merger and the Related Transactions, particularly the paired share structure, might not be fully realized.

    (vi) The benefits of the transaction to be received by certain officers and directors of Bay Meadows. See "--Interests of Certain Officers and Directors."

  In the opinion of the Patriot Board of Directors, the factors listed above represent the material potential risks and adverse consequences to Patriot's existing stockholders which could occur as a result of the transaction. In considering the Merger and the Related Transactions, the Patriot Board of Directors considered the impact of these risks and consequences on Patriot's existing stockholders. In the opinion of the Patriot Board of Directors, however, these potential risks and consequences were outweighed by the potential positive factors considered by the Board of Directors which are described above. Accordingly, the Patriot Board of Directors voted to approve the Merger Proposal.

  In view of the wide variety of factors considered by the Patriot Board of Directors, the Patriot Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

  In the event the Merger and the Related Transactions are not consummated for any reason, Patriot will continue to pursue its business objectives of (i) maximizing FFO and cash available for distribution to holders of Patriot Common Stock, (ii) increasing distributions per share of Patriot Common Stock,
(iii) increasing the value of its properties by continuing its growth through the active acquisition and development of new hotels and other properties and
(iv) holding its properties for long-term investment. In addition, Patriot may seek other business combination opportunities and additional debt or equity financing.

OPINION OF PATRIOT'S FINANCIAL ADVISOR

  Patriot retained PaineWebber on August 23, 1996 to act as financial advisor in connection with, among other things, a possible business combination with Cal Jockey and Bay Meadows. In such capacity, PaineWebber participated in discussions and negotiations among Patriot, Cal Jockey and Bay Meadows and rendered financial advice to Patriot including rendering an opinion as to whether the consideration to be received by holders of Patriot Common Stock in connection with the Merger was fair, from a financial point of view, to holders of Patriot Common Stock.

  The Patriot Board of Directors was familiar with certain individuals at PaineWebber because those individuals assisted Patriot with its Initial Offering and the Follow-On Offering, arranged for the Line of Credit and have provided general financial advisory services to Patriot. Based upon these relationships, the Patriot Board of Directors retained PaineWebber to act as its financial advisor. The Patriot Board of Directors also based its decision to retain PaineWebber upon PaineWebber's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

  On October 29, 1996, PaineWebber delivered its oral opinion to the Patriot Board of Directors to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to certain assumptions and limitations set forth therein, the consideration to be received by holders of Patriot Common Stock in the Merger (taking into account the funds to be provided by Patriot to Cal Jockey and Bay Meadows to purchase outstanding shares of Cal Jockey Common Stock and Bay Meadows Common Stock in the Offer) was fair, from a financial point of view, to holders of Patriot Common Stock. PaineWebber subsequently confirmed its oral opinion by delivery of a written opinion dated October 29, 1996. PaineWebber's opinion (the "PaineWebber Opinion") does not constitute a recommendation to any stockholder of Patriot as to how any such stockholder should vote on the Merger Proposal or any other proposal. Additionally, the PaineWebber Opinion does not address the business decision of the Patriot Board of Directors to engage in the transactions contemplated by the Merger Agreement. In accordance with the provisions of the engagement letter, dated August 23, 1996, between Patriot and PaineWebber (the "PaineWebber Engagement Letter"), Patriot has not requested that PaineWebber provide, and PaineWebber will not provide, an update of the PaineWebber Opinion.

  A COPY OF THE PAINEWEBBER OPINION DATED OCTOBER 29, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY PAINEWEBBER, IS ATTACHED HERETO AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE PAINEWEBBER OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF PATRIOT ARE URGED TO READ THE PAINEWEBBER OPINION IN ITS ENTIRETY. THE PAINEWEBBER OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF PATRIOT AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PATRIOT STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PATRIOT SPECIAL MEETING.

  In connection with rendering its opinion, PaineWebber, among other things:
(i) reviewed Patriot's Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1995, and Patriot's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996; (ii) reviewed the Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 of each of Cal Jockey and Bay Meadows, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996 of each of Cal Jockey and Bay Meadows; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Patriot, Cal Jockey and Bay Meadows furnished to PaineWebber by Patriot, Cal Jockey and Bay Meadows, respectively, including, without limitation, certain assumptions provided to PaineWebber by Patriot about the availability, cost and timing of acquisitions and dispositions of assets following the Merger and the Related Transactions; (iv) conducted discussions with members of senior management of Patriot, Cal Jockey and Bay Meadows, concerning their respective businesses and prospects; (v) reviewed the financial terms of the October 29, 1996 draft of the October 31, 1996 Agreement; and (vi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary.

  In preparing the PaineWebber Opinion, PaineWebber relied on the accuracy and completeness of all information that was either publicly available or supplied, communicated or otherwise made available to it by or on behalf of Patriot, Cal Jockey or Bay Meadows, and PaineWebber did not assume any responsibility to independently verify such information or undertake an independent appraisal of the assets of Patriot, Cal Jockey and Bay Meadows. With respect to the financial forecasts examined by it, PaineWebber assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of Patriot, Cal Jockey and Bay Meadows, and their respective assets. Also in that regard, at Patriot's direction, PaineWebber assumed that after the Merger and the Related Transactions, New Patriot REIT will not be subject to Section 269B of the Code, that the representations and warranties of each of the parties to the October 31, 1996 Agreement (including, without limitation, those relating to REIT status and the Pairing Agreement), are true and correct and will remain so following consummation of the transactions contemplated by the October 31, 1996 Agreement and that the tax costs to Patriot and its stockholders resulting from the transactions contemplated by the October 31, 1996 Agreement will be immaterial. PaineWebber's analyses used in preparing the PaineWebber Opinion assumed a closing date of the Merger of March 31, 1997. The PaineWebber Opinion is based upon regulatory, economic, monetary and market conditions existing on the date thereof. PaineWebber assumed, with Patriot's consent, that all material assets and liabilities (contingent or otherwise, known or unknown) of Patriot, Cal Jockey and Bay Meadows are as set forth in their respective consolidated financial statements.

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the PaineWebber Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and neither Patriot nor PaineWebber assumes responsibility for the accuracy of such analyses or estimates.

  The following paragraphs summarize the material analyses performed by PaineWebber in arriving at the PaineWebber Opinion. PaineWebber performed its analyses prior to Patriot effecting a 2-for-1 stock split; accordingly, the following summary does not reflect the 2-for-1 stock split effected by Patriot in the form of a stock dividend distributed on March 18, 1997.

 Valuation of Paired Share Structure

  Discounted Cash Flow Analysis. PaineWebber undertook a discounted cash flow analysis of the paired share structure of Cal Jockey and Bay Meadows. At the direction of Patriot, PaineWebber assumed in determining such valuation that New Patriot REIT would consummate $300 million in acquisitions annually over the ten years following the closing of the Merger and that 70.0%, or $210 million, of such acquisitions annually would be consummated utilizing the paired share structure (that is, that the fee interest in the applicable real property would be acquired by New Patriot REIT and the property would be leased to and managed by New Patriot Operating Company). PaineWebber's analysis also assumed a variable cost of management by New Patriot Operating Company of each hotel property of New Patriot REIT equal to 1.125% of anticipated gross revenues of such hotel property acquired by New Patriot REIT. This assumption compared to an increasing scale of cash flow retained by a third party lessee associated with leasing such a hotel property to, and such hotel property being managed by, a third party lessee beginning at 3% of gross revenues of such a hotel property in the first year following its acquisition by New Patriot REIT and increasing to 5.2% of gross revenue over a ten-year period. PaineWebber also made certain other assumptions with respect to the relationship between gross revenues and the acquisition cost of hotel properties, the fixed costs associated with internal management of hotels and the growth rates of gross revenues and the fixed costs associated with internal management. Applying discount rates ranging from 12.5% to 14.0% to the resulting difference in net operating income and a range of terminal exit multiples of 8.5x to 10.0x, PaineWebber derived a valuation range for the paired share structure of $95.9 million to $119.1 million. PaineWebber noted that this valuation does not assign any value to the potential for future leasing and management by New Patriot Operating Company of hotel properties currently owned by Patriot and currently leased and managed by third parties when the leases for such hotel properties begin to expire in 2005.

  Comparative Multiple Analysis. PaineWebber undertook an analysis of the potential impact of the paired share structure on the multiple of FFO per share at which Patriot Common Stock trades. PaineWebber compared the price performance of Patriot Common Stock to that of the common stock of Starwood, Patriot's principal competitor among hotel REITs focused on high quality, full-service hotel properties in major United States markets and the only existing hotel REIT which has the paired share structure. For the 30 trading days prior to October 29, 1996, PaineWebber noted that Starwood's common stock traded at an 18% to 26% FFO multiple premium to Patriot Common Stock (based on daily mean First Call FFO estimates for 1996), a premium which many in the industry attribute principally to Starwood's paired share structure. Assuming a $107.5 million purchase price for the paired share structure of Cal Jockey and Bay Meadows (the midpoint of PaineWebber's valuation range) financed with debt at an interest rate of 8.0%, PaineWebber determined that the purchase of the paired share structure at this price would be dilutive on a pro forma basis to New Patriot REIT's FFO per share, assuming no additional acquisitions were made utilizing the benefits of the paired share structure. However, PaineWebber noted that the potential multiple expansion which could result from Patriot's acquisition of the paired share structure appeared to more than compensate for this reduction in FFO. Assuming multiple increases of 60% to 80% of the difference between FFO multiples of the price of Patriot Common Stock and the common stock of Starwood for the 30 trading day period prior to October 29, 1996, PaineWebber calculated an implied price range per paired share of New Patriot Operating Company Common Stock and New Patriot REIT Common Stock of $33.06 to $34.31 which reflects an increase over the average share price of Patriot Common Stock for the 30 trading day period prior to October 29, 1996 of $0.05 to $1.30, respectively, notwithstanding the acquisition's initial dilutive impact to Patriot's FFO per share.

  PaineWebber utilized the above comparative multiple analysis as a means of validating its valuation of the paired share structure, recognizing that the paired share structure is a unique corporate asset which does not itself generate cash flow. Accordingly, PaineWebber believed it was reasonable to consider the potential impact of the paired share structure on Patriot's multiple in connection with rendering its fairness opinion. This comparative multiple analysis is, however, only an analytical method of valuation, and there can be no assurance that Patriot's FFO multiple will rise in the manner suggested by this analysis.

 Valuation of Race Operations

  Selected Comparable Public Companies Analysis. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of Bay Meadows to the corresponding data of certain publicly traded companies that PaineWebber considered comparable (collectively, the "PaineWebber Comparable Companies"). The PaineWebber Comparable Companies were selected principally based upon their operation of pari-mutuel horse racing and satellite wagering facilities and their lack of other businesses or assets which may have an impact on their respective valuations. The PaineWebber Comparable Companies consisted of Canterbury Park Holding Corporation, Churchill Downs Incorporated, International Thoroughbred Breeders, Inc. and Penn National Gaming, Inc.

  PaineWebber derived a range of values for Bay Meadow's race operations (the "Race Operations") by applying the Race Operations' estimated 1996 earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted by Bay Meadows, to a corresponding EBITDA multiple for the PaineWebber Comparable Companies. The corresponding EBITDA multiples for the PaineWebber Comparable Companies were based on the latest 12 months of available financial statements and the average closing stock prices for each of the PaineWebber Comparable Companies for the 30 trading day period prior to October 29, 1996. PaineWebber observed that the EBITDA multiple for the PaineWebber Comparable Companies ranged from 8.4x to 21.3x, with a median of 10.3x.

  PaineWebber computed a value for the Race Operations by multiplying the Race Operations' estimated 1996 EBITDA, as adjusted by Bay Meadows to an EBITDA multiple range of 8.0x to 9.5x. PaineWebber observed that this method produced a valuation range for the Race Operations of $29.3 million to $34.8 million.

  Discounted Cash Flow Analysis. PaineWebber used projections and other information supplied by the managements of Patriot and Bay Meadows to estimate the cash flow of the Race Operations for the years 1997 through 2003, inclusive, using discount rates ranging from 13% to 15%. PaineWebber estimated the terminal value of the Race Operations by taking the Race Operations' estimated EBITDA in 2003, including a reduction for payments under an assumed lease between New Patriot REIT and New Patriot Operating Company covering the land underlying the Racecourse (the "Racecourse Lease"), and applying a range of terminal multiples of 8.0x to 9.5x to the resulting total. PaineWebber then discounted the range of terminal values back using discount rates ranging from 13% to 15%, the same discount rates used in valuing the cash flow for the years 1997 through 2003, inclusive. PaineWebber then added together the range of present values of the free cash flow and the range of present values of the terminal value to arrive at a discounted cash flow valuation range for the Race Operations of $26.2 million to $31.0 million.

 Valuation of Cal Jockey

  Discounted Cash Flow Analysis. Using information and assumptions provided by Patriot and Cal Jockey, PaineWebber used a discounted cash flow methodology to value the individual parcels of real estate owned by Cal Jockey, including (i) the Stable Area, assumed to be sold to Property Resources pursuant to the Franklin Agreement, (ii) the Training Track Area, assumed to be sold to Airdial pursuant to the Iacocca Agreement, (iii) the remaining acres underlying the Racecourse, assumed to be retained in order to continue the Race Operations (the "Racecourse Area"), (iv) the Tennis Club Parcel and (v) the parcel adjacent to the Racecourse, which is to be subject to the Borders Lease.

  Valuation of the Stable Area, Training Track Area and Racecourse
Area. PaineWebber used projections and other information and assumptions provided by the managements of Cal Jockey and Patriot to estimate the quarterly cash flow of Cal Jockey's real estate portfolio (defined as revenue and sale proceeds less net entitlement costs, commissions and other similar costs) for the period beginning March 31, 1997 and ending at an assumed date of closing of the pending sales of the Stable Area and the Training Track Area of April 30, 1998. PaineWebber estimated the cash flow associated with the pending sales of the Stable Area and the Training Track Area pursuant to the terms of the Franklin Agreement and the Iacocca Agreement, respectively, assuming the consummation of such pending sales. Based on the terms and conditions of such agreements and assumptions supplied by Patriot and Cal Jockey, PaineWebber assumed that Patriot would receive approximately $51.0 million in aggregate proceeds from the sales of the Stable Area and the Training Track Area, net of entitlement and off-site costs associated with development. While PaineWebber noted that there can be no assurance as to whether the sales of the Stable Area and the Training Track Area pursuant to the Franklin Agreement and the Iacocca Agreement will in fact be consummated, PaineWebber believed that the discount rates it utilized in its analysis fairly reflected this contingency. Moreover, PaineWebber was advised that the transactions were negotiated at arms' length among credible parties and, accordingly, PaineWebber concluded that the price to be paid in these transactions represented fair value for the real property.

  With respect to the Racecourse Area, PaineWebber assumed the existence of the Racecourse Lease. Using assumptions provided by Patriot, PaineWebber estimated the cash flow generated by the Racecourse Area for the period beginning March 31, 1997 and ending March 31, 2004. PaineWebber computed the terminal value of the Racecourse Area by multiplying the remaining acres available for development by the average sale price per acre of the Stable Area and the Training Track Area after applying an annual 2% growth rate over a seven-year period and deducting applicable selling expenses.

  PaineWebber computed an aggregate value for the Stable Area, the Training Track Area and the Racecourse Area as of March 31, 1997 by discounting the cash flow and terminal values associated with the respective properties at discount rates ranging from 19% to 21%. PaineWebber noted that the discounted cash flow valuation produced a range of aggregate values for the Stable Area, the Training Track Area and the Racecourse Area of $74.1 million to $77.9 million.

  Valuation of Pending Sale of Tennis Club Parcel. Based on the July 1996 agreement with Public Storage Inc. described in "The Companies--Cal Jockey-- Pending Sales and Negotiations," PaineWebber calculated the present value range, as of March 31, 1997, assuming a sale date of December 31, 1997, of the pending sale of the Tennis Club Parcel, to be $1.96 million to $2.0 million, by applying a discount rate range of 9.0% to 12.0%. PaineWebber noted that while there can be no assurance as to whether the pending sale of the Tennis Club Parcel will in fact be consummated, PaineWebber believed that the discount rates it utilized in its analysis fairly reflected this contingency. Moreover, PaineWebber was advised that the transaction was negotiated at arms' length between credible parties and, accordingly, PaineWebber concluded that the sale price represented fair value for the Tennis Club Parcel.

  Valuation of Borders Lease. PaineWebber also undertook a valuation of the land subject to the Borders Lease described in "The Companies--Cal Jockey-- Pending Sales and Negotiations." Using a capitalization rate range of 12% to 14% applied to payments under the Borders Lease, PaineWebber calculated the range of implied net proceeds resulting from the sale of the parcel of land subject to the Borders Lease to be $1.9 million to $2.3 million. PaineWebber noted that there could be no assurance as to whether the Borders Lease would in fact be executed.

 Aggregate Value of Components

  The individual valuations of the assets and business of Cal Jockey and Bay Meadows, including the paired share structure, produced a valuation range of $200.1 million to $236.1 million, or a range of approximately $33.48 to $39.50 per share. PaineWebber observed that the $33.00 per share value to be paid to stockholders of Cal Jockey and Bay Meadows pursuant to the Merger and the Offer was below the range produced by PaineWebber's valuation analysis.

  Pursuant to the PaineWebber Engagement Letter, PaineWebber will receive a fee of $250,000 for delivery of the PaineWebber Opinion. In addition, PaineWebber is entitled to receive a fee (the "Acquisition Fee") in an amount equal to 1% of the aggregate consideration involved in the Merger and the Offer (based on an acquisition price of $33.00 per Paired Share). This fee will be due and payable upon consummation of the Merger. If within 180 days of the termination or expiration of Patriot's engagement of PaineWebber in connection with the transactions contemplated by the PaineWebber Engagement Letter, any of Patriot or its affiliates engages, without a financial advisor or with a financial advisor other than PaineWebber or its affiliates, in a transaction pursuant to which PaineWebber would have otherwise been entitled to the Acquisition Fee pursuant to the PaineWebber Engagement Letter, Patriot will pay PaineWebber at the closing of such transaction a fee equal to 0.5% of the aggregate consideration involved in such transaction. Patriot has agreed to reimburse PaineWebber for its reasonable out-of-pocket expenses including the fees and disbursements of its legal counsel. Patriot has also agreed to indemnify PaineWebber, its affiliates and their respective officers, directors, employees, agents, controlling person, representative or agent against certain liabilities, including liabilities under federal securities laws. In addition to $250,000 for delivery of the PaineWebber Opinion, Patriot will pay PaineWebber an Acquisition Fee of approximately $2 million, assuming there are 5,763,257 Paired Shares outstanding and 162,000 Paired Shares underlying unexercised stock options.

  In the past, PaineWebber has provided financial advisory services and investment banking services and has acted as a lender, to Patriot (including acting as an underwriter for Patriot) and received fees for the rendering of these services. PaineWebber may provide financial advisory or investment banking services to, and act as an underwriter or placement agent for or lender to, Patriot, Cal Jockey or Bay Meadows in the future. In the ordinary course of PaineWebber's business, PaineWebber trades the equity and debt securities of Patriot, Cal Jockey and Bay Meadows for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. PaineWebber and certain executive officers and directors of Patriot and certain affiliates of Patriot have had discussions regarding joint investments and/or acquisitions (and financing therefor).

  During the negotiations which eventually resulted in the execution of the October 31, 1996 Agreement, PaineWebber engaged in discussions with Patriot regarding a potential acquisition by PaineWebber or an affiliate thereof of certain of the real estate assets of Cal Jockey following consummation of the transactions contemplated by the October 31, 1996 Agreement. See "--Background of the Merger." These discussions, however, had terminated prior to the time that PaineWebber had finalized the valuation analyses described above and delivered its fairness opinion to the Patriot Board of Directors. Thus, neither Patriot nor PaineWebber believe that PaineWebber had any conflict of interest at the time that PaineWebber delivered the PaineWebber Opinion. In December 1996, PaineWebber and Patriot resumed such discussions and subsequently reached an agreement in principle pursuant to which an affiliate of PaineWebber would purchase substantially all of the land owned by Cal Jockey following consummation of the Merger for a purchase price of $78.05 million in cash. See "The Companies--Surviving Companies--Proposed PaineWebber Land Sale."

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF CAL JOCKEY

  The Cal Jockey Board of Directors unanimously approved the October 31, 1996 Agreement at a meeting of the Cal Jockey Board of Directors on October 30, 1996, unanimously approved the February 24, 1997 Agreement, at a meeting of the Cal Jockey Board of Directors on February 21, 1997 and thereafter unanimously approved the Merger Agreement and the Related Transactions at a meeting of the Cal Jockey Board of Directors on May 28, 1997. THE CAL JOCKEY BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE IN THE BEST INTERESTS OF CAL JOCKEY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF CAL JOCKEY VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL AND "FOR" APPROVAL OF THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL.

  In unanimously approving the October 31, 1996 Agreement, the February 24, 1997 Agreement, the Merger Agreement and the Related Transactions and in recommending that Cal Jockey's stockholders approve the Merger Proposal and the Cal Jockey Charter and Bylaw Amendment Proposal, the Cal Jockey Board of Directors consulted with Cal Jockey's management, as well as its financial and legal advisors, and considered a number of factors. The material factors considered by the Cal Jockey Board of Directors in reaching the foregoing conclusions are described below.

    (i) Historical and Recent Market Prices Compared to Consideration to be Received by Holders of Paired Shares. At each meeting, the Cal Jockey Board of Directors reviewed the historical market prices and recent trading activity of the Paired Shares. The Cal Jockey Board of Directors considered as favorable to its determination the fact that Cal Jockey stockholders would hold Paired Shares as of the time of the Merger that had a market value, as of a date shortly before the Merger, of not less than $33.00 per Paired Share, representing a premium of 33% over the closing sale price of $24.875 for Paired Shares on October 30, 1996, the last trading day preceding Cal Jockey's announcement that Cal Jockey and Patriot had signed the October 31, 1996 Agreement and an approximate premium of 130% over the average sale price of $14.36 for Paired Shares during the first quarter of 1996, prior to receipt of merger inquiries from any potential acquiror. At the October 30, 1996 and the February 21, 1997 meetings, the Cal Jockey Board of Directors also considered as favorable the mechanism contained in the February 24, 1997 Agreement that gave stockholders the ability to benefit from appreciation in the Patriot Common Stock at prices above $34.25 while eliminating exposure to declines in the price of Patriot Common Stock by fixing the tender price in the Offer at $33.00 per Paired Share. At the May 28, 1997 meeting, in deciding to eliminate the Offer from the Merger Agreement, the Cal Jockey Board of Directors considered the fact that the stockholders of Cal Jockey and Bay Meadows had for over six months enjoyed the ability to realize more than the $33.00 cash per Paired Share price provided for in the Offer by selling their Paired Shares on the AMEX. The Cal Jockey Board of Directors also considered the effects of the mechanism contained in the Merger Agreement that adjusted the Exchange Ratio, in the event the price of Patriot Common Stock were to fall below $17.125, the equivalent of $33.00 per Paired Share based on the Exchange Ratio so that the stockholders of Cal Jockey and Bay Meadows as of the time of the Merger would hold paired shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per Paired Share. The Cal Jockey Board of Directors also considered the timing issues pertaining to the Offer and the Merger, as well as the considerations involved in delaying the Merger.

    (ii) Cal Jockey's Business, Condition and Prospects. The Cal Jockey Board of Directors considered information with respect to the financial condition, results of operations and business of Cal Jockey and Bay Meadows, on both a historical and prospective basis, and current industry, economic and market conditions. In particular, the Cal Jockey Board of Directors considered the potential impact in the future on Cal Jockey's revenues due to a steady decline in daily on-track attendance on a nationwide basis and an increase in competition from other gaming and leisure activities. The Cal Jockey Board of Directors considered favorable to its determination that a combination with Patriot would allow Cal Jockey to enjoy significant growth opportunities, including expansion into the lodging industry, as a result of the Merger.

    (iii) Patriot's Business, Condition and Prospects. The Cal Jockey Board of Directors considered information with respect to the financial condition, results of operations and business of Patriot, on both a historical and prospective basis, and current industry, economic and market conditions. Cal Jockey's financial representatives made presentations to and provided the Cal Jockey Board of Directors with information regarding Patriot's financial condition and prospects after conducting business and financial due diligence. Cal Jockey's legal representatives made presentations to the Cal Jockey Board of Directors and conducted legal due diligence. In evaluating Patriot's prospects, the Cal Jockey Board of Directors considered, among other things, the performance of its hotels, the geographical distribution of its hotels, the strength of its management team, the success of its recent hotel acquisitions and the reputation of Patriot in the hotel industry. The Cal Jockey Board of Directors also found favorable the fact that New Patriot REIT would enjoy increased market capitalization, increased liquidity and greater financial strength.

    (iv) Termination Provisions and Termination Fee. The Cal Jockey Board of Directors considered the provisions contained in the October 31, 1996 Agreement and retained in the February 24, 1997 Agreement and in the Merger Agreement that permit the Cal Jockey Board of Directors to continue to receive unsolicited inquiries and proposals, negotiate and give information to third parties and to terminate the Merger Agreement upon payment to Patriot of the $5,000,000 termination fee (in addition to the repayment to Patriot of the $2,900,000 Loan, the proceeds of which were used to pay a termination fee paid in connection with the termination of the Hudson Bay transaction), if by reason of an alternative proposal being made or the Cal Jockey Board of Directors' determination that it will not recommend approval of the Merger or its withdrawal of such recommendation in the exercise of its fiduciary duties. The Cal Jockey Board of Directors believed this termination fee was within the range of fees payable in comparable transactions and that the fee would not, in and of itself, preclude alternative proposals.

    (v) Opinion of Montgomery Securities. At the October 30, 1996 Meeting, the Cal Jockey Board of Directors considered as favorable to its determination the oral opinion delivered to the Cal Jockey Board of Directors at that meeting by Montgomery (which it subsequently confirmed in a written opinion dated October 30, 1996) that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by holders of Cal Jockey Common Stock and Bay Meadows Common Stock pursuant to the Merger and the Offer in accordance with the terms provided in the draft of the October 31, 1996 Agreement provided to Montgomery was fair, from a financial point of view, to such holders. At the May 28, 1997 meeting, the Cal Jockey Board of Directors viewed as favorable to its determination to eliminate the Offer an updating opinion rendered orally by Montgomery (which Montgomery subsequently updated in a written opinion dated the date of this Joint Proxy Statement/Prospectus) to the effect that, as of that date, the financial terms of the Merger and the Subscription, taken as a whole, were fair from a financial point of view to the Cal Jockey and Bay Meadows stockholders.

    (vi) Ability of Stockholders of Cal Jockey to Obtain a Continuing Equity Interest in Patriot. The Cal Jockey Board of Directors regarded as favorable to its determination the fact that the terms of the Merger permit holders of Paired Shares to continue to hold an equity interest in New Patriot REIT and New Patriot Operating Company following the Merger.

    (vii) Other Indications of Interest. The Cal Jockey Board of Directors reviewed its numerous discussions over time with other companies regarding a potential transaction with Cal Jockey as described in "--Background of the Merger." In particular, the Cal Jockey Board of Directors discussed the indications of interest it had received during its discussions with Patriot and the terms of the proposed Hudson Bay transaction. The Cal Jockey Board of Directors regarded as favorable to its determination that the proposed Hudson Bay transaction and the Cal Jockey Board of Directors' discussions over time with other parties, in particular Company D, failed to yield a transaction on terms as favorable as those presented in the October 31, 1996 Agreement and restated in the February 24, 1997 Agreement and in the Merger Agreement.

    (viii) Termination Fee of Hudson Bay Transaction. The Cal Jockey Board of Directors considered its obligation under the agreement governing the Hudson Bay transaction to pay a $2,900,000 termination fee in the event Cal Jockey decided to enter into a transaction with another party. In particular, the Cal Jockey Board of Directors considered the fact that the Patriot transaction is an economically superior alternative to the Hudson Bay transaction, and included the $2,900,000 Loan to Cal Jockey.

  The Cal Jockey Board of Directors also considered the following potentially negative factors in its deliberations concerning the Merger:

    (i) Failure to Satisfy Conditions. The Cal Jockey Board of Directors considered the various conditions to Patriot's obligations to consummate the Merger. See "The Merger Agreement--Conditions to the Merger."

    (ii) Leverage of the Surviving Company. The Cal Jockey Board of Directors considered the fact that the surviving company would have substantial debt obligations as compared to no indebtedness of Cal Jockey.

    (iii) Dilutive Effect of the Merger. The Cal Jockey Board of Directors considered the fact that the holders of Paired Shares prior to the Merger would own a lesser percentage of shares of the total number of paired shares of New Patriot REIT and New Patriot Operating Company because of the shares issued to Patriot stockholders in the Merger.

    (iv) No Solicitation of Other Proposals; Termination Fees. The Cal Jockey Board of Directors considered the fact that under the terms of the October 31, 1996 Agreement, Cal Jockey and its representatives would be prohibited from encouraging, soliciting or initiating the submission of any Acquisition Proposal (see "The Merger Agreement--Certain Covenants"), entering into any agreement for an Acquisition Proposal or participating in any way in discussions or negotiations with any person in connection with any Acquisition Proposal, unless such action was required for the Cal Jockey Board of Directors to comply with its fiduciary duties to stockholders under applicable law. The Cal Jockey Board of Directors also considered the possibility that Cal Jockey could be required, if the Merger Agreement was terminated under certain circumstances, to pay Patriot a termination fee of $5,000,000 in addition to the repayment to Patriot of the $2,900,000 Loan. The Cal Jockey Board of Directors recognized that the inclusion of such provisions in the October 31, 1996 Agreement would render it unlikely that a more attractive offer for the acquisition of Cal Jockey would be presented to Cal Jockey and its stockholders; however, the Cal Jockey Board of Directors believed that, based on its efforts to find a buyer for Cal Jockey, the October 31, 1996 Agreement, the February 24, 1997 Agreement and the Merger Agreement represented the best offer reasonably available to Cal Jockey and its stockholders. See "The Merger Agreement-- Certain Covenants," "--Loan for Hudson Bay Termination Fee" and "-- Termination Amount and Expenses."

  The Cal Jockey Board of Directors was aware of the potential benefits to the directors discussed below in "--Interests of Certain Officers and Directors," including the provisions of the October 31, 1996 Agreement affording indemnification and directors' insurance to the directors of Cal Jockey for actions and omissions of such persons occurring prior to the Effective Time. These provisions were important to the Cal Jockey Board of Directors; however, these factors did not affect the Cal Jockey Board of Directors' evaluation or recommendation of the transaction because such provisions are customary in agreements relating to business combinations.

  In the opinion of the Cal Jockey Board of Directors, the above factors represent the material potential adverse consequences which could occur as a result of the Merger. In considering the Merger and the Related Transactions, the Cal Jockey Board of Directors considered the impact of these factors on Cal Jockey's existing stockholders. In the opinion of the Cal Jockey Board of Directors, however, these potentially negative factors were outweighed by the potential positive factors considered by the Cal Jockey Board of Directors which are described above. Accordingly, the Cal Jockey Board of Directors voted to approve the Merger Proposal.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Cal Jockey Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

REASONS FOR THE MERGER AND THE RELATED TRANSACTIONS; RECOMMENDATION OF THE BOARD OF DIRECTORS OF BAY MEADOWS

  The Bay Meadows Board of Directors unanimously approved the October 31, 1996 Agreement at a meeting of the Bay Meadows Board of Directors on October 30, 1996, unanimously approved the February 24, 1997 Agreement at a meeting of the Bay Meadows Board of Directors on February 26, 1997 and thereafter unanimously approved the Merger Agreement and the Related Transactions at a meeting of the Bay Meadows Board of Directors on May 27, 1997. THE BAY MEADOWS BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF BAY MEADOWS AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS OF BAY MEADOWS VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL AND "FOR" APPROVAL OF THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL.

  In unanimously approving the October 31, 1996 Agreement, the February 24, 1997 Agreement, the Merger Agreement and the Related Transactions, and in recommending that Bay Meadows' stockholders approve the Merger Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal, the Bay Meadows Board of Directors consulted with Bay Meadows' management, as well as Bay Meadows' financial and legal advisors, and considered a number of factors. The material factors considered by the Bay Meadows Board of Directors in reaching the foregoing conclusions are described below.

    (i) Historical and Recent Market Prices Compared to Consideration to be Received by Holders of Paired Shares. At each meeting, the Bay Meadows Board of Directors reviewed the historical market prices and recent trading activity of the Paired Shares. The Bay Meadows Board of Directors considered as favorable to its determination the fact that Bay Meadows stockholders would hold Paired Shares as of the time of the Merger that had a market value, as of a date shortly before the Merger, of not less than $33.00 per Paired Share, representing a premium of 33% over the closing sale price of $24.875 for Paired Shares on October 30, 1996, the last trading day preceding Bay Meadows' announcement that Bay Meadows, Cal Jockey and Patriot had signed the October 31, 1996 Agreement, and an approximate premium of 130% over the average sale price of $14.36 for Paired Shares during the first quarter of 1996, prior to the receipt of merger inquiries from any potential acquiror. At the October 30, 1996 and the February 26, 1997 meetings, the Bay Meadows Board of Directors also considered as favorable the mechanism contained in the February 24, 1997 Agreement that gave stockholders the ability to benefit in price appreciation of the Patriot Common Stock at prices above $34.25, while eliminating exposure to declines in the price of Patriot Common Stock by fixing the tender price in the Offer at $33.00 per Paired Share. At the May 27, 1997 meeting, in deciding to eliminate the Offer from the Merger Agreement, the Bay Meadows Board of Directors considered the fact that the stockholders of Cal Jockey and Bay Meadows had for over six months enjoyed the ability to realize more than the $33.00 cash per Paired Share price provided for in the Offer by selling their Paired Shares on the AMEX. The Bay Meadows Board of Directors also considered the effects of the mechanism contained in the Merger Agreement that adjusted the Exchange Ratio, but only in the event the price of Patriot's Common Stock were to fall below $17.125, the equivalent of $33.00 per Paired Share based on the Exchange Ratio, so that the stockholders of Cal Jockey and Bay Meadows as of the time of the Merger would hold shares of New Patriot REIT and New Patriot Operating Company equal in value, as of a date shortly before the Merger, to $33.00 per Paired Share. The Bay Meadows Board of Directors also considered the timing issues pertaining to the Offer and the Merger, as well as the considerations involved in delaying the Merger.

    (ii) Bay Meadows' Business, Condition and Prospects. The Bay Meadows Board of Directors considered information with respect to the financial condition, results of operations, business and business risks of Bay Meadows and Cal Jockey, on both a historical and prospective basis, and current industry, economic and market conditions. The Bay Meadows Board of Directors considered favorable to its determination that a combination with Patriot would allow Bay Meadows to enjoy significant growth and diversification opportunities, including expansion into the lodging industry, as a result of the Merger.

    (iii) Patriot's Business, Condition and Prospects. The Bay Meadows Board of Directors considered information with respect to the financial condition, results of operations and business of Patriot, on both a historical and prospective basis, and current industry, economic and market conditions. Bay Meadows' financial representatives made presentations to and provided the Bay Meadows Board of Directors with information regarding Patriot's financial condition and prospects after conducting business and financial due diligence. Bay Meadows' legal representatives made presentations to the Bay Meadows Board of Directors and conducted legal due diligence. In evaluating Patriot's prospects, the Bay Meadows Board of Directors considered, among other things, the performance of its hotels, the geographical distribution of its hotels, the strength of its management team, the success of its recent hotel acquisitions and the reputation of Patriot in the hotel industry. The Bay Meadows Board of Directors found favorable the fact that Bay Meadows and Cal Jockey would enjoy increased market capitalization, increased liquidity and greater financial strength.

    (iv) Termination Provisions and Termination Fee. The Bay Meadows Board of Directors considered the provisions contained in the October 31, 1996 Agreement and retained in the February 24, 1997 Agreement and the Merger Agreement that permit the Bay Meadows Board of Directors to continue to receive unsolicited inquiries and proposals, negotiate and give information to third parties and to terminate the Merger Agreement upon payment to Patriot of the $5,000,000 termination fee (in addition to the repayment by Cal Jockey to Patriot of the $2,900,000 loan made by Patriot in connection with the termination of the Hudson Bay transaction), if by reason of an alternative proposal being made or the Bay Meadows Board of Directors determines that it will not recommend approval of the Merger, or withdraws such recommendation, in the exercise of its fiduciary duties. The Bay Meadows Board of Directors believed this termination fee was within the range of fees payable in comparable transactions and that the fee would not, in and of itself, preclude alternative proposals.

    (v) Opinion of Montgomery Securities. At the October 30, 1996 meeting, the Bay Meadows Board of Directors considered as favorable to its determination the oral opinion delivered to the Bay Meadows Board of Directors at that meeting by Montgomery (which it subsequently confirmed in a written opinion dated as of October 30, 1996) that as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by holders of Cal Jockey Common Stock and Bay Meadows Common Stock pursuant to the Merger and the Offer in accordance with the terms provided in the draft of the October 31, 1996 Agreement provided to Montgomery was fair, from a financial point of view, to such holders. At the May 27, 1997 meeting, the Bay Meadows Board of Directors viewed as favorable to its determination to eliminate the Offer an updating opinion rendered orally by Montgomery (which Montgomery subsequently updated in a written opinion dated the date of this Joint Proxy Statement/Prospectus) to the effect that, as of that date, the financial terms of the Merger and the Subscription, taken as a whole were fair from a financial point of view, to the Cal Jockey and Bay Meadows stockholders.

    (vi) Ability of Stockholders of Bay Meadows to Obtain a Continuing Equity Interest in Patriot. The Bay Meadows Board of Directors regarded as favorable to its determination the fact that the terms of the Merger permit holders of Paired Shares to continue to hold an equity interest in New Patriot REIT and New Patriot Operating Company following the Merger.

    (vii) Other Indications of Interest. The Bay Meadows Board of Directors reviewed the numerous discussions over time with other companies regarding a potential transaction with Bay Meadows as described in "--Background of the Merger." In particular, the Bay Meadows Board of Directors discussed the indications of interest received during its discussions with Patriot and the terms of the proposed Hudson Bay transaction. The Bay Meadows Board of Directors regarded as favorable to its determination that the proposed Hudson Bay transaction and discussions over time with other parties, in particular Company D, failed to yield a transaction on terms as favorable as those presented in the February 24, 1997 Agreement and in the Merger Agreement.

    (viii) Ability to Terminate Consideration of Hudson Bay
  Transaction. Because Cal Jockey had signed an agreement with Hudson Bay, the Bay Meadows Board of Directors was considering such agreement and how to improve the terms which the Bay Meadows Board of Directors found objectionable. The Bay Meadows Board of Directors viewed as favorable the fact that the Merger Agreement is an economically superior alternative to the Hudson Bay transaction and does not raise the concerns that the Hudson Bay transaction raised. See "--Background of the Merger."

  The Bay Meadows Board of Directors believes that the Merger offers the opportunity to create a combined company with greater financial resources and flexibility, competitive strengths and business opportunities than would be possessed by Bay Meadows alone.

  The Bay Meadows Board of Directors also considered the following potentially negative factors in its deliberations concerning the Merger:

    (i) Failure to Satisfy Conditions. The Bay Meadows Board of Directors considered the various conditions to Patriot's obligations to consummate the Merger which, if not fulfilled, would permit Patriot to not consummate the Merger. See "The Merger Agreement--Conditions to the Merger."

    (ii) Failure to Achieve Anticipated Benefits. The Bay Meadows Board of Directors considered the risk that the anticipated benefits of the Merger may not be realized as a result of, among other things, possible changes in the hospitality and real estate markets.

    (iii) Leverage of the Surviving Company. The Bay Meadows Board of Directors considered the fact that the surviving company would have substantial debt obligations as compared to no indebtedness of Bay Meadows.

    (iv) Dilutive Effect of the Merger. The Bay Meadows Board of Directors considered the fact that the holders of Paired Shares prior to the Merger would own a lesser percentage of shares of the total number of paired shares of New Patriot REIT and New Patriot Operating Company because of the shares issued to Patriot stockholders in the Merger.

    (v) No Solicitation of Other Proposals; Termination Fees. The Bay Meadows Board of Directors considered the fact that under the terms of the October 31, 1996 Agreement, the February 24, 1997 Agreement and the Merger Agreement, Bay Meadows and its directors, officers, employees, agents and representatives would be prohibited from initiating, soliciting, encouraging, participating in negotiations or otherwise facilitating a proposal of an acquisition by or business combination with a party other than Patriot, and the possibility that Bay Meadows and Cal Jockey may be required, if the Merger Agreement is terminated under certain circumstances, to pay Patriot a termination fee of $5,000,000 (in addition to Cal Jockey's obligation to repay the $2,900,000 Loan). See "The Merger Agreement--Termination Amount and Expenses." The Bay Meadows Board of Directors recognized that the inclusion of such provisions in the Merger Agreement would render it less likely that a more attractive offer for the acquisition of Bay Meadows would be presented to the companies and their stockholders. The Bay Meadows Board of Directors believed, however, that, based on its efforts to find a buyer for the companies and consideration of earlier proposals, the October 31, 1996 Agreement, the February 24, 1997 Agreement and the Merger Agreement represent the best offer reasonably available to the companies and their stockholders.

  The Bay Meadows Board of Directors also was aware of the provisions of the Merger Agreement affording indemnification and directors' insurance to the directors of Bay Meadows for actions and omissions of such persons occurring prior to the Effective Time. These provisions were important to the Bay Meadows Board of Directors but this factor did not affect the Bay Meadows Board of Directors' evaluation or recommendation of the transaction because such provisions are customary in agreements relating to business combinations. The Bay Meadows Board of Directors also was aware that some Bay Meadows employees hold options to purchase Paired Shares and/or had entered into severance agreements with Bay Meadows which would provide them certain benefits upon consummation of the Merger. See "--Interests of Certain Officers and Directors." This factor did not affect the Bay Meadows Board of Directors' evaluation or recommendation of the transaction because such benefits are common in business transactions and would likely arise in a business combination with any party.

  In the opinion of the Bay Meadows Board of Directors, the above factors represent the material potential adverse consequences which could occur as a result of the Merger. In considering the Merger and the Related Transactions, the Bay Meadows Board of Directors considered the impact of these factors on Bay Meadows' existing stockholders. In the opinion of the Bay Meadows Board of Directors, however, these potentially negative factors were outweighed by the potential positive factors considered by the Bay Meadows Board of Directors which are described above. Accordingly, the Bay Meadows Board of Directors voted to approve the Merger Proposal.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Bay Meadows Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

OPINION OF FINANCIAL ADVISOR FOR CAL JOCKEY AND BAY MEADOWS

  Pursuant to engagement letters dated May 15, 1996, each of Cal Jockey and Bay Meadows, respectively, retained Montgomery to act as its exclusive financial advisor in connection with the consideration by each such company of a sale of an interest in one or both of the companies to a third party. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Each of Cal Jockey and Bay Meadows selected Montgomery as its financial advisor on the basis of Montgomery's experience and its reputation in the investment community.

  On October 30, 1996, Montgomery delivered to the Boards of Directors of each of Cal Jockey and Bay Meadows, at a joint meeting of those Boards of Directors, its oral opinion, subsequently confirmed in writing as of the same date, that the consideration to be received by the stockholders of Cal Jockey and Bay Meadows in the Merger and the Offer in accordance with the terms provided in the draft of the October 31, 1996 Agreement provided to Montgomery was fair to such stockholders from a financial point of view, as of that date. Montgomery also has rendered orally to the Board of Directors of each of Cal Jockey and Bay Meadows, at meetings of those Boards of Directors on May 28 and May 27, 1997, respectively, its updating opinions to the effect that, as of those respective dates, the financial terms of the Merger and the Subscription, taken as a whole, were fair to the stockholders of Cal Jockey and Bay Meadows from a financial point of view. In addition, Montgomery has updated its oral opinions rendered on May 27 and May 28, 1997 by delivery of a written opinion dated the date of this Joint Proxy Statement/Prospectus to the effect that, as of such date the financial terms of the Merger and the Subscription, taken as a whole, are fair to the stockholders of Cal Jockey and Bay Meadows from a financial point of view. The amount of such consideration pursuant to the October 31, 1996 Agreement and the financial terms of the transactions pursuant to the Merger Agreement were determined pursuant to negotiations between Cal Jockey, Bay Meadows and Patriot, and not pursuant to recommendations of Montgomery. No limitations were imposed by Cal Jockey or Bay Meadows on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

  THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE BOARDS OF DIRECTORS OF CAL JOCKEY AND BAY MEADOWS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ATTACHED HERETO AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MONTGOMERY'S OPINION IS DIRECTED TO THE BOARDS OF DIRECTORS OF CAL JOCKEY AND BAY MEADOWS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF CAL JOCKEY, BAY MEADOWS OR PATRIOT AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSALS. IN FURNISHING ITS OPINION, MONTGOMERY DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, AND A STATEMENT TO SUCH EFFECT IS INCLUDED IN THE TEXT OF MONTGOMERY'S WRITTEN OPINION.

  In connection with its opinions, Montgomery, among other things: (i) reviewed publicly available financial and other data with respect to Cal Jockey, Bay Meadows and Patriot, including the consolidated financial statements for recent years and interim periods, in connection with its opinion dated October 30, 1996, to June 30, 1996 and, in connection with the updating opinions rendered on May 27 and May 28, 1997 and the written opinion dated the date of this Joint Proxy Statement/Prospectus, to March 31, 1997, and, in each case, certain other relevant financial and operating data relating to Cal Jockey and Bay Meadows made available to Montgomery from published sources and from the internal records of Cal Jockey and Bay Meadows;
(ii) reviewed the financial terms and conditions of, in connection with its opinion dated October 30, 1996, the October 30, 1996 draft of the October 31, 1996 Agreement, and, in connection with the updating opinions rendered on May 27 and May 28 and the written opinion dated the date of this Joint Proxy Statement/Prospectus, the financial terms and conditions of the Merger Agreement, in each case as provided to Montgomery by the management of Cal Jockey and Bay Meadows; (iii) reviewed drafts of this Joint Proxy Statement/Prospectus, in connection with the updating opinions rendered on May 27 and May 28, 1997 and the written opinion dated the date of this Joint Proxy Statement/Prospectus; (iv) reviewed certain publicly available information concerning the trading of, and the trading market for, the Paired Shares and Patriot Common Stock; (v) reviewed and discussed with representatives of the management of Cal Jockey and Bay Meadows certain information of a business and financial nature regarding Cal Jockey and Bay Meadows, furnished to Montgomery by them, including a summary analysis prepared by Cal Jockey management of the 70 net acres on which the Racecourse is located; (vi) reviewed and discussed with representatives of the management of Cal Jockey and Bay Meadows financial forecasts and related assumptions of Cal Jockey and Bay Meadows prepared by Montgomery in consultation with Cal Jockey and Bay Meadows management;
(vii) made inquiries regarding and discussed, in connection with its opinion dated October 30, 1996, the October 31, 1996 Agreement and the terms of the Merger and the Offer as described therein, and, in connection with the updating opinions rendered on May 27 and May 28, 1997 and the written opinion dated the date of this Joint Proxy Statement/Prospectus, the Merger Agreement and the terms of the Merger as described therein, and, in each case, other matters related thereto with counsel of Cal Jockey and Bay Meadows; (viii) reviewed the terms of certain transfers of real property which Montgomery deemed comparable to the real property owned by Cal Jockey, including the terms of two real property sales by Cal Jockey announced in 1996; and
(ix) performed such other analyses and examinations as Montgomery deemed appropriate.

  In connection with its review, Montgomery did not assume any obligation to independently verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts prepared by Montgomery in consultation with the respective managements of Cal Jockey and Bay Meadows, as described above, Montgomery assumed for purposes of its opinions that such forecasts reflect the best available estimates and judgments of the respective managements of Cal Jockey and Bay Meadows at the time of such consultation as to the future financial performance of Cal Jockey and Bay Meadows, and that they provide a reasonable basis upon which Montgomery could form its opinions. Neither Cal Jockey nor Bay Meadows publicly discloses internal management forecasts of the type prepared by Montgomery in consultation with the respective managements of Cal Jockey and Bay Meadows in connection with Montgomery's review of the Merger. Such forecasts were not prepared with a view toward public disclosure. In addition, such forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Montgomery has assumed no liability for such forecasts. With respect to the summary analysis prepared by Cal Jockey's management of the 70 net acres on which the Racecourse is located, upon its advice and with the consent of the Boards of Cal Jockey and Bay Meadows, Montgomery assumed for purposes of its opinions that such summary analysis reflects the best available estimates and judgments of Cal Jockey's management at the time of preparation as to the value of that real property and that it provides a reasonable basis upon which Montgomery could form its opinions. Montgomery also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Cal Jockey, Bay Meadows or Patriot since the respective dates of their last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to Cal Jockey and Bay Meadows as to all legal and financial reporting matters with respect to Cal Jockey, Bay Meadows, the draft of the October 31, 1996 Agreement and the Merger Agreement and the transactions contemplated therein. Montgomery assumed that the Merger, the Subscription and the Offer would be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Cal Jockey, Bay Meadows or Patriot, nor was Montgomery furnished with any such appraisals. Finally, Montgomery's opinions are based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery as of, October 30, 1996 or, in the case of the updating opinions rendered orally on May 27 and May 28, 1997 and the written opinion dated the date of this Joint Proxy Statement/Prospectus, as of the respective dates such opinions were rendered or delivered.

  For purposes of its opinion dated October 30, 1996, Montgomery analyzed the Merger and the Offer as a whole, and did not analyze any part of such transactions on an individual basis. Accordingly, it was Montgomery's understanding that, pursuant to the Merger and the Offer, each holder of a Paired Share would have received either (i) $33.00 cash for each Paired Share or (ii) a paired share of New Patriot REIT and New Patriot Operating Company. For purposes of its updating opinions rendered orally on May 27 and May 28, 1997 and its written opinion dated the date of this Joint Proxy Statement/Prospectus, Montgomery analyzed the Merger and the Subscription taken as a whole, and did not analyze any part of such transactions on an individual basis.

  Montgomery also assumed, with the consent of the managements of Cal Jockey and Bay Meadows, that the transactions pursuant to the Merger Agreement, including, in connection with its opinion dated October 30, 1996, the Offer, would be consummated in accordance with the terms described in the draft of the October 31, 1996 Agreement or, in connection with the updating opinions rendered orally on May 27 and May 28, 1997 and its written opinion dated the date of this Joint Proxy Statement/Prospectus, the Merger Agreement that was provided to it, without any amendments thereto, and without waiver by Cal Jockey or Bay Meadows of any of the conditions to their respective obligations thereunder.

  Set forth below is a brief summary of the report presented by Montgomery to the Boards of Directors of Cal Jockey and Bay Meadows on October 30, 1996 in connection with its opinion dated such date.

  Real Estate Valuation Analysis. Using public and other available information, including the summary analysis prepared by Cal Jockey management of the real estate on which Cal Jockey's racetrack is located, as noted above, Montgomery calculated the imputed value of a Paired Share, based on the value of the real estate owned by Cal Jockey. In connection with this analysis, Montgomery reviewed the present value of projected cash flows from operations of Cal Jockey and Bay Meadows, as provided to Montgomery by the managements of Cal Jockey and Bay Meadows, and the present value of the currently planned sales in 1997 of two parcels of land and a sale in 2001 of the remaining real estate currently owned by Cal Jockey, based on potential sales prices provided by the management of Cal Jockey. Montgomery also reviewed the consideration paid in fifteen sales or listings of real estate announced since April 1992 that Montgomery deemed to be comparable to the real estate owned by Cal Jockey. This analysis indicated an imputed equity (defined as aggregate value minus net debt) of Cal Jockey and Bay Meadows of between $84.5 million and $101.9 million, or between $14.66 and $17.68 per Paired Share.

  Discounted Cash Flow Analysis. Montgomery applied a discounted cash flow analysis to the financial cash flow forecasts for Cal Jockey and Bay Meadows for 1997 through 2001, prepared by Montgomery in consultation with management of Cal Jockey and Bay Meadows. In conducting this analysis, Montgomery first calculated the present values of the forecasted cash flows. Second, Montgomery estimated the aggregate value of Cal Jockey and Bay Meadows at the end of 2001 by applying multiples ranging from 5.5x to 7.5x to Cal Jockey's and Bay Meadows' estimated EBITDA. Such cash flow streams and aggregate values were discounted to present values using discount rates ranging from 14.0% to 16.0%, chosen to reflect different assumptions regarding Cal Jockey's and Bay Meadows' cost of capital, and such present values were then reduced by Cal Jockey's and Bay Meadows' net debt as of October 30, 1996. This analysis indicated an imputed equity value of Cal Jockey and Bay Meadows of between $87.4 million and $96.8 million, or between $15.17 and $16.79 per Paired Share.

  Comparable Company Analysis. Using public and other available information, Montgomery calculated the imputed value of a Paired Share based on the multiples of estimated 1996 EBITDA at which five publicly traded horse racing companies, comprised of Churchill Downs Inc., Hollywood Park, Inc., International Thoroughbred Breeders, Inc., Penn National Gaming Inc. and Santa Anita Realty Enterprises, Inc. (the "Montgomery Comparable Companies"), were trading on October 30, 1996. The October 30, 1996 stock prices of the Montgomery Comparable Companies reflected multiples of 7x to 8x 1996 EBITDA to aggregate value (defined as market capitalization plus total debt less cash and cash equivalents). Montgomery applied the foregoing multiples to the applicable statistic for Cal Jockey and Bay Meadows, and made applicable adjustments to reflect Cal Jockey's and Bay Meadows' net debt (defined as debt minus cash) at October 30, 1996. This analysis indicated an imputed equity value of Cal Jockey and Bay Meadows of between $95.7 million and $102.6 million, or between $16.60 and $17.81 per Paired Share.

  Estimated Paired Share Benefits. Montgomery also analyzed the increment to the imputed equity value of Paired Shares that may be attributable to the paired share structure. In such analysis, Montgomery analyzed the increment to the equity value of Cal Jockey and Bay Meadows attributable to the paired share structure, and did not analyze the potential increment to the equity value of any other company that could be obtained through the paired share structure. Montgomery estimated that the profits of lessees of typical REITs in the lodging industry amount to approximately 2-3% of the EBITDA of such REITs. Applying that rate to the estimated 1996 EBITDA of Cal Jockey and Bay Meadows, Montgomery calculated an estimated amount of $100,000 to $200,000. Montgomery also derived the multiple of share price to estimated 1996 funds from operations of 11 comparable REITs in the lodging industry, comprised of American General Hospitality Corp., Equity Inns, Inc., FelCor Suite Hotels, Inc., Hospitality Properties Trust, Innkeepers USA Trust, Jameson Inns, Inc., Patriot, RFS Hotel Investors Inc., Starwood Lodging Trust, Sunstone Hotel Investors, Inc. and Winston Hotels, Inc., based on the share prices of those companies on October 30, 1996. Such multiples indicated an implied equity value increment resulting from such operating profits of Bay Meadows of $1.4 million to $2.5 million or between $0.24 and $0.44 per Paired Share.

  No other company, REIT or transaction used in the comparable company analysis or the estimated paired share benefits analysis as a comparison is identical to Cal Jockey, Bay Meadows or the Merger or the Offer. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Cal Jockey and Bay Meadows and the Merger and the Offer are being compared.

  While the foregoing summary describes all analyses and examinations that Montgomery deems material to its opinion dated October 30, 1996, it is not a comprehensive description of all analyses and examinations actually conducted by Montgomery. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Boards of Directors of Cal Jockey and Bay Meadows. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Cal Jockey and Bay Meadows. In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cal Jockey, Bay Meadows and Patriot.

  The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the Merger, the Subscription and the Offer to the stockholders of Cal Jockey and Bay Meadows and were provided to the Boards of Directors of Cal Jockey and Bay Meadows in connection with the delivery of Montgomery's October 30, 1996 opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the managements of Cal Jockey and Bay Meadows. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, Montgomery's opinions and presentation to Cal Jockey and Bay Meadows were among the many factors taken into consideration by Cal Jockey and Bay Meadows in making their respective determinations to approve, and to recommend that its stockholders approve, the Proposals.

  Pursuant to separate letter agreements dated May 15, 1996 (the "Montgomery Engagement Letters"), each of Cal Jockey and Bay Meadows engaged Montgomery to act as its respective exclusive financial advisor in connection with the Merger. Upon execution of the Montgomery Engagement Letters, Cal Jockey and Bay Meadows paid Montgomery a combined amount of $50,000. In addition, if the Merger is effected, the Montgomery Engagement Letters provide for Cal Jockey and Bay Meadows to pay Montgomery a fee equal to a percentage of the combined value retained by the existing stockholders of Cal Jockey and Bay Meadows after the closing of the Merger, determined in accordance with the applicable percentage: (i) 1.3% in the case of a combined value retained of up to $100 million; (ii) 1.3%, declining ratably to 1.1%, in the case of a combined value retained of $100-200 million; or (iii) 0.95% in the case of a combined value retained over $200 million. Although the precise amount of such fee cannot be determined until the closing of the Merger, based on the number of shares and options outstanding as of April 3, 1997 and the high and low closing prices for Patriot Common Stock (after the 2-for-1 stock split) over the 30 day period ending April 3, 1997 (which were $26.38 and $22.38, respectively), Montgomery's fee is estimated to be between $2.9 million and $2.4 million. The obligation of Cal Jockey and Bay Meadows to pay such fee is not conditioned on the outcome of Montgomery's opinions or whether or not such opinions were deemed to be favorable for any party's purposes, although the obligation to pay such fee is contingent upon the consummation of the Merger. Accordingly, the payment of a substantial majority of Montgomery's total fee is subject to the consummation of the Merger. The $50,000 fee noted above will be credited against the fee payable to Montgomery if the Merger is consummated. The Boards of Directors of Cal Jockey and Bay Meadows were aware of this fee structure and took it into account in considering Montgomery's opinions and in approving the October 31, 1996 Agreement, the February 24, 1997 Agreement and the Merger Agreement. The Montgomery Engagement Letters also call for Cal Jockey and Bay Meadows to reimburse Montgomery for its reasonable out-of-pocket expenses, each to a maximum of $10,000 unless it otherwise consents. Pursuant to separate letter agreements, each of Cal Jockey and Bay Meadows have agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of its business, Montgomery actively trades the equity securities of Patriot for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Montgomery also has acted as an underwriter in connection with offerings of securities of Patriot and performed various investment banking services for Patriot.

INTERESTS OF CERTAIN OFFICERS AND DIRECTORS

  In considering the recommendation of the Boards of Directors of Patriot, Cal Jockey and Bay Meadows to approve the Merger Proposal, stockholders of Patriot, Cal Jockey and Bay Meadows should be aware that certain members of the managements and the Boards of Directors of Patriot, Cal Jockey and Bay Meadows have certain interests in, and will receive benefits as a consequence of, the Merger and the Related Transactions that are separate from the interests of, and benefits to, stockholders of Patriot, Cal Jockey and Bay Meadows generally.

  Cal Jockey Compensation. On May 28, 1997, at the same meeting at which the Cal Jockey Board approved the Merger Agreement, the Cal Jockey Board of Directors agreed to pay its members, Kjell H. Qvale, James M. Harris, James P. Conn, David M. Gjerdrum and Ronald J. Volkman and the sole employee of Cal Jockey, Ray Kuratek, the aggregate sum of $600,000 to be allocated by the Cal Jockey Board of Directors at a subsequent Board meeting. The Cal Jockey Board of Directors agreed to pay such amount as compensation for services previously rendered to Cal Jockey by such individuals, particularly in recognition of their significant contributions to the Merger process. The compensation payments are conditioned upon consummation of the Merger and the Related Transactions. The fact that Cal Jockey has only one employee, combined with the complex structure of the Merger and Related Transactions, has resulted in significant efforts and time commitments from these individuals in connection with the Merger.

  Bay Meadows Severance Agreements. On August 30, 1996, Bay Meadows entered into individual Severance Agreements with the following Officers: Eugene F. Barsotti, Jr., Sharon Kelly, F. Jack Liebau, Michael Scalzo, Frank Trigeiro and Nathaniel Wess. Each of the Severance Agreements with the Officers provide that, if following a change in control of Bay Meadows, the respective Officer's employment is terminated prior to January 1, 1998, or within 24 months following a change in control of Bay Meadows prior to January 1998, he or she will be entitled receive (i) payments of full base salary, and accrued vacation and personal holidays from the date of notice of termination to the date of termination (not to be less than 30 days) at the highest rate in effect during the 12 months immediately preceding notice of termination, (ii) an amount equal to his or her annual base salary at the highest rate in effect during the 12 months immediately preceding notice of termination (or, with respect to Messrs. Liebau and Barsotti, two times such amount), and (iii) an amount equal to the amount of any bonus or other incentive compensation paid during the 12 months immediately preceding notice of termination or calendar year 1996, whichever is higher. As of May 28, 1997, the payments that would be made pursuant to clauses (ii) through (iii) would be $141,000, $695,000, $65,000, $120,000, $65,000 and $65,000 for Messrs. Barsotti, Liebau, Scalzo,
Trigeiro, Wess and Ms. Kelly, respectively. In addition to the payments that would be made pursuant to clauses (i) through (iii) above, the Officers would be entitled to receive (a) continued contribution by Bay Meadows into any pension or retirement plan in effect with regard to the Officer, as well as continued designation as an employee for this purpose, until January 1, 1998 at the highest rate in effect during the 12 months immediately preceding notice of termination or a lump sum payment of the actuarial equivalent of such continued contribution, (b) the right to purchase the Bay Meadows automobile assigned to him or her for book value, (c) payment of all legal fees and expenses incurred as the result of termination and (d) two years of continued coverage under Bay Meadows' health care and welfare benefit plans.

 Stock Options. As of May 28, 1997, Bay Meadows had granted to the Officers a total of 137,500 options to purchase Paired Shares as follows: 12,500, 95,000, 7,500, 7,500, 7,500 and 7,500 to Messrs. Barsotti, Liebau, Scalzo, Trigeiro, Wess and Ms. Kelly, respectively. As of May 28, 1997, a total of 126,668 of the options granted to the Officers were vested as follows: 11,667, 86,667, 6,667, 7,500, 7,500 and 6,667 options of Messrs. Barsotti, Liebau, Scalzo, Trigeiro, Wess and Ms. Kelly, respectively. According to the terms of such options, all options which are not currently vested will become fully vested and immediately exercisable in connection with the Merger and the Related Transactions. In the event the Officers exercise the 137,500 options then, based on the $41 1/2 closing price of a Paired Share as quoted on the AMEX as of the close of business on May 28, 1997, the aggregate value (net of the exercise price) for such options would be $3,761,875, including $343,125, $2,623,750, $196,875, $200,625, $200,625 and
$196,875 for the options of Messrs. Barsotti, Liebau, Scalzo, Trigeiro, Wess and Ms. Kelly, respectively. If the Officers choose not to exercise their options prior to the Merger and the Related Transactions, they will hold fully vested options to purchase 137,500 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Presently there is a disagreement between Bay Meadows and Cal Jockey concerning the total number of outstanding options to purchase Cal Jockey Common Stock that have been granted to Bay Meadows in connection with its issuance of options to purchase Paired Shares to the Officers and certain other employees of Bay Meadows. For a description of such disagreement, see "Stockholders' Meetings, Litigation and Disagreements."

  James P. Conn, currently a director of Cal Jockey, served as President and Chief Executive Officer of Bay Meadows from March 1988 to November 1992. In connection with such service, Mr. Conn holds a fully vested stock option for 20,000 Paired Shares. In the event Mr. Conn exercises such option, the aggregate value (net of the exercise price) for such option would be $585,000 based on the $41 1/2 closing price of a Paired Share as quoted on the AMEX on May 28, 1997. If Mr. Conn chooses not to exercise his option prior to the Merger and the Related Transactions, he will hold a fully vested option to purchase 20,000 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  Indemnification Agreements. In August 1996 and November 1996, Cal Jockey entered into indemnification agreements (the "Cal Jockey Indemnification Agreements") with Kjell H. Qvale, James M. Harris, James P. Conn, Brian M. Herrera, Richard E. Perazzo, Marylin K. Gunderson, David M. Gjerdrum and Ronald J. Volkman (each a "Cal Jockey Indemnitee"). The Cal Jockey Indemnification Agreements provide indemnification and advancement of expenses for claims relating to the Cal Jockey Indemnitee's capacity as a director to the fullest extent permitted by the DGCL, as amended from time to time, if the Cal Jockey Indemnitee acted in good faith and in a manner he reasonably believed to be in the best interests of Cal Jockey, and such indemnification shall continue after the Cal Jockey Indemnitee has ceased to serve as a director of Cal Jockey. The Cal Jockey Indemnification Agreements also provide that, to the extent directors' and officers' liability insurance is maintained by Cal Jockey, Cal Jockey will provide for the continued coverage of the Cal Jockey Indemnitee under such directors' and officers' liability insurance policies for the term of the respective agreements. Each Cal Jockey Indemnification Agreement terminates upon the later of: (i) 10 years after the date the Cal Jockey Indemnitee ceased to serve as a director or (ii) the final termination of a proceeding then pending.

  Bay Meadows entered into indemnification agreements (the "Bay Meadows Indemnification Agreements") in August 1996 with Eugene F. Barsotti, Jr., Greg
S. Gunderson, John C. Harris, F. Jack Liebau, Lee R. Tucker, Anthony J. Zidich and Frank Trigeiro, and in January 1997 with F. Scott Gross (each a "Bay Meadows Indemnitee"). The Bay Meadows Indemnification Agreements provide indemnification and advancement of expenses for claims relating to the Bay Meadows Indemnitee's capacity as a director or officer to the fullest extent permitted by the DGCL, as amended from time to time, and, to the extent directors' and officers' liability insurance is maintained by Bay Meadows, the agreements also provide for the continued coverage of the Bay Meadows Indemnitee under such directors' and officers' liability insurance policies for the term of the respective agreements. The Bay Meadows Indemnification Agreements further provide that Bay Meadows' indemnification obligations will be secured by a standby letter of credit in the amount of $1,000,000 naming each of the Bay Meadows Indemnitees as beneficiaries. To date Bay Meadows has not obtained such letter of credit and none of Bay Meadows, Cal Jockey or Patriot intend to obtain such letter of credit. These parties do not believe that the failure to obtain such letter of credit will delay or otherwise affect the closing of the Merger. In the Merger Agreement, Patriot has agreed to provide the directors, officers, employees, and agents of Bay Meadows with all rights to indemnification existing under their respective indemnification agreements, including the obligation to secure the standby letter of credit, and thus New Patriot REIT will be contractually bound following the Merger to honor these agreements and provide such persons with any amounts to which they are due under such agreements. See "--Indemnification Covenant."

  Indemnification Covenant. Pursuant to the terms of the Merger Agreement, Patriot has agreed to cause New Patriot REIT and New Patriot Operating Company to provide the directors, officers, employees and agents of Cal Jockey and Bay Meadows and each of their respective subsidiaries with all rights to indemnification or exculpation existing under their respective charters, bylaws or indemnification agreements in effect as of the date of the Merger Agreement with respect to matters occurring at or prior to the Effective Time and to provide for the survival of all such indemnification agreements and provide such persons with all rights to indemnification or exculpation under the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws as in effect as of the date of the Merger Agreement for a period of not less than six years after the Effective Time. Patriot has also agreed, subject to certain conditions, to cause New Patriot REIT and New Patriot Operating Company to maintain in effect any current policies of the directors' and officers' liability insurance maintained by Cal Jockey and Bay Meadows for Cal Jockey's and Bay Meadows' directors and officers for a period of six years from the Effective Time. In addition, Patriot has agreed that New Patriot REIT, in all cases, will guarantee the indemnification obligations of New Patriot Operating Company. See "The Merger Agreement--Indemnification."

  Interests of Certain Patriot Executive Officers. Certain executive officers of Patriot own all of the membership interests in PAH RSI Lessee. PAH RSI Lessee presently leases the Carefree Resorts and four additional hotels from Patriot, and is currently expected by the Effective Time to lease from Patriot nine additional hotels which are the subject of Proposed Acquisitions. See "The Companies--Surviving Companies--Operations of New Patriot REIT and New Patriot Operating Company Following the Merger." PAH RSI Lessee also owns certain non-leasable assets relating to the Carefree Resorts. Following consummation of the Merger, New Patriot REIT expects to terminate such leases with PAH RSI Lessee by paying the fair market value of the leasehold interests to PAH RSI Lessee or otherwise seek to have New Patriot Operating Company acquire such leaseholds. In addition, New Patriot Operating Company will offer to acquire the non-leasable assets from PAH RSI Lessee at the then fair market value of such assets. Based on current market conditions, Patriot presently believes that the fair market value of the leasehold interests and assets (net of liabilities) currently held by PAH RSI Lessee is approximately $225,000. No assurances can be made as to what the purchase price of the leasehold interests and assets will be or as to whether the owners will sell the assets. See "Risk Factors--Certain Conflicts of Interests Relating to Patriot."

ACCOUNTING TREATMENT

  Cal Jockey will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a combination is similar to the accounting treatment used in the acquisition of any asset group. Although Cal Jockey and Bay Meadows are issuing their Paired Shares to Patriot stockholders and will be the surviving legal companies following the Merger, Cal Jockey and Bay Meadows are considered the acquired companies for accounting purposes as the Patriot stockholders will represent the majority stockholders of New Patriot REIT and New Patriot Operating Company. The fair market value of the consideration (cash, stock, etc.) given by the acquiring company (i.e., Patriot for such purposes) is used as the valuation basis for the combination. The assets and liabilities of the acquired companies (i.e., Cal Jockey and Bay Meadows for such purposes) are revalued to their respective fair market values at the combination date. The financial statements of the acquiring company reflect the combined operations from the date of combination.

REGULATORY APPROVAL

  Patriot, Cal Jockey and Bay Meadows believe that the Merger and the Related Transactions may be consummated without notification being given or certain information being furnished by any of these parties to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the parties with respect to the Merger and the Related Transactions. However, there can be no assurance that the consummation of the Merger and the Related Transactions will not be delayed by reason of the HSR Act. At any time before or after consummation of the Merger and the Related Transactions, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger and the Related Transactions or seeking divestiture of substantial assets of Patriot, Cal Jockey or Bay Meadows. At any time before or after the Effective Time, any state could take such action under its own antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the Merger and the Related Transactions or seeking divestiture of substantial assets of Patriot, Cal Jockey or Bay Meadows. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

  An annual license is required from the CHRB to conduct a Thoroughbred horse racing meet and to act as a satellite facility in California. Bay Meadows has received its license for the 1997 horse racing season. See "The Companies--Bay Meadows." Following the Merger and the Related Transactions, New Patriot Operating Company will be required to file an amendment to Bay Meadows' CHRB application for its 1997 license reflecting that New Patriot Operating Company will be conducting Bay Meadows' horse racing operations as the reconstituted Bay Meadows during the remainder of its 1997 horse racing meet. In informal discussions, representatives of the CHRB have indicated to Bay Meadows' management that the CHRB would not object to such an amendment to Bay Meadows' application. No assurances can be given, however, that the CHRB will not object to such an amendment when it is filed. Failure to receive timely approval of such an amendment to its application could have a material adverse effect on New Patriot Operating Company. Additionally, California law requires that each of the directors and certain employees of New Patriot Operating Company must be licensed with the CHRB. While Patriot and Bay Meadows do not foresee any difficulties in obtaining such licenses, no assurances can be given that the CHRB will grant licenses to each of the proposed directors and each of such employees of New Patriot Operating Company. If a director or employee required to be licensed were denied a license by the CHRB, New Patriot Operating Company would have to replace such director or employee with a director or employee who was so licensed.

CERTAIN RESALE RESTRICTIONS

  All paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received by Patriot stockholders in the Merger and the Related Transactions will be freely transferable, except that paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Patriot at the time of the Patriot Special Meeting may be resold by them only in transactions permitted by the resale provision of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Cal Jockey or Bay Meadows) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Patriot, Cal Jockey or Bay Meadows generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires Patriot to exercise its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued to such person in or pursuant to the Merger and the Related Transactions unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (iii) in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to New Patriot REIT and New Patriot Operating Company, such sale, transfer or other disposition is exempt from registration under the Securities Act.

NEW YORK STOCK EXCHANGE LISTING

  It is a condition to the obligations of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions that the parties obtain the approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock outstanding as of the Merger and issuable in the Merger and the Related Transactions on the NYSE, subject to official notice of issuance. See "The Merger Agreement--Conditions to the Merger."

DISSENTERS' RIGHTS

  As provided under the DGCL and the VSCA, stockholders of Cal Jockey, Bay Meadows and Patriot do not have dissenters' rights in connection with the Merger and the Related Transactions.

                             THE MERGER AGREEMENT

GENERAL

  The Merger Agreement provides for a number of transactions among Patriot, the Patriot Partnership, Cal Jockey and Bay Meadows, including the Merger of Patriot with and into Cal Jockey and the Subscription for the Subscribed Shares. This Joint Proxy Statement/Prospectus provides a summary of the material terms of the Merger Agreement. The discussion and description of the material terms of the Merger Agreement in this Joint Proxy Statement/Prospectus are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A and which is incorporated herein by reference.

THE MERGER AND SUBSCRIPTION

  Pursuant to the Merger Agreement, at the Effective Time of the Merger, Patriot will be merged with and into Cal Jockey, with Cal Jockey being the surviving company in the Merger. The Merger Agreement provides for, among other things, the contribution of certain of the assets of Bay Meadows to the New Patriot Operating Partnership in exchange for OP Units of the New Patriot Operating Partnership and the contribution of certain of the assets of Cal Jockey to the Patriot Partnership in exchange for OP Units of the Patriot Partnership. In connection with the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company." Presently shares of Cal Jockey Common Stock and shares of Bay Meadows Common Stock are paired and are transferable only as a single unit pursuant to the Pairing Agreement. The Pairing Agreement will continue after the Merger and the Related Transactions and, accordingly, each share of New Patriot REIT Common Stock and each share of New Patriot Operating Company Common Stock will also be paired and transferable only as a single unit.

  In the Merger, each outstanding Paired Share of Cal Jockey Common Stock and Bay Meadows Common Stock will remain outstanding after the Merger and will, without any action on the part of the stockholders of Cal Jockey and Bay Meadows, represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. By operation of the Merger, each issued and outstanding share of Patriot Common Stock, except shares issued and held in Patriot's treasury (which will be canceled pursuant to the Merger Agreement), will be converted into the right to receive 0.51895 shares of New Patriot REIT Common Stock, subject to certain REIT qualification requirements described below. If the Patriot Average Trading Price is less than $17.125, then each share of Patriot Common Stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. The Patriot Partnership will, in connection with the Merger, subscribe for the Subscribed Shares of New Patriot Operating Company Common Stock in an amount equal to the number of shares of New Patriot REIT Common Stock which will be issued to Patriot stockholders in the Merger. Immediately prior to the Merger, the Patriot Partnership will fund the Subscription. Patriot and the Patriot Partnership will designate the Patriot stockholders as the recipients of the Subscribed Shares, in compliance with the Pairing Agreement, on the basis of 0.51895 Subscribed Shares for each outstanding share of Patriot Common Stock outstanding at the Effective Time, subject to certain REIT qualification requirements describe below and to any adjustment to the Exchange Ratio. The result of the Merger and Subscription will be that Patriot stockholders will have the right to receive for each share of Patriot Common Stock held by them at the effective time of the Merger 0.51895 shares of New Patriot REIT Common Stock and 0.51895 shares of New Patriot Operating Company Common Stock, subject to certain REIT qualification requirements described below and to any adjustment to the Exchange Ratio, which shares will be paired and transferable only in a single unit.

  The Restated Charters of New Patriot REIT and New Patriot Operating Company will provide that no person or entity may own, be deemed to own by virtue of the applicable attribution provisions of the Code or be deemed to beneficially own pursuant to the applicable provisions of the Exchange Act, shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company at or after the Merger in excess of the Ownership Limit. If any holder of Patriot Common Stock would receive in the Merger and the

Subscription a number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock such that the holder or any other person or entity would own, or be deemed to own, paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of paired shares which would cause such holder or any other person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving the Excess Paired Shares, have the right to be paid an amount in cash for such Excess Paired Shares equal to the product of the Fair Market Value per Excess Paired Share multiplied by the number of such Excess Paired Shares. Assuming the Merger had been consummated on May 28, 1997, the Fair Market Value of an Excess Paired Share would have been $41.91 per Excess Paired Share.

EFFECTIVE TIME OF THE MERGER

  In accordance with the DGCL and the VSCA, the Effective Time of the Merger will occur upon the approval and acceptance for recordation of the Certificate of Merger by the Delaware Secretary and the issuance of a Certificate of Merger by the Virginia State Corporation Commission. Subject to the fulfillment or waiver of the other conditions to the obligations of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions, it is currently expected that the Merger will be consummated on the fifth business day following Cal Jockey and Bay Meadows publicly announcing the satisfaction or waiver of the conditions to the Merger.

EXCHANGE OF PATRIOT STOCK CERTIFICATES

  As of the Effective Time, (i) Cal Jockey shall deposit with the Exchange Agent selected by Patriot on or prior to the Effective Time, for the benefit of the holders of shares of Patriot Common Stock, a certificate representing the shares of Cal Jockey Common Stock to be issued to, and the cash in lieu of Excess Paired Shares and fractional Paired Shares to be paid to, the Patriot stockholders in exchange for the outstanding shares of Patriot Common Stock and (ii) Bay Meadows shall simultaneously deposit with the Exchange Agent, for the benefit of the holders of shares of Patriot Common Stock, a certificate representing the Subscribed Shares to be issued to the Patriot stockholders pursuant to the Subscription.

  Promptly after the Effective Time, Patriot, Cal Jockey and Bay Meadows will cause the Exchange Agent to mail to each holder of record of a Certificate representing shares of Patriot Common Stock outstanding as of the Effective Time (i) a letter of transmittal which shall specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of New Patriot REIT Common Stock to which such holder shall be entitled issued back-to-back with a certificate representing the whole number of shares of New Patriot Operating Company Common Stock to which such holder shall be entitled and (y) a check representing the amount of cash in lieu of Excess Paired Shares, if any, and fractional paired shares, if any, due such holder plus the amount of any dividends or distribution, if any, as described below, after giving effect to any required withholding tax. The Certificate so surrendered will be canceled. PATRIOT STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

  Cal Jockey and Bay Meadows stockholders shall, as a result of the Merger, continue to own and hold their Paired Shares. These outstanding Paired Shares shall automatically represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock after the Merger without any requirement to cancel or exchange the existing stock certificates representing said Paired Shares. BAY MEADOWS AND CAL JOCKEY STOCKHOLDERS DO NOT NEED TO SURRENDER THEIR CERTIFICATES.

  No dividends or other distributions on paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be paid with respect to any shares of Patriot Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided above. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to the surrender of such Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Certificate. Following surrender of any such Certificate, the holder thereof shall be entitled to receive in addition to the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and not paid to such holder, less the amount of any withholding taxes which may be required thereon and (ii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, less the amount of any withholding taxes which may be required thereon.

  No fractional paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be issued in connection with the Merger. Each holder of Patriot Common Stock otherwise entitled to a fractional paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall receive, in lieu thereof, upon surrender of a Certificate, an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Fair Market Value by (ii) the fraction of a paired share of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock to which such holder would otherwise be entitled.

  At and after the Effective Time, there will be no transfers on the stock transfer books of Patriot of the shares of Patriot Common Stock which were outstanding immediately prior to the Effective Time.

  Any portion of the monies from which cash payments in lieu of Excess Paired Shares and fractional interests in paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, any dividends or distributions and any shares of New Patriot REIT Common Stock and any shares of New Patriot Operating Company Common Stock deposited for the benefit of the holders of shares of Patriot Common Stock that remain unclaimed by the former stockholders of Patriot one year after the Effective Time will be distributed as follows: any cash for Excess Paired Shares and fractional paired shares, and dividends or distributions of New Patriot REIT or shares of New Patriot REIT Common Stock shall be returned to New Patriot REIT and any dividends or distributions of New Patriot Operating Company and any Subscribed Shares shall be returned to New Patriot Operating Company. Any former stockholders of Patriot who have not complied with the exchange procedures described above within one year after the Effective Time shall thereafter look only to New Patriot REIT for issuance or payment of that portion of their paired shares representing New Patriot REIT Common Stock and cash in lieu of Excess Paired Shares, if any, and fractional paired shares, if any, and to New Patriot Operating Company for issuance or payment of that portion of their paired shares representing New Patriot Operating Company Common Stock (plus, in each case, dividends and distributions, if any, as determined pursuant to the Merger Agreement, without any interest thereon). None of New Patriot REIT, New Patriot Operating Company, Patriot, the Exchange Agent or any other person will be liable to any former holder of shares of Patriot Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  No interest will be paid or accrued on cash in lieu of Excess Paired Shares and fractional paired shares or on any dividend or distribution, payable to holders of Certificates.

  In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Patriot REIT and New Patriot Operating Company, the posting by such person of a bond in such reasonable amount as New Patriot

REIT and New Patriot Operating Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or New Patriot REIT and New Patriot Operating Company will issue in exchange for such lost, stolen or destroyed Certificate the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and cash in lieu of Excess Paired Shares, if any, and fractional paired shares, if any (plus, to the extent applicable, dividends and distributions payable, if any).

  At the Effective Time, each outstanding option to purchase Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock issued by Bay Meadows that is outstanding immediately prior to the Effective Time (that will not automatically terminate by its terms as a result of the Merger) shall remain outstanding and shall continue to represent the right to purchase the same number of paired shares of New Patriot REIT Common Stock and New Patriot REIT Operating Company Common Stock.

  At the Effective Time, Patriot's obligations with respect to each outstanding option to acquire capital stock or other equity interest in Patriot or a subsidiary of Patriot (exclusive of the redemption rights of the OP Units of the Patriot Partnership) that will not automatically terminate by its terms at the Effective Time (the "Existing Patriot Options") will be assumed by New Patriot REIT (the "Assumed Options"), subject to the provision that the Existing Patriot Options will continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which such Existing Patriot Options were issued, except that (i) each Existing Patriot Option will be exercisable for that number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock equal to the product of the number of shares of Patriot Common Stock covered by such Existing Patriot Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and (ii) the exercise price per paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock under such Existing Patriot Option will be equal to the exercise price per share of Patriot Common Stock under the Existing Patriot Option divided by the Exchange Ratio and rounded to the nearest cent. The adjustment with respect to any Existing Patriot Options that are "incentive stock options" (as defined in Section 422 of the Code) will be and is intended to be effected in a manner that is consistent, to the extent possible, with Section 424(a) of the Code. Notwithstanding the foregoing, in no event shall a holder of an Assumed Option be permitted to exercise any portion of such Assumed Option that will result in any person owning, or being deemed to own, paired shares of New Patriot REIT Common Stock and New Patriot REIT Operating Company Common Stock in excess of the Ownership Limit or otherwise in violation of any restrictions on ownership and transfer contained in the Restated Charter or the Restated Bylaws of New Patriot REIT and New Patriot REIT Operating Company. New Patriot Operating Company will grant to New Patriot REIT options to acquire shares of New Patriot Operating Company Common Stock equal to that number of shares of New Patriot REIT Common Stock that will be issuable under the Assumed Options and such options will have an exercise price equal to the fair market value of the New Patriot Operating Company Common Stock to be issued upon such exercise, as determined in accordance with the Pairing Agreement by mutual agreement of New Patriot REIT and New Patriot Operating Company or if the parties are unable to agree on such exercise price the determination shall be made by an independent third party, and shall be exercisable by New Patriot REIT only if and to the extent a holder of an Assumed Option exercises his or her Assumed Option. Notwithstanding the immediately preceding sentence, in no event shall New Patriot REIT be permitted to hold any such options that would result in any person or entity owning, or being deemed to own under the applicable attribution rules of the Code, paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock after the Merger in excess of the Ownership Limit or in violation of any other restrictions contained in the Restated Charters and Restated Bylaws, and in no event shall New Patriot REIT be permitted to exercise such options to the extent that such exercise would result in New Patriot REIT owning, or being deemed to own under the applicable attribution rules of the Code, at any time, New Patriot Operating Company Common Stock in excess of the Ownership Limit or in violation of any other restrictions contained in the Restated Charter or Restated Bylaws of New Patriot Operating Company, as amended and restated.

CONDITIONS TO THE MERGER

  The respective obligations of Patriot, Cal Jockey and Bay Meadows to effect the Merger and the Related Transactions are subject to the fulfillment or waiver of several conditions at or prior to the Effective Time including, among others, that: (i) all waivers, consents, authorizations, orders, approvals and expiration of waiting periods required under law, regulation or agreement to be obtained in order to consummate the Merger and Related Transactions shall have been obtained except where the failure to obtain any such waiver, consent, authorization, order or approval would not have a Patriot Material Adverse Effect, a Cal Jockey Material Adverse Effect, or a Bay Meadows Material Adverse Effect (each as defined below), as the case may be; (ii) the representations and warranties of the other parties contained in the Merger Agreement shall be true and correct in all material respects as of the Effective Time; (iii) the other parties shall have complied in all material respects with all agreements and covenants required by the Merger Agreement and Subscription Agreement to be complied with by it; (iv) no injunction, restraining order or other order of any federal or state court shall be in effect which prevents the consummation of the Merger and the Related Transactions; (v) approval of the Proposals by the requisite vote of stockholders of each of Patriot, Cal Jockey and Bay Meadows shall have been obtained; (vi) no statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent consummation of the Merger;
(vii) the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, shall have been declared effective by the Commission under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (viii) Cal Jockey and Bay Meadows shall have obtained approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock outstanding as of the Merger and issuable in the Merger on the NYSE, subject to official notice of issuance.

  The obligation of Patriot to effect the Merger and the Related Transactions is also subject to the fulfillment or waiver of certain conditions at or prior to the Effective Time including among others, that: (i) no substantial change occurred in the principal business, principal assets or structure of Cal Jockey or Bay Meadows or in the "grandfathered" status of Cal Jockey pursuant to Section 136(c) of the Deficit Reduction Act of 1984, as amended, shall have occurred or be pending; (ii) no change shall have occurred concerning Cal Jockey or any of its subsidiaries or Bay Meadows or any of its subsidiaries that has had or could be reasonably likely to have a material adverse effect on the assets, financial condition, results of operations or businesses of (x) Cal Jockey and its subsidiaries taken as a whole (a "Cal Jockey Material Adverse Effect") or (y) Bay Meadows, Cal Jockey and their subsidiaries taken as a whole (a "Bay Meadows Material Adverse Effect"), other than any developments that generally affect the industry in which Cal Jockey or Bay Meadows operate; (iii) Cal Jockey and Bay Meadows shall not be financially insolvent on a combined balance sheet basis immediately prior to the Effective Time; and (iv) each of the directors of Cal Jockey and each of the directors of Bay Meadows shall have resigned as of the Effective Time from their respective Boards of Directors and the persons designated by Patriot shall be appointed the directors of each of New Patriot REIT and New Patriot Operating Company.

  Similarly, Cal Jockey's and Bay Meadows' obligations to effect the Merger and the Related Transactions are also subject to the fulfillment or waiver of the condition that no change shall have occurred concerning Patriot or any of its subsidiaries that has had or could be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of Patriot and its subsidiaries taken as a whole (a "Patriot Material Adverse Effect"), other than any developments that generally affect the industry in which Patriot operates.

  Of the conditions described in the three preceding paragraphs, the following conditions are not waivable by the parties: (i) no injunction, restraining order or other order of any federal or state court preventing the consummation of the Merger; (ii) approval of the Proposals by the requisite vote of the stockholders of each of Patriot, Cal Jockey and Bay Meadows; (iii) no statute, rule or regulation being enacted preventing the consummation of the Merger;
(iv) the Registration Statement being declared effective by the Commission and no stop order or proceeding suspending the effectiveness thereof being issued; and (v) obtaining approval for the listing of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock on the NYSE.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties relating to, among other things: (i) the due organization, corporate power, authority and standing of Patriot, Bay Meadows and Cal Jockey and their respective subsidiaries and similar corporate matters; (ii) the authorization, execution, delivery and enforceability of the Merger Agreement; (iii) the capital structure of Patriot, Bay Meadows and Cal Jockey; (iv) lack of conflicts under charters or bylaws and violations of any instruments, and required consents or approvals; (v) certain documents filed by each of Patriot, Bay Meadows and Cal Jockey with the Commission and the accuracy of information contained therein; (vi) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (vii) taxes;
(viii) real property; (ix) permits; (x) receipt of fairness opinions; and (xi) the Pairing Agreement. These representations and warranties do not survive the Merger.

CERTAIN COVENANTS

  Each of Cal Jockey and Bay Meadows agreed to terminate any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as defined below). Until the earlier to occur of the termination of the Merger Agreement or the consummation of the transactions contemplated therein, neither Cal Jockey nor Bay Meadows nor any of their subsidiaries shall, directly or indirectly, take any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement for an Acquisition Proposal with a party unrelated to Patriot, or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any person in connection with any Acquisition Proposal. Notwithstanding the above, either Cal Jockey or Bay Meadows or their representatives may, in response to an unsolicited bona fide offer or proposal made by a third party to it, provide information to or have discussions or negotiations with such third party to the extent required by the fiduciary obligations of its respective Board of Directors under applicable law, if such Board of Directors shall have received advice from outside counsel to such effect. Cal Jockey and Bay Meadows will immediately communicate to Patriot the receipt of any third party solicitation, proposal or bona fide inquiry that Cal Jockey, Bay Meadows or any of their representatives may receive in respect of any such transaction, or of any request for such information.

  An "Acquisition Proposal" is any proposed (i) merger, consolidation or similar transaction involving Bay Meadows or Cal Jockey, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of (A) any assets of Bay Meadows or its subsidiaries representing 15% or more of the consolidated assets of Bay Meadows and its subsidiaries or (B) any assets of Cal Jockey or its subsidiaries representing 15% or more of the consolidated assets of Cal Jockey and its subsidiaries (excluding in each case any transactions relating to the disposition of certain Cal Jockey property on terms substantially similar and no less favorable than those previously publicly disclosed to the Commission or pursuant to the agreements previously provided to Patriot), (iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of Bay Meadows or Cal Jockey, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding shares of Bay Meadows Common Stock or Cal Jockey Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Cal Jockey, Bay Meadows or any of their subsidiaries or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

  Patriot, Cal Jockey and Bay Meadows have each agreed to use their best efforts to take all action necessary (i) to convene a meeting of their stockholders as promptly as practicable to consider and vote upon the approval of the Proposals, (ii) to cause their respective Board of Directors to recommend and declare advisable to their respective stockholders such approval and (iii) to take all lawful action to solicit, and use all best efforts to obtain, approval of their respective stockholders. Cal Jockey and Bay Meadows have each agreed that none of the Board of Directors of Bay Meadows, the Board of Directors of Cal Jockey or any committee of any of the Boards of

Directors shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Merger Agreement and the transactions thereunder, (ii) approve or recommend any Acquisition Proposal or
(iii) cause Cal Jockey or Bay Meadows to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that either of the Boards of Directors of Cal Jockey or Bay Meadows determines in good faith after receiving advice of its respective outside counsel that such action is necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of Bay Meadows or Cal Jockey, as the case may be, may (i) withdraw or modify its approval or recommendation of the transactions, (ii) approve or recommend a bona fide Acquisition Proposal with terms the Boards of Directors of Cal Jockey or Bay Meadows determine are more favorable from a financial point of view to Cal Jockey's stockholders or Bay Meadows' stockholders (a "Superior Proposal") or (iii) terminate the Merger Agreement. Patriot has agreed that neither its Board of Directors nor any committee of its Board of Directors shall withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Proposals. Notwithstanding the foregoing, in the event that the Patriot Board of Directors determines in good faith after receiving advice of Patriot's outside counsel that such action is necessary in order for the Board of Directors of Patriot to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of Patriot may withdraw or modify its approval or recommendation of the Merger Agreement and the transactions thereunder.

  Each of Patriot, Bay Meadows, Cal Jockey and their subsidiaries have agreed to afford the other full access during normal business hours to all of its properties, books, contracts, commitments and records and shall furnish promptly to such parties (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such party may reasonably request, including any financial and operating data.

  Each of Patriot, Cal Jockey and Bay Meadows have agreed to use their respective reasonable best efforts to (i) obtain all material consents, authorizations, orders and approvals required in connection with the Merger Agreement and the transactions thereunder, (ii) resolve any action, suit, proceeding or investigation which shall have been instituted or which a governmental agency shall have indicated its intention to institute which jeopardizes any of the transactions and, (iii) subject to the terms and conditions of the Merger Agreement, to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the Related Transactions; provided, however, that none of them are obligated to take any action which, in the reasonable opinion of such party, would (x) have a material adverse effect on such party and its subsidiaries taken as a whole (with regard to Bay Meadows, would have a Bay Meadows Material Adverse Effect) or (y) have a material adverse effect or otherwise materially restrict or impair the effective operation of Bay Meadows, Cal Jockey or Patriot following the time of consummation of the Transactions (with regard to Bay Meadows, would have a Bay Meadows Material Adverse Effect). Patriot, Cal Jockey and Bay Meadows have each agreed to consult and cooperate with each other and agree upon the terms and substance of all press releases, announcements and public statements with respect to the Merger and the Merger Agreement.

  Except as expressly required or permitted by the Merger Agreement, each of Bay Meadows and Cal Jockey will, prior to the Effective Time, and will cause its respective subsidiaries to (i) operate its businesses in the ordinary course of business, (ii) not take any action or fail to take any action which would or could reasonably be expected to terminate Cal Jockey's status as a REIT or the paired status of the stock of Bay Meadows and Cal Jockey, (iii) not take any extraordinary action or fail to take any action, the failure of which to take would itself be an extraordinary action (including, without limitation, entering into any new or modifying any existing contract between Bay Meadows and Cal Jockey or any of their respective subsidiaries or affiliates), and (iv) not declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than, in the case of Cal Jockey, dividends required in order to preserve Cal Jockey's status as a REIT or to avoid federal income or excise taxes on its undistributed income. Cal Jockey shall not sell, transfer or encumber any Cal Jockey property or any interest therein or take any other action or fail to take any action if the effect of such action or inaction materially adversely affects any Cal Jockey property, provided that nothing in the Merger Agreement shall be deemed to prohibit Cal Jockey from consummating the transactions relating to the disposition of certain Cal Jockey property on terms substantially similar and no less favorable than those previously publicly disclosed by Cal Jockey or pursuant to the agreements previously provided to Patriot.

  Patriot will not, prior to the Effective Time, without the consent of Cal Jockey and Bay Meadows, (i) raise more than $500,000,000 through the sale of shares of Patriot Common Stock, (ii) materially alter the nature of its fundamental business operations, (iii) take any action or fail to take any action which would or could reasonably be expected to terminate Patriot's status as a REIT or (iv) declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than dividends required in order to preserve Patriot's status as a REIT or to avoid federal income or excise taxes on its undistributed income; provided that the amount of any such dividends shall be calculated assuming that the Effective Time occurs on June 30, 1997.

  Subject to the terms and conditions of the Merger Agreement each of Patriot, Cal Jockey and Bay Meadows shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger and the Related Transactions;
(ii) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the closing from, any governmental or regulatory authorities and any third parties in connection with the execution and delivery of the Merger Agreement, the consummation of the Merger and the transactions thereunder and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger and the Related Transactions; and (iv) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Merger and the Related Transactions.

  Each of Patriot, Cal Jockey and Bay Meadows have agreed to cooperate and promptly prepare and submit to the NYSE all reports, applications and other documents that may be necessary or desirable to enable all of the Paired Shares of Cal Jockey Common Stock and Bay Meadows Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE.

  Patriot has agreed to use its reasonable best efforts to deliver or cause to be delivered to Cal Jockey prior to the Effective Time from each of Patriot's affiliates, within the meaning of Rule 145 promulgated under the Securities Act, including, without limitation, all directors and executive officers of Patriot, an affiliate letter.

  Each of Cal Jockey and Bay Meadows have agreed to provide to Patriot copies of all engagement letters, contracts, arrangements or understandings with agents, brokers, investment bankers, financial advisors or other persons or firms which may result in the obligation of Cal Jockey or Bay Meadows to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger Agreement or the consummation of the transactions thereunder.

LOAN FOR HUDSON BAY TERMINATION FEE

  In connection with the transactions contemplated by the Merger Agreement, on October 31, 1996, Patriot made the $2,900,000 Loan to Cal Jockey, which was used to pay the termination fee due to Hudson Bay under the Hudson Bay Agreement. Cal Jockey caused such amount to be paid to Hudson Bay in accordance with the Hudson Bay Agreement. In accordance with the promissory note, as amended and restated, the $2,900,000 Loan is payable on July 14, 1997 and accrues interest at a rate of 5% per annum. In the event of the termination of the Merger Agreement for any reason, Cal Jockey has agreed to immediately repay to Patriot the $2,900,000 Loan. In addition, in the event of termination of the Merger Agreement for certain reasons, Patriot may be required to pay up to $2,900,000 to Cal Jockey, which amount Patriot may offset against the principal amount due on the $2,900,000 Loan. See "-- Termination Amount and Expenses."

TERMINATION

  The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time in a number of circumstances including, among others: (i) such time as the parties shall mutually agree, (ii) at the option of Bay Meadows and Cal Jockey, acting jointly, but not individually, on or after July 14, 1997, if by that date all of the conditions to Bay Meadows' and Cal Jockey's obligations shall not have been satisfied or waived (see "-- Conditions to the Merger"); (iii) at the option of Patriot, on or after July 14, 1997, if by that date all of the conditions to Patriot's obligations shall not have been satisfied or waived (see "--Conditions to the Merger"); (iv) at the option of Patriot if at any time prior to the Effective Time the number of horse race days permitted to be held during 1997 at the premises currently operated by Bay Meadows is less than 80; (v) at the option of Bay Meadows or Cal Jockey if the Board of Directors of either determines in good faith after receiving advice of its respective outside counsel that such action is necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; (vi) at the option of Patriot if the Board of Directors of either of Bay Meadows or Cal Jockey or any committee of either Board of Directors has (A) withdrawn or modified its approval or recommendation of the Merger Agreement or the Related Transactions, (B) failed to recommend that the stockholders of Bay Meadows and Cal Jockey vote in favor of such transactions, (C) approved or recommended any Acquisition Proposal or
(D) resolved to do any of the foregoing; or (vii) at the option of any of the parties to the Merger Agreement if the stockholders of Patriot, Cal Jockey or Bay Meadows do not approve any of the Proposals.

TERMINATION AMOUNT AND EXPENSES

  In the event the Merger Agreement is terminated (i) because of the failure to obtain Cal Jockey or Bay Meadows stockholder approval of any of the Proposals and during the 12-month period following such termination Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party or (ii) at the option of Cal Jockey or Bay Meadows because either of their respective Boards of Directors determines such action is necessary to comply with its fiduciary duties to stockholders under applicable laws, then Cal Jockey or Bay Meadows, as the case may be, shall pay to Patriot $5,000,000 in immediately available funds (in addition to Cal Jockey's obligation to repay the $2,900,000 Loan). In addition, in the event the Merger Agreement is terminated by Patriot because the Board of Directors or any committee of the Board of Directors of either Cal Jockey or Bay Meadows (a) withdraws or modifies its approval or recommendation of the Proposals, (b) fails to recommend that the stockholders of Cal Jockey and Bay Meadows vote in favor of the Proposals, (c) approves or recommends any Acquisition Proposal with a third party or (d) resolves to do any of the foregoing, Cal Jockey and Bay Meadows shall pay to Patriot $5,000,000 in immediately available funds or with a note due within 90 days accruing interest at 7% per annum (in addition to Cal Jockey's obligation to repay of the $2,900,000 Loan).

  In the event the Merger Agreement is terminated because of (i) a breach of Patriot's representations and warranties that would have a Patriot Material Adverse Effect, (ii) the failure by Patriot to comply with all covenants and agreements set forth in the Merger Agreement or (iii) the failure to obtain Cal Jockey, Bay Meadows or Patriot stockholder approval of any of the Proposals, Patriot shall pay to Cal Jockey $2,900,000 or such lesser amount requested by Cal Jockey (which amount will offset the principal amount due on the $2,900,000 Loan); provided, that such amount shall be immediately repaid by Cal Jockey to Patriot if during the 12-month period following any such termination on account of a failure to obtain Cal Jockey or Bay Meadows stockholder approval of any of the Proposals, Cal Jockey or Bay Meadows enters into a binding acquisition agreement with a third party. In the event (a) the Patriot Board of Directors withdraws or modifies its approval or recommendation of the Merger Proposal or (b) Patriot's stockholders fail to approve the Merger Proposal, Patriot shall promptly reimburse Cal Jockey and Bay Meadows for their out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the Related Transactions in an amount requested by Cal Jockey and Bay Meadows up to $1,000,000 in the aggregate. In the event Cal Jockey and Bay Meadows stockholders approve the Merger Proposal but fail to approve either the Cal Jockey Charter and Bylaw Amendment Proposal or the Bay Meadows Charter and Bylaws Amendment Proposal and Patriot terminates the Merger Agreement because of such failure, Patriot shall promptly pay to Cal Jockey and Bay Meadows $5,000,000 or such lesser amount requested by Cal Jockey and Bay Meadows. In addition, pursuant to the terms of the Wyndham Merger Agreement, if the Merger is not consummated by September 1, 1997, then either Patriot or Wyndham could terminate the Wyndham Merger Agreement and Patriot would be required to pay Wyndham a $25 million termination fee.

  Except as described above or otherwise provided in the Merger Agreement, Patriot, Cal Jockey and Bay Meadows have agreed that all costs and expenses incurred in connection with the Merger and the Related Transactions shall be paid by the party incurring such expenses, except that (i) the filing fee in connection with the HSR Act filing, if any, (ii) the filing fee in connection with the Registration Statement or the Joint Proxy Statement/Prospectus with the Commission, (iii) the filing fee in connection with the listing of the paired shares on the NYSE, if any, and (iv) the expenses incurred for printing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus, shall be shared equally by Patriot on the one hand, Cal Jockey and Bay Meadows on the other hand. Patriot, Cal Jockey and Bay Meadows have also agreed that all costs and expenses for professional services rendered pursuant to the transactions contemplated by the Merger Agreement including, but not limited to, investment banking and legal services, will be paid by the party incurring such services.

INDEMNIFICATION

  In connection with the Merger, New Patriot REIT and New Patriot Operating Company will maintain in effect all rights to indemnification existing in favor of any director, officer, employee or agent of Cal Jockey or Bay Meadows and their respective subsidiaries which are in effect as of the date of the Merger Agreement with respect to matters occurring at or prior to the Effective Time for a period of six years after the Effective Time; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until disposition of any and all such claims. In addition, New Patriot REIT and New Patriot Operating Company shall cause to be maintained in effect for a period of six years from the Effective Time any current policies of directors' and officers' liability insurance maintained by Cal Jockey and/or Bay Meadows as of the date of the Merger Agreement or substitute policies with the same coverage and conditions, subject to certain limitations.

AMENDMENTS

  Patriot, Bay Meadows and Cal Jockey may amend the Merger Agreement by written agreement at any time before or after approval of matters presented in connection with the Merger by the stockholders of Patriot or the stockholders of Bay Meadows and Cal Jockey, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval.

 PROPOSALS TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE CAL JOCKEY AND BAY
                          MEADOWS CHARTERS AND BYLAWS
              (FOR CAL JOCKEY AND BAY MEADOWS STOCKHOLDERS ONLY)

PROPOSED AMENDMENT AND RESTATEMENT OF CAL JOCKEY'S AND BAY MEADOWS' CHARTERS AND BYLAWS

  At the Cal Jockey Special Meeting, the stockholders of Cal Jockey will be asked to consider and vote upon a proposal to amend and restate the Cal Jockey Charter and the Cal Jockey Bylaws and, at the Bay Meadows Special Meeting, the stockholders of Bay Meadows will be asked to consider and vote upon a proposal to amend and restate the Bay Meadows Charter and the Bay Meadows Bylaws.

  Under the terms of the Merger Agreement, it is a condition to the obligation of each of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions that both the Cal Jockey Charter and Bylaw Amendment Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal be approved. The affirmative vote of a majority of the issued and outstanding shares of each of Cal Jockey Common Stock and Bay Meadows Common Stock is required to approve each of the Cal Jockey Charter and Bylaw Amendment Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal, respectively. See "The Meetings of Stockholders--Cal Jockey Special Meeting" and "--Bay Meadows Special Meeting."

  Under the terms of the Merger Agreement, assuming no options or OP Units are exchanged for shares of Patriot Common Stock prior to the Merger and assuming that the Exchange Ratio is not adjusted due to a Patriot Average Trading price below $17.125, the stockholders of Patriot, upon consummation of the Merger and the Related Transactions, will hold in the aggregate approximately 80% of the outstanding paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Accordingly, Patriot, Cal Jockey and Bay Meadows agreed that the certificates of incorporation and the bylaws of Cal Jockey and Bay Meadows would be amended and restated to reflect differences contained in the Patriot Charter and the Patriot Bylaws. In addition, the parties wish to amend and restate the certificates of incorporation and bylaws of Cal Jockey and Bay Meadows to, among other things, incorporate changes in Delaware law that are not currently contained therein, to implement a staggered board of directors and to substantially increase the number of authorized shares of Cal Jockey and Bay Meadows Common Stock, preferred stock, par value $0.10 per share, of Cal Jockey ("Cal Jockey Preferred Stock") and preferred stock, par value $0.10 per share, of Bay Meadows ("Bay Meadows Preferred Stock").

  If the Cal Jockey Charter and Bylaw Amendment Proposal and the Bay Meadows Charter and Bylaw Amendment Proposal are approved, the current directors of Cal Jockey and Bay Meadows will resign and the resulting vacancies will be filled by persons designated by Patriot to be appointed to the Boards of Directors of New Patriot REIT and New Patriot Operating Company. Such designees shall be classified, with respect to the term for which they severally hold office, into three classes and shall serve as directors for the remainder of their full terms. For more information concerning the Patriot designees, see "Management of New Patriot REIT and New Patriot Operating Company."

  Certain of the proposed amendments to the certificates of incorporation and bylaws of Cal Jockey and Bay Meadows could have a potential anti-takeover effect on New Patriot REIT and New Patriot Operating Company. The implementation of a staggered board, for example, would prevent stockholders from voting on the election of more than one class of directors at each annual meeting and thus could have the effect of keeping the members of the Boards of Directors of New Patriot REIT and New Patriot Operating Company in control for a longer period of time. The staggered board provision, the fact that directors of New Patriot REIT and New Patriot Operating Company would be removable only for cause, the fact that stockholders would not be permitted to call a special meeting of stockholders and the fact that the written consent of all stockholders entitled to vote on a matter would be required for stockholders to take action on such a matter without a meeting could have the effect of making it more difficult for a third party to acquire control of New Patriot REIT and New Patriot Operating Company, including certain acquisitions which stockholders may deem to be in their best interests. For a more detailed discussion of the proposed amendments to the certificates of incorporation and bylaws of

Cal Jockey and Bay Meadows, see "Description of Capital Stock--Certain Provisions of the Restated Charters and Restated Bylaws" and "Comparison of Stockholder Rights."

  Stockholders of Cal Jockey and Bay Meadows should carefully read the forms of Restated Charters and Restated Bylaws attached as Annexes B, C, D and E to this Joint Proxy Statement/Prospectus and the information under the heading "Comparison of Stockholder Rights."

  THE BOARD OF DIRECTORS OF CAL JOCKEY RECOMMENDS THAT THE CAL JOCKEY CHARTER AND BYLAW AMENDMENT PROPOSAL BE APPROVED AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE BOARD OF DIRECTORS OF BAY MEADOWS RECOMMENDS THAT THE BAY MEADOWS CHARTER AND BYLAW AMENDMENT PROPOSAL BE APPROVED AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

           PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE
                            PATRIOT INCENTIVE PLAN
                        (FOR PATRIOT STOCKHOLDERS ONLY)

  The Patriot Board of Directors has amended and restated the Patriot Incentive Plan and is recommending such amendment and restatement to Patriot stockholders for approval. If approved by the Patriot stockholders, the number of shares of Patriot Common Stock available for issuance under the Patriot Incentive Plan would be increased from 2,000,000 to 5,000,000 shares. The amendment and restatement of the Patriot Incentive Plan also provides for alternative forms of awards (such as deferred stock units and dividend equivalent rights), increases the annual individual option grant limit and provides that all awards will become fully vested upon a Change of Control
(as defined in the Patriot Incentive Plan) of Patriot unless otherwise provided in the applicable award agreement. All options and other awards of Patriot that are outstanding immediately prior to the Merger will be assumed by New Patriot REIT following the consummation of the Merger. The approval of the Patriot Incentive Plan is not a condition to the obligation of each of Patriot, Cal Jockey and Bay Meadows to consummate the Merger and the Related Transactions.

REASONS FOR THE PATRIOT INCENTIVE PLAN PROPOSAL

  The Patriot Compensation Committee of the Patriot Board of Directors (the "Patriot Compensation Committee") believes that the Patriot Incentive Plan has been, and continues to be, an important incentive in attracting, maintaining and motivating the caliber of directors, officers and other employees necessary to continue Patriot's success and growth. The Patriot Compensation Committee believes that the ability to grant additional options and alternative forms of stock-based awards will help retain and attract directors, officers and other employees who are in a position to contribute to the successful conduct of the business and affairs of Patriot and, in addition, will help stimulate in such individuals an increased desire to render greater service to Patriot.

  By using long-term stock incentives that vest over time as a significant component of total compensation, the Patriot Compensation Committee believes the interests of Patriot's executives will be more closely aligned with the interests of Patriot's stockholders. The Patriot Compensation Committee also believes that for a fast-growing company like Patriot, it is important to attract and retain talent by paying competitive total compensation. Using stock-based compensation as a significant component of total compensation will allow Patriot's executives to receive at or above competitive salary levels if Patriot's performance continues to be superior.

  Patriot believes it has performed in a stellar fashion since September 1995 when measured by almost any standard of excellence. As of May 28, 1997, the stock price has increased by 79.2% and total shareholder return of approximately 91.5% has been achieved. Patriot's total market capitalization has grown from an initial equity market of approximately $350 million to total capitalization of approximately $1.7 billion. Assuming all of the Proposed Acquisitions are consummated, New Patriot REIT's hotel portfolio will include 70 hotels, aggregating 16,833 rooms, representing a 300% increase in the size of New Patriot REIT's room portfolio since Patriot's

Initial Offering. Patriot's performance based on total stockholder return for 1996 was second highest in its peer group of high performing REITs and lodging corporations.

  The Patriot Compensation Committee believes that much of the extraordinary performance of Patriot since its Initial Offering is attributable to the leadership of Paul A. Nussbaum, the Chairman of the Board and Chief Executive Officer. To award Mr. Nussbaum appropriately, the Patriot Compensation Committee has engaged a compensation consultant to prepare a review of compensation arrangements for chief executive officers at a peer group of comparable high performing REITs and lodging corporations (including both hotel REITs and hotel operating companies) and to design a long-term incentive program for Mr. Nussbaum. The Patriot Compensation Committee believes that in light of the Merger and the Related Transactions and the resulting unique paired share structure of New Patriot REIT and New Patriot Operating Company, it is appropriate to compare compensation arrangements for chief executive officers at both hotel REITs and hotel operating companies.

  After much study and consideration, the Patriot Compensation Committee has concluded that the foundation of Patriot's long-term incentive program for Mr. Nussbaum should be a significant grant of non-qualified options which will be his sole equity award for the next five years. To reinforce a long-term pay strategy that maximizes the interests of stockholders and to keep Mr. Nussbaum's long-term compensation arrangement competitive with other chief executive officers in Patriot's peer group, on April 1, 1997, the Patriot Compensation Committee awarded a two-tier option program to Mr. Nussbaum. The tier one award is a ten-year option to purchase 1,350,000 shares of Patriot Common Stock with an exercise price equal to $22.375 per share, the fair market value at the time of grant. This option would not be exercisable until the end of five years. The tier two award is a ten-year premium-priced option to purchase 1,250,000 shares of Patriot Common Stock. This grant has five equal tranches of 250,000 shares each with an increasing exercise price ranging from $24.61 to $36.04. This tier two option would not be exercisable until April 1, 2002. It is the view of the Patriot Compensation Committee that the use of fair market value options and, in particular, options priced in excess of fair market value, would incentivize Mr. Nussbaum to continue to strive to achieve superior performance for Patriot and to increase the total return to Patriot's stockholders. If Patriot's share value does not increase above the option exercise prices, Mr. Nussbaum would not be able to realize value from either option grant.

  To accommodate the above-described option grants, upon the recommendation of the Patriot Compensation Committee, the Patriot Board of Directors amended and restated the Patriot Incentive Plan to authorize the issuance of an additional 3,000,000 shares of Patriot Common Stock and to increase the individual limit on option grants. Since January 1, 1997, Patriot has also issued 541.35 deferred stock units to non-employee directors in lieu of cash fees. The effectiveness of these grants of deferred stock units and the above-referenced option grants to the Patriot Chief Executive Officer, as well as any future grants of awards under the Patriot Incentive Plan, however, are contingent upon the approval of the Patriot Incentive Plan Proposal by the Patriot stockholders.

  As of May 28, 1997, options to purchase 3,955,600 shares of Patriot Common Stock and grants of 642,800 shares of restricted stock and 541.35 deferred stock units were outstanding under the Patriot Incentive Plan.

  The closing price of the Patriot Common Stock as reported on the NYSE on May 28, 1997 was $21 1/2 per share.

  THE PATRIOT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PATRIOT INCENTIVE PLAN PROPOSAL BE APPROVED, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE PATRIOT INCENTIVE PLAN

  The material terms of the Patriot Incentive Plan are summarized below. The summary is qualified in its entirety by the full text of the Patriot Incentive Plan.

  Plan Administration; Eligibility. The Patriot Incentive Plan is administered by the Patriot Compensation Committee of the Patriot Board of Directors. All members of the Patriot Compensation Committee must be

"non-employee directors" as that term is defined under the rules promulgated by the Commission and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

  The Patriot Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Patriot Incentive Plan. Persons eligible to participate in the Patriot Incentive Plan are generally those employees and consultants of Patriot and its subsidiaries whose efforts contribute to the performance or success of Patriot and its subsidiaries, as selected from time to time by the Patriot Compensation Committee. Non-employee directors of Patriot are also eligible for awards under the Patriot Incentive Plan and may elect to take all or a portion of their fees in the form of deferred stock units.

  Stock Options. The Patriot Incentive Plan permits the granting of both options to purchase Patriot Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option will be determined by the Patriot Compensation Committee but may not be less than 100% of the fair market value of the shares on the date of grant except that in connection with the initial employment of an individual, the Patriot Compensation Committee may grant such individuals Non-Qualified Options at no less than 85% of the fair market value of the shares on the date of grant.

  The term of each option will be fixed by the Patriot Compensation Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Patriot Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Patriot Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Patriot Compensation Committee.

  Upon exercise of options, the option exercise price must be paid in full either in cash or a cash equivalent acceptable to the Patriot Compensation Committee or, if the Patriot Compensation Committee so permits, by delivery of shares of Patriot Common Stock already owned by the optionee. The exercise price may also be delivered to Patriot by a broker pursuant to irrevocable instructions to the broker from the optionee.

  To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

  To satisfy the performance-based compensation exception to the $1 million cap on Patriot's tax deduction imposed by Section 162(m) of the Code, the Patriot Incentive Plan also provides that no individual may be granted options in any calendar year to purchase more than 2,600,000 shares of Patriot Common Stock. Prior to the amendment, the individual limit was 500,000 shares of Patriot Common Stock.

  Restricted Stock. The Patriot Compensation Committee may also award shares of Patriot Common Stock to eligible participants subject to such conditions and restrictions as the Patriot Compensation Committee may determine ("Restricted Stock"). These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Patriot through a specified restricted period. These performance objectives may include return on equity, FFO, cash available for distribution, earnings per share, return on assets or capital, or increase in fair market value of Patriot Common Stock. The purchase price, if any, of shares of Restricted Stock will be determined by the Patriot Compensation Committee. If the performance goals and other restrictions are not attained, the participants may forfeit their awards of Restricted Stock.

  Unrestricted Stock. The Patriot Compensation Committee may also grant shares of Patriot Common Stock (at no cost or for a purchase price determined by the Patriot Compensation Committee) which are free from any restrictions under the Patriot Incentive Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to eligible participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such eligible participants.

  Deferred Stock Units. Subject to the approval of the Patriot Compensation Committee, an eligible participant may, pursuant to an advance written election, receive all or a portion of his compensation in deferred stock units. These units would have the same value as shares and would receive dividend equivalent rights.

  Performance Share Awards. The Patriot Compensation Committee may grant awards ("Performance Share Awards") to eligible participants entitling the recipient to receive shares of Patriot Common Stock upon the achievement of individual or Patriot performance goals and such other conditions as the Patriot Compensation Committee shall determine. Except as otherwise determined by the Patriot Compensation Committee, rights under a Performance Share Award not yet earned will terminate upon a participant's termination of employment. Performance Share Awards may be awarded independently or in connection with stock options or other awards under the Patriot Incentive Plan.

  Dividend Equivalent Rights. The Patriot Compensation Committee may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Patriot Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the Patriot Incentive Plan may be paid currently or may be deemed to be reinvested in additional shares of Patriot Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, shares of Patriot Common Stock, or a combination thereof, in a single installment or installments, as specified in the award.

  Adjustments for Stock Dividends, Mergers, Etc. The Patriot Compensation Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Patriot Compensation Committee in its discretion may provide for substitution or adjustments or may (subject to the provisions described below under "--Change of Control Provisions") accelerate or, upon payment or other consideration for the vested portion of any awards as the Patriot Compensation Committee deems equitable in the circumstances, terminate such awards. Upon consummation of the Merger, all outstanding awards may be adjusted in accordance with the Exchange Ratio and will be converted to either options to acquire paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, restricted paired shares or deferred stock units payable in the form of paired shares, as the case may be.

  Tax Withholding. Patriot Incentive Plan participants are responsible for the payment of any federal, state or local taxes which Patriot is required by law to withhold from the value of any award. Patriot may deduct any such taxes from any payment otherwise due to the participant. Participants may elect to have such tax obligations satisfied either by authorizing Patriot to withhold shares of stock to be issued pursuant to an award under the Patriot Incentive Plan or by transferring to Patriot shares of Patriot Common Stock having a value equal to the amount of such taxes.

  Amendments and Termination. The Patriot Board of Directors may amend or terminate the Patriot Incentive Plan from time to time, and the Patriot Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the Patriot Incentive Plan shall be subject to approval by Patriot's stockholders if (i) the amendment increases the aggregate number of shares of Patriot Common Stock that may be issued under the Patriot Incentive Plan, (ii) the amendment changes the class of individuals eligible to become participants, or
(iii) the amendment materially increases the benefits that may be provided under the Patriot Incentive Plan.

  Change of Control Provisions. The Patriot Incentive Plan provides that in the event of a Change of Control of Patriot, unless otherwise provided in the applicable award agreement, all stock options shall automatically become fully exercisable and any risk of forfeiture included in any stock awards, dividend equivalent rights and deferred stock units shall lapse. The award agreement for Mr. Nussbaum's tier two option grant provides that the tier two option would not vest in the event of a change of control of Patriot. In addition, at any time prior to or after a Change of Control, the Patriot Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. The Patriot Compensation Committee will not take such actions in connection with the Merger with Cal Jockey.

STOCKHOLDERS' VOTE REQUIRED TO APPROVE PROPOSAL

  The amendment and restatement of the Patriot Incentive Plan will become effective upon the affirmative vote of the holders of a majority of the Patriot Common Stock present in person or by proxy at the Patriot Special Meeting and entitled to vote on the matter so long as the holders of at least 50% of the outstanding Patriot Common Stock vote on the matter.

NEW PLAN BENEFITS TABLE

  Approximately 16 employees and six non-employee directors are eligible to participate in the Patriot Incentive Plan. As of May 28, 1997, the following grants have been made under the Patriot Incentive Plan with respect to the proposed increase in shares available for issuance. No other grants have been made with respect to the proposed increase in shares available for issuance.

            PATRIOT AMERICAN HOSPITALITY, INC. 1995 INCENTIVE PLAN

                                                                    NUMBER OF
                                        DOLLAR        NUMBER OF     DEFERRED
                                        VALUE       STOCK OPTIONS  STOCK UNITS
                                      ----------    -------------  -----------
Paul A. Nussbaum..................... $        0      2,600,000(1)        0
Chairman of the Board of Directors
 and Chief Executive Officer
Executive Group...................... $        0      2,600,000           0
Non-Executive Director Group......... $11,639.03(2)           0      541.35(3)

--------
(1) Includes a ten-year option to purchase 1,350,000 shares of Patriot Common Stock with an exercise price of $22.375 per share. Such option would not be exercisable until April 1, 2002. Also includes a ten-year option to purchase 1,250,000 shares of Patriot Common Stock with five equal tranches of 250,000 shares with exercise prices of $24.61, $27.07, $29.78, $32.76 and $36.04, respectively. Such option would not be exercisable until April 1, 2002.

(2) Valuation is based on the May 28, 1997 closing price of Patriot Common Stock as reported on the NYSE of $21 1/2.
(3) The deferred stock units were granted at values ranging from $22.50 to $26.00.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a summary of the principal federal income tax consequences of option grants under the Patriot Incentive Plan. It does not describe all federal tax consequences under the Patriot Incentive Plan, nor does it describe state or local tax consequences.

  Incentive Options. No taxable income is realized by the optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for Patriot for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative maximum tax liability for the optionee.

  If shares of Patriot Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) Patriot will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Patriot Common Stock.

  If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, except in the case of death, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of death or disability).

  Non-Qualified Options. With respect to Non-Qualified Options under the Patriot Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and Patriot receives a tax deduction for the same amount, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Patriot Common Stock.

  Payments in Respect of a Change of Control. The Patriot Incentive Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Patriot stock and benefits plans and other contracts with employees in the event of a Change of Control could be subject to being combined with Patriot Incentive Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to Patriot in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

  Limitation on Patriot's Deduction. As a result of new Section 162(m) of the Code, Patriot's tax deduction for certain awards under the Patriot Incentive Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer and four other executives named in the Summary Compensation Table in Patriot's Annual Report on Form 10-K for the fiscal year ended December 31, 1996) receives compensation in excess of $1,000,000 in such taxable year of Patriot (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general summary of all material United States federal income tax consequences of the Merger and the Related Transactions to Patriot, Cal Jockey and Bay Meadows and their respective U.S. Stockholders (as defined below in "--Federal Income Taxation of Holders of Paired Shares--Taxation of Taxable U.S. Stockholders") as well as certain other tax considerations for U.S. holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. The following discussion is based upon current provisions of the Code, existing, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the Merger and the Related Transactions that may be relevant to stockholders of Patriot, Cal Jockey and Bay Meadows. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular stockholder of Patriot, Cal Jockey or Bay Meadows.

  THE FOLLOWING DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF SHARES OF PATRIOT COMMON STOCK, CAL JOCKEY COMMON STOCK OR BAY MEADOWS COMMON STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX- EXEMPT ORGANIZATIONS, NON-U.S. STOCKHOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. STOCKHOLDERS OF PATRIOT, CAL JOCKEY AND BAY MEADOWS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE RELATED TRANSACTIONS, INCLUDING ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES OF THE MERGER AND THE RELATED TRANSACTIONS.

TAX CONSEQUENCES OF THE MERGER

  Goodwin, Procter & Hoar LLP, counsel for Patriot, has delivered its opinion to Patriot substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by Patriot as a result of the Merger. Stockholders of Patriot will recognize gain, but not loss, on the exchange of shares of Patriot Common Stock for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in an amount equal to the lesser of
(a) the fair market value of the New Patriot Operating Company Common Stock as of the Effective Time that they receive (plus the amount of cash received for Excess Paired Shares or in lieu of fractional shares of New Patriot Operating Company, if any) (such value and cash received by a stockholder is referred to herein as the stockholder's "boot") or (b) the amount by which the fair market value of the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock as of the Effective Time (plus the amount of cash received for Excess Paired Shares or in lieu of fractional paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, if any) exceeds the stockholder's adjusted tax basis in the Patriot Common Stock exchanged therefor. Any such gain will be characterized as capital gain (assuming the Patriot Common Stock exchanged was a capital asset in the hands of the stockholder) unless the boot received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the stockholder's ratable share of Patriot's undistributed earnings and profits (see below). The companies' estimate of the value of a share of New Patriot Operating Company Common Stock is discussed below. No gain or loss will be recognized by Cal Jockey as a result of the Merger. Bay Meadows, which is not a party to the Merger, will not recognize gain or loss, nor will stockholders of Cal Jockey and Bay Meadows as of the Effective Time. Goodwin, Procter & Hoar LLP's opinion is based, in part, upon a representation by the management of Patriot to the effect that, to the best knowledge of Patriot's management, there is no plan or intention on the part of the stockholders of Patriot to dispose of a number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock received in the Merger that would reduce the aggregate value of the New Patriot REIT Common Stock held by Patriot stockholders to less than 50% of the value of the Patriot Common Stock as of the Effective Time, and upon counsel's assumption to the effect that such representation is correct as if made without such "best knowledge" qualification. The opinion referred to above has been filed as an exhibit to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part.

  In general, the determination as to whether the gain recognized by a Patriot stockholder in the Merger will be treated as capital gain or dividend income depends upon whether and to what extent the transactions related to the Merger will be deemed to reduce the stockholder's percentage stock ownership of New Patriot REIT. For purposes of that determination, the stockholder is treated as if it first exchanged all of its shares of Patriot Common Stock solely for New Patriot REIT Common Stock and then New Patriot REIT immediately redeemed (the "deemed redemption") a portion of such New Patriot REIT Common Stock in exchange for the boot the stockholder actually received. If, under Section 302 of the Code, the deemed redemption is "not essentially equivalent to a dividend" with respect to the stockholder then any gain recognized by the stockholder in the transaction will be capital gain. In general, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the stockholder's deemed percentage stock ownership of New Patriot REIT. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of New Patriot REIT the stockholder owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of New Patriot REIT the stockholder owns immediately after the deemed redemption. Stock owned for this purpose includes stock actually owned as well as stock deemed owned under the constructive ownership rules of Section 318 of the Code. The IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction.

  The aggregate tax basis of the shares of New Patriot REIT Common Stock received by a Patriot stockholder in the Merger (including any fractional shares for which cash is received) will be the same as the aggregate tax basis of his or her shares of Patriot Common Stock exchanged therefor, increased by any gain recognized in the transaction (whether capital gain or dividend income), and decreased by the fair market value of the New Patriot Operating Company Common Stock received, any cash received in lieu of fractional shares of New Patriot Operating Company Common Stock and any cash received for Excess Paired Shares. The holding period for shares of New Patriot REIT Common Stock received by a stockholder will include the period that such shares of Patriot Common Stock were held by the holder, provided such shares were held as a capital asset at the Effective Time.

  If a Patriot stockholder has differing basis and/or holding periods in respect of his shares of Patriot Common Stock, he should consult his tax advisor prior to the exchange with regard to computing his gain with respect to particular blocks of Patriot Common Stock and identifying the particular bases and/or holding periods of the particular shares of New Patriot REIT Common Stock he receives in the exchange.

  The aggregate tax basis of the shares of New Patriot Operating Company Common Stock received by a Patriot stockholder in the Merger will be equal to the fair market value of the New Patriot Operating Company Common Stock as of the Effective Time. The holding period for shares of New Patriot Operating Company Common Stock received by a stockholder will begin on the day it is distributed.

  Cash received in lieu of a fractional shares of New Patriot REIT Common Stock will be treated as received in redemption for such fractional interest, and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the shares of New Patriot REIT Common Stock allocable to such fractional shares. Such gain or loss will constitute capital gain or loss from the sale of stock if the stockholder holds its Patriot Common Stock as a capital asset at the Effective Time, and will be long-term capital gain or loss if the holding period for such shares of Patriot Common Stock was greater than one year at the Effective Time.

  In connection with the Merger and Subscription, Patriot, Cal Jockey and Bay Meadows are obligated to agree on the relative values of a share of Cal Jockey Common Stock and a share of Bay Meadows Common Stock that comprise a Paired Share. The companies have determined that the value of a share of New Patriot Operating Company Common Stock as of the Effective Time should represent 5% of the then value of a Paired Share. There can be no assurance, however, that the IRS will agree with such valuation, and Patriot cannot assure its stockholders that the IRS will not challenge such valuation.

PRE-MERGER DIVIDEND

  To maintain its qualification as a REIT prior to the Merger, Patriot will be required to distribute to its stockholders immediately prior to the Merger at least 95% of any undistributed "real estate investment trust taxable income" of Patriot for Patriot's short taxable year ending with the Merger (the "Pre-Merger Dividend"). See "Risk Factors--REIT Tax Risks." The Pre-Merger Dividend made to Patriot's taxable U.S. Stockholders will be taken into account by such U.S. Stockholders as ordinary income to the extent it is made out of current or accumulated earnings and profits, and will not be eligible for the dividends received deduction generally available for corporations. See "Certain Federal Income Tax Considerations--Federal Income Taxation of Holders of Paired Shares."

  Immediately prior to the consummation of the Merger, Cal Jockey will pay a dividend to the holders of Paired Shares. See "Summary--Distribution and Dividend Policy--Cal Jockey and Bay Meadows." This dividend will be taxable to Cal Jockey's taxable U.S. Stockholders as ordinary income (or capital gain in the case of any portion properly designated as a capital gain dividend) to the extent it is made out of current or accumulated earnings and profits, and will not be eligible for the dividends received deduction generally available to corporations. See "Certain Federal Income Tax Considerations--Federal Income Taxation of Holders of Paired Shares."

SALE OF LAND BY NEW PATRIOT REIT

  The agreements governing Cal Jockey's sales of the Stable Area and the Training Track Area and the agreement governing the Proposed PaineWebber Land Sale provide that the purchasers will cooperate with Cal Jockey in structuring the transactions as tax-deferred like-kind exchanges. There can be no assurances that the transactions will qualify as tax-deferred like-kind exchanges or that suitable properties for exchange will be located and the exchanges completed within the relatively short time periods allowed by applicable IRS regulations. If the sales cannot be qualified as tax-deferred like-kind exchanges, but the gain qualifies for capital gains treatment, New Patriot REIT can elect to distribute the gain (Patriot estimates the maximum gain to be approximately $73 million if the Proposed PaineWebber Land Sale is consummated) to its stockholders, who would be taxed at applicable capital gains rates. If the proceeds are not distributed, the gain will be taxed to New Patriot REIT at applicable capital gains rates. To the extent that the gain does not qualify for capital gains treatment, the gain will be combined with New Patriot REIT's other taxable income, 95% of which must be distributed each year in order to maintain New Patriot REIT's status as a REIT. There can be no assurance, however, that New Patriot REIT will make any such distribution. Legislative proposals to restrict like-kind exchanges, if enacted with an effective date that included the Proposed PaineWebber Land Sale, could adversely affect New Patriot REIT's ability to complete a like-kind exchange, although it is currently anticipated that the new rules would not apply to exchanges made pursuant to binding agreements in place at the time of enactment and thus would not apply to the Proposed PaineWebber Land Sale.

  Notwithstanding the foregoing, in the event that any of the property proposed to be sold by New Patriot REIT in the Proposed PaineWebber Land Sale constitutes dealer property, then the sales thereof would not be eligible for tax-deferred like-kind exchange treatment, the gain would be subject to a 100% tax, and the amount of gain would constitute nonqualifying income that likely would disqualify New Patriot REIT as a REIT; provided that the 100% tax would not apply and the amount of gain would not disqualify New Patriot REIT as a REIT if the sales were eligible for a certain statutory safe harbor (but the gain would have to be distributed to maintain REIT qualification if the properties nonetheless constituted dealer property). Although Cal Jockey believes that the Stable Area and the Training Track Area do not constitute dealer property, and Patriot believes that the Proposed PaineWebber Land Sale will not constitute a sale of dealer property, whether or not such sales constitute sales of dealer property are factual determinations not susceptible of legal opinion, and the companies are not receiving opinions from counsel on such determinations. Moreover, there can be no assurance that the proposed sales will qualify for the statutory safe harbor referred to above. As a result, the opinion rendered by Goodwin, Procter & Hoar LLP regarding New Patriot REIT's qualification as a REIT for periods following the Merger necessarily relies on representations from Patriot to the effect that none of the proposed sales will constitute sales of dealer property.

REIT QUALIFICATION

 General

  If certain detailed conditions imposed by the provisions of the Code are met, entities such as Cal Jockey and Patriot that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations generally are not taxed at the corporate level on their "real estate investment trust taxable income" that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" on earnings (i.e., at both the corporate and stockholder levels) that ordinarily results from the use of corporations.

  Prior to the consummation of the Merger, Cal Jockey and Patriot have been and will continue to be operated in a manner intended to allow each of them to qualify as a REIT. Patriot intends that New Patriot REIT will operate following the Merger in a manner so that New Patriot REIT will continue to qualify as a REIT. If New Patriot REIT fails to qualify as a REIT in any taxable year, New Patriot REIT will be subject to federal income taxation as if it were a domestic corporation, and New Patriot REIT's stockholders will be taxed in the same manner as stockholders of ordinary corporations. In this event, New Patriot REIT could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Moreover, the liabilities of New Patriot REIT following the Merger will include any unpaid taxes of Cal Jockey and Patriot, including taxes resulting if Cal Jockey or Patriot failed to qualify as REIT for periods prior to the Merger, which also could reduce or eliminate cash available for distribution to New Patriot REIT's stockholders following the Merger. Unless entitled to relief under certain Code provisions, and subject to the discussion below regarding Section 269B(a)(3) of the Code, New Patriot REIT also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification was lost.

  New Patriot REIT's qualification and taxation as a REIT following the Merger will depend upon New Patriot REIT's continuing ability to meet, through actual operating results, the income and asset requirements, distribution levels, diversity of stock ownership and other requirements for qualification as a REIT under the Code. Counsel will not review New Patriot REIT's compliance with these tests on a continuing basis. Moreover, qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within New Patriot REIT's control. The complexity of these provisions is greater in the case of a REIT that owns hotels and leases them to a corporation with which its stock is paired. See "Risk Factors--REIT Tax Risks." Accordingly, no assurance can be given that New Patriot REIT will satisfy such tests on a continuing basis. Moreover, New Patriot REIT's ability to qualify as a REIT following the Merger also generally will depend on the qualification of Cal Jockey and of Patriot as REITs for periods prior to the Merger. See "Risk Factors--REIT Tax Risks."

  In connection with the mailing of this Joint Proxy Statement/Prospectus, Goodwin Procter & Hoar LLP has rendered an opinion regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii) Cal Jockey's qualification as a REIT for periods prior to the Merger and (iii) New Patriot REIT's ability to qualify as a REIT following the Merger. The opinion of Goodwin Procter & Hoar llp has been filed as an exhibit to the Registration Statement, of which the Joint Proxy Statement/Prospects is a part. This opinion is based on representations from Patriot and Cal Jockey regarding Patriot's, Cal Jockey's and New Patriot REIT's compliance with the requirements for REIT qualification, and none are binding on the IRS. Moreover, each of Patriot's, Cal Jockey's and New Patriot REIT's qualification as a REIT depends on its having met or meeting, as the case may be, through actual operating results, the various requirements for qualification as a REIT under the Code. Counsel has not verified and will not verify the companies' compliance with those tests. Accordingly, no assurance can be given that the IRS will not challenge the status of Cal Jockey or Patriot as a REIT prior to the Merger or the status of New Patriot REIT as a REIT following the Merger.

 Paired Shares; Potential Reallocation of Income

  Section 269B(a)(3) of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B(a)(3) applied to New Patriot REIT and New Patriot Operating Company, then New Patriot REIT would not be eligible to be taxed as a REIT.
Section 269B(a)(3) does not apply, however, if the shares of the REIT and the non-REIT were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. As a result of this "grandfathering" rule,
Section 269B(a)(3) has not applied to Cal Jockey and Bay Meadows. By its terms, this grandfathering rule will continue to apply to New Patriot REIT after the Merger. There are, however, no judicial or administrative authorities interpreting this "grandfathering" rule in the context of a merger or otherwise, and this interpretation, as well as the opinion of Goodwin, Procter & Hoar LLP regarding Cal Jockey's qualification as a REIT prior to the Merger and the opinion of Goodwin, Procter & Hoar LLP regarding New Patriot REIT's qualification as a REIT following the Merger, are based solely on the literal language of the statute. Moreover, if for any reason Cal Jockey failed to qualify as a REIT in 1983, the benefit of the "grandfathering" rule would not be available to Cal Jockey or New Patriot REIT, in which case neither Cal Jockey nor New Patriot REIT would qualify as a REIT for any taxable year.

  Even though Section 269B(a)(3) of the Code should not apply to New Patriot REIT and New Patriot Operating Company, the IRS could assert that New Patriot REIT and New Patriot Operating Company should be treated as one entity under general tax principles. In general, such an assertion should only be upheld if the separate corporate identities are a sham or unreal. A majority of the directors of each of New Patriot REIT and New Patriot Operating Company immediately following the Merger will not serve as directors of the other company. In addition, New Patriot REIT and New Patriot Operating Company have different employees, separate creditors and are subject to different state law licensing and regulatory requirements. Patriot has represented that New Patriot REIT and New Patriot Operating Company and their respective subsidiary entities will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's-length result.

 Potential Reallocation of Income

  Due to the paired share structure, New Patriot REIT, New Patriot Operating Company, the Patriot Partnership, the New Patriot Operating Partnership, and their respective subsidiary entities will be controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. Patriot believes that all material transactions between New Patriot REIT and New Patriot Operating Company, and among them and/or their subsidiary entities, will be negotiated and structured with the intention of achieving an arm's-length result. Cal Jockey and Bay Meadows believe that all material transactions between them have been similarly negotiated and structured with the intention of achieving an arm's-length result. If true, the potential application of Section 482 of the Code should not have a material effect on New Patriot REIT or New Patriot Operating Company. There can be no assurance, however, that the IRS will not challenge the terms of such transactions, or that such challenge would not be successful.

TAXATION OF NEW PATRIOT OPERATING COMPANY

  As a "C" corporation under the Code, New Patriot Operating Company will be subject to United States federal income tax on its taxable income at corporate rates.

EFFECTS OF COMPLIANCE WITH REIT REQUIREMENTS

  Operating income derived from hotels or a racetrack does not constitute qualifying income under the REIT requirements. Accordingly, all of Patriot's hotels, other than hotels held by taxable entities in which Patriot does not hold voting control (currently the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel), have been leased to Lessees and will continue to be leased after the Merger. Similarly, Cal Jockey has leased the Racecourse to Bay Meadows and New Patriot REIT will continue to lease the Racecourse for so long as New Patriot REIT owns the Racecourse (or will sublease it following the Proposed PaineWebber Land Sale). Rent derived from such leases will be qualifying income under the REIT requirements, provided several requirements are satisfied. Among other requirements, a lease may not have the effect of giving New Patriot REIT a share of the net income of the Lessee, and the amount of personal property leased under the lease must not exceed a defined, low level. New Patriot REIT also may not provide services, other than customary services, to the Lessees or their subtenants. In addition, the leases must also qualify as "true" leases for federal income tax purposes (as opposed to service contracts, joint ventures or other types of arrangements). There are, however, no controlling Treasury Regulations, published rulings, or judicial decisions that discuss whether leases similar to the Participating Leases constitute "true" leases. Therefore, there can be no complete assurance that the IRS will not successfully assert a contrary position.

  Payments under a lease will not constitute qualifying income for purposes of the REIT requirements if New Patriot REIT owns, directly or indirectly, 10% or more of the ownership interests in the relevant Lessee. Constructive ownership rules apply, such that, for instance, New Patriot REIT is deemed to own the assets of stockholders who own 10% or more in value of the stock of New Patriot REIT. The Restated Charters are therefore designed to prevent a stockholder of New Patriot REIT from owning New Patriot REIT Common Stock or New Patriot Operating Company Common Stock that would cause New Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a Lessee (including New Patriot Operating Company and the New Patriot Operating Partnership). Thus, New Patriot REIT should never own, actually or constructively, 10% or more of a Lessee. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of Paired Shares, and because the charter provisions referred to above may not be effective, no absolute assurance can be given that such transfers, or other events of which New Patriot REIT has no knowledge, will not cause New Patriot REIT to own constructively 10% or more of one or more Lessees at some future date.

  In addition to the considerations discussed above, the REIT requirements will impose a number of other restrictions on the operations of New Patriot REIT. For example, net income from sales of property sold to customers in the ordinary course of business (other than inventory acquired by reason of certain foreclosures) is subject to a 100% tax unless eligible for a certain safe harbor. If the gross income subject to the 100% tax, when added to gain from the sale of (i) stock or securities held for less than one year and (ii) real property held for less than four years (with certain exceptions) exceeds 30% of New Patriot REIT's gross income in any taxable year, New Patriot REIT will fail to qualify as a REIT. See "--Sale of Land by New Patriot REIT." Minimum distribution requirements also will apply to New Patriot REIT, as discussed elsewhere in this Joint Proxy Statement/Prospectus. See "Risk Factors--REIT Tax Risks--Adverse Effects of REIT Minimum Distribution Requirements."

  Any profits earned by the New Patriot Operating Company from hotel operations in excess of the rents payable to the Patriot Partnership will be taxed at regular corporate rates.

TAX ASPECTS OF NEW PATRIOT REIT'S INVESTMENT IN THE PATRIOT PARTNERSHIP AND NEW PATRIOT OPERATING COMPANY'S INVESTMENT IN THE NEW PATRIOT OPERATING PARTNERSHIP

  Patriot holds substantially all of its assets through the Patriot Partnership and the Patriot Partnership's subsidiary partnerships, and, as a result of the Merger, New Patriot REIT will acquire Patriot's general partner and limited partner interests in the Patriot Partnership. In addition, New Patriot Operating Company will conduct substantially all of its operations through the New Patriot Operating Partnership. New Patriot REIT's interest in the Patriot Partnership and New Patriot Operating Company's investment in the New Patriot Operating Partnership involve special tax considerations, including those described below.

 Classification as Publicly Traded Partnership

  Notwithstanding that the Patriot Partnership and the New Patriot Operating Partnership are partnerships rather than associations taxable as corporations, the IRS could allege that the Patriot Partnership or the New Patriot Operating Partnership is a "publicly traded partnership" under Section 7704 of the Code. If such an assertion were successfully made, such partnership would be subject to tax as a corporation under the Code unless certain conditions regarding the nature of its income were satisfied. In the case of the Patriot Partnership, taxation as a corporation would disqualify New Patriot REIT as a REIT.

  A partnership is a publicly traded partnership if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market (or the substantial equivalent thereof)." A publicly traded partnership is not taxed as a corporation, however, if at least 90% of its gross income for each taxable year consists of certain passive income, including interest, dividends, real property rents, and gains from the sale or other disposition of real property.

  Interests in the Patriot Partnership or its subsidiary partnerships have not been traded on an established securities market and no interests in such partnerships will be traded on an established securities market following the Merger and the Related Transactions. Moreover, Patriot believes that, for periods ending on or before the Merger, the Patriot Partnership and each subsidiary partnership has qualified and will qualify for a certain safe harbor from treatment as a publicly traded partnership based on the number of partners in such partnerships as well as the 90% qualifying income exemption referred to above. It is currently anticipated that following the Merger, these partnerships will continue to rely on the safe harbor based on the number of their partners and/or the qualifying income exception and that the New Patriot Operating Partnership will rely on the safe harbor based on the number of its partners. Alternatively, following the Merger, the Patriot Partnership Agreement and the New Patriot Operating Partnership may rely on restrictions on transfers and redemptions to be included in their respective partnership agreements designed to prevent such partnerships being taxed as corporations under Section 7704 of the Code. There can be no assurance, however, that efforts to avoid taxation as a corporation under these provisions will be successful.

 Tax Allocations with Respect to Contributed Properties

  Several of Patriot's hotels or interests therein have been acquired by contribution, and the Patriot Partnership and may acquire assets by contribution in the future. The New Patriot Operating Partnership will be formed in part through contribution and also may acquire assets by contribution in the future. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated in a manner such that for federal income tax purposes the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. Allocations required by
Section 704(c) are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Depending on the method chosen for making allocations required by
Section 704(c), New Patriot REIT and New Patriot Operating Company (i) may be allocated smaller depreciation and other deductions with respect to assets contributed to the Patriot Partnership or the New Patriot Operating Partnership, respectively, than would be allocated to New Patriot REIT and New Patriot Operating Company if the assets had a tax basis equal to their fair market value at the time of their contribution and (ii) may be allocated taxable gain in the event of a sale of assets contributed to their respective partnerships in excess of the economic profit allocated to them as a result of the sale. These allocations could cause New Patriot REIT to recognize additional taxable income, which might adversely affect New Patriot REIT's ability to comply with the distribution requirements for REITs, and also could result in increased taxes payable by New Patriot Operating Company.

PAH RAVINIA, PAH WINDWATCH AND PAH BOULDERS

  The Patriot Partnership owns 100% of the non-voting stock of PAH Ravinia and PAH Boulders and 100% of the non-voting member interests in PAH WindWatch, and owns, indirectly, 4% of the voting equity interests in PAH Ravinia and PAH WindWatch, representing approximately 99% of the economic interests in each of the entities. In addition, the Patriot Partnership owns mortgage notes on the hotels held by PAH Ravinia and PAH WindWatch. By virtue of its ownership of OP Units in the Patriot Partnership, New Patriot REIT will be considered to own its pro rata share of such equity interests and mortgage notes.

  To qualify as a REIT, neither Patriot nor New Patriot REIT may own more than 10% of the voting securities of any issuer. Further, neither Patriot nor New Patriot REIT may own equity or unsecured debt securities of any single issuer if the value of such securities exceeds 5% of the total value of New Patriot REIT's assets. Patriot believes that it has, and that New Patriot REIT will, satisfy these requirements with respect to PAH Ravinia, PAH WindWatch and PAH Boulders. If the IRS were to successfully challenge these determinations, however, New Patriot REIT would fail to qualify as a REIT.

  Each of PAH Ravinia, PAH Boulders and PAH WindWatch currently pays federal, state and local income taxes on its taxable income at normal corporate rates. The amount of any such taxes reduce amounts available for distribution to stockholders.

STATE AND LOCAL TAXATION

  New Patriot REIT, New Patriot Operating Company, the Patriot Partnership, the New Patriot Operating Partnership and their stockholders or partners may be subject to state and local taxes in various jurisdictions, including those in which it or they transact business, own property or reside. The state and local tax treatment of such entities or persons may not conform to the federal income tax consequences discussed above. Consequently, Patriot, Cal Jockey and Bay Meadows stockholders should consult their own tax advisors regarding the effect of state and local tax laws on the ownership of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED SHARES

 Separate Taxation

  Notwithstanding that paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock may only be transferred as a unit, holders of paired shares will be treated for U.S. federal income tax purposes as holding equal numbers of shares of New Patriot REIT Common Stock and of New Patriot Operating Company Common Stock. The tax treatment of distributions to stockholders and of any gain or loss upon sale or other disposition of the paired shares (as well as the amount of gain or loss) must therefore be determined separately with respect to each share of New Patriot REIT Common Stock and each share of New Patriot Operating Company Common Stock contained within each paired share. The tax basis and holding period for each share of New Patriot REIT Common Stock and each share of New Patriot Operating Company Common Stock also must be determined separately. See "--Tax Consequences of the Merger." Upon a taxable sale of a paired share, the amount realized should be allocated between New Patriot REIT Common Stock and the New Patriot Operating Company Common Stock based on their then relative values.

 Taxation of Taxable U.S. Stockholders

  As used herein, the term "U.S. Stockholder" means a holder of paired shares that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust and (v) is not an entity that has a special status under the Code (such as a tax-exempt organization).

  As long as New Patriot REIT qualifies as a REIT, distributions made to New Patriot REIT's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. Stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed New Patriot REIT's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his New Patriot REIT Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's New Patriot REIT Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's New Patriot REIT Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the New Patriot REIT Common Stock has been held for one year or less) assuming shares are a capital asset in the hands of the stockholder. In addition, any distribution declared by New Patriot REIT in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by New Patriot REIT and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by New Patriot REIT during January of the following calendar year.

  Distributions from New Patriot Operating Company up to the amount of New Patriot Operating Company's current or accumulated earnings and profits will be taken into account by U.S. Stockholders as ordinary income and generally will be eligible for the dividends-received deduction for corporations (subject to certain limitations). Distributions in excess of New Patriot Operating Company's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's New Patriot Operating Company Common Stock, but rather will reduce the adjusted basis of such New Patriot Operating Company Common Stock. To the extent that such distributions exceed the adjusted basis of a holder's New Patriot Operating Company Common Stock they will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder.

  Taxable distributions from New Patriot REIT or New Patriot Operating Company and gain or loss from the disposition of shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any passive activity losses (such as losses from certain types of limited partnerships in which the stockholder is a limited partner) against such income. In addition, taxable distributions from New Patriot REIT or New Patriot Operating Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock (or distributions from either company treated as such) will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. New Patriot REIT and New Patriot Operating Company will notify stockholders after the close of their taxable years as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and (in the case of New Patriot REIT) capital gain. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of New Patriot REIT or of New Patriot Operating Company.

 Taxation of Stockholders on the Disposition of Paired Shares

  In general, any gain or loss realized upon a taxable disposition of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock have been held for more than one year and otherwise as short-term capital gain or loss. Existing Patriot stockholders who receive paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock in the Merger will have different holding periods with respect to their New Patriot REIT Common Stock and their New Patriot Operating Company Common Stock. Accordingly, the portions of the gain or loss recognized on the disposition of paired shares attributable to New Patriot REIT Common Stock or New Patriot Operating Company Common Stock may not have the same character for federal income tax purposes. In addition, any loss upon a sale or exchange of New Patriot REIT Common Stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from New Patriot REIT required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock may be disallowed if other paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock are purchased within 30 days before or after the disposition.

 Information Reporting Requirements and Backup Withholding

  New Patriot REIT and New Patriot Operating Company will each report to their U.S. Stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide New Patriot REIT and New Patriot Operating Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, New Patriot REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their nonforeign status to New Patriot REIT. The IRS issued proposed regulations in April 1996 regarding the backup withholding rules. These proposed regulations would alter the current system of backup withholding compliance.

 Taxation of Tax-Exempt Stockholders

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. They are, however, subject to taxation on their UBTI. While many investments in real estate generate UBTI, amounts distributed by New Patriot REIT to Exempt Organizations generally should not constitute UBTI, nor should dividends paid by New Patriot Operating Company generally constitute UBTI. However, if an Exempt Organization finances its acquisition of paired shares with debt, a portion of its income from New Patriot REIT and New Patriot Operating Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from New Patriot REIT and New Patriot Operating Company as UBTI.

           CALIFORNIA JOCKEY CLUB, BAY MEADOWS OPERATING COMPANY AND
                       PATRIOT AMERICAN HOSPITALITY, INC.

               INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
                    PRO FORMA FINANCIAL INFORMATION--MERGER
NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited). ........................................ 143
  Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 145
  Pro Forma Condensed Combined Balance Sheet as of
   March 31, 1997 (unaudited). ........................................... 148
NEW PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 (unaudited).................................... 150
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 151
NEW PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 152
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 154
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 157
  Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 158

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                     FOR THE PROPOSED WYNDHAM TRANSACTIONS

NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 161
  Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 163
  Pro Forma Condensed Combined Balance Sheet as of
   March 31, 1997 (unaudited)............................................. 166
NEW PATRIOT REIT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 169
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 171
NEW PATRIOT OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 173
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 175
COMBINED LESSEES:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... 178
  Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 179

                  PRO FORMA FINANCIAL INFORMATION--PRE MERGER

PATRIOT:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited). ........................................ 182
  Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1997 (unaudited). .............................. 184
  Pro Forma Condensed Consolidated Balance Sheet as of
   March 31, 1997 (unaudited)............................................. 186

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                                INTRODUCTION TO

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On October 31, 1996, Patriot, Cal Jockey and Bay Meadows entered into the October 31, 1996 Agreement pursuant to which the parties agreed to engage in a business combination. Cal Jockey and Bay Meadows (collectively, "CJC/BMOC") are two separate companies whose shares of common stock are paired and trade together as a single unit (referred to herein as a "paired share" ownership structure). On February 24, 1997, the parties entered into the February 24, 1997 Agreement, pursuant to which Patriot will merge with and into Cal Jockey, with Cal Jockey being the surviving company. Immediately following the Merger, Cal Jockey's name will be changed to "Patriot American Hospitality, Inc." and Bay Meadows' name will be changed to "Patriot American Hospitality Operating Company."

  Pursuant to the Merger Agreement, Patriot stockholders will be entitled to receive, for each share of Patriot Common Stock held by them at the effective time of the Merger, 0.51895 shares of New Patriot REIT Common Stock and
0.51895 shares of New Patriot Operating Company Common Stock, which shares will be paired and transferable only as a single unit. In the event, however, that the Patriot Average Trading Price is below $17.125, then each share of Patriot Common Stock will be converted into the number of paired shares equal to the Patriot Average Trading Price divided by $33.00. In addition, each outstanding Paired Share will remain outstanding after the Merger and will represent the same number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Racecourse facility and related leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Although CJC/BMOC are issuing their Paired Shares to Patriot stockholders and will be the surviving legal entities following the Merger, CJC/BMOC are considered the acquired companies for accounting purposes as the current Patriot stockholders will hold the majority of the combined paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock subsequent to the Merger (approximately 80%, assuming no options or OP Units of the Patriot Partnership are exchanged for shares of Patriot Common Stock prior to the Merger and assuming the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125 as described above). The fair market values of the assets and liabilities of CJC/BMOC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of CJC/BMOC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In the first quarter of 1997, Patriot acquired ownership interests in four hotel properties (the "Recent Acquisitions") which include the Radisson Overland Park Hotel in Overland Park, Kansas, the Radisson Hotel in Northbrook, Illinois, the Luxeford Suites Hotel in Minneapolis, Minnesota and the Holiday Inn Redmont Hotel in Birmingham, Alabama. Additionally, in April 1997, Patriot acquired the Sheraton Park Place Hotel in Minneapolis, Minnesota and in May 1997, Patriot acquired the Myrtle Beach Hilton Oceanfront Golf Resort. The acquisitions were financed primarily with funds drawn on the Line of Credit.

   In January 1997, Patriot acquired the Carefree Resorts for a total purchase price of approximately $264 million. This acquisition was primarily financed with funds drawn on the Line of Credit and the issuance of 1,295,077 OP Units of the Patriot Partnership.

  Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel (which are separately owned through Non-Controlled Subsidiaries), to Lessees. Patriot's investments in these Non-Controlled Subsidiaries are accounted for using the equity method of accounting and Patriot's share of their net income is reflected in Equity in Earnings of Unconsolidated Subsidiaries in the accompanying unaudited Pro Forma Financial Statements. The Lessees, in turn, have entered into separate agreements with Operators to manage the hotels. Following the Merger, New Patriot REIT expects to terminate its leases with PAH RSI Lessee relating to the Carefree Resorts, the Radisson Northbrook Hotel, the Luxeford Suites Hotel, the Sheraton Park Place Hotel and the Myrtle Beach Hilton Oceanfront Golf Resort and re-lease such hotel properties to New Patriot Operating Company. In addition, it is anticipated that New Patriot Operating Company will offer to acquire certain assets of PAH RSI Lessee including inventories, trade names and the right to receive certain royalty fees subsequent to the Merger and the Related Transactions.

  As of March 31, 1997 Patriot owned interests in 54 hotels and resorts and had an approximate 83.1% interest in the Patriot Partnership. This ownership interest in the Patriot Partnership is also reflected for unaudited Pro Forma Financial Statement presentation purposes.

  Patriot and PaineWebber have entered into an agreement pursuant to which following the close of the Merger an affiliate of PaineWebber will purchase substantially all of the land of Cal Jockey, including the land subject to the Franklin Agreement and Iaccoca Agreement, but excluding the land subject to the Borders Lease, for a purchase price of $78.05 million. New Patriot REIT would retain ownership of the improvements located on the land. Simultaneously with the consummation of such purchase, the PaineWebber affiliate and New Patriot REIT would enter into a ground lease covering that portion of the land on which the Racecourse is situated. New Patriot REIT would then sublease the Racecourse land and related improvements to New Patriot Operating Company.

  The following unaudited Pro Forma Condensed Combined Statements of Operations presented on pages 143 through 145 assume the following transactions have occurred at the beginning of the periods presented: (i) the Merger and the Related Transactions have been consummated on terms set forth in the Merger Agreement; (ii) the Proposed PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to New Patriot REIT, and New Patriot REIT has subleased this land to New Patriot Operating Company; (iii) New Patriot REIT has leased certain land to Borders; (iv) Patriot has acquired the Recent Acquisitions and the Carefree Resorts and (v) the mortgage notes to affiliates of CHC Lease Partners have been funded. In addition, the unaudited Pro Forma Combined Balance Sheet data on page 148 is presented as if the transactions discussed above had occurred on March 31, 1997.

  The following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 of New Patriot REIT and New Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of New Patriot REIT and New Patriot Operating Company which are located on pages 150 through 154. These Pro Forma Condensed Combined Statements of Operations are also derived from the unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot which are located on pages 182 through 184. Such pro forma information is based in part upon the Separate and Combined Statements of Income of CJC/BMOC filed with CJC/BMOC's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended; the Consolidated Statements of Operations of Patriot filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the three months ended March 31, 1997; the historical financial statements of certain hotels acquired by Patriot filed in Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended; and the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located on pages 157 and
158. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include the results of operations of the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997. Pro forma financial information which is adjusted for the Proposed Wyndham Transactions begins on page 161.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of New Patriot REIT and New Patriot Operating Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                       NEW PATRIOT
                           NEW PATRIOT OPERATING
                              REIT      COMPANY                     PRO FORMA
                            PRO FORMA   PRO FORMA    ELIMINATIONS     TOTAL
                           ----------- -----------   ------------   ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease rev-
  enue...................   $130,570    $    --        $(25,967)(A)  $104,603
 Hotel revenue...........        --       58,685(B)         --         58,685
 Club and spa revenue....        --       24,710            --         24,710
 Racecourse facility rev-
  enue...................      6,682      51,946         (6,348)(C)    52,280
 Club membership reve-
  nue....................        --        4,277            --          4,277
 Shopping center reve-
  nue....................        --        1,730            --          1,730
 Interest and other in-
  come...................     10,765      12,274         (1,204)(D)    21,835
                            --------    --------       --------      --------
 Total revenue...........    148,017     153,622        (33,519)      268,120
                            --------    --------       --------      --------
Expenses:
 Departmental costs--ho-
  tel operations.........        --       47,280            --         47,280
 Racing facility opera-
  tions..................        --       47,180         (6,348)(C)    40,832
 Ground lease expense....      5,354         --             --          5,354
 General and administra-
  tive...................      5,992      10,181            (34)(D)    16,139
 Repair and maintenance..        --        8,045            --          8,045
 Utilities...............        --        4,082            --          4,082
 Interest expense........     45,201       1,300         (1,170)(D)    45,331 (E)
 Real estate and personal
  property taxes and ca-
  sualty insurance.......     13,372         398            --         13,770
 Marketing...............        --        7,767            --          7,767
 Management fees.........        --        3,194            --          3,194
 Depreciation and amorti-
  zation.................     38,335       1,072            --         39,407
 Participating lease pay-
  ments..................        --       25,967        (25,967)(A)       --
 General liability insur-
  ance...................        --          656            --            656
                            --------    --------       --------      --------
 Total expenses..........    108,254     157,122        (33,519)      231,857
                            --------    --------       --------      --------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provi-
 sion and minority inter-
 ests....................     39,763      (3,500)           --         36,263
 Equity in earnings of
  unconsolidated subsidi-
  aries..................      7,560         --             --          7,560
                            --------    --------       --------      --------
Income (loss) before in-
 come tax provision and
 minority interests......     47,323      (3,500)           --         43,823
 Income tax provision....        --          (62)           --            (62)
                            --------    --------       --------      --------
Income (loss) before mi-
 nority interests........     47,323      (3,562)           --         43,761
 Minority interest in the
  Patriot Partnerships...     (6,548)        499            --         (6,049)
 Minority interest in
  other partnerships.....       (553)        --             --           (553)
                            --------    --------       --------      --------
Net income (loss) appli-
 cable to common share-
 holders.................   $ 40,222    $ (3,063)      $    --       $ 37,159 (E)
                            ========    ========       ========      ========
Net income (loss) per
 common paired share(F)..   $   1.40    $  (0.11)                    $   1.29 (E)
                            ========    ========                     ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding.............     28,793      28,793                       28,793 (E)
                            ========    ========                     ========

--------
(A) Represents elimination of participating lease revenue and expense related to the six hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $38,940 and food and beverage sales of $19,745.
(C) Represents elimination of rental income and expense related to the Racecourse facility and land leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents the elimination of $1,170 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company, and the elimination of other intercompany income and expense items.

(E) The pro forma amounts presented assume an average interest rate of 7.2502% per annum (representing LIBOR plus 1.7%) on the outstanding debt obligations with a term of three years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $46,652, decrease net income applicable to common shareholders to $36,244 and decrease net income per common share to $1.26.

    Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relates to the modification and extension of the Line of Credit and has been reflected in the pro forma financial information).

(F) In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                       NEW PATRIOT
                           NEW PATRIOT OPERATING
                              REIT      COMPANY                    PRO FORMA
                            PRO FORMA   PRO FORMA   ELIMINATIONS     TOTAL
                           ----------- -----------  ------------   ----------
                              (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease rev-
  enue...................    $36,551     $   --       $ (9,428)(A)  $27,123
 Hotel revenue...........        --       19,068(B)        --        19,068
 Club and spa revenue....        --        8,706           --         8,706
 Racecourse facility rev-
  enue...................      1,760      20,269        (1,677)(C)   20,352
 Club membership reve-
  nue....................        --          348           --           348
 Shopping center reve-
  nue....................        --          474           --           474
 Interest and other in-
  come...................      2,669       4,459          (317)(D)    6,811
                             -------     -------      --------      -------
 Total revenue...........     40,980      53,324       (11,422)      82,882
                             -------     -------      --------      -------
Expenses:
 Departmental costs--ho-
  tel operations.........        --       13,828           --        13,828
 Racing facility opera-
  tions..................        --       16,949        (1,677)(C)   15,272
 Ground lease expense....      1,336         --            --         1,336
 General and administra-
  tive...................      3,502       2,591           --         6,093
 Repair and maintenance..        --        2,247           --         2,247
 Utilities...............        --          949           --           949
 Interest expense........     11,709         319          (317)(D)   11,711(E)
 Real estate and personal
  property taxes and ca-
  sualty insurance.......      3,404         129           --         3,533
 Marketing...............        --        1,870           --         1,870
 Management fees.........        --        1,482           --         1,482
 Depreciation and amorti-
  zation.................      9,862         268           --        10,130
 Participating lease pay-
  ments..................        --        9,428        (9,428)(A)      --
 General liability insur-
  ance...................        --          252           --           252
                             -------     -------      --------      -------
 Total expenses..........     29,813      50,312       (11,422)      68,703
                             -------     -------      --------      -------
Income (loss) before eq-
 uity in earnings of un-
 consolidated subsidiar-
 ies, income tax provi-
 sion and minority inter-
 ests....................     11,167       3,012           --        14,179
 Equity in earnings of
  unconsolidated subsidi-
  aries..................      1,021         --            --         1,021
                             -------     -------      --------      -------
Income (loss) before in-
 come tax provision and
 minority interests......     12,188       3,012           --        15,200
 Income tax provision....        --       (1,205)          --        (1,205)
                             -------     -------      --------      -------
Income (loss) before mi-
 nority interests........     12,188       1,807           --        13,995
 Minority interest in the
  Patriot Partnerships...     (1,676)       (253)          --        (1,929)
 Minority interest in
  other partnerships.....       (219)        --            --          (219)
                             -------     -------      --------      -------
Net income (loss) appli-
 cable to common share-
 holders.................    $10,293     $ 1,554      $    --       $11,847 (E)
                             =======     =======      ========      =======
Net income (loss) per
 common paired share(F)..    $  0.35     $  0.05                    $  0.40 (E)
                             =======     =======                    =======
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding.............     29,074      29,074                     29,074 (E)
                             =======     =======                    =======

--------
(A) Represents elimination of participating lease revenue and expense related to the six hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $13,177 and food and beverage sales of $5,891.
(C) Represents elimination of rental income and expense related to the Racecourse facility and land leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents the elimination of $293 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company, and the elimination of other intercompany income and expense items.

(E) The pro forma amounts presented assume an average interest rate of 7.2012% per annum (representing LIBOR plus 1.7%) on the outstanding debt obligations with a term of three years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $12,073 and decrease net income applicable to common shareholders to $11,590. Net income per common share would be unchanged.

    Patriot has entered into a Commitment Letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relates to the modification and extension of the Line of Credit and has been reflected in the pro forma financial information).

(F) In February 1997, the Financial Accounting Standards Board issued Statement No. 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Merger and the Related Transactions, as well as (i) the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber, (ii) the subsequent leaseback of certain land by New Patriot REIT on which the Racecourse is situated, (iii) the sub-lease of the Racecourse land and related improvements from New Patriot REIT to New Patriot Operating Company, and (iv) the lease of certain land of New Patriot REIT to Borders, had occurred as of March 31, 1997. The following unaudited Pro Forma Condensed Combined Balance Sheet is also derived from Patriot's Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 included elsewhere in this Joint Proxy Statement/Prospectus which is presented as if the funding of the mortgage notes to affiliates of CHC Lease Partners had occurred as of March 31, 1997. Such pro forma information is based in part upon CJC/BMOC's Combined Balance Sheet as of March 31, 1997 and Patriot's Consolidated Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with CJC/BMOC's and Patriot's respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made. The following unaudited Pro Forma Condensed Combined Balance Sheet does not include the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997.

  Although Cal Jockey and Bay Meadows are issuing their Paired Shares to Patriot stockholders and will be the surviving legal entities following the Merger, CJC/BMOC are considered the acquired companies for accounting purposes as the current Patriot stockholders will hold the majority of paired shares of the combined companies subsequent to the Merger (approximately 80%, assuming no options or OP Units of the Patriot Partnership are exchanged for shares of Patriot Common Stock prior to the Merger and assuming the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125). Accordingly, the accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of CJC/BMOC at their estimated fair market values and the elimination of CJC/BMOC's historical shareholders' equity. The fair market values of the assets and liabilities of CJC/BMOC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of CJC/BMOC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                            CJC/
                               PATRIOT      BMOC                    PRO FORMA
                              PRO FORMA   HISTORICAL ADJUSTMENTS      TOTAL
                              ----------  ---------- -----------    ----------
           ASSETS
Net investment in hotel and
 resort properties and land
 held for sale..............  $  947,722   $   --     $    --       $  947,722
Net investment in Racecourse
 facility and related im-
 provements.................         --     18,800       5,465 (A)      24,265
Mortgage notes and other re-
 ceivables from unconsoli-
 dated subsidiaries.........      73,622       --          --           73,622
Notes receivable............     113,189       --       (9,237)(B)     103,952
Investment in unconsolidated
 subsidiaries...............      12,140       --          --           12,140
Cash and equivalents........       6,271     7,708         --           13,979
Restricted cash.............         --        --       78,050 (C)      78,050
Securities available for
 sale.......................         --      5,609         --            5,609
Accounts receivable.........      15,648     1,269         --           16,917
Goodwill....................         --        --       97,216 (D)      97,216
Deferred expenses, net......      14,447       --          --           14,447
Prepaid expenses and other
 assets.....................      12,009       733       6,337 (B)      19,079
Deferred income taxes.......         --        227         --              227
                              ----------   -------    --------      ----------
 Total assets...............  $1,195,048   $34,346    $177,831      $1,407,225
                              ==========   =======    ========      ==========
 LIABILITIES AND SHAREHOLD-
         ERS' EQUITY
Borrowings under a line of
 credit and mortgage notes..  $  579,862   $   --     $    --  (G)  $  579,862
Dividends and distributions
 payable....................      13,938       --          --           13,938
Accounts payable and accrued
 expenses...................      13,498     7,738      14,252 (E)      35,488
Note payable................         --      2,900      (2,900)(B)         --
Due to unconsolidated sub-
 sidiaries..................       6,098       --          --            6,098
Minority interest in the Pa-
 triot Partnership..........     127,262       --          --          127,262
Minority interest in other
 partnerships...............      13,774       --          --           13,774
Shareholders' equity:
 Preferred stock............         --        --          --              --
 Common stock...............         --        116         457 (F)         573
 Paid-in capital............     457,178    18,385     171,229 (G)     646,792
 Unearned stock compensa-
  tion, net.................     (16,261)      --          --          (16,261)
 Unrealized gain on securi-
  ties available for sale...         --      1,323      (1,323)(G)         --
 Retained earnings..........        (301)    3,884      (3,884)(G)        (301)
                              ----------   -------    --------      ----------
 Total shareholders' equi-
  ty........................     440,616    23,708     166,479         630,803
                              ----------   -------    --------      ----------
 Total liabilities and
  shareholders' equity......  $1,195,048   $34,346    $177,831      $1,407,225
                              ==========   =======    ========      ==========

--------
(A) Represents adjustment for the purchase method of accounting whereby the Racecourse facility and related leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value after the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber for $78,050.
(B) Represents the elimination of $9,237 notes receivable and accrued interest between New Patriot REIT and PAH RSI Lessee which relate to certain assets, trade names and the right to receive certain royalty fees which are to be acquired by New Patriot Operating Company. In addition, the $2,900 note payable between CJC/BMOC and Patriot issued in connection with the Merger has been eliminated.
(C) Represents the cash proceeds from the sale of substantially all of the Cal Jockey land to an affiliate of PaineWebber. It is assumed that the sale of the land will be structured as a tax-deferred exchange. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by applicable IRS regulations. Until such time that suitable properties are located, the proceeds from the sale of land will be maintained in a restricted trust account.
(D) Represents the purchase consideration in excess of the fair market value of the net assets of CJC/BMOC. Patriot primarily attributes this amount to the paired share structure that, subsequent to the Merger, will enable New Patriot REIT and New Patriot Operating Company to be a fully integrated owner and operator of hotels. The paired share tax treatment is no longer available under the Code; however, CJC/BMOC is one of only four publicly-held companies in existence for which this structure has been "grandfathered."
(E) Represents adjustment for accrued Merger costs including, legal and accounting fees, printing and various other professional fees anticipated in connection with the Merger and the Related Transactions.

(F) Represents the exchange of shares of Patriot Common Stock for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Pursuant to the Merger Agreement, Patriot stockholders are entitled to receive, for each share of Patriot Common Stock held by them at the Effective Time, 0.51895 shares of New Patriot REIT Common Stock and 0.51895 shares of New Patriot Operating Company Common Stock, which shares will be paired and transferable only as a single unit. At March 31, 1997, Patriot had 44,093,496 shares of Patriot Common Stock outstanding which were assumed to be exchanged for approximately 22,882,320 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, resulting in an increase in common stock of approximately $457, which has been offset by a corresponding adjustment to Paid-in Capital.
(G) Pursuant to the Merger Agreement, Patriot stockholders will receive 0.51895 shares of New Patriot REIT Common Stock and 0.51895 shares of New Patriot Operating Company Common Stock (subject to certain REIT qualification requirements and assuming the Exchange Ratio is not adjusted due to a Patriot Average Trading Price below $17.125) for each Patriot share. The estimated value of the CJC/BMOC shares, based on the closing price of Patriot shares on October 30, 1996, of $17.125 (adjusted for the 2-for-1 stock split), is $33.00 per paired share. Based on 5,763,257 CJC/BMOC Paired Shares outstanding, the total purchase consideration is approximately $190,187. The adjustments to shareholders' equity eliminate CJC/BMOC historical equity accounts totaling $23,708 and record equity based on the number of Paired Shares held by CJC/BMOC that remain outstanding after the Merger at $33.00 per Paired Share.

                               NEW PATRIOT REIT

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                    PATRIOT   CAL JOCKEY
                                   PRO FORMA   HISTORICAL   MERGER      PRO FORMA
                                      (A)         (B)     ADJUSTMENTS     TOTAL
                                   ---------  ----------- -----------   ---------
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease revenue.....  $130,570     $   --      $  --       $130,570
 Rental of Racecourse facility
  and land.......................       --        4,918      1,764 (C)     6,682
 Interest and other income.......    10,271         494        --         10,765
                                   --------     -------     ------      --------
 Total revenue...................   140,841       5,412      1,764       148,017
                                   --------     -------     ------      --------
Expenses:
 Ground lease expense............     1,390         --       3,964 (D)     5,354
 General and administrative......     5,342       5,696     (5,046)(E)     5,992
 Interest expense................    45,201         --         --         45,201
 Real estate and personal prop-
  erty taxes and casualty insur-
  ance...........................    13,372         --         --         13,372
 Depreciation and amortization...    35,123         932      2,280 (F)    38,335
                                   --------     -------     ------      --------
 Total expenses..................   100,428       6,628      1,198       108,254
                                   --------     -------     ------      --------
Income (loss) before equity in
 earnings of unconsolidated sub-
 sidiaries and minority inter-
 ests............................    40,413      (1,216)       566        39,763
 Equity in earnings of unconsoli-
  dated subsidiaries.............     7,560         --         --          7,560
                                   --------     -------     ------      --------
Income (loss) before minority in-
 terests.........................    47,973      (1,216)       566        47,323
 Minority interest in the Patriot
  Partnership....................    (8,014)        --       1,466 (G)    (6,548)
 Minority interest in other part-
  nerships.......................      (553)        --         --           (553)
                                   --------     -------     ------      --------
Net income (loss) applicable to
 common shareholders.............  $ 39,406     $(1,216)    $2,032      $ 40,222
                                   ========     =======     ======      ========
Net income (loss) per common
 share(H)........................  $   0.89     $ (0.21)                $   1.40
                                   ========     =======                 ========
Weighted average number of common
 shares and common share equiva-
 lents outstanding...............    44,378       5,763                   28,793
                                   ========     =======                 ========

--------
(A) Represents Patriot's pro forma results of operations for the year ended December 31, 1996. See page 182.
(B) Represents the historical results of operations of Cal Jockey for the year ended December 31, 1996.
(C) Represents adjustments to Racecourse facility rental revenue as a result of (i) a proposed lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the Related Transactions and the Proposed PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(D) Represents ground lease payments to be made with respect to the proposed ground lease with an affiliate of PaineWebber.
(E) Represents adjustment for certain administrative salaries and other expenses not expected to be incurred by New Patriot REIT of $568 and approximately $1,194 of non-recurring legal fees and Merger related costs of $3,284.
(F) Represents adjustment to reduce depreciation related to the Racecourse facility by $93, offset by amortization of goodwill of $2,373 which results from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 20 years for the Racecourse facility and 5 to 7 years for F, F &
    E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(H) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                               NEW PATRIOT REIT

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                     PATRIOT  CAL JOCKEY
                                    PRO FORMA  HISTORICAL   MERGER     PRO FORMA
                                       (A)        (B)     ADJUSTMENTS    TOTAL
                                    --------- ----------- -----------  ---------
                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease revenue......   $36,551    $  --        $ --       $36,551
 Rental of Racecourse facility and
  land............................       --      1,660         100 (C)    1,760
 Interest and other income........     2,555       114         --         2,669
                                     -------    ------       -----      -------
 Total revenue....................    39,106     1,774         100       40,980
                                     -------    ------       -----      -------
Expenses:
 Ground lease expense.............       345       --          991 (D)    1,336
 General and administrative.......     3,461       456        (415)(E)    3,502
 Interest expense.................    11,709        36         (36)(F)   11,709
 Real estate and personal property
  taxes and casualty insurance....     3,380        24         --         3,404
 Depreciation and amortization....     9,064       239         559 (G)    9,862
                                     -------    ------       -----      -------
 Total expenses...................    27,959       755       1,099       29,813
                                     -------    ------       -----      -------
Income (loss) before equity in
 earnings of unconsolidated sub-
 sidiaries and minority inter-
 ests.............................    11,147     l,019        (999)      11,167
 Equity in earnings of unconsoli-
  dated subsidiaries..............     1,021       --          --         1,021
                                     -------    ------       -----      -------
Income (loss) before minority in-
 terests..........................    12,168     1,019        (999)      12,188
 Minority interest in the Patriot
  Partnership.....................    (2,019)      --          343 (H)   (1,676)
 Minority interest in other part-
  nerships........................      (219)      --          --          (219)
                                     -------    ------       -----      -------
Net income (loss) applicable to
 common shareholders..............   $ 9,930    $1,019       $(656)     $10,293
                                     =======    ======       =====      =======
Net income (loss) per common
 share(I).........................   $  0.22    $ 0.18                  $  0.35
                                     =======    ======                  =======
Weighted average number of common
 shares and common share equiva-
 lents outstanding................    44,919     5,763                   29,074
                                     =======    ======                  =======

--------
(A) Represents Patriot's pro forma results of operations for the three months ended March 31, 1997. See page 184.
(B) Represents the historical results of operations of Cal Jockey for the three months ended March 31, 1997.
(C) Represents adjustments to Racecourse facility rental revenue as a result of (i) a proposed lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the Related Transactions and the Proposed PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(D) Represents ground lease payments to be made with respect to the proposed ground lease with an affiliate of PaineWebber.
(E) Represents adjustment for non-recurring legal fees and Merger-related costs not expected to be incurred by New Patriot REIT.
(F) Represents elimination of $36 of interest expense related to the $2,900 note payable between CJC/BMOC and Patriot.
(G) Represents adjustment to reduce depreciation related to the Racecourse facility by $30, offset by amortization of goodwill of $589 which results from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by CJC/BMOC are adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 20 years for the Racecourse facility and 5 to 7 years for F, F &
    E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(H) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(I) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                         NEW PATRIOT OPERATING COMPANY

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     ---------------------------------------
                             BAY
                           MEADOWS   CAREFREE        RECENT
                          HISTORICAL RESORTS      ACQUISITIONS                 PRO FORMA
                             (A)       (B)            (C)        ADJUSTMENTS     TOTAL
                          ---------- --------     ------------   -----------   ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Room revenue...........   $   --    $29,251        $ 9,689         $ --       $ 38,940
 Food and beverage......       --     17,356          2,389           --         19,745
 Club and spa revenue...       --     24,710            --            --         24,710
 Pari-mutuel revenue....    41,476       --             --            --         41,476
 Other racing income....    10,470       --             --            --         10,470
 Club membership reve-
  nue...................       --      4,277            --            --          4,277
 Shopping center reve-
  nue...................       --      1,730            --            --          1,730
 Telephone and other ho-
  tel revenue...........       --      9,569            769           --         10,338
 Interest and other in-
  come..................     1,526       410            --            --          1,936
                           -------   -------        -------         -----      --------
 Total revenue..........    53,472    87,303         12,847           --        153,622
                           -------   -------        -------         -----      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............       --     42,175          5,105           --         47,280
 Direct operating costs
  of racing facility....    20,950       --             --            --         20,950
 Purses and incentive
  awards................    17,054       --             --            --         17,054
 Commissions, concession
  costs and Racecourse
  facility rental.......     8,483       --             --            693 (D)     9,176
 General and administra-
  tive..................     3,552     6,229            961          (561)(E)    10,181
 Repair and mainte-
  nance.................       --      7,386            659           --          8,045
 Utilities..............       --      3,480            602           --          4,082
 Marketing..............     1,436     5,589            742           --          7,767
 Management fees........       --      2,971            223           --          3,194
 Depreciation and amor-
  tization..............       754       --             --            318 (F)     1,072
 Participating lease
  payments..............       --     21,464 (G)      4,503 (G)       --         25,967
 Interest expense.......       130     1,170 (H)        --            --          1,300
 Real estate and per-
  sonal property taxes
  and insurance.........       398       --             --            --            398
 General liability
  insurance.............       --        492            164           --            656
                           -------   -------        -------         -----      --------
 Total expenses.........    52,757    90,956         12,959           450       157,122
                           -------   -------        -------         -----      --------
Income (loss) before
 income tax provision
 and minority interest..       715    (3,653)          (112)         (450)       (3,500)
 Income tax (provision)
  benefit...............      (260)      --             --            198 (I)       (62)
                           -------   -------        -------         -----      --------
Income (loss) before
 minority interest......       455    (3,653)          (112)         (252)       (3,562)
 Minority interest in
  the Patriot Operating
  Partnership...........       --        511 (J)         16 (J)       (28) (J)      499
                           -------   -------        -------         -----      --------
Net income (loss)
 applicable to common
 shareholders...........   $   455   $(3,142)       $   (96)        $(280)     $ (3,063)
                           =======   =======        =======         =====      ========
Net income (loss) per
 common share(K)........   $  0.08                                             $  (0.11)
                           =======                                             ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     5,763                                               28,793
                           =======                                             ========

--------
(A) Represents the historical results of operations of Bay Meadows for the year ended December 31, 1996.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Carefree Resort properties had been leased to New Patriot Operating Company at the beginning of the period presented.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Radisson Northbrook Hotel and the Luxeford Suites Hotel had been leased to New Patriot Operating Company at the beginning of the period presented.
(D) Represents adjustment to Racecourse facility rental expense as a result of
    (i) a proposed lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the Related Transactions and (ii) the Proposed PaineWebber Land Sale.

(E) Represents adjustment for estimated incremental general and administrative expenses of approximately $300 and certain expenses not expected to be incurred by New Patriot Operating Company of $861, including approximately $472 of non-recurring legal fees and approximately $389 of Merger-related costs.
(F) Represents an increase in depreciation of furniture and equipment of $245, and amortization of goodwill of $73 which results from the adjustment for purchase method of accounting whereby the furniture and equipment owned by Bay Meadows is adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(H) Represents interest expense incurred on promissory notes issued to the Patriot Partnership by PAH RSI Lessee in connection with the acquisition of certain assets, which assets are assumed to be acquired by New Patriot Operating Company.
(I) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma operating loss of the Carefree Resorts and the pro forma adjustments to Bay Meadows for the year ended December 31, 1996.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(K) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                         NEW PATRIOT OPERATING COMPANY

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     --------------------------------------
                             BAY
                           MEADOWS   CAREFREE        RECENT
                          HISTORICAL RESORTS      ACQUISITIONS               PRO FORMA
                             (A)       (B)            (C)       ADJUSTMENTS    TOTAL
                          ---------- --------     ------------  -----------  ---------
                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Room revenue...........   $   --    $11,059         $2,118        $ --       $13,177
 Food and beverage......       --      5,440            451          --         5,891
 Club and spa revenue...       --      8,706            --           --         8,706
 Pari-mutuel revenue....    17,099       --             --           --        17,099
 Other racing income....     3,170       --             --           --         3,170
 Club membership reve-
  nue...................       --        348            --           --           348
 Shopping center reve-
  nue...................       --        474            --           --           474
 Telephone and other ho-
  tel revenue...........       --      3,588            181          --         3,769
 Interest and other in-
  come..................       232       458            --           --           690
                           -------   -------         ------        -----      -------
 Total revenue..........    20,501    30,073          2,750          --        53,324
                           -------   -------         ------        -----      -------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............       --     12,670          1,158          --        13,828
 Direct operating costs
  of racing facility....     6,608       --             --           --         6,608
 Purses and incentive
  awards................     7,240       --             --           --         7,240
 Commissions, concession
  costs and Racecourse
  facility rental.......     3,084       --             --            17 (D)    3,101
 General and administra-
  tive..................       783     1,809            248         (249)(E)    2,591
 Repair and mainte-
  nance.................       --      2,105            142          --         2,247
 Utilities..............       --        759            190          --           949
 Marketing..............       465     1,185            220          --         1,870
 Management fees........       --      1,425             57          --         1,482
 Depreciation and amor-
  tization..............       181       --             --            87 (F)      268
 Participating lease
  payments..............       --      8,292 (G)      1,136 (G)      --         9,428
 Interest expense.......        26       293 (H)        --           --           319
 Real estate and per-
  sonal property taxes
  and insurance.........       129       --             --           --           129
 General liability
  insurance.............       122       108             22          --           252
                           -------   -------         ------        -----      -------
 Total expenses.........    18,638    28,646          3,173         (145)      50,312
                           -------   -------         ------        -----      -------
Income (loss) before
 income tax provision
 and minority interest..     1,863     1,427           (423)         145        3,012
 Income tax (provision)
  benefit...............      (748)      --             --          (457)(I)   (1,205)
                           -------   -------         ------        -----      -------
Income (loss) before
 minority interest......     1,115     1,427           (423)        (312)       1,807
 Minority interest in
  the Patriot Operating
  Partnership...........       --       (200)(J)         59 (J)     (112)(J)     (253)
                           -------   -------         ------        -----      -------
Net income (loss)
 applicable to common
 shareholders...........   $ 1,115   $ 1,227         $ (364)       $(424)     $ 1,554
                           =======   =======         ======        =====      =======
Net income (loss) per
 common share(K)........   $  0.19                                            $  0.05
                           =======                                            =======
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     5,763                                             29,074
                           =======                                            =======

--------
(A) Represents the historical results of operations of Bay Meadows for the three months ended March 31, 1997.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Carefree Resort properties had been leased to New Patriot Operating Company at the beginning of the period presented.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Radisson Northbrook Hotel and the Luxeford Suites Hotel had been leased to New Patriot Operating Company at the beginning of the period presented.
(D) Represents adjustment to Racecourse facility rental expense as a result of
    (i) a proposed lease agreement between New Patriot REIT and New Patriot Operating Company subsequent to the Merger and the Related Transactions and (ii) the Proposed PaineWebber Land Sale.
(E) Represents adjustment for estimated incremental general and administrative expenses of approximately $75 and certain expenses not expected to be incurred by New Patriot Operating Company of $324, including approximately $257 of non-recurring legal fees and approximately $67 of Merger related costs.

(F) Represents an increase in depreciation of furniture and equipment of $69, and amortization of goodwill of $18 which results from the adjustment for purchase method of accounting whereby the furniture and equipment owned by Bay Meadows is adjusted to estimated fair market value. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, Patriot believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(G) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(H) Represents interest expense incurred on promissory notes issued to the Patriot Partnership by PAH RSI Lessee in connection with the acquisition of certain assets, which assets are assumed to be acquired by New Patriot Operating Company.
(I) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma operating income of the Carefree Resorts and the pro forma adjustments to Bay Meadows for the three months ended March 31, 1997.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Merger of approximately 14.0%.
(K) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries, to Lessees. The Combined Lessees subsequent to the Merger and the Related Transactions are expected to consist of CHC Lease Partners (which leases 25 hotels), NorthCoast Lessee (which leases 9 hotels), Doubletree Lessee (which leases 6 hotels), Wyndham Lessee (which leases 2 hotels), Metro Lease Partners (which leases 1 hotel) and Grand Heritage Lessee (which leases 3 hotels). With respect to the hotels leased to PAH RSI Lessee, New Patriot REIT expects to terminate its leases with PAH RSI Lessee and re-lease such hotels to New Patriot Operating Company. PAH RSI Lessee leased six hotels from Patriot as of March 31, 1997 which have been eliminated in the following unaudited Pro Forma Condensed Combined Statements of Operations. Patriot acquired the Sheraton Park Place Hotel in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort in May 1997 and then leased these hotels to PAH RSI Lessee. The operations of the Sheraton Park Place Hotel and the Myrtle Beach Hilton Oceanfront Golf Resort have not been included in the following pro forma financial data. The Participating Leases provide for staggered terms of ten to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if 46 of the hotels that Patriot currently leases to the Combined Lessees pursuant to Participating Leases had been leased as of January 1, 1996. Six of the hotels leased to PAH RSI Lessee (excluding the Sheraton Park Place Hotel, which was acquired by Patriot in April 1997, and the Myrtle Beach Hilton Oceanfront Golf Resort, which was acquired by Patriot in May 1997) are assumed to have been leased to New Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners, and the Statement of Operations of NorthCoast Lessee filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of CHC Lease Partners, the Statement of Operations of NorthCoast Lessee and the Statement of Operations of PAH RSI Lessee filed with Patriot's Quarterly Report on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           LESSEES                   COMBINED
                                         PRE-MERGER        MERGER     LESSEES
                                          PRO FORMA     ADJUSTMENTS  PRO FORMA
                                             (A)            (G)        TOTAL
                                         -----------    ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room...................................   $260,991       $(38,940)  $222,051
 Food and beverage......................    105,234        (19,745)    85,489
 Conference center......................      2,354            --       2,354
 Club and spa revenue...................     24,710        (24,710)       --
 Club membership revenue................      4,277         (4,277)       --
 Shopping center revenue................      1,730         (1,730)       --
 Telephone and other....................     32,667        (10,748)    21,919
                                          ---------       --------   --------
    Total revenue.......................    431,963       (100,150)   331,813
                                          ---------       --------   --------
Expenses:
 Departmental costs and expenses........    177,861        (47,280)   130,581
 General and administrative.............     38,371         (6,822)    31,549
 Ground lease expense...................      2,064            --       2,064
 Repair and maintenance.................     24,460         (8,045)    16,415
 Utilities..............................     19,793         (4,082)    15,711
 Marketing..............................     35,646         (6,331)    29,315
 Interest expense.......................      1,173 (B)     (1,170)         3
 Insurance..............................      2,881           (656)     2,225
 Participating lease payments...........    130,570 (C)    (25,967)   104,603
                                          ---------       --------   --------
    Total expenses......................    432,819       (100,353)   332,466
                                          ---------       --------   --------
Income (loss) before lessee income (ex-
 pense).................................       (856)           203       (653)
                                          ---------       --------   --------
Dividend and interest income............      1,543 (D)        --       1,543
Management fees.........................    (10,265)(E)      3,195     (7,070)
Lessee general and administrative.......     (2,043)(F)        367     (1,676)
                                          ---------       --------   --------
                                            (10,765)         3,562     (7,203)
                                          ---------       --------   --------
Net loss................................  $ (11,621)      $  3,765   $ (7,856)
                                          =========       ========   ========

--------
(A) The Lessees pre-Merger pro forma results of operations represent the combined pro forma operating results of the Lessees. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the year ended December 31, 1996 and NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through December 31, 1996 and (ii) adjustments to the Lessees' combined results of operations assuming the 52 hotels currently leased by Patriot to the Lessees (including six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired in May 1997) had been leased at the beginning of the period presented.
(B) Represents pro forma interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee, assuming the notes were outstanding at the beginning of the period presented.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Patriot Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.
(G) Represents the elimination of the pro forma results of operations for the four Carefree Resorts, the Radisson Northbrook Hotel and the Luxeford Suites Hotel which are expected to be leased to New Patriot Operating Company following the Merger.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           LESSEES                   COMBINED
                                         PRE-MERGER        MERGER     LESSEES
                                          PRO FORMA     ADJUSTMENTS  PRO FORMA
                                             (A)            (G)        TOTAL
                                         -----------    ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room...................................  $ 69,862        $(13,177)   $56,685
 Food and beverage......................    27,891          (5,891)    22,000
 Conference center......................       748             --         748
 Club and spa revenue...................     8,706          (8,706)       --
 Club membership revenue................       348            (348)       --
 Shopping center........................       474            (474)       --
 Telephone and other....................     9,658          (4,227)     5,431
                                          --------        --------    -------
    Total revenue.......................   117,687         (32,823)    84,864
                                          --------        --------    -------
Expenses:
 Departmental costs.....................    46,332         (13,828)    32,504
 General and administrative.............     9,610          (1,927)     7,683
 Ground lease...........................       320             --         320
 Repairs and maintenance................     6,322          (2,247)     4,075
 Utilities..............................     4,622            (949)     3,673
 Marketing..............................     9,081          (1,405)     7,676
 Interest...............................       293 (B)        (293)       --
 Insurance..............................       631            (130)       501
 Participating lease payments...........    36,551 (C)      (9,428)    27,123
                                          --------        --------    -------
                                           113,762         (30,207)    83,555
                                          --------        --------    -------
Income (loss) before lessee income (ex-
 pense).................................     3,925          (2,616)     1,309
                                          --------        --------    -------
Dividend and interest income............       945 (D)         --         945
Management fees.........................    (3,117)(E)       1,482     (1,635)
Lessee general and administrative.......      (575)(F)         120       (455)
                                          --------        --------    -------
                                            (2,747)          1,602     (1,145)
                                          --------        --------    -------
Net income (loss).......................  $  1,178        $ (1,014)   $   164
                                          ========        ========    =======

--------
(A) The Lessees pre-Merger pro forma results of operations represent the combined pro forma operating results of the Lessees. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners, Metro Lease Partners, NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the three months ended March 31, 1997 and, for PAH RSI Lessee, for the period from inception of operations through March 31, 1997 and (ii) adjustments to the Lessees' combined results of operations assuming the 52 hotels currently leased by Patriot to the Lessees (including six of the hotel properties currently leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired in May 1997) had been leased at the beginning of the period presented.
(B) Represents pro forma interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee, assuming the notes were outstanding at the beginning of the period presented.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Patriot Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.
(G) Represents the elimination of the pro forma results of operations for the four Carefree Resorts, the Radisson Northbrook Hotel and the Luxeford Suites Hotel which are expected to be leased to New Patriot Operating Company following the Merger.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                                INTRODUCTION TO

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On April 14, 1997, Patriot and Wyndham entered into the Wyndham Merger Agreement pursuant to which Wyndham will merge with and into New Patriot REIT with New Patriot REIT being the surviving company. As a result of the Wyndham Merger, New Patriot REIT will acquire all of the assets and liabilities of Wyndham, including Wyndham's portfolio of 23 owned and leased hotels with an aggregate of 4,877 rooms, Wyndham's 64 managed and franchised properties, management and franchise agreements that have been executed for 15 properties that are currently closed for renovation or construction or are in the process of being converted to the Wyndham brand, and the proprietary brand names Wyndham, Wyndham Garden and Wyndham Hotels & Resorts. Pursuant to the Wyndham Merger Agreement, upon consummation of the Wyndham Merger each outstanding share of Wyndham Common Stock will be converted into the right to receive
0.712 paired shares, subject to certain adjustments based on the Average Trading Price of the paired shares.

  In lieu of receiving paired shares in the Wyndham Merger, Wyndham stockholders have the right to elect to receive cash in an amount per share equal to the Wyndham Exchange Ratio (as it may be adjusted) multiplied by the average closing price of the paired shares over the five trading days immediately preceding the closing of the Wyndham Merger, subject to an aggregate limitation of $100,000 of cash. If stockholders holding shares of Wyndham Common Stock with a value in excess of $100,000 elect to receive cash, such cash will be allocated on a pro rata basis among such stockholders.

  Following the Wyndham Merger, New Patriot REIT, through certain of its subsidiaries, will own the ten Wyndham hotels and will lease such hotels to New Patriot Operating Company. The 13 hotel leases assumed by New Patriot REIT will be sub-leased to New Patriot Operating Company. The 79 management and franchise contracts; the Wyndham, Wyndham Garden and Wyndham Hotels & Resorts proprietary brand names; and the Wyndham hotel management company will be transferred to corporate subsidiaries of New Patriot REIT (collectively, the "New Wyndham Entities"). New Patriot REIT will own a 99% non-voting interest and New Patriot Operating Company will own the 1% controlling voting interest in each of the New Wyndham Entities. Therefore, the operating results of the New Wyndham Entities will be consolidated with those of New Patriot Operating Company for financial reporting purposes. New Patriot REIT will account for its investment in the New Wyndham Entities using the equity method of accounting.

  New Patriot REIT will also assume Wyndham's existing indebtedness, substantially all of which is expected to be refinanced with funds drawn on the New Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Wyndham Merger Agreement, Patriot also entered into agreements with partnerships affiliated with members of the Trammell Crow family providing for the acquisition by New Patriot REIT of 11 full-service Wyndham-branded hotels with 3,072 rooms for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets. Subsequent to the Crow Acquisition, New Patriot REIT will lease the 11 hotels to New Patriot Operating Company. In addition, in connection with the Crow Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel will be terminated and New Patriot REIT will lease these hotel properties to New Patriot Operating Company. The Crow Acquisition and the Wyndham Merger are collectively referred to herein as the Proposed Wyndham Transactions.

  The Wyndham Merger and the Crow Acquisition are to be consummated concurrently and are subject to various conditions, including the consummation of the Merger and approval of the Proposed Wyndham Transactions by the stockholders of New Patriot REIT, New Patriot Operating Company and Wyndham. It is currently anticipated that the stockholders meetings to approve the Proposed Wyndham Transactions will occur in the fourth quarter of 1997.

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Proposed Wyndham Transactions for the year ended December 31, 1996 and the three months ended March 31, 1997 assume the Proposed Wyndham Transactions occurred on January 1, 1996. The Pro Forma Condensed Combined Statements of Operations are derived from the New Patriot REIT and New Patriot Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 included elsewhere in this Joint Proxy Statement/Prospectus, the Consolidated Statements of Income of Wyndham filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997, and the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the three months ended March 31, 1997 included elsewhere in this Joint Proxy Statement/Prospectus. During 1996, one of the hotels (The La Guardia Airport Hotel) was closed for renovation. As a result, the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The New Patriot REIT and New Patriot Operating Company pro forma information is also presented as if (i) the Merger and the Related Transactions were consummated on terms set forth in the Merger Agreement; (ii) the Proposed PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to New Patriot REIT, and New Patriot REIT subleased this land to New Patriot Operating Company;
(iii) New Patriot REIT leased certain land to Borders; and (iv) Patriot acquired the Recent Acquisitions and the Carefree Resorts at the beginning of the period presented. Such pro forma information is based in part upon the Separate and Combined Statements of Income of CJC/BMOC filed with CJC/BMOC's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997, as amended; the Consolidated Statements of Operations filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997; the historical financial statements of certain hotels acquired by Patriot filed in Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended; and the Pro Forma Condensed Combined Statements of Operations of the Lessees included elsewhere in this Joint Proxy Statement/Prospectus.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of New Patriot REIT and New Patriot Operating Company as adjusted for the Merger and the Related Transactions and the Proposed Wyndham Transactions would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                      NEW PATRIOT
                          NEW PATRIOT OPERATING
                             REIT       COMPANY
                          AND WYNDHAM AND WYNDHAM                    PRO FORMA
                           PRO FORMA   PRO FORMA     ELIMINATIONS      TOTAL
                          ----------- -----------    ------------    ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $187,791    $    --        $ (92,207)(A)   $ 95,584
 Hotel revenue..........        --      324,862 (B)         --         324,862
 Club and spa revenue...        --       24,710             --          24,710
 Racecourse facility
  revenue and hotel
  lease revenue.........     18,451      51,946         (18,117)(C)     52,280
 Management fees........        --       15,815             --          15,815
 Club membership
  revenue...............        --        4,277             --           4,277
 Shopping center
  revenue...............        --        1,730             --           1,730
 Service fees...........        --        3,962             --           3,962
 Reimbursement fees.....        --       14,506             --          14,506
 Interest and other
  income................     11,265      33,187          (1,204)(D)     43,248
                           --------    --------       ---------       --------
 Total revenue..........    217,507     474,995        (111,528)       580,974
                           --------    --------       ---------       --------
Expenses:
 Departmental costs--
  hotel operations......        --      171,649             --         171,649
 Racing facility
  operations............        --       47,180          (6,348)(C)     40,832
 Ground lease and hotel
  lease expense.........     16,485      11,769         (11,769)(C)     16,485
 Direct operating costs
  of management
  company...............        --       12,035             --          12,035
 Service department
  expenses..............        --        4,970             --           4,970
 Reimbursement
  expenses..............        --       15,448             --          15,448
 General and
  administrative........      6,292      31,554             (34)(D)     37,812
 Repair and
  maintenance...........        --       18,941             --          18,941
 Utilities..............        --       14,306             --          14,306
 Interest expense.......     83,664       1,300          (1,170)(D)     83,794
 Real estate and
  personal property
  taxes and casualty
  insurance.............     21,831         398             --          22,229
 Marketing..............        --       26,229             --          26,229
 Management fees........        --        3,194             --           3,194
 Depreciation and
  amortization..........     64,498      16,879             --          81,377
 Participating lease
  payments..............        --       92,207         (92,207)(A)        --
 General liability
  insurance.............        --        3,964             --           3,964
 Equity participation
  compensation..........        --        2,919             --           2,919
 Miscellaneous..........        --        1,426             --           1,426
                           --------    --------       ---------       --------
 Total expenses.........    192,770     476,368        (111,528)       557,610
                           --------    --------       ---------       --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     24,737      (1,373)            --          23,364
 Equity in earnings of
  unconsolidated
  subsidiaries..........      4,987         --            2,573 (E)      7,560
                           --------    --------       ---------       --------
Income (loss) before
 income tax provision
 and minority
 interests..............     29,724      (1,373)          2,573         30,924
 Income tax provision...       (175)     (2,192)            --          (2,367)
                           --------    --------       ---------       --------
Income (loss) before
 minority interests.....     29,549      (3,565)          2,573         28,557
 Minority interests in
  the Patriot
  Partnerships..........     (2,842)         97             --          (2,745)
 Minority interest in
  consolidated
  subsidiaries and other
  partnerships..........       (553)      2,573          (2,573)(E)       (553)
                           --------    --------       ---------       --------
Net income (loss)
 applicable to common
 shareholders...........   $ 26,154    $   (895)      $     --        $ 25,259 (F)
                           ========    ========       =========       ========
Net income (loss) per
 common paired
 share(G)...............   $   0.60    $  (0.02)                      $   0.58 (F)
                           ========    ========                       ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding............     43,721      43,721                         43,721 (F)
                           ========    ========                       ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 29 hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $225,202 and food and beverage sales of $99,660.
(C) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents the elimination of $1,170 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company and the elimination of other intercompany income and expense items.
(E) Represents the elimination of equity in losses of the New Wyndham
    Entities.

(F) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per paired share (i) assuming no Wyndham stockholders elect to receive cash ("All Stock"); (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased for cash ("Cash Option") (based on total funds available of $100,000, an estimated market price per paired share of $42.61 (based upon the average closing price for the five days prior to May 12, 1997 of Patriot's Common Stock of $22.12) and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock); and (iii) assuming an interest rate of 7.30% on the incremental borrowings per annum related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and $582,089 for Cash Option with terms of 3 to 5 years.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 7,300
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $30,371  $23,071
     Income tax provision....................................  (2,367)  (2,367)
     Minority interests in the Patriot Partnerships..........  (2,745)  (2,132)
                                                              -------  -------
     Net income applicable to common shareholders............ $25,259  $18,572
                                                              =======  =======
     Net income per paired share............................. $  0.58  $  0.45
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Proposed Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  43,721   41,375
                                                              =======  =======

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock (the "Maximum Wyndham Exchange Ratio"). On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming All Stock would result in a decrease in total consideration to approximately $600,482 which would decrease pro forma amortization of goodwill by $265. As a result, pro forma net income would be $25,499 and net income per common paired share would be $0.58. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming Cash Option would result in net income of $18,810 and net income per common paired share of $0.45.

  Additionally, the following table presents the net impact to pro forma net income applicable to common shareholders and net income per common paired share assuming the interest rate increases by 0.25%.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 7,550
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $27,845  $20,295
     Income tax provision....................................  (2,367)  (2,367)
     Minority interests in the Patriot Partnerships..........  (2,497)  (1,847)
                                                              -------  -------
     Net income applicable to common shareholders............ $22,981  $16,081
                                                              =======  =======
     Net income per paired share............................. $  0.53  $  0.39
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Proposed Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  43,721   41,375
                                                              =======  =======

    Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Proposed Wyndham Transactions has been reflected in the pro forma financial information.

(G) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                      NEW PATRIOT
                          NEW PATRIOT OPERATING
                             REIT       COMPANY
                          AND WYNDHAM AND WYNDHAM                   PRO FORMA
                           PRO FORMA   PRO FORMA     ELIMINATIONS     TOTAL
                          ----------- -----------    ------------   ----------
                             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............    $52,665    $    --         $(28,107)(A)  $ 24,558
 Hotel revenue..........        --       95,879 (B)         --         95,879
 Club and spa revenue...        --        8,706             --          8,706
 Racecourse facility
  revenue and hotel
  lease revenue.........      7,189      20,269          (7,106)(C)    20,352
 Management fees........        --        4,809             --          4,809
 Club membership
  revenue...............        --          348             --            348
 Shopping center
  revenue...............        --          474             --            474
 Service fees...........        --        1,062             --          1,062
 Reimbursement fees.....        --        3,370             --          3,370
 Interest and other
  income................      2,669      10,866            (317)(D)    13,218
                            -------    --------        --------      --------
 Total revenue..........     62,523     145,783         (35,530)      172,776
                            -------    --------        --------      --------
Expenses:
 Departmental costs--
  hotel operations......        --       44,381             --         44,381
 Racing facility
  operations............        --       16,949          (1,677)(C)    15,272
 Ground lease and hotel
  lease expense.........      6,505       5,429          (5,429)(C)     6,505
 Direct operating costs
  of management
  company...............        --        4,243             --          4,243
 Service department
  expenses..............        --        1,152             --          1,152
 Reimbursement
  expenses..............        --        3,370             --          3,370
 General and
  administrative........      3,577       8,845             --         12,422
 Repair and
  maintenance...........        --        5,499             --          5,499
 Utilities..............        --        4,089             --          4,089
 Interest expense.......     21,361         319            (317)(D)    21,363
 Real estate and
  personal property
  taxes and casualty
  insurance.............      6,717         129             --          6,846
 Marketing..............        --        7,779             --          7,779
 Management fees........        --        1,482             --          1,482
 Depreciation and
  amortization..........     16,402       4,457             --         20,859
 Participating lease
  payments..............        --       28,107         (28,107)(A)       --
 General liability
  insurance.............        --          994             --            994
 Miscellaneous..........        --           (6)            --             (6)
                            -------    --------        --------      --------
 Total expenses.........     54,562     137,218         (35,530)      156,250
                            -------    --------        --------      --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....      7,961       8,565             --         16,526
 Equity in earnings of
  unconsolidated
  subsidiaries..........      1,950         --             (963)(E)       987
                            -------    --------        --------      --------
Income before income tax
 provision and minority
 interests..............      9,911       8,565            (963)       17,513
 Income tax provision...        (44)     (4,031)            --         (4,075)
                            -------    --------        --------      --------
Income before minority
 interests..............      9,867       4,534            (963)       13,438
 Minority interests in
  the Patriot
  Partnerships..........       (946)       (350)            --         (1,296)
 Minority interest in
  consolidated
  subsidiaries and other
  partnerships..........       (219)       (963)            963(E)       (219)
                            -------    --------        --------      --------
Net income applicable to
 common shareholders....    $ 8,702    $  3,221        $    --       $ 11,923 (F)
                            =======    ========        ========      ========
Net income per common
 paired share(G)........    $  0.20    $   0.07                      $   0.27 (F)
                            =======    ========                      ========
Weighted average number
 of common paired shares
 and common paired share
 equivalents
 outstanding............     44,214      44,214                        44,214 (F)
                            =======    ========                      ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 29 hotel properties leased by New Patriot REIT to New Patriot Operating Company.
(B) Hotel revenue includes revenue from rooms of $66,280 and food and beverage sales of $29,599.
(C) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by New Patriot REIT to New Patriot Operating Company.
(D) Represents primarily the elimination of $293 of interest income and expense related to a note receivable issued to Patriot in connection with the sale of certain assets to PAH RSI Lessee, which assets are assumed to be acquired by New Patriot Operating Company and the elimination of other intercompany income and expense items.

(E) Represents the elimination of equity in income of the New Wyndham
    Entities.

(F) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Set forth below is a summary comparison of the net impact to pro forma net income applicable to common shareholders and net income per paired share (i) assuming Wyndham stockholders elect to receive cash All Stock; (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per paired share of $42.61 (based upon the average closing for the five days prior to May 12, 1997 of Patriot's Common Stock of $22.12) and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock); and (iii) assuming an average interest rate of 7.251% per annum related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and $582,089 for Cash Option with terms of 3 to 5 years.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 1,813
                                                              =======  =======
     Income before minority interests in the Patriot
      Partnerships and income tax provision (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $17,294  $15,481
     Income tax provision....................................  (4,075)  (4,075)
     Minority interests in the Patriot Partnerships..........  (1,296)  (1,175)
                                                              -------  -------
     Net income applicable to common shareholders............ $11,923  $10,231
                                                              =======  =======
     Net income per paired share............................. $  0.27  $  0.24
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Proposed Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  44,214   41,868
                                                              =======  =======

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the Maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming All Stock would result in a decrease in total consideration to approximately $600,482 which would decrease pro forma amortization of goodwill by $66. As a result pro forma net income would be $11,984 and net income per common paired share would be $0.27. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio assuming Cash Option would result in net income of $10,291 and net income per common paired share of $0.25.

  Additionally, the following table presents the net impact to pro forma net income applicable to common stockholders and net income per common paired share assuming the interest rate increases by 0.25%.

                                                                ALL     CASH
                                                               STOCK   OPTION
                                                              -------  -------
     Increase in interest expense as a result of additional
      borrowings to fund the purchase of Wyndham Common
      Stock.................................................. $   --   $ 1,875
                                                              =======  =======
     Income before income tax provision and minority
      interests in the Patriot Partnerships (after minority
      interest in consolidated subsidiaries and other
      partnerships).......................................... $16,631  $14,756
     Income tax provision....................................  (4,075)  (4,075)
     Minority interests in the Patriot Partnerships..........  (1,231)  (1,100)
                                                              -------  -------
     Net income applicable to common shareholders............ $11,325  $ 9,581
                                                              =======  =======
     Net income per paired share............................. $  0.26  $  0.23
                                                              =======  =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Proposed Wyndham
      Transactions...........................................     9.8%    10.3%
                                                              =======  =======
     Weighted average number of common paired shares and
      common paired share equivalents outstanding............  44,214   41,868
                                                              =======  =======

    Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. Deferred loan costs of approximately $6,175 related to the financing associated with the Proposed Wyndham Transactions has been reflected in the pro forma financial information.

(G) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT and New Patriot Operating Company.

              NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Proposed Wyndham Transactions had occurred as of March 31, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the New Patriot REIT and New Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 included elsewhere in this Joint Proxy Statement/Prospectus which is presented as if (i) the Merger and Related Transactions were consummated on terms set forth in the Merger Agreement; (ii) the Proposed PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to New Patriot REIT and New Patriot REIT subleased this land to New Patriot Operating Company; and (iii) New Patriot REIT leased certain land to Borders. Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of March 31, 1997, Patriot's Consolidated Balance Sheet as of March 31, 1997, and CJC/BMOC's Combined Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with Wyndham's, Patriot's and CJC/BMOC's respective Quarterly Reports on Form 10-Q for the three months ended March 31, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Proposed Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management of Patriot does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 1997, nor does it purport to represent the future financial position of New Patriot REIT and New Patriot Operating Company as adjusted for the Merger and the Related Transactions and the Proposed Wyndham Transactions.

               NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

                          NEW PATRIOT
                           REIT AND
                          NEW PATRIOT
                           OPERATING
                            COMPANY        CROW
                          PRO FORMA    ACQUISITION     WYNDHAM                     PRO FORMA
                           TOTAL(A)    PRO FORMA(B) HISTORICAL(C)   ADJUSTMENTS      TOTAL
                          -----------  ------------ -------------   -----------    ----------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
         ASSETS
Net investment in hotel
 and resort properties
 and land held for
 sale...................  $  947,722     $343,388     $140,923       $174,962 (D)  $1,606,995
Net investment in
 Racecourse facility and
 related improvements...      24,265          --           --             --           24,265
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      73,622          --           --             --           73,622
Notes and other
 receivables from
 affiliates.............         --           --        27,350            --           27,350
Notes receivable........     103,952          --         6,340            --          110,292
Investment in
 unconsolidated
 subsidiaries...........      12,140          --         1,091            --           13,231
Cash and cash
 equivalents............      13,979          --         7,087            --           21,066
Restricted cash.........      78,050          --           450            --           78,500
Securities available for
 sale...................       5,609          --           --             --            5,609
Accounts receivable,
 net....................      16,917          --        18,743            --           35,660
Goodwill................      97,216          --           --         280,695 (E)     377,911
Deferred expenses, net..      14,447          --         7,629         (1,454)(F)      20,622
Management contract
 costs..................         --           --        11,290         52,292 (G)      63,582
Trade name and franchise
 costs..................         --           --           --          85,550 (H)      85,550
Prepaid expenses and
 other assets...........      19,079          --        31,062            --           50,141
Deferred income taxes...         227          --        15,629        (15,551)(I)         305
                          ----------     --------     --------       --------      ----------
 Total assets...........  $1,407,225     $343,388     $267,594       $576,494      $2,594,701
                          ==========     ========     ========       ========      ==========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $  579,862     $343,388     $138,331       $ 30,026 (J)  $1,091,607
Dividends and
 distributions payable..      13,938          --           --             --           13,938
Accounts payable and
 accrued expenses.......      34,968          --        32,912            --           67,880
Deferred income tax
 liability..............         520          --           --          50,609 (I)      51,129
Deposits................         --           --         1,307            --            1,307
Deferred gain...........         --           --        11,880        (11,880)(I)         --
Due to unconsolidated
 subsidiaries...........       6,098          --           --             --            6,098
Minority interests in
 the Patriot
 Partnerships...........     127,262          --           --             --          127,262
Minority interest in
 other partnerships.....      13,774          --           --             --           13,774
Shareholders' equity:
 Common stock...........         573          --           200             85 (K)         858
 Paid-in capital........     646,792          --        84,342        540,203 (L)   1,271,337
 Unearned stock compen-
  sation, net...........     (16,261)         --           --                         (16,261)
 Unrealized gain from
  exchange loss.........         --           --           (33)           --              (33)
 Notes receivable from
  stockholders..........         --           --       (16,639)(M)        --          (16,639)
 Receivable from affili-
  ates..................         --           --        (1,255)(N)        --           (1,255)
 Retained earnings......        (301)         --        16,549        (32,549)(L)     (16,301)
                          ----------     --------     --------       --------      ----------
 Total shareholders' eq-
  uity..................     630,803          --        83,164        507,739       1,221,706
                          ----------     --------     --------       --------      ----------
 Total liabilities and
  shareholders' equity..  $1,407,225     $343,388     $267,594       $576,494      $2,594,701
                          ==========     ========     ========       ========      ==========

See notes on following page.

--------
(A) Represents the Pro forma Condensed Combined Balance Sheet of New Patriot REIT and New Patriot Operating Company as of March 31, 1997 which reflects the Merger and the Related Transactions.
(B) Represents adjustments to New Patriot REIT's and New Patriot Operating Company's pro forma financial position assuming the acquisition of the 11 hotel properties from partnerships affiliated with members of the Trammell Crow family had occurred at March 31, 1997.
(C) Represents historical balance sheet of Wyndham as of March 31, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Proposed Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 79 hotels. The contracts have an average remaining life of 14.6 years and provide for payment of management fees ranging from 1% to 5% of gross revenues plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham tradenames and other franchise related assets.
(I) Pursuant to the Wyndham Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Wyndham Merger.

(J) Represents financing of $6,175 of additional loan fees related to the financing of the Proposed Wyndham Transactions, estimated mortgage prepayment penalties of $16,000, and $7,851 of acquisition-related costs incurred in connection with the Proposed Wyndham Transactions.
(K) Represents the exchange of Wyndham Common Stock, for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Pursuant to the Wyndham Merger, Wyndham stockholders are entitled to receive, for each share of Wyndham Common Stock held by them, the Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. At March 31, 1997, 20,018 shares of Wyndham Common Stock were outstanding which were assumed to be exchanged for approximately 14,253 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, resulting in an adjustment to increase Wyndham Common Stock.
(L) Pursuant to the Wyndham Merger Agreement, Wyndham stockholders may elect to receive for each share of Wyndham Common Stock held by them either (i) cash for shares or (ii) 0.712 shares of New Patriot REIT Common Stock and
    0.712 shares of New Patriot Operating Company Common Stock. The estimated market price per paired share is $42.88 (based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Patriot's Common Stock of $22.25). Based on 20,018 shares of Wyndham Common Stock outstanding, the total purchase consideration is approximately $611,099. The adjustments to shareholders' equity eliminate Wyndham's historical equity accounts totaling $101,091 and record equity based on the number of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued in the exchange.

  The pro forma balances assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Set forth below is a summary comparison of the net impact to pro forma borrowings and shareholders' equity (i) assuming Wyndham stockholders elect to receive All Stock; (ii) assuming approximately 3,295 shares of Wyndham Common Stock are purchased pursuant to the Cash Option (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and the Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock); and (iii) assuming an interest rate of 7.251% related to the term loan (representing LIBOR plus 1.75%) on outstanding debt obligations of approximately $482,089 for All Stock and approximately $582,089 for the Cash Option with terms of 3 to 5 years.

                                                         ALL STOCK  CASH OPTION
                                                         ---------  -----------
   Number of shares of Wyndham Common Stock purchased
    for cash...........................................       --        3,295
                                                         ========    ========
   Cash paid for shares of Wyndham Common Stock
    (assumed to be financed through the New Credit
    Facility or other similar financing sources).......  $    --     $100,000
   Number of paired shares issued pursuant to the
    Wyndham Merger.....................................    14,253      11,906
                                                         ========    ========
   Purchase consideration for shares...................  $611,099    $511,099
   Adjustment to common stock for paired shares
    issued.............................................      (285)       (238)
   Outstanding options to purchase common stock assumed
    in the Wyndham Merger..............................    13,731      13,731
   Book value of Wyndham paid-in capital...............   (84,342)    (84,342)
                                                         --------    --------
   Adjustment to paid-in capital.......................   540,203     440,250
                                                         --------    --------
   Mortgage prepayment penalties incurred from
    refinancing of Wyndham debt........................   (16,000)    (16,000)
   Elimination of historical retained earnings.........   (16,549)    (16,549)
                                                         --------    --------
   Adjustment to retained earnings.....................   (32,549)    (32,549)
   Adjustment to common stock..........................        85          38
                                                         --------    --------
    Adjustment to shareholders' equity.................  $507,739    $407,739
                                                         ========    ========

  The Wyndham Exchange Ratio is subject to adjustment in the event that the Average Trading Price of the paired shares is less than $42.13 per paired share. If the Average Trading Price is less than $42.13 per paired share, the Wyndham Exchange Ratio will be adjusted so that each outstanding share of Wyndham Common Stock will be converted into the right to receive a number of paired shares equal to $30.00 divided by the Average Trading Price. However, if the Average Trading Price is less than $40.21 per paired share, there will be no further adjustments to the Wyndham Exchange Ratio; but in such circumstances Wyndham has the right, waivable by it, to terminate the Wyndham Merger Agreement without liability. As a result, the Maximum Wyndham Exchange Ratio would be 0.746 paired shares for each share of Wyndham Common Stock. On a pro forma basis, the effect of the Maximum Wyndham Exchange Ratio would decrease total consideration to approximately $600,482.

    In connection with the Wyndham Merger, options to purchase approximately 1,064 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham will be converted to options to purchase 757 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. Such options to purchase paired shares will vest immediately upon consummation of the Wyndham Merger. The stated exercise prices will be adjusted to reflect the Wyndham Exchange Ratio. The excess of the estimated value of a paired share of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock on the date the Wyndham Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Patriot's Common Stock of $22.25 and the Wyndham Exchange Ratio) over the stated exercise price of the options (as adjusted for the Wyndham Exchange Ratio) is reflected as additional purchase consideration for the Wyndham Merger.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial offering. In connection with the Wyndham Merger, New Patriot REIT will acquire these notes at their historical cost which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees will be acquired by New Patriot REIT at their stated historical cost, which approximates their estimated fair value, as a result of the Wyndham
    Merger.

                               NEW PATRIOT REIT

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                             NEW
                           PATRIOT
                            REIT         CROW         WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER                    PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS     TOTAL
                          ---------  ------------   ------------   -----------   ---------
                                  (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............  $130,570     $38,046        $ 19,175       $  --       $187,791
 Rental of Racecourse
  facility, land and
  hotels................     6,682         --            9,404        2,365 (D)    18,451
 Interest and other
  income................    10,765         --              500          --         11,265
                          --------     -------        --------       ------      --------
 Total revenue..........   148,017      38,046          29,079        2,365       217,507
                          --------     -------        --------       ------      --------
Expenses:
 Ground and hotel lease
  expense...............     5,354       1,325           9,806          --         16,485
 General and
  administrative........     5,992         100 (E)         200 (E)      --          6,292
 Interest expense.......    45,201      25,068 (F)      11,810 (F)    1,585 (F)    83,664
 Real estate and
  personal property
  taxes and casualty
  insurance.............    13,372       4,233           4,226          --         21,831
 Depreciation and
  amortization..........    38,335      13,077 (G)      13,086 (G)      --         64,498
                          --------     -------        --------       ------      --------
 Total expenses.........   108,254      43,803          39,128        1,585       192,770
                          --------     -------        --------       ------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    39,763      (5,757)        (10,049)         780        24,737
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     7,560         --              --        (2,573)(H)     4,987
                          --------     -------        --------       ------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    47,323      (5,757)        (10,049)      (1,793)       29,724
 Income tax provision...       --          --              --          (175)(I)      (175)
                          --------     -------        --------       ------      --------
Income (loss) before mi-
 nority interests.......    47,323      (5,757)        (10,049)      (1,968)       29,549
 Minority interest in
  the Patriot Partner-
  ship..................    (6,548)        564 (J)         985 (J)    2,157 (J)    (2,842)
 Minority interest in
  other partnerships....      (553)        --              --           --           (553)
                          --------     -------        --------       ------      --------
Net income (loss)
 applicable to common
 shareholders...........  $ 40,222     $(5,193)       $ (9,064)      $  189      $ 26,154 (K)
                          ========     =======        ========       ======      ========
Net income per common
 share(L)...............  $   1.40                                               $   0.60 (K)
                          ========                                               ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............    28,793                                                 43,721 (K)
                          ========                                               ========

-------
(A) Represents the pro forma results of operations of New Patriot REIT for the year ended December 31, 1996 which reflects the impact of the Merger and the Related Transactions. See page 150.
(B) Represents adjustments to New Patriot REIT's results of operations assuming the Crow Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to New Patriot REIT's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by New Patriot REIT from third parties and then sub-leased to New Patriot Operating Company.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by New Patriot REIT.

(F) For the Crow Acquisition, the adjustment represents interest expense incurred on net borrowings under the New Credit Facility which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Merger. New Patriot REIT expects to refinance Wyndham's long-term debt with borrowings under the New Credit Facility. New Patriot REIT will pay an estimated $16,000 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in New Patriot REIT's results of operations following the completion of the Proposed Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. Certain of the debt to be repaid contains restrictions regarding the payment of dividends with which New Patriot REIT would be unable to comply. In addition, the New Credit Facility generally has a more favorable interest rate than the debt expected to be repaid. The adjustment of $1,585 represents amortization of $1,235 related to additional loan fees to be incurred in connection with new borrowings for the Proposed Wyndham Transactions and incremental interest expense of $350. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the New Credit Facility borrowings assumes an average interest rate of 7.30% per annum related to the term loan (representing LIBOR plus 1.75%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $86,191, decrease net income applicable to common shareholders to $23,876 and decrease net income per common share to $0.55.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Wyndham Entities which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by New Patriot Operating Company.
(I) Represents provision for New Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Proposed Wyndham
    Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Proposed Wyndham Transactions) is approximately 14.0%.
(K) The pro forma amounts presented assume all of the outstanding Wyndham
    Common Stock is exchanged for paired shares of New Patriot REIT Common
    Stock and New Patriot Operating Company Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common
    Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock), pro forma interest expense would increase by $7,300, net income would be $19,461, and net income per common share would be $0.47, based on 41,375 weighted average number of common shares and common share equivalents outstanding.
(L) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                               NEW PATRIOT REIT

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                             NEW
                           PATRIOT
                            REIT        CROW         WYNDHAM
                          PRO FORMA ACQUISITION       MERGER                    PRO FORMA
                          TOTAL(A)  PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS     TOTAL
                          --------- ------------   ------------   -----------   ---------
                                  (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $36,551    $10,851        $  5,263       $  --        $52,665
 Rental of Racecourse
  facility, land and
  hotels................     1,760        --            4,838          591 (D)     7,189
 Interest and other
  income................     2,669        --              --           --          2,669
                           -------    -------        --------       ------       -------
 Total revenue..........    40,980     10,851          10,101          591        62,523
                           -------    -------        --------       ------       -------
Expenses:
 Ground and hotel lease
  expense...............     1,336        331           4,838          --          6,505
 General and
  administrative........     3,502         25 (E)          50 (E)      --          3,577
 Interest expense.......    11,709      6,225 (F)       3,550 (F)     (123)(F)    21,361
 Real estate and
  personal property
  taxes and casualty
  insurance.............     3,404      1,156           2,157          --          6,717
 Depreciation and
  amortization..........     9,862      3,269 (G)       3,271 (G)      --         16,402
                           -------    -------        --------       ------       -------
 Total expenses.........    29,813     11,006          13,866         (123)       54,562
                           -------    -------        --------       ------       -------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    11,167       (155)         (3,765)         714         7,961
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........     1,021        --              (34)         963 (H)     1,950
                           -------    -------        --------       ------       -------
Income (loss) before
 income tax provision
 and minority
 interests..............    12,188       (155)         (3,799)       1,677         9,911
 Income tax provision...       --         --              --           (44)(I)       (44)
                           -------    -------        --------       ------       -------
Income (loss) before mi-
 nority interests.......    12,188       (155)         (3,799)       1,633         9,867
 Minority interest in
  the Patriot Partner-
  ship..................    (1,676)        15 (J)         372 (J)      343 (J)      (946)
 Minority interest in
  other partnerships....      (219)       --              --           --           (219)
                           -------    -------        --------       ------       -------
Net income (loss)
 applicable to common
 shareholders...........   $10,293    $  (140)       $ (3,427)      $1,976       $ 8,702 (K)
                           =======    =======        ========       ======       =======
Net income (loss) per
 common share(L)........   $  0.35                                               $  0.20 (K)
                           =======                                               =======
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............    29,074                                                44,214 (K)
                           =======                                               =======

--------
(A) Represents the pro forma results of operations of New Patriot REIT for the three months ended March 31, 1997 which reflects the impact of the Merger and the Related Transactions. See page 151.
(B) Represents adjustments to New Patriot REIT's results of operations assuming the Crow Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Acquisition reflects the results of operations for ten hotels for the three months ended March 31, 1997.
(C) Represents adjustments to New Patriot REIT's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by New Patriot REIT from third parties and then sub-leased to New Patriot Operating Company.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by New Patriot REIT.
(F) For the Crow Acquisition, the adjustment represents interest expense incurred on net borrowings under the New Credit Facility which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which are expected to be assumed in connection with the Wyndham Merger. New Patriot REIT expects to refinance Wyndham's long-term debt with borrowings under the New Credit Facility. New Patriot REIT will pay approximately $16,000 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in New Patriot REIT's results of operations following the completion of the Proposed Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. Certain of the debt to be repaid contains restrictions regarding the payment of dividends with which New Patriot REIT would be unable to comply. In addition, the New Credit Facility generally has a more favorable interest rate than the debt expected to be repaid. The adjustment of $(123) represents amortization of $408 related to additional loan fees to be incurred in connection with new borrowings for the Proposed Wyndham Transactions and reduction in interest expense of $531. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the New Credit Facility borrowings assumes an average interest rate of 7.251% per annum related to the term loan (representing LIBOR plus 1.75%). An increase of 0.25% in the interest rate would increase pro forma interest expense to $22,023, decrease net income applicable to common shareholders to $8,104 and decrease net income per common share to $0.18, based on 44,214 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Wyndham Entities which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which will be controlled by New Patriot Operating Company.
(I) Represents provision for New Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Proposed Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Proposed Wyndham Transactions) is approximately 14.0%.
(K) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock), pro forma interest expense would increase by $1,813, net income would be $7,028, and net income per common share would be $0.17, based on 41,868 weighted average number of common shares and common share equivalents outstanding.
(L) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot REIT.

                         NEW PATRIOT OPERATING COMPANY

                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           NEW PATRIOT                 ADJUSTMENTS
                            OPERATING     ------------------------------------------
                             COMPANY          CROW         WYNDHAM
                            PRO FORMA     ACQUISITION       MERGER        WYNDHAM                     PRO FORMA
                            TOTAL(A)      PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                           -----------    ------------   ------------   ------------   -----------    ---------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue............   $ 38,940        $ 70,450       $ 99,584       $16,228       $    --       $225,202
 Food and beverage.......     19,745          39,330         32,206         8,379            --         99,660
 Club and spa revenue....     24,710             --             --            --             --         24,710
 Pari-mutuel revenue.....     41,476             --             --            --             --         41,476
 Other racing income.....     10,470             --             --            --             --         10,470
 Management fees.........        --              --          22,524           --          (6,709)(E)    15,815
 Club membership
  revenue................      4,277             --             --            --             --          4,277
 Shopping center
  revenue................      1,730             --             --            --             --          1,730
 Service fees............        --              --           3,962           --             --          3,962
 Reimbursement income....        --              --          14,506           --             --         14,506
 Telephone and other
  hotel revenue..........     10,338           9,744          6,988         1,931            --         29,001
 Interest and other
  income.................      1,936             --           2,250           --             --          4,186
                            --------        --------       --------       -------       --------      --------
 Total revenue...........    153,622         119,524        182,020        26,538         (6,709)      474,995
                            --------        --------       --------       -------       --------      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations.............     47,280          49,367         65,053         9,949            --        171,649
 Direct operating costs
  of Racecourse
  facility...............     20,950             --             --            --             --         20,950
 Purses and incentive
  awards.................     17,054             --             --            --             --         17,054
 Commissions, concession
  costs and racing
  facility rental........      9,176             --             --            --             --          9,176
 Ground lease and hotel
  lease expense..........        --              --             --            --          11,769 (F)    11,769
 Direct operating costs
  of management company
  .......................        --              --          12,035           --             --         12,035
 Service department
  expenses...............        --              --           4,970           --             --          4,970
 Reimbursement expenses..        --              --          15,448           --             --         15,448
 General and
  administrative.........     10,181          10,314          7,888         2,971            200 (G)    31,554
 Repair and maintenance..      8,045           5,219          4,533         1,144            --         18,941
 Utilities...............      4,082           4,584          4,585         1,055            --         14,306
 Marketing...............      7,767           9,104          7,620         1,738            --         26,229
 Management fees.........      3,194           5,783            --            926         (6,709)(E)     3,194
 Depreciation and
  amortization...........      1,072             --           8,110 (H)       --           7,697 (H)    16,879
 Participating lease
  payments...............     25,967 (I)      38,046 (I)     19,175 (I)     9,019 (I)        --         92,207
 Interest expense........      1,300             --             --            --             --          1,300
 Real estate and personal
  property taxes and
  insurance..............        398             --             --            --             --            398
 General liability
  insurance..............        656             624          2,449           235            --          3,964
 Equity participation
  compensation ..........        --              --           2,919           --             --          2,919
 Miscellaneous ..........        --              871            555            99            (99)        1,426
                            --------        --------       --------       -------       --------      --------
 Total expenses..........    157,122         123,912        155,340        27,136         12,858       476,368
                            --------        --------       --------       -------       --------      --------
Income (loss) before
 income tax provision and
 minority interests......     (3,500)         (4,388)        26,680          (598)       (19,567)       (1,373)
 Income tax (provision)
  benefit................        (62)            --          (3,991)(J)       --           1,861 (J)    (2,192)
                            --------        --------       --------       -------       --------      --------
Income (loss) before mi-
 nority interests........     (3,562)         (4,388)        22,689          (598)       (17,706)       (3,565)
 Minority interest in the
  Patriot Operating
  Partnership............        499             430 (K)     (2,224)(K)        59 (K)      1,333 (K)        97
 Minority interest in
  consolidated
  subsidiaries...........        --              --             --            --           2,573 (L)     2,573
                            --------        --------       --------       -------       --------      --------
Net income (loss)
 applicable to common
 shareholders............   $ (3,063)       $ (3,958)      $ 20,465       $  (539)      $(13,800)     $   (895)(M)
                            ========        ========       ========       =======       ========      ========
Net income (loss) per
 common share(N).........   $  (0.11)                                                                 $  (0.02)(M)
                            ========                                                                  ========
Weighted average number
 of common shares and
 common share equivalents
 outstanding.............     28,793                                                                    43,721 (M)
                            ========                                                                  ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of New Patriot Operating Company for the year ended December 31, 1996 which reflects the Merger and the Related Transactions. See page 152.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Crow Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents adjustments to New Patriot Operating Company's results of operations assuming the two hotels currently leased by Wyndham Lessee were leased by New Patriot Operating Company at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Wyndham Lessee which are assumed to be leased by New Patriot Operating Company and managed by a New Wyndham Entity.
(F) Represents pro forma lease expense related to the sub-lease agreement with New Patriot REIT for those hotel properties leased by New Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by New Patriot Operating Company.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over a 40-year estimated useful life. Amortization of management contracts is computed using the straight-line method over the 14.6-year average remaining term of the related franchise agreements.
(I) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to New Patriot Operating Company's estimated federal and state tax provision for the Proposed Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Proposed Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Proposed Wyndham Transactions) is approximately 14.0%.
(L) Represents adjustment for minority interest in the New Wyndham Entities held by New Patriot REIT.
(M) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT and New Patriot Operating Company Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock averaging $22.12, and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock), pro forma net loss would be $(890), and net loss per common share would be $(0.02), based on 41,375 weighted average number of common shares and common share equivalents outstanding.
(N) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                         NEW PATRIOT OPERATING COMPANY

                 ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                          NEW PATRIOT              ADJUSTMENTS
                           OPERATING  ------------------------------------------
                            COMPANY       CROW         WYNDHAM
                           PRO FORMA  ACQUISITION       MERGER        WYNDHAM                   PRO FORMA
                           TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)  ADJUSTMENTS     TOTAL
                          ----------- ------------   ------------   ------------  -----------   ---------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Room revenue...........    $13,177     $20,031        $28,576         $4,496       $   --      $ 66,280
 Food and beverage......      5,891      10,311         11,060          2,337           --        29,599
 Club and spa revenue...      8,706         --             --             --            --         8,706
 Pari-mutuel revenue....     17,099         --             --             --            --        17,099
 Other racing income....      3,170         --             --             --            --         3,170
 Management fees........        --          --           6,098            --         (1,289)(E)    4,809
 Club membership
  revenue...............        348         --             --             --            --           348
 Shopping center
  revenue...............        474         --             --             --            --           474
 Service fees...........        --          --           1,062            --            --         1,062
 Reimbursement income...        --          --           3,370            --            --         3,370
 Telephone and other
  hotel revenue.........      3,769       2,598          2,688            490           --         9,545
 Interest and other
  income................        690         --             631            --            --         1,321
                            -------     -------        -------         ------       -------     --------
 Total revenue..........     53,324      32,940         53,485          7,323        (1,289)     145,783
                            -------     -------        -------         ------       -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     13,828      13,298         14,641          2,614           --        44,381
 Operating expense......        --          --           4,243            --            --         4,243
 Service department
  expenses..............        --          --           1,152            --            --         1,152
 Reimbursement
  expenses..............        --          --           3,370            --            --         3,370
 Direct operating costs
  of Racecourse
  facilities............      6,608         --             --             --            --         6,608
 Purses and incentive
  awards................      7,240         --             --             --            --         7,240
 Commissions,
  concessions costs and
  racing facility
  rental................      3,101         --             --             --            --         3,101
 General and
  administrative........      2,591       2,841          2,642            729            50 (G)    8,853
 Sublease for GHALP
  Hotels................        --          --             --             --          5,429 (F)    5,429
 Repair and
  maintenance...........      2,247       1,346          1,636            270           --         5,499
 Utilities..............        949       1,304          1,577            259           --         4,089
 Marketing..............      1,870       2,502          2,951            456           --         7,779
 Management fees........      1,482       1,050            --             239        (1,289)(E)    1,482
 Depreciation and
  amortization..........        268         --           2,559            --          1,630 (H)    4,457
 Participating lease
  payments..............      9,428      10,851 (I)      5,263 (I)      2,565 (I)       --        28,107
 Interest expense.......        319         --             --             --            --           319
 Real estate and
  personal property
  taxes and casuality
  insurance ............        129         --             --             --            --           129
 General liability
  insurance ............        252          97            612             33           --           994
 Foreign currency
  exchange..............        --          --              (6)           --            --            (6)
 Other..................        --           39            (47)            54           (54)          (8)
                            -------     -------        -------         ------       -------     --------
 Total expenses.........     50,312      33,328         40,593          7,219         5,766      137,218
                            -------     -------        -------         ------       -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............      3,012        (388)        12,892            104        (7,055)       8,565
 Income tax (provision)
  benefit...............     (1,205)        --          (2,992)(J)        --            166 (J)   (4,031)
                            -------     -------        -------         ------       -------     --------
Income (loss) before mi-
 nority interests.......      1,807        (388)         9,900            104        (6,889)       4,534
 Minority interest in
  the Patriot Operating
  Partnership...........       (253)         38 (K)       (970)(K)        (10)(K)       845 (K)     (350)
 Minority interest in
  consolidated
  subsidiaries..........        --          --             --             --           (963)(L)     (963)
                            -------     -------        -------         ------       -------     --------
Net income (loss)
 applicable to common
 shareholders...........    $ 1,554     $  (350)       $ 8,930         $   94       $(7,007)    $  3,221 (M)
                            =======     =======        =======         ======       =======     ========
Net income per common
 share(N)...............    $  0.05                                                             $   0.07 (M)
                            =======                                                             ========
Weighted average number
 of common shares and
 common share
 equivalents
 outstanding............     29,074                                                               44,214 (M)
                            =======                                                             ========

See notes on following page.

--------
(A) Represents the pro forma results of operations of New Patriot Operating Company for the three months ended March 31, 1997 which reflects the Merger and the Related Transactions. See page 154.
(B) Represents adjustments to New Patriot Operating Company's results of operations assuming the Crow Acquisition had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Acquisition reflects the results of operations for ten hotels for the year ended December 31, 1996.
(C) Represents adjustments to New Patriot Operating Company's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents adjustments to New Patriot Operating Company's results of operations assuming the two hotels currently leased by Wyndham Lessee has been leased by New Patriot Operating Company at the beginning of the period presented.
(E) Represents the elimination of management fees for the hotels previously leased to the Wyndham Lessee which are assumed to be leased by New Patriot Operating Company and managed by a New Wyndham Entity.
(F) Represents pro forma lease expense related to the sub-lease agreement with New Patriot REIT for those hotel properties leased by New Patriot REIT from third party owners.
(G) Represents incremental general and administrative expenses expected to be incurred by New Patriot Operating Company.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over a 40-year estimated useful life. Amortization of management contracts is computed using the straight-line method over the 14.6-year average remaining term of the related franchise agreements.
(I) Represents lease payments from New Patriot Operating Company to New Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to New Patriot Operating Company's estimated federal and state tax provision for the Proposed Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Proposed Wyndham Transactions of approximately 9.8%. The estimated minority interest percentage subsequent to the Merger (and prior to the Proposed Wyndham Transactions) is approximately 14.0%.
(L) Represents adjustment for minority interest in the New Wyndham Entities held by New Patriot REIT.

(M) The pro forma amounts presented assume all of the outstanding Wyndham Common Stock is exchanged for paired shares of New Patriot REIT and New Patriot Operating Company Common Stock. If the maximum number of shares of Wyndham Common Stock are purchased for cash (based on total funds available of $100,000, an estimated market price per paired share of $42.61, based upon the average closing price for the five days prior to May 12, 1997, of Patriot's Common Stock of $22.12, and a Wyndham Exchange Ratio equal to 0.712 paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock for each share of Wyndham Common Stock), pro forma net income would be $3,203, and net income per common share would be $0.08, based on 41,868 weighted average number of common shares and common share equivalents outstanding.
(N) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of New Patriot Operating Company.

                               COMBINED LESSEES

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees. The Combined Lessees subsequent to the Proposed Wyndham Transactions and the Merger and the Related Transactions are expected to consist of CHC Lease Partners (which leases 25 hotels), NorthCoast Lessee (which leases 9 hotels), Doubletree Lessee (which leases 6 hotels), Metro Lease Partners (which leases 1 hotel) and Grand Heritage Lessee (which leases 3 hotels). With respect to the hotels leased to PAH RSI Lessee, subsequent to completion of the Merger and the Related Transactions, New Patriot REIT expects to terminate its leases with PAH RSI Lessee and re-lease such hotels to New Patriot Operating Company. With respect to the two hotels currently leased to Wyndham Lessee (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel), subsequent to the completion of the Proposed Wyndham Transactions, New Patriot REIT expects to terminate its leases with Wyndham Lessee and re-lease such hotels to New Patriot Operating Company. The Participating Leases provide for staggered terms of ten to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if the hotels that Patriot currently leases to the Combined Lessees pursuant to Participating Leases had been leased as of January 1, 1996. Six of the hotels leased to PAH RSI Lessee (excluding the Sheraton Park Place Hotel which was acquired in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort which was acquired by Patriot in May 1997) and the two hotels leased to Wyndham Lessee are assumed to have been leased to New Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners and the Statement of Operations of NorthCoast Lessee filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of CHC Lease Partners, the Statement of Operations of NorthCoast Lessee and the Statement of Operations of PAH RSI Lessee filed with Patriot's Quarterly Report on Form 10-Q for the three months ended March 31, 1997 and the Pro Forma Statement of Operations of the Combined Lessees located elsewhere in this Joint Proxy Statement/Prospectus. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                          COMBINED
                                           LESSEES        WYNDHAM
                                          PRO FORMA        LESSEE    PRO FORMA
                                          TOTAL(A)      PRO FORMA(B)   TOTAL
                                          ---------     ------------ ---------
                                                   (IN THOUSANDS)
Revenue:
 Room.................................... $222,051        $(16,228)  $205,823
 Food and beverage.......................   85,489          (8,379)    77,110
 Conference center.......................    2,354             --       2,354
 Telephone and other.....................   21,919          (1,931)    19,988
                                          --------        --------   --------
    Total revenue........................  331,813         (26,538)   305,275
                                          --------        --------   --------
Expenses:
 Departmental costs and expenses.........  130,581          (9,949)   120,632
 General and administrative..............   31,549          (2,971)    28,578
 Ground lease expense....................    2,064             --       2,064
 Repair and maintenance..................   16,415          (1,144)    15,271
 Utilities...............................   15,711          (1,055)    14,656
 Marketing...............................   29,315          (1,738)    27,577
 Interest expense........................        3             --           3
 Insurance...............................    2,225            (235)     1,990
 Participating lease payments............  104,603 (C)      (9,019)    95,584
                                          --------        --------   --------
    Total expenses.......................  332,466         (26,111)   306,355
                                          --------        --------   --------
Income (loss) before lessee income
 (expense)...............................     (653)           (427)    (1,080)
                                          --------        --------   --------
Dividend and interest income.............    1,543 (D)         --       1,543
Management fees..........................   (7,070)(E)         926     (6,144)
Lessee general and administrative........   (1,676)(F)          99     (1,577)
                                          --------        --------   --------
                                            (7,203)          1,025     (6,178)
                                          --------        --------   --------
Net loss................................. $ (7,856)       $    598   $ (7,258)
                                          ========        ========   ========

--------
(A) The Combined Lessees pro forma results of operations represent the combined pro forma operating results of the Lessees after consummation of the Merger and the Related Transactions. See page 157. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the year ended December 31, 1996 and the combined historical results of operations of NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through December 31, 1996 and (ii) adjustments to the combined Lessees results of operations assuming the 46 hotels currently leased by Patriot to the Lessees (excluding six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997) had been leased at the beginning of the period presented.
(B) Represents the elimination of the pro forma results of operations for the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel which are currently leased to the Wyndham Lessee and which, following the Proposed Wyndham Transactions, are expected to be leased to New Patriot Operating Company.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Patriot Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                               COMBINED LESSEES

                ADJUSTED FOR THE PROPOSED WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           COMBINED
                                            LESSEES       WYNDHAM
                                           PRO FORMA       LESSEE    PRO FORMA
                                           TOTAL(A)     PRO FORMA(B)   TOTAL
                                           ---------    ------------ ---------
                                                    (IN THOUSANDS)
Revenue:
 Room.....................................  $56,685       $(4,496)    $52,189
 Food and beverage........................   22,000        (2,337)     19,663
 Conference center........................      748           --          748
 Telephone and other......................    5,431          (490)      4,941
                                            -------       -------     -------
    Total revenue.........................   84,864        (7,323)     77,541
                                            -------       -------     -------
Expenses:
 Departmental costs and expenses..........   32,504        (2,614)     29,890
 General and administrative...............    7,683          (729)      6,954
 Ground lease expense.....................      320           --          320
 Repair and maintenance...................    4,075          (270)      3,805
 Utilities................................    3,673          (259)      3,414
 Marketing................................    7,676          (456)      7,220
 Insurance................................      501           (33)        468
 Participating lease payments.............   27,123 (C)    (2,565)     24,558
                                            -------       -------     -------
    Total expenses........................   83,555        (6,926)     76,629
                                            -------       -------     -------
Income (loss) before lessee income
 (expense)................................    1,309          (397)        912
                                            -------       -------     -------
Dividend and interest income..............      945 (D)       --          945
Management fees...........................   (1,635)(E)       239      (1,396)
Lessee general and administrative.........     (455)(F)        54        (401)
                                            -------       -------     -------
                                             (1,145)          293        (852)
                                            -------       -------     -------
Net income (loss).........................  $   164       $  (104)    $    60
                                            =======       =======     =======

--------
(A) The Combined Lessees' pro forma results of operations represent the combined pro forma operating results of the Lessees after consummation of the Merger and the Related Transactions. See page 158. These Lessees' pro forma results of operations include (i) the combined historical results of operations of CHC Lease Partners, Metro Lease Partners, NorthCoast Lessee, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the three months ended March 31, 1997 and (ii) adjustments to the combined Lessees results of operations assuming the 46 hotels currently leased by Patriot to the Lessees (excluding six of the hotel properties leased to PAH RSI Lessee as of March 31, 1997 and excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997) had been leased at the beginning of the period presented.
(B) Represents the elimination of the pro forma results of operations for the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel which are currently leased to the Wyndham Lessee and which, following the Proposed Wyndham Transactions, are expected to be leased to New Patriot Operating Company.
(C) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(D) Includes dividend income on OP Units in the Patriot Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast Lessee, respectively. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(E) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(F) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                             PATRIOT (PRE MERGER)

                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  Patriot completed the Initial Offering on October 2, 1995 and commenced operations. Upon completion of the Initial Offering, Patriot, through its wholly-owned subsidiary, PAH LP, contributed substantially all of the net proceeds of the Initial Offering to the Patriot Partnership in exchange for an approximate 85.3% limited partnership interest in the Patriot Partnership. Patriot, through its wholly-owned subsidiary, PAH GP, is the sole general partner and the holder of a 1.0% general partnership interest in the Patriot Partnership.

  The Patriot Partnership used approximately $263,600 of the net proceeds of the Initial Offering to acquire ownership interests in 20 hotels (the "Initial Hotels") from various entities (the "Selling Entities") and to repay existing mortgage and other indebtness of the Initial Hotels. In consideration for the sale of the Initial Hotels, certain owners in the Selling Entities, including affiliates of Patriot, elected to receive OP Units in the Patriot Partnership. The 2,324,312 OP Units received by such owners represented an approximate 13.7% equity interest in the Patriot Partnership as Patriot commenced operations. The balance of the proceeds from the Initial Offering, together with proceeds from the Line of Credit, were used to finance acquisitions of two additional hotel investments, to provide for renovations to existing hotels and for general working capital during 1995.

  During 1996, Patriot acquired 24 additional hotel properties, utilizing cash drawn on its Line of Credit and issuing 600,703 OP Units of the Patriot Partnership in connection with the purchases. In May 1996, Patriot sold an aggregate of approximately $40,000 of equity securities in the Private Placement. The proceeds of the Private Placement were used primarily to reduce amounts outstanding under the Line of Credit.

  During the third quarter of 1996, Patriot completed the Follow-On Offering. The offering price of all shares sold in the Follow-On Offering was $14.125 per share, resulting in net proceeds (less the underwriters' discount and offering expenses) of approximately $160,222, of which approximately $151,963 was used to reduce amounts outstanding under the Line of Credit. As a result, at December 31, 1996, the Patriot Partnership owned interests in 46 hotels in 18 states with an aggregate 11,340 guest rooms and Patriot owned an approximate 87.3% interest in the Patriot Partnership.

  In the first quarter of 1997, Patriot acquired ownership interests in the Recent Acquisitions. Subsequent to March 31, 1997, Patriot acquired the Sheraton Park Place Hotel in Minneapolis, Minnesota and the Myrtle Beach Hilton Oceanfront Golf Resort. These acquisitions were financed primarily with funds drawn on the Line of Credit.

  In addition, in January 1997, Patriot acquired the Carefree Resorts for a total purchase price of approximately $264 million. The acquisition of the Carefree Resorts was primarily financed with funds drawn on the Line of Credit and the issuance of 1,295,077 OP Units of the Patriot Partnership.

  As of March 31, 1997, Patriot owned interests in 54 hotels and resorts in 21 states with an aggregate of 12,671 guest rooms and had an approximate 83.1% interest in the Patriot Partnership.

  The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 of Patriot are presented as if (i) the Private Placement and the Follow-On Offering, (ii) the acquisition of 24 additional hotel properties in 1996 including a hotel owned through a Non-Controlled Subsidiary, (iii) the acquisition of the Carefree Resorts and the Recent Acquisitions (excluding the Sheraton Park Place Hotel acquired by Patriot in April 1997 and the Myrtle Beach Hilton Oceanfront Golf Resort acquired by Patriot in May 1997 and leased to PAH RSI Lessee) and (iv) the funding of the mortgage notes to affiliates of CHC Lease Partners had occurred on January 1, 1996. Such pro forma information is based in part upon the Consolidated Statements of Operations of Patriot filed with Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the three months ended March 31, 1997; the historical financial statements of certain hotels acquired by Patriot filed in Patriot's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended; and the Pro Forma Condensed Combined Statements of Operations of the Lessees. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Financial Statements do not reflect the Merger and the Related Transactions.

  The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of Patriot would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Consolidated Statement of Operations for the interim period ended March 31, 1997 is not necessarily indicative of the results of operations for the full year.

                             PATRIOT (PRE MERGER)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     ------------------------------------
                           PATRIOT                    RECENT     CAREFREE
                          HISTORICAL ADJUSTMENTS   ACQUISITIONS  RESORTS      PRO FORMA
                             (A)         (B)           (C)         (D)          TOTAL
                          ---------- -----------   ------------  --------     ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $75,893     $27,111 (E)    $6,102 (E) $21,464 (E)  $130,570
 Interest and other in-
  come..................       600       8,501 (F)       --        1,170 (F)    10,271
                           -------     -------        ------     -------      --------
 Total revenue..........    76,493      35,612         6,102      22,634       140,841
                           -------     -------        ------     -------      --------
Expenses:
 Ground lease expense...     1,075         315 (G)       --          --          1,390
 General and administra-
  tive..................     4,500         742 (H)       --          100 (H)     5,342
 Interest expense.......     7,380      20,502 (I)     3,240 (I)  14,079 (I)    45,201
 Real estate and per-
  sonal property taxes
  and casualty
  insurance.............     7,150       3,703 (J)     1,076 (J)   1,443 (J)    13,372
 Depreciation and amor-
  tization..............    17,420       8,451 (K)     1,843 (K)   7,409 (K)    35,123
                           -------     -------        ------     -------      --------
 Total expenses.........    37,525      33,713         6,159      23,031       100,428
                           -------     -------        ------     -------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries and
 minority interests.....    38,968       1,899           (57)       (397)       40,413
 Equity in earnings of
  unconsolidated
  subsidiaries..........     5,845       1,372 (L)       --          343 (M)     7,560
                           -------     -------        ------     -------      --------
Income (loss) before
 minority interests.....    44,813       3,271           (57)        (54)       47,973
 Minority interest in
  the Patriot
  Partnership...........    (6,767)     (1,247)          --          --         (8,014)(N)
 Minority interest in
  other partnerships....       (55)       (650)(O)       152 (O)     --           (553)
                           -------     -------        ------     -------      --------
Net income (loss)
 applicable to common
 shareholders...........   $37,991     $ 1,374        $   95       $ (54)     $ 39,406
                           =======     =======        ======     =======      ========
Net income per common
 share (P)(Q)...........   $  1.06                                            $   0.89
                           =======                                            ========
Weighted average number
 of common shares and
 common share
 equivalents outstanding
 (P) ...................    35,938                                              44,378
                           =======                                            ========

--------
(A) Represents Patriot's historical results of operations for the year ended December 31, 1996.
(B) Represents adjustments to Patriot's results of operations assuming the Private Placement, the Follow-On Offering and the acquisition of the 24 hotels in 1996 had occurred as of the beginning of the period presented.
(C) Represents adjustments to Patriot's results of operations assuming the acquisition of the four Recent Acquisitions: the Luxeford Suites Hotel, the Holiday Inn Redmont Hotel, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel, had occurred at the beginning of the period presented.
(D) Represents adjustments to Patriot's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by the Carefree Resorts are excluded because Patriot anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.
(E) Represents lease payments from the Lessees to the Patriot Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(F) Pro forma interest and other income consists of historical interest and other income of approximately $600 related to the 46 hotels owned as of December 31, 1996, an adjustment for pro forma interest income of $21 earned on notes receivable issued to the Patriot Partnership by certain of the Non-Controlled Subsidiaries, and pro forma interest income of $1,170 earned on notes receivable issued to the Patriot Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees (assuming such notes were outstanding at the beginning of the period presented), resulting in pro forma interest and other income of $1,791. In addition, pro forma interest and other income has been adjusted to include $8,480 of interest income earned on $103,000 of mortgage notes receivable from certain affiliates of CHC Lease Partners which bear interest at an annual rate equal to LIBOR plus 2.75%.
(G) Represents ground lease payments to be made with respect to certain of the hotels.
(H) Represents increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company and the continued growth of Patriot. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.

(I) Pro forma interest expense consists of historical interest expense and amortization of deferred loan costs of $7,380, pro forma interest expense of approximately $8,966 related to the 46 hotels owned as of December 31, 1996, pro forma interest expense of approximately $3,240 related to the Recent Acquisitions, and pro forma interest expense of approximately $14,079 related to the acquisition of Carefree Resorts. Pro forma interest expense also includes an adjustment to reflect interest expense of approximately $7,391 incurred on net borrowings under the Line of Credit which will be used to fund $103,000 in mortgage notes receivable from certain affiliates of CHC Lease Partners. In addition, pro forma interest expense includes adjustments to reflect additional interest expense of approximately $762 related to borrowings under the Line of Credit used to fund deferred loan costs of approximately $10,150 associated with the modification and extension of the Line of Credit and amortization of such deferred loan costs of approximately $3,383. Deferred loan costs are amortized over the term of the related loan.
    Additionally, a 0.25% increase in the interest rate on the Line of Credit would increase interest expense to $46,522, decrease net income to $38,308 and decrease net income per common share to $0.86 per share.

    Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).
(J) Represents real estate and personal property taxes, and casualty insurance to be paid by the Patriot Partnership.
(K) Represents adjustments to depreciation on the Patriot hotels owned as of December 31, 1996 of $8,441 and amortization of $10. the adjustments related to the Recent Acquisitions and the Carefree Resorts acquisition represent depreciation. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using the straight-line method over the terms of the related franchise agreement.
(L) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.
(M) Represents equity in income of PAH Boulders, Inc.
(N) Represents the adjustments to minority interest assuming the acquisition of the 24 hotels by Patriot in 1996, including the hotels owned through the Non-Controlled Subsidiaries, the Private Placement and the Follow-On Offering of Patriot's common stock, the acquisition of the Recent Acquisitions, and the acquisition of the Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions and the Carefree Resorts, the minority interest percentage was approximately 12.7%. Subsequent to the acquisition of the Carefree Resorts, the minority interest percentage was approximately
    16.9%.
(O) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the six hotels owned by such partnerships had been acquired at the beginning of the period presented.
(P) The net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the 2-for-1 stock split effected in the form of a stock dividend.
(Q) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Patriot.

                             PATRIOT (PRE MERGER)

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                           PRO FORMA ADJUSTMENTS
                                     -------------------------------------
                           PATRIOT                    RECENT      CAREFREE
                          HISTORICAL               ACQUISITIONS   RESORTS     PRO FORMA
                             (A)     ADJUSTMENTS       (B)          (C)         TOTAL
                          ---------- -----------   ------------   --------    ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue...............   $35,013     $   --         $ 618 (D)    $ 920 (D)   $36,551
 Interest and other in-
  come..................       375       2,125 (E)      --            55 (E)     2,555
                           -------     -------        -----        -----       -------
 Total revenue..........    35,388       2,125          618          975        39,106
                           -------     -------        -----        -----       -------
Expenses:
 Ground lease expense...       345         --           --           --            345
 General and administra-
  tive..................     2,782         679 (F)      --           --          3,461
 Interest expense.......     7,805       2,870 (G)      365 (G)      669 (G)    11,709
 Real estate and per-
  sonal property taxes
  and casualty
  insurance.............     3,201         --           120 (H)       59 (H)     3,380
 Depreciation and amor-
  tization..............     8,496         --           229 (I)      339 (I)     9,064
                           -------     -------        -----        -----       -------
 Total expenses.........    22,629       3,549          714        1,067        27,959
                           -------     -------        -----        -----       -------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries and
 minority interests.....    12,759      (1,424)         (96)         (92)       11,147
 Equity in earnings of
  unconsolidated
  subsidiaries..........     1,021         --           --           --          1,021
                           -------     -------        -----        -----       -------
Income (loss) before
 minority interests.....    13,780      (1,424)         (96)         (92)       12,168
 Minority interest in
  the Patriot
  Partnership...........    (2,232)        213 (J)      --           --         (2,019)(J)
 Minority interest in
  other partnerships....      (200)        --           (19) (K)     --           (219)
                           -------     -------        -----        -----       -------
Net income (loss)
 applicable to common
 shareholders...........   $11,348     $(1,211)       $(115)       $ (92)      $ 9,930
                           =======     =======        =====        =====       =======
Net income per common
 share (L)(M)...........   $  0.25                                             $  0.22
                           =======                                             =======
Weighted average number
 of common shares and
 common share
 equivalents outstanding
 (L) ...................    44,552                                              44,919
                           =======                                             =======

--------
(A) Represents Patriot's historical results of operations for the three months ended March 31, 1997.
(B) Represents adjustments to Patriot's results of operations assuming the acquisition of the four Recent Acquisitions: the Luxeford Suites Hotel, the Holiday Inn Redmont Hotel, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel, had occurred at the beginning of the period presented.
(C) Represents adjustments to Patriot's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by the Carefree Resorts are excluded because Patriot anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.
(D) Represents lease payments from the Lessees to the Patriot Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(E) Pro forma interest and other income consists of historical interest and other income of $375 related to the 54 hotels owned as of March 31, 1997 and pro forma interest income of $55 earned on notes receivable issued to the Patriot Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees (assuming such notes were outstanding at the beginning of the period presented), resulting in pro forma interest and other income of $430. In addition, pro forma interest and other income has been adjusted to include $2,125 of interest income earned on $103,000 of mortgage notes receivable from certain affiliates of CHC Lease Partners which bear interest at an annual rate equal to LIBOR plus 2.75%, assuming such notes were outstanding at the beginning of the period presented.
(F) Represents amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.
(G) Pro forma interest expense consists of historical interest expense and amortization of deferred loan costs of $7,805, pro forma interest expense of approximately $365 incurred on the net borrowings under the Line of Credit related to the Recent Acquisitions and pro forma interest expense of approximately $669 incurred on the Carefree Resorts, resulting in pro forma interest expense of $8,839. Pro forma interest expense also includes an adjustment to reflect interest expense of approximately $1,835 incurred on net borrowings under the Line of Credit which will be used to fund $103,000 in mortgage notes receivable from certain affiliates of CHC Lease Partners. In addition, pro forma interest expense includes adjustments to reflect additional interest expense of approximately $189 related to borrowings under the Line of Credit used to fund deferred loan costs of approximately $10,150 associated with the expansion and modification of the Line of Credit and the amortization of such deferred loan costs of approximately $846. Deferred loan costs are amortized over the term of the related loan.

    Additionally, a 0.25% increase in the interest rate on the Line of Credit would increase interest expense to $12,071, decrease net income to $9,628 and decrease net income per common share to $0.21 per share.

    Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).
(H) Re presents real estate and personal property taxes, and casualty insurance to be paid by the Patriot Partnership.
(I) Represents adjustments to depreciation on the Recent Acquisitions and the Carefree Resorts. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(J) Represents the adjustments to minority interest assuming the acquisition of the Recent Acquisitions and the acquisition of the Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions and the Carefree Resorts, the minority interest percentage was approximately 12.7%. Subsequent to the acquisition of the Carefree Resorts, the minority interest percentage was approximately 16.9%.
(K) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the six hotels owned by such partnerships had been acquired at the beginning of the period presented.
(L) The net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the 2-for-1 stock split effected in the form of a stock dividend.
(M) In February 1997, the Financial Accounting Standards Board issued
    Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the earnings per share of Patriot.

                             PATRIOT (PRE MERGER)

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1997
                                  (UNAUDITED)

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the funding of the mortgage notes to certain affiliates of CHC Lease Partners had occurred on March 31, 1997. Such pro forma information is based in part upon Patriot's Consolidated Balance Sheet as of March 31, 1997 and should be read in conjunction with the financial statements filed with Patriot's Quarterly Report on Form 10-Q for the period ended March 31, 1997. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made.

  The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above described transaction had been completed as of March 31, 1997, nor does it purport to represent the future financial position of Patriot.

                                           PATRIOT     PRO FORMA    PRO FORMA
                                          HISTORICAL  ADJUSTMENTS     TOTAL
                                          ----------  -----------   ----------
                                          (IN THOUSANDS, EXCEPT SHARE DATA)
                 ASSETS
Net investment in hotel and resort prop-
 erties and land held for sale..........    $947,722   $    --      $  947,722
Mortgage notes and other receivables
 from unconsolidated subsidiaries.......      73,622        --          73,622
Notes receivable........................      10,189    103,000(A)     113,189
Investment in unconsolidated subsidiar-
 ies....................................      12,140        --          12,140
Cash and cash equivalents...............       6,271        --           6,271
Accounts receivable.....................      15,648        --          15,648
Deferred expenses, net..................       4,297     10,150(B)      14,447
Prepaid expenses and other assets.......      12,009        --          12,009
                                          ----------   --------     ----------
 Total assets...........................  $1,081,898   $113,150     $1,195,048
                                          ==========   ========     ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under line of credit and
 mortgage notes.........................    $466,712   $113,150(C)  $  579,862
Dividends and distributions payable.....      13,938        --          13,938
Accounts payable and accrued expenses...      13,498        --          13,498
Due to unconsolidated subsidiaries......       6,098        --           6,098
Minority interest in the Patriot Part-
 nership................................     127,262        --         127,262
Minority interest in other partner-
 ships..................................      13,774        --          13,774
Shareholders' equity:
 Preferred stock........................         --         --             --
 Common stock...........................         --         --             --
 Paid-in capital........................     457,178        --         457,178
 Unearned stock compensation, net.......     (16,261)       --         (16,261)
 Retained earnings......................        (301)       --            (301)
                                          ----------   --------     ----------
 Total shareholders' equity.............     440,616        --         440,616
                                          ----------   --------     ----------
 Total liabilities and shareholders' eq-
  uity..................................  $1,081,898   $113,150     $1,195,048
                                          ==========   ========     ==========

--------
(A) Represents mortgage notes issued to the Patriot Partnership by certain affiliates of CHC Lease Partners.
(B) Represents deferred loan costs to be incurred in connection with modification and extension of the Line of Credit.

(C) Represents draws on the Line of Credit related to the funding of mortgage notes receivable from certain affiliates of CHC Lease Partners. Patriot has entered into a commitment letter with PaineWebber Real Estate and Chase which will modify and extend the Line of Credit up to $700,000 and provide for a term loan of $500,000. The additional availability under this New Credit Facility will be primarily used to finance future acquisitions and the term loan will be used to finance the Proposed Wyndham Transactions. In the event Patriot is successful in obtaining the New Credit Facility, deferred loan costs totaling approximately $16,325, including fees, legal and other expenses are expected to be incurred in connection with the New Credit Facility (of which approximately $10,150 relate to the modification and extension of the Line of Credit and have been reflected in the pro forma financial information).

       MANAGEMENT OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

NEW PATRIOT REIT

  The current members of the Board of Directors of Patriot will become members of the Board of Directors of New Patriot REIT following the Merger. Three current executive officers of Patriot will become the executive officers of New Patriot REIT following the Merger. The age, positions and business experience of the directors and executive officers of New Patriot REIT are set forth below. Assuming the Restated Charter is approved by stockholders, the Board of Directors of New Patriot REIT will be segregated into three classes, with terms ending in 1997, 1998 and 1999 at the annual meetings of stockholders, respectively. Directors elected at future stockholder meetings will hold office for three year terms. Executive officers are elected annually by the Board of Directors for terms ending on the next annual meeting of the Board of Directors.

 NAME                              POSITION WITH NEW PATRIOT REIT             AGE
 ----                              ------------------------------             ---
 Paul A. Nussbaum...... Chairman of the Board of Directors, Chief Executive    49
                         Officer and President
                         (term expires 1997)
 William W. Evans III.. Office of the Chairman                                 45
 Rex E. Stewart........ Chief Financial Officer and Treasurer                  49
 John H. Daniels....... Director (term expires 1999)                           70
 Leonard Boxer......... Independent Director (term expires 1997)               58
 John C. Deterding..... Independent Director (term expires 1999)               65
 Gregory R. Dillon..... Independent Director (term expires 1998)               74
 Thomas S. Foley....... Independent Director (term expires 1998)               68
 Arch K. Jacobson...... Independent Director (term expires 1997)               69

  Paul A. Nussbaum became Chairman of the Board of Directors and Chief Executive Officer of Patriot in April 1995 and will continue in such capacity and will assume the position of President for New Patriot REIT following the Merger. Mr. Nussbaum founded the Patriot American group of companies ("Patriot American") in 1991 and has been its Chief Executive Officer since its inception. Prior to his association with Patriot American, Mr. Nussbaum practiced real estate and corporate law in New York for 20 years, the last 12 years of which as chairman of the real estate department of Schulte Roth & Zabel. He currently serves as a member of the Dallas Citizens' Council and is a member of the Urban Land Institute, the American College of Real Estate Lawyers and the Advisory Board of the Real Estate Center of the Wharton School of Business, University of Pennsylvania. Mr. Nussbaum is a member of the Board of Visitors of the Georgetown University Law Center and an Overseer of Colby College, Waterville, Maine. He holds a B.A. from the State University of New York at Buffalo and a J.D. from the Georgetown University Law Center.

  William W. Evans III began serving in the Office of the Chairman of Patriot in March 1997 and will continue in such capacity for New Patriot REIT following the Merger. Previously, Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility for the origination and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody and Co. Incorporated in December 1994. Prior to joining Kidder, Peabody in 1992, Mr. Evans was a First Vice President and head of the Real Estate Financing Division of Swiss Bank Corporation, responsible for all real estate activities of the U.S. organization of the bank. Mr. Evans is a graduate of the University of Virginia.

  Rex E. Stewart became Executive Vice President and Chief Financial Officer of Patriot in April 1995 and will serve in the position as Chief Financial Officer and Treasurer for New Patriot REIT following the Merger. From 1993 until joining Patriot, he served as Chief Financial Officer and Treasurer of Metro Joint Venture, an independent hotel management company based in Dallas, Texas, which currently manages the Holiday Inn Select, North Dallas and the Embassy Suites, Hunt Valley. He served in the same capacities for Metro Hotels, Inc. from 1986 until 1993. Previously, Mr. Stewart was the Chief Financial Officer of Lincoln Hotel Corporation, which owned and operated a chain of upscale and luxury hotels across the United States. Prior to his employment with Lincoln Hotel Corporation, Mr. Stewart was an audit manager with Arthur Andersen & Co. in Dallas, Texas. He holds a B.B.A. from Texas A&M University and an M.B.A. from the University of Southern California. He is a certified public accountant.

  John H. Daniels became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has served as President of The Daniels Group Inc., a real estate development and management company, since 1984. Mr. Daniels has also served as Vice Chairman of Patriot American since its inception in 1991. Prior to forming The Daniels Group Inc., Mr. Daniels served as Chairman and Chief Executive Officer of Cadillac Fairview Corporation, a publicly held real estate development and management company. Mr. Daniels has more than 40 years of real estate development and management experience. Mr. Daniels is also a director of Cineplex-Odeon Corporation, Consolidated H.C.I. Corporation, Samoth Capital Corporation and Anitech Enterprises Inc. Mr. Daniels holds a B.S. in Architecture from the University of Toronto.

  Leonard Boxer became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has been a partner and chairman of the real estate department of the law firm of Stroock & Stroock & Lavan in New York, New York since 1987. Previously, he was a founder and managing partner and head of the real estate department of Olnick Boxer Blumberg Lane & Troy, a real estate law firm in New York. Mr. Boxer is a member of the Board of Trustees of New York University Law School. He is a member of the New York Regional Cabinet of the United States Holocaust Memorial Museum. Mr. Boxer holds a B.A. and an L.L.B. from New York University.

  John C. Deterding became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993, he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation ("GECC"). In directing the real estate activities at GECC, he was responsible for both domestic and international lending activities, portfolio purchases, joint ventures, asset management and real estate securitization. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. Mr. Deterding is also a former member and trustee of the Urban Land Institute. He holds a B.S. from the University of Illinois.

  Gregory R. Dillon became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has been Vice Chairman Emeritus of Hilton Hotels Corporation ("Hilton") since 1993. He has been a director of Hilton since 1977 and was elected Vice Chairman in 1990. Mr. Dillon served as an Executive Vice President of Hilton from 1980 until 1993. Mr. Dillon was also Executive Vice President of Hilton's franchise company, Hilton Inns, Inc., from 1971 to 1986. He is a director of the Conrad N. Hilton Foundation and is a founding member of the American Hotel Association's Industry Real Estate Financing Advisory Council and the National Association of Corporate Real Estate Executives. In addition to his undergraduate degree, Mr. Dillon holds an L.L.B. from DePaul University.

  Thomas S. Foley became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has been a partner in the Washington, D.C. office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since January 1995. From 1965 through 1994, Mr. Foley served 15 terms in the U.S. House of Representatives. Mr. Foley was Speaker of the U.S. House of Representatives from June 1989 through December 1994. Mr. Foley currently is a director of the H.J. Heinz Company, and he serves on the Global Advisory Board of Coopers & Lybrand L.L.P., the Board of Advisors for the Center for Strategic and International Studies and the Board of Directors for the Center for National Policy. Mr. Foley holds a B.A. and an L.L.B. from the University of Washington.

  Arch K. Jacobson became a director of Patriot in September 1995 and will continue in such capacity for New Patriot REIT following the Merger. He has served as President of Jacobson-Berger Capital Group, Inc., a commercial mortgage banking firm, since 1993. From 1986 to 1993, Mr. Jacobson was Chairman of Union

Pacific Realty Co., a real estate management and development company. He served in various capacities with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr. Jacobson currently serves as a director of Walden Residential Properties, Inc., a publicly traded multifamily apartment REIT. He was formerly a director of La Quinta Limited Partners, and chaired the committee of independent directors that negotiated the tender offer for and purchase of that company in 1994. Mr. Jacobson holds a B.S. from Texas A&M University.

NEW PATRIOT OPERATING COMPANY

  Following the consummation of the Merger, the current executive officers of Patriot will become executive officers of New Patriot Operating Company and the persons listed below will become directors of New Patriot Operating Company. The ages, positions and business experience of these executive officers and directors are set forth below. Assuming approval of the Restated Charter, the Board of Directors of New Patriot Operating Company will be segregated into three classes, with terms ending in 1997, 1998 and 1999 at the annual meeting of stockholders, respectively. Directors elected at future stockholder meetings will hold office for three years. Executive officers are elected annually by the Board of Directors for terms ending on the next annual meeting of the Board of Directors.

NAME                          POSITION WITH NEW PATRIOT OPERATING COMPANY    AGE
----                          -------------------------------------------    ---
Paul A. Nussbaum........... Chairman of the Board of Directors and Chief      49
                             Executive Officer
Thomas W. Lattin........... President and Chief Operating Officer             52
Rex E. Stewart............. Chief Financial Officer and Treasurer             49
Michael Murphy............. Senior Vice President--Acquisitions               40
Leslie Ng.................. Senior Vice President--Acquisitions               38
Arch K. Jacobson........... Independent Director                              69

  In connection with the consummation of the Merger and the Related Transactions, three additional independent directors will be appointed to the Board of Directors of New Patriot Operating Company.

  Paul A. Nussbaum will become Chairman of the Board of Directors and Chief Executive Officer for New Patriot Operating Company following the Merger. For biographical information on Mr. Nussbaum, see "--New Patriot REIT."

  Thomas W. Lattin became President and Chief Operating Officer of Patriot in April 1995 and will continue in such capacity for New Patriot Operating Company following the Merger. He has more than 25 years of experience in the hotel industry as an executive and consultant. From 1976 through 1983, Mr. Lattin served as President of the Mariner Corporation, a hotel development and management company based in Houston, Texas. During his tenure, Mariner's hotel portfolio of owned and managed properties grew from two hotels to 25 hotels throughout the Sunbelt states. In 1984, he founded Great West Hotels, a hotel management and consulting company, and served as President and Chief Executive Officer through 1987. From 1987 through 1994, he served as the National Partner of the hospitality industry consulting practice of Laventhol & Horwath and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber, following PaineWebber's acquisition of certain assets of Kidder, Peabody & Co. Mr. Lattin is a contributing author of an introductory textbook on hotel management, which is used by colleges and universities worldwide. Mr. Lattin holds a B.S. and M.S. in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.

  Rex E. Stewart will become Chief Financial Officer and Treasurer for New Patriot Operating Company following the Merger. For biographical information on Mr. Stewart, see "--New Patriot REIT."

  Michael Murphy became Senior Vice President--Acquisitions of Patriot in April 1996 and will continue in such capacity for New Patriot Operating Company following the Merger. From 1994 through 1996, Mr. Murphy was Chief Executive Officer and Founder of The Stonebridge Group, Inc., a company specializing in structuring and negotiating capital market financing transactions. From 1988 to 1994 Mr. Murphy was a Principal of Affirmative Equities Company, a New York real estate and advising firm. Mr. Murphy graduated from Williams College, Williamstown, Massachusetts and holds a J.D. from Fordham University School of Law, New York.

  Leslie Ng became Senior Vice President--Acquisitions of Patriot in June 1995 and will continue in such capacity for New Patriot Operating Company following the Merger. From 1992 to June 1995, he served as Senior Vice President, Development of CHC International, Inc. From 1987 until 1992, Mr. Ng was Vice President, Real Estate of Tobishima Associates, Ltd., a multinational real estate investment and development company. Prior to his association with Tobishima Associates, Ltd., Mr. Ng was a management consultant at Deloitte & Touche from 1985 to 1987 and a structural engineer at Burns and Roe, Inc., an engineering and construction management company, from 1980 to 1983. Mr. Ng holds a B.E. in civil engineering from The Cooper Union and an M.B.A. from the Wharton School, University of Pennsylvania.

  Arch K. Jacobson will become a director of New Patriot Operating Company upon consummation of the Merger. For biographical information on Mr. Jacobson, see "Management of New Patriot REIT and New Patriot Operating Company--New Patriot REIT."

OVERLAP OF MANAGEMENT OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

  Paul A. Nussbaum and Rex E. Stewart will serve as the Chief Executive Officer and Chief Financial Officer, respectively, for both New Patriot REIT and New Patriot Operating Company. Patriot believes that this type of management structure will decrease the possibility of disagreements between the management and Board of Directors of these two entities and avoid situations like those currently occurring between Bay Meadows and Cal Jockey. See "The Companies--Cal Jockey" and "Stockholders' Meetings, Litigation and Disagreements." However, no assurance can be given that Messrs. Nussbaum's and Stewart's interests as officers of one company will not conflict with their interests as officers of the other company. See "Risk Factors--Potential Conflicts of Interest Between New Patriot REIT and New Patriot Operating Company." This overlap in management will terminate in connection with the consummation of the Proposed Wyndham Transactions. See "The Companies-- Surviving Companies--The Proposed Wyndham Transactions." At the present time, it is impossible to predict the percentages of time which Messrs. Nussbaum and Stewart will provide services to New Patriot REIT and New Patriot Operating Company, respectively. Such percentages will vary from year to year depending on the respective amount and types of business performed by each such entity. Messrs. Nussbaum and Stewart will not receive a full salary from each company; instead, the Compensation Committees of the Boards of Directors of the two companies will meet on an annual basis to determine the appropriate allocation of their salaries between the two companies. Each company shall be responsible for paying its allocable portion of the salaries.

                         DESCRIPTION OF CAPITAL STOCK

  Upon approval of the Proposals, the rights of stockholders of New Patriot REIT and New Patriot Operating Company will be governed by the Restated Charters and the Restated Bylaws. The following discussion summarizes certain of the key terms of the Restated Charter and the Restated Bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Charters and the Restated Bylaws, which are attached to this Joint Proxy Statement/Prospectus as Annexes B and D and Annexes C and E, respectively, and the relevant provisions of the DGCL. Stockholders of Patriot, Cal Jockey and Bay Meadows should carefully read the Restated Charters and the Restated Bylaws.

  Cal Jockey currently has the authority to issue 10,000,000 shares of Cal Jockey Common Stock and 3,000,000 shares of Cal Jockey Preferred Stock under the Cal Jockey Charter. Bay Meadows currently has the authority to issue 10,000,000 shares of Bay Meadows Common Stock and 3,000,000 shares of Bay Meadows Preferred Stock under the Bay Meadows Charter. Patriot currently has the authority to issue 200,000,000 shares of Patriot Common Stock and 20,000,000 shares of preferred stock, no par value. Under the Restated Charters, each of New Patriot REIT and New Patriot Operating Company will have the authority to issue 650,000,000 shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock, respectively, 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and 750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"). No shares of Preferred Stock or Excess Stock will be outstanding immediately following the consummation of the Merger.

COMMON STOCK

  The holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock will be entitled to one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law, by the Restated Charters with respect to Excess Stock or provided in any resolution adopted by the Board of Directors of either New Patriot REIT or New Patriot Operating Company with respect to any series of Preferred Stock, the holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock exclusively possess all voting power. The Restated Charters do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock and the rights of holders of Excess Stock, the holders of paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock are entitled to such dividends as may be declared from time to time by the Boards of Directors of New Patriot REIT and New Patriot Operating Company from funds available for such purpose, and upon liquidation will be entitled to receive pro rata all assets of New Patriot REIT and New Patriot Operating Company available for distribution to such holders. All paired shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock issued pursuant to the Merger will be fully paid and nonassessable, and the holders thereof will not have preemptive rights.

PREFERRED STOCK

  The Board of Directors of each of New Patriot REIT and New Patriot Operating Company is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Because the Board of Directors of each of New Patriot REIT and New Patriot Operating Company has the power to establish the preferences and rights of each class or series of Preferred Stock, each Board of Directors may afford the holders of any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of New Patriot REIT Common Stock or New Patriot Operating Company Common Stock, respectively. The issuance of shares of Preferred Stock could have the effect of delaying or preventing a change in control of New Patriot REIT and New Patriot Operating Company.

EXCESS STOCK

  Upon the violation of certain transfer restrictions contained in the Restated Charters, shares of any class or series of Equity Stock of New Patriot REIT and New Patriot Operating Company will automatically be converted into an equal number of shares of Excess Stock of New Patriot REIT or New Patriot Operating Company, as the case may be, and transferred to a trust (a "Trust"). Such shares of Excess Stock held in trust shall remain outstanding shares of stock of New Patriot REIT and New Patriot Operating Company and shall be held by the trustee of the Trust (the "Trustee") for the benefit of a charitable beneficiary (a "Beneficiary"). The Trustee and the Beneficiary shall be designated pursuant to the terms of the Pairing Agreement. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to timing and amount) as may be declared by the Board of Directors of New Patriot REIT or New Patriot Operating Company, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee of the Trust, as record holder of the shares of the Excess Stock, shall be entitled to receive all dividends and distributions and shall hold such dividends and distributions in trust for the benefit of the Beneficiary of the Trust. Upon the sale of the shares of Excess Stock to either a permitted transferee under the Restated Charters (the "Permitted Transferee") or to New Patriot REIT and New Patriot Operating Company, such shares of Excess Stock will be automatically converted into an equal number of shares of Equity Stock of the same class or series from which such Excess Stock was converted.

THE PAIRING AGREEMENT

  Under the Pairing Agreement, shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall not be transferrable or transferred on the books of such company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company. Neither New Patriot REIT nor New Patriot Operating Company may issue shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares. Each certificate issued for paired shares of New Patriot REIT or New Patriot Operating Company must be issued "back-to-back" with a certificate evidencing the same number of shares of the other company. The certificates must bear a conspicuous legend on its face referring to the restrictions on ownership and transfer under the Pairing Agreement.

  In addition, neither New Patriot REIT nor New Patriot Operating Company may declare a stock dividend, issue any rights or warrants or otherwise reclassify shares unless the other company simultaneously takes the same or equivalent action.

CERTAIN PROVISIONS OF THE RESTATED CHARTERS AND RESTATED BYLAWS

 Restrictions on Ownership and Transfer

  For New Patriot REIT to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of New Patriot REIT's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and New Patriot REIT must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. In addition, New Patriot REIT must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of

New Patriot REIT's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Patriot Partnership and its subsidiary partnerships from the Lessees will not qualify as rents from real property if New Patriot REIT owns, actually or constructively, 10% or more of the ownership interests in any Lessee within the meaning of Section 856(d)(2)(B) of the Code, the result of which would be the loss of REIT status for New Patriot REIT. See "Certain Federal Income Tax Considerations--REIT Qualification."

  The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own (as those terms are defined below) in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. Any transfer of Equity Stock of New Patriot REIT or New Patriot Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of New Patriot REIT or New Patriot Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of New Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code,
(iii) result in New Patriot REIT being "closely held" within the meaning of
Section 856(h) of the Code or (iv) cause New Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of New Patriot REIT or a subsidiary of New Patriot REIT within the meaning of section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no right or interest in such shares of Equity Stock. For purposes of the Restated Charters, "Beneficial Ownership" means, with respect to any individual or entity, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such individual or entity, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such individual or entity through the application of the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such individual or entity is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act. For purposes of computing the percentage of shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of New Patriot REIT or New Patriot Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. Also for purposes of the Restated Charters, "Constructive Ownership" means ownership of shares of Equity Stock by an individual or entity who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

  Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing transfer restrictions, that number of shares that violate the transfer restrictions shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust for the benefit of the Beneficiary, effective on the Trading Day (as hereinafter defined) prior to the date of the purported transfer of such shares, and the record holder of the shares of Equity Stock that are converted into shares of Excess Stock (a "Prohibited Owner") shall submit such number of shares of Equity Stock to New Patriot REIT or New Patriot Operating Company, as the case may be, for registration in the name of the Trustee. In the case of Equity Stock that is paired, upon the conversion of a share of Equity Stock into a share of Excess Stock, the corresponding paired share of that same class or series of Equity Stock of the other company shall simultaneously be converted into a share of Excess Stock; such shares of Excess Stock shall be paired and shall be simultaneously transferred to a Trust. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of either of New Patriot REIT or New Patriot Operating Company, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued as that particular class or series of Equity Stock.

  Shares of Equity Stock that are converted into shares of Excess Stock and transferred to a Trust shall be held in trust for the exclusive benefit of the Beneficiary. Shares of Excess Stock will remain issued and outstanding shares of stock. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors of New Patriot REIT or New Patriot Operating Company, as the case may be, as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. New Patriot REIT and New Patriot Operating Company shall take all measures that they determine reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock beneficially owned or constructively owned by the person who, but for the restrictions on transfer, would constructively own or beneficially own the shares of Excess Stock and, as soon as reasonably practicable following receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

  In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, New Patriot REIT or New Patriot Operating Company, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of New Patriot REIT or New Patriot Operating Company, as the case may be, that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage (as hereinafter defined)) and, in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price (as hereinafter defined) on the date of such non-transfer event or transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

  Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote taken by a Prohibited Owner prior to the discovery by New Patriot REIT or New Patriot Operating Company, as the case may be, that the shares of Equity Stock were exchanged for shares of Excess Stock will be rescinded as void ab initio.

  The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, fail to exercise its or their option with respect to such shares as described below; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of Excess Stock that is paired, shall equal the price paid per share multiplied by the most recent Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the aforementioned transfer restrictions and without such acquisition resulting in the exchange of such shares of Equity Stock so acquired for shares of Excess Stock and the transfer of such shares of Excess Stock to a Trust. Upon the designation by the Trustee of a Permitted Transferee, the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock of New Patriot REIT or New Patriot Operating Company, as the case may be, acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. In the case of Equity Stock that is paired, upon the conversion of a share of Excess Stock into a share of Equity Stock of the same class or series from which such Excess Stock was converted, the corresponding paired share of Excess Stock of the other company shall simultaneously be converted into a share of Equity Stock of the same class or series from which such Excess Stock was converted and such shares of Equity Stock shall be paired. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of New Patriot REIT or New Patriot Operating Company, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued as such. The Trustee shall (i) cause to be recorded on the stock transfer books of New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, that the Permitted Transferee is the holder of record of such number of shares of Equity Stock and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner. If the transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the aforementioned transfer restrictions including, without limitation, the Ownership Limit, such transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally sold. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the transfer to the purported Permitted Transferee and the provisions of the Restated Charters regarding compensation to a Prohibited Owner shall apply to such shares with respect to any future transfer of such shares by the Trust.

  A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer and (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

  Shares of Excess Stock shall be deemed to have been offered for sale by a Trust to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, or a designee of such company or companies, at a price per share equal to the lesser of (i) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or non-transfer event, the Market Price at the time of such devise, gift or non-transfer event) or (ii) the Market Price on the date either company or both companies, in the case of paired shares, accept such offer. Either company or both companies, in the case of paired shares, shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the non-transfer event or purported transfer which results in such shares of Excess Stock or (b) the date on which either company or both companies, in the case of paired shares, determine in good faith that a transfer or non-transfer event resulting in shares of Excess Stock has previously occurred, if either company or both companies, in the case of paired shares, do not receive a notice of such transfer or non-transfer event. In the case of shares of Excess Stock that are paired, neither New Patriot REIT nor New Patriot Operating Company shall accept such an offer with respect to its shares of Excess Stock without the agreement of the other company to accept such offer with respect to the corresponding paired shares of its Excess Stock.

  "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Equity Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under the Pairing Agreement over the value of a paired share most recently determined under the Pairing Agreement (the "Valuation Percentage"). "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  Any person or entity that acquires or attempts to acquire shares of Equity Stock in violation of the aforementioned transfer restrictions, or any person or entity that owned shares of Equity Stock that were transferred to a Trust, shall immediately give written notice to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, of such event and shall provide such other information as the appropriate company or both companies, as the case may be, may request to determine the effect, if any, of such violation, on New Patriot REIT's status as a REIT.

  Each person or entity that is an owner, actually or constructively, of shares of Equity Stock and each person or entity that (including the stockholder of record) is holding shares of Equity Stock for such an owner shall provide to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, a written statement or affidavit stating such information as the appropriate company or both companies, as the case may be, may request to determine New Patriot REIT's status as a REIT and to ensure compliance with the Ownership Limit. In addition, every person or entity that owns of record, actually or constructively, more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company shall, within 30 days after January 1 of each year, provide to New Patriot REIT or New Patriot Operating Company or both, in the case of paired shares, a written statement or affidavit stating the name and address of such owner, the number of shares of Equity Stock owned, actually or constructively, and a description of how such shares are held.

  All certificates representing shares of Equity Stock shall bear a legend referring to the aforementioned transfer restrictions. The transfer restrictions will continue to apply until the Board of Directors of New Patriot REIT determines that it is no longer in the best interests of New Patriot REIT to attempt to qualify, or to continue to qualify, as a REIT.

  The restrictions on transfer contained in the Restated Charters could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of Equity Stock might receive a premium from their shares of Equity Stock over the then prevailing Market Price or which such holders might believe to be otherwise in their best interest.

 Number of Directors; Removal; Filling Vacancies

  The Restated Charters and the Restated Bylaws provide that the number of directors of each of New Patriot REIT and New Patriot Operating Company shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the terms of the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

  The Restated Charters and the Restated Bylaws each provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to New Patriot REIT or New Patriot Operating Company, as the case may be. Any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is duly elected and qualified or, if earlier, such director's earlier resignation or removal.

  The staggered board provision prevents stockholders of New Patriot REIT and New Patriot Operating Company from voting on the election of all directors at each annual meeting. The existence of a staggered board, the fact that directors may only be removed for cause and the fact that vacancies in the Board of Directors shall be filled soley by the remaining directors may have the effect of delaying or deferring a change in control of New Patriot REIT and New Patriot Operating Company or the removal of incumbent management.

 Special Meetings of Stockholders

  The Restated Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors. Accordingly, stockholders of New Patriot REIT and New Patriot Operating Company will have no ability to call a special meeting of stockholders.

 Limitation of Liability and Indemnification

  The Restated Charters, in conjunction with the DGCL, eliminate a director's personal liability to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

  The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of New Patriot REIT and New Patriot Operating Company.

 Amendment of Restated Charters and Restated Bylaws

  The Restated Charters provide that, with the exception of certain provisions concerning business combinations with interested stockholders which require the approval of a greater proportion, the Restated Charter may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment.

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

 Business Combinations

  The DGCL requires that a merger, consolidation or any sale, lease or exchange of all or substantially all of a corporation's property and assets (collectively, "business combinations") be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  The Restated Bylaws provide that any corporate action shall be approved at a stockholder meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter, except where a larger vote is required by law, the Restated Charters or the Restated Bylaws. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving New Patriot REIT or New Patriot Operating Company requires the approval of a majority of the outstanding shares of New Patriot REIT or New Patriot Operating Company, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person (as defined below) requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by stockholders other than the Related Person.

However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be. For purposes of the Restated Charters, a "Related Person" is defined as any person or entity who beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange
Act) more than 5% of the outstanding shares of capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 promulgated under the Exchange Act).

  The business combination provisions of the DGCL, together with the Related Person provision of the Restated Charters, may have the effect of deterring certain takeovers of New Patriot REIT and New Patriot Operating Company.

                       COMPARISON OF STOCKHOLDER RIGHTS

  The rights of Patriot stockholders are presently governed by the VSCA, the Patriot Charter and the Patriot Bylaws and the rights of the stockholders of Cal Jockey and Bay Meadows are presently governed by the DGCL, the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws. Under the terms of the Merger Agreement, upon stockholder approval of the Proposals, the Cal Jockey Charter and the Cal Jockey Bylaws and the Bay Meadows Charter and the Bay Meadows Bylaws will be amended and restated and such amended and restated charters and bylaws will become the Restated Charters and the Restated Bylaws of New Patriot REIT and New Patriot Operating Company, respectively. At the Effective Time, stockholders of Patriot, and stockholders of Cal Jockey and Bay Meadows will become stockholders of New Patriot REIT and New Patriot Operating Company and their rights will thereafter be governed by the DGCL, the Restated Charters and the Restated Bylaws. In considering the recommendation of the Boards of Directors of Patriot, Cal Jockey and Bay Meadows to approve the Proposals, stockholders of Patriot, Cal Jockey and Bay Meadows should be aware that the rights of stockholders of New Patriot REIT and New Patriot Operating Company under the Restated Charters and the Restated Bylaws will differ significantly from the existing rights of the Patriot stockholders under the Patriot Charter and Patriot Bylaws as well as the existing rights of the stockholders of Cal Jockey and Bay Meadows under the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws.

  The following discussion summarizes (i) certain differences between the rights of stockholders of Patriot and the rights of stockholders of New Patriot REIT and New Patriot Operating Company and (ii) certain differences between the rights of stockholders of Cal Jockey and Bay Meadows and the rights of stockholders of New Patriot REIT and New Patriot Operating Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to: the Restated Charters and the Restated Bylaws, which are attached as Annexes B and D and Annexes C and E, respectively, to this Joint Proxy Statement/Prospectus; the Patriot Charter, the Patriot Bylaws, the Cal Jockey Charter, the Bay Meadows Charter, the Cal Jockey Bylaws and the Bay Meadows Bylaws (which are incorporated by reference as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part); and the relevant provisions of the DGCL. Stockholders of Patriot, Cal Jockey and Bay Meadows should carefully read the Restated Charters and the Restated Bylaws.

COMPARISON OF RIGHTS OF PATRIOT STOCKHOLDERS TO STOCKHOLDERS OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

 Amendment of Charter

  In conformity with the VSCA, amendment of the Patriot Charter generally requires the approval of a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, with the exception of certain provisions of the Patriot Charter, which require the approval of greater proportions.

  The Restated Charters provide that, with the exception of certain provisions concerning business combinations with interested stockholders which require the approval of a greater proportion, the Restated Charter may be amended in the manner prescribed by the DGCL, which requires the approval of the Board of Directors and the approval of the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment.

  Accordingly, the stockholders of New Patriot REIT and New Patriot Operating Company will generally have the same ability to amend the Restated Charters that Patriot stockholders have to amend the Patriot Charter.

 Amendment of Bylaws

  In conformity with the VSCA, the Patriot Bylaws may be amended or altered at any meeting of the Board of Directors by the vote of a majority of the number of directors fixed by the Patriot Bylaws. The stockholders entitled to vote in respect of the election of directors, however, shall have the power, by the vote of a majority of the votes entitled to be cast at a meeting at which a quorum is present, to rescind, amend, alter or repeal any bylaw and enact any bylaw which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office or (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  Thus, stockholders of New Patriot REIT and New Patriot Operating Company will generally have a lesser ability to amend or repeal the Restated Bylaws than Patriot stockholders have to amend or repeal the Patriot Bylaws.

 Directors

  The Patriot Charter and the Patriot Bylaws provide that Patriot shall have not fewer than three nor more than fifteen directors. In addition, the Patriot Bylaws provide that the minimum and maximum number of directors may be changed by vote of the stockholders and that the number of directors may be changed, within the minimum and maximum range, by the Board of Directors. Pursuant to the terms of the Patriot Charter, each director will hold office for a one-year term expiring at the annual meeting of stockholders to be held the following year and until his or her successor is duly elected and qualified. The Patriot Charter and the Patriot Bylaws provide that a director may be removed, with or without cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. The Patriot Charter does not contain a definition of what constitutes "cause." Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors, even if less than a quorum of the Board of Directors, and the term of office of any director so elected shall expire at the next stockholders' meeting at which directors are elected.

  The Restated Charters and Restated Bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified.

  The Restated Charters and Restated Bylaws provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to New Patriot REIT or New Patriot Operating Company, as the case may be.

  Any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have duly elected and qualified or until such director's earlier resignation or removal.

  The staggered board provision in the Restated Charters prevents stockholders of New Patriot REIT and New Patriot Operating Company from voting on the election of all directors at each annual meeting. The existence of a staggered board and the fact that directors may only be removed for cause may have the effect of delaying or deferring a change in control of New Patriot REIT and New Patriot Operating Company or the removal of incumbent management.

 Limitation of Liability

  The Patriot Charter, in conjunction with the VSCA, provides that, in any proceeding brought by or in the right of Patriot or brought by or on behalf of stockholders of Patriot, no director or officer of Patriot shall be liable to Patriot or its stockholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of the Patriot Charter, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

  The Restated Charters, in conjunction with the DGCL, eliminate a director's personal liability to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to New Patriot REIT or New Patriot Operating Company, as the case may be, or their respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

 Indemnification

  The VSCA requires a corporation to indemnify its directors and officers against reasonable expenses incurred by them in defense of any proceeding to which they are made a party because of their position with the corporation and in which they prevail, unless the corporation's articles of incorporation limit this right. The VSCA also authorizes a corporation to more broadly indemnify its directors and officers, and to extend such indemnification to its employees and agents, and to make additional provisions for advances and reimbursement of expenses to them, subject to certain limitations, including restrictions against indemnification for willful misconduct or knowing violation of the criminal law. The VSCA does not permit a corporation to indemnify its directors, however, in connection with a proceeding (i) by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in which a director has been adjudged liable on the basis that a benefit was improperly received by him. These statutory indemnification rights of directors and officers are not limited by the Patriot Charter and are, therefore, available to Patriot's directors and officers. In addition, the Patriot Charter provides that the Patriot Board of Directors is empowered to cause Patriot to indemnify any person, other than a director or officer of Patriot, to the same extent as it would indemnify a director or officer.

  The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL and, therefore, these statutory indemnification rights are available to the directors, officers, employees and agents of New Patriot REIT and New Patriot Operating Company.

 Special Meetings of Stockholders

  The Patriot Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board of Directors, a majority of the Board of Directors, or as otherwise provided for in the Patriot Charter. The Patriot Charter provides that a special meeting of stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. In addition, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve months.

  The Restated Bylaws provide that a special meeting of stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors.

  Accordingly, unlike Patriot stockholders, stockholders of New Patriot REIT and New Patriot Operating Company will have no ability to call a special meeting of stockholders.

 Action by Stockholders Without a Meeting

  The VSCA provides that any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent without a meeting if the action is taken by all the stockholders entitled to vote on the action.

  The Restated Charters provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken in lieu of such meeting only by unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  Accordingly, stockholders of New Patriot REIT and New Patriot Operating Company will have the same ability to take action without a meeting as the stockholders of Patriot currently have.

 Restrictions on Ownership and Transfer; Pairing

  The Patriot Charter, subject to certain exceptions described below, provides, pursuant to an ownership limit, that no person or entity may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of either (a) the outstanding shares of any class of common stock or
(b) the outstanding shares of any class or series of preferred stock (subject to the look-through ownership limit applicable to certain stockholders, as described below). Any transfer of common stock or preferred stock that would
(i) result in any person or entity owning, directly or indirectly, common stock or preferred stock in excess of the ownership limit, (ii) result in common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rule of attribution), (iii) result in Patriot's being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause Patriot to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of Patriot, the Patriot Partnership or a subsidiary partnership within the meaning of

Section 856(d)(2)(B) of the Code, will be null and void, and the intended transferee will acquire no rights in such shares of common stock or preferred stock.

  Pursuant to the Patriot Charter, certain types of entities, such as pension trusts qualifying under Section 401(a) of the Code, mutual funds qualifying as regulated investment companies under Section 851 of the Code and corporations, will be looked through for purposes of the "closely held" test in Section 856(h) of the Code. The Patriot Charter allows such an entity under the look-through ownership limit to own up to 15% of the shares of any class or series of Patriot's capital stock, provided that such ownership does not cause any beneficial owner of such entity to exceed the ownership limit or otherwise result in a violation of clauses (ii), (iii) and (iv) of the preceding paragraph.

  The Restated Bylaws provide that, until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and shares of Preferred Stock which are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, New Patriot REIT and New Patriot Operating Company may not issue shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares.

  The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. For purposes of computing the percentage of shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of New Patriot REIT or New Patriot Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of New Patriot REIT or New Patriot Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of New Patriot REIT or New Patriot Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of New Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in New Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause New Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of New Patriot REIT or a subsidiary of New Patriot REIT within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio, and the intended transferee will acquire no rights in such shares of Equity Stock.

  Thus, the ownership and transfer restrictions provided for in the Restated Charter and the Restated Bylaws, by virtue of the provisions regarding pairing and the ownership limit, are more stringent than those provided for in the Patriot Charter. Such ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition of control of Patriot or New Patriot REIT and New Patriot Operating Company.

 Stockholder Approval of Certain Business Combination Transactions

  The VSCA requires that a merger or share exchange shall be approved by each voting group entitled to vote on the merger or share exchange by more than two-thirds of all the votes entitled to be cast by that voting group; provided, however, that the articles of incorporation may provide for a greater or lesser vote so long as the vote provided for is not less than a majority of all the votes cast on the plan by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists. In addition, the VSCA contains a statute which prohibits, with certain exceptions, a publicly-held corporation from entering into an "affiliated transaction" with an "interested stockholder." The VSCA defines an "affiliated transaction" as any transaction between the corporation and an "interested stockholder." The VSCA defines an "interested stockholder" as any beneficial owner of more than 10% of any class of the outstanding voting shares for a period of three years after the stockholder crosses the 10% threshold. The Patriot Charter provides that a merger or share exchange shall be approved by at least two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction.

  The DGCL requires that a business combination be approved by a majority of the outstanding shares of the corporation entitled to vote on such a matter, or a greater proportion if required by the certificate of incorporation. In addition, under the DGCL, a publicly-held corporation may not engage, with certain exceptions, in a business combination with an "interested stockholder" for a period of three years following the time of the transaction in which the person became an interested stockholder. Subject to certain exceptions, the DGCL defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

  The Restated Bylaws provide that any corporate action, except where a larger vote is required by law, the Restated Charters or the Restated Bylaws, shall be approved at a stockholder meeting at which a quorum is present by the affirmative vote of a majority of shares present in person or by proxy at such meeting and entitled to vote on the matter. The DGCL provides for a larger vote with respect to business combinations and, therefore, a business combination involving New Patriot REIT or New Patriot Operating Company requires the approval of a majority of the outstanding shares of New Patriot REIT or New Patriot Operating Company, as the case may be. In addition, the Restated Charters provide that a business combination with a Related Person requires, with certain exceptions, the approval of 66 2/3% of the outstanding shares of the capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be, which shall include the affirmative vote of at least 50% of the outstanding shares the capital stock held by stockholders other than the Related Person. However, such 66 2/3% voting requirement shall not be applicable if the business combination was approved by the Board of Directors prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of New Patriot REIT or New Patriot Operating Company, as the case may be.

  The higher percentage of stockholder approval required for a business combination with a Related Person under the Restated Charters may make it more difficult for a person or entity to acquire control of New Patriot REIT or New Patriot Operating Company.

 Transactions with Certain Affiliated Persons

  Both the Patriot Bylaws and the Restated Bylaws provide that any action pertaining to any transaction involving Patriot, New Patriot REIT or New Patriot Operating Company, as the case may be, in which an advisor, director or officer of such corporation, or any affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or stockholder of such corporation, must be approved by a majority of the directors, including a majority of the Independent Directors (as defined in the Patriot Bylaws and the Restated Bylaws), even if the Independent Directors constitute less than a quorum.

  Thus, approval by the Patriot Board of Directors of transactions between Patriot and such affiliated persons of Patriot requires the same voting threshold as does approval by the New Patriot REIT Board of Directors or transactions between New Patriot REIT and such affiliated persons of New Patriot REIT.

 Control Share Acquisitions

  The VSCA provides that shares acquired in a transaction that would cause the acquiring person's voting strength to cross any of three thresholds (20%, 33% or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. The acquiring stockholder can request a special meeting of the stockholders to consider granting voting rights to shares that he owns or proposes to acquire. The request generally must be voted on at a special meeting of stockholders to be called within 10 days thereafter. Any special meeting to consider whether to grant voting rights must be held no earlier than 30 days and no later than 50 days from the date of the request. The Patriot Charter contains a provision exempting any and all acquisitions of Patriot's shares of capital stock from the foregoing provisions of the VSCA.

  Delaware does not have a control share acquisition statute.

 Dissenters' Rights

  Pursuant to both the VSCA and the DGCL, a stockholder of a corporation engaging in certain transactions may, under certain circumstances, dissent from a merger, consolidation or other transaction and demand payment in cash in the amount of the fair value of his or her shares (as appraised pursuant to judicial proceedings) in lieu of the consideration such stockholder would otherwise receive in such transaction.

  Under the VSCA, stockholders of a corporation are entitled to dissent from certain mergers, consolidations or share exchanges by such corporation, or upon the disposition of all or substantially all of its assets. However, unless otherwise provided in the articles of incorporation, stockholders generally have no appraisal rights with respect to their shares if the shares
(i) are listed on a national securities exchange or (ii) held by at least 2,000 record stockholders.

  Under the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger.

 Repurchase and Redemption of Shares

  The VSCA expressly authorizes a corporation to reacquire shares it has previously issued; provided, however, that the purchase of shares by the corporation must be approved by the board of directors and will not be permitted if, as a result, (i) the corporation would not be able to pay its debts as they become due in the normal course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights were superior to those whose shares were reacquired.

  The DGCL provides generally that the stock of any series or class may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of an event; provided, however, that (i) at the time of the redemption the corporation must have outstanding shares of at least one class or series, which shares are not redeemable and are endowed with full voting powers and (ii) such repurchase or redemption must not impair the capital of the corporation.

 Payment of Dividends

  The VSCA provides that the board of directors of a corporation may authorize, and the corporation may make, distributions to stockholders, subject to any restrictions that may be contained in the articles of incorporation; provided, however, that no distribution may be made if, after giving it effect (i) the corporation would not be able to pay its debts as they become due in the normal course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. The Patriot Charter provides that, subject to the right of holders of preferred stock, the holders of common stock shall be entitled to receive such dividend and other distributions in cash, stock or property of Patriot as may be declared thereon by the Patriot Board of Directors from time to time.

  The DGCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of its net profits for the current or preceding fiscal year, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Restated Charters provide that, subject to the rights of holders of preferred stock, holders of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of New Patriot REIT or New Patriot Operating Company, as the case may be, as may be declared thereon by the respective Board of Directors from time to time.

 Dissolution

  Under the VSCA, voluntary dissolution of a corporation generally requires the recommendation of the board of directors and the approval of holders of more than two-thirds of all votes entitled to be cast on the proposal to dissolve.

  Under the DGCL, voluntary dissolution of a corporation generally requires the adoption of a board of directors' resolution by a majority of the entire board of directors approving the dissolution and the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

  Thus, a lesser vote of the stockholders of New Patriot REIT and New Patriot Operating Company is required to authorize voluntary dissolution than is currently required for Patriot stockholders.

 Inspection of Books and Records

  The Patriot Bylaws, in conjunction with the VSCA, provide that any person who has been a stockholder of record for at least six months or is the holder of at least 5% of all of the outstanding shares of Patriot may inspect and copy, during regular business hours, the books and records of Patriot at its principal office, provided that such stockholder gives Patriot written notice of his or her demand at least five business days before the date on which he wishes to inspect and copy the records. In addition, for a period of at least 10 days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting shall be made available by Patriot to any stockholder at any time during usual business hours.

  Under the DGCL, any stockholder of record has a right to examine the books and records and the stockholder list of the corporation for a "proper purpose." The DGCL defines a "proper purpose" as any purpose reasonably related to such a person's interest as a stockholder, and allows a stockholder of record to inspect the stockholder list during the 10-day period preceding a meeting of the stockholders for any purpose germane to the meeting.

  Thus, the books and records of New Patriot REIT and New Patriot Operating Company will be more accessible to their stockholders than are the books and records of Patriot.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CAL JOCKEY AND BAY MEADOWS TO STOCKHOLDERS OF NEW PATRIOT REIT AND NEW PATRIOT OPERATING COMPANY

 Amendment of Bylaws

  Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that, except as otherwise provided by law, the Cal Jockey Bylaws or the Bay Meadows Bylaws, as the case may be, may be amended or repealed, (i) with the exception of certain provisions of the Cal Jockey Bylaws and the Bay Meadows Bylaws, by the affirmative vote of a majority of the respective company's directors present at any meeting at which there is a quorum and (ii) by the affirmative vote of stockholders entitled to exercise a majority of the voting power of the respective companies or by the written assent of such stockholders.

  The Restated Bylaws may be amended or repealed (i) except as otherwise provided by law, by the affirmative vote of a majority of the directors then in office and (ii) at any meeting of stockholders by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  Thus, stockholders of New Patriot REIT and New Patriot Operating Company will generally have a lesser ability to amend or repeal the Restated Bylaws than the stockholders of Cal Jockey and Bay Meadows have to amend or repeal the Cal Jockey Bylaws and the Bay Meadows Bylaws.

 Directors

  Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that each of the Board of Directors shall have not fewer than one director, and that the number of directors subject to the minimum of one may be changed by resolution of the Board of Directors, subject to the power of the stockholders to change such action of the directors. In addition, the Cal Jockey Bylaws and the Bay Meadows Bylaws establish that each director will hold office for a one-year term expiring at the annual meeting of stockholders to be held the following year and until his or her successor is duly elected and qualified. Pursuant to the terms of the Cal Jockey Charter and the Bay Meadows Charter, upon one company's stockholder's notice of intention to cumulate such stockholders' votes for electing candidates to the Board of Directors, all stockholders may cumulate their votes for candidates in nomination. That is, each stockholder is entitled to the number of votes that is equal to the number of shares owned by such stockholder multiplied by the number of directors to be elected, and such stockholder may cumulate such votes for a single candidate or distribute such votes among as many candidates as he deems appropriate. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that stockholders may remove any director, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote. Neither the Cal Jockey Bylaws nor the Bay Meadows Bylaws contains a definition of what constitutes "cause." Pursuant to the Cal Jockey Charter and the Bay Meadows Charter, vacancies may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election or until their successors are duly elected and shall qualify, unless sooner displaced.

  The Restated Charters and Restated Bylaws provide that the number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. Pursuant to the Restated Charters, the directors are divided into three classes with the term of office of one class expiring each year. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The Restated Charters and Restated Bylaws provide that a director may be removed, only for cause, by the vote of holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the stockholders called for the purpose of removing such director. "Cause," with respect to the removal of any director, is defined in the Restated Charters to mean only (i) conviction of a felony,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to New Patriot REIT or New Patriot Operating Company, as the case may be.

  Any and all vacancies in the Board of Directors, however occurring, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have duly elected and qualified or until such director's earlier resignation or removal.

  This staggered board provision prevents stockholders of New Patriot REIT and New Patriot Operating Company from voting on the election of all directors at each annual meeting. The existence of a staggered board and the fact that directors may not be removed without cause may have the effect of delaying or deferring a change in control of New Patriot REIT and New Patriot Operating Company or removal of incumbent management. Eliminating cumulative voting for directors means that directors are elected by a majority stockholder vote rather than a majority of outstanding shares.

 Special Meetings of Stockholders

  Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that a special meeting of the stockholders may be called at any time by the act of a majority of the directors present at any meeting at which there is a quorum of the respective Board of Directors.

  The Restated Bylaws provide that a special meeting of the stockholders may only be called by the Chairman of the Board of Directors or a majority of the Board of Directors.

  Accordingly, the directors of Cal Jockey and Bay Meadows have a similar ability to call a special meeting of the stockholders as do the directors of New Patriot REIT and New Patriot Operating Company, with the exception that the Chairman of the Board of New Patriot REIT and New Patriot Operating Company may call a special meeting of the stockholders independent of his or her Board of Directors.

 Action by Stockholders Without a Meeting

  Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent without a meeting if the action is taken by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

  The Restated Charters provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken in lieu of such meeting only by unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  Because all stockholders are required to consent for New Patriot REIT and New Patriot Operating Company stockholders to act without a meeting rather than a majority of stockholders as is currently required by the Cal Jockey Bylaws and the Bay Meadows Bylaws, it will be more difficult for the stockholders of New Patriot REIT and New Patriot Operating Company to take action without a meeting.

 Restrictions on Ownership and Transfer; Pairing

  Each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provides that if the Board of Directors shall at any time and in good faith be of the opinion that direct or constructive ownership of shares has or may become concentrated to an extent which would cause Cal Jockey to fail to qualify or to be disqualified to be taxed as a REIT under the Code, or would cause any rent paid to Cal Jockey to fail to qualify or to be disqualified as "rent from real properties," as defined by the Code, the Cal Jockey Board of Directors shall have the power to call for purchase from any stockholder of Cal Jockey, and the Bay Meadows Board of Directors shall have the power to call for purchase from any stockholder of Bay Meadows, such number of shares as is sufficient in the opinion of the directors of Cal Jockey or the directors of Bay Meadows to maintain or bring the direct or indirect ownership of shares into conformity with the Code, and to refuse to register any proposed transfer of shares which would result in Cal Jockey's being unable to conform to the requirements of the Code. Thus, Cal Jockey and Bay Meadows have the power to repurchase shares from any stockholder of Cal Jockey or Bay Meadows who actually or constructively owns 10% or more of the outstanding Paired Shares and to refuse to register any transfer of shares which would result in a holder actually or constructively owning 10% or more of the outstanding Paired Shares.

  In addition, the shares of Cal Jockey Common Stock and the shares of Bay Meadows Common Stock are paired and neither shares are transferable or transferred on the books of either company, unless a simultaneous transfer is made by the same transferor to the same transferee of an equivalent number of shares of Cal Jockey Common Stock or Bay Meadows Common Stock, as the case may be, and such shares are paired with one another.

  The Restated Bylaws provide that until such time as the limitation on transfer provided for in the Pairing Agreement shall be terminated, shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock and Shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock shall not be transferable or transferred on the books of either company unless a simultaneous transfer is made by the same transferor to the same transferee of an equal number of shares of that same class or series of Equity Stock of the other company and such shares are paired with one another. In addition, pursuant to the Pairing Agreement, New Patriot REIT and New Patriot Operating Company may not issue shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock or shares of Preferred Stock that are convertible into shares of New Patriot REIT Common Stock and New Patriot Operating Company Common Stock unless provision has been made for the simultaneous issuance or transfer to the same person of the same number of shares of that same class or series of Equity Stock of the other company and for the pairing of such shares.

  The Restated Charters provide, pursuant to the Ownership Limit, that no person or entity may Beneficially Own or Constructively Own in excess of 9.8% of the outstanding shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters. For purposes of computing the percentage of shares of any class or series of Equity Stock of New Patriot REIT or New Patriot Operating Company Beneficially Owned by any person or entity, any shares of Equity Stock of New Patriot REIT or New Patriot Operating Company which are deemed to be Beneficially Owned by such person or entity pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding. Any transfer of shares of Equity Stock of New Patriot REIT or New Patriot Operating Company that would (i) result in any person or entity owning, directly or indirectly, shares of Equity Stock of New Patriot REIT or New Patriot Operating Company in excess of the Ownership Limit, unless the Ownership Limit is waived by the Board of Directors of the relevant corporation in accordance with the Restated Charters, (ii) result in the capital stock of New Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (iii) result in New Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iv) cause New Patriot REIT to own, actually or constructively, 10% or more of the ownership interests in a tenant of the real property of New Patriot REIT or a subsidiary of New Patriot REIT within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio and the intended transferee will acquire no rights in such shares of Equity Stock. Upon the occurrence of a purported transfer of shares that would result in a violation of any of the foregoing restrictions, that number of shares that violate the transfer restriction shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust, effective on the Trading Day prior to the date of the purported transfer of such shares, and the Prohibited Owner shall submit such number of shares of Equity Stock to New Patriot REIT or New Patriot Operating Company, as the case may be, for registration in the name of the Trustee.

  A Prohibited Owner shall be entitled to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i)
(a) in the case of a purported transfer in which the Prohibited Owner gave value for shares of Equity Stock and which transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) and (b) in the case of a non-transfer event or transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which non-transfer event or transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such non-transfer event or transfer or (ii) the price per share (which, in the case of Excess Stock that is paired, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner shall be distributed to the Beneficiary.

  The Restated Charters provide for the transfer of Excess Stock into a Trust, whereas each of the Cal Jockey Bylaws and the Bay Meadows Bylaws allow their respective Board of Directors to purchase excess shares from stockholders. In addition, these ownership and transfer restrictions may have the effect of delaying, deferring or preventing the acquisition of control of Cal Jockey and Bay Meadows or New Patriot REIT and New Patriot Operating Company.

 Transactions with Certain Affiliated Persons

  Unlike the Cal Jockey Bylaws and the Bay Meadows Bylaws, the Restated Bylaws provide that any action pertaining to any transaction involving New Patriot REIT or New Patriot Operating Company, as the case may be, in which an advisor, director or officer of such corporation, or any affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or shareholder of such corporation, must be approved by a majority of the directors, including a majority of the Independent Directors (as defined in the Restated Bylaws), even if the Independent Directors constitute less than a quorum.

  Thus, the Restated Bylaws place stronger restrictions on transactions with affiliated persons than do the Cal Jockey Bylaws and the Bay Meadows Bylaws.

 Dissenters' Rights

  Pursuant to the DGCL, stockholders of a corporation are entitled to appraisal rights only with respect to certain statutory mergers or consolidations. Unless otherwise provided in the certificate of incorporation, the DGCL does not grant appraisal rights to (i) stockholders with respect to a merger or consolidation of a corporation, the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders, if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders or
(ii) stockholders of a corporation surviving a merger if no vote of the stockholders of such corporation is required to approve the merger.

             STOCKHOLDERS' MEETINGS, LITIGATION AND DISAGREEMENTS

  On August 30, 1996, Cal Jockey held its annual meeting of stockholders, which included a contested election for directors, and Bay Meadows separately held a special meeting of stockholders to vote on a resolution to continue on-site stabling at the Racecourse. At the Bay Meadows special meeting, a majority of stockholders approved a resolution authorizing the Bay Meadows Board of Directors to pursue on-site stabling. At the Cal Jockey annual meeting, Cal Jockey stockholders elected three incumbent directors and two directors nominated by the California Jockey Club Shareholders Committee (the "Shareholders Committee").

  Prior to these meetings, three lawsuits were filed in anticipation of such meetings. On July 3, 1996, the Shareholders Committee filed a suit to compel Cal Jockey to hold its annual meeting. The San Mateo City Superior Court set the annual meeting for August 30, 1996. On August 14, 1996, Cal Jockey filed suit against the members of the Shareholders Committee, Bay Meadows, and Bay Meadows' Chairman and President, alleging violations of securities laws in connection with the contested election and the Bay Meadows special meeting. The parties subsequently agreed to place this case on inactive status. On August 16, 1996, Property Resources who had contracted with Cal Jockey to acquire the Stable Area pursuant to the Franklin Agreement, filed a suit against Bay Meadows, its Board of Directors and executive officers and the Shareholders Committee for interference with such contract as a result of actions taken in connection with the Bay Meadows special meeting. The parties subsequently agreed to settle the dispute.

  Generally, as a result of the paired share structure of Cal Jockey and Bay Meadows, when one company has desired to grant options to purchase Paired Shares to its employees such company has requested the other company to grant an option to it to cover the portion of the option relating to the other company's stock. Presently Cal Jockey and Bay Meadows disagree as to the total number of options Cal Jockey has agreed to grant to Bay Meadows to cover Bay Meadows' outstanding options to its executive officers and employees. As of March 27, 1997, Bay Meadows has granted options to purchase up to 162,000 Paired Shares to persons who are or were Bay Meadows executive officers and employees. Bay Meadows maintains that Cal Jockey agreed to and is obligated to provide stock options to Bay Meadows for the purchase of 162,000 shares of Cal Jockey Common Stock to match the options granted by Bay Meadows. Cal Jockey has acknowledged agreement to grant to Bay Meadows options to purchase up to 107,500 shares of Cal Jockey Common Stock to back up the option grants by Bay Meadows. Presently, there has been no resolution of this disagreement over said option amounts.

                                 OTHER MATTERS

  It is not expected that any matters other than those described in this Joint Proxy Statement/Prospectus will be brought before the Patriot Special Meeting, the Cal Jockey Special Meeting or the Bay Meadows Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the Patriot proxy, the Cal Jockey proxy and the Bay Meadows proxy to vote the proxy, respectively, in accordance with their best judgment.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Merger and Related Transactions will be passed upon for Patriot by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Certain legal matters in connection with the Merger and Related Transactions and the validity of the shares of Cal Jockey Common Stock to be issued pursuant to the Merger will be passed upon for Cal Jockey by Latham & Watkins, San Francisco, California. Certain legal matters in connection with the Merger and Related Transactions and the validity of the Subscribed Shares to be issued pursuant to the Subscription will be passed upon for Bay Meadows by McCutchen, Doyle, Brown & Enersen, LLP, San Francisco, California.

                                    EXPERTS

  The (a) Consolidated Financial Statements of Patriot as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period October 2, 1995 (inception of operations) through December 31, 1995 and the related financial statement schedules, (b) the Combined Financial Statements of the Initial Hotels as of December 31, 1994 and for the year ended December 31, 1994 and the period January 1, 1995 through October 1, 1995, and (c) the Financial Statements of NorthCoast Hotels, L.L.C. as of December 31, 1996 and the period April 2, 1996 (inception of operations) through December 31, 1996 appearing in Patriot's 1996 Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. With respect to the Combined Financial Statements of the Initial Hotels, such report is based in part on the reports of Coopers & Lybrand L.L.P., independent accountants, as set forth in their respective reports for Certain of the Initial Hotels and Troy Hotel Investors. The (a) Financial Statements of Buckhead Hospitality Joint Venture as of December 31, 1995 and for the year then ended, (b) the Combined Financial Statements of Gateway Hotel Limited Partnership and Wenatchee Hotel Limited Partnership as of December 31, 1995 and for the year then ended, and (c) the individual Statements of Direct Revenue and Direct Operating Expenses for the Plaza Park Suites Hotel and the Roosevelt Hotel for the year ended December 31, 1995, appearing in Patriot's Current Report on Form 8-K, dated April 2, 1996, as amended (filed April 17, 1996 and June 14,
1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995, (b) Statement of Direct Revenue and Direct Operating Expenses of Marriott Windwatch Hotel for the year ended December 29, 1995, and (c) the Financial Statements of Concorde O'Hare Limited Partnership as of December 29, 1995 and for the year then ended appearing in Patriot's Current Report on Form 8-K, dated December 5, 1996 (filed December 5, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The (a) Consolidated Financial Statements of Resorts Limited Partnership as of and for the years ended December 31, 1996 and 1995, (b) the Financial Statements of CV Ranch Limited Partnership as of and for the years ended December 31, 1996 and 1995, and (c) the Financial Statements of Telluride Resort and Spa Limited Partnership as of and for the years ended December 31, 1996 and 1995, appearing in Patriot's Current Report on Form 8-K, dated January 16, 1997, as amended (filed January 31, 1997, February 21, 1997, April 8, 1997, April 9, 1997, and May 19, 1997) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Each of the above referenced financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The Financial Statements of Certain of the Initial Hotels as of December 31, 1994 and for the period from January 1, 1995 to October 1, 1995 and for the year ended December 31, 1994, the Financial Statements of Troy Hotel Investors as of October 1, 1995 and for the period January 1, 1995 to October 1, 1995 and Troy Park Associates as of December 29, 1994 and for the period January 1, 1994 through December 29, 1994, the statement of Direct Revenue and Direct Operating Expenses for the Holiday Inn-- Miami Airport for the year ended August 31, 1996, and the Consolidated Financial Statements of Wyndham Hotel Corporation and Subsidiaries as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their reports thereon. Each of the above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The Financial Statements of Historic Hotel Partners of Birmingham Limited Partnership as of December 31, 1994 and 1995 and for the years then ended, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Pannell Kerr Forster PC, independent auditors, as set forth in their report thereon. The above referenced financial statements have been incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

  The CHC Lease Partners financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period inception (October 2, 1995) through December 31, 1995, incorporated by reference in this Joint Proxy Statement/ Prospectus, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The Separate and Combined Financial Statements of Cal Jockey and Bay Meadows and its subsidiary as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto (which expresses an unqualified opinion and includes an explanatory paragraph relating to the proposed merger and certain disagreements between Cal Jockey and Bay Meadows), and are incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The Combined Financial Statements of the Crow Family Hotel Partnerships included in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts.

                             STOCKHOLDER PROPOSALS

  Any Cal Jockey stockholder who wishes to submit a proposal for presentation at Cal Jockey's 1997 Annual Meeting of Stockholders must have submitted the proposal to California Jockey Club, 2600 South Delaware Street, P.O. Box 1117, San Mateo, California 94403, Attention: Secretary. Such proposal must have been received not later than April 15, 1997 for inclusion, if appropriate, in Cal Jockey's proxy statement and form of proxy relating to its 1997 Annual Meeting.

  Any Bay Meadows stockholder who wishes to submit a proposal for presentation at Bay Meadows' 1997 Annual Meeting of Stockholders must have submitted the proposal to Bay Meadows Operating Company, 2600 South Delaware Street, P.O. Box 5050, San Mateo, California 94402, Attention: Secretary. Such proposal must have been received not later than February 15, 1997 for inclusion, if appropriate, in Bay Meadows' proxy statement and form of proxy relating to its 1997 Annual Meeting.

  Any Patriot stockholder who wishes to submit a proposal for presentation at Patriot's 1997 Annual Meeting of Stockholders (which will be held only if the Merger has not been consummated prior to the date the meeting is to be held) must have submitted the proposal to Patriot American Hospitality, Inc., 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75234, Attention: Shareholder Relations. Such proposal must have been received not later than November 29, 1996 in order to be considered for inclusion, if appropriate, in Patriot's proxy statement and form of proxy relating to its 1997 Annual Meeting.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners
Crow Family Hotel Partnerships

  We have audited the accompanying combined balance sheets of Crow Family Hotel Partnerships (identified in Note 1) (collectively the "Partnerships") as of December 31, 1996 and 1995 and the related combined statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships, which are to be acquired by Patriot American Hospitality, Inc., and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Partnerships as of December 31, 1996 and 1995 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Dallas, Texas                                          ARTHUR ANDERSEN LLP
 May 6, 1997

                         CROW FAMILY HOTEL PARTNERSHIPS

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                   DECEMBER 31       MARCH 31
                                                ------------------  -----------
                                                  1995      1996       1997
                                                --------  --------  -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents.................... $  1,443  $  2,377   $  4,172
  Cash, restricted.............................    2,626     3,062      2,771
  Accounts receivable, less allowance of $119
   and $112 in 1995 and 1996, respectively.....    5,284     6,733      8,087
  Inventories..................................      988     1,002        954
  Prepaid expenses and other...................    1,123     1,429      2,166
                                                --------  --------   --------
    Total current assets.......................   11,464    14,603     18,150
                                                --------  --------   --------
Cash, restricted for noncurrent assets.........    4,567     3,593      4,248
Property and equipment, net....................  164,429   176,501    180,276
Other assets...................................    8,846     8,773      8,438
                                                --------  --------   --------
    Total assets............................... $189,306  $203,470   $211,112
                                                ========  ========   ========
           LIABILITIES AND PARTNERS' DEFICIT
           ---------------------------------

Current liabilities:
  Accounts payable and accrued expenses........ $ 18,070  $ 18,951   $ 17,419
  Due to affiliates............................    4,206       384      5,727
  Due to operator..............................    1,925     2,855      3,662
  Advance deposits.............................      857     1,206      1,310
  Current portion of long-term debt (net of
   discount of $1,779 and $1,746 in 1995 and
   1996) and capital lease obligations.........    1,901    68,078     69,582
                                                --------  --------   --------
    Total current liabilities..................   26,959    91,474     97,700
                                                --------  --------   --------
Advances from partners.........................    4,679     4,911      5,358
Long-term debt and capital lease obligations...  219,804   163,858    164,255
                                                --------  --------   --------
                                                 224,483   168,769    169,613
                                                --------  --------   --------
Commitments and contingencies
Partners' deficit..............................  (62,136)  (56,773)   (56,201)
                                                --------  --------   --------
    Total liabilities and partners' deficit.... $189,306  $203,470   $211,112
                                                ========  ========   ========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                           YEAR ENDED DECEMBER 31     QUARTER ENDED MARCH 31
                           -------------------------  ------------------------
                            1994     1995     1996       1996         1997
                           -------  -------  -------  -----------  -----------
                                                            (UNAUDITED)
Revenues:
  Rooms................... $48,038  $56,608  $70,450  $    15,113  $    20,031
  Food and beverage.......  34,163   37,238   39,330        7,861       10,311
  Telephone...............   2,711    3,746    4,727        1,039        1,238
  Other departmental reve-
   nues...................   2,284    2,916    3,167          705          809
  Other income............     790    1,302    1,893          325          551
                           -------  -------  -------  -----------  -----------
                            87,986  101,810  119,567       25,043       32,940
                           -------  -------  -------  -----------  -----------
Operating costs and
 expenses:
  Rooms...................  11,464   13,826   16,418        3,752        4,444
  Food and beverage.......  23,997   26,784   28,832        6,290        7,767
  Telephone...............   1,181    1,552    1,745          417          478
  Lease expense...........   2,274    2,298    2,296          549          641
  Management fees.........   3,632    4,370    5,783          862        1,169
  Energy costs............   3,574    4,383    4,584        1,139        1,304
  Property insurance and
   taxes..................   3,499    4,002    4,233        1,066        1,147
  General and administra-
   tive...................  17,780   20,979   24,290        5,740        6,485
  Depreciation and amorti-
   zation.................   6,429    7,178    8,784        1,874        2,533
  Other expenses..........   2,494    2,531    3,244          515          647
                           -------  -------  -------  -----------  -----------
                            76,324   87,903  100,209       22,204       26,615
                           -------  -------  -------  -----------  -----------
    Operating income......  11,662   13,907   19,358        2,839        6,325
Interest income...........      85      179       76           --           --
Interest expense.......... (18,415) (20,465) (21,258)      (4,930)      (5,753)
                           -------  -------  -------  -----------  -----------
Net income (loss)......... $(6,668) $(6,379) $(1,824) $    (2,091) $       572
                           =======  =======  =======  ===========  ===========

     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                    COMBINED STATEMENTS OF PARTNERS' DEFICIT

                                 (IN THOUSANDS)

Balance at December 31, 1993........................................ $ (88,878)
  Capital contributions.............................................    14,558
  Contribution of note payable......................................    11,608
  Capital distributions.............................................      (610)
  Net loss..........................................................    (6,668)
                                                                     ---------
Balance at December 31, 1994........................................   (69,990)
  Capital contributions.............................................    16,379
  Capital distributions.............................................    (2,146)
  Net loss..........................................................    (6,379)
                                                                     ---------
Balance at December 31, 1995........................................   (62,136)
  Capital contributions.............................................     7,740
  Capital distributions.............................................      (553)
  Net loss..........................................................    (1,824)
                                                                     ---------
Balance at December 31, 1996........................................   (56,773)
  Net income (unaudited)............................................       572
                                                                     ---------
Balance at March 31, 1997 (unaudited)............................... $ (56,201)
                                                                     =========


     The accompanying notes are an integral part of the combined financial statements.

                         CROW FAMILY HOTEL PARTNERSHIPS

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                      QUARTER
                                                                       ENDED
                                          YEAR ENDED DECEMBER 31     MARCH 31
                                         -------------------------  -----------
                                          1994     1995     1996       1997
                                         -------  -------  -------  -----------
                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................... $(6,668) $(6,379) $(1,824)   $  572
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation and amortization.......   6,429    7,178    8,784     2,533
    Amortization of loan cost...........     385      704      538       194
    (Increase) decrease in accounts
     receivable.........................  (2,634)   1,256   (1,449)   (1,354)
    Net decrease (increase) in due from
     affiliates.........................     181     (218)  (1,464)    5,343
    (Increase) decrease in inventories..    (268)      76      (14)       48
    (Increase) decrease in prepaid
     expenses...........................     (81)     234     (327)     (737)
    Decrease (increase) in other
     assets.............................     562   (1,102)    (343)     (141)
    Increase (decrease) in accounts
     payable and accrued expenses.......   3,823    1,665      788    (1,532)
    Increase in due to operator.........     141      524      930       807
    Increase in advance deposits........      12      238      349       104
    (Increase) decrease in restricted
     cash...............................    (487)    (148)    (435)      291
                                         -------  -------  -------    ------
      Net cash provided by operating
       activities.......................   1,395    4,028    5,533     6,128
                                         -------  -------  -------    ------
Cash flow from investing activities:
  Property and equipment additions...... (28,148) (37,283) (19,916)   (6,026)
  (Increase) decrease in cash restricted
   for noncurrent assets................  (1,058)     893      975      (655)
                                         -------  -------  -------    ------
      Net cash used in investing
       activities....................... (29,206) (36,390) (18,941)   (6,681)
                                         -------  -------  -------    ------
Cash flows from financing activities:
  Net (increase) decrease in advances
   from partners........................    (637)  (1,740)  (2,126)      447
  Proceeds from long-term debt..........  22,256   21,481   12,299     2,908
  Repayments of long-term debt and capi-
   tal lease obligations................  (6,546)  (2,667)  (3,019)   (1,007)
  Partners' contributions...............  14,558   16,379    7,740        --
  Partners' distributions...............    (610)  (2,146)    (552)       --
  Other.................................    (901)     (20)      --        --
                                         -------  -------  -------    ------
      Net cash provided by financing
       activities.......................  28,120   31,287   14,342     2,348
                                         -------  -------  -------    ------
Increase (decrease) in cash and cash
 equivalents............................     309   (1,075)     934     1,795
Cash and cash equivalents at beginning
 of year................................   2,209    2,518    1,443     2,377
                                         -------  -------  -------    ------
Cash and cash equivalents at end of
 year................................... $ 2,518  $ 1,443  $ 2,377    $4,172
                                         =======  =======  =======    ======
Supplemental cash flow information:
  Cash paid for interest................ $14,795  $18,943  $21,619    $6,900
Noncash activity:
  Capital lease obligations.............     265      259       --        --
  Interest added to principal of notes
   payable..............................     401      448    1,161        --
  Contribution of note payable..........  11,608       --       --        --

     The accompanying notes are an integral part of the combined financial statements.

                        CROW FAMILY HOTEL PARTNERSHIPS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. COMBINED PARTNERSHIPS DESCRIPTION AND BASIS OF PRESENTATION:

  The accompanying combined financial statements include the accounts of 11 hotel partnerships (the "Partnerships") which are owned by various corporations, partnerships and joint ventures. These partnerships are beneficially owned or controlled by various members of the family of Trammell Crow. The Partnerships along with Wyndham Hotel Corporation ("WHC"), which manages the 11 hotels, are being considered for acquisition by Patriot American Hospitality, Inc., a publicly traded real estate investment trust ("REIT").

  The accompanying combined financial statements were prepared to present the balance sheets and related results of operations and cash flows of the Partnerships and may not necessarily reflect the financial position, results of operations and cash flows of the Partnerships that might have resulted had they actually operated as a stand-alone entity.

  The accounts of the Partnerships and related hotels consist of the following hotel entities:

                  PARTNERSHIPS                           HOTELS
                  ------------                           ------
      Hotel Bel Age Associates, L.P.        Wyndham Bel Age
      Franklin Plaza Associates             Wyndham Franklin Plaza
      MTD Associates                        Wyndham Milwaukee Center
      Itasca Hotel Company                  Wyndham Northwest Chicago
      WHC-LG Hotel Associates, L.P.         Garden Hotel at LaGuardia Airport
      CLC Limited Partnership               Wyndham Garden Hotel-Las Colinas
      Novi Garden Hotel Associates          Wyndham Garden Hotel-Novi
      Pleasanton Hotel Associates, Ltd.     Wyndham Garden Hotel-Pleasanton
      Wood Dale Garden Hotel Partnership    Wyndham Garden Hotel-Wood Dale
      Convention Center Boulevard Hotel,    Wyndham Riverfront
       Limited                              Wyndham Palm Springs
      Hotel and Convention Center Partners
       I-XI, Ltd.

 Interim Financial Statements

  The interim financial statements have been prepared by the Partnerships without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures herein are adequate to prevent the information presented from being misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Partnerships with respect to the results of their operations for the interim periods from January 1, 1996 to March 31, 1996, and from January 1, 1997 to March 31, 1997, have been included herein. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

 Use of Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Partnerships to concentration of credit risk consist principally of cash investments. The Partnerships maintain cash and cash equivalents in accounts with major

                        CROW FAMILY HOTEL PARTNERSHIPS
financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. Management believes credit risk related to these deposits is minimal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and cash equivalents

  For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

  Restricted cash consists of amounts in escrow for the payment of property taxes and interest. Cash restricted for noncurrent assets consists of a reserve for fixed asset repairs and replacements and hotel renovations.

 Inventories

  Inventories consisting of food, beverage, china, linen, glassware, silverware, uniforms and supplies are stated at cost which approximates market, with cost determined using the first-in, first-out method.

 Property and Equipment

  Buildings and site improvements are carried at cost and are depreciated using the straight-line method over 40 and 20 years, respectively. Furniture and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives of approximately 5 years. Normal repairs and maintenance are charged to expense as incurred.

  Investment in property is recorded at cost, except when it has been determined that the property has sustained a permanent impairment in value. At such time, a write-down is recorded to reduce the property to its estimated recoverable amount. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  Cost of assets under construction are reported as construction in progress. Construction in progress is not depreciated until the construction is completed and the related assets are in use. Interest and taxes incurred during the construction period are capitalized as part of the building cost.

 Other Assets

  Other assets consist primarily of unamortized loan costs, capitalized organization costs and capitalized lease acquisition costs. Other assets are stated at cost, except when it has been determined that the asset has sustained a permanent impairment in value. These costs are amortized using the straight-line method over the following periods:

      Loan costs                                   Over the term of the loan
      Organization costs                           60 months
      Preopening expenses                          12 months
      Lease acquisition costs                      Over the term of the lease

 Income Taxes

  The Partnerships are not taxable entities and the results of their operations are included in the tax returns of the partners. The Partnerships' tax returns and the amount of allocable income or loss are subject to examination

                        CROW FAMILY HOTEL PARTNERSHIPS
by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

 Revenue Recognition

  Room, food and beverage, telephone and other revenues are recognized when earned.

 Self-Insurance

  The Partnerships are self-insured for various levels of general liability, workers' compensation and employee medical coverages. The general and auto liability premiums are paid to a related party who maintains a loss reserve fund. Workers' compensation premiums are paid to an independent insurance company. The Partnerships' workers' compensation insurance is subject to a "retro adjustment" which could result in additional premiums or a refund of premiums based on actual claims settled by the insurance company.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following (in thousands):

                                                                DECEMBER 31
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
      Land.................................................. $ 18,575  $ 21,924
      Buildings.............................................  148,644   162,764
      Furniture, fixtures and equipment.....................   23,124    28,763
      Construction in progress..............................   12,329     8,345
                                                             --------  --------
                                                              202,672   221,796
      Less accumulated depreciation.........................  (38,243)  (45,295)
                                                             --------  --------
                                                             $164,429  $176,501
                                                             ========  ========

  Substantially all the Partnerships' property and equipment are pledged as collateral for mortgage notes payable.

4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS:

  The Partnerships entered into management agreements with a wholly-owned subsidiary of Wyndham Hotel Corporation (the "Operator"). These management agreements, having terms ranging from 10 to 22 years, provide for base management fees and chain service fees ranging from 2.5% to 5% of gross revenues, plus incentive fees ranging from 14% to 25% of income after fixed charges or excess cash, as defined in the respective management agreements. The Partnerships incurred incentive management fees of $509,000, $870,000 and $1,638,000, during the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the agreements require the Partnerships to pay a marketing contribution to the Operator equal to 1.5% of monthly room revenues. The Partnerships made marketing contributions of $721,000, $850,000 and $1,056,000 in 1994, 1995 and 1996, respectively. Due to operator represents management fees, chain service fees and other expenses payable to the Operator.

  The Partnerships receive services from and provide services to affiliates, which are reimbursed in the normal course of business. In 1994, 1995 and 1996, the Partnerships reimbursed the Operator for services such as administrative, tax, legal, accounting, finance, risk management, sales and central reservations totaling $1,283,000, $1,566,000 and $1,497,000, respectively.

                        CROW FAMILY HOTEL PARTNERSHIPS

  Certain partnerships, in the normal course of business, have made advances to or received advances from (including operating deficit loans) the partners and their affiliates. Such amounts are classified as "Due to affiliates" in the accompanying combined financial statements and accrue interest at rates ranging from 2.62% to 10%. Interest expense of $222,000, $305,000 and $303,000 in 1994, 1995 and 1996, respectively, on advances from partners and affiliates is included in other accrued expenses in the accompanying combined financial statements. No due dates have been specified for these advances and such advances may be repaid from available cash flow.

  Pursuant to one of the partnership agreements, the general partner of the partnership earns an annual management fee for services rendered in connection with the business of the partnership equal to 1% of gross revenues ($207,000, $220,000 and $233,000 in 1994, 1995 and 1996, respectively). Unpaid general partner management fees are classified as "Due to affiliates" in the accompanying combined financial statements.

  The Partnerships participate in a centralized cash management system with affiliates who are excluded from these combined financial statements. Gross receipts from the hotels are deposited into the centralized cash management system, from which operating expenses and other disbursements are paid. The net position with the pool is reported as "Due to affiliates" in the accompanying combined financial statements.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Accounts payable............................................... $ 4,092 $ 4,755
Taxes..........................................................   3,219   3,067
Accrued interest...............................................   6,716   6,136
Payroll and related costs......................................   2,433   2,961
Other..........................................................   1,610   2,032
                                                                ------- -------
                                                                $18,070 $18,951
                                                                ======= =======

                        CROW FAMILY HOTEL PARTNERSHIPS

6. LONG-TERM DEBT:

  Substantially all of the hotel property is pledged as collateral for long-term debt consisting of the following (in thousands):

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1995    1996
                                                                ------- -------
Mortgage note, bearing interest at 10% with monthly payments of interest only, maturing August 1, 1997....................  $11,308 $11,308
Mortgage note, bearing interest at 10%, with monthly payments of interest only at 5%, pay rate increasing 1% per year (7%
 and 8% at December 31, 1995 and 1996). Net cash flow, as de-
 fined, is payable quarterly and is applied first to deferred interest with balance, if any, applied to principal. Note ma-
 tures August 1, 1997.........................................    7,627   6,662
Note payable to a financial institution, for which payment is guaranteed by certain partners, bearing interest at 9.75%.
 Interest only is payable through November 1, 1996, with prin-
 cipal and interest payable in monthly installments commencing
 November 1, 1996. Additional interest of 30% of net cash
 flow, as defined, is payable quarterly. Note matures October
 31, 2000.....................................................    8,500   8,470
Mortgage note, bearing interest at 10%, with monthly payments
 of interest only. Note matures August 1, 1997................   10,521  10,521
Mortgage note, bearing interest at 10.71%, with current pay
 rate of 6.5% increasing to 8.5% on January 1, 1997, with an-
 nual increases of .5% per year to maturity. The difference
 between the amount of interest accrued and that paid is pay-
 able quarterly from available gross income, as defined. The amounts accrued at December 31, 1995 and 1996, respectively, were $3,132,000 and $1,866,000. In addition, additional in-
 terest, based on net cash flows, as defined, is payable
 through December 31, 1997. No additional interest was paid in
 1994, 1995, or 1996. At maturity, April 1, 2001, or upon
 sale, an additional amount equal to 40% of the residual val-
 ue, as defined, is due.......................................   47,000  47,000
Noninterest bearing mortgage shortfall payable, maturing April
 1, 2001......................................................    2,917   2,917
Mortgage note, bearing interest at 9.82%, principal and inter-
 est payable in monthly installments through October, 1999,
 maturing October 13, 1999....................................   10,781  10,591
Mortgage note, bearing interest at 10.875%, principal and in-
 terest payable in monthly installments, contingent interest equal to 5% of gross room sales, as defined, payable monthly,
 principal maturing December 31, 2023.........................   17,774  17,701
Mortgage note, bearing interest at annually increasing rates ranging from 5.78% to 13.07%. Specified interest payments are due monthly, with the difference between the amount of inter-
 est paid and accrued at the contract rate added to the prin-
 cipal of the note. Additional interest is due quarterly equal to 30% of adjusted gross revenue, as defined. The note ma-
 tures on October 13, 2004. At maturity, the lender is due
 Shared Appreciation Interest, as defined. The note is call-
 able after February 1, 2000. The loan has an interest reserve account of $1,028,000 and $1,000,000, as of December 31, 1995
 and 1996, respectively. The related partnership may make
 withdrawals from this reserve to cover any interest
 shortfalls, as defined. The loan agreement provides for a re-
 lease of the interest reserve account to the related partner-
 ship after October 1, 1997, if certain conditions are met....    9,219   9,378
Mortgage note, bearing interest at 11%, principal and interest
 payable monthly through July 1997, maturing August 1997......   24,928  24,446
Note payable, due on April 21, 2003, or on demand by lender...       10      10

                        CROW FAMILY HOTEL PARTNERSHIPS

                                                                DECEMBER 31
                                                             ------------------
                                                               1995      1996
                                                             --------  --------
Mortgage note, bearing interest at 9.25% with interest
 only. Payments through January 1, 1998, and principal and
 interest payable monthly beginning February 1, 1998, based
 upon a twenty year amortization. In addition, net cash
 flow, as defined, is payable quarterly. On December 31,
 2000, all remaining principal and interest are due, net
 cash flow, as defined, payable quarterly..................     6,876    12,610
Mortgage note, bearing interest at an initial rate of
 9.125%, adjusted for the Citibank Base Rate plus .625%.
 All principal and interest payable on January 12, 1997,
 extended to April 12, 1997. The loan was subsequently
 refinanced with a $13,750,000 note bearing interest at
 8.25%, with monthly payments of principal and interest
 totaling $118,150 through September 2001, with the
 remaining balance due October 1, 2001.....................     6,105    13,430
Certificates of Participation, bearing interest at a
 variable rate, adjusted weekly to be the rate necessary to
 remarket the certificates at par (4.8% and 4% at December
 31, 1995 and 1996). Interest payments are due monthly, and
 principal payments are due annually until maturity in
 2014. Upon the occurrence of certain events, the variable
 interest rate will convert to a fixed rate. The
 certificates were issued at a discount of $2,046,000 which
 is being amortized to interest expense over the life of
 the certificates using the effective interest method. In
 addition to the hotel property, the certificates are
 secured by letters of credit totaling the outstanding
 principal balance of the certificates. The letters of
 credit are secured by other property and ownership
 interests owned by the partners of the hotel partnership.
 The letters of credit bear an annual fee of 2% of the
 outstanding principal balance of the certificates. Until
 expiration in December 1995, pursuant to the terms of an
 interest rate swap agreement, interest payments were fixed
 at 5.69% for the hotel partnership, and the counterparty
 paid interest at one half of its daily prime rate. The
 original cost of the agreement was capitalized as an other
 asset and amortized over the life of the swap agreement
 using the straight line method. Additional interest
 expense incurred as a result of the swap agreement totaled
 $1,130 and $449 in 1994 and 1995..........................    59,300    58,200
Discount on certificates...................................   (1,779)    (1,746)
                                                             --------  --------
                                                              221,087   231,498
Current portion of long-term debt..........................    (1,720)  (67,893)
                                                             --------  --------
Long-term debt, excluding current portion..................  $219,367  $163,605
                                                             ========  ========

  The annual principal requirements of the long-term debt for the five years subsequent to December 31, 1996 (excluding a discount of $1,746,000) are as follows (in thousands):

      Year ending December 31:
        1997                                                           $ 67,893
        1998                                                              1,864
        1999                                                             11,874
        2000                                                             22,303
        2001                                                             52,244
        Thereafter....................................................   77,066
                                                                       --------
          Total long-term debt at December 31, 1996................... $233,244
                                                                       ========

  As discussed above, certain of the mortgage notes payable contain provisions which require additional payments to the lenders based on residual values or shared appreciation of the properties at the maturity of the

                        CROW FAMILY HOTEL PARTNERSHIPS
loan or sale of the property. If the properties are acquired, management estimates that additional payments related to these provisions ranging from $11,500,000 to $14,000,000 will be paid to the lenders from the proceeds of the sale. These amounts are considered as additional costs to sell the properties and they will be reflected in the financial statements at the time the transaction is completed.

  The terms of substantially all of the mortgage notes require the respective partnerships to make deposits, on a monthly basis, to tax escrow accounts for the payment of real estate and personal property taxes and assessments. The terms of the mortgage notes also require hotel partnerships to maintain furniture, fixture and equipment reserve accounts ("FF&E Reserve") equal to an amount ranging from 3% to 4% of gross revenues, as defined, to be used for capital expenditures. The balances of the tax escrow accounts and the FF&E Reserve are included in "Cash, restricted" and "Cash, restricted for noncurrent assets", respectively, in the accompanying combined financial statements.

  The Partnerships will use the proceeds from the sale of the properties to repay existing debt. Approximately $67,900,000 of the combined partnerships' debt matures in 1997. In the event the assets are not sold before the debt matures, management intends to extend or refinance these existing mortgage notes.

7. CONTRIBUTION OF NOTE PAYABLE:

  In May 1994, a revolving credit facility utilized by one of the hotel partnerships was converted to a related party note payable and was then contributed by the partners to the hotel partnership. This contribution is reflected on the accompanying combined statement of partners' deficit for the year ended December 31, 1994. Prior to the conversion, the revolving credit facility bore interest at LIBOR plus .65% and was secured by property owned by affiliates of the partners of the hotel partnership.

8. EMPLOYEE BENEFIT PLANS:

  All employees at the Partnerships are employees of WHC. The Partnerships reimburse WHC for all expenses and charges related to the employees' participation in any of the WHC benefit programs. Included in these plans are the Wyndham Employees Savings and Retirement Plan, a 401(k) retirement savings plan (the "Plan") and a self-insured group health plan.

  Employees who are over 21 years of age and have completed one year of service are eligible to participate in the Plan. The Plan matches employee contributions up to 4% of the employee's salary. For the years ended December 31, 1994, 1995 and 1996, the Partnerships reimbursed WHC $215,000, $198,000 and $282,000, respectively for the Plan.

  The Partnerships also reimburse WHC for costs related to the employees' participation in a self-insured group health plan. For the years ended December 31, 1994, 1995 and 1996, the Partnership reimbursed WHC $910,000, $1,036,000 and $1,112,000, respectively.

  One hotel makes contributions, based on monthly rates per employee, as specified in union agreements, to union-administered, multi-employer, defined benefit retirement plans. Because the plans cover numerous employees from many organizations, no plan benefit information is presented. Expenses relating to these plans totaled $82,000, $80,000 and $105,000 in 1994, 1995 and 1996 respectively.

                        CROW FAMILY HOTEL PARTNERSHIPS

9. COMMITMENTS AND CONTINGENCIES:

  Certain hotel partnerships lease equipment and land under capital and operating leases having noncancellable agreements extending beyond one year. Capital leases have imputed interest rates ranging from 8% to 14.29%. Future minimum lease payments required under the capital leases (together with the present value of net minimum lease payments) and operating leases at December 31, 1996 are as follows (in thousands):

                                                               CAPITAL OPERATING
                                                               LEASES    LEASE
                                                               ------- ---------
      Year ending December 31:
        1997                                                    $224    $ 1,639
        1998                                                     172      1,616
        1999                                                      68      1,508
        2000                                                      45      1,499
        2001                                                      --      1,482
        Thereafter............................................    --     49,367
                                                                ----    -------
      Total minimum lease payments............................   509    $57,111
                                                                        =======
      Less imputed interest...................................    71
                                                                ----
      Present value of net minimum lease payment..............   438
      Less current portion....................................   185
                                                                ----
      Long-term portion of net minimum lease payments.........  $253
                                                                ====

  A partnership leases the land on which the hotel is built through two lease agreements. Rent of $1 is payable annually to one of the partners under one of these leases. The partner financed this purchase of land with an interest-free advance from the partnership of $3,625,000. The remainder of the land is leased from a state authority for $653,000 annually, payable in quarterly installments of $163,000. These leases are dated July 31, 1978, with an initial term of 65 years, and two renewal options of 15 years each, subject to the term of the lessor's legal existence.

  Another hotel partnership leases the land on which the hotel is built under a sub-lease effective January 1, 1985, with an initial term of 75 years and one renewal option of 25 years. Lease payments include two components: (1) "basic rent" which escalate every 5 years based on the consumer price index, and (2) "additional rent," as defined in the master lease, to the extent that it exceeds basic rent. Basic rent payments are due annually on December 20 on a prepaid basis, and the current basic rent payment is $672,000 per year. To date, no additional rent has been paid as the basic rent exceeds all amounts calculated as additional rent.

  The Partnerships incurred rent expense totaling $2,245,000, 2,272,000 and $2,259,000 in 1994, 1995 and 1996, respectively, which includes operating leases and the three land leases.

  The Partnerships may be subject to certain litigation and claims in the ordinary course of business which are generally covered by insurance policies. In management's opinion, litigation and claims will not have a material adverse effect upon the financial position or results of operations of the Partnerships.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The Partnerships have estimated the fair value of its financial instruments at December 31, 1996 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable and accrued expenses are reasonable estimates of their fair values due to their short-term maturities. Long-term debt had a fair value of approximately $226,265,000 and $238,581,000 at December 31, 1995 and 1996,
respectively. Fair value was estimated using an interest rate of prime plus one percent at December 31, 1995 and 1996.

================================================================================

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      PATRIOT AMERICAN HOSPITALITY, INC.,

                PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.,

                             CALIFORNIA JOCKEY CLUB

                                      AND

                         BAY MEADOWS OPERATING COMPANY






================================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE 1. THE SUBSCRIPTION..............................................  A-1
 1.1 Subscription Agreement..............................................   A-1
 1.2 Subscribed Shares...................................................   A-1

 ARTICLE 2. [INTENTIONALLY OMITTED].......................................  A-2

 ARTICLE 3. THE MERGER....................................................  A-2
 3.1 The Merger..........................................................   A-2
 3.2 The Closing.........................................................   A-2
 3.3 Effective Time......................................................   A-2
 3.4 Merger Structure....................................................   A-2

 ARTICLE 4. CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH OF CAL JOCKEY
            AND BMOC......................................................  A-2
 4.1 Charter.............................................................   A-2
 4.2 Bylaws..............................................................   A-3
 4.3 Amendments of Governing Documents of the Companies' Subsidiaries....   A-3

 ARTICLE 5. EXCHANGE OF STOCK.............................................  A-3
 5.1 Outstanding Paired Shares of Cal Jockey Stock and BMOC Stock........   A-3
 5.2 Conversion of Patriot Stock.........................................   A-3
 5.3 Exchange of Certificates Representing Patriot Stock.................   A-5
 5.4 Return of Exchange Fund.............................................   A-6
 5.5 Lost or Stolen Certificates.........................................   A-7

 ARTICLE 6. REGISTRATION AND SOLICITATION PROCESS.........................  A-7
 6.1 Proxy Statement; Registration Statement.............................   A-7

 ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF PATRIOT.....................  A-8
 7.1 Organization and Qualifications.....................................   A-8
 7.2 Capitalization......................................................   A-8
 7.3 Authority Relative to this Agreement................................   A-9
 7.4 No Conflict; Required Filings and Consents..........................   A-9
 7.5 Fairness Opinion....................................................  A-10
 7.6 SEC Reports and Financial Statements................................  A-10
 7.7 Absence of Certain Changes or Events; Obligations...................  A-10
 7.8 REIT Status.........................................................  A-10
 7.9 Permits.............................................................  A-10

 ARTICLE 8. REPRESENTATIONS AND WARRANTIES OF BMOC........................ A-11
 8.1 Organization and Qualifications.....................................  A-11
 8.2 Capitalization......................................................  A-11
 8.3 Authority Relative to this Agreement................................  A-11
 8.4 No Conflict; Required Filings and Consents..........................  A-11
 8.5 Fairness Opinion....................................................  A-12
 8.6 SEC Reports and Financial Statements................................  A-12
 8.7 Absence of Certain Changes or Events; Obligations...................  A-12
 8.8 Pairing Agreement...................................................  A-13

                                      (i)

                                                                            PAGE
                                                                            ----
 ARTICLE 9. REPRESENTATIONS AND WARRANTIES OF CAL JOCKEY................... A-13
 9.1   Organization and Qualifications....................................  A-13
 9.2   Capitalization.....................................................  A-13
 9.3   Authority Relative to this Agreement...............................  A-13
 9.4   No Conflict; Required Filings and Consents.........................  A-13
 9.5   Fairness Opinion...................................................  A-14
 9.6   SEC Reports and Financial Statements...............................  A-14
 9.7   Absence of Certain Changes or Events; Obligations..................  A-15
 9.8   Real Property......................................................  A-15
 9.9   Permits............................................................  A-15
 9.10  REIT Status........................................................  A-15
 9.11  Pairing Agreement..................................................  A-16

 ARTICLE 10. COVENANTS..................................................... A-16
 10.1  No Solicitation....................................................  A-16
 10.2  Access.............................................................  A-18
 10.3  Consents...........................................................  A-18
 10.4  Efforts............................................................  A-18
 10.5  Announcements......................................................  A-18
 10.6  Interim Operations.................................................  A-19
 10.7  Filings; Other Action..............................................  A-19
 10.8  Listing Application................................................  A-19
 10.9  Affiliates of Patriot..............................................  A-20
 10.10 Expenses...........................................................  A-20
 10.11 Brokers and Finders................................................  A-20
 10.12 Indemnification and Insurance......................................  A-20

 ARTICLE 11. CONDITIONS.................................................... A-21
 11.1  Conditions to BMOC's and Cal Jockey's Obligations..................  A-21
 11.2  Conditions to Patriot's Obligations................................  A-22

 ARTICLE 12. TERMINATION................................................... A-23
 12.1  Termination........................................................  A-23
 12.2  Extension; Waiver..................................................  A-24
 12.3  Payment of Fee to Hudson Bay Partners, L.P. .......................  A-24

 ARTICLE 13. GENERAL PROVISIONS............................................ A-25
 13.1  San Mateo City Council Meeting.....................................  A-25
 13.2  Nonsurvival of Representations, Warranties and Agreements..........  A-25
 13.3  Notices............................................................  A-26
 13.4  Assignment; Binding Effect; Benefit................................  A-26
 13.5  Entire Agreement...................................................  A-27
 13.6  Governing Law......................................................  A-27
 13.7  Counterparts.......................................................  A-27
 13.8  Headings...........................................................  A-27
 13.9  Incorporation......................................................  A-27
 13.10 Severability.......................................................  A-27
 13.11 Interpretation and Certain Definitions.............................  A-28

                                      (ii)

                         AGREEMENT AND PLAN OF MERGER

  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), Patriot American Hospitality Partnership, L.P. ("Patriot Operating Partnership"), California Jockey Club, a Delaware corporation ("Cal Jockey"), and Bay Meadows Operating Company, a Delaware corporation ("BMOC"). Cal Jockey and BMOC may from time to time be referred to herein collectively as the "Companies."

                             W I T N E S S E T H:

  WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated as of February 24, 1997 (the "February 24 Agreement") and the parties desire to amend and restate the February 24 Agreement in order, among other things, to eliminate the Offer (as such term is defined in February 24 Agreement);

  WHEREAS, the parties hereto desire and have agreed that the representations, warranties, covenants and agreements contained herein are and shall be deemed to have been made as of February 24, 1997 unless otherwise specifically indicated to the contrary herein;

  WHEREAS, the shares of common stock, par value $.01 per share, of Cal Jockey ("Cal Jockey Stock") and the shares of common stock, par value $.01 per share, of BMOC ("BMOC Stock") are paired and transferable and traded only in combination as a single unit (the "Paired Shares") on the American Stock Exchange;

  WHEREAS, Patriot, Cal Jockey and BMOC entered into a binding acquisition agreement dated as of October 31, 1996 (the "Acquisition Agreement") pursuant to which the parties agreed to engage in a business combination among Patriot, Cal Jockey and BMOC. This Agreement constitutes one of the "Implementation Agreements" referenced in the Acquisition Agreement;

  WHEREAS, the Board of Directors of each of Patriot, Cal Jockey and BMOC have determined that a business combination among Patriot, Cal Jockey and BMOC is in the best interest each of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the transactions provided for herein (the "Transactions") upon the terms and subject to the conditions set forth herein; and

  WHEREAS, Patriot, Patriot Operating Partnership, Cal Jockey and BMOC desire to make certain representations, warranties, covenants and agreements in connection with the Transactions contemplated by this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

                                  ARTICLE 1.

                               THE SUBSCRIPTION

  1.1 Subscription Agreement. Immediately prior to Closing (as hereinafter defined), Patriot Operating Partnership and BMOC shall enter into a subscription agreement in substantially the form of Exhibit A attached hereto (the "Subscription Agreement") pursuant to which Patriot Operating Partnership will agree to subscribe for, and BMOC will issue, a number of shares (the "Subscribed Shares") of BMOC Stock equal to the number of shares of Cal Jockey Stock to be issued to stockholders of Patriot pursuant to the Merger (as hereinafter defined).

  1.2 Subscribed Shares. The parties hereto acknowledge and agree that the Subscribed Shares will be issued in accordance with Section 5.3(a) hereof to the stockholders of Patriot in connection with the Merger and will be paired with the Cal Jockey Stock issued in the Merger in accordance with that certain Pairing Agreement, dated as of February 17, 1983 and amended from time to time thereafter, by and between Cal Jockey and BMOC (the "Pairing Agreement") and neither Patriot nor Patriot Operating Partnership will at any time become a stockholder of BMOC.

                                  ARTICLE 2.

                            [INTENTIONALLY OMITTED]

                                  ARTICLE 3.

                                  THE MERGER

  3.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 3.3 hereof), Patriot shall be merged with and into Cal Jockey in accordance with this Agreement and the separate corporate existence of Patriot shall thereupon cease (the "Merger"). Cal Jockey shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL") and Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

  3.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Goodwin, Procter & Hoar LLP, on the day on which Cal Jockey and BMOC issue a press release announcing that the last of the conditions set forth in Article 11 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as the parties hereto may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

  3.3 Effective Time. If all of the conditions to the Merger set forth in
Article 11 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 12, the parties hereto shall cause a Certificate of Merger satisfying the requirements of the DGCL and Articles of Merger satisfying the requirements of the VSCA to be properly executed, verified and delivered for filing in accordance with the DGCL and the VSCA on the Closing Date. The Merger shall become effective upon the acceptance for record of the Certificate of Merger by the Secretary of State of Delaware in accordance with the DGCL and issuance of a Certificate of Merger by the State Corporation Commission of Virginia or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

  3.4 Merger Structure. In connection with the Merger, each of the parties hereto acknowledges and agrees to take all actions and enter into such agreements, instruments and documents in forms mutually acceptable to Patriot, Cal Jockey and BMOC necessary to effectuate the transactions (other than the Offer) contemplated by that certain memorandum, dated as of February 24, 1997, from Goodwin, Procter & Hoar llp delivered concurrently herewith, including, without limitation, the creation of a BMOC operating partnership, the contribution of BMOC's assets to such BMOC operating partnership in connection with the Merger and the contribution of Cal Jockey's assets to Patriot Operating Partnership in connection with the Merger.

                                  ARTICLE 4.

    CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH OF CAL JOCKEY AND BMOC

  4.1 Charter. Prior to the Effective Time of the Merger and subject to approval of the stockholders of Cal Jockey and BMOC, the Certificate of Incorporation of Cal Jockey shall have been amended and restated in the form of Exhibit B and the Certificate of Incorporation of BMOC shall have been amended and restated in a form substantially similar to Exhibit B with such changes as the parties shall mutually agree. The Certificate of

Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Cal Jockey, as so amended and restated.

  4.2 Bylaws. Prior to the Effective Time of the Merger, the Bylaws of Cal Jockey shall have been amended and restated in the form of Exhibit C and the Bylaws of BMOC shall have been amended and restated in a form substantially similar to Exhibit C with such changes as the parties shall mutually agree. The Bylaws of the Surviving Corporation shall be the Bylaws of Cal Jockey, as so amended and restated.

  4.3 Amendments of Governing Documents of the Companies' Subsidiaries. In connection with the Closing, the charter, bylaws, partnership agreements and equivalent documents for the subsidiaries (as defined in Section 13.11 hereof) of each of Cal Jockey and BMOC shall be amended to change the name of the entity and to make certain other changes to such documents requested by Patriot in order to reflect the Transactions contemplated by this Agreement, provided that any such changes shall be subject to the prior consent of Cal Jockey and BMOC, which consent shall not be unreasonably withheld. Each of Cal Jockey, BMOC and their respective subsidiaries will take all actions which are necessary to effectuate such amendments and will use their best efforts to cause all of the stockholders, partners or members in any subsidiary of Cal Jockey or BMOC to approve such amendments and to take such other actions to effectuate such amendments and the Transactions contemplated by this Agreement as may be reasonably requested by Patriot.

                                  ARTICLE 5.

                               EXCHANGE OF STOCK

  5.1 Outstanding Paired Shares of Cal Jockey Stock and BMOC Stock.

  (a) At the Effective Time, each Paired Share of Cal Jockey Stock and BMOC Stock outstanding immediately prior to the Effective Time which was not tendered and accepted for payment pursuant to the Offer shall remain outstanding and shall continue to represent one Paired Share of Cal Jockey Stock and BMOC Stock.

  (b) At the Effective Time, each option exercisable for a Paired Share of Cal Jockey Stock and BMOC Stock outstanding immediately prior to the Effective Time (that will not automatically terminate by its terms at the Effective
Time) shall remain outstanding and shall continue to represent an option to purchase a Paired Share of Cal Jockey Stock and BMOC Stock.

  5.2 Conversion of Patriot Stock.

  (a) At the Effective Time, each share of common stock, no par value per share, of Patriot (the "Patriot Stock") issued and outstanding immediately prior to the Effective Time (other than those shares of Patriot Stock to be canceled pursuant to Section 5.2(d)) shall, by virtue of the Merger and without any action on the part of Patriot, Cal Jockey, BMOC or the holders of any of the securities of any of these corporations, be converted into 0.51895 shares of Cal Jockey Stock; provided, however, if the Average Closing Price (as hereinafter defined) of a share of Patriot Stock is less than $17.125 per share, then each share of Patriot Stock issued and outstanding immediately prior to the Effective Time (other than those shares of Patriot Stock to be canceled pursuant to Section 5.2(d)) shall, by virtue of the Merger and without any action on the part of Patriot, Cal Jockey, BMOC or the holders of any of the securities of these corporations, be converted into a number of shares of Cal Jockey Stock equal to the Average Closing Price divided by $33.00; provided further, however, that the applicable number of shares of Cal Jockey Stock to be issued upon such conversion as provided above shall be subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions (the applicable number of shares of Cal Jockey Stock to be issued upon conversion as provided herein being the "Exchange Ratio"). Simultaneously, at the Effective Time, each Patriot stockholder shall be entitled to receive pursuant to the Subscription Agreement an equivalent number of Subscribed Shares for each share of Patriot Stock, as so converted pursuant to this Section 5.2(a), such that the Subscribed Shares and the shares of Cal Jockey Stock received by a Patriot stockholder in the Merger shall become Paired Shares which are transferable only as a single unit. The provisions of this Section 5.2(a) are intended to comply with Sections 2(a) and 2(b) of the Pairing

Agreement. For purposes of this Agreement, the term "Average Closing Price" shall mean the average per share closing price of a share of Patriot Stock as reported for New York Stock Exchange composite transactions in the Wall Street Journal over the twenty (20) trading days immediately preceding the third trading day prior to the date on which the meetings of stockholders of Cal Jockey, BMOC and Patriot to approve the transactions contemplated by this Agreement are to be convened.

  (b) Notwithstanding anything contained in this Agreement to the contrary, in order for the Surviving Corporation to qualify and maintain status as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), no person or entity shall own, or be deemed to own by virtue of the attribution provisions of
Section 544 (as modified by Section 856(h)(1)(B)) or Section 318 (as modified by Section 856(d)(5)) of the Code more than 9.8% of the outstanding Paired Shares of Cal Jockey Stock and BMOC Stock (the "Ownership Limit") at or after the Merger. Therefore, if any holder of Patriot Stock would receive in connection with the Merger and the Subscription a number of Paired Shares of Cal Jockey Stock and BMOC Stock such that any person or entity would own, or be deemed to own under the applicable attribution rules of the Code referred to above, Paired Shares of Cal Jockey Stock and BMOC Stock in excess of the Ownership Limit, then such holder shall acquire no right or interest in such number of Paired Shares of Cal Jockey Stock and BMOC Stock which would cause such person or entity to exceed the Ownership Limit, but such holder shall, in lieu of receiving those Paired Shares of Cal Jockey Stock and BMOC Stock which would cause the Ownership Limit to be exceeded (the "Excess Paired Shares"), have the right to be paid by the Surviving Corporation an amount in cash for such Excess Paired Shares equal to the product of the Fair Market Value (as hereinafter defined) per Excess Paired Share multiplied by the number of such Excess Paired Shares. "Fair Market Value" shall be equal to the greater of (i) the average closing price of a Paired Share of Cal Jockey Stock and BMOC Stock as reported for composite transactions on the American Stock Exchange in the Wall Street Journal on the four (4) trading days immediately preceding the Closing Date and (ii) the average closing price of a share of Patriot Stock as reported for composite transactions on the New York Stock Exchange in the Wall Street Journal on the four (4) trading days immediately preceding the Closing Date multiplied by 1.92697, subject to adjustment to account for changes in the Exchange Ratio pursuant to Section 5.2(a).

  (c) As a result of the Merger and without any action on the part of the holders thereof, all shares of Patriot Stock shall cease to be outstanding, shall be canceled and retired and shall cease to exist and each holder of a certificate (a "Certificate" and, collectively, the "Certificates") representing any shares of Patriot Stock shall thereafter cease to have any rights with respect to such shares of Patriot Stock, except the right to receive, without interest, Paired Shares of Cal Jockey Stock and BMOC Stock, dividend(s) payable in accordance with Section 5.3(c) and cash in lieu of Excess Paired Shares (if any) and fractional Paired Shares of Cal Jockey Stock and BMOC Stock in accordance with Sections 5.2(b) and 5.3(e), respectively, upon the surrender of such Certificate.

  (d) Each share of Patriot Stock issued and held in Patriot's treasury at the Effective Time, if any, by virtue of the Merger, shall cease to be outstanding, shall be canceled and retired and shall cease to exist and no payment of any consideration shall be made with respect thereto.

  (e) At the Effective Time, Patriot's obligations with respect to each stock option and other security convertible into or exchangeable for any capital stock or other equity interest in Patriot or a subsidiary of Patriot (exclusive of the redemption rights of the limited partnership units of the Patriot Operating Partnership) that will not automatically terminate by its terms at the Effective Time (the "Existing Patriot Options") shall be assumed by Cal Jockey (the "Assumed Options"). The Assumed Options shall, unless otherwise amended prior to the Effective Date, continue to have, and be subject to, the same terms and conditions as set forth in the plans and agreements (as in effect immediately prior to the Effective Time) pursuant to which the Existing Patriot Options were issued, except that (i) all references to Patriot shall be deemed to be references to Cal Jockey, (ii) each Existing Patriot Option shall be exercisable for that number of whole Paired Shares of Cal Jockey Stock and BMOC Stock equal to the product of the number of shares of Patriot Stock covered by such Existing Patriot Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of Paired Shares of Cal Jockey Stock and BMOC Stock and (iii) the exercise price per Paired Share of Cal Jockey Stock and BMOC Stock under such Existing Patriot Option shall be equal to the exercise price per share of Patriot Stock under the Existing Patriot Option divided by the Exchange Ratio and rounded to the nearest cent. To the extent permitted by law, the adjustment provided herein with respect to any Existing Patriot Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. Notwithstanding the foregoing, in no event shall a holder of an Assumed Option be permitted to exercise any portion of such Assumed Option that will result in any person or entity owning, or being deemed to own, Paired Shares of Cal Jockey Stock and BMOC Stock at or after the Merger in excess of the Ownership Limit or otherwise in violation of any restrictions contained in the Certificates of Incorporation or Bylaws of Cal Jockey and BMOC, as amended and restated. BMOC shall agree to grant to Cal Jockey options to acquire shares of BMOC Stock equal to that number of shares of Cal Jockey Stock that will be issuable under the Assumed Options in accordance with this Section 5.2(e); such options shall have an exercise price equal to the then fair market value of the BMOC Stock to be issued upon such exercise, as determined in accordance with the Pairing Agreement by mutual agreement of the parties hereto or if the parties are unable to agree on such exercise price the determination shall be made by an independent third party chosen by mutual agreement of Patriot, Cal Jockey and BMOC, and shall be exercisable by Cal Jockey only if and to the extent a holder of an Assumed Option exercises his or her Assumed Option. Notwithstanding the immediately preceding sentence, (i) in no event shall Cal Jockey be permitted to hold any such options that would result in any person or entity owning, or being deemed to own under the applicable attribution rules of the Code referred to in
Section 5.2(b) hereof, Paired Shares of Cal Jockey Stock and BMOC Stock after the Merger in excess of the Ownership Limit or in violation of any other restrictions contained in the Certificates of Incorporation or Bylaws of Cal Jockey and BMOC, as amended and restated (assuming for such purpose that such options constitute "options" within the meaning of such attribution rules); and (ii) in no event shall Cal Jockey be permitted to exercise such options to the extent that such exercise would result in Cal Jockey owning, or being deemed to own under the applicable attribution rules of the Code referred to in Section 5.2(b) hereof, at any time, BMOC Stock in excess of the Ownership Limit or in violation of any other restrictions contained in the Certificate of Incorporation or Bylaws of BMOC, as amended and restated. Each of Cal Jockey and BMOC shall reserve for issuance the number of shares of Cal Jockey Stock or BMOC Stock, as the case may be, that will become issuable upon the exercise of such Assumed Options pursuant to this Section 5.2(e) and the Surviving Corporation shall promptly after the Effective Time issue to each holder of an outstanding Existing Patriot Option a document evidencing the assumption by the Surviving Corporation of Patriot's obligations with respect thereto under this Section 5.2(e).

  5.3 Exchange of Certificates Representing Patriot Stock.

  (a) As of the Effective Time, (i) Cal Jockey shall deposit, or shall cause to be deposited, with an exchange agent selected by Patriot on or prior to the Effective Time (the "Exchange Agent"), for the benefit of the holders of shares of Patriot Stock, for exchange in accordance with this Article 5, a certificate representing the shares of Cal Jockey Stock to be issued pursuant to Section 5.2(a) and the cash in lieu of Excess Paired Shares and fractional Paired Shares paid pursuant to Section 5.2(b) and this Section 5.3, respectively, in exchange for outstanding shares of Patriot Stock and simultaneously (ii) BMOC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Patriot Stock, for distribution in accordance with Section 5.2(a), a certificate representing the Subscribed Shares, to be paired with the shares of Cal Jockey Stock described in clause (i) above (such certificates for shares of Cal Jockey Stock and the certificates for Subscribed Shares and such cash in lieu of Excess Paired Shares and fractional Paired Shares shall hereinafter be referred to as the "Exchange Fund"). The provisions of this Section 5.3 are intended to comply with Sections 2(a) and 2(b) of the Pairing Agreement.

  (b) Promptly after the Effective Time, the parties hereto shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Cal Jockey and BMOC may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates printed "back-to-back" evidencing Paired Shares of Cal Jockey Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor
(x) a certificate representing the number of whole Paired Shares of Cal Jockey Stock and BMOC Stock to which such holder shall be entitled, and (y) a check representing the amount of cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, due such holder plus the amount of any dividends or distributions, if any, pursuant to clause (c) of this Section 5.3, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, or on the dividends or distributions, if any, payable to holders of Certificates pursuant to this Section 5.3. In the event of a transfer of ownership of Patriot Stock which is not registered in the stock transfer records of Patriot, a certificate representing the proper number of Paired Shares of Cal Jockey Stock and BMOC Stock, together with a check for the cash to be paid in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, plus, to the extent applicable, the amount of any dividends or distributions, if any, payable pursuant to clause (c) of this
Section 5.3, may be issued to such a transferee if the Certificate representing shares of such Patriot Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  (c) Notwithstanding any other provisions of this Agreement, dividends or other distributions on Paired Shares of Cal Jockey Stock and BMOC Stock with respect to any shares of Patriot Stock represented by a Certificate that has not been surrendered for exchange shall be paid only as provided herein. Any such dividend or distribution amounts with a record date after the Effective Time and a payment date prior to the surrender of such Certificate shall be deposited (less the amount of any withholding taxes which may be required thereon) with the Exchange Agent on the applicable payment date, to be held by the Exchange Agent in a non-interest bearing account until the surrender of such Certificate. Following surrender of any such Certificate, the holder thereof shall be entitled to receive for the whole Paired Shares of Cal Jockey Stock and BMOC Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Paired Shares and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Paired Shares, less the amount of any withholding taxes which may be required thereon.

  (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Patriot of the shares of Patriot Stock which were outstanding immediately prior to the Effective Time and if, after the Effective Time, Certificates are presented for transfer, they shall be canceled and exchanged for certificates for Paired Shares of Cal Jockey Stock and BMOC Stock, dividends and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, in accordance with this Section 5.3. Certificates surrendered for exchange by any person constituting an "affiliate" of Patriot for purposes of Rule 145, as such rule may be amended from time to time ("Rule 145"), of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Cal Jockey has received an affiliate letter (the "Affiliate Letter") from such person as provided in Section 10.9.

  (e) No fractional Paired Shares of Cal Jockey Stock and BMOC Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional Paired Shares pursuant to this Agreement, each holder of Patriot Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Fair Market Value by (ii) the fractional amount of the Paired Shares of Cal Jockey Stock and BMOC Stock which such holder would otherwise be entitled to receive under this Article 5.

  5.4 Return of Exchange Fund. Any portion of the Exchange Fund (including any cash for Excess Paired Shares and fractional Paired Shares, any dividends or distributions of Cal Jockey or BMOC and any shares of Cal Jockey Stock or any Subscribed Shares) that remains unclaimed by the former stockholders of Patriot one year after the Effective Time shall be distributed as follows: any cash for Excess Paired Shares and fractional

Paired Shares, any dividends or distributions of Cal Jockey or shares of Cal Jockey Stock shall be returned to Cal Jockey and any dividends or distributions of BMOC and any Subscribed Shares shall be returned to BMOC (provided that Cal Jockey and BMOC shall agree to issue said cash or shares in accordance with this Article 5 to former stockholders of Patriot who thereafter surrender their Certificates). Any former stockholders of Patriot who have not theretofore complied with this Article 5 shall thereafter look only to Cal Jockey for issuance or payment of that portion of their Paired Shares representing Cal Jockey Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, and to BMOC for issuance or payment of that portion of their Paired Shares representing BMOC Stock (plus, in each case, dividends and distributions to the extent set forth in Section 5.3(c), if any), as determined pursuant to this Agreement, without any interest thereon. None of Cal Jockey, BMOC, Patriot, the Exchange Agent or any other person shall be liable to any former holder of shares of Patriot Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  5.5 Lost or Stolen Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Cal Jockey and BMOC, the posting by such person of a bond in such reasonable amount as Cal Jockey and BMOC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Cal Jockey and BMOC will issue in exchange for such lost, stolen or destroyed Certificate the Paired Shares of Cal Jockey Stock and BMOC Stock and cash in lieu of Excess Paired Shares, if any, and fractional Paired Shares, if any, to which such person is entitled under Section 5.3(b) (and to the extent applicable, dividends and distributions payable pursuant to Section 5.3(c)).

                                  ARTICLE 6.

                     REGISTRATION AND SOLICITATION PROCESS

  6.1 Proxy Statement; Registration Statement.

  (a) As promptly as practicable after execution of this Agreement, (i) each of Patriot, Cal Jockey and BMOC shall prepare and file with the SEC (with appropriate requests for confidential treatment, unless the parties hereto otherwise agree) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a joint proxy statement/prospectus and forms of proxies (such joint proxy statement/prospectus together with any amendments to supplements thereto, the "Proxy Statement") relating to the stockholder meetings of each of Patriot, Cal Jockey and BMOC and the vote of the stockholders of Patriot, Cal Jockey and BMOC with respect to the Merger and the Transactions and (ii) following clearance by the SEC of the Proxy Statement, Cal Jockey and BMOC shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the shares of Cal Jockey Stock and the Subscribed Shares to be distributed to the stockholders of Patriot in the Merger. The respective parties will cause the Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Patriot, Cal Jockey and BMOC shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Each of Cal Jockey and BMOC shall use its reasonable best efforts, and Patriot will cooperate with them, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of Patriot, Cal Jockey and BMOC agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties thereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4 and to cause the Proxy Statement and the Form S-4 as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. Each of Cal Jockey, BMOC and Patriot agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Cal Jockey, BMOC and Patriot, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Cal Jockey and BMOC will advise and deliver copies (if any) to Patriot, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Cal Jockey Stock issuable in connection with the Merger or of the Subscribed Shares for offering or sale in any jurisdiction.

  (b) Each of Patriot, Cal Jockey and BMOC shall use its best efforts to timely mail the joint proxy statement/prospectus contained in the Form S-4 to its stockholders. It shall be a condition to the mailing of the joint proxy statement/prospectus that (i) Cal Jockey and BMOC each shall have received a "comfort" letter from Ernst & Young, LLP, independent public accountants for Patriot, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, each addressed to Cal Jockey and BMOC, in form and substance reasonably satisfactory to Cal Jockey and BMOC, concerning the procedures undertaken by Ernst & Young, LLP with respect to the financial statements and information of Patriot and its subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and
(ii) Patriot shall have received a "comfort" letter from Deloitte & Touche LLP, independent public accountants for Cal Jockey and BMOC, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective and as of the Effective Time, each addressed to Patriot, in form and substance reasonably satisfactory to Patriot, concerning the procedures undertaken by Deloitte & Touche LLP with respect to the financial statements and information of Cal Jockey and BMOC and their subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

                                  ARTICLE 7.

                   REPRESENTATIONS AND WARRANTIES OF PATRIOT

  Except as set forth in the disclosure schedule delivered concurrently herewith to Cal Jockey and BMOC, which shall refer to the relevant Sections of this Agreement (the "Patriot Disclosure Schedule"), Patriot represents and warrants to Cal Jockey and BMOC as follows:

  7.1 Organization and Qualifications. Patriot and each subsidiary of Patriot is a corporation, partnership, limited liability company or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the assets, financial condition, results of operations or businesses (a "Material Adverse Effect") of Patriot and its subsidiaries, taken as a whole (a "Patriot Material Adverse Effect").

  7.2 Capitalization. The authorized capital stock of Patriot is as set forth on the Patriot Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of Patriot were issued, reserved for issuance or outstanding. Except as set forth thereon and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of Patriot or any subsidiary of Patriot, or obligating Patriot or any subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Patriot or any subsidiary. There are no outstanding contractual obligations of Patriot or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Patriot or any subsidiary.

  7.3 Authority Relative to this Agreement. Patriot has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of Patriot as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by Patriot and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Patriot are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by Patriot and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of Patriot, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

  7.4 No Conflict; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by Patriot does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Patriot or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Patriot or any of its subsidiaries or by which any property or asset of Patriot or any of its subsidiaries is bound or affected, or (C) except as disclosed in the Patriot Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to Patriot or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Patriot or any subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation, whether written or oral (collectively, "Contracts"), to which Patriot or any subsidiary is a party or by which Patriot or any subsidiary or any property or asset of Patriot or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent Patriot from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Patriot Material Adverse Effect.

  (b) The execution and delivery of this Agreement by Patriot does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign (each a "Governmental Entity"), except (A) for applicable requirements of (1) the Exchange Act, the Securities Act, and state securities or "blue sky" laws ("Blue Sky Law") and (2) the Hart-Scott Rodino Antitrust Improvements Act (the "HSR Act"), (B) for any consents related to the transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities, and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent Patriot from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a Patriot Material Adverse Effect.

  7.5 Fairness Opinion. Patriot has received a written fairness opinion from PaineWebber Incorporated, its financial advisor, to the effect that the Transactions are fair to the holders of Patriot Stock from a financial point of view, and Patriot has delivered a true and correct copy of such opinion to Cal Jockey and BMOC.

  7.6 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Patriot with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof, collectively, the "Patriot SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act, Exchange Act and the rules and regulations thereunder. None of the Patriot SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Patriot and its subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the respective consolidated financial position of Patriot and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1995, neither Patriot nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of Patriot and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and are consistent with past practices, (B) are disclosed in the Patriot SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a Patriot Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Patriot or any material subsidiary.

  7.7 Absence of Certain Changes or Events; Obligations. Except as contemplated by this Agreement, as disclosed in any Patriot SEC Report filed before October 31, 1996 or as set forth in the Patriot Disclosure Schedule, since December 31, 1995, (i) Patriot and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Patriot Material Adverse Effect other than any developments that generally affect the industry in which Patriot operates.

  7.8 REIT Status. Patriot (A) will be taxed for the tax year ended December 31, 1995 and for the tax year ended December 31, 1996 as a REIT within the meaning of Section 856 of the Code, (B) has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger,
(C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger, and (D) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Patriot's knowledge, threatened.

  7.9 Permits. To the knowledge of Patriot, Patriot has all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations ("Permits") required for the operation of its properties and businesses as they are currently being operated, and are in compliance therewith, except for those Permits the lack of which would not have a Patriot Material Adverse Effect. To the knowledge of Patriot, none of such Permits shall be canceled as a result of the consummation of the Transactions, except for those Permits the lack of which would not have a Patriot Material Adverse Effect.

                                  ARTICLE 8.

                    REPRESENTATIONS AND WARRANTIES OF BMOC

  Except as set forth in the disclosure schedule delivered concurrently herewith to Patriot, which shall refer to the relevant Sections of this Agreement (the "BMOC Disclosure Schedule"), BMOC severally represents and warrants to Patriot as follows:

  8.1 Organization and Qualifications. BMOC and each subsidiary of BMOC is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on BMOC, Cal Jockey and their respective subsidiaries, taken as a whole (a "BMOC Material Adverse Effect").

  8.2 Capitalization. The authorized capital stock of BMOC is as set forth on the BMOC Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of BMOC were issued, reserved for issuance or outstanding. Except as set forth above and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of BMOC or any subsidiary of BMOC, or obligating BMOC or any subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, BMOC or any subsidiary. There are no outstanding contractual obligations of BMOC or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of BMOC or any subsidiary.

  8.3 Authority Relative to this Agreement. BMOC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of BMOC as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by BMOC and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of BMOC are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by BMOC and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of BMOC, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

  8.4 No Conflict; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by BMOC does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of BMOC or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any Laws applicable to BMOC or any of its subsidiaries or by which any property or asset of BMOC or any of its subsidiaries is bound or affected, or (C) except as disclosed in the BMOC Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to BMOC or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of BMOC or any subsidiary pursuant to, any Contract to which BMOC or any subsidiary is a party or by which BMOC or any subsidiary or any property or asset of BMOC or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent BMOC from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a BMOC Material Adverse Effect.

  (b) The execution and delivery of this Agreement by BMOC does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(A) for applicable requirements of (1) the Exchange Act, the Securities Act, and Blue Sky Laws and (2) the HSR Act, (B) for any consents related to the transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities, and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent BMOC from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a BMOC Material Adverse Effect.

  8.5 Fairness Opinion. BMOC has received a written fairness opinion from Montgomery Securities ("Montgomery"), its financial advisor, to the effect that the Transactions are fair to the holders of BMOC Stock from a financial point of view, and BMOC has delivered a true and correct copy of such opinion to Patriot.

  8.6 SEC Reports and Financial Statements. Except as set forth on the BMOC Disclosure Schedule, each form, report, schedule, registration statement and definitive proxy statement filed by BMOC with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof and relate to BMOC, collectively, the "BMOC SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Except as set forth in the BMOC Disclosure Schedule, none of the BMOC SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The combined financial statements of BMOC, Cal Jockey and their respective subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the combined financial position of BMOC, Cal Jockey and their subsidiaries as of the dates thereof and the combined results of their operations and cash flows for the periods then ended. Except as set forth in the BMOC Disclosure Schedule, since December 31, 1995, neither BMOC nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of BMOC and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and are consistent with past practices, (B) are disclosed in the BMOC SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a BMOC Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of BMOC or any material subsidiary.

  8.7 Absence of Certain Changes or Events; Obligations. Except as contemplated by this Agreement, as disclosed in any BMOC SEC Report filed before October 31, 1996 or as set forth in the BMOC Disclosure

Schedule, since December 31, 1995, (i) BMOC and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any action that would be inconsistent with the covenants set forth in Section 10.6, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a BMOC Material Adverse Effect other than any developments that generally affect the industry in which BMOC operates.

  8.8 Pairing Agreement. The Pairing Agreement was duly and validly authorized and is a legal, valid and binding agreement of BMOC enforceable against BMOC in accordance with its terms. The outstanding shares of Cal Jockey are paired with the outstanding shares of BMOC pursuant to the Pairing Agreement, and such pairing is permitted pursuant to Section 136(c) of the Deficit Reduction Act of 1984 (the "Deficit Act").

                                  ARTICLE 9.

                 REPRESENTATIONS AND WARRANTIES OF CAL JOCKEY

  Except as set forth in the disclosure schedule delivered concurrently herewith to the execution hereof to Patriot, which shall refer to the relevant Sections of this Agreement (the "Cal Jockey Disclosure Schedule"), Cal Jockey severally represents and warrants to Patriot as follows:

  9.1 Organization and Qualifications. Cal Jockey and each subsidiary of Cal Jockey is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on Cal Jockey and its subsidiaries, taken as a whole (a "Cal Jockey Material Adverse Effect").

  9.2 Capitalization. The authorized capital stock of Cal Jockey is as set forth on the Cal Jockey Disclosure Schedule. Except as set forth thereon, as of the date hereof, no shares of capital stock or other voting securities of Cal Jockey were issued, reserved for issuance or outstanding. Except as set forth above and except as contemplated herein, there are no options or agreements relating to the issued or unissued capital stock of Cal Jockey or any subsidiary of Cal Jockey, or obligating Cal Jockey or a subsidiary to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, Cal Jockey or any subsidiary. There are no outstanding contractual obligations of Cal Jockey or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Cal Jockey or any subsidiary.

  9.3 Authority Relative to this Agreement. Cal Jockey has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to adoption and approval of this Agreement and the Transactions by the stockholders of Cal Jockey as contemplated hereby, to consummate the Transactions. The execution and delivery of this Agreement by Cal Jockey and the consummation by it of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Cal Jockey are necessary to authorize this Agreement or to consummate the Transactions (other than the stockholder approval referenced above). This Agreement has been duly and validly executed and delivered by Cal Jockey and, assuming the due authorization, execution and delivery thereof by each other party hereto, constitutes the legal, valid and binding obligation of Cal Jockey, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

  9.4 No Conflict; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by Cal Jockey does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, (A) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Cal Jockey or any of its subsidiaries, (B) subject to the making of the filings and obtaining the approvals identified herein, conflict with or violate any Laws applicable to Cal Jockey or any of its subsidiaries or by which any property or asset of Cal Jockey or any of its subsidiaries is bound or affected, or (C) except as disclosed in the Cal Jockey Disclosure Schedule, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to Cal Jockey or its subsidiaries of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Cal Jockey or any subsidiary pursuant to, any Contract to which Cal Jockey or any subsidiary is a party or by which Cal Jockey or any subsidiary or any property or asset of Cal Jockey or any subsidiary is bound or affected, except, in the case of clauses (B) and (C) for any such conflicts or violations which would not prevent or delay in any material respect consummation of the Transactions, or otherwise, individually or in the aggregate, prevent Cal Jockey from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect.

  (b) The execution and delivery of this Agreement by Cal Jockey does not, and the performance of its obligations hereunder and the consummation of the Transactions by it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except
(A) for applicable requirements of (1) the Exchange Act, the Securities Act and Blue Sky Laws and (2) the HSR Act, (B) for any consents related to the transfer of liquor licenses or any consents required by the appropriate California gaming and entertainment authorities and (C) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of the Transactions, or otherwise prevent Cal Jockey from performing its obligations hereunder in any material respect, and would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect.

  9.5 Fairness Opinion. Cal Jockey has received a written fairness opinion from Montgomery, its financial advisor, to the effect that the Transactions are fair to the holders of Cal Jockey Stock from a financial point of view, and Cal Jockey has delivered a true and correct copy of such opinion to Patriot.

  9.6 SEC Reports and Financial Statements. Except as set forth in the Cal Jockey Disclosure Schedules, each form, report, schedule, registration statement and definitive proxy statement filed by Cal Jockey with the SEC since December 31, 1995 and prior to the date hereof (as such documents have been amended prior to the date hereof and relate to Cal Jockey, collectively, the "Cal Jockey SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Except as set forth in the Cal Jockey Disclosure Schedules, none of the Cal Jockey SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of Cal Jockey and its subsidiaries included in such reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the respective consolidated financial position of Cal Jockey and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Cal Jockey Disclosure Schedule, since December 31, 1995, neither Cal Jockey nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except liabilities, obligations or contingencies (i) which are reflected on the unaudited balance sheet of Cal Jockey and its subsidiaries, as of June 30, 1996 (including the notes thereto), or (ii) which (A) were incurred in the ordinary course of business after June 30, 1996 and consistent with past practices, (B) are disclosed in the Cal Jockey SEC Reports filed after June 30, 1996, or (C) would not, individually or in the aggregate, have a Cal Jockey Material Adverse Effect. Since December 31, 1995, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of Cal Jockey or any material subsidiary.

  9.7 Absence of Certain Changes or Events; Obligations. Except as contemplated by this Agreement, as disclosed in any Cal Jockey SEC Report filed before October 31, 1996 or as set forth in the Cal Jockey Disclosure Schedule, since December 31, 1995, (i) Cal Jockey and its subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and have not taken any action that would be inconsistent with the covenants set forth in Section 10.6, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Cal Jockey Material Adverse Effect other than any developments that generally affect the industry in which Cal Jockey operates.

  9.8 Real Property. The Cal Jockey Disclosure Schedule lists all of the real property owned by, or subject to a lease with, Cal Jockey (the "Cal Jockey Properties" and, individually, a "Cal Jockey Property"). To the knowledge of Cal Jockey, except as set forth in the title reports listed in the Cal Jockey Disclosure Schedule or as otherwise disclosed in the Cal Jockey Disclosure Schedule, each of the Cal Jockey Properties is owned by (or in the case of leases, leased by) Cal Jockey free and clear of any mortgages, liens, pledges, options, charges, claims, easements, restrictions, security interests, rights-of-way or other encumbrances ("Encumbrances") other than Encumbrances which, individually or in the aggregate, would not have a Cal Jockey Material Adverse Effect. To the knowledge of Cal Jockey, Cal Jockey is in compliance with all applicable laws, statues, ordinances and regulations, whether federal, state or local (including those applicable to zoning, environmental conditions and racing) except where the failure to comply would not have a Cal Jockey Material Adverse Effect.

  9.9 Permits. To the knowledge of Cal Jockey, Cal Jockey has all Permits required for the operation of its properties and businesses as they are currently being operated, and are in compliance therewith, except for those Permits the lack of which would not have a Cal Jockey Material Adverse Effect. To the knowledge of Cal Jockey, none of such Permits shall be canceled as a result of the consummation of the Transactions, except for those Permits the lack of which would not have a Cal Jockey Material Adverse Effect. The Cal Jockey Disclosure Schedule sets forth a true and correct list (to the knowledge of Cal Jockey) of all Permits that are (i) material to the operation of its properties and business as they are currently being operated or (ii) required for the execution, delivery and performance by Cal Jockey of this Agreement, except for those Permits, the absence of which would not reasonably be expected to (x) have a Cal Jockey Material Adverse Effect or (y) prevent or materially delay the consummation of the Transactions. To the knowledge of Cal Jockey, except as disclosed in the Cal Jockey Disclosure Schedule, the Cal Jockey SEC Reports or in reports of consultants delivered to Patriot with the Cal Jockey Disclosure Schedule, there are no structural, mechanical, HVAC, environmental or zoning violations relating to the Cal Jockey Properties which would reasonably be expected to have a Cal Jockey Material Adverse Effect.

  9.10 REIT Status. Cal Jockey (A) will be taxed for the tax year ended December 31, 1995 and for the tax year ended December 31, 1996 as a REIT within the meaning of Section 856 of the Code, (B) has complied (or will comply) with all applicable provisions of the Code relating to a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger, (C) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1995 and 1996 and that portion of the 1997 tax year ending upon the consummation of the Merger, and (D) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to Cal Jockey's knowledge, threatened. Cal Jockey is "grandfathered" from the application of Section 269B(a)(3) of the Code pursuant to Section 136(c)(3) of the Deficit Act, and no challenge to such "grandfathered" status is pending, or to Cal Jockey's knowledge, threatened.

  9.11 Pairing Agreement. The Pairing Agreement was duly and validly authorized and is a legal, valid and binding agreement of Cal Jockey enforceable against Cal Jockey in accordance with its terms. The outstanding shares of Cal Jockey are paired with the outstanding shares of BMOC pursuant to the Pairing Agreement, and such pairing is permitted pursuant to Section 136(c) of the Deficit Act.

                                  ARTICLE 10.

                                   COVENANTS

  10.1 No Solicitation.

  (a) Each of Cal Jockey and BMOC represent and warrant with respect to itself only that it has terminated any discussions or negotiations relating to, or that may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). Until the earlier of the termination of this Agreement pursuant to its terms or the consummation of the Transactions, neither Cal Jockey nor BMOC nor any of their subsidiaries shall, directly or indirectly, take (nor shall Cal Jockey or BMOC authorize, and they shall use their best efforts not to permit, any of their subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates (collectively, the "Representatives") to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement for a Third Party Transaction (as hereafter defined) or (iii) participate in any way in discussions or negotiations with, or furnish any non-public information to, any person in connection with any Acquisition Proposal. Notwithstanding any other provision of this Section 10.1(a), either Cal Jockey or BMOC or their Representatives may, in response to an unsolicited bona fide offer or proposal made by a third party to it, provide information to or have discussions or negotiations with such third party to the extent required by the fiduciary obligations of its respective Board of Directors under applicable law, if such Board of Directors shall have received advice from outside counsel to such effect. Cal Jockey and BMOC will immediately communicate to Patriot the receipt of any third party solicitation, proposal or bona fide inquiry that Cal Jockey, BMOC or any of their Representatives may receive in respect of any such transaction, or of any request for such information.

  (b) As used herein, the term "Acquisition Proposal" shall mean any proposed
(i) merger, consolidation or similar transaction involving BMOC or Cal Jockey,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of (A) any assets of BMOC or its subsidiaries representing 15% or more of the consolidated assets of BMOC and its subsidiaries or (B) any assets of Cal Jockey or its subsidiaries representing 15% or more of the consolidated assets of Cal Jockey and its subsidiaries (excluding in each case any transactions relating to the disposition of certain Cal Jockey property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports or pursuant to the agreements previously provided to Patriot),
(iii) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of BMOC or Cal Jockey, (iv) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 15% or more of the outstanding shares of common stock of BMOC or Cal Jockey, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to Cal Jockey, BMOC or any of their subsidiaries, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

  (c) As used herein, the term "Third Party Transaction" shall mean a transaction, with a party unrelated to Patriot, referred to in an Acquisition Proposal.

  (d) Cal Jockey will use its best efforts to take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the Merger and the contribution of Cal Jockey's assets to the Patriot Operating Partnership;
(ii) approval of the amendment and restatement of Cal Jockey's Certificate of Incorporation and Bylaws in the form of Exhibits B and C, respectively (the "Cal Jockey Charter Proposal"); and (iii) such other proposals (if any) as the parties shall mutually agree (proposals (i) and (iii) are collectively referred to as the "Cal Jockey Stockholder Proposals"). BMOC will use its best efforts to take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the issuance of the Subscribed Shares and the contribution of BMOC's assets to an operating partnership; (ii) approval of the amendment and restatement of BMOC's Certificate of Incorporation and Bylaws in forms substantially similar to Exhibits B and C, respectively, with such changes as the parties shall mutually agree (the "BMOC Charter Proposal"); and (iii) such other proposals (if any) as the parties shall mutually agree (proposals (i) and (iii) are collectively referred to as the "BMOC Stockholder Proposals"). The parties hereto each agree that the Proxy Statement shall provide that each of the above-described proposals must be approved by the respective stockholders to consummate the Transaction contemplated herein. The Boards of Directors of Cal Jockey and BMOC shall recommend and declare advisable to their respective stockholders approval of such proposals and Cal Jockey and BMOC shall take all lawful action to solicit, and use their best efforts to obtain, approval of their respective stockholders, and none of the Board of Directors of BMOC, the Board of Directors of Cal Jockey nor any committee of either Board of Directors shall
(i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Transactions, (ii) approve or recommend any Acquisition Proposal, or (iii) cause Cal Jockey or BMOC to enter into any letter of intent, agreement in principle, an acquisition agreement or other similar agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that either of the Board of Directors of Cal Jockey or the Board of Directors of BMOC determines in good faith after receiving advice of its respective outside counsel that such action is necessary in order for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, the Board of Directors of BMOC or Cal Jockey, as the case may be, may (subject to the following sentences of this Section 10.1(d)) withdraw or modify its approval or recommendation of the Transactions, approve or recommend a Superior Proposal (as hereinafter defined) or terminate this Agreement, but in each case only concurrently with the payment(s) as required by Section 12.1(e), 12.1(f) or 12.3, as applicable. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal, the terms of which the Board of Directors of Cal Jockey or the Board of Directors of BMOC determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to Cal Jockey's or BMOC's stockholders than the Transactions.

  (e) Patriot will use its best efforts to take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon each of the following proposals: (i) approval of this Agreement and the Transactions contemplated herein including the Merger; and
(ii) such other proposals (if any) as the parties shall mutually agree (collectively, the "Patriot Stockholder Proposals"). The Board of Directors of Patriot shall recommend and declare advisable approval of such proposals and Patriot shall take all lawful action to solicit, and use its best efforts to obtain, such approval, and neither the Board of Directors of Patriot nor any committee thereof shall withdraw or modify the approval or recommendation by such Board of Directors or such committee of the Transactions. Notwithstanding the foregoing, in the event that the Board of Directors of Patriot determines in good faith after receiving advice of Patriot's outside counsel that such action is necessary in order for the Board of Directors of Patriot to comply with its fiduciary duties to Patriot's stockholders under applicable law, the Board of Directors of Patriot may (subject to the following sentence) withdraw or modify its approval or recommendation of the Transactions. In the event that (i) Patriot's Board of Directors withdraws or modifies its approval or recommendation of the Transactions or (ii) approval of the Patriot Stockholder Proposals is not obtained, Patriot shall promptly reimburse Cal Jockey and BMOC for their out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby in an amount requested by Cal Jockey and BMOC up to $1 million in the aggregate; provided that Cal Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status. In the event that stockholder approval is obtained for the BMOC Stockholder Proposals and the Cal Jockey Stockholder Proposals, but is not obtained for either the BMOC Charter Proposal or the Cal Jockey Charter Proposal and Patriot terminates this Agreement pursuant to Section 12.1(g), Patriot shall promptly pay $5 million in the aggregate to Cal Jockey and BMOC in immediately available funds as well as any additional amounts due under Section 12.3; provided that Cal Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status.

  10.2 Access. Each of BMOC and Cal Jockey shall (and shall cause each of their subsidiaries to) afford to Patriot, Patriot Operating Partnership and their Representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and shall (and shall cause each of its subsidiaries to) furnish promptly to such parties (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such party may reasonably request, including any financial and operating data. Each of Patriot and Patriot Operating Partnership shall (and shall cause each of their subsidiaries to) afford to each of Cal Jockey and BMOC and their respective Representatives full access during normal business hours to all of its properties, books, contracts, commitments and records and shall (and shall cause each of its subsidiaries to) furnish promptly to such parties (x) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (y) all other information concerning its business, properties and personnel as Cal Jockey or BMOC may reasonably request, including any financial and operating data. Any such access shall commence forthwith, and shall be conducted in such a manner so as not to interfere unreasonably with the business or operations of BMOC, Cal Jockey, Patriot or Patriot Operating Partnership, respectively. Treatment of all information obtained as contemplated above shall be subject to the agreement, dated as of September 25, 1996, between Patriot and BMOC and relating to confidentiality, and the agreement dated October 8, 1996 between Patriot, Cal Jockey and Montgomery Securities relating to confidentiality (collectively, the "Confidentiality Agreements"); provided that the parties hereto agree that such Confidentiality Agreements shall be deemed to be among all of the parties hereto and shall apply to any information exchanged among any of the parties hereto.

  10.3 Consents. The parties hereto will use their respective reasonable best efforts to (i) obtain all material consents, authorizations, orders and approvals required in connection with this Agreement and the Transactions and
(ii) resolve any action, suit, proceeding or investigation which shall have been instituted or which a governmental agency shall have indicated its intention to institute which jeopardizes any of the Transactions; provided, however, that no party hereto shall be obligated to take any action which, in the reasonable opinion of such party (following consultation with its counsel), would (x) have a Material Adverse Effect on such party and its subsidiaries taken as a whole (with regard to BMOC, would have a BMOC Material Adverse Effect) or (y) have a Material Adverse Effect or otherwise materially restrict or impair the effective operation of BMOC, Cal Jockey, or Patriot following the time of consummation of the Transactions (with regard to BMOC, would have a BMOC Material Adverse Effect).

  10.4 Efforts. Subject to the terms and conditions herein provided each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions; provided, however, that no party hereto shall be obligated to take any action which, in the reasonable opinion of such party (following consultation with its counsel) would (x) have a Material Adverse Effect on such party and its subsidiaries taken as a whole (with regard to BMOC, would have a BMOC Material Adverse Effect) or (y) have a Material Adverse Effect or otherwise materially restrict the operations of such party following the consummation of the Transactions (with regard to BMOC, would have a BMOC Material Adverse Effect).

  10.5 Announcements. The parties hereto will consult and cooperate with each other and agree upon the terms and substance of all press releases, announcements and public statements with respect to this Agreement and the Transactions, provided that such consultation and cooperation shall not interfere with any obligation of any party hereto to disclose any information as required by applicable law. Any press release or other announcement by any party with respect to the Transactions will be subject to the consent and approval of the other parties, which consent or approval shall not be unreasonably withheld.

  10.6 Interim Operations.

  (a) Except as expressly required or permitted by this Agreement, from and after October 31, 1996 until the earlier of (i) the consummation of the Transactions or (ii) the termination of this Agreement pursuant to its terms,
(1) each of BMOC and Cal Jockey covenant to Patriot that each of them will and will cause its respective subsidiaries to (w) operate its businesses in the ordinary course of business, (x) not take any action or fail to take any action which would or could reasonably be expected to terminate Cal Jockey's status as a REIT or the pairing status of the stock of BMOC and Cal Jockey,
(y) not take any extraordinary action or fail to take any action, the failure of which to take would itself be an extraordinary action (including, without limitation, entering into any new or modifying any existing contract between BMOC and Cal Jockey or any of their respective subsidiaries or affiliates), and (z) except as set forth in the Cal Jockey Disclosure Schedule, not declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than, in the case of Cal Jockey, dividends required in order to preserve Cal Jockey's status as a REIT or to avoid federal income or excise taxes on its undistributed income and (2) Cal Jockey covenants to Patriot that it shall not sell, transfer or encumber any Cal Jockey Property or any interest therein or take any other action or fail to take any action if the effect of such action or inaction materially adversely affects any Cal Jockey Property, provided that nothing herein shall be deemed to prohibit Cal Jockey from consummating the transactions relating to the disposition of certain Cal Jockey Property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports or pursuant to the agreements previously provided to Patriot.

  (b) From and after October 31, 1996, until the earlier of (i) the consummation of the Transactions or (ii) the termination of this Agreement pursuant to its terms, Patriot will not, without the consent of Cal Jockey and BMOC, (1) raise more than $500 million through the sale of shares of its common stock, (2) materially alter the nature of its fundamental business operations, (3) take any action or fail to take any action which would or could reasonably be expected to terminate Patriot's status as a REIT, and (4) declare, set aside or pay any dividend or other distribution in respect of its capital stock, whether in stock, cash or other property, other than (x) the dividends disclosed in the Patriot Disclosure Schedule, or (y) dividends required in order to preserve Patriot's status as a REIT or to avoid federal income or excise taxes on its undistributed income; provided, that the amount of any such dividends shall be calculated assuming that the Effective Time occurs on June 30, 1997.

  10.7 Filings; Other Action. Subject to the terms and conditions herein provided, each of Patriot, Cal Jockey and BMOC shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Transactions; (b) use all reasonable best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, the consummation of the Transactions and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;
(c) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Transactions, such consents to be in reasonably satisfactory form to each of Patriot, Cal Jockey and BMOC; and (d) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Transactions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the parties hereto shall take all such necessary action.

  10.8 Listing Application. Each of Patriot, Cal Jockey and BMOC shall cooperate and promptly prepare and submit to the New York Stock Exchange (the "NYSE") all reports, applications and other documents that may be necessary or desirable to enable all of the shares of Cal Jockey Stock and BMOC Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the NYSE. Each of Patriot, Cal Jockey and BMOC shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such NYSE listing process. Each of Cal Jockey, BMOC and Patriot agrees promptly to correct any information provided by it for use in the NYSE listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Patriot, Cal Jockey and BMOC will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the NYSE for amendment of any submitted materials or comments thereon and responses thereto or requests by the NYSE for additional information.

  10.9 Affiliates of Patriot. Prior to the Closing Date, Patriot shall deliver to Cal Jockey a list of names and addresses of those persons who were, in Patriot's reasonable judgment, at the record date for its stockholders' meeting to approve the Merger, "affiliates" (each such person, an "Affiliate") of Patriot within the meaning of Rule 145, including without limitation all directors and executive officers of Patriot. Patriot shall use its reasonable efforts to deliver or cause to be delivered to Cal Jockey, from each of the Affiliates identified in the foregoing list, an Affiliate Letter, and from each person who may be deemed to have become an "affiliate" of Patriot within the meaning of Rule 145 after delivery of the first such list hereunder and prior to the Effective Time.

  10.10 Expenses. Subject to the provisions of Section 10.1(e), all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that (a) the filing fee(s) in connection with the filing of the Offer Documents and the Form S-4 with the SEC, (b) the filing fee in connection with the listing of the Paired Shares on the NYSE, if any, and (c) the expenses incurred for printing and mailing the Offer Documents, the Form S-4 and the joint proxy statement/prospectus, shall be shared equally by Patriot, on the one hand, and Cal Jockey and BMOC, on the other hand. Subject to the provisions of Section 10.1(e), all costs and expenses for professional services rendered pursuant to the transactions contemplated by this Agreement including, but not limited to, investment banking and legal services, will be paid by each party incurring such services.

  10.11 Brokers and Finders. The Cal Jockey Disclosure Schedule and the BMOC Disclosure Schedule set forth all engagement letters, contracts, arrangements or understandings with agents, brokers, investment bankers, financial advisors or other persons or firms which may result in the obligation of Cal Jockey or BMOC to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions and true and correct copies of such documents have been delivered to Patriot. Other than the foregoing disclosed arrangements, neither Cal Jockey nor BMOC is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, and each of Cal Jockey and BMOC acknowledges and agrees that all such finder's fees, brokerage or agent's commissions or other like payments shall be the responsibility of Cal Jockey and BMOC and not that of Patriot. Patriot acknowledges and agrees that any finder's fees, brokerage or agent's commissions or other like payments incurred by any agents, brokers, investment bankers, financial advisors or other persons or firms engaged by Patriot in connection with the negotiations leading to this Agreement or the consummation of the Transactions, including the arrangement(s) disclosed in the Patriot Disclosure Schedule, shall be the responsibility of Patriot and not that of Cal Jockey or BMOC.

  10.12 Indemnification and Insurance. The Surviving Corporation and BMOC, respectively, will maintain in effect all rights to indemnification existing in favor of any director, officer, employee or agent of Cal Jockey and/or BMOC and their respective subsidiaries (the "Indemnified Parties") as provided in their respective Certificates of Incorporation, Bylaws or in indemnification agreements with Cal Jockey and/or BMOC or any of their respective subsidiaries which are in effect as of the date hereof (or disclosed in the BMOC Disclosure Schedule) with respect to matters occurring at or prior to the Effective Time, and all of such rights of indemnification shall survive the consummation of the Transactions and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. It is understood and agreed that the Surviving Corporation and BMOC shall advance, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective
Time). In addition, the Surviving Corporation and BMOC shall cause to be maintained in effect for not less than six (6) years from the Effective Time any current policies of the directors' and officers' liability insurance maintained by Cal Jockey and/or BMOC as of the date hereof; provided, that such corporations will be permitted to substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; provided, further, that such corporations shall not be required to pay an annual premium in excess of 200% of the last annual premium paid by Cal Jockey and/or BMOC prior to the date hereof and if they are unable to obtain the insurance required, they shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount. In all cases, the Surviving Corporation guarantees the indemnification obligations of BMOC with respect to any claims of the Indemnified Parties under this Section 10.12. The parties hereto acknowledge and agree that this Section 10.12 is intended to grant third party rights to the Indemnified Parties to enforce the covenants contained in this Section 10.12.

                                  ARTICLE 11.

                                  CONDITIONS

  11.1 Conditions to BMOC's and Cal Jockey's Obligations. The obligations of BMOC and Cal Jockey to consummate the Transactions are subject to the satisfaction of each of the following conditions:

  (a) All waivers, consents, authorizations, orders, approvals or expiration of waiting periods required under any law, regulation or agreement to be obtained by any of the parties hereto in order to consummate the Transactions shall have been obtained, except where the failure to have obtained any such waiver, consent, authorization, order or approval would not have a BMOC Material Adverse Effect, a Cal Jockey Material Adverse Effect, or a Patriot Material Adverse Effect, as the case may be.

  (b) The representations and warranties of Patriot set forth herein shall be true and correct in all respects as of the date hereof, and as of the time the Transactions are consummated (except for representations and warranties that speak as of a specific date or time which need only be true and correct in all respects as of such date or time), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Patriot Material Adverse Effect; provided, however, that if any of the representations and warranties are already qualified in any respect by materiality or as to a Patriot Material Adverse Effect for purposes of this Section such materiality or Patriot Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Patriot Material Adverse Effect set forth immediately prior to this proviso).

  (c) Patriot shall have complied in all material respects with all covenants and agreements set forth herein to be performed by it prior to the Effective Time and Patriot Operating Partnership shall have complied in all material respects with all covenants and agreements set forth herein and in the Subscription Agreement to be performed by it prior to the Effective Time.

  (d) No injunction, restraining order or other order of any federal or state court which prevents the consummation of the Transactions shall be in effect.

  (e) No statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent the consummation of the Transactions.

  (f) Stockholder approval of the BMOC Charter Proposal, the BMOC Stockholder Proposals, the Cal Jockey Charter Proposal and the Cal Jockey Stockholder Proposals shall have been obtained.

  (g) Stockholder approval of the Patriot Stockholder Proposals shall have been obtained.

  (h) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

  (i) Cal Jockey and BMOC shall have obtained the approval for the listing of the Paired Shares of common stock of Cal Jockey and BMOC on the NYSE effective upon consummation of the Merger, subject to official notice of issuance.

  (j) No Patriot Material Adverse Effect shall have occurred between the date hereof and consummation of the Transactions other than any developments that generally affect the industry in which Patriot operates.

  11.2 Conditions to Patriot's Obligations. The obligation of Patriot to consummate the Transactions is subject to the satisfaction of each of the following conditions:

  (a) All waivers, consents, authorizations, orders, approvals or expiration of waiting periods required under any law, regulation or agreement to be obtained by any of the parties hereof in order to consummate the Transactions shall have been obtained, except where the failure to have obtained any waiver, consent, authorization, order or approval would not have a Patriot Material Adverse Effect, a BMOC Material Adverse Effect or a Cal Jockey Material Adverse Effect, as the case may be.

  (b) The representations and warranties of each of BMOC and Cal Jockey set forth herein shall be true and correct in all respects as of the date hereof, and as of the time the Transactions are consummated (except for representations and warranties that speak as of a specific date or time which need only be true and correct in all respects as of such date or time), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Cal Jockey Material Adverse Effect or a BMOC Material Adverse Effect, as the case may be; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to a Cal Jockey Material Adverse Effect or a BMOC Material Adverse Effect for purposes of this Section such materiality or Cal Jockey Material Adverse Effect or BMOC Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso).

  (c) Each of BMOC and Cal Jockey shall have complied in all material respects with all covenants and agreements set forth herein and the Subscription Agreement (with respect to BMOC only) to be performed by each of them prior to the Effective Time.

  (d) No injunction, restraining order or other order of any federal or state court which prevents the consummation of the Transactions shall be in effect.

  (e) No statute, rule or regulation shall have been enacted by any state or governmental agency that would prevent the consummation of the Transactions.

  (f) (i) Except as required or permitted by this Agreement or as set forth in the BMOC Disclosure Schedule or the Cal Jockey Disclosure Schedule, no substantial change in the principal business, principal assets or structure of BMOC or Cal Jockey or in the "grandfathered" status of Cal Jockey pursuant to
Section 136(c) of the Deficit Act between the date hereof and the consummation of the Transactions shall have occurred or be pending (provided that nothing herein shall be deemed to prohibit Cal Jockey from consummating the transactions relating to the disposition of certain Cal Jockey Property on terms substantially similar and no less favorable than those previously publicly disclosed in the Cal Jockey SEC Reports and pursuant to the agreements previously provided to Patriot except as otherwise provided in
Section 13.1 hereof) and (ii) no BMOC Material Adverse Effect or Cal Jockey Material Adverse Effect shall have occurred between the date hereof and consummation of the Transactions other than any developments that generally affect the industry in which BMOC or Cal Jockey operates.

  (g) Stockholder approval of the BMOC Stockholder Proposals, the BMOC Charter Proposal, the Cal Jockey Stockholder Proposals and the Cal Jockey Charter Proposal shall have been obtained.

  (h) Stockholder approval of the Patriot Stockholder Proposals shall have been obtained.

  (i) The Form S-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

  (j) Cal Jockey and BMOC shall have obtained the approval for the listing of the Paired Shares of common stock of Cal Jockey and BMOC on the NYSE effective upon consummation of the Merger, subject to official notice of issuance.

  (k) BMOC and Cal Jockey shall not be financially insolvent on a combined balance sheet basis immediately prior to consummation of the Transactions.

  (l) Each of the directors of Cal Jockey and each of the directors of BMOC shall have resigned as of the Effective Time from their respective Boards of Directors and the persons designated by Patriot and disclosed in the Form S-4 or other person later nominated by Patriot shall be appointed the directors of each of Cal Jockey and BMOC as of the Effective Time.

                                  ARTICLE 12.

                                  TERMINATION

  12.1 Termination. This Agreement shall terminate at the earlier of:

  (a) Such time as the parties shall mutually agree.

  (b) At the option of BMOC and Cal Jockey, acting jointly, but not individually, on or after July 14, 1997, if by that date all of the conditions set forth in Section 11.1 shall not have been satisfied or waived.

  (c) At the option of Patriot, on or after July 14, 1997, if by that date all of the conditions set forth in Section 11.2 shall not have been satisfied or waived.

  (d) At the option of Patriot, if at any time prior to the Closing the number of race days permitted to be held during 1997 at the premises currently operated by BMOC is less than 80.

  (e) At the option of BMOC or Cal Jockey in accordance with Section 10.1(d), provided the terminating party has complied with all provisions thereof, and provided further that the terminating party simultaneously pays to Patriot the sum of $5 million (or such lesser amount requested by Patriot) in immediately available funds; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

  (f) At the option of Patriot, if (i) the Board of Directors of BMOC or Cal Jockey or any committee of either Board of Directors shall have (A) withdrawn or modified its approval or recommendation of this Agreement or the Transactions, or (B) failed to recommend that the stockholders of BMOC and Cal Jockey vote in favor of the Transactions, or (C) approved or recommended any Acquisition Proposal, or (ii) the Board of Directors of BMOC or Cal Jockey or any committee of either Board of Directors shall have resolved to do any of the foregoing; provided that BMOC and Cal Jockey (jointly and severally) shall promptly following termination for any of the reasons set forth in this clause
(f) pay to Patriot the sum of $5 million (or such lesser amount requested by Patriot) in immediately available funds or with a note due within 90 days accruing interest at 7% per annum; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

  (g) At the option of any of the parties hereto, if the stockholder approval is not obtained for any of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Proposal, the Cal Jockey Charter Proposal or the Patriot Stockholder Proposals at the respective stockholder meetings called for that purpose.

  In the event that (x) this Agreement is terminated pursuant to Section 12.1(g) (i) by Cal Jockey or Bay Meadows because stockholder approval is not obtained for any of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Approval, or the Cal Jockey Charter Approval or
(ii) by Patriot because stockholder approval is not obtained for any of the BMOC Stockholder Proposals or Cal Jockey Stockholder Proposals, and (y) prior to twelve (12) months following such termination, BMOC or Cal Jockey enters into a binding agreement for a Third Party Transaction, BMOC or Cal Jockey, as the case may be, shall pay to Patriot the aggregate amount of $5 million (or such lesser amount requested by Patriot) in immediately available funds; provided that Patriot's right to receive such payment shall be conditioned upon receipt by Patriot of a written opinion (satisfactory to Patriot) from Patriot's tax counsel to the effect that receipt of such payment will not result in a loss of Patriot's REIT status.

  12.2 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

  12.3 Payment of Fee to Hudson Bay Partners, L.P. On October 31, 1996, Patriot loaned to Cal Jockey $2.9 million (the "Loan"), the terms of which are set forth in the Promissory Note attached hereto as Exhibit D (the "Promissory Note") and which Loan was used to pay the termination fee due to Hudson Bay Partners, L.P. ("Hudson Bay") under Section 11.2(c) of the Formation Agreement, dated as of August 18, 1996, among Cal Jockey, BMOC and Hudson Bay (the "Hudson Bay Agreement"). Cal Jockey caused such amount to be paid to Hudson Bay in accordance with the Hudson Bay Agreement. The parties hereto acknowledge and agree that the reference in paragraph numbered 1 of the Promissory Note to "Section 14 of the Agreement" shall hereinafter be deemed to refer to Section 12.1 of this Agreement. In the event of the termination of this Agreement, Cal Jockey shall immediately repay to Patriot the Loan in immediately available funds. If this Agreement is terminated (i) because of the failure of Patriot to satisfy the conditions set forth in Sections 11.1(b) or 11.1(c) or (ii) under Section 12.1(g), then Patriot shall pay Cal Jockey $2.9 million or such lesser amount requested by Cal Jockey (the "Patriot Payment"); provided that Cal Jockey's right to receive such payment shall be conditioned on the receipt by Cal Jockey of a written opinion (satisfactory to Cal Jockey) from Cal Jockey's tax counsel to the effect that receipt of such payment will not result in a loss of Cal Jockey's REIT status. Notwithstanding the foregoing, in the event that (x) this Agreement is terminated under
Section 12.1(g) (i) by Cal Jockey or Bay Meadows because of the failure to obtain approval of the BMOC Stockholder Proposals, the Cal Jockey Stockholder Proposals, the BMOC Charter Proposal or the Cal Jockey Charter Proposal or
(ii) by Patriot because of the failure to obtain approval of any of the BMOC Stockholder Proposals or Cal Jockey Stockholder Proposals and (y) during the twelve (12) month period following said termination BMOC or Cal Jockey enters into a binding agreement for a Third Party Transaction, Cal Jockey shall immediately repay the Patriot Payment to Patriot in immediately available funds without interest.

                                  ARTICLE 13.

                              GENERAL PROVISIONS

  13.1 San Mateo City Council Meeting. The parties hereto agree that no action taken prior to the date hereof by the San Mateo City Council with respect to the issuance of any of the Entitlements (as hereinafter defined), including final certification of the final Environmental Impact Report of Cal Jockey and BMOC, shall be deemed a Material Adverse Effect for purposes of this Agreement or shall be construed in any way to be a breach of representations, warranties or covenants contained in this Agreement. The term "Entitlements" shall have the meaning ascribed to such term under the Agreement of Purchase and Sale, dated as of May 31, 1995, by and between Cal Jockey and Property Resources, Inc., as amended, and the Agreement of Purchase and Sale, dated as of December 15, 1995, by and between Cal Jockey and Lee Iacocca & Associates, Inc., as amended.

  13.2 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the agreements contained in Articles 2 and 5, the last sentence of Section 10.7,
Section 10.12 and this Article 13 shall survive the Merger.

  13.3 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

  If to Patriot: Patriot American Hospitality, Inc.
                3030 LBJ Freeway, Suite 1500
                Dallas, TX 75234
                Attn: Paul A. Nussbaum
                Fax: (972) 888-8029

  With copies to:Goodwin, Procter & Hoar LLP
                Exchange Place, 53 State Street
                Boston, MA 02109
                Attn: Gilbert G. Menna, P.C.
                Fax: (617) 523-1231

  If to Cal Jockey:California Jockey Club
                2600 South Delaware Street
                P.O. Box 1117
                San Mateo, CA 94403
                Attn: Kjell H. Qvale
                Fax: (415) 776-9826

  With copies to:Latham & Watkins
                505 Montgomery Street
                Suite 1900
                San Francisco, CA 94111
                Attn: Christopher Kaufman, Esq.
                Fax: (415) 395-8095

  If to BMOC:Bay Meadows Operating Company
                2600 South Delaware Street

                    P.O. Box 5050
                    San Mateo, CA 94402
                    Attn: F. Jack Liebau
                    Fax: (415) 573-7825

  With copies to:   McCutchen Doyle Brown & Enersen, LLP
                    Three Embarcadero Center
                    San Francisco, CA 94111-4066
                    Attn: Bartley C. Deamer, Esq.
                    Fax: (415) 393-2286

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

  13.4 Assignment; Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by any party without prior consent of all parties hereto, provided that any party hereto may assign its rights and obligations hereunder to any affiliate to implement the Transactions, provided that (i) such affiliate agrees to be bound hereby, (ii) such party remains liable hereunder, and (iii) such assignment does not adversely affect the Transactions from the perspective of the other parties.

  13.5 Entire Agreement. This Agreement, the Exhibits attached hereto, the Patriot Disclosure Schedule, the Cal Jockey Disclosure Schedule, the BMOC Disclosure Schedule, the Subscription Agreement and any documents delivered by the parties and their affiliates in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties with respect thereto, including the Acquisition Agreement and the February 24 Agreement, except that the Confidentiality Agreements shall remain in effect and shall be binding upon the parties in accordance with their terms. No addition to or modification or amendment of any provision of this Agreement shall be binding upon any party hereto unless made in accordance with Section 12.2 or otherwise made in writing and signed by all parties hereto. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.

  13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent.

  13.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

  13.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

  13.9 Incorporation. The Patriot Disclosure Schedule, the Cal Jockey Disclosure Schedule, the BMOC Disclosure Schedule and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

  13.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  13.11 Interpretation and Certain Definitions.

  (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include both genders.

  (b) As used in this Agreement, the word "subsidiary" or "subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

  (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          PATRIOT AMERICAN HOSPITALITY, INC.

ATTEST:

By:
  /s/ Rex E. Stewart                      By:/s/ Paul A. Nussbaum
  ---------------------------------          ---------------------------------
  Name: Rex E. Stewart                       Name: Paul A. Nussbaum
  Title: Executive Vice President            Title: Chairman

                                          PATRIOT AMERICAN HOSPITALITY
                                          PARTNERSHIP, L.P.
ATTEST:                                   By: PAH GP, Inc., its general
                                           partner

By:
  /s/ Rex E. Stewart                      By:/s/ Paul A. Nussbaum
  ---------------------------------          ---------------------------------
  Name: Rex E. Stewart                       Name: Paul A. Nussbaum
  Title: Executive Vice President            Title: Chairman

                                          CALIFORNIA JOCKEY CLUB

ATTEST:

By:
  /s/ Lillian Eva Fredriksson             By:/s/ Kjell H. Qvale
  ---------------------------------          ---------------------------------
  Name: Lillian Eva Fredriksson              Name: Kjell H. Qvale
  Title: Assistant                           Title: Chairman

                                          BAY MEADOWS OPERATING COMPANY

ATTEST:


By:  /s/ Frank Trigeiro                      By:/s/ F. Jack Liebau
    -------------------------------          ---------------------------------
    Name: Frank Trigeiro                     Name: F. Jack Liebau
    Title: Vice President--Finance           Title: President

                                                                        ANNEX B

                               PROPOSED FORM OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      PATRIOT AMERICAN HOSPITALITY, INC.

  Patriot American Hospitality, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

  1. The name of the Corporation is Patriot American Hospitality, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Realty Enterprises, Inc. The name of the Corporation was changed to California Jockey Club on March 31, 1983, by way of amendment to the Original Certificate of Incorporation. Pursuant to this Amended and Restated Certificate of Incorporation, the name of the Corporation is hereby changed to Patriot American Hospitality, Inc.

  2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

  3. The text of the Original Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                      I.

                                     NAME

  The name of the corporation is Patriot American Hospitality, Inc.

                                      II.

                                   PURPOSES

  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                     III.

                               REGISTERED OFFICE

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

                                 CAPITAL STOCK

  The Corporation shall have the authority to issue 650,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 750,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

  A. Common Stock.

    1. Voting Rights. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

    2. Dividend Rights. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

    3. Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken in lieu of such a meeting only by an unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  B. Preferred Stock.

    1. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix or establish the basis for determining:

      a. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

      b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

      c. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

      d. The designation and maximum number of shares of such series issuable;

      e. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

      f. The amount payable upon shares in the event of involuntary liquidation;

      g. The amount payable upon shares in the event of voluntary liquidation;

      h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange; and

      i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

    All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any regular dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

  C. Restrictions on Ownership and Transfer of Equity Stock.

    1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

    "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of
  Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(l)(B) of the Code, and (iii) the number of shares of Equity Stock which such person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

    "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
  (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

    "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

    "Equity Stock" shall mean Common Stock and Preferred Stock of the
  Corporation.

    "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(c) of the Pairing Agreement by the value of a paired share most recently determined under
  Section 2(c) of the Pairing Agreement (the "Valuation Percentage").

    "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or
  (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

    "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 9.8% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

    "Pairing Agreement" shall mean the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey Club) and Bay Meadows Operating Company, as amended from time to time in accordance with the provisions thereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
  Article IV.

    "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

    "Restriction Termination Date" shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify under the Code as a real estate investment trust (a "REIT").

    "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    "Trust" shall mean any separate trust created and administered in accordance with the terms of Section (D) of this Article IV, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Patriot American Hospitality Operating Company (the "Operating Company") in accordance with the Pairing Agreement.

    2. Restriction on Ownership and Transfer.

      a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

      b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

      c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of the Corporation (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

      d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

    3. Owners Required to Provide Information. Until the Restriction Termination Date:

      a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

      b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

    4. Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Sections (C)(2)(b) through (d) of this Article IV would not be violated, may exempt a Person from the Ownership Limit, provided that (A) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in the real property of a tenant of the Corporation or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this
  Article IV.

    5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

  D. Excess Stock.

    1. Conversion into Excess Stock.

      a. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially

    Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

      b. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of capital stock of the Corporation being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code,
    (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

      c. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

    2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

    3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this
  Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

    4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and the Operating Company shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

    5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

    6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

    7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

    8. Designation of Permitted Transferee.

      a. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if the Company fails to exercise its option with respect to such shares pursuant to Section (D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

      b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

      c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

      d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section (C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections D(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

    9. Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section (D)(9) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this
  Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (D) of this Article IV by, such Trustee or the Corporation.

    10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock has previously occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (D)(3) of this Article IV.

  E. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

  F. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  G. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  H. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

    "The shares of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificate of Incorporation of each company which prohibit (a) any Person from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated Certificate of Incorporation of each company) in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company), (b) any Person (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company), from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii)
  Article IV of the respective Amended and Restated Certificate of Incorporation of each company and (c) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1983, by and between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

    Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificate of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either company or to the transfer agent named on the face hereof."

  I. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

                                      V.

                                   DIRECTORS

  A. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

  B. Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. A director need not be a stockholder of the Corporation.

  C. Terms of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Paul A. Nussbaum, Arch K. Jacobson and Leonard Boxer; the initial Class II Directors of the Corporation shall be Thomas S. Foley and Gregory R. Dillon; and the initial Class III Directors of the Corporation shall be John
H. Daniels and John C. Deterding. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

  Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section C of this Article V.

  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

  D. Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or
(v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

                                      VI.

                            LIMITATION OF LIABILITY

  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                     VII.

                          MAINTENANCE OF REIT STATUS

  For so long as the Board of Directors deems the maintenance of REIT status to be in the best interests of the Corporation, it shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its stockholders.

                                     VIII.

                          RELATED PERSON TRANSACTION

  The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than a "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation with any Related Person; provided, however, that such 66 2/3% voting requirement shall not be applicable if the Business Combination was approved by the Board of Directors of the corporation prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of the corporation.

  For purposes of this Article VIII:

  1. The term "Business Combination" shall mean (a) any merger, reorganization or consolidation of this corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person,
(c) any merger or consolidation of a Related Person with or into this corporation or a subsidiary of this corporation and (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this corporation or a subsidiary of this corporation.

  2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), owns in the aggregate five percent (5%) or more of the outstanding shares of the capital stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either Patriot American Hospitality Operating Company or any subsidiary of this corporation.

  3. The term "substantial part of the assets" shall mean assets having a fair market value or book value, whichever is greater, equal to 25% or more of such value of the total assets as reflected on the most recent quarterly balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any acquisition of such assets.

  4. Without limitation, any share of capital stock of this corporation which any Related Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such Related Person.

  The provisions set forth in this Article VIII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this corporation; provided, however, that if there is a Related Person (as defined herein), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than the Related Person.

                                      IX.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  Subject to Article VIII of this Certificate, the Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                        ANNEX C

                               PROPOSED FORM OF
                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                      PATRIOT AMERICAN HOSPITALITY, INC.

                                  ARTICLE I.

                                  DEFINITIONS

  For purposes of these Bylaws, the following words shall have the meanings set forth below:

  (a) "Affiliate" of a Person shall mean (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such other Person, (ii) any Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such other Person or (iii) any officer, director, employee, partner or trustee of such other Person or any Person controlling, controlled by or under common control with such Person (excluding directors and Persons serving in similar capacities who are not otherwise Affiliates of such Person). For the purposes of this definition, the term "Person" shall mean, and includes, any natural person, corporation, partnership, association, trust, limited liability company or any other legal entity. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

  (b) "Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

  (c) "Corporation" shall mean Patriot American Hospitality, Inc.

  (d) "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

  (e) "Equity Stock" shall mean the common stock, par value $.01 per share, and the preferred stock, par value $.01 per share of the Corporation and the Operating Company.

  (f) "Independent Director" shall mean a director of the Corporation who is not (i) an officer or employee of the Corporation, (ii) a director or officer of Operating Company or (iii) an Affiliate of (a) any lessee of any property of the Corporation, (b) a subsidiary of the Corporation or (c) any partnership that is an affiliate of the Corporation.

  (g) "Operating Company" shall mean Patriot American Hospitality Operating Company.

  (h) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

  2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the Board of Directors.

  2.2 Annual Meetings. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by the Board of Directors.

  2.3 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

  2.4 Notice of Meetings; Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these Bylaws, is entitled to such notice, by delivering such notice to him or her or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

  Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

  Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

  The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2.9 of these Bylaws.

  When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or under these Bylaws, is entitled to such notice.

  2.5 Quorum. Except as otherwise required by the Certificate, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy.

  2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

  2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Certificate or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

  2.8 Stockholder List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  2.9 Stockholder Proposals. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder shall: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first annual meeting following the end of the fiscal year ended December 31, 1996, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than 90 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

  A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business,
(iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

  If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

  Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  2.10 Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

  2.11 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                 ARTICLE III.

                                   DIRECTORS

  3.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

  3.2 Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors.

  3.3 Election and Removal of Directors; Quorum.

    (a) Directors shall be elected and removed in the manner provided for in
  Article V of the Certificate.

    (b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article V of the Certificate.

    (c) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except that when any meeting of the Board of Directors, either regular of special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting.

  3.4 Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Delaware and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board, and the Secretary of the Corporation or officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting; provided, however, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice.

  3.5 Nominations. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.5. Any stockholder who has complied with the timing, informational and other requirements set forth in this
Section 3.5 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section
3.5 shall be eligible for election as directors at an annual meeting.

  Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.5. For the first annual meeting following the end of the fiscal year ended December 31, 1996, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 90 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary

Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 90th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

  A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s); (b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

  If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this
Section 3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.5, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.5, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

  Notwithstanding anything to the contrary in the second paragraph of this
Section 3.5, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.

  No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section 3.5 shall be provided for use at the annual meeting.

  3.6 Voting.

    (a) Except as provided in subsection (c) of this Section 3.6, the action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless a larger vote is required for such action by the Certificate, these Bylaws or by law.

    (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

    (c) Notwithstanding anything in these Bylaws to the contrary, (i) any action pertaining to a sale or other disposition of any of the following hotels: (1) Radisson New Orleans; (2) Bourbon Orleans; (3) North Dallas Holiday Inn; and (4) San Angelo Holiday Inn and (ii) any other action pertaining to any transaction involving the Corporation, including the purchase, sale, lease, or mortgage of any real estate asset, entering into joint venture investments or any other transaction, in which an advisor, director or officer of the Corporation, or any Affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or stockholder of the Corporation, must be approved by a majority of the directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

  3.7 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

  3.8 Compensation. By resolution of the Board of Directors, directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.

                                  ARTICLE IV.

                                  COMMITTEES

  4.1 Executive Committee. The Board of Directors, by resolution duly adopted, may elect an Executive Committee which shall consist of not less than two directors, including the Chairman of the Board. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed, or until the Executive Committee is dissolved by the Board of Directors. All vacancies that may occur in the Executive Committee shall be filled by the Board of Directors.

  When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate, or by these Bylaws, except as otherwise provided in the DGCL. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

  Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Executive Committee, or upon call of the Chairman of the Board. Not less than 12 hours' notice shall be given by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Executive Committee; provided, however, that notice need not be given of regular meetings held at times and places fixed by resolution of the Executive Committee and that meetings may be held at any time without notice if all of the members of the Executive Committee are present or if those not present waive notice in writing either before or after the meeting; provided, further, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

  4.2 Compensation Committee. The Board of Directors, at its regular annual meeting, shall designate a Compensation Committee which shall consist of two or more non-employee directors. In addition, the Board of Directors at any time may designate one or more alternate members of the Compensation Committee, who shall be non-employee directors, who may act in place of any absent regular member upon invitation by the chairman or secretary of the Compensation Committee.

  With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board of Directors, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

  With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

  The Compensation Committee shall administer the Corporation's stock incentive plans and from time to time may grant, consistent with the plans, stock options and other awards permissible under such plans.

  Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members of the Compensation Committee shall be subject to removal by the Board of Directors at any time.

  The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving on the Compensation Committee shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

  4.3 Audit Committee. The Board of Directors, at its regular annual meeting, shall designate an Audit Committee which shall consist of two or more directors whose membership on the Audit Committee shall meet the requirements set forth in the rules of the New York Stock Exchange, as amended from time to time. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Audit Committee, and members shall be subject to removal by the Board of Directors at any time. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Audit Committee shall meet at least twice per year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Audit Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Audit Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board of Directors the results of its study and recommend the selection of auditors for each fiscal year.

  4.4 Nominating Committee. The Board of Directors, by resolution duly adopted, shall designate a Nominating Committee which shall consist of three or more directors. The Nominating Committee shall make recommendations to the Board of Directors regarding nominees for election as directors by the stockholders at each annual meeting of stockholders and make such other recommendations regarding tenure, classification and compensation of directors as the Nominating Committee may deem advisable from time to time. The Nominating Committee shall fix its own rules of procedure and a majority of the members then serving shall constitute a quorum.

  4.5 Other Committees. The Board of Directors, by resolution adopted, may establish such other standing or special committees of the Board of Directors as it may deem advisable, and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                                  ARTICLE V.

                                   OFFICERS

  5.1 Election of Officers; Terms. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer or Chief Financial Officer. Other officers, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors, and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified. The Chairman of the Board shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine.

  5.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed with or without cause, at any time, by the Board of Directors. Vacancies shall be filled by the Board of Directors.

  5.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his or her other duties as the Board of Directors may see fit.

  5.4 Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall be responsible for the execution of the policies of the Board of Directors, shall serve as the Chairman of the Executive Committee and shall have direct supervision over the business of the Corporation and its several officers, subject to the ultimate authority of the Board of Directors. He or she shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all committees of the Board of Directors. He or she shall preside at all meetings of stockholders, the Board of Directors and the Executive Committee. He or she may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the Chairman of the Board and Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

  5.5 Duties of the President. Unless the Board of Directors, by resolution duly adopted, designates some other person to serve as the Chief Operating Officer of the Corporation, the President shall serve as Chief Operating Officer and shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

  5.6 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chairman of the Board or the Board of Directors. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  5.7 Duties of the Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as shall be designated by the Board of Directors. He or she shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices, (ii) for the preparation of appropriate operating budgets and financial statements, (iii) for the preparation and filing of all tax returns required by law and (iv) for the performance of all duties incident to the office of Treasurer or Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee or the Chairman of the Board. The Treasurer or Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  5.8 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors, all committees of the Board of Directors and stockholders of the Corporation. He or she shall (i) keep and preserve the minutes of all such meetings in permanent books, (ii) ensure that all notices required to be given by the Corporation are duly given and served, (iii) have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws,
(iv) have custody of all deeds, leases, contracts and other important corporate documents, (v) have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation, (vi) see that all reports, statements and other documents required by law (except tax returns) are properly filed and (vii) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

                                  ARTICLE VI.

                                 CAPITAL STOCK

  6.1 Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article IV of the Certificate) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article IV of the Certificate) with respect thereto as is required by law.

  6.2 Pairing. Until the limitation on transfer provided for in the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey Club) and Bay Meadows Operating Company (the "Pairing Agreement"), as amended from time to time in accordance with the provisions thereof, shall be terminated:

    (a) The shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement shall not be transferable, and shall not be transferred on the stock transfer books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee or (ii) arrangements have been made with the Operating Company for the acquisition by the transferee, of a like number of shares of the same class or series of Equity Stock of the Operating Company and such shares are paired with one another.

    (b) Each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement and issued and not canceled prior to the Effective Time of the Restriction shall be deemed to evidence a like number of shares of the same class or series of Equity Stock of the Operating Company.

    (c) A legend shall be placed on the face of each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

    (d) Notwithstanding the foregoing, the Corporation may issue or transfer shares of its Equity Stock to the Operating Company without regard to the restrictions of this Section 6.2.

    (e) To the extent that a paired share of Equity Stock of the Corporation is converted into a share of excess stock, par value $.01 per share (the "Excess Stock"), of the Corporation in accordance with the provisions of
  Article IV of the Certificate, such share of Excess Stock of the Corporation, together with the corresponding share of Excess Stock of the Operating Company, which has been converted from a share of Equity Stock of the Operating Company in accordance with Article IV of the Certificate and the Pairing Agreement, shall be automatically transferred to a trust established by the Corporation and the Operating Company for such purpose in accordance with Article IV of the Certificate.

  6.3 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

  6.4 Transfer of Stock. Subject to the restrictions on transfer of stock described in Section 6.2 of these Bylaws and Article IV of the Certificate, the stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the stock transfer books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its stock transfer books as the owner of shares to receive dividends and to vote as such owner.

  6.5 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than 10 nor more than 60 days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 ARTICLE VII.

                                INDEMNIFICATION

  7.1 Definitions. For purposes of this Article VII:

    (a) "Corporate Status" describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Officer is or was serving at the request of the Corporation and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Non-Officer Employee is or was serving at the request of the Corporation;

    (b) "Director" means any person who serves or has served the Corporation as a director on the Board of Directors;

    (c) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

    (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

    (e) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;

    (f) "Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors; and

    (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

  7.2 Indemnification of Directors and Officers. Subject to the operation of
Section 7.4 of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Officer's Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section
7.2 shall exist as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors.

  7.3 Indemnification of Non-Officer Employees. Subject to the operation of
Section 7.4 of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors.

  7.4 Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by
(a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

  7.5 Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

  7.6 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

  7.7 Contractual Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) in the case of a Director, 10 days after the receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

  7.8 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

  7.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.

                                 ARTICLE VIII.

                           MISCELLANEOUS PROVISIONS

  8.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

  8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

  8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

  8.4 Amendment of Bylaws.

    (a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

    (b) Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  8.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                                                        ANNEX D

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

  Patriot American Hospitality Operating Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

  1. The name of the Corporation is Patriot American Hospitality Operating Company. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 27, 1983 (the "Original Certificate of Incorporation"). The name under which the Corporation filed the Original Certificate of Incorporation was Bay Meadows Operating Company. Pursuant to this Amended and Restated Certificate of Incorporation, the name of the Corporation is hereby changed to Patriot American Hospitality Operating Company.

  2. This Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Original Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, as amended from time to time (the "DGCL"), and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

  3. The text of the Original Certificate of Incorporation, as amended to date, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                      I.

                                     NAME

  The name of the corporation is Patriot American Hospitality Operating
Company.

                                      II.

                                   PURPOSES

  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                     III.

                               REGISTERED OFFICE

  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

                                 CAPITAL STOCK

  The Corporation shall have the authority to issue 650,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 750,000,000 shares of excess stock, par value $.01 per share (the "Excess

Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

  A. Common Stock.

    1. Voting Rights. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

    2. Dividend Rights. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

    3. Action Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken in lieu of such a meeting only by an unanimous written consent of the stockholders signed by each stockholder entitled to vote on the matter.

  B. Preferred Stock.

    1. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors is expressly authorized to fix or establish the basis for determining:

      a. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

      b. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

      c. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

      d. The designation and maximum number of shares of such series issuable;

      e. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

      f. The amount payable upon shares in the event of involuntary liquidation;

      g. The amount payable upon shares in the event of voluntary liquidation;

      h. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange; and

      i. Such other rights as may be specified by the Board of Directors and not prohibited by law.

    All shares of Preferred Stock of any one series shall be identical with each other in all respects except, if so determined by the Board of Directors, as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided herein or in the resolution or resolutions providing for the issue of a particular series. In case dividends on all shares of Preferred Stock for any regular dividend period are not paid in full, all such shares shall participate ratably in any partial payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

  C. Restrictions on Ownership and Transfer of Equity Stock.

    1. Definitions. For purposes of this Article IV, the following terms shall have the meanings set forth below:

    "Beneficial Ownership" shall mean, with respect to any Person, ownership of shares of Equity Stock equal to the sum of (i) the shares of Equity Stock directly or indirectly owned by such Person, (ii) the number of shares of Equity Stock treated as owned directly or indirectly by such Person through the application of the constructive ownership rules of
  Section 544 of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(1)(B) of the Code, and (iii) the number of shares of Equity Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

    "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses
  (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section (D)(4) of this Article IV.

    "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who is or would be treated as a direct or indirect owner of such shares of Equity Stock through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

    "Equity Stock" shall mean Common Stock and Preferred Stock of the
  Corporation.

    "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Equity Stock. In the case of Equity Stock that is paired, "Market Price" shall mean the "Market Price" for paired shares multiplied by a fraction (expressed as a percentage) determined by dividing the value for such Equity Stock most recently determined under Section 2(c) of the Pairing Agreement by the value of a paired share most recently determined under
  Section 2(c) of the Pairing Agreement (the "Valuation Percentage").

    "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or
  (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for shares of Equity Stock that results in changes in Beneficial Ownership or Constructive Ownership of shares of Equity Stock.

    "Ownership Limit" shall mean, with respect to any class or series of Equity Stock, 9.8% of the number of outstanding shares of such class or series of Equity Stock. For purposes of computing the percentage of shares of any class or series of Equity Stock of the Corporation that is Beneficially Owned by any Person, any shares of Equity Stock of the Corporation which are deemed to be Beneficially Owned by such Person pursuant to Rule 13d-3 of the Exchange Act but which are not outstanding shall be deemed to be outstanding.

    "Pairing Agreement" shall mean the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey Club) and Bay Meadows Operating Company, as amended from time to time in accordance with the provisions thereof.

    "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section (D)(8) of this
  Article IV.

    "Person" shall mean (a) an individual or any corporation, partnership, estate, trust, association, private foundation, joint stock company or any other entity and (b) a "group" as that term is defined for purposes of Rule 13d-5 of the Exchange Act.

    "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from being or becoming the owner of record title to shares of Equity Stock by the provisions of Section (D)(1) of this Article IV.

    "Restriction Termination Date" shall mean the first day on which the Corporation is no longer a party to the Pairing Agreement, the Pairing Agreement terminates or the Corporation is no longer required by the Pairing Agreement to maintain the restrictions set forth in this Section C of this Article IV.

    "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if shares of Equity Stock are not listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

    "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall have the correlative meaning.

    "Trust" shall mean any separate trust created and administered in accordance with the terms of Section (D) of this Article IV, for the exclusive benefit of any Beneficiary.

    "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof. The Trustee shall be designated by the Corporation and Patriot American Hospitality, Inc. ("Patriot REIT") in accordance with the Pairing Agreement.

    2. Restriction on Ownership and Transfer.

        a. Except as provided in Section (C)(4) of this Article IV, until the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Equity Stock.

        b. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that are paired pursuant to the Pairing Agreement that, if effective, would result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that are paired pursuant to the Pairing Agreement that would cause Patriot REIT to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        c. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of shares of Equity Stock that, if effective, would cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or any direct or indirect subsidiary (whether a corporation, partnership, limited liability company or other entity) of Patriot REIT (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of the real property of Patriot REIT or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

        d. Until the Restriction Termination Date, any Transfer (whether or not the result of a transaction entered into through the facilities of the New York Stock Exchange) of Equity Stock that is paired pursuant to the Pairing Agreement that, if effective, would result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such shares of Equity Stock.

    3. Owners Required To Provide Information. Until the Restriction Termination Date:

        a. Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request to ensure compliance with the restrictions in this Section C of this Article IV.

        b. Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request to ensure compliance with the restrictions set forth in this Section C of this Article IV.

    4. Exception. The Board of Directors may exempt a Person from the Ownership Limit, provided that (A) such exemption is permitted by and made in accordance with the Pairing Agreement and (B) such Person agrees in writing that any violation or attempted violation of the Ownership Limit will result in the conversion of such shares into shares of Excess Stock pursuant to Section (D)(1) of this Article IV and provides such other representations and undertakings as the Board of Directors may reasonably require.

    5. New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

  D. Excess Stock.

    1. Conversion into Excess Stock.

        a. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then, (i) except as otherwise provided in Section (C)(4) of this Article IV, the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial

    Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this
    Article IV and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        b. If, notwithstanding the other provisions contained in this Article IV, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, (ii) result in Patriot REIT being "closely held" within the meaning of Section 856(h) of the Code or (iii) cause Patriot REIT to Constructively Own 10% or more of the ownership interest in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the capital stock of Patriot REIT being beneficially owned (within the meaning of Section 856(a)(5) of the Code) by fewer than 100 persons within the meaning of
    Section 856(a)(5) of the Code, (B) result in Patriot REIT being
    "closely held" within the meaning of Section 856(h) of the Code or
    (C) cause Patriot REIT to Constructively Own 10% or more of the ownership interests in a tenant of Patriot REIT's or a Subsidiary's real property within the meaning of Section 856(d)(2)(B) of the Code,
    (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Excess Stock and transferred to a Trust in accordance with Section (D)(4) of this Article IV and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee of the Trust. Such conversion into Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

        c. Upon the occurrence of such a conversion of shares of any class or series of Equity Stock into an equal number of shares of Excess Stock, such shares of Equity Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of the particular class or series of Equity Stock from which such Excess Stock was converted and may be reissued by the Corporation as that particular class or series of Equity Stock.

    2. Remedies for Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section (C)(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section (C)(2) of this Article IV, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

    3. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section (C)(2) of this
  Article IV, or any Person who owns shares of Equity Stock that were converted into shares of Excess Stock and transferred to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's compliance with the terms of the Pairing Agreement, including the effect on Patriot REIT's status as a real estate investment trust.

    4. Ownership in Trust. Upon any Transfer or Non-Transfer Event that results in Excess Stock pursuant to Section (D)(1) of this Article IV, such Excess Stock shall be automatically transferred to a Trust to be held for the exclusive benefit of the Beneficiary. The Corporation and Patriot REIT shall name a Beneficiary for each Trust pursuant to the terms of the Pairing Agreement. Any conversion of shares of Equity Stock into shares of Excess Stock and transfer to a Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer or Non-Transfer Event that results in the conversion. Shares of Excess Stock so held in trust shall remain issued and outstanding shares of stock of the Corporation.

    5. Dividend Rights. Each share of Excess Stock shall be entitled to the same dividends and distributions (as to both timing and amount) as may be declared by the Board of Directors as shares of the class or series of Equity Stock from which such Excess Stock was converted. The Trustee, as record holder of the shares of Excess Stock, shall be entitled to receive all dividends and distributions and shall hold all such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such shares of Excess Stock shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock that have been converted into shares of Excess Stock and (ii) the record date of which was on or after the date that such shares were converted into shares of Excess Stock. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of this Article IV, would Constructively Own or Beneficially Own the shares of Equity Stock that were converted into shares of Excess Stock; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

    6. Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series from which the Equity Stock was converted, that portion of the assets of the Corporation that is available for distribution to the holders of such class or series of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of the shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of Equity Stock that is paired, shall equal the price per paired share multiplied by the most recent Valuation Percentage) and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of the shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

    7. Voting Rights. Each share of Excess Stock shall entitle the holder to the number of votes the holder would have, if such share of Excess Stock was a share of Equity Stock of the same class or series from which such Excess Stock was converted, on all matters submitted to a vote at any meeting of stockholders. The holders of shares of Excess Stock converted from the same class or series of Equity Stock shall vote together with the holders of such Equity Stock as a single class on all such matters. The Trustee, as record holder of the Excess Stock, shall be entitled to vote all shares of Excess Stock. Any vote by a Prohibited

  Owner as a purported holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock have been converted into shares of Excess Stock shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such shares of Excess Stock, and the Prohibited Owner shall be deemed to have given, as of the close of trading on the Trading Day prior to the date of the purported Transfer or Non-Transfer Event that results in the conversion of the shares of Equity Stock into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV, an irrevocable proxy to the Trustee to vote the shares of Excess Stock in the manner in which the Trustee, in its sole and absolute discretion, desires.

    8. Designation of Permitted Transferee.

        a. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all shares of Excess Stock if the Company fails to exercise its option with respect to such shares pursuant to Section (D)(10) hereof within the time period set forth therein. As soon as practicable, but in an orderly fashion so as not to materially adversely affect the Market Price of the shares of Excess Stock, the Trustee shall designate any Person as a Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the shares of Excess Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (ii) the Permitted Transferee so designated may acquire such shares of Excess Stock without violating any of the restrictions set forth in Section (C)(2) of this Article IV and without such acquisition resulting in the conversion of the shares of Equity Stock so acquired into shares of Excess Stock and the transfer of such shares to a Trust pursuant to Sections (D)(1) and (D)(4) of this Article IV.

        b. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section (D)(8), the Trustee shall cause to be transferred to the Permitted Transferee that number of shares of Excess Stock acquired by the Permitted Transferee. Upon such transfer of the shares of Excess Stock to the Permitted Transferee, such shares of Excess Stock shall be automatically converted into an equal number of shares of Equity Stock of the same class and series from which such Excess Stock was converted. Upon the occurrence of such a conversion of shares of Excess Stock into an equal number of shares of Equity Stock, such shares of Excess Stock shall be automatically retired and canceled, without any action required by the Board of Directors of the Corporation, and shall thereupon be restored to the status of authorized but unissued shares of Excess Stock and may be reissued by the Corporation as Excess Stock.

        c. The Trustee shall (i) cause to be recorded on the stock transfer books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock, and (ii) distribute to the Beneficiary any and all amounts held with respect to the shares of Excess Stock after making payment to the Prohibited Owner pursuant to Section (D)(9) of this Article IV.

        d. If the Transfer of shares of Excess Stock to a purported Permitted Transferee shall violate any of the transfer restrictions set forth in Section (C)(2) of this Article IV, such Transfer shall be void ab initio as to that number of shares of Excess Stock that cause the violation of any such restriction when such shares are converted into shares of Equity Stock (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such shares of Excess Stock or Equity Stock. Such shares of Equity Stock shall be automatically re-converted into Excess Stock and transferred to the Trust from which they were originally Transferred. Such conversion and transfer to the Trust shall be effective as of the close of trading on the Trading Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Article IV shall apply to such shares, including, without limitation, the provisions of Sections D(8) through (D)(10) with respect to any future Transfer of such shares by the Trust.

    9. Compensation to Record Holder of Shares of Equity Stock that are Converted into Shares of Excess Stock. Any Prohibited Owner shall be entitled (following discovery of the shares of Excess Stock and subsequent designation of the Permitted Transferee in accordance with Section (D)(8) of this Article IV or following the acceptance of the offer to purchase such shares in accordance with Section (D)(10) of this

  Article IV) to receive from the Trustee following the sale or other disposition of such shares of Excess Stock the lesser of (i) (a) in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the conversion of such shares into shares of Excess Stock, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) and (b) in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the conversion of such shares into shares of Excess Stock, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer or (ii) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) received by the Trustee from the sale or other disposition of such shares of Excess Stock in accordance with this Section
  (D)(9) or Section (D)(10) of this Article IV. Any amounts received by the Trustee in respect of such shares of Excess Stock and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section (D)(9) shall be distributed to the Beneficiary in accordance with the provisions of Section (D)(8) of this Article IV. Each Beneficiary and Prohibited Owner shall waive any and all claims that it may have against the Trustee and the Trust arising out of the disposition of shares of Excess Stock, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section (D) of this
  Article IV by, such Trustee or the Corporation.

    10. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee, at a price per share equal to the lesser of (i) the price per share (which, in the case of paired Excess Stock, shall be determined based on the Valuation Percentage) in the transaction that created such shares of Excess Stock (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) or (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the Non-Transfer Event or purported Transfer which results in such shares of Excess Stock or (b) the date on which the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in shares of Excess Stock previously has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section (D)(3) of this Article IV.

  E. Preemptive Rights. No holder of shares of any class or series of capital stock shall as such holder have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

  F. Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders to ensure compliance with the requirements of the Pairing Agreement and with the restrictions set forth in Section C of this Article IV.

  G. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition contained in Section
(C)(1) of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

  H. Legend. Each certificate for shares of Equity Stock shall bear the following legend:

    "The shares of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company represented by this combined certificate are subject to restrictions in the respective Amended and Restated Certificate of Incorporation of each company which prohibit (a) any Person from Beneficially Owning or Constructively Owning (as these terms are defined in the respective Amended and Restated

  Certificate of Incorporation of each company) in excess of 9.8% of the number of outstanding shares of any class or series of Equity Stock (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company), (b) any Person (as that term is defined in the respective Amended and Restated Certificate of Incorporation of each company) from acquiring or maintaining any ownership interest in the stock of either company that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) Article IV of the respective Amended and Restated Certificate of Incorporation of each company and (c) any transfer of shares of any class or series of Equity Stock of either company that are paired pursuant to the Pairing Agreement, dated as of February 17, 1997 between the two companies, as amended from time to time in accordance with the provisions thereof (the "Pairing Agreement"), except in combination with an equal number of shares of the other company in accordance with the respective Amended and Restated Bylaws of each company and the Pairing Agreement, copies of which are on file with the transfer agent, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions.

    Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company will furnish without charge to each stockholder who so requests a copy of the relevant provisions of the respective Amended and Restated Certificates of Incorporation and the respective Amended and Restated Bylaws of each company, a copy of the Pairing Agreement and a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that each company is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of either Company or to the transfer agent named on the face hereof."

  I. Severability. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall be in no way affect the validity of any other provision.

                                      V.

                                   DIRECTORS

  A. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

  B. Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors. A director need not be a stockholder of the Corporation.

  C. Terms of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation
shall be                      ; the initial Class II Directors of the
Corporation shall be                      ; and the initial Class III
Directors of the Corporation shall be                      . The initial Class
I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997; the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998; and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1999. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

  Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificates of designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section C of this Article V.

  During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV of this Certificate, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

  D. Removal of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of this Certificate, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of a court, (iii) gross dereliction of duty, (iv) commission of any act involving moral turpitude or
(v) commission of an act that constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to such director and a material injury to the Corporation.

  E. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

                                      VI.

                            LIMITATION OF LIABILITY

  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Any repeal or modification of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a director at the time of such repeal or modification.

                                     VII.

                          RELATED PERSON TRANSACTION

  The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this corporation, which shall include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than a "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of this corporation with any Related Person; provided, however, that such 66 2/3% voting requirement shall not be applicable if the Business Combination was approved by the Board of Directors of the corporation prior to the acquisition by such Related Person of the beneficial ownership of 5% or more of the outstanding shares of the capital stock of the corporation.

  For purposes of this Article VII:

  1. The term "Business Combination" shall mean (a) any merger, reorganization or consolidation of this corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including, without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this corporation (including, without limitation, any voting securities of a subsidiary) or of a subsidiary, to a Related Person,
(c) any merger or consolidation of a Related Person with or into this corporation or a subsidiary of this corporation and (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this corporation or a subsidiary of this corporation.

  2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates" (defined below), beneficially (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), owns in the aggregate five percent (5%) or more of the outstanding shares of the capital stock of this corporation, and any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include either Patriot REIT or any subsidiary of this corporation.

  3. The term "substantial part of the assets" shall mean assets having a fair market value or book value, whichever is greater, equal to 25% or more of such value of the total assets as reflected on the most recent quarterly balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any acquisition of such assets.

  4. Without limitation, any share of capital stock of this corporation which any Related Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise shall be deemed beneficially owned by such Related Person.

  The provisions set forth in this Article VII may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of capital stock of this corporation; provided, however, that if there is a Related Person (as defined herein), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of capital stock held by shareholders other than the Related Person.

                                     VIII.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  Subject to Article VII of this Certificate, the Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                        ANNEX E

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                                  ARTICLE I.

                                  DEFINITIONS

  For purposes of these Bylaws, the following words shall have the meanings set forth below:

  (a) "Affiliate" of a Person shall mean (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such other Person, (ii) any Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such other Person or (iii) any officer, director, employee, partner or trustee of such other Person or any Person controlling, controlled by or under common control with such Person (excluding directors and Persons serving in similar capacities who are not otherwise Affiliates of such Person). For the purposes of this definition, the term "Person" shall mean, and includes, any natural person, corporation, partnership, association, trust, limited liability company or any other legal entity. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

  (b) "Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

  (c) "Corporation" shall mean Patriot American Hospitality Operating Company.

  (d) "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

  (e) "Equity Stock" shall mean the common stock, par value $.01 per share, and the preferred stock, par value $.01 per share of the Corporation and Patriot REIT.

  (f) "Independent Director" shall mean a director of the Corporation who is not (i) an officer or employee of the Corporation, (ii) a director or officer of Patriot REIT or (iii) an Affiliate of (a) any lessee of any property of the Corporation, (b) a subsidiary of the Corporation or (c) any partnership that is an Affiliate of the Corporation.

  (g) "Patriot REIT" shall mean Patriot American Hospitality, Inc.

  (h) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

  2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the Board of Directors.

  2.2 Annual Meetings. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by the Board of Directors.

  2.3 Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

  2.4 Notice of Meetings; Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these Bylaws, is entitled to such notice, by delivering such notice to him or her or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

  Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

  Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

  The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2.9 of these Bylaws.

  When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or under these Bylaws, is entitled to such notice.

  2.5 Quorum. Except as otherwise required by the Certificate, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy.

  2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

  2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except where a larger vote is required by law, by the Certificate or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

  2.8 Stockholder List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  2.9 Stockholder Proposals. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock entitled to vote at such annual meeting, such stockholder shall: (i) give timely written notice as required by this Section 2.9 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. For the first annual meeting following the end of the fiscal year ended December 31, 1996, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than 90 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

  A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the capital stock of the Corporation beneficially owned by such other stockholders and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

  If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

  Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  2.10 Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

  2.11 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                 ARTICLE III.

                                   DIRECTORS

  3.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

  3.2 Number of Directors. The number of directors shall be fixed by resolution duly adopted from time to time by the Board of Directors.

  3.3 Election and Removal of Directors; Quorum.

      (a) Directors shall be elected and removed in the manner provided for in
  Article V of the Certificate.

      (b) Vacancies in the Board of Directors shall be filled in the manner provided for in Article V of the Certificate.

      (c) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except that when any meeting of the Board of Directors, either regular of special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting.

  3.4 Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Delaware and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board, and the Secretary of the Corporation or officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting; provided, however, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice.

  3.5 Nominations. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.5. Any stockholder who has complied with the timing, informational and other requirements set forth in this
Section 3.5 and who seeks to make such a nomination must be, or his, her or its representative must be, present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section
3.5 shall be eligible for election as directors at an annual meeting.

  Nominations, other than those made by, or at the direction of, the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.5. For the first annual meeting following the end of the fiscal year ended December 31, 1996, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which the Public Announcement of the date of such annual meeting is first made by the Corporation. For all subsequent annual meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 90 days prior to the Anniversary Date; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (x) the 90th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

  A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) the consent of each nominee to serve as a director if elected. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s); (b) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice; and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

  If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this
Section 3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.5, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3.5, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

  Notwithstanding anything to the contrary in the second paragraph of this
Section 3.5, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such Public Announcement is first made by the Corporation.

  No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section 3.5 shall be provided for use at the annual meeting.

  3.6 Voting.

      (a) Except as provided in subsection (c) of this Section 3.6, the action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless a larger vote is required for such action by the Certificate, these Bylaws or by law.

      (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

      (c) Notwithstanding anything in these Bylaws to the contrary, any action pertaining to any transaction involving the Corporation, including entering into joint venture investments or any other transaction, in which an advisor, director or officer of the Corporation, or any Affiliate of any of the foregoing persons, has any direct or indirect interest other than solely as a result of their status as a director, officer, or stockholder of the Corporation, must be approved by a majority of the directors, including a majority of the Independent Directors, even if the Independent Directors constitute less than a quorum.

  3.7 Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

  3.8 Compensation. By resolution of the Board of Directors, directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude directors from serving the Corporation in other capacities and receiving compensation for such other services.

                                  ARTICLE IV.

                                  COMMITTEES

  4.1 Executive Committee. The Board of Directors, by resolution duly adopted, may elect an Executive Committee which shall consist of not less than two directors, including the Chairman of the Board. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors, until removed, or until the Executive Committee is dissolved by the Board of Directors. All vacancies that may occur in the Executive Committee shall be filled by the Board of Directors.

  When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Certificate, or by these Bylaws, except as otherwise provided in the DGCL. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action that the Executive Committee may have taken on behalf of the Board of Directors since the last regular or special meeting of the Board of Directors.

  Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Executive Committee, or upon call of the Chairman of the Board. Not less than 12 hours' notice shall be given by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Executive Committee; provided, however, that notice need not be given of regular meetings held at times and places fixed by resolution of the Executive Committee and that meetings may be held at any time without notice if all of the members of the Executive Committee are present or if those not present waive notice in writing either before or after the meeting; provided, further, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice. A majority of the members of the Executive Committee then serving shall constitute a quorum for the transaction of business at any meeting of the Executive Committee.

  4.2 Compensation Committee. The Board of Directors, at its regular annual meeting, shall designate a Compensation Committee which shall consist of two or more non-employee directors. In addition, the Board of Directors at any time may designate one or more alternate members of the Compensation Committee, who shall be non-employee directors, who may act in place of any absent regular member upon invitation by the chairman or secretary of the Compensation Committee.

  With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board of Directors, to determine bonus awards to executive officers and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

  With respect to salaries, the Compensation Committee shall have and may exercise the power to fix and determine from time to time all salaries of the executive officers of the Corporation, and such further powers with respect to salaries as may from time to time be conferred by the Board of Directors.

  The Compensation Committee shall administer the Corporation's stock incentive plans and from time to time may grant, consistent with the plans, stock options and other awards permissible under such plans.

  Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members of the Compensation Committee shall be subject to removal by the Board of Directors at any time.

  The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving on the Compensation Committee shall constitute a quorum; and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

  4.3 Audit Committee. The Board of Directors, at its regular annual meeting, shall designate an Audit Committee which shall consist of two or more directors whose membership on the Audit Committee shall meet the requirements set forth in the rules of the New York Stock Exchange, as amended from time to time. Vacancies in the Audit Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Audit Committee, and members shall be subject to removal by the Board of Directors at any time. The Audit Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Audit Committee shall meet at least twice per year with both the internal and the Corporation's outside auditors present at each meeting and shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Audit Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Audit Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board of Directors the results of its study and recommend the selection of auditors for each fiscal year.

  4.4 Nominating Committee. The Board of Directors, by resolution duly adopted, shall designate a Nominating Committee which shall consist of three or more directors. The Nominating Committee shall make recommendations to the Board of Directors regarding nominees for election as directors by the stockholders at each annual meeting of stockholders and make such other recommendations regarding tenure, classification and compensation of directors as the Nominating Committee may deem advisable from time to time. The Nominating Committee shall fix its own rules of procedure and a majority of the members then serving shall constitute a quorum.

  4.5 Other Committees. The Board of Directors, by resolution adopted, may establish such other standing or special committees of the Board of Directors as it may deem advisable, and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

                                  ARTICLE V.

                                   OFFICERS

  5.1 Election of Officers; Terms. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer or Chief Financial Officer. Other officers, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors, and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified. The Chairman of the Board shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine.

  5.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed with or without cause, at any time, by the Board of Directors. Vacancies shall be filled by the Board of Directors.

  5.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his or her other duties as the Board of Directors may see fit.

  5.4 Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall be responsible for the execution of the policies of the Board of Directors, shall serve as the Chairman of the Executive Committee and shall have direct supervision over the business of the Corporation and its several officers, subject to the ultimate authority of the Board of Directors. He or she shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he or she shall be ex officio a member of all committees of the Board of Directors. He or she shall preside at all meetings of stockholders, the Board of Directors and the Executive Committee. He or she may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the Chairman of the Board and Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

  5.5 Duties of the President. Unless the Board of Directors, by resolution duly adopted, designates some other person to serve as the Chief Operating Officer of the Corporation, the President shall serve as Chief Operating Officer and shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

  5.6 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chairman of the Board or the Board of Directors. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  5.7 Duties of the Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as shall be designated by the Board of Directors. He or she shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices, (ii) for the preparation of appropriate operating budgets and financial statements, (iii) for the preparation and filing of all tax returns required by law and (iv) for the performance of all duties incident to the office of Treasurer or Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee or the Chairman of the Board. The Treasurer or Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

  5.8 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors, all committees of the Board of Directors and stockholders of the Corporation. He or she shall (i) keep and preserve the minutes of all such meetings in permanent books, (ii) ensure that all notices required to be given by the Corporation are duly given and served, (iii) have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws,
(iv) have custody of all deeds, leases, contracts and other important corporate documents, (v) have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation, (vi) see that all reports, statements and other documents required by law (except tax returns) are properly filed and (vii) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

                                  ARTICLE VI.

                                 CAPITAL STOCK

  6.1 Certificates. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to a restriction on transfer (as provided in Article IV of the Certificate) and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend (as provided in Article IV of the Certificate) with respect thereto as is required by law.

  6.2 Pairing. Until the limitation on transfer provided for in the Pairing Agreement, dated as of February 17, 1983, by and between Bay Meadows Realty Enterprises, Inc. (the predecessor of California Jockey Club) and Bay Meadows Operating Company (the "Pairing Agreement"), as amended from time to time in accordance with the provisions thereof, shall be terminated:

    (a) The shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement shall not be transferable, and shall not be transferred on the stock transfer books of the Corporation, unless (i) a simultaneous transfer is made by the same transferor to the same transferee or (ii) arrangements have been made with Patriot REIT for the acquisition by the transferee, of a like number of shares of the same class or series of Equity Stock of Patriot REIT and such shares are paired with one another.

      (b) Each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement and issued and not canceled prior to the Effective Time of the Restriction shall be deemed to evidence a like number of shares of the same class or series of Equity Stock of Patriot REIT.

      (c) A legend shall be placed on the face of each certificate evidencing ownership of shares of Equity Stock of the Corporation that are paired pursuant to the Pairing Agreement referring to the restrictions on transfer set forth herein.

      (d) Notwithstanding the foregoing, the Corporation may issue or transfer shares of its Equity Stock to Patriot REIT without regard to the restrictions of this Section 6.2.

      (e) To the extent that a paired share of Equity Stock of the Corporation is converted into a share of excess stock, par value $.01 per share (the "Excess Stock"), of the Corporation in accordance with the provisions of
  Article IV of the Certificate, such share of Excess Stock of the Corporation, together with the corresponding share of Excess Stock of Patriot REIT, which has been converted from a share of Equity Stock of Patriot REIT in accordance with Article IV of the Amended and Restated Certificate of Incorporation of Patriot REIT and the Pairing Agreement, shall be automatically transferred to a trust established by the Corporation and Patriot REIT for such purpose in accordance with Article IV of the Certificate.

  6.3 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

  6.4 Transfer of Stock. Subject to the restrictions on transfer of stock described in Section 6.2 of these Bylaws and Article IV of the Certificate, the stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the stock transfer books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its stock transfer books as the owner of shares to receive dividends and to vote as such owner.

  6.5 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than 10 nor more than 60 days prior to the date on which the particular action requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 ARTICLE VII.

                                INDEMNIFICATION

  7.1 Definitions. For purposes of this Article VII:

      (a) "Corporate Status" describes the status of a person who (i) in the case of a Director, is or was a director of the Corporation and is or was acting in such capacity, (ii) in the case of an Officer, is or was an officer, employee or agent of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Officer is or was serving at the request of the Corporation and (iii) in the case of a Non-Officer Employee, is or was an employee of the Corporation or is or was a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Non-Officer Employee is or was serving at the request of the Corporation;

      (b) "Director" means any person who serves or has served the Corporation as a director on the Board of Directors;

      (c) "Disinterested Director" means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

      (d) "Expenses" means all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

      (e) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not a Director or Officer;

      (f) "Officer" means any person who serves or has served the Corporation as an officer appointed by the Board of Directors; and

      (g) "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

  7.2 Indemnification of Directors and Officers. Subject to the operation of
Section 7.4 of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director's or Officer's behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director's or Officer's Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section
7.2 shall exist as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors.

  7.3 Indemnification of Non-Officer Employees. Subject to the operation of
Section 7.4 of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee's behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee's Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 7.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors.

  7.4 Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article VII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by
(a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so direct, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

  7.5 Advancement of Expenses to Directors Prior to Final Disposition. The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director's Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

  7.6 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition. The Corporation may, in the discretion of the Board of Directors, advance any or all Expenses incurred by or on behalf of any Officer or Non-Officer Employee in connection with any Proceeding in which such Officer or Non-Officer Employee is involved by reason of such Officer or Non-Officer Employee's Corporate Status upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such Officer or Non-Officer Employee to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

  7.7 Contractual Nature of Rights. The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within (a) 60 days after the receipt by the Corporation of a written claim for indemnification or (b) in the case of a Director, 10 days after the receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a Director, advancement of Expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

  7.8 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article VII shall not be exclusive of any other right which any Director, Officer or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

  7.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person's Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VII.

                                 ARTICLE VIII.

                           MISCELLANEOUS PROVISIONS

  8.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

  8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

  8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

  8.4 Amendment of Bylaws.

      (a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

      (b) Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

  8.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chairman of the Board may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                                                        ANNEX F

October 29, 1996

Board of Directors
Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234

Ladies and Gentlemen:

  We understand that Patriot American Hospitality, Inc., a Virginia corporation (the "Company"), is contemplating entering into an Acquisition Agreement (the "Acquisition Agreement") with Bay Meadows Operating Company ("BMOC") and California Jockey Club ("CJ"), pursuant to which the following transactions, among other things, would occur (collectively, the "Proposed Transaction"): (i) the Company would enter into a subscription agreement (the "Subscription Agreement") to purchase for cash a number of shares of common stock, $.01 par value per share, of BMOC (the "BMOC Stock") equal to the number of shares of common stock, $.01 par value per share, of CJ (the "CJ Stock" and, together with the BMOC Stock, the "Paired Stock") to be issued to the holders of the outstanding shares of common stock, no par value, of the Company (the "Company Stockholders") in connection with the Merger (as hereinafter defined); (ii) prior to consummation of the Merger, each of BMOC and CJ would commence a self-tender offer (collectively, the "Tender Offer") for the outstanding shares of Paired Stock at an aggregate price of $33.00 per share of Paired Stock; provided, that the holders of the Paired Stock prior to the Merger own at least 1% of the outstanding shares of paired stock of the Surviving Corporation (as hereinafter defined), which Tender Offer would be financed with funds received from the Company pursuant to the Subscription Agreement and a loan from the Company; (iii) the Company would effect a merger (the "Merger") with and into CJ, pursuant to which CJ would be the surviving corporation (the "Surviving Corporation"); and (iv) in the Merger, each Company Share would be converted into the right to receive 1.0379 shares of Paired Stock (the "Merger Consideration").

  You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration (taking into account the funds to be provided by the Company to CJ and BMOC to purchase outstanding shares of Paired Stock in the Tender Offer) to be received by the Company Stockholders in the Proposed Transaction.

  We understand that all approvals required for the consummation of the Proposed Transaction have been obtained, or prior to consummation of the Proposed Transaction will be obtained. We understand that the Merger will be accounted for under the purchase method of accounting.

    In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed the Company's Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1995, and the Company's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996;

(2) Reviewed the Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993 of each of BMOC and CJ, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1996 and June 30, 1996 of each of BMOC and CJ;

                                   ANNEX F-1

Board of Directors
Patriot American Hospitality, Inc.
Page 2
October 29, 1996

(3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, BMOC and CJ, furnished to us by the Company, BMOC and CJ, respectively, including, without limitation, certain assumptions provided to us by the Company about the availability, cost and timing of acquisitions and dispositions of assets following the Merger;

(4) Conducted discussions with members of senior management of the Company, BMOC and CJ, concerning their respective business and prospects;

(5) Reviewed the financial terms of the October 29, 1996 draft of the Acquisition Agreement; and

(6) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

  In preparing our opinion, we have relied on the accuracy and completeness of all information that was either publicly available or supplied, communicated or otherwise made available to us by or on behalf of BMOC, CJ and the Company, and we have not assumed any responsibility to independently verify such information or undertaken an independent appraisal of the assets of BMOC, CJ or the Company. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company, BMOC and CJ, respectively, and their respective assets. Also in that regard, at the Company's direction, we have assumed that after the Merger, the Surviving Corporation will not be subject to Section 269B of the Internal Revenue Code of 1986, as amended, that the representations and warranties of each of the parties to the Acquisition Agreement (including, without limitation, those relating to "REIT Status" and the "Pairing Agreement") are true and correct and will remain so following consummation of the transactions contemplated by the Acquisition Agreement and that the tax costs to the Company and its stockholders resulting from the Proposed Transaction will be immaterial. Our analyses used in preparing our opinion assumed a closing date of the Merger of March 31, 1997. Our opinion is based upon regulatory, economic, monetary and market conditions existing on the date hereof. We have assumed, with your consent, that all material assets and liabilities (contingent or otherwise, known or unknown) of the Company, BMOC and CJ are as set forth in their respective consolidated financial statements.

  This opinion does not address the business decision of the Board of Directors of the Company to engage in the Proposed Transaction or constitute a recommendation to any Company Stockholder as to how any such Company Stockholder should vote on the Proposed Transaction. No opinion is expressed herein as to the price or trading range at which the Company Shares or the shares of Paired Stock may trade at any time.

  This opinion has been prepared for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to, or given to any other person or otherwise made public, without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in a joint proxy statement/prospectus of the Company, BMOC and CJ with respect to the meetings of their respective stockholders in connection with the Proposed Transaction.

  As you are aware, PaineWebber Incorporated is currently acting as financial advisor to the Company and will receive a fee for rendering this opinion and will receive an additional fee upon consummation of the Proposed Transaction. In the past, PaineWebber Incorporated has provided financial advisory services and investment banking services to the Company (including acting as an underwriter for the Company) and received fees for the rendering of these services. We may provide financial advisory or investment banking services to, and act as an underwriter or placement agent for, the Company, BMOC or CJ in the future. Moreover, as you are aware, prior to the date hereof, PaineWebber Incorporated engaged in discussions with the Company

                                   ANNEX F-2

Board of Directors
Patriot American Hospitality, Inc.
Page 3
October 29, 1996
regarding a potential acquisition by PaineWebber Incorporated or an affiliate thereof of certain of the real estate assets of CJ following consummation of the transactions contemplated by the Acquisition Agreement. Such discussions have not resulted in an agreement between the Company, on the one hand, and PaineWebber Incorporated or an affiliate thereof, on the other hand, and are not ongoing on the date hereof, but such discussions may commence again in the future. We understand that the foregoing facts regarding such discussions have been made known to you in connection with your consideration of the transactions contemplated by the Acquisition Agreement.

  In the ordinary course of our business, we trade the equity and debt securities of the Company, BMOC and CJ for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. We and certain executive officers and directors of the Company have had discussions regarding joint investments and/or acquisitions (and financing therefor).

  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration (taking into account the funds to be provided by the Company to CJ and BMOC to purchase outstanding shares of Paired Stock in the Tender Offer) is fair from a financial point of view to the Company Stockholders.

Very truly yours,

PAINEWEBBER INCORPORATED

                                   ANNEX F-3

                                                                        ANNEX G

May 30, 1997

Board of Directors
California Jockey Club
2600 South Delaware Street
San Mateo, California 94403

Board of Directors
Bay Meadows Operating Company
2600 South Delaware Street
San Mateo, California 94402

Gentlemen:

  We understand that Bay Meadows Operating Company, a Delaware corporation ("BMOC"), California Jockey Club, a Delaware corporation ("CJC"), Patriot American Hospitality, Inc., a Virginia corporation ("PAH"), and Patriot American Hospitality Partnership, L.P. ("PAH LP"), have entered into an Agreement and Plan of Merger dated as of February 24, 1997, as amended and restated as of May 28, 1997 (as so amended and restated, the "Agreement"), pursuant to which, among other things, PAH will merge (the "Merger") with and into CJC, with CJC as the surviving corporation. Pursuant to the Merger, as more fully described in the Agreement and as further described to us by management of CJC and BMOC, each outstanding share of the common stock of PAH ("PAH Common Stock") (other than treasury stock) will be converted into
0.51895 of a share of the common stock of CJC ("CJC Common Stock") (reflecting the 2-for-1 split of PAH Common Stock effective in March 1997, and subject to certain adjustments), or, if the average closing price of a share of PAH Common Stock as reported for New York Stock Exchange composite transactions over the 20 trading days immediately preceding the third business day prior to the date on which the meetings of the stockholders of CJC, BMOC and PAH to approve the Merger and related transactions are to be convened (the "Average Closing Price") is less than $17.125, such number of shares of CJC Common Stock as is equal to (i) the Average Closing Price divided by (ii) $33.00. Notwithstanding the foregoing, if any holder of PAH Common Stock would own (or be deemed to own) more than 9.8% of the Paired Shares (as defined below) after the Merger (giving effect to the Subscription, as defined below), such holder would receive, in respect of such number of Paired Shares as would otherwise exceed such amount, and in lieu of such Paired Shares, the right to receive in cash the fair market value of such Paired Shares, determined as provided in the Agreement.

  In connection with the Merger, as more fully described in the Agreement and the related Subscription Agreement and as further described to us by management of CJC and BMOC, PAH LP will purchase from BMOC (the "Subscription" and, together with the Merger, the "Transactions") shares of the common stock of BMOC ("BMOC Common Stock"), for a price per share equal to the product of
(i) the greater of $33.00 and the "fair market value" of a Paired Share (as defined in the Subscription Agreement) multiplied by (ii) the quotient of the value of a share of BMOC Common Stock divided by the value of a Paired Share, as determined in accordance with the Subscription Agreement. Such shares of BMOC Common Stock will be issued to holders of the PAH Common Stock being converted into shares of CJC Common Stock in the Merger, and such shares of BMOC Common Stock will be paired with such shares of CJC Common Stock. The managements of CJC and BMOC have informed us that upon consummation of the Transactions, based upon certain assumptions described in the Joint Proxy Statement/Prospectus (as defined below), the current stockholders of CJC and BMOC will hold in the aggregate approximately 20% of the outstanding Paired Shares.

Board of Directors
California Jockey Club
Bay Meadows Operating Company

May 30, 1997
Page Two

  For purposes hereof, "Paired Share" means a unit consisting of one share of CJC Common Stock and one share of BMOC Common Stock, which we understand are paired pursuant to a pairing agreement, dated February 15, 1983, between CJC and BMOC.

   You have asked for our opinion as investment bankers as to whether the financial terms of the Transactions, as described herein, taken as a whole, are fair to the stockholders of CJC and BMOC from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed publicly available financial and other data with respect to CJC, BMOC and PAH, including the consolidated financial statements for recent years and interim periods to March 31, 1997, and certain other relevant financial and operating data relating to CJC and BMOC made available to us from published sources and from the internal records of CJC and BMOC; (ii) reviewed the financial terms and conditions of the Agreement, provided to us by management of CJC and BMOC;
(iii) reviewed the May 27, 1997 draft of the joint proxy statement and prospectus relating to the Agreement (the "Joint Proxy Statement/Prospectus");
(iv) reviewed certain publicly available information concerning the trading of, and the trading market for, the Paired Shares and the PAH Common Stock;
(v) reviewed and discussed with representatives of the management of CJC and BMOC certain information of a business and financial nature regarding CJC and BMOC, furnished to us by them, including a summary analysis prepared by CJC management of the seventy net acres on which CJC's racetrack is located; (vi) reviewed and discussed with representatives of the management of CJC and BMOC financial forecasts and related assumptions of CJC and BMOC prepared by us in consultation with CJC and BMOC management; (vii) made inquiries regarding and discussed the Joint Proxy Statement/Prospectus, the Transactions and the Agreement and other matters related thereto with counsel to CJC and BMOC;
(viii) reviewed the terms of certain transfers of real property which we deemed comparable to the real property owned by CJC, including the terms of two real property sales by CJC announced in 1996; and (ix) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for CJC and BMOC prepared by us in consultation with the respective managements of CJC and BMOC, upon their advice and with your consent we have assumed for purposes of our opinion that such forecasts reflect the best available estimates and judgments of their respective managements at the time of such consultation with us as to the future financial performance of CJC and BMOC and that they provide a reasonable basis upon which we can form our opinion. With respect to the summary analysis prepared by CJC management of the seventy net acres on which CJC's racetrack is located, upon its advice and with your consent we have assumed for purposes of our opinion that such summary analysis reflects the best available estimates and judgments of CJC's management at the time of preparation as to the value of that real property and that it provides a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in CJC's, BMOC's or PAH's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to CJC and BMOC, respectively, as to all legal and financial reporting matters with respect to CJC and BMOC, the Transactions and the Agreement. We have assumed that the Transactions will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or

Boards of Directors
California Jockey Club
Bay Meadows Operating Company

May 30, 1997
Page Three



liabilities (contingent or otherwise) of CJC, BMOC or PAH. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have further assumed with your consent that the Transactions will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by CJC or BMOC of any of the conditions to their respective obligations thereunder.

  We have acted as financial advisor to CJC and BMOC in connection with the Transactions and will receive a fee for our services, including rendering this opinion, substantially all of which is contingent upon the consummation of the Transactions.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the financial terms of the Transactions, taken as a whole, are fair to the stockholders of CJC and BMOC from a financial point of view, as of the date hereof.

  We are not expressing an opinion regarding the price at which the Paired Shares to be retained by the stockholders of CJC and BMOC in the Transactions may trade at any future time.

  In the ordinary course of our business, we actively trade the equity securities of PAH for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of PAH and performed various investment banking services for PAH and would expect to continue to do so in the future.

  This opinion is directed to the Boards of Directors of BMOC and CJC in their consideration of the Transactions and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Transactions. This opinion may not be used or referred to by BMOC or CJC, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Joint Proxy Statement/Prospectus. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          Montgomery Securities

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 145 of the DGCL, the Cal Jockey Charter and the Bay Meadows Charter each include a provision which eliminates any personal liability for a director to Cal Jockey or Bay Meadows, as the case may be, and to the stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Cal Jockey or Bay Meadows, as the case may be, or to the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in connection with certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which such director derived an improper personal benefit. In addition, the Cal Jockey Charter and the Bay Meadows Charter each provide that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of Cal Jockey or Bay Meadows shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Article VII of each of the Cal Jockey Bylaws and the Bay Meadows Bylaws provide for indemnification by Cal Jockey or Bay Meadows, as the case may be, of their respective officers, directors and the officers and directors of their respective subsidiaries to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time and Section 317 of the California General Corporation Law (the "CGCL"), as amended from time to time, and Cal Jockey and Bay Meadows may, by action of their respective Boards of Directors, indemnify all other persons Cal Jockey or Bay Meadows may indemnify under the DGCL and the CGCL.

  Cal Jockey has entered into indemnification agreements with each of its directors and Bay Meadows has entered into indemnification agreements with each of its directors and one executive officer. The indemnification agreements generally reflect the foregoing provisions and require the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

 NUMBER                               DESCRIPTION
 ------                               -----------
  2.1   Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot American
        Hospitality, Inc., Patriot American Hospitality Partnership, L.P.,
        California Jockey Club and Bay Meadows Operating Company (the "Merger
        Agreement"), attached as Annex A to the Joint Proxy
        Statement/Prospectus included in Part I of this Registration Statement and incorporated herein by reference. Patriot, Cal Jockey and Bay
        Meadows hereby undertake to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Merger
        Agreement.

 *2.2   Form of Subscription Agreement by and between Patriot American
        Hospitality Partnership, L.P. and Bay Meadows Operating Company.

  3.1 Certificate of Incorporation, as amended, of California Jockey Club, incorporated by reference to Exhibit 3.1 to Cal Jockey's Annual Report on Form 10-K for the year ended December 31, 1987 (Nos. 001-09319, 001-
        09320).

  3.2   Certificate of Incorporation, as amended, of Bay Meadows Operating
        Company, incorporated by reference to Exhibit 3.1 to Bay Meadows'
        Annual Report on Form 10-K for the year ended December 31, 1987 (Nos.
        001-09319, 001-09320).

  3.3   Agreement of Merger, dated March 24, 1983, between California Jockey
        Club and Bay Meadows Realty Enterprises, Inc., Article II of which changed the name of Bay Meadows Realty Enterprises, Inc. to California
        Jockey Club, incorporated herein by reference to Exhibit 2 to Cal
        Jockey's and Bay Meadows' Registration Statement on Form S-2 as filed with the Securities and Exchange Commission on November 14, 1986 (Nos.
        001-09319, 001-09320).

 NUMBER                                DESCRIPTION
 --------                              -----------
   3.4    Bylaws, as amended, of California Jockey Club, incorporated by reference to Exhibit 3.3 to Cal Jockey's Annual Report on Form 10-K
          for the year ended December 31, 1987, Exhibit 28.1 to Cal Jockey's
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, and Exhibit 3.5 of Cal Jockey's Annual Report on Form 10-K for
          the year ended December 31, 1995 (Nos. 001-09319, 001-09320).
   3.5    Bylaws, as amended, of Bay Meadows Operating Company, incorporated by reference to Exhibit 3.4 to Bay Meadows' Annual Report on Form 10-K
          for the year ended December 31, 1987, Exhibit 28.2 to Bay Meadows'
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1989, and Exhibit 3.6 of Bay Meadows' Annual Report on Form 10-K for
          the year ended December 31, 1995 (Nos. 001-09319, 001-09320).
   3.6    Amended and Restated Articles of Incorporation of Patriot American
          Hospitality, Inc., incorporated by reference to Exhibit 3.2 to
          Patriot's Registration Statement on Form S-11 (No. 33-94612).
   3.7    Bylaws of Patriot American Hospitality, Inc., incorporated by reference to Exhibit 3.4 to Patriot's Registration Statement on Form
          S-11 (No. 33-94612).
   3.8    Form of Amended and Restated Certificate of Incorporation of New
          Patriot REIT attached as Annex B to the Joint Proxy
          Statement/Prospectus, included in Part I of this Registration
          Statement and incorporated herein by reference.
   3.9    Form of Amended and Restated Certificate of Incorporation of New
          Patriot Operating Company attached as Annex C to the Joint Proxy
          Statement/Prospectus, included in Part I of this Registration
          Statement and incorporated herein by reference.
   3.10   Form of Amended and Restated Bylaws of New Patriot REIT attached as
          Annex D to the Joint Proxy Statement/Prospectus, included in Part I of this Registration Statement and incorporated herein by reference.
   3.11   Form of Amended and Restated Bylaws of New Patriot Operating Company,
          attached as Annex E to the Joint Proxy Statement/Prospectus, included in Part I of this Registration Statement and incorporated herein by reference.
   4.1    Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows Operating Company and
          California Jockey Club (formerly named Bay Meadows Realty
          Enterprises, Inc.), as amended, incorporated by reference to Exhibit
          4.3 to Cal Jockey's and Bay Meadows' Registration Statement on Form
          S-2, and to Exhibit 4.2 to Cal Jockey's and Bay Meadows' Annual
          Report on Form 10-K for the year ended December 31, 1987 (Nos.
          001-09319, 001-09320).
  *4.2    Form of Amendment No. 2 to the Pairing Agreement.
  *4.3    Specimen Certificates for shares of Common Stock, par value $.01 per share, of New Patriot REIT and shares of Common Stock, par value $.01 per share, of New Patriot Operating Company.
  *5.1    Opinion of Latham & Watkins as to legality of the securities being offered by California Jockey Club.
  *5.2    Opinion of McCutchen, Doyle, Brown & Enersen, LLP as to the legality of the securities being offered by Bay Meadows Operating Company.
  *8.1    Opinion of Goodwin, Procter & Hoar llp regarding tax consequences of the Merger.
  *8.2    Opinion of Goodwin, Procter & Hoar llp regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii) Cal
          Jockey's qualification as a REIT for periods prior to the Merger and
          (iii) New Patriot REIT's ability to qualify as a REIT following the
          Merger.
 *10.1(1) Second Amended and Restated Agreement of Limited Partnership of
          Patriot American Hospitality Partnership, L.P.
 *10.1(2) First Amendment to the Second Amended and Restated Agreement of
          Limited Partnership of Patriot American Hospitality Partnership, L.P.

 NUMBER                                DESCRIPTION
 --------                              -----------
 *10.1(3) Form of Second Amendment to the Second Amended and Restated Agreement
          of Limited Partnership of Patriot American Hospitality Partnership,
          L.P.

 *10.2    Form of Agreement of Limited Partnership of Patriot American
          Hospitality Operating Partnership, L.P.

 *10.3    Form of Amended and Restated Patriot American Hospitality, Inc. 1995
          Incentive Plan.

  10.4 Lease Agreement, dated March 29, 1993, and First Amendment to Lease dated September 30, Lease Agreement, dated March 29, 1993, and First
          Amendment to Lease dated September 30, 1993, between California
          Jockey Club and Bay Meadows Operating Company, incorporated by reference to Exhibit 10.10 to Cal Jockey's and Bay Meadows' 1993 10-K for the year ended December 31, 1993 (Nos. 001-09319, 001-09320).

  10.5    Agreement of Purchase and Sale dated December 21, 1995 between
          California Jockey Club and Lee Iacocca & Associates, Inc., incorporated by reference to Exhibit 10.19 to Cal Jockey's Annual
          Report on Form 10-K for the year ended December 31, 1993 (No. 001-
          09319).

  10.6 Agreement of Purchase and Sale dated May 31, 1995, First Amendment dated June 12, 1995, Second Amendment dated December , 1995, Third
          Amendment dated January 31, 1996, and Fourth Amendment dated March
          18, 1996, between California Jockey Club and Property Resources,
          Inc., incorporated by reference to Exhibit 10.20 to the Cal Jockey's
          Annual Report on Form 10-K for the year ended December 31, 1995 (No.
          001-09319).

  10.7 Fifth Amendment to Agreement of Purchase and Sale dated April , 1996 between California Jockey Club and Property Resources, Inc., incorporated by reference to Exhibit 20.2 to Cal Jockey's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1996 (No.
          001-09319).

  10.8    Sixth Amendment to Agreement of Purchase and Sale dated August 18,
          1996, between California Jockey Club and Property Resources, Inc., incorporated by reference to Exhibit 20.1 to Cal Jockey's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1996 (No.
          001-09319).

  10.9 Amendment No. 3 to Agreement of Purchase and Sale dated June 28 1996, amending the Agreement of Purchase and Sale dated December 21, 1995 between California Jockey Club and Lee Iacocca & Associates, Inc., incorporated by reference to Exhibit 20.3 to Cal Jockey's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1996 (No.
          001-09319).

  10.10 Amendment No. 2 to Agreement of Purchase and Sale dated may 31, 1996, amending the Agreement of Purchase and Sale dated December 21, 1995 between California Jockey Club and Lee Iacocca & Associates, Inc., incorporated by reference to Exhibit 20.4 to Cal Jockey's Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1996 (No.
          001-09319).

  10.11   Amendment No. 1 to Agreement of Purchase and Sale dated March 5,
          1996, amending the Agreement of Purchase and Sale dated December 21,
          1995 between California Jockey Club and Lee Iacocca & Associates,
          Inc., incorporated by reference to Exhibit 20.5 to Cal Jockey's
          Quarterly Report on Form 10-Q for the quarter ended September 30,
          1996 (No. 001-09319).

  10.12   Agreement for Purchase and Sale of Real Property and Joint Escrow
          Instructions dated July 18, 1996, between California Jockey Club and
          Public Storage, Inc., incorporated by reference to Cal Jockey's
          Annual Report on Form 10-K for the year ended December 31, 1996 (No.
          001-09319).

  10.13   Amendment to Agreement for Purchase and Sale of Real Property and
          Joint Escrow Instructions dated as of January 31, 1997, between
          California Jockey Club and Public Storage, Inc., incorporated by reference to Cal Jockey's Annual Report on Form 10-K for the year ended December 31, 1996 (No. 001-09319).

  10.14 Ground Lease dated November 22, 1996, between California Jockey Club and Borders, Inc., incorporated by reference to Cal Jockey's Annual
          Report on Form 10-K for the year ended December 31, 1996 (No. 001-
          09319).

  10.15   Indemnification Agreement between Bay Meadows Operating Company and
          Eugene F. Barsotti, Jr. dated August 30, 1996, incorporated by reference to Exhibit 10.7 of Bay Meadows' Quarterly Report on Form
          10-Q for the quarter ended September 30, 1996 (No. 001-09320).

 NUMBER                               DESCRIPTION
 ------                               -----------

  10.16 Indemnification Agreement between Bay Meadows Operating Company and
        Greg S. Gunderson dated August 30, 1996, incorporated by reference to
        Exhibit 10.8 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.17 Indemnification Agreement between Bay Meadows Operating Company and F.
        Jack Liebau dated August 30, 1996, incorporated by reference to Exhibit
        10.9 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.18 Indemnification Agreement between Bay Meadows Operating Company and
        John C. Harris dated August 30, 1996, incorporated by reference to
        Exhibit 10.10 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.19 Indemnification Agreement between Bay Meadows Operating Company and Lee
        Tucker dated August 30, 1996, incorporated by reference to Exhibit
        10.11 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.20 Indemnification Agreement between Bay Meadows Operating Company and An-thony J. Zidich dated August 30, 1996, incorporated by reference to Ex-hibit 10.12 of Bay Meadows' Quarterly Report on Form 10-Q for the quar-ter ended September 30, 1996 (No. 001-09320).

  10.21 Indemnification Agreement between Bay Meadows Operating Company and
        Frank Trigeiro dated August 30, 1996, incorporated by reference to Ex-hibit 10.13 of Bay Meadows' Quarterly Report on Form 10-Q for the quar-ter ended September 30, 1996 (No. 001-09320).

  10.22 Indemnification Agreement between Bay Meadows Operating Company and F.
        Scott Gross dated January 3, 1997, incorporated by reference to Exhibit
        10.1 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended March 30, 1997 (No. 001-09320)

  10.23 Form of California Jockey Club Indemnification Agreement incorporated by reference to Exhibit 10.14 of Cal Jockey's Quarterly Report on Form
        10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.24 Severance Agreement between Bay Meadows Operating Company and Eugene F.
        Barsotti, Jr. dated August 30, 1996, incorporated by reference to Ex-hibit 10.1 of Bay Meadows' Quarterly Report on Form 10-Q for the quar-ter ended September 30, 1996 (No. 001-09320).

  10.25 Severance Agreement between Bay Meadows Operating Company and Sharon
        Kelley dated August 30, 1996, incorporated by reference to Exhibit 10.2 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09320).

  10.26 Severance Agreement between Bay Meadows Operating Company and F. Jack
        Liebau dated August 30, 1996, incorporated by reference to Exhibit 10.3 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09320).

  10.27 Severance Agreement between Bay Meadows Operating Company and Michael
        Scalzo dated August 30, 1996, incorporated by reference to Exhibit 10.4 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09320).

  10.28 Severance Agreement between Bay Meadows Operating Company and Frank
        Trigeiro dated August 30, 1996, incorporated by reference to Exhibit
        10.5 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.29 Severance Agreement between Bay Meadows Operating Company and Nathaniel
        Wess dated August 30, 1996, incorporated by reference to Exhibit 10.6 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09320).

 *10.30 Agreement and Plan of Merger, dated as of April 14, 1997, between Pa-triot American Hospitality, Inc. and Wyndham Hotel Corporation.

 *10.31 Stock Purchase Agreement, dated as of April 14, 1997, between Patriot
        American Hospitality, Inc. and CF Securities, L.P.

 *10.32 Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hospitality Part-nership, L.P.

 NUMBER                               DESCRIPTION
 ------                               -----------
 *10.33 Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 18, 1997 between Patriot American Hospitality, Inc. and PW
        Acquisitions IV, LLC.

 *10.34 Credit Facilities Committment Letter, dated as of May 23, 1997, between
        Patriot American Hospitality, Inc., Paine Webber Real Estate
        Securities, Inc. and The Chase Manhattan Bank.

  21.1 Subsidiaries of Bay Meadows Operating Company, incorporated by reference to Bay Meadows' Annual Report on Form 10-K for the year ended
        December 31, 1996 (No. 001-09320).

  21.2 Subsidiaries of Patriot American Hospitality, Inc., incorporated by reference to Patriot's Annual Report on Form 10-K for the year ended
        December 31, 1996 (No. 001-13898).

 *23.1  Consent of Ernst & Young LLP (Dallas, Texas).

 *23.2  Consent of Ernst & Young LLP (Seattle, Washington).

 *23.3  Consent of Ernst & Young LLP (Phoenix, Arizona).

 *23.4  Consent of Coopers & Lybrand L.L.P. (Fort Lauderdale, Florida).

 *23.5  Consent of Coopers & Lybrand, L.L.P. (Pittsburgh, Pennsylvania).

 *23.6  Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).

 *23.7  Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).

 *23.8  Consent of Pannell Kerr Forster PC (Alexandria, Virginia).

 *23.9  Consent of Price Waterhouse LLP (Miami, Florida).

 *23.10 Consent of Deloitte & Touche LLP (San Francisco, California).

 *23.11 Consent of Arthur Andersen LLP (Dallas, Texas).

  23.12 Consent of Latham & Watkins (included in Exhibit 5.1).

  23.13 Consent of McCutchen, Doyle, Brown & Enerson, LLP (included in Exhibit
        5.2).

  23.14 Consent of Goodwin, Procter & Hoar llp (included in Exhibit 8.1).

  24.1  Powers of Attorney (included in Part II of this Registration
        Statement).

  99.1 Opinion of PaineWebber Incorporated as to the fairness of the transaction to stockholders of Patriot, attached as Annex F to the Joint Proxy Statement/Prospectus.

  99.2 Opinion of Montgomery Securities as to the fairness of the transaction to stockholders of Cal Jockey and Bay Meadows, attached as Annex G to the Joint Proxy Statement/Prospectus.

 *99.3  Consent of Montgomery Securities.

 *99.4  Consent of PaineWebber Incorporated.

 *99.5  Form of California Jockey Club Proxy.

 *99.6  Form of Bay Meadows Operating Company Proxy.

 *99.7  Form of Patriot American Hospitality, Inc. Proxy.

--------
* Filed herewith

  (B) FINANCIAL STATEMENT SCHEDULES

  None.

  (C) ITEM 4(B) INFORMATION

  The opinion of PaineWebber Incorporated will be included, and the opinion of Montgomery Securities is included, as Annex F and Annex G, respectively, to the Joint Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF THE REGISTRANTS HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, MAY 30, 1997.


CALIFORNIA JOCKEY CLUB                        BAY MEADOWS OPERATING COMPANY


      /s/ Kjell H. Qvale                            /s/ F. Jack Liebau
By: ___________________________           By: _________________________________
       KJELL H. QVALE,                          F. JACK LIEBAU, PRESIDENT AND
    CHAIRMAN OF THE BOARD                           CHIEF EXECUTIVE OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED, EACH OF WHOM ALSO CONSTITUTES AND APPOINTS KJELL H. QVALE AND JAMES M. HARRIS AND EACH OF THEM SINGLY, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, FOR HIM, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME AND ALL EXHIBITS THERETO, AND ANY OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO EACH ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.



              SIGNATURE                        TITLE                 DATE

      /s/ James P. Conn                Director, California       May 30, 1997
-----------------------------------     Jockey Club
           JAMES P. CONN

        /s/ David Gjerdrum             Director, California       May 30, 1997
-----------------------------------     Jockey Club
          DAVID GJERDRUM

        /s/ James M. Harris            Director, President,       May 30, 1997
-----------------------------------     Treasurer and
          JAMES M. HARRIS               Secretary, California
                                        Jockey Club (Principal
                                        Executive Officer,
                                        Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

        /s/ Kjell H. Qvale             Chairman of the Board,     May 30, 1997
-----------------------------------     California Jockey Club
          KJELL H. QVALE

       /s/ Ronald J. Volkman           Director, California       May 30, 1997
-----------------------------------     Jockey Club
         RONALD J. VOLKMAN


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED, EACH OF WHOM ALSO CONSTITUTES AND APPOINTS F. JACK LIEBAU AND FRANK TRIGEIRO AND EACH OF THEM SINGLY, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, FOR HIM, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME AND ALL EXHIBITS THERETO, AND ANY OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO EACH ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


              SIGNATURE                        TITLE                 DATE

     /s/ Eugene F. Barsotti, Jr.       Director and Vice         May 30, 1997
-------------------------------------   President--Racing,
       EUGENE F. BARSOTTI, JR.          Bay Meadows
                                        Operating Company

         /s/ F. Scott Gross            Director, Bay             May 30, 1997
-------------------------------------   Meadows Operating
           F. SCOTT GROSS               Company

        /s/ Greg S. Gunderson          Director, Bay             May 30, 1997
-------------------------------------   Meadows Operating
          GREG S. GUNDERSON             Company

                                      Chairman of the            May 30, 1997
       /s/ John C. Harris               Board, Bay Meadows
-------------------------------------   Operating Company
           JOHN C. HARRIS

         /s/ F. Jack Liebau            Director, President       May 30, 1997
-------------------------------------   and Chief Executive
           F. JACK LIEBAU               Officer, Bay
                                        Meadows Operating
                                        Company

         /s/ Frank Trigeiro            Chief Financial           May 30, 1997
-------------------------------------   Officer and Vice
           FRANK TRIGEIRO               President--Finance,
                                        Bay Meadows
                                        Operating Company
                                        (Principal
                                        Financial Officer
                                        and Principal
                                        Accounting Officer)

          /s/ Lee R. Tucker            Director and              May 30, 1997
-------------------------------------   Secretary, Bay
            LEE R. TUCKER               Meadows Operating
                                        Company

                                       Director and              May 30, 1997
     /s/ Anthony J. Zidich              Treasurer, Bay
-------------------------------------   Meadows Operating
          ANTHONY J. ZIDICH             Company


                                 EXHIBIT INDEX

 NUMBER                            DESCRIPTION                             PAGE
 ------                            -----------                             ----
  2.1   Agreement and Plan of Merger, dated as of February 24, 1997, as amended and restated as of May 28, 1997, by and among Patriot
        American Hospitality, Inc., Patriot American Hospitality
        Partnership, L.P., California Jockey Club and Bay Meadows
        Operating Company (the "Merger Agreement"), attached as Annex A to the Joint Proxy Statement/Prospectus included in Part I of this Registration Statement and incorporated herein by
        reference. Patriot, Cal Jockey and Bay Meadows hereby undertake to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit to the Merger Agreement.

 *2.2   Form of Subscription Agreement by and between Patriot American
        Hospitality Partnership, L.P. and Bay Meadows Operating Company.

  3.1   Certificate of Incorporation, as amended, of California Jockey
        Club, incorporated by reference to Exhibit 3.1 to Cal Jockey's
        Annual Report on Form 10-K for the year ended December 31, 1987
        (Nos. 001-09319, 001-09320).

  3.2   Certificate of Incorporation, as amended, of Bay Meadows
        Operating Company, incorporated by reference to Exhibit 3.1 to Bay Meadows' Annual Report on Form 10-K for the year ended
        December 31, 1987 (Nos. 001-09319, 001-09320).

  3.3   Agreement of Merger, dated March 24, 1983, between California
        Jockey Club and Bay Meadows Realty Enterprises, Inc., Article II of which changed the name of Bay Meadows Realty Enterprises, Inc. to California Jockey Club, incorporated herein by reference to Exhibit 2 to Cal Jockey's and Bay Meadows' Registration
        Statement on Form S-2 as filed with the Securities and Exchange
        Commission on November 14, 1986 (Nos. 001-09319, 001-09320).

  3.4 Bylaws, as amended, of California Jockey Club, incorporated by reference to Exhibit 3.3 to Cal Jockey's Annual Report on Form
        10-K for the year ended December 31, 1987, Exhibit 28.1 to Cal
        Jockey's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1989, and Exhibit 3.5 of Cal Jockey's Annual
        Report on Form 10-K for the year ended December 31, 1995 (Nos.
        001-09319, 001-09320).

  3.5 Bylaws, as amended, of Bay Meadows Operating Company, incorporated by reference to Exhibit 3.4 to Bay Meadows' Annual
        Report on Form 10-K for the year ended December 31, 1987,
        Exhibit 28.2 to Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1989, and Exhibit 3.6 of Bay
        Meadows' Annual Report on Form 10-K for the year ended December
        31, 1995 (Nos. 001-09319, 001-09320).

  3.6   Amended and Restated Articles of Incorporation of Patriot
        American Hospitality, Inc., incorporated by reference to Exhibit
        3.2 to Patriot's Registration Statement on Form S-11 (No. 33-
        94612).

  3.7 Bylaws of Patriot American Hospitality, Inc., incorporated by reference to Exhibit 3.4 to Patriot's Registration Statement on
        Form S-11 (No. 33-94612).

  3.8   Form of Amended and Restated Certificate of Incorporation of New
        Patriot REIT attached as Annex B to the Joint Proxy
        Statement/Prospectus, included in Part I of this Registration
        Statement and incorporated herein by reference.

  3.9   Form of Amended and Restated Certificate of Incorporation of New
        Patriot Operating Company attached as Annex C to the Joint Proxy
        Statement/Prospectus, included in Part I of this Registration
        Statement and incorporated herein by reference.

  3.10 Form of Amended and Restated Bylaws of New Patriot REIT attached as Annex D to the Joint Proxy Statement/Prospectus, included in
        Part I of this Registration Statement and incorporated herein by reference.

 NUMBER                             DESCRIPTION                            PAGE
 --------                           -----------                            ----
   3.11   Form of Amended and Restated Bylaws of New Patriot Operating
          Company, attached as Annex E to the Joint Proxy
          Statement/Prospectus, included in Part I of this Registration
          Statement and incorporated herein by reference.

   4.1 Agreement (the "Pairing Agreement"), dated February 15, 1983 and as amended February 18, 1988, between Bay Meadows
          Operating Company and California Jockey Club (formerly named
          Bay Meadows Realty Enterprises, Inc.), as amended, incorporated by reference to Exhibit 4.3 to Cal Jockey's and Bay Meadows' Registration Statement on Form S-2, and to
          Exhibit 4.2 to Cal Jockey's and Bay Meadows' Annual Report on
          Form 10-K for the year ended December 31, 1987 (Nos.
          001-09319, 001-09320).

  *4.2    Form of Amendment No. 2 to the Pairing Agreement.

  *4.3    Specimen Certificates for shares of Common Stock, par value
          $.01 per share, of New Patriot REIT and shares of Common
          Stock, par value $.01 per share, of New Patriot Operating
          Company.

  *5.1 Opinion of Latham & Watkins as to legality of the securities being offered by California Jockey Club.

  *5.2 Opinion of McCutchen, Doyle, Brown & Enersen, LLP as to the legality of the securities being offered by Bay Meadows
          Operating Company.

  *8.1 Opinion of Goodwin, Procter & Hoar llp regarding tax consequences of the Merger.

  *8.2 Opinion of Goodwin, Procter & Hoar llp regarding (i) Patriot's qualification as a REIT for periods prior to the Merger, (ii)
          Cal Jockey's qualification as a REIT for periods prior to the Merger and (iii) New Patriot REIT's ability to qualify as a REIT following the Merger.

 *10.1(1) Second Amended and Restated Agreement of Limited Partnership of Patriot American Hospitality Partnership, L.P.

 *10.1(2) First Amendment to the Second Amended and Restated Agreement of Limited Partnership of Patriot American Hospitality
          Partnership, L.P.

 *10.1(3) Form of Second Amendment to the Second Amended and Restated
          Agreement of Limited Partnership of Patriot American
          Hospitality Partnership, L.P.

 *10.2    Form of Agreement of Limited Partnership of Patriot American
          Hospitality Operating Partnership, L.P.

 *10.3    Form of Amended and Restated Patriot American Hospitality,
          Inc. 1995 Incentive Plan.

  10.4    Lease Agreement, dated March 29, 1993, and First Amendment to
          Lease dated September 30, Lease Agreement, dated March 29,
          1993, and First Amendment to Lease dated September 30, 1993, between California Jockey Club and Bay Meadows Operating
          Company, incorporated by reference to Exhibit 10.10 to Cal
          Jockey's and Bay Meadows' 1993 10-K for the year ended
          December 31, 1993 (Nos. 001-09319, 001-09320).

  10.5    Agreement of Purchase and Sale dated December 21, 1995 between
          California Jockey Club and Lee Iacocca & Associates, Inc., incorporated by reference to Exhibit 10.19 to Cal Jockey's
          Annual Report on Form 10-K for the year ended December 31,
          1993 (No. 001-09319).

  10.6    Agreement of Purchase and Sale dated May 31, 1995, First
          Amendment dated June 12, 1995, Second Amendment dated December
           , 1995, Third Amendment dated January 31, 1996, and Fourth
          Amendment dated March 18, 1996, between California Jockey Club and Property Resources, Inc., incorporated by reference to
          Exhibit 10.20 to the Cal Jockey's Annual Report on Form 10-K for the year ended December 31, 1995 (No. 001-09319).

  10.7    Fifth Amendment to Agreement of Purchase and Sale dated April
          , 1996 between California Jockey Club and Property Resources,
          Inc., incorporated by reference to Exhibit 20.2 to Cal
          Jockey's Quarterly Report on Form 10-Q for the quarter ended
          September 30, 1996 (No. 001-09319).

 NUMBER                            DESCRIPTION                             PAGE
 ------                            -----------                             ----
 10.8   Sixth Amendment to Agreement of Purchase and Sale dated August
        18, 1996, between California Jockey Club and Property Resources,
        Inc., incorporated by reference to Exhibit 20.1 to Cal Jockey's
        Quarterly Report on Form 10-Q for the quarter ended September
        30, 1996 (No. 001-09319).

 10.9   Amendment No. 3 to Agreement of Purchase and Sale dated June 28
        1996, amending the Agreement of Purchase and Sale dated December
        21, 1995 between California Jockey Club and Lee Iacocca &
        Associates, Inc., incorporated by reference to Exhibit 20.3 to Cal Jockey's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09319).

 10.10  Amendment No. 2 to Agreement of Purchase and Sale dated may 31,
        1996, amending the Agreement of Purchase and Sale dated December
        21, 1995 between California Jockey Club and Lee Iacocca &
        Associates, Inc., incorporated by reference to Exhibit 20.4 to Cal Jockey's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09319).

 10.11  Amendment No. 1 to Agreement of Purchase and Sale dated March 5,
        1996, amending the Agreement of Purchase and Sale dated December
        21, 1995 between California Jockey Club and Lee Iacocca &
        Associates, Inc., incorporated by reference to Exhibit 20.5 to Cal Jockey's Quarterly Report on Form 10-Q for the quarter ended
        September 30, 1996 (No. 001-09319).

 10.12  Agreement for Purchase and Sale of Real Property and Joint
        Escrow Instructions dated July 18, 1996, between California
        Jockey Club and Public Storage, Inc., incorporated by reference to Cal Jockey's Annual Report on Form 10-K for the year ended
        December 31, 1996 (No. 001-09319).

 10.13 Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated as of January 31, 1997, between California Jockey Club and Public Storage, Inc., incorporated by reference to Cal Jockey's Annual Report on Form
        10-K for the year ended December 31, 1996 (No. 001-09319).

 10.14  Ground Lease dated November 22, 1996, between California Jockey
        Club and Borders, Inc., incorporated by reference to Cal
        Jockey's Annual Report on Form 10-K for the year ended December
        31, 1996 (No. 001-09319).

 10.15 Indemnification Agreement between Bay Meadows Operating Company and Eugene F. Barsotti, Jr. dated August 30, 1996, incorporated by reference to Exhibit 10.7 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

 10.16 Indemnification Agreement between Bay Meadows Operating Company and Greg S. Gunderson dated August 30, 1996, incorporated by reference to Exhibit 10.8 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

 10.17 Indemnification Agreement between Bay Meadows Operating Company and F. Jack Liebau dated August 30, 1996, incorporated by reference to Exhibit 10.9 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

 10.18 Indemnification Agreement between Bay Meadows Operating Company and John C. Harris dated August 30, 1996, incorporated by reference to Exhibit 10.10 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

 10.19 Indemnification Agreement between Bay Meadows Operating Company and Lee Tucker dated August 30, 1996, incorporated by reference to Exhibit 10.11 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

 10.20 Indemnification Agreement between Bay Meadows Operating Company and Anthony J. Zidich dated August 30, 1996, incorporated by reference to Exhibit 10.12 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

 NUMBER                            DESCRIPTION                             PAGE
 ------                            -----------                             ----
  10.21 Indemnification Agreement between Bay Meadows Operating Company and Frank Trigeiro dated August 30, 1996, incorporated by refer-
        ence to Exhibit 10.13 of Bay Meadows' Quarterly Report on Form
        10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.22 Indemnification Agreement between Bay Meadows Operating Company and F. Scott Gross dated January 3, 1997, incorporated by refer-ence to Exhibit 10.1 of Bay Meadows' Quarterly Report on Form
        10-Q for the quarter ended March 30, 1997 (No. 001-09320)

  10.23 Form of California Jockey Club Indemnification Agreement incor-porated by reference to Exhibit 10.14 of Cal Jockey's Quarterly
        Report on Form 10-Q for the quarter ended September 30, 1996
        (No. 001-09320).

  10.24 Severance Agreement between Bay Meadows Operating Company and
        Eugene F. Barsotti, Jr. dated August 30, 1996, incorporated by reference to Exhibit 10.1 of Bay Meadows' Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1996 (No. 001-
        09320).

  10.25 Severance Agreement between Bay Meadows Operating Company and
        Sharon Kelley dated August 30, 1996, incorporated by reference to Exhibit 10.2 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.26 Severance Agreement between Bay Meadows Operating Company and F.
        Jack Liebau dated August 30, 1996, incorporated by reference to
        Exhibit 10.3 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.27 Severance Agreement between Bay Meadows Operating Company and
        Michael Scalzo dated August 30, 1996, incorporated by reference to Exhibit 10.4 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.28 Severance Agreement between Bay Meadows Operating Company and
        Frank Trigeiro dated August 30, 1996, incorporated by reference to Exhibit 10.5 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

  10.29 Severance Agreement between Bay Meadows Operating Company and
        Nathaniel Wess dated August 30, 1996, incorporated by reference to Exhibit 10.6 of Bay Meadows' Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (No. 001-09320).

 *10.30 Agreement and Plan of Merger, dated as of April 14, 1997, be-tween Patriot American Hospitality, Inc. and Wyndham Hotel Cor-poration.

 *10.31 Stock Purchase Agreement, dated as of April 14, 1997, between
        Patriot American Hospitality, Inc. and CF Securities, L.P.

 *10.32 Omnibus Purchase and Sale Agreement, dated as of April 14, 1997, by and among the Crow Family Entities and Patriot American Hos-pitality Partnership, L.P.

 *10.33 Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of April 18, 1997 between Patriot American Hospitality,
        Inc. and PW Acquisitions IV, LLC.

 *10.34 Credit Facilities Committment Letter, dated as of May 23, 1997, between Patriot American Hospitality, Inc., Paine Webber Real
        Estate Securities, Inc. and The Chase Manhattan Bank.

  21.1 Subsidiaries of Bay Meadows Operating Company, incorporated by reference to Bay Meadows' Annual Report on Form 10-K for the year ended December 31, 1996 (No. 001-09320).

  21.2 Subsidiaries of Patriot American Hospitality, Inc., incorporated by reference to Patriot's Annual Report on Form 10-K for the year ended December 31, 1996 (No. 001-13898).

 *23.1  Consent of Ernst & Young LLP (Dallas, Texas).

 *23.2  Consent of Ernst & Young LLP (Seattle, Washington).

 *23.3  Consent of Ernst & Young LLP (Phoenix, Arizona).

 NUMBER                            DESCRIPTION                             PAGE
 ------                            -----------                             ----
 *23.4  Consent of Coopers & Lybrand L.L.P. (Fort Lauderdale, Florida).

 *23.5  Consent of Coopers & Lybrand, L.L.P. (Pittsburgh, Pennsylvania).

 *23.6  Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).

 *23.7  Consent of Coopers & Lybrand L.L.P. (Dallas, Texas).

 *23.8  Consent of Pannell Kerr Forster PC (Alexandria, Virginia).

 *23.9  Consent of Price Waterhouse LLP (Miami, Florida).

 *23.10 Consent of Deloitte & Touche LLP (San Francisco, California).

 *23.11 Consent of Arthur Andersen LLP (Dallas, Texas).

  23.12 Consent of Latham & Watkins (included in Exhibit 5.1).

  23.13 Consent of McCutchen, Doyle, Brown & Enerson, LLP (included in
        Exhibit 5.2).

  23.14 Consent of Goodwin, Procter & Hoar llp (included in Exhibit
        8.1).

  24.1  Powers of Attorney (included in Part II of this Registration
        Statement).

  99.1 Opinion of PaineWebber Incorporated as to the fairness of the transaction to stockholders of Patriot, attached as Annex F to the Joint Proxy Statement/Prospectus.

  99.2 Opinion of Montgomery Securities as to the fairness of the transaction to stockholders of Cal Jockey and Bay Meadows, attached as Annex G to the Joint Proxy Statement/Prospectus.

 *99.3  Consent of Montgomery Securities.

 *99.4  Consent of PaineWebber Incorporated.

 *99.5  Form of California Jockey Club Proxy.

 *99.6  Form of Bay Meadows Operating Company Proxy.

 *99.7  Form of Patriot American Hospitality, Inc. Proxy.

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* Filed herewith